UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Amendment No. 1

Information Required in Proxy Statement

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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AESTHER HEALTHCARE ACQUISITION CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Stockholders of Aesther Healthcare Acquisition Corp.:

Aesther Healthcare Acquisition Corp., a Delaware corporation (“AHAC” or the “Company”), cordially invites you to attend a special meeting in lieu of the 2022 annual meeting of the Company’s stockholders, which will be held on [    ], 2022 at [       ] Eastern Time (the “Special Meeting”). The Special Meeting is a virtual stockholder meeting conducted exclusively via a live audio webcast at https://www.cstproxy.com/[to be determined].

On August 31, 2022, the Company entered into an Agreement and Plan of Merger (the “Business Combination Agreement”), by and among AHAC Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of AHAC (“Merger Sub”), Ocean Biomedical, Inc., a Delaware corporation (“Ocean Biomedical”), Aesther Healthcare Sponsor, LLC, (“Sponsor”) in its capacity as Purchaser Representative, and Dr. Chirinjeev Kathuria, in his capacity as Seller Representative, pursuant to which at the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”), Merger Sub will merge with and into Ocean Biomedical (the “Merger”), with Ocean Biomedical continuing as the surviving corporation and wholly-owned subsidiary of AHAC. AHAC will change its name to Ocean Biomedical, Inc. at the Closing (collectively, the “Business Combination”). We refer to Ocean Biomedical, Inc. and its consolidated subsidiaries following the Business Combination as “New Ocean Biomedical.”

As consideration for the Merger, the holders of Ocean Biomedical’s securities collectively shall be entitled to receive from AHAC, in the aggregate, a number of shares of New Ocean Biomedical common stock (with a per-share value of $10.00) with an aggregate value equal to (a) $240 Million U.S. Dollars ($240,000,000) minus (b) the amount, if any, by which the net working capital is less than negative $500,000, plus (c) the amount, if any, by which the net working capital exceeds $500,000 (but not less than zero), minus (d) the amount, if any, by which the closing net debt exceeds $1,500,000, minus (e) the amount, if any, by which Ocean Biomedical’s transaction expenses exceed $6,000,000. In addition, holders of Ocean Biomedical’s securities shall also be entitled to receive from New Ocean Biomedical, in the aggregate, up to an additional 19,000,000 shares of New Ocean Biomedical common stock (the “Earnout Shares”) as follows: (a) in the event that the VWAP of New Ocean Biomedical exceeds $15.00 per share for twenty (20) out of any thirty (30) consecutive trading days beginning on the closing date of the Business Combination until the 36-month anniversary of the closing date, the holders of Ocean Biomedical securities pre-Closing shall be entitled to receive an additional 5,000,000 shares of New Ocean Biomedical common stock, (b) in the event that the VWAP of New Ocean Biomedical exceeds $17.50 per share for twenty (20) out of any thirty (30) consecutive trading days beginning on the closing date of the Business Combination until the 36-month anniversary of the closing date, the holders of Ocean Biomedical securities pre-Closing shall be entitled to receive an additional 7,000,000 shares of New Ocean Biomedical common stock and (c) in the event that the VWAP of New Ocean Biomedical exceeds $20.00 per share for twenty (20) out of any thirty (30) consecutive trading days beginning on the closing date of the Business Combination until the 36-month anniversary of the closing date, the holders of Ocean Biomedical securities pre-Closing shall be entitled to receive an additional 7,000,000 shares of New Ocean Biomedical common stock. In addition, for each issuance of Earnout Shares, New Ocean Biomedical will also issue to Sponsor an additional 1,000,000 shares of New Ocean Biomedical common stock. For more information, see the section entitled “Shareholder Proposal No. 1: The Business Combination Proposal – Merger Consideration.”

The formal meeting notice and proxy statement for the Special Meeting are attached hereto. The Special Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend the Special Meeting online, vote and submit your questions during the Special Meeting. The virtual meeting format allows you to attend the Special Meeting from any location in the world. At the Special Meeting, AHAC will ask its stockholders to adopt the Business Combination Agreement, thereby approving the Business Combination and the other proposals described in the accompanying proxy statement.

The AHAC Board has adopted and approved the Business Combination Agreement and recommends a vote “FOR” each of the Proposals to be presented at the Special Meeting. In arriving at its recommendations, the AHAC Board carefully considered a number of factors described in the accompanying proxy statement.

AHAC is a blank check company incorporated as a Delaware corporation in June 2021 for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. AHAC’s units, common stock and warrants are trading on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “AEHAU” “AEHA” and “AEHAW,” respectively.

At the Closing of the Business Combination, AHAC’s units will separate into their component shares of Class A Common Stock and warrants, and the units will no longer trade separately under “AEHAU.” AHAC has applied for the listing of the Class A Common Stock and Public Warrants on Nasdaq following the Closing of the Business Combination under the symbols “OCEA” and “OCEAW,” respectively. Based on the capitalization of the Ocean Biomedical as of June 30, 2022, the total number of shares of New Ocean Biomedical common stock expected to be issued in connection with the Business Combination is approximately 24,000,000, and holders of equity interests in Ocean Biomedical as of immediately prior to the closing of the Business Combination are expected to hold, in the aggregate, approximately 64.5% of the issued and outstanding shares of New Ocean Biomedical common stock immediately following the closing of the Business Combination, assuming no redemptions by AHAC stockholders.

Ocean Biomedical is a Providence, Rhode Island-based biopharma company with an innovative business model that aims to accelerate the development and commercialization of scientifically compelling assets from research universities and medical centers. Ocean Biomedical deploys funding and expertise with the goal to move new therapeutic candidates efficiently from the laboratory, to the clinic, to the world. Ocean Biomedical is currently developing five discoveries that have the potential to achieve life-changing outcomes in lung cancer, brain cancer, pulmonary fibrosis, and the prevention and treatment of malaria. These programs are in the preclinical stages of development, and substantial capital is required to advance such programs into clinical trials and subsequent stages of development. The outcomes of such development efforts are uncertain as product candidates may prove to be ineffective, fail to gain regulatory approval, or otherwise fail to be commercially viable. For additional information on such risks, see the section entitled “Risk Factors—Risks Related to Clinical Development.”

Pursuant to the AHAC Charter, AHAC’s public stockholders have redemption rights in connection with the Business Combination. AHAC’s public stockholders are not required to affirmatively vote for or against the Business Combination in order to redeem their shares of Class A Common Stock for cash. This means that public stockholders who hold shares of AHAC Class A Common Stock on or before [●], 2022 (two (2) business days before the Special Meeting) will be eligible to elect to have their shares of Class A Common Stock redeemed for cash in connection with the Special Meeting, whether or not they are holders as of the Record Date and whether or not such shares are voted at the Special Meeting.

AHAC is providing this proxy statement and accompanying proxy card to AHAC’s stockholders in connection with the solicitation of proxies to be voted at the Special Meeting and at any adjournments or postponements of the Special Meeting. Whether or not you plan to attend the Special Meeting, AHAC urges you to read this proxy statement (and any documents incorporated into this proxy statement by reference) carefully. Please pay particular attention to the section entitled “Risk Factors” beginning on page 48 of the accompanying proxy statement.

Your vote is very important. If you are a registered stockholder of AHAC, please vote your shares as soon as possible to ensure that your vote is counted, regardless of whether you expect to attend the Special Meeting, by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the Special Meeting. The transactions contemplated by the Business Combination Agreement are conditioned on the approval of the Business Combination by AHAC’s public stockholders and satisfaction of certain other closing conditions described in the accompanying proxy statement.

On behalf of the AHAC Board, I would like to thank you for your support and look forward to the successful completion of the Business Combination.

Suren Ajjarapu
Chief Executive Officer
[●], 2022

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under the accompanying proxy statement or determined that the accompanying proxy statement is accurate or complete. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated [●], 2022 and is first being mailed to the stockholders of AHAC on or about [●], 2022.

Aesther Healthcare Acquisition Corp.

515 Madison Avenue, Suite 8078

New York, New York 10022

(646) 908-2658

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS OF

AESTHER HEALTHCARE ACQUISITION CORP. IN LIEU OF ITS 2022 ANNUAL MEETING

TO BE HELD ON [●], 2022

To the Stockholders of Aesther Healthcare Acquisition Corp.:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the “Special Meeting”) of Aesther Healthcare Acquisition Corp. (“AHAC”), a Delaware corporation, will be held at [●] a.m. Eastern Time, on [●], 2022. The Special Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend the Special Meeting online, vote and submit your questions during the Special Meeting by visiting [●].

At the Special Meeting, AHAC stockholders will be asked to consider and vote upon the following proposals (each, a “Proposal” and collectively, the “Proposals”), as more fully described in the accompanying proxy statement:

(1)	to adopt and approve an Agreement and Plan of Merger (the “Business Combination Agreement”), by and among AHAC, AHAC Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of AHAC (“Merger Sub”), Ocean Biomedical, Inc., a Delaware corporation (“Ocean Biomedical”), Aesther Healthcare Sponsor, LLC, (“Sponsor”) in its capacity as Purchaser Representative, and Dr. Chirinjeev Kathuria, in his capacity as Seller Representative, pursuant to which at the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”), Merger Sub will merge with and into Ocean Biomedical (the “Merger”), with Ocean Biomedical continuing as the surviving corporation and wholly-owned subsidiary of AHAC. AHAC will change its name to Ocean Biomedical, Inc. at the Closing (collectively, the “Business Combination”). We refer to Ocean Biomedical, Inc. and its consolidated subsidiaries following the Business Combination as “New Ocean Biomedical.” A copy of the Business Combination Agreement is attached to the accompanying proxy statement as Annex A. We refer to this as the “Business Combination Proposal”;

(2)	to adopt and approve the Third Amended and Restated Certificate of Incorporation of AHAC, or the New Ocean Biomedical Charter, as set out in Annex B to this proxy statement, which shall become effective upon the Closing of the Business Combination (the “Charter Amendment Proposal”);

(3)	to consider and vote upon a proposal to approve, for purposes of complying with Nasdaq Listing Rules 5635(a) and (b), the issuance of more than 20% of the issued and outstanding Class A common stock and the resulting change in control in connection with the Business Combination (the “Nasdaq Proposal”);

(4)	to approve and adopt the 2022 Equity Incentive Plan, a copy of which is attached to the accompanying proxy statement as Annex C (the “Incentive Plan Proposal”);

(5)	to approve and adopt the Employee Stock Purchase Plan, a copy of which is attached to the accompanying proxy statement as Annex D (the “Employee Stock Purchase Plan Proposal”);

(6)	to consider and vote to elect eleven directors to serve staggered terms on AHAC’s board of directors until the 2023, 2024 and 2025 annual meeting of stockholders of AHAC, respectively, and until their respective successors are duly elected and qualified (the “Election of Directors Proposal”);

(7)	to adopt and approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary to permit further solicitation and vote of proxies if it is determined by AHAC that more time is necessary or appropriate to approve one or more Proposals at the Special Meeting (the “Adjournment Proposal”).

AHAC’s board of directors (the “Board”) has adopted and approved the Business Combination Agreement and recommends a vote “FOR” the Business Combination Proposal, “FOR” the Charter Amendment Proposal, “FOR” the Nasdaq Proposal, “FOR” the Incentive Plan Proposal, “FOR” the Employee Stock Purchase Plan Proposal, “FOR” the Election of Directors Proposal and “FOR” the Adjournment Proposal. AHAC does not expect a vote to be taken on any other matters at the Special Meeting or any adjournment or postponement thereof.

Holders of record of AHAC’s Class A common stock, par value $0.0001 per share, and AHAC’s Class B common stock, par value $0.0001 per share (also referred to herein as “Founder Shares”) (collectively, the “AHAC Common Stock”) at the close of business on [●], 2022 (the “Record Date”) will be entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof. Each share of AHAC Common Stock entitles the holder thereof to one vote. The holders of the Founder Shares (the “AHAC Restricted Stockholders”) are parties to a letter agreement pursuant to which they have agreed to vote their Founder Shares and any Public Shares purchased during or after our IPO in favor of our Business Combination. As of August 31, 2022, our AHAC Restricted Stockholders own approximately 20.0% of our issued and outstanding shares of AHAC Common Stock.

Attention is directed to the proxy statement accompanying this notice (including the financial statements and annexes attached thereto) for a more complete description of the proposed Business Combination and related transactions and each of our Proposals. We encourage you to read the accompanying proxy statement carefully. If you have any questions or need assistance voting your shares, please call our proxy solicitor, Alliance Advisors, LLC at 877-777-6017 or email Alliance Advisors, LLC at AEHA@allianceadvisors.com.

All AHAC stockholders are cordially invited to attend the Special Meeting in virtual format. AHAC stockholders may attend, vote and examine the list of AHAC stockholders entitled to vote at the Special Meeting by visiting [●] and using the conference ID number [●]. To ensure your representation at the Special Meeting, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. To vote online, please have your proxy card available and visit [www.cstproxyvote.com] and follow the prompts to vote your shares. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the Special Meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. If you sold or transferred your shares after the record date, it is still important that you vote. Each of the Business Combination Proposal, the Charter Amendment Proposal, the Nasdaq Proposal, the Incentive Plan Proposal, the Employee Stock Purchase Plan Proposal, and the Election of Directors Proposal is interdependent upon the others and must be approved in order for AHAC to complete the Business Combination as contemplated by the Business Combination Agreement. Other than the Director Election Proposal, each of the Proposals require the affirmative vote of a majority of the issued and outstanding shares of AHAC Common Stock cast by the stockholders represented in person (which would include presence at a virtual meeting) or by proxy at the Special Meeting and entitled to vote thereon, voting as a single class. Under AHAC’s charter, the election of directors under the Election of Directors Proposal requires a plurality vote of the Class A and Class B shares present in person (which would include presence at a virtual meeting) or represented by proxy and entitled to vote at the Special Meeting, voting together as a single class. This means that a director nominee will be elected if such director receives more affirmative votes than any other nominee for the same position.

By Order of the Board of Directors,

Suren Ajjarapu
Chief Executive Officer
[●], 2022

i

SUMMARY TERM SHEET

This summary term sheet, together with the sections entitled “Questions and Answers About the Proposals for Stockholders” and “Summary of the Proxy Statement,” summarizes certain information contained in this proxy statement, but does not contain all of the information that is important to you. You should carefully read this entire proxy statement, including the attached Annexes, for a more complete understanding of the matters to be considered at the Special Meeting. In addition, for definitions used commonly throughout this proxy statement, including this summary term sheet, please see the section entitled “Frequently Used Terms.”

●	Aesther Healthcare Acquisition Corp., a Delaware corporation, which we refer to as “AHAC” or the “Company,” is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses.

●

There are currently 13,225,000 shares of common stock, par value $0.0001 per share, of the Company, issued and outstanding, consisting of (i) 10,600,000 shares of Class A common stock, and (ii) 2,625,000 shares of Class B common stock that were issued to our Sponsor prior to our IPO. There are currently no shares of Company preferred stock issued and outstanding. In addition, we issued 5,250,000 public warrants to purchase Class A common stock (originally sold as part of the units issued in our IPO) as part of our IPO along with 5,411,000 Private Placement Warrants, issued to our Sponsor in a private placement on the IPO closing date. Each warrant entitles its holder to purchase one share of our Class A common stock at an exercise price of $11.50 per share, to be exercised only for a whole number of shares of our Class A common stock. The warrants will become exercisable 30 days after the completion of our initial business combination, and they expire five years after the completion of our initial business combination or earlier upon redemption or liquidation. Once the warrants become exercisable, the Company may redeem the outstanding warrants at a price of $0.01 per warrant, if the last sale price of the Company’s common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third business day before the Company sends the notice of redemption to the warrant holders. For more information regarding the warrants, please see the section entitled “Description of Securities– Warrants.”

●	Holders of Class A common stock and holders of Class B common stock are entitled to one vote for each share held on all matters to be voted on by stockholders and will vote together as a single class on all matters submitted to a vote of our stockholders except as otherwise required by law. The Class B common stock held by our Sponsor will automatically convert into shares of Class A common stock at the completion of our initial business combination. Assuming no additional shares of Class A common stock, or securities convertible into or exchangeable for, shares of Class A common stock, are issued by us in connection with or in relation to the consummation of our initial business combination, the 2,625,000 shares of Class B common stock will, pursuant to our Amended and Restated Certificate of Incorporation, automatically convert, on a one-for-one basis, into 2,625,000 shares of Class A common stock at the closing of our initial business combination.

●	On August 31, 2022, AHAC entered into the Business Combination Agreement. A copy of the Business Combination Agreement is attached to this proxy statement as Annex A.

●	Ocean Biomedical is a Providence, Rhode Island-based biopharma company with an innovative business model that aims to accelerate the development and commercialization of scientifically compelling assets from research universities and medical centers. Ocean Biomedical deploys funding and expertise with the goal to move new therapeutic candidates efficiently from the laboratory, to the clinic, to the world. Ocean Biomedical is currently developing five discoveries that have the potential to achieve life-changing outcomes in lung cancer, brain cancer, pulmonary fibrosis, and the prevention and treatment of malaria. These programs are in the preclinical stages of development, and substantial capital is required to advance such programs into clinical trials and subsequent stages of development. The outcomes of such development efforts are uncertain as product candidates may prove to be ineffective, fail to gain regulatory approval, or otherwise fail to be commercially viable. For additional information on such risks, please see the section entitled “Risk Factors—Risks Related to Clinical Development.” For more information about Ocean Biomedical, please see the sections entitled “Business of Ocean Biomedical,” “Ocean Biomedical’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Management after the Business Combination.”

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●	Subject to the terms of the Business Combination Agreement, the purchase price for the Business Combination and related transactions is initially $240.0 million. The consideration to be paid to the Ocean Biomedical securities holders will be shares of New Ocean Biomedical Class A common stock. In addition, both the Ocean Biomedical securities holders and the Sponsor are entitled to additional shares of New Ocean Biomedical Class A common stock upon the trading price of New Ocean Biomedical Class A common stock reaching certain price targets. For more information about the Business Combination Agreement, please see the section entitled “Shareholder Proposal No. 1: The Business Combination Proposal – Merger Consideration.”

●

In connection with the proposed Transaction, AHAC signed two backstop agreements which evidence Vellar Opportunity Fund SPV LLC – Series 3 and Meteora Special Opportunity Fund I, LP, Meteora Select Trading Opportunities Master, LP, and Meteora Capital Partners, LP (collectively, “Meteora”) intent to purchase up to 4,000,000 shares each of AHAC Class A common stock through a broker in the open market (which, assuming all such shares are purchased, approximately, would be valued at up to $40,000,000 individually or $80,000,000 in the aggregate). The backstop agreement with Vellar Opportunity Fund SPV LLC – Series 3 was entered into on August 31, 2022, concurrently with the execution and prior to the announcement of the Business Combination Agreement. The backstop agreement with Meteora was entered into on October 4, 2022. For more information regarding the backstop agreements, please see the section entitled: “Backstop Agreements.”

●	It is anticipated that, upon completion of the Business Combination: (i) the Company’s public stockholders (excluding the AHAC Restricted Stockholders’ converted Founder Shares) will retain an ownership interest of approximately 28.5% in New Ocean Biomedical; (ii) the AHAC Restricted Stockholders will own approximately 7.0% of New Ocean Biomedical with respect to their converted Founder Shares; and (iii) the Ocean Biomedical securities holders will own approximately [●]% of New Ocean Biomedical. The ownership percentage with respect to New Ocean Biomedical following the Business Combination (a) does not take into account (1) the issuance of any shares upon the exercise of warrants to purchase Class A common stock that will remain outstanding immediately following the Business Combination, (2) the issuance of any shares upon completion of the Business Combination under the 2022 Equity Incentive Plan, (3) the redemption of shares of Class A common stock held by the Company’s public stockholders pursuant to our Amended and Restated Certificate of Incorporation, or (4) the purchase of any shares under the backstop facilities, but (b) does take into account the conversion of 2,625,000 Founder Shares into an equivalent number of shares of Class A common stock at the closing of the Business Combination on a one-for-one basis (even though such shares of Class A common stock will be subject to transfer restrictions). If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by the Company’s existing stockholders in New Ocean Biomedical will be different.

●	Our management and Board considered various factors in determining whether to approve the Business Combination Agreement and the transactions contemplated thereby, including the Business Combination, the revenue and earnings growth potential of Ocean Biomedical, the prospects for Ocean Biomedical and its various research prospects and drug candidates and the strength of Ocean Biomedical’s management team, which the Board believes positions Ocean Biomedical for future growth and profitability. For more information about our Board’s decision-making process, see the section entitled “Shareholder Proposal No. 1: The Business Combination Proposal – The AHAC Board’s Reasons for the Approval of the Business Combination.”

●	Pursuant to our Amended and Restated Certificate of Incorporation, in connection with the Business Combination, holders of our Public Shares may elect to have their Class A common stock redeemed for cash at the applicable redemption price per share calculated in accordance with our Amended and Restated Certificate of Incorporation. As of August 31, 2022, the redemption price would have been approximately $10.20 per share. If a holder exercises its redemption rights, then such holder will be exchanging its shares of our Class A common stock for cash and will no longer own shares of New Ocean Biomedical and will not participate in the future growth of New Ocean Biomedical, if any. Such a holder will be entitled to receive cash for its Public Shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our transfer agent at least two business days prior to the Special Meeting. Please see the section entitled “Special Meeting in Lieu of the 2022 Annual Meeting of Company Stockholders – Redemption Rights.”

●	In addition to voting on the proposal to adopt the Purchase Agreement and approve the transactions contemplated thereunder, including the Business Combination, at the Special Meeting, the stockholders of the Company will be asked to vote on:

1.	a proposal to adopt the Third Amended and Restated Certificate of Incorporation in the form attached hereto as Annex B (the “Charter Amendment Proposal”);

2.	a proposal to approve, for purposes of complying with applicable Nasdaq Listing Rules, the issuance of more than 20% of the Company’s issued and outstanding Common Stock and the resulting change in control in connection with the Business Combination (the “Nasdaq Proposal”);

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3.	to approve and adopt the 2022 Equity Incentive Plan, a copy of which is attached to the accompanying proxy statement as Annex C (the “Incentive Plan Proposal”);

4.	to approve and adopt the Employee Stock Purchase Plan, a copy of which is attached to the accompanying proxy statement as Annex D (the “Employee Stock Purchase Plan Proposal”);

5.	to consider and vote to elect eleven directors to serve staggered terms on AHAC’s board of directors until the 2023, 2024 and 2025 annual meeting of stockholders of AHAC, respectively, and until their respective successors are duly elected and qualified (the “Election of Directors Proposal”); and

6.	to adopt and approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary to permit further solicitation and vote of proxies if it is determined by AHAC that more time is necessary or appropriate to approve one or more Proposals at the Special Meeting (the “Adjournment Proposal”).

7.	Please see the sections entitled “Shareholder Proposal No. 1: The Business Combination Proposal,” “Shareholder Proposal No. 2: The Charter Amendment Proposal,” “Shareholder Proposal No. 3: The Nasdaq Proposal,” “Shareholder Proposal No. 4: The Incentive Plan Proposal,” “Shareholder Proposal No. 5: The Employee Stock Purchase Plan Proposal,” “Shareholder Proposal No. 6: Election of Directors Proposal,” and “Shareholder Proposal No. 7: The Adjournment Proposal.” Unless waived by the parties to the Purchase Agreement, the closing of the Business Combination is conditioned on the approval of the Business Combination Proposal, the Charter Amendment Proposal, the Nasdaq Proposal, the Incentive Plan Proposal, the Employee Stock Purchase Plan Proposal, and the Election of Directors Proposal at the Special Meeting. Each of the proposals at the Special Meeting, other than the Adjournment Proposal, is conditioned on the approval of the others. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement.

●	Upon consummation of the Business Combination, we anticipate a Board of eleven directors, which shall be divided into three classes, with the first class consisting of three directors with an initial term that expires in 2025, the second class consisting of four directors with an initial term that expires in 2023, and the third class consisting of four directors with an initial term that expires in 2024. Such directors shall serve until their respective successors are duly elected and qualified, or until their earlier resignation, removal, or death. Please see the section entitled “Shareholder Proposal No. 2: The Charter Amendment Proposal” for additional information.

●	Unless waived by the parties to the Purchase Agreement, and subject to applicable law, the closing of the Business Combination is subject to a number of conditions set forth in the Purchase Agreement including, among others, receipt of certain stockholder approvals contemplated by this proxy statement. For more information about the closing conditions to the Business Combination, please see the section entitled “Shareholder Proposal No. 1: The Business Combination Proposal —Conditions to the Closing.”

●	The Purchase Agreement may be terminated at any time prior to the consummation of the Business Combination upon agreement of the parties thereto, or by certain parties in specified circumstances. For more information about the termination rights under the Purchase Agreement, please see the section entitled “Shareholder Proposal No. 1: The Business Combination —Conditions to the Closing.”

●	The proposed Business Combination involves numerous risks. For more information about these risks, please see the section entitled “Risk Factors.”

●	At the closing of the Business Combination, New Ocean Biomedical will enter into (i) the Lock-Up Agreement, pursuant to which, among other things, and subject to certain exceptions, provides for the securities of New Ocean Biomedical held by the majority stockholder of Ocean Biomedical to be locked-up for a period of six months from the date of the closing of the Business Combination, and to be subject to certain restrictions on sale thereafter, in accordance with the terms set forth therein and (ii) the Business Combination Registration Rights Agreement pursuant to which, among other things, we will be obligated to file a registration statement to register the resale of certain securities of the Company held by such majority stockholder, as well as provide such majority stockholder with “piggy-back” registration rights, subject to certain requirements and customary conditions.

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●	In considering the recommendation of our Board to vote for the proposals presented at the Special Meeting, including the Business Combination Proposal, you should be aware that aside from their interests as stockholders, our Sponsor and certain members of our Board and officers may have interests in the Business Combination that are different from, or in addition to, the interests of our stockholders generally. Our Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination and transaction agreements and in recommending to our stockholders that they vote in favor of the Proposals presented at the Special Meeting, including the Business Combination Proposal. Stockholders should take these interests into account in deciding whether to approve the Proposals presented at the Special Meeting, including the Business Combination Proposal. These interests include, among other things:

1.	the AHAC Restricted Stockholders have no right to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;

2.	the AHAC Restricted Stockholders have no rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by December 17, 2022, unless the period in which we must complete an initial business combination is extended pursuant to our Amended and Restated Certificate of Incorporation;

3.	the AHAC Restricted Stockholders paid an aggregate of $25,000 for 2,625,000 Founder Shares, which will have a significantly higher value at the time of the Business Combination and if unrestricted and freely tradable would be valued at approximately $26.8 million, based upon the closing trading price of the Class A common stock on August 31, 2022 (but, given the restrictions on such shares, we believe such shares have less value);

4.

the fact that our Sponsor as of August 31, 2022, is entitled to receive reimbursement of $10,000 per month under an administrative support agreement for office space, secretarial and administrative support provided to the Company), for which our Sponsor has already been paid $115,000;

5.	our Sponsor paid an aggregate of approximately $5,411,000 for their 5,411,000 Warrants. Such Private Placement Warrants will expire worthless if a business combination is not consummated by March 14, 2023, unless the period in which we must complete an initial business combination is extended pursuant to our Amended and Restated Certificate of Incorporation;

6.	the continued right of our Sponsor to hold our Class A common stock and the shares of Class A common stock to be issued to our Sponsor upon exercise of its Private Placement Warrants following the Business Combination, subject to certain lock-up periods;

7.	if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.20 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

8.	the anticipated continuation of two of our existing directors, Messrs. Ajjarapu and Peterson, as directors of New Ocean Biomedical;

9.	the continued indemnification of our existing directors and officers prior to the Business Combination and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

10.	our Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by December 17, 2022, unless the period in which we must complete an initial business combination is extended pursuant to our Amended and Restated Certificate of Incorporation; and

11.	that pursuant to the IPO Registration Rights Agreement, the AHAC Restricted Stockholders are entitled to registration of the shares of Class A common stock into which the Founder Shares will automatically convert at the time of the consummation of the Business Combination.

●	After the Closing, Poseidon Bio, LLC, or Principal Shareholder, will own a majority of New Ocean Biomedical’s outstanding common stock. As a result, New Ocean Biomedical will be a “controlled company” within the meaning of the corporate governance standards of Nasdaq. Under these rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including:

(i) the requirement that a majority of our board of directors consist of “independent directors” as defined under the rules of Nasdaq;

(ii) the requirement that we have a compensation committee that is composed entirely of directors who meet the Nasdaq independence standards for compensation committee members; and

(iii) the requirement that our director nominations be made, or recommended to our full board of directors, by our independent directors or by a nominations committee that consists entirely of independent directors.

Following the Closing, we are permitted to utilize these exemptions. While we do not presently intend to rely on these exemptions, we could decide to utilize these exemptions in the future, as long as we remain a controlled company. If we utilize such exemptions available to controlled companies, we may not have a majority of independent directors, our nominations committee and compensation committee may not consist entirely of independent directors and such committees may not be subject to annual performance evaluations. Accordingly, under these circumstances, you will not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

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FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” and the “Company” refer to Aesther Healthcare Acquisition Corp., and the term “New Ocean Biomedical” refers to the Company following the consummation of the Business Combination.

In this proxy statement:

“AHAC” shall mean Aesther Healthcare Acquisition Corp., a Delaware corporation.

“AHAC Board” or “Board” shall mean the board of directors of AHAC.

“AHAC Charter” shall mean AHAC’s Amended and Restated Certificate of Incorporation.

“AHAC common stock” shall mean the Class A common stock and Class B common stock, par value $0.0001, of AHAC, which are treated as a single class for voting purposes.

“AHAC Support Agreement” shall mean the agreement by and among AHAC, Sponsor and certain stockholders of AHAC to, among other things, vote their shares of AHAC common stock in favor of the adoption and approval of the Business Combination Agreement and the transactions contemplated thereby.

“Backstop Agreements” shall mean the Vellar Backstop Agreement and the Meteora Backstop Agreement.

“Business Combination” shall mean the Merger and the other transactions contemplated by the Business Combination Agreement whereby, among other things, Merger Sub will merge with and into Ocean Biomedical, with Ocean Biomedical continuing as the surviving corporation and wholly-owned subsidiary of AHAC, which will change its name to Ocean Biomedical, Inc. at the Closing.

“Business Combination Agreement” means that certain Agreement and Plan of Merger, dated August 31, 2022 by and among AHAC, Merger Sub, and Ocean Biomedical.

“Class A common stock” shall mean the Class A common stock, par value $0.0001, of AHAC.

“Class B common stock” shall mean the Class B common stock, par value $0.0001, of AHAC.

“Closing” shall mean the closing of the Business Combination.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Continental” shall mean Continental Stock Transfer & Trust Company, the transfer agent.

“Converted Ocean Warrant” means the warrants issued by Ocean Biomedical to Second Street Capital, LLC following amendment in connection with the Business Combination to be exercisable for New Ocean Biomedical common stock.

“DGCL” shall mean the Delaware General Corporation Law, as amended.

“EF Hutton” shall mean EF Hutton division of Benchmark Investments, LLC, the representative of the underwriters in the IPO.

“ELOC” shall mean the Common Stock Purchase Agreement dated September 8, 2022, between AHAC and White Lion Capital LLC.

“Effective Time” shall mean the time when the Business Combination is consummated, upon the filing of the Certificate of Merger for the merger of Merger Sub with and into Ocean Biomedical with the Delaware Secretary of State in accordance with the relevant provisions of the DGCL.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Founder Shares” shall mean the 2,625,000 shares of AHAC Class B common stock, par value $0.0001 per share, owned by the Sponsor and AHAC’s directors.

“HSR Act” shall mean the Hart Scott Rodino Antitrust Act.

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“IPO” shall mean AHAC’s Initial Public Offering of units, consummated on September 17, 2021.

“Lock-Up Agreements” shall mean the agreements entered into by New Ocean Biomedical with the Sponsor and Key Ocean Biomedical Stockholders in form and substance mutually acceptable to the parties thereto.

“Merger” shall mean the merger of Merger Sub with and into Ocean Biomedical, with Ocean Biomedical continuing as the surviving corporation and wholly-owned subsidiary of AHAC, as contemplated by the Business Combination Agreement.

“Merger Sub” shall mean AHAC Merger Sub, Inc., a Delaware corporation, and a wholly-owned subsidiary of New Ocean Biomedical.

“Meteora” shall mean Meteora Special Opportunity Fund I, LP, Meteora Select Trading Opportunities Master, LP and Meteora Capital Partners, LP.

“Meteora Backstop Agreement” shall mean the Forward Share Purchase Agreement, dated October 4, 2022, between AHAC, Ocean Biomedical, Inc., and Meteora.

“New Ocean Biomedical” shall mean the post-combination company for all times after the consummation of the Merger.

“New Ocean Biomedical Bylaws” shall mean the Amended and Restated Bylaws of New Ocean Biomedical.

“New Ocean Biomedical Charter” shall mean the Third Amended and Restated Certificate of Incorporation of New Ocean Biomedical.

“New Ocean Biomedical common stock” shall mean the common stock, par value $0.0001, of New Ocean Biomedical.

“Ocean Biomedical” shall mean Ocean Biomedical, Inc., a Delaware corporation.

“Principal Shareholder” shall mean Poseidon Bio, LLC a Delaware limited liability company.

“Private Placement Warrants” shall mean the warrants to purchase AHAC common stock purchased in a private placement in connection with the IPO.

“Proposals” shall mean the Business Combination Proposal, the Charter Amendments Proposal, the Nasdaq Proposal, the Incentive Plan Proposal, the Employee Stock Purchase Plan Proposal, the Director Election Proposal, and the Adjournment Proposal.

“Public Shares” shall mean the Class A common stock included in the Units sold in the IPO.

“Public Stockholders” shall mean the persons who own the Public Shares.

“Public Units” shall mean the units issued and sold in the IPO.

“Public Warrants” shall mean the warrants underlying the Public Units issued in the IPO.

“Redeemable” shall mean, in respect of the Public Warrants, the ability of New Ocean Biomedical to redeem such Public Warrants after the closing of the proposed Business Combination, provided that certain other conditions as set forth in the warrant agreement between Continental and AHAC are met.

“Redemption” shall mean the right of AHAC Stockholders to have their Public Shares redeemed in accordance with the procedures set forth in this proxy statement.

“Registration Rights Agreement” shall mean the Registration Rights Agreement by and among New Ocean Biomedical, AHAC, and significant Ocean Biomedical stockholders required as a closing condition in the Business Combination Agreement.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Special Meeting” shall mean the special meeting of the stockholders of AHAC, to be held on [●], 2022 at [●], which will be a virtual meeting conducted via live webcast.

“Sponsor” shall mean Aesther Healthcare Sponsor, LLC, a Delaware limited liability company.

“Transfer Agent” shall mean Continental.

“Trust Account” shall mean the trust account of AHAC, which holds the net proceeds of the IPO, together with interest earned thereon, less amounts released to pay franchise and income tax obligations.

“Units” shall mean units consisting of a share of Class A common stock and a warrant to purchase a share of Class A common stock, sold together as a unit.

“Vellar” shall mean Vellar Opportunity Fund SPV LLC – Series 3.

“Vellar Backstop Agreement” shall mean the OTC Equity Prepaid Forward Transaction (Backstop Agreement), dated August 31, 2022, between AHAC, Ocean Biomedical, Inc. and Vellar Opportunity Fund SPV LLC-Series 3.

“VWAP” shall mean, for any security as of any date(s), the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. If the VWAP cannot be calculated for such security on such date(s) on any of the foregoing bases, the VWAP of such security on such date(s) shall be the fair market value as determined reasonably and in good faith by a majority of the disinterested independent directors of the board of directors (or equivalent governing body) of the applicable issuer. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

“Warrants” shall mean the Private Placement Warrants, the Public Warrants, the Ocean Warrants, and any other warrants to purchase capital stock of AHAC or Ocean Biomedical.

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QUESTIONS AND ANSWERS ABOUT THE PROPOSALS FOR STOCKHOLDERS

Questions And Answers About The Proposals

The following questions and answers briefly address some commonly asked questions about the Proposals to be presented at the Special Meeting of AHAC stockholders. The following questions and answers do not include all the information that is important to stockholders of AHAC. We urge the stockholders of AHAC to carefully read this entire proxy statement, including the annexes and other documents referred to herein.

Why am I receiving this proxy statement?

This proxy statement and its annexes contain important information about the proposed Business Combination and the other matters to be acted upon at the Special Meeting. You should read this proxy statement and its annexes carefully and in their entirety.

Your vote is important. You are encouraged to submit your proxy as soon as possible after carefully reviewing this proxy statement and its annexes.

Below are proposals on which AHAC stockholders are being asked to vote.

(1)	to adopt and approve the Business Combination Proposal;

(2)	to adopt and approve the Charter Amendment Proposal;

(3)	to consider and vote upon the Nasdaq Proposal;

(4)	to approve and adopt the Incentive Plan Proposal;

(5)	to approve and adopt the Employee Stock Purchase Plan Proposal;

(6)	to consider and vote on the Election of Directors Proposal; and

(7)	to adopt and approve the Adjournment Proposal.

Are the Proposals conditioned on one another?

Unless the Business Combination Proposal is approved, the Charter Amendment Proposal, the Nasdaq Proposal, the Incentive Plan Proposal, the Employee Stock Purchase Plan Proposal and the Election of Directors Proposal will not be presented to the stockholders of AHAC at the Special Meeting. The Adjournment Proposal is not conditioned on the approval of any other Proposal set forth in this proxy statement. It is important for you to note that in the event that the Business Combination Proposal does not receive the requisite vote for approval, then we will not consummate the Business Combination. If AHAC does not consummate the Business Combination and fails to complete an initial business combination by December 17, 2022 (which AHAC may extend by an additional three-month period by depositing additional funds into its Trust Account), AHAC will be required to dissolve and liquidate its Trust Account by returning the then remaining funds in such account to its Public Stockholders. The approval of the Business Combination, the Nasdaq Proposal, the Charter Amendment Proposal, the Incentive Plan Proposal, the Adoption of the Company Employee Stock Purchase Plan Proposal and Election of Directors Proposal are preconditions to the consummation of the Business Combination.

What will happen in the Business Combination?

At the Closing, Merger Sub shall be merged with and into Ocean Biomedical, following which the separate corporate existence of Merger Sub shall cease and Ocean Biomedical shall continue as the surviving corporation. In connection with the Business Combination, the cash held in the Trust Account will be used to fund redemptions by AHAC Stockholders, and for working capital and general corporate purposes. A copy of the Business Combination Agreement, is attached to this proxy statement as Annex A.

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What equity stake will current stockholders of AHAC and Ocean Biomedical hold in New Ocean Biomedical after the Closing?

It is anticipated that, upon the completion of the Business Combination, AHAC’s public stockholders will retain an ownership interest of approximately 28.5% of the outstanding capital stock of New Ocean Biomedical, the Sponsor Group will retain an aggregate ownership interest of approximately 7.0% of the outstanding capital stock of New Ocean Biomedical and the Ocean Biomedical stockholders will own approximately 64.5% of the outstanding capital stock of New Ocean Biomedical. The foregoing ownership percentages with respect to New Ocean Biomedical following the Business Combination excludes any outstanding Warrants and assumes that there are no redemptions of any shares by AHAC’s public stockholders in connection with the Business Combination and AHAC does not engage in any kind of additional equity financing prior to the Closing). If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by AHAC’s existing stockholders in New Ocean Biomedical will be different.

If any of AHAC’s public stockholders exercise their redemption rights, the percentage of New Ocean Biomedical’s outstanding common stock held by AHAC’s public stockholders will decrease and the percentages of New Ocean Biomedical’s outstanding common stock held by the Sponsor and by the Ocean Biomedical stockholders will increase, in each case, relative to the percentage held if none of the Public Shares are redeemed.

If any of AHAC’s public stockholders as of September 30, 2022 redeem their Public Shares at Closing in accordance with the AHAC Charter but continue to hold Public Warrants after the Closing, the aggregate value of the Public Warrants that may be retained by them, based on the closing trading price per Public Warrant of $0.12 as of September 30, 2022, would be $630,000 regardless of the amount of redemptions by the Public Shareholders. Upon the issuance of New Ocean Biomedical common stock in connection with the Business Combination, the percentage ownership of New Ocean Biomedical by AHAC’s public stockholders who do not redeem their Public Shares will be diluted. AHAC public stockholders that do not redeem their Public Shares in connection with the Business Combination will experience further dilution upon the exercise of Public Warrants that are retained after the Closing by redeeming AHAC public stockholders. The percentage of the total number of outstanding shares of New Ocean Biomedical common stock that will be owned by AHAC public stockholders as a group will vary based on the number of Public Shares for which the holders thereof request redemption in connection with the Business Combination.

The following table illustrates varying beneficial ownership levels in New Ocean Biomedical, as well as possible sources and extents of dilution for non-redeeming public stockholders, assuming no redemptions by Public Shareholders, low (i.e., 25%) redemptions by public stockholders, high (i.e., 75%) redemptions by public stockholders, and the maximum redemptions by public stockholders:

Issued and Outstanding Share Basis	No Redemption (1)	% Owned	Low Redemption (2)	% Owned	High Redemption (3)	% Owned	Maximum Redemption (4)	% Owned
AHAC Public Shares	10,600,000	28.5%	7,975,000	23.0%	2,725,000	9.3%	100,000	0.4%
AHAC Founder Shares	2,625,000	7.0%	2,625,000	7.6%	2,625,000	8.9%	2,625,000	9.8%
Ocean Biomedical stockholders	24,000,000	64.5%	24,000,000	69.4%	24,000,000	81.8%	24,000,000	89.8%
Pro Forma common stock at September 30, 2022	37,225,000	100.0%	34,600,000	100.0%	29,350,000	100.0%	26,725,000	100.0%
Potential sources of dilution:
Public Warrants (5)	5,250,000	14.1%	5,250,000	15.2%	5,250,000	17.9%	5,250,000	19.6%
Private Warrants (6)	5,411,000	14.5%	5,411,000	15.6%	5,411,000	18.4%	5,411,000	20.2%
First Earnout Share Payment (7)	6,000,000	16.1%	6,000,000	17.3%	6,000,000	20.4%	6,000,000	22.5%
Second Earnout Share Payment (7)	8,000,000	21.5%	8,000,000	23.1%	8,000,000	27.3%	8,000,000	29.9%
Third Earnout Share Payment (7)	8,000,000	21.5%	8,000,000	23.1%	8,000,000	27.3%	8,000,000	29.9%
Vellar Backstop Agreement (8)	-	-%	1,312,500	3.8%	2,900,000	9.9%	2,650,000	9.9%
Meteora Backstop Agreement (9)	-	-%	1,312,500	3.8%	2,900,000	9.9%	2,650,000	9.9%

(1) Redemption percentages are based on a total of 10,500,000 redeemable Public Shares pursuant to the AHAC Charter.

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(2) Assumes that 2,625,000 Public Shares are redeemed for aggregate redemption payments of $26,775,000, assuming a $10.20 per share Redemption Price and based on funds in the Trust Account and working capital available to AHAC outside of the Trust Account as of September 30, 2022. The Merger Agreement includes a condition to the Closing, waivable by Ocean Biomedical, that, at the Closing, AHAC has cash or cash equivalents, including funds remaining in the Trust Account (after giving effect to the completion and payment of any Redemption of $50,000,000.

(3) Assumes that 7,875,000 Public Shares are redeemed for aggregate redemption payments of $80,325,000, assuming a $10.20 per share Redemption Price and based on funds in the Trust Account and working capital available to AHAC outside of the Trust Account as of September 30, 2022. The Merger Agreement includes a condition to the Closing, waivable by Ocean Biomedical, that, at the Closing, AHAC has cash or cash equivalents, including funds remaining in the Trust Account (after giving effect to the completion and payment of any Redemption of $50,000,000.

(4) Assumes that 10,500,000 Public Shares are redeemed for aggregate redemption payments of $107,100,000, assuming a $10.20 per share Redemption Price and based on funds in the Trust Account and working capital available to AHAC outside of the Trust Account as of September 30, 2022. The Merger Agreement includes a condition to the Closing, waivable by Ocean Biomedical, that, at the Closing, AHAC has cash or cash equivalents, including funds remaining in the Trust Account (after giving effect to the completion and payment of any Redemption of $50,000,000.

(5) Assumes exercise of 5,250,000 Public Warrants (at a purchase price of $11.50 per Public Warrant) resulting into a cash inflow of $60,375,000 for Ocean Biomedical and 5,250,000 Ocean Biomedical common stock issued to holders of Public Warrants. The Merger Agreement includes a condition to the Closing, waivable by Ocean Biomedical, that, at the Closing, AHAC has cash or cash equivalents, including funds remaining in the Trust Account (after giving effect to the completion and payment of any Redemption of $50,000,000.

(6) Assumes exercise of 5,411,000 Private Placement Warrants (at a purchase price of $11.50 per Private Placement Warrant) resulting into a cash inflow of $62,226,500 for New Ocean Biomedical and 5,411,000 New Ocean Biomedical common stock issued to holders of Private Placement Warrants.

(7) Assumes the earnout measurements will be met:

(i) In the event that the VWAP of the New Ocean Biomedical common stock equals or exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for twenty (20) out of any thirty (30) consecutive Trading Days during the period beginning on the Closing Date and ending on the 36-month anniversary of the Closing Date (such period the “Earnout Period”), then, subject to the terms and conditions of the Agreement and Plan of Merger, the Purchaser shall issue to each of the Ocean Biomedical’s stockholder such stockholder’s Pro Rata Share of 5,000,000 shares of New Ocean Biomedical common stock and the Sponsor shall be issued 1,000,000 shares of New Ocean Biomedical common stock (the “First Earnout Share Payment”).

(ii) In the event that the VWAP of the New Ocean Biomedical common stock equals or exceeds $17.50 per share (as adjusted for stock splits, stock dividends, combinations, reorganizations and recapitalizations) for twenty (20) out of any thirty (30) consecutive Trading Days during the Earnout Period, the Purchaser shall issue to each of the Ocean Biomedical’s stockholder such stockholder’s Pro Rata Share of 7,000,000 shares of New Ocean Biomedical common stock and the Sponsor shall be issued 1,000,000 shares of New Ocean Biomedical common stock (the “Second Earnout Share Payment”).

(iii) In the event that the VWAP of the New Ocean Biomedical common stock equals or exceeds $20.00 per share (as adjusted for stock splits, stock dividends, combinations, reorganizations and recapitalizations) for twenty (20) out of any thirty (30) consecutive Trading Days during the Earnout Period, the Purchaser shall issue to each of Ocean Biomedical’s stockholder such stockholder’s Pro Rata Share of 7,000,000 shares of New Ocean Biomedical common stock and the Sponsor shall be issued 1,000,000 of New Ocean Biomedical common stock shares (the “Third Earnout Share Payment”, and together with the First Earnout Share Payment and the Second Earnout Share Payment, the “Earnout Share Payments”).

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(8) Assumes the purchase of the maximum number of shares of AHAC Class A common stock under the terms of the Vellar Backstop Agreement. The agreement provides for the purchase of up to 4,000,000 shares but is not to exceed 9.9% of ownership.

(9) Assumes the purchase of the maximum number of shares of AHAC Class A common stock under the terms of the Meteora Backstop Agreement. The agreement calls for purchase of up to 4,000,000 shares but is not to exceed 9.9% of ownership.

See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

How much consideration will Ocean Biomedical Stockholders receive in connection with the Business Combination?

As consideration for the Merger, the holders of Ocean Biomedical securities collectively shall be entitled to receive from AHAC, in the aggregate, a number of shares of AHAC Class A common stock (with a per-share value of $10.00) with an aggregate value equal to (the “Merger Consideration”) (a) $240 Million U.S. Dollars ($240,000,000) minus (b) the amount, if any, by which the net working capital is less than negative $500,000, plus (c) the amount, if any, by which the net working capital exceeds $500,000 (but not less than zero), minus (d) the amount, if any, by which the closing net debt exceeds $1,500,000, minus (e) the amount, if any, by which the company transaction expenses exceed $6,000,000. In addition, holders of Ocean Biomedical’s securities shall also be entitled to receive from New Ocean Biomedical, in the aggregate, an additional 19,000,000 shares of New Ocean Biomedical Class A common stock as follows: (a) in the event that the VWAP of New Ocean Biomedical exceeds $15.00 per share for twenty (20) out of any thirty (30) consecutive trading days beginning on the closing date of the Business Combination until the 36-month anniversary of the closing date, the holders of Ocean Biomedical securities shall be entitled to receive an additional 5,000,000 shares of New Ocean Biomedical common stock, (b) in the event that the VWAP of New Ocean Biomedical exceeds $17.50 per share for twenty (20) out of any thirty (30) consecutive trading days beginning on the closing date of the Business Combination until the 36-month anniversary of the closing date, the holders of Ocean Biomedical securities shall be entitled to receive an additional 7,000,000 shares of New Ocean Biomedical common stock and (c) in the event that the VWAP of New Ocean Biomedical exceeds $20.00 per share for twenty (20) out of any thirty (30) consecutive trading days beginning on the closing date of the Business Combination until the 36-month anniversary of the closing date, the holders of Ocean Biomedical securities shall be entitled to receive an additional 7,000,000 shares of New Ocean Biomedical common stock. In addition, for each Earnout Payment, New Ocean Biomedical will also issue to Sponsor an additional 1,000,000 shares of New Ocean Biomedical common stock. For more information, see the section entitled “Shareholder Proposal No. 1: The Business Combination Proposal – Merger Consideration.”

What conditions must be satisfied to complete the Business Combination?

Unless waived by the applicable party or parties to the Business Combination Agreement, and subject to applicable law, the completion of the Business Combination is subject to a number of conditions set forth in the Business Combination Agreement, including, among others, with respect to the obligations of all of the parties to the Business Combination Agreement:

●	the approval by the stockholders of each of Ocean Biomedical and AHAC;

●	approvals of any required governmental authorities;

●	receipt of specified third-party consents;

●	no law or order preventing the transactions;

●	no material uncured breach by the other party;

●	after giving effect to the redemption, AHAC shall have at least $5,000,001 of net tangible assets as required by its charter (this condition is not waivable);

●	the members of the post-Closing AHAC board shall have been elected or appointed as of the Closing;

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●	this proxy statement shall have been declared effective by the SEC and shall remain effective as of the Closing, and no stop order or similar order shall be in effect with respect to the proxy statement; and

●	the shares of New Ocean Biomedical common stock issued as Merger Consideration shall have been approved for listing on Nasdaq, subject to official notice of issuance (this condition is not waivable).

In addition, unless waived by Ocean Biomedical, the obligations of Ocean Biomedical to consummate the Merger are subject to the satisfaction of the following Closing conditions, in addition to customary certificates and other closing deliveries: (a) the representations and warranties of AHAC being true and correct as of the date of the Business Combination Agreement and as of the Closing (subject to Material Adverse Effect); (b) AHAC having performed in all material respects the respective obligations and complied in all material respects with their respective covenants and agreements under the Business Combination Agreement required to be performed or complied with on or prior the date of the Closing; (c) absence of any Material Adverse Effect with respect to AHAC since the date of the Business Combination Agreement which is continuing and uncured; and (d) AHAC having cash and cash equivalents (including funds remaining in the AHAC trust account after giving effect to redemptions) net of AHAC’s and Ocean Biomedical’s unpaid expenses and liabilities, of at least Fifty Million Dollars ($50,000,000).

Unless waived by AHAC, the obligations of AHAC and Merger Sub to consummate the Merger are subject to the satisfaction of the following Closing conditions, in addition to customary certificates and other closing deliveries: (a) the representations and warranties of Ocean Biomedical being true and correct as of the date of the Business Combination Agreement and as of the Closing (subject to Material Adverse Effect); (b) Ocean Biomedical having performed in all material respects the respective obligations and complied in all material respects with its covenants and agreements under the Business Combination Agreement required to be performed or complied with on or prior the date of the Closing; and (c) absence of any Material Adverse Effect with respect to Ocean Biomedical as a whole since the date of the Business Combination Agreement which is continuing and uncured; and (d) each Lock-Up Agreement and Non-Competition Agreement being in full force and effect as of the Closing.

For a summary of the conditions that must be satisfied or waived prior to the Closing of the Business Combination, see the section entitled “Shareholder Proposal No. 1: The Business Combination Proposal — Conditions to the Closing.”

Why is AHAC providing stockholders with the opportunity to vote on the Business Combination?

Under its Charter, AHAC must provide all holders of its Public Shares with the opportunity to have their Public Shares redeemed upon the consummation of AHAC’s initial business combination either in conjunction with a tender offer or in conjunction with a stockholder vote. For business and other reasons, AHAC has elected to provide its stockholders with the opportunity to have their Public Shares redeemed in connection with a stockholder vote rather than a tender offer. Therefore, AHAC is seeking to obtain the approval of its stockholders of the Business Combination in order to allow its Public Stockholders to effectuate redemptions of their Public Shares in connection with the Closing of the Business Combination.

Are there any arrangements to help ensure that the Company will have sufficient funds, together with the proceeds in its Trust Account, to fund the Minimum Cash Consideration?

Yes. AHAC has entered into two Backstop Agreements pursuant to which the counterparties to the Backstop Agreements intend to purchase up to 4,000,000 shares each of AHAC Class A common stock (which, assuming all such shares are purchased, approximately, would be valued at up to $40,000,000 individually or $80,000,000 in the aggregate) through a broker in the open market after AHAC’s redemption deadline but before the closing of the Business Combination Agreement. These shares may be purchased from holders that previously elected to redeem their AHAC Class A common stock pursuant to the redemption rights in the AHAC Charter. Under the two Backstop Agreements, the redemption rights in respect of the shares purchased thereunder have been waived. Other than the agreement in the Backstop Agreements prohibiting Vellar and Meteora from voting shares acquired by them in favor of the Business Combination, AHAC has not entered into a separate voting agreement in respect of the shares to be purchased under the two Backstop Agreements. The Backstop Agreements are intended to provide additional assurance to preserve the public “float” and AHAC’s liquidity.

How many votes do I have at the Special Meeting?

AHAC stockholders are entitled to one vote at the Special Meeting for each share of AHAC Common Stock held of record as of [●], the record date for the Special Meeting (the “Record Date”). As of the close of business on the Record Date, there were 13,225,000 outstanding shares of AHAC Common Stock.

What vote is required to approve the Proposals presented at the Special Meeting?

The approval of the Business Combination and the Charter Amendment Proposal require the affirmative vote of a majority of the issued and outstanding AHAC Common Stock as of the Record Date. Accordingly, an AHAC stockholder’s failure to vote by proxy or to vote in person at the Special Meeting or an abstention will have the same effect as a vote “AGAINST” the Business Combination and the Charter Amendment Proposal.

The approval of the Nasdaq Proposal, the Incentive Plan Proposal and the Employee Stock Purchase Plan Proposal each require the affirmative vote of the holders of a majority of the shares of AHAC Common Stock cast by the stockholders represented in person or by proxy and entitled to vote thereon at the Special Meeting. Under AHAC’s charter, the election of directors under the Election of Directors Proposal requires a plurality vote of the Class A and Class B shares present in person (which would include presence at a virtual meeting) or represented by proxy and entitled to vote at the Stockholders Meeting, voting as a single class. This means that a director nominee will be elected if such director receives more affirmative votes than any other nominee for the same position.

An AHAC stockholder’s failure to vote by proxy or to vote in person at the Special Meeting will not be counted towards the number of shares of AHAC Common Stock required to validly establish a quorum, and if a valid quorum is otherwise established, it will have no effect on the outcome of the vote on the Proposals.

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If the Business Combination is not approved, the Charter Amendment Proposal, Nasdaq Proposal, the Incentive Plan Proposal, the Employee Stock Purchase Plan Proposal and the Election of Directors Proposal will not be presented to AHAC’s stockholders for a vote. The approval of the Business Combination, the Nasdaq Proposal, the Charter Amendment Proposal, the Incentive Plan Proposal, the Adoption of the Company Employee Stock Purchase Plan Proposal and Election of Directors Proposal are preconditions to the consummation of the Business Combination.

May AHAC, the Sponsor or AHAC’s directors, officers, advisors or their affiliates purchase shares in connection with the Business Combination?

In connection with the stockholder vote to approve the Business Combination, the Sponsor, directors, officers or advisors or their respective affiliates may privately negotiate transactions to purchase shares from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the Trust Account. None of AHAC’s Sponsor, directors, officers or advisors or their respective affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Such a purchase would include a contractual acknowledgement that such stockholder, although still the record holder of AHAC shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights, and could include a contractual provision that directs such stockholder to vote such shares in a manner directed by AHAC. In the event that the Sponsor, directors, officers or advisors or their affiliates purchase shares in privately negotiated transactions from Public Stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases may be effected at purchase prices that are equal to or below the per-share pro rata portion of the Trust Account, no such shares would be voted in favor of the Business Combination, and no exercise of redemption rights would be made by the purchasers with respect to such shares.

What constitutes a quorum at the Special Meeting?

Holders of a majority in voting power of AHAC common stock issued and outstanding and entitled to vote at the Special Meeting constitute a quorum. In the absence of a quorum, the chairman of the meeting has power to adjourn the Special Meeting. As of the Record Date, 6,625,725 shares of AHAC common stock would be required to achieve a quorum.

How will AHAC’s Sponsor, directors and officers vote?

The Sponsor, as AHAC’s initial stockholder, has agreed to vote its Founders Shares (as well as any Public Shares purchased during or after the IPO) in favor of the Business Combination. Accordingly, if AHAC seeks stockholder approval of the Business Combination, it is more likely that the necessary stockholder approval will be received than would be the case if the Sponsor agreed to vote their Founder Shares in accordance with the majority of the votes cast by AHAC’s Public Stockholders.

What interests do AHAC’s current officers and directors have in the Business Combination?

The Sponsor (including certain members of the Sponsor), and certain of AHAC’s directors and executive officers may have interests in the Business Combination that are different from or in addition to (and which may conflict with) your interests. These interests include:

●	unless AHAC consummates a business combination, AHAC’s officers, directors and the Sponsor will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the Trust Account;

●

as a condition to the IPO, all of the Founders Shares are subject to a lock-up and would be released only if specified conditions were met. In particular, subject to certain limited exceptions, all Founders Shares would be subject to a lock up until the earlier of (A) one year after the completion of AHAC’s Business Combination and (B) subsequent to the Business Combination, (x) if the closing price of the Class A common stock equals or exceeds $12.00 per unit (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination or (y) the date on which AHAC completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property;

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●	the Private Placement Warrants purchased by the Sponsor will be worthless if a business combination is not consummated;

●	the Sponsor has agreed that the Private Placement Warrants and the underlying securities will not be sold or transferred by it until after AHAC has completed a business combination, subject to limited exceptions;

●

the Sponsor paid an aggregate of $5,435,000 for their shares of Class B common stock and their Private Placement Warrants. Effectively, the Sponsor has paid $2.07 per share of Class B common stock, and, in addition, has the right to acquire 5,411,000 shares of common stock at a price of $11.50 per share. Thus, if the price of the stock falls significantly from the initial public offering price of $10.00 per share of common stock, our sponsor will still receive a positive rate of return and have the ability to receive additional returns if our price rises above $11.50 per share;

the Sponsor has made an additional advance (in the form of a loan) of $1,050,000 to fund first extension of the period of time available to AHAC to consummate an initial business combination. Such advance is payable upon the completion of the initial business combination;

●	the fact that Sponsor has agreed not to redeem any of the Founders Shares in connection with a stockholder vote to approve a proposed business combination;

●	if AHAC does not complete a business combination by December 17, 2022 (which AHAC may extend by an additional three-month period by depositing additional funds into its Trust Account), the proceeds from the sale of the Private Placement Warrants will be included in the liquidating distribution to AHAC’s Public Stockholders and the Private Placement Warrants will expire worthless; and

●	if the Trust Account is liquidated, including in the event AHAC is unable to complete a business combination within the required time period, the Sponsor has agreed to indemnify AHAC to ensure that the proceeds in the Trust Account are not reduced below $10.20 per Public Share by the claims of prospective target businesses with which AHAC has entered into an acquisition agreement or claims of any third party for services rendered or products sold to AHAC, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account.

These interests may influence AHAC’s directors in making their recommendation that you vote in favor of the approval of the Business Combination.

What happens if I sell my shares of Class A common stock before the Special Meeting?

The Record Date is earlier than the date of the Special Meeting. If you transfer your shares of Class A common stock after the Record Date, but before the Special Meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the Special Meeting. However, you will not be able to seek redemption of your shares because you will no longer be able to deliver them for cancellation upon consummation of the Business Combination. If you transfer your shares of Class A common stock prior to the Record Date, you will have no right to vote those shares at the Special Meeting or redeem those shares for a pro rata portion of the proceeds held in our Trust Account.

What happens if I vote against the Business Combination Proposal?

Pursuant to the AHAC Charter, if the Business Combination Proposal is not approved and AHAC does not otherwise consummate an alternative business combination by December 17, 2022 (which AHAC may extend by an additional three-month period by depositing additional funds into its Trust Account), AHAC will be required to dissolve and liquidate its Trust Account by returning the then remaining funds in such account to the Public Stockholders.

Do I have redemption rights?

Pursuant to the AHAC Charter, holders of Public Shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with the AHAC’s Charter. As of September 30, 2022, based on funds in the Trust Account of approximately $107.3 million, this would have amounted to approximately $10.20 per share. If a holder exercises its redemption rights, then such holder will be exchanging its shares of AHAC Common Stock for cash. Such a holder will be entitled to receive cash for its Public Shares only if it properly demands redemption and delivers its shares (either physically or electronically) to AHAC’s Transfer Agent prior to the Special Meeting. See the section entitled “Special Meeting in Lieu of the 2022 Annual Meeting of Company Stockholders — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Will how I vote affect my ability to exercise redemption rights?

No. You may exercise your redemption rights whether you vote your shares of AHAC common stock “FOR” or “AGAINST” the Business Combination Proposal or abstain from a vote on the Business Combination Proposal or any other Proposal described by this proxy statement. As a result, the Business Combination Agreement can be approved by stockholders who will redeem their shares and no longer remain stockholders, leaving stockholders who choose not to redeem their shares holding shares in a company with a potentially less liquid trading market, fewer stockholders, potentially less cash and the potential inability to meet the listing standards of the Nasdaq Global Market.

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How do I exercise my redemption rights?

In connection with the Business Combination, holders of Public Shares may seek to redeem their Public Shares regardless of whether such public stockholder votes “FOR” or “AGAINST” the Business Combination Proposal.

To exercise your redemption rights, you must demand that the Company redeem your Public Shares. In connection with tendering your shares for redemption, you must elect either to physically tender your share certificates to Continental, at Continental Stock Transfer & Trust Company, One State Street Plaza, 30 Floor, New York, New York 10004-1561, Attn: Francis Wolf, at least two (2) business days prior to the Special Meeting or deliver your shares to Continental electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, which election would likely be determined based on the manner in which you hold your shares.

Certificates that have not been tendered in accordance with these procedures at least two (2) business days prior to the Special Meeting will not be redeemed for cash. In the event that a public stockholder tenders its shares and decides that it does not want to redeem its Public Shares, such stockholder may withdraw the tender. If you delivered your Public Shares for redemption to Continental and decide prior to the Special Meeting not to redeem your Public Shares, you may request that Continental return the shares (physically or electronically). You may make such request by contacting Continental at the address listed below:

Continental Stock Transfer & Trust Company

One State Street Plaza, 30 Floor

New York, New York 10004

Attn: Francis Wolf

E-mail: fwolf@continentalstock.com

Notwithstanding the foregoing, a holder of the Public Shares, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) will be restricted from seeking redemption rights with respect to an aggregate of 15% or more of the shares of AHAC Common Stock included in the Units sold in the IPO, which we refer to as the “15% threshold.” Accordingly, all Public Shares in excess of the 15% threshold beneficially owned by a Public Stockholder or group will not be redeemed for cash.

Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the Transfer Agent and time to effect delivery. It is AHAC’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, AHAC does not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with AHAC’s consent, until the vote is taken with respect to the Business Combination. If you delivered your shares for redemption to AHAC’s Transfer Agent and decide within the required timeframe not to exercise your redemption rights, you may request that AHAC’s Transfer Agent return the shares (physically or electronically). You may make such request by contacting AHAC’s Transfer Agent at the phone number or address listed under the question “Who can help answer my questions?” below.

What are the federal income tax consequences of exercising my redemption rights?

AHAC stockholders who exercise their redemption rights to receive cash in exchange for their shares of Common Stock generally will be required to treat the transaction as a sale of such shares and recognize gain or loss upon the redemption in an amount equal to the difference, if any, between the amount of cash received and the tax basis of the shares of Common Stock redeemed. Such gain or loss should be treated as capital gain or loss if such shares were held as a capital asset on the date of the redemption. The redemption, however, may be treated as a distribution to a redeeming stockholder for U.S. federal income tax purposes if the redemption does not effect a sufficient reduction (as determined under applicable federal income tax law) in the redeeming stockholder’s percentage ownership in us (whether such ownership is direct or through the application of certain attribution and constructive ownership rules). Any amounts treated as such a distribution will constitute a dividend to the extent not in excess of our current and accumulated earnings and profits as measured for U.S. federal income tax purposes. Any amounts treated as a distribution and that are in excess of our current and accumulated earnings and profits will reduce the redeeming stockholder’s basis in his or her redeemed shares of our Common Stock, and any remaining amount will be treated as gain realized on the sale or other disposition of our Common Stock. These tax consequences are described in more detail in the section entitled “Shareholder Proposal No. 1: The Business Combination Proposal — Certain Material U.S. Federal Income Tax Considerations of the Redemption.” We urge you to consult your tax advisor regarding the tax consequences of exercising your redemption rights.

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If I am a holder of Warrants, can I exercise redemption rights with respect to my Warrants?

No. The holders of Warrants have no redemption rights with respect to such Warrants.

If I am a Unit holder, can I exercise redemption rights with respect to my Units?

No. Holders of outstanding Units must separate the underlying Public Shares and Public Warrants prior to exercising redemption rights with respect to the Public Shares.

If you hold Units registered in your own name, you must deliver the certificate for such Units to Continental Stock Transfer & Trust Company, AHAC’s Transfer Agent, with written instructions to separate such Units into Public Shares and Public Warrants. This must be completed far enough in advance to permit the mailing of the Public Share certificates back to you so that you may then exercise your redemption rights upon the separation of the Public Shares from the Units. See “How do I exercise my redemption rights?” above. The address of Continental Stock Transfer & Trust Company is listed under the question “Who can help answer my questions?” below.

If a broker, dealer, commercial bank, trust company or other nominee holds your units, you must instruct such nominee to separate your Units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company, AHAC’s Transfer Agent. Such written instructions must include the number of Units to be split and the nominee holding such Units. Your nominee must also initiate electronically, using DTC’s deposit withdrawal at custodian (“DWAC”) system, a withdrawal of the relevant units and a deposit of an equal number of Public Shares, and Public Warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights upon the separation of the Public Shares from the Units. While this is typically done electronically the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your Public Shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights.

Do I have appraisal rights if I object to the proposed Business Combination?

No. There are no appraisal rights available to holders of AHAC Common Stock in connection with the Business Combination.

What happens to the funds held in the Trust Account upon consummation of the Business Combination?

If the Business Combination is consummated, the funds held in the Trust Account will be released to pay:

●	AHAC stockholders who properly exercise their redemption rights;

●	$3,150,000 payable to EF Hutton for deferred underwriting commissions from the IPO;

●	certain other fees, costs and expenses (including regulatory fees, legal fees, accounting fees, printer fees, and other professional fees) that were incurred by AHAC or Ocean Biomedical in connection with the transactions contemplated by the Business Combination and pursuant to the terms of the Business Combination Agreement;

●	any loans owed by AHAC to its Sponsor for any AHAC transaction expenses, extension costs or other administrative expenses incurred by AHAC; and

●	for general corporate purposes including, but not limited to, working capital for operations.

What happens if the Business Combination is not consummated?

There are certain circumstances under which the Business Combination Agreement may be terminated. See the section entitled “Shareholder Proposal No. 1: The Business Combination Proposal — Conditions to the Closing” for information regarding the parties’ specific termination rights.

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If, as a result of the termination of the Business Combination Agreement or otherwise, AHAC is unable to complete the Business Combination or another initial business combination transaction by December 17, 2022 (which AHAC may extend by an additional three-month period by depositing additional funds into its Trust Account), AHAC’s Charter provides that it will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, subject to lawfully available funds therefor, redeem 100% of the Public Shares in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to it to pay franchise and income taxes payable, by (B) the total number of then outstanding Public Shares, which redemption will completely extinguish rights of the Public Stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemptions, subject to the approval of AHAC’s remaining stockholders and the AHAC Board in accordance with applicable law, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to its obligations under the Delaware General Corporation Law (“DGCL”) to provide for claims of creditors and other requirements of applicable law.

AHAC expects that the amount of any distribution its Public Stockholders will be entitled to receive upon its dissolution will be approximately the same as the amount they would have received if they had redeemed their shares in connection with the Business Combination, subject in each case to AHAC’s obligations under the DGCL to provide for claims of creditors and other requirements of applicable law. Holders of Founders Shares have waived any right to any liquidation distribution with respect to those shares.

In the event of liquidation, there will be no distribution with respect to AHAC’s outstanding Public Warrants. Accordingly, the Public Warrants will expire worthless.

When is the Business Combination expected to be completed?

The Closing is expected to take place (a) the second business day following the satisfaction or waiver of the conditions described below under the section entitled “Shareholder Proposal No. 1: The Business Combination Proposal —Conditions to the Closing” or (b) such other date as agreed to by the parties to the Business Combination Agreement in writing, in each case, subject to the satisfaction or waiver of the Closing conditions. The Business Combination Agreement may be terminated by either AHAC or Ocean Biomedical if the Closing has not occurred by March 17, 2023, subject to certain exceptions. For a description of the conditions to the completion of the Business Combination, see the section entitled “Shareholder Proposal No. 1: The Business Combination Proposal – Conditions to the Closing.”

What do I need to do now?

You are urged to read carefully and consider the information contained in this proxy statement, including the annexes, and to consider how the Business Combination will affect you as a stockholder. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.

How do I vote?

If you were a holder of record of AHAC common stock on [●], 2022, the Record Date, you may vote with respect to the Proposals virtually at the Special Meeting, or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to virtually attend the Special Meeting and vote, obtain a proxy from your broker, bank or nominee.

What will happen if I abstain from voting or fail to vote at the Special Meeting?

At the Special Meeting, AHAC will count a properly executed proxy marked “ABSTAIN” with respect to a particular Proposal as present for purposes of determining whether a quorum is present. Abstentions will have the same effect as a vote “AGAINST” the Business Combination Proposal and the Charter Amendment Proposal. Broker non-votes will not be counted as present for the purposes of establishing a quorum and will have no effect on any of the Proposals. Additionally, if you abstain from voting or fail to vote at the Special Meeting, you will not be able to exercise your redemption rights (as described above).

What will happen if I sign and return my proxy card without indicating how I wish to vote?

Signed and dated proxies received by AHAC without an indication of how the stockholder intends to vote on a Proposal will be voted “FOR” each Proposal presented to the stockholders. The proxyholders may use their discretion to vote on any other matters which properly come before the Special Meeting. If you fail to indicate how you vote, you will not be able to exercise your redemption rights.

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If I am not going to attend the Special Meeting, should I return my proxy card instead?

Yes. Whether you plan to attend the Special Meeting or not, please read the enclosed proxy statement carefully, and vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

No. Under the rules of various national and regional securities exchanges, your broker, bank or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. AHAC believes the Proposals presented to the stockholders will be considered non-discretionary and therefore your broker, bank or nominee cannot vote your shares without your instruction. Your bank, broker or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.

May I change my vote after I have mailed my signed proxy card?

Yes. You may change your vote by sending a later-dated, signed proxy card to AHAC’s secretary at the address listed below so that it is received by AHAC’s secretary prior to the Special Meeting or attend the Special Meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to AHAC’s secretary, which must be received by AHAC’s secretary prior to the Special Meeting.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.

Who will solicit and pay the cost of soliciting proxies?

AHAC will pay the cost of soliciting proxies for the Special Meeting. AHAC has engaged Alliance Advisors, LLC (“Alliance”) to assist in the solicitation of proxies for the Special Meeting. AHAC has agreed to pay Alliance its customary fee, plus disbursements. AHAC will reimburse Alliance for reasonable out-of-pocket expenses and will indemnify Alliance and its affiliates against certain claims, liabilities, losses, damages and expenses. AHAC will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of AHAC Common Stock for their expenses in forwarding soliciting materials to beneficial owners of AHAC’s Common Stock and in obtaining voting instructions from those owners. AHAC’s directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Who can help answer my questions?

If you have questions about the proposals or if you need additional copies of this proxy statement or the enclosed proxy card you should contact:

Aesther Healthcare Acquisition Corp.

515 Madison Avenue, Suite 8078

New York, New York 10022

Attn: Suren Ajjarapu

Telephone No.: (646) 908-2658

You may also contact our proxy solicitor at:

Alliance Advisors, LLC.

200 Broadacres Drive, Suite 300

Bloomfield, NJ 07003

Toll Free: 877-777-6017

Email: AEHA@allianceadvisors.com

To obtain timely delivery, AHAC stockholders must request the materials no later than 15 business days prior to the Special Meeting.

You may also obtain additional information about AHAC from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”

If you intend to seek redemption of your Public Shares, you will need to send a letter demanding redemption and deliver your stock (either physically or electronically) to AHAC’s Transfer Agent prior to the Special Meeting in accordance with the procedures detailed under the question “How do I exercise my redemption rights?” If you have questions regarding the certification of your position or delivery of your stock, please contact:

Continental Stock Transfer & Trust Company

One State Street Plaza, 30 Floor

New York, New York 10004

Attn: Francis Wolf

E-mail: fwolf@continentalstock.com

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SUMMARY OF THE PROXY STATEMENT

This Summary of the Proxy Statement, together with the sections entitled “Summary Term Sheet” and “Questions and Answers About the Proposals for Stockholders” summarize information contained in this proxy statement, but do not contain all of the information that is important to you. You should carefully read this entire proxy statement, including the attached annexes, for a more complete understanding of the matters to be considered at the Special Meeting. In addition, for definitions of terms commonly used throughout this proxy statement, including in this Summary of the Proxy Statement, see the section entitled “Frequently Used Terms.” Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” and the “Company” refer to Aesther Healthcare Acquisition Corp., and the term “New Ocean Biomedical” refers to the Company following the consummation of the Business Combination.

Aesther Healthcare Acquisition Corp.

AHAC is a blank check company incorporated as a Delaware corporation in June 2021 for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. AHAC’s units, common stock and warrants are trading on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “AEHAU” “AEHA” and “AEHAW,” respectively. The mailing address of AHAC’s principal executive office is 515 Madison Avenue, Suite 8078 New York, New York 10022. The telephone number is (646) 908-2685. After the consummation of the Business Combination, AHAC’s principal executive office will be that of Ocean Biomedical and AHAC will be renamed Ocean Biomedical, Inc.

Merger Sub

Merger Sub is a wholly-owned subsidiary of AHAC, formed on May 16, 2022, to consummate the Business Combination. Following the Business Combination, Merger Sub will merge with and into Ocean Biomedical, with Ocean Biomedical surviving the Merger as a wholly-owned subsidiary of AHAC. The mailing address of Merger Sub’s principal executive office is 515 Madison Avenue, Suite 8078 New York, New York 10022. Its telephone number is (646) 908-2685. After the consummation of the Business Combination, Merger Sub will cease to exist as a separate legal entity.

Ocean Biomedical, Inc.

Ocean Biomedical, Inc. is a Providence, Rhode Island-based biopharma company with an innovative business model that aims to accelerate the development and commercialization of scientifically compelling assets from research universities and medical centers. Ocean Biomedical deploys funding and expertise with the goal to move new therapeutic candidates efficiently from the laboratory, to the clinic, to the world. Ocean Biomedical is currently developing five discoveries that have the potential to achieve life-changing outcomes in lung cancer, brain cancer, pulmonary fibrosis, and the prevention and treatment of malaria. The mailing address of its principal executive office is 55 Claverick St., Room 325, Providence, Rhode Island 02903 and its telephone number is (401) 444-7375.

The Business Combination Proposal

On August 31, 2022, the Company entered into an Agreement and Plan of Merger (the “Business Combination Agreement”), by and among AHAC Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of AHAC (“Merger Sub”), Ocean Biomedical, Inc., a Delaware corporation (“Ocean Biomedical”), Aesther Healthcare Sponsor, LLC, (“Sponsor”) in its capacity as Purchaser Representative, and Dr. Chirinjeev Kathuria, in his capacity as Seller Representative, pursuant to which at the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”), Merger Sub will merge with and into Ocean Biomedical (the “Merger”), with Ocean Biomedical continuing as the surviving corporation and wholly-owned subsidiary of AHAC. AHAC will change its name to Ocean Biomedical, Inc. at the Closing (collectively, the “Business Combination”). We refer to Ocean Biomedical, Inc. and its consolidated subsidiaries following the Business Combination as “New Ocean Biomedical.”

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Merger Consideration

As consideration for the Merger, the holders of Ocean Biomedical’s securities collectively shall be entitled to receive from AHAC, in the aggregate, a number of shares of New Ocean Biomedical common stock (with a per-share value of $10.00) with an aggregate value equal to (a) $240 Million U.S. Dollars ($240,000,000) minus (b) the amount, if any, by which the net working capital is less than negative $500,000, plus (c) the amount, if any, by which the net working capital exceeds $500,000 (but not less than zero), minus (d) the amount, if any, by which the closing net debt exceeds $1,500,000, minus (e) the amount, if any, by which Ocean Biomedical’s transaction expenses exceed $6,000,000. In addition, holders of Ocean Biomedical’s securities shall also be entitled to receive from New Ocean Biomedical, in the aggregate, an additional 19,000,000 shares of New Ocean Biomedical common stock (the “Earnout Shares”) as follows: (a) in the event that the VWAP of New Ocean Biomedical exceeds $15.00 per share for twenty (20) out of any thirty (30) consecutive trading days beginning on the closing date of the Business Combination until the 36-month anniversary of the closing date, the holders of Ocean Biomedical securities pre-Closing shall be entitled to receive an additional 5,000,000 shares of New Ocean Biomedical common stock, (b) in the event that the VWAP of New Ocean Biomedical exceeds $17.50 per share for twenty (20) out of any thirty (30) consecutive trading days beginning on the closing date of the Business Combination until the 36-month anniversary of the closing date, the holders of Ocean Biomedical securities pre-Closing shall be entitled to receive an additional 7,000,000 shares of New Ocean Biomedical common stock and (c) in the event that the VWAP of New Ocean Biomedical exceeds $20.00 per share for twenty (20) out of any thirty (30) consecutive trading days beginning on the closing date of the Business Combination until the 36-month anniversary of the closing date, the holders of Ocean Biomedical securities pre-Closing shall be entitled to receive an additional 7,000,000 shares of New Ocean Biomedical common stock. In addition, for each issuance of Earnout Shares, New Ocean Biomedical will also issue to Sponsor an additional 1,000,000 shares of New Ocean Biomedical common stock.

For more information, see the section entitled “Shareholder Proposal No. 1: The Business Combination Proposal – Merger Consideration.”

Representations and Warranties

The Business Combination Agreement contains customary representations and warranties by each of AHAC and Ocean Biomedical. Certain of the representations are subject to specified exceptions and qualifications contained in the Business Combination Agreement or in information provided pursuant to certain disclosure schedules to the Business Combination Agreement.

Covenants of the Parties

Under the Business Combination Agreement, each party agrees to use its commercially reasonable efforts to effect the Closing. The Business Combination Agreement also contains certain customary covenants by the parties during the period between the signing of the Business Combination Agreement and the earlier of the Closing or the termination of the Business Combination Agreement in accordance with its terms, including covenants regarding the conduct of their respective businesses, efforts, access, confidentiality and public announcements, the AHAC proxy statement for the transaction (which includes the adoption of a new equity incentive plan for AHAC with a number of awards thereunder equal to 10% of the issued and outstanding shares of AHAC immediately after the Closing, assuming there are no redemptions of the Class A common stock), notice of breaches, no insider trading, indemnification of directors and officers, and other customary covenants. The parties also have agreed to the following covenants:

●	Each party is subject to a “no-shop” obligation between signing of the Business Combination Agreement and Closing and will not be allowed to solicit or discuss competing transactions with other potential parties during such time period.

●	The AHAC board of directors after the Closing will consist of eleven (11) directors, including (i) eight (8) persons designated prior to the Closing by Ocean Biomedical, at least four (4) of whom will be independent; (ii) two (2) persons designated prior to the Closing by AHAC; and (iii) one (1) person designated prior to the Closing by mutual agreement of Ocean Biomedical and AHAC.

Indemnification

The representations and warranties of Ocean Biomedical and AHAC contained in the Business Combination Agreement will not survive the Closing, and from and after the Closing, Ocean Biomedical and AHAC will not have any further obligations, nor shall any claim be asserted or action be brought against Ocean Biomedical and AHAC or their respective representatives with respect thereto. The covenants and agreements made by Ocean Biomedical and AHAC in the Business Combination Agreement, including any rights arising out of any breach of such covenants or agreements, shall not survive the Closing, except for those covenants and agreements contained therein that by their terms apply or are to be performed in whole or in part after the Closing (which such covenants shall survive the Closing and continue until fully performed in accordance with their terms).

Conditions to Consummation of the Merger

The consummation of the Merger is subject to customary Closing conditions unless waived, including:

●	the approval by the stockholders of each of Ocean Biomedical and AHAC;

●	approvals of any required governmental authorities;

●	receipt of specified third-party consents;

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●	no law or order preventing the transactions;

●	no material uncured breach by the other party;

●	after giving effect to the redemption, AHAC shall have at least $5,000,001 of net tangible assets as required by its charter (this condition is not waivable);

●	the members of the post-Closing AHAC board shall have been elected or appointed as of the Closing;

●	this proxy statement shall have been declared effective by the SEC and shall remain effective as of the Closing, and no stop order or similar order shall be in effect with respect to the proxy statement; and

●	the shares of New Ocean Biomedical common stock issued as Merger Consideration shall have been approved for listing on Nasdaq, subject to official notice of issuance (this condition is not waivable).

In addition, unless waived by Ocean Biomedical, the obligations of Ocean Biomedical to consummate the Merger are subject to the satisfaction of the following Closing conditions, in addition to customary certificates and other closing deliveries: (a) the representations and warranties of AHAC being true and correct as of the date of the Business Combination Agreement and as of the Closing (subject to Material Adverse Effect); (b) AHAC having performed in all material respects the respective obligations and complied in all material respects with their respective covenants and agreements under the Business Combination Agreement required to be performed or complied with on or prior the date of the Closing; (c) absence of any Material Adverse Effect with respect to AHAC since the date of the Business Combination Agreement which is continuing and uncured; and (d) AHAC having cash and cash equivalents (including funds remaining in the AHAC trust account after giving effect to redemptions) net of AHAC’s and Ocean Biomedical’s unpaid expenses and liabilities, of at least Fifty Million Dollars ($50,000,000).

Unless waived by AHAC, the obligations of AHAC and Merger Sub to consummate the Merger are subject to the satisfaction of the following Closing conditions, in addition to customary certificates and other closing deliveries: (a) the representations and warranties of Ocean Biomedical being true and correct as of the date of the Business Combination Agreement and as of the Closing (subject to Material Adverse Effect); (b) Ocean Biomedical having performed in all material respects the respective obligations and complied in all material respects with its covenants and agreements under the Business Combination Agreement required to be performed or complied with on or prior the date of the Closing; (c) absence of any Material Adverse Effect with respect to Ocean Biomedical as a whole since the date of the Business Combination Agreement which is continuing and uncured; and (d) each Lock-Up Agreement and Non-Competition Agreement being in full force and effect as of the Closing.

Termination

The Business Combination Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including:

●	by mutual agreement;

●	for the other party’s uncured breach;

●	if there is a government order preventing the Closing;

●	by either party if the Closing does not occur by March 17, 2023;

●	by AHAC if there has been an event after the signing of the Business Combination Agreement that has had a Material Adverse Effect on Ocean Biomedical that is continuing and uncured;

●	by AHAC or Ocean Biomedical if the AHAC stockholders vote and do not approve the transactions contemplated by the Business Combination Agreement; and

●	by Ocean Biomedical if the AHAC board withdraws or changes its approval or recommendation to the AHAC stockholders in any matter that is adverse to Ocean Biomedical.

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Trust Account Waiver

Ocean Biomedical agrees that it and its affiliates will not have any right, title, interest or claim of any kind in or to any monies in AHAC’s trust account held for its public shareholders, and agrees not to, and waives any right to, make any claim against the trust account (including any distributions therefrom).

Backstop Agreements

Vellar Backstop Agreement:

In connection with the execution of the Business Combination Agreement, AHAC and Ocean Biomedical entered into the Vellar Backstop Agreement. The Vellar Backstop Agreement was entered into on August 31, 2022, concurrently with the execution and prior to the announcement of the Business Combination Agreement. The Vellar Backstop Agreement is intended to provide AHAC with additional issued and outstanding shares and cash (in the short-term) following the closing of the Business Combination because it evidences Vellar’s intent to purchase in the open market, through a broker, shares from AHAC stockholders, including from holders who have previously elected to redeem their shares of AHAC Class A common stock and subsequently revoke their election. This will help ensure that AHAC has sufficient cash at the Closing of the Business Combination Agreement to meet the minimum cash condition therein, reduce redemption related risks and generally facilitate the consummation of the Business Combination. However, if Vellar purchases any shares pursuant to the Vellar Backstop Agreement, immediately following the Closing, AHAC will need to prepay to Vellar an amount equal to the number of shares to be purchased by Vellar times the redemption price (as determined in accordance with the AHAC Charter), and, as a result, AHAC’s cash reserves would be reduced significantly. Please note AHAC may benefit from the additional cash and shares in the short-term but the Backstop Agreements may impose cash constraints on New Ocean Biomedical and significantly reduce the amount of shares outstanding in the long-term, as described in the Risk Factor titled: “The Backstop Agreements may help ensure that AHAC meets the minimum cash condition under the Business Combination Agreement but could impose cash constrains on New Ocean Biomedical in the long-term.”

Pursuant to Vellar Backstop Agreement, Vellar intends to purchase up to 4,000,000 shares of AHAC Class A common stock through a broker in the open market (which, if all such shares are purchased, approximately, would be valued at $40,000,000), including from holders that previously elected to redeem their shares of AHAC Class A common stock pursuant to AHAC’s redemption offer and subsequently revoke their elections. These purchases take place only after AHAC’s redemption deadline but before the Closing of the Business Combination Agreement. Under the Vellar Backstop Agreement, the redemption rights in respect of the shares purchased thereunder have been waived and, other than the agreement in the Backstop Agreement prohibiting Vellar from voting shares acquired by them in favor of the Business Combination, AHAC has not entered into a separate voting agreement in respect of such shares. None of the shares of AHAC Class A common stock purchased by Vellar may be voted in the Business Combination. AHAC has agreed to purchase those shares from Vellar on a forward basis at maturity (as further described below), but AHAC will not be required to purchase any shares of its Class A common stock from Vellar at a price higher than the redemption price during the redemption period. The purchase price payable by the Company will include a prepayment in the amount of the redemption price per share payable from the proceeds released from the Trust Account related to those shares. The prepayment date is the earlier of: (i) one business day after the Closing of the Business Combination or (ii) the date any assets from the Trust Account are disbursed following the Closing of the Business Combination. Vellar may but is not obligated to sell some or all of the shares subject to the forward transaction on an unregistered basis pursuant to the ordinary trading exemption under Section 4(a)(1) of the Securities Act following the expiration of the redemption offer, and in such event Vellar will repay AHAC a portion of the prepayment amount relating to those shares from the sale proceeds equal to the number of shares sold by Vellar multiplied by the forward price (i.e. which is the lower of the redemption price, the then current forward price and the VWAP price for the last 10 trading days of the prior month, but not less than $5.00) and terminate the agreement in respect of such shares.

The Vellar Backstop Agreement matures on the earlier to occur of (a) 3 years after the closing of the Business Combination Agreement or (b) the date specified by Vellar in a written notice delivered at Vellar’s discretion if the VWAP of the shares during 20 out of 30 consecutive trading days is less than $3 per share. On the maturity date, Vellar may require that New Ocean Biomedical repurchase all of the shares then being held by Vellar that remain unsold at a price equal to the redemption price (as determined in accordance with the AHAC Charter). Vellar will also be entitled to an additional for $2.50 per share with such amount being payable in shares of New Ocean Biomedical common stock. The maturity date is significant because following the maturity date AHAC is under no obligation to repurchase shares then being held by Vellar. Shares sold by Vellar to third parties prior to the maturity date shall cease to be subject to the forward transaction. Any such sale will trigger an obligation by Vellar to pay AHAC an amount equal to the product of (a) the amount of shares sold by Vellar and (b) the forward price, which is defined in the Vellar Backstop Agreement as the lower of the redemption price (as determined in accordance with the AHAC Charter) and the VWAP price of the last ten trading days (but not lower than $5.00). If the Vellar Backstop Agreement is terminated after the Business Combination fails to close, except due to regulatory items or a material breach by Vellar, AHAC will be obligated to pay Vellar a break-up fee equal to $1 million and certain fees and expenses. AHAC will also be obligated to pay a structuring fee in the amount of $5,000 on the first trading day of each calendar quarter to Vellar after the Business Combination is complete until the maturity date and certain costs and expenses. Vellar has agreed that it does not possess and/or has agreed to waive any redemption rights with respect to the shares of AHAC Class A common stock that it may acquire in accordance with the Vellar Backstop Agreement.

Meteora Backstop Agreement:

AHAC and Ocean Biomedical also entered into the Meteora Backstop Agreement. The Meteora Backstop Agreement was entered into on October 4, 2022. The Meteora Backstop Agreement is intended to provide AHAC with additional issued and outstanding shares and cash (in the short-term) following the closing of the Business Combination because it provides for Meteora to purchase shares from AHAC stockholders, and thus may eliminate the need for AHAC to redeem and pay redeeming AHAC stockholders for up to 4,000,000 shares. This is intended to help ensure that AHAC has sufficient cash at the Closing of the Business Combination Agreement to meet the minimum cash condition therein, reduce redemption related risks and generally facilitate the consummation of the Business Combination. However, if Meteora purchases any shares pursuant to the Meteora Backstop Agreement, immediately following the Closing, AHAC will need to prepay to an escrow account in favor of Meteora an amount equal to the number of shares to be purchased by Meteora times the redemption price (as determined in accordance with the AHAC Charter), and, as a result, AHAC’s cash reserves would be reduced significantly. Please note AHAC may benefit from the additional cash and shares in the short-term but the Backstop Agreements may impose cash constraints on New Ocean Biomedical and significantly reduce the amount of shares outstanding in the long-term, as described in the Risk Factor titled: “The Backstop Agreements may help ensure that AHAC meets the minimum cash condition under the Business Combination Agreement but could impose cash constrains on New Ocean Biomedical in the long-term.”

Pursuant to the Meteora Backstop Agreement, Meteora has agreed to purchase up to 4,000,000 shares of AHAC Class A common stock in the open market (which, approximately, would be valued at up to $40,000,000) including from AHAC stockholders who in the future elect to redeem and subsequently revoke their elections to redeem their shares, following the expiration of AHAC’s redemption offer. Meteora may purchase shares at prices no greater than the redemption price offered to redeeming public stockholders. None of the shares of AHAC Class A common stock purchased by Meteora may be voted in the Business Combination. AHAC has agreed to purchase those shares from Meteora at maturity (as further described below) at the redemption price. The purchase price payable by the Company will include a prepayment in the amount of the redemption price per share payable from the proceeds released from the Trust Account. The prepayment amount must be deposited into an escrow account simultaneously with the Closing of the Business Combination. At Closing, AHAC will transfer into escrow an amount equal to the number of shares purchased by Meteora prior to Closing, multiplied by the redemption price. During the term of the Meteora Backstop Agreement, Meteora may elect to sell some or all of the shares subject to the forward transaction after which those shares will no longer be subject to the forward transaction, and in such event, the escrow agent will release from escrow to the Company escrowed funds equal to the number of shares sold by Meteora multiplied by the reset price (i.e. the lowest of the redemption price, the then current reset price and the VWAP price for the last 10 trading days of the prior month, but not less than $5.00) and the rest of the funds in escrow related to those shares will be paid to Meteora. payable from the proceeds released from the Trust Account related to those shares.

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The Meteora Backstop Agreement matures on the earlier to occur of (a) 3 years after the closing of the Merger or (b) the date specified by Meteora in a written notice delivered at Meteora’s discretion if the VWAP of the shares during 20 out of 30 consecutive trading days is less than $3 per share. On the maturity date, Meteora may require that New Ocean Biomedical repurchase all of the shares being held by Meteora at a price equal to the redemption price (as determined in accordance with the AHAC Charter). At maturity, any remaining shares subject to the forward transaction will be finally purchased by AHAC for (i) the redemption price for those shares, paid from funds placed in escrow by AHAC at the Closing related to those shares, and (ii) $2.50 per share, payable in shares of New Ocean Biomedical common stock. The maturity date is significant because following the maturity date AHAC is no longer under any obligation to repurchase shares then being held by Meteora. If the Meteora Backstop Agreement is terminated after the Business Combination fails to close, except due to regulatory items or a material breach by Meteora, AHAC will be obligated to pay Meteora a break-up fee equal to $1 million and certain fees and expenses. New Ocean Biomedical will also be obligated to pay a structuring fee in the amount of $5,000 on the first trading day of each calendar quarter to Meteora after the Business Combination is complete until the maturity date. Meteora has agreed that it does not possess and/or has agreed to waive any redemption rights with respect to the shares of AHAC Class A common stock that it may acquire in accordance with the Meteora Backstop Agreement.

For risks relating to the Backstop Agreements, please see the Risk Factor referenced above and the one titled: “Vellar and Meteora have agreed to backstop the funds in the Trust Account, as a result of which the Business Combination may still consummate even if a significant number of Public Stockholders exercise their redemption rights. However, if the conditions for the funding of the Backstop Agreements are not satisfied, or if Vellar and Meteora are unable to provide the funding pursuant to the Backstop Agreement or are otherwise in breach of the Backstop Agreements, then it is possible that the Business Combination may not be consummated.”

Common Stock Purchase Agreement

On September 7, 2022, AHAC entered into the Common Stock Purchase Agreement and the White Lion RRA with White Lion. Pursuant to the Common Stock Purchase Agreement, AHAC has the right, but not the obligation to require White Lion to purchase, from time to time, up to $75,000,000 in aggregate gross purchase price of newly issued shares of the AHAC Class A common stock, par value $0.0001 per share, or, following the Closing of the Business Combination, newly issued shares of New Ocean Biomedical common stock, subject to certain limitations and conditions set forth in the Common Stock Purchase Agreement.

AHAC is obligated under the Common Stock Purchase Agreement and the White Lion RRA to file a registration statement with the SEC to register under the Securities Act the common stock subject to the Common Stock Purchase Agreement, for the resale by White Lion of shares of common stock that AHAC may issue to White Lion under the Common Stock Purchase Agreement.

Subject to the satisfaction of certain customary conditions, AHAC’s right to sell shares to White Lion will commence on the effective date of the registration statement and extend for a period of two years. During such term, subject to the terms and conditions of the Common Stock Purchase Agreement, AHAC may notify White Lion when AHAC exercises its right to sell shares (the effective date of such notice, a “Notice Date”). The number of shares sold pursuant to any such notice may not exceed (i) $2,000,000, divided by the closing price of the AHAC Class A common stock on Nasdaq preceding the Notice Date and (ii) a number of shares of Common Stock equal to the average daily trading volume multiplied by 67%.

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The purchase price to be paid by White Lion for any such shares will equal 93% of the lowest daily volume-weighted average price of the AHAC Class A common stock during a period of two consecutive trading days following the applicable Notice Date. However, if during such two-trading day period the trading price of the AHAC Class A common stock falls below a price (the “Threshold Price”) equal to 90% of the opening trading price of the common stock on Nasdaq on the Notice Date, then the number of shares to be purchased by White Lion pursuant to such notice will be reduced proportionately based on the portion of the two-trading day period that has elapsed, and the purchase price will equal 93% of the Threshold Price.

For risks relating to the Common Stock Purchase Agreement, please see the Risk Factor titled: “The issuance of AHAC Class A common stock in connection with the Common Stock Purchase Agreement could cause substantial dilution, which could materially affect the trading price of AHAC Class A common stock.”

Management

The following persons are expected to serve as executive officers and directors of New Ocean Biomedical following the Business Combination. For biographical information concerning Ocean Biomedical’s executive officers and Ocean Biomedical’s designees to New Ocean Biomedical’s board of directors, see “Business of Ocean Biomedical – Executive Officers and Directors of Ocean Biomedical.” For biographical information concerning the AHAC designees to the New Ocean Biomedical’s board of directors see “Information About The Company — Officers and Directors.”

Name	Age	Position
Executive Officers:
Elizabeth Ng, MBA	66	Chief Executive Officer and Director
Gurinder Kalra, MBA	56	Chief Financial Officer
Inderjote Kathuria, M.D.	55	Chief Strategy Officer
Daniel Behr, MBA	64	Executive Vice President and Head of External Innovation and Academic Partnerships
Robert Sweeney	57	Chief Accounting Officer
Employee Director:
Dr. Chirinjeev Kathuria, M.D.	57	Founder, Executive Chairman, Director
Non-Employee Directors:
Jonathan Kurtis, M.D., Ph.D.	54	Director
Dr. Jack A. Elias, M.D.	71	Director
Martin D. Angle(1)(2)	72	Director
Michelle Berrey, M.D., MPH(1)(2)(3)	56	Director
William Owens(1)(3)	71	Director
Jerome Ringo(2)(3)	67	Director
Suren Ajjarapu	52	Director
Michael Peterson	59	Director
[TBD – Joint Designee]	[__]	Director

(1)	Member of the audit committee.
(2)	Member of the compensation committee.
(3)	Member of the nominating and corporate governance committee.

Pursuant to the AHAC Charter, in connection with the Business Combination, holders of Public Shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with the Charter. As of September 30, 2022, the pro rata portion of the funds available in the Trust Account for the Public Shares was approximately $10.20 per share. If a holder of Public Shares exercises his, her or its redemption rights in connection with the Business Combination, such holder will be exchanging his, her or its Public Shares for cash. Such a holder will be entitled to receive cash for its Public Shares only if he, she or it properly demands redemption and delivers its Public Shares (either physically or electronically) to AHAC’s Transfer Agent at least two (2) business days prior to the Special Meeting. Holders of Public Shares may elect to redeem their shares whether or not such shares are voted at the Special Meeting. See the section entitled “Special Meeting in Lieu of the 2022 Annual Meeting of Company Stockholders — Redemption Rights.”

The Business Combination involves numerous risks. For more information about these risks, see the section entitled “Risk Factors.”

The Charter Amendment Proposal

AHAC stockholders will be asked to approve and adopt, subject to and conditional on (but with immediate effect therefrom) approval of the Business Combination Proposal, the Nasdaq Proposal, the Incentive Plan Proposal, the Employee Stock Purchase Plan Proposal and the Election of Directors Proposal, and an amendment and restatement of the AHAC Charter, as set out in Annex B. Please see the section entitled “Shareholder Proposal No. 2 – The Charter Amendment Proposal.”

The Nasdaq Proposal

AHAC is proposing that its stockholders vote to approve, for purposes of complying with Nasdaq Listing Rules 5635(a) and (b), the issuance of more than 20% of the issued and outstanding Class A common stock and the resulting change in control in connection with the Business Combination. Please see the section entitled “Shareholder Proposal No. 3 – The Nasdaq Proposal.”

The Incentive Plan Proposal

AHAC is proposing that its stockholders approve and adopt the 2022 Equity Incentive Plan, which will become effective upon the Closing of the Business Combination. Please see the section entitled “Shareholder Proposal No. 4 – The Incentive Plan Proposal.”

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The Employee Stock Purchase Plan Proposal

AHAC is proposing that its stockholders approve and adopt the Employee Stock Purchase Plan, which will become effective upon the Closing of the Business Combination. Please see the section entitled “Shareholder Proposal No. 5 – The Employee Stock Purchase Plan Proposal”.

The Election of Directors Proposal

AHAC is proposing that its stockholders vote to elect eleven directors to serve staggered terms on the AHAC Board until the 2023, 2024 and 2025 annual meeting of stockholders of New Ocean Biomedical, respectively, and until their respective successors are duly elected and qualified. Please see the section entitled “Shareholder Proposal No. 6 — Election of Directors Proposal.”

The Adjournment Proposal

AHAC stockholders will be asked to consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the Business Combination Proposal, the Charter Amendment Proposal, the Nasdaq Proposal, the Incentive Plan Proposal or the Employee Stock Purchase Plan Proposal. Please see the section entitled “Shareholder Proposal No. 7 — The Adjournment Proposal.”

Interests of AHAC’s Directors and Officers and Others in the Business Combination.

The AHAC Board has adopted and approved the Business Combination Agreement. In arriving at its recommendations, the AHAC Board carefully considered a number of factors described in this proxy statement. Please see section entitled “Shareholder Proposal No. 1: The Business Combination Proposal – The AHAC Board’s Reasons for Approval of the Business Combination.”

When you consider the recommendation of the AHAC Board in favor of approval of the Proposals, you should keep in mind that the Sponsor (including certain members of the Sponsor) and certain of AHAC’s directors and executive officers may have interests in the Business Combination that are different from or in addition to (and which may conflict with) your interests as a stockholder. These interests include, among other things:

●	unless AHAC consummates a business combination, AHAC’s officers, directors and the Sponsor will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the Trust Account;

●	as a condition to the IPO, all of the Founders Shares are subject to a lock-up and would be released only if specified conditions were met. In particular, subject to certain limited exceptions, all Founders Shares would be subject to a lock up until the earlier of (A) one year after the completion of AHAC’s Business Combination and (B) subsequent to the Business Combination, (x) if the closing price of the Class A common stock equals or exceeds $12.00 per unit (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination or (y) the date on which AHAC completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property;

●	the Private Placement Warrants purchased by the Sponsor will be worthless if a business combination is not consummated;

●	the Sponsor has agreed that the Private Placement Warrants and the underlying securities will not be sold or transferred by it until after AHAC has completed a business combination, subject to limited exceptions;

●	the fact that Sponsor paid an aggregate of $25,000 for its Founders Shares and such securities will have a significantly higher value at the time of the Business Combination;

●	the fact that Sponsor has agreed not to redeem any of the Founders Shares in connection with a stockholder vote to approve a proposed business combination;

●	if AHAC does not complete a business combination by December 17, 2022 (which AHAC may extend by an additional three-month period by depositing additional funds into its Trust Account), the proceeds from the sale of the Private Placement Warrants will be included in the liquidating distribution to AHAC’s Public Stockholders and the Private Placement Warrants will expire worthless; and

●	if the Trust Account is liquidated, including in the event AHAC is unable to complete a business combination within the required time period, the Sponsor has agreed to indemnify AHAC to ensure that the proceeds in the Trust Account are not reduced below $10.20 per Public Share by the claims of prospective target businesses with which AHAC has entered into an acquisition agreement or claims of any third party for services rendered or products sold to AHAC, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account.

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Risk Factors

In evaluating the Proposals set forth in this proxy statement, you should carefully read this proxy statement, including the annexes, and especially consider the factors discussed in the section entitled “Risk Factors.”

Risks Related to Ocean Biomedical’s Financial Position and Need for Additional Capital

●	Ocean Biomedical has incurred significant net losses since its inception and will need to raise additional capital, which may not be available on acceptable terms, or at all. New Ocean Biomedical may be unable to raise sufficient capital, which could have a material adverse effect on its drug development programs and/or commercialization efforts.

Risks Related to New Ocean Biomedical’s Business Model

●	Ocean Biomedical uses a differentiated business model that relies on strategic alliances, joint ventures, collaborations or licensing arrangements with third parties. It may not be successful in efforts to develop sufficient pipeline conditions or receive sufficient returns using this business model.

Risks Related to FDA Compliance and Commercialization

●

Preclinical and clinical development is a lengthy, complex, and expensive process with an uncertain outcome and results of earlier studies and trials may not be predictive of future preclinical studies or clinical trial results.

●	New Ocean Biomedical may incur additional costs or expensive delays in completing, or ultimately may be unable to complete, the development of any of its product candidates.

Operational Risks Related to Ocean Biomedical’s Business

●

Problems in Ocean Biomedical’s manufacturing process, failure to comply with manufacturing regulations or unexpected increases in its manufacturing costs could harm its business, results of operations and financial condition.

Risks Related to the Clinical Development, Regulatory Review and Approval of Ocean Biomedical’s Pipeline Indications

●	Ocean Biomedical’s underlying technology is unproven and may not result in marketable products.

Risks Related to Ocean Biomedical’s Operations and Industry

●	Manufacturing of research and development, preclinical and clinical development materials may become interrupted or may not be of satisfactory quantity or quality.

●	Ocean Biomedical’s results of operations could be materially harmed if we are unable to accurately forecast demand for our products and manage product inventory in an effective and efficient manner.

Risks Related to the Commercialization of New Ocean Biomedical’s Pipeline Indications

●	If New Ocean Biomedical is unable to establish effective marketing and sales capabilities or enter into agreements with third parties to market and sell its pipeline indications, if they are approved, it may be unable to generate product revenues.

●	Even if they are approved, New Ocean Biomedical’s products may not achieve broad market acceptance. Future potential sales of its existing product indications and its pipeline indications may suffer if they are not accepted in the marketplace by physicians, patients and the medical community.

●	Failure to obtain marketing approval in international jurisdictions would prevent New Ocean Biomedical’s pipeline indications from being marketed outside of the United States. If New Ocean Biomedical obtains approval to commercialize its pipeline indications abroad, a variety of risks associated with international operations could materially adversely affect its business.

Risks Related to our Dependence on Third Parties

●	New Ocean Biomedical intends to continue to outsource nearly all of its discovery, clinical development and manufacturing functions to third-party providers or consultants.

Risks Related to Intellectual Property

●	New Ocean Biomedical’s success depends in part on its ability to protect its intellectual property. It is difficult and costly to protect its proprietary rights and technology, and it may not be able to insure such protection.

●	If New Ocean Biomedical is unable to protect the confidentiality of its trade secrets, its business and competitive position would be harmed.

Risks Related to Legal and Compliance Matters

●

If New Ocean Biomedical fails to comply with federal and state healthcare laws, including fraud and abuse and health and other information privacy and security laws, it could face substantial penalties and its business, financial condition, results of operations, and prospects could be adversely affected.

●	If product liability lawsuits are brought against New Ocean Biomedical, it may incur substantial financial or other liabilities and may be required to limit commercialization of its product candidates.

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General Risk Factors

●	The outbreak of the novel strain of coronavirus, SARS-CoV-2, which causes COVID-19, could adversely impact New Ocean Biomedical’s business, including its preclinical studies and clinical trials.

Risks Related to New Ocean Biomedical and its Common Stock Following the Business Combination

●	New Ocean Biomedical will incur increased costs as a result of operating as a public company, and its management will devote substantial time to compliance with its public company responsibilities and corporate governance practices.

●	If, following the Business Combination, securities or industry analysts do not publish or cease publishing research or reports about New Ocean Biomedical, its business or its market, or if they change their recommendations regarding New Ocean Biomedical’s securities adversely, the price and trading volume of New Ocean Biomedical’s securities could decline.

●	There can be no assurance that New Ocean Biomedical common stock that will be issued in connection with the Business Combination will be approved for listing on Nasdaq or, if approved, will continue to be so listed following the closing of the Business Combination, or that we will be able to comply with the continued listing standards of Nasdaq. New Ocean Biomedical’s failure to meet the continued listing requirements of Nasdaq could result in a delisting of its Securities.

●	The market price of New Ocean Biomedical common stock may decline as a result of the Business Combination or other market factors.

Risks Related to AHAC and the Business Combination

●	Subsequent to the consummation of the Business Combination, New Ocean Biomedical may be required to take write-downs or write-offs, or New Ocean Biomedical may be subject to restructuring, impairment or other charges that could have a significant negative effect on New Ocean Biomedical’s financial condition, results of operations and the price of New Ocean Biomedical’s securities, which could cause you to lose some or all of your investment.

●	AHAC may not be able to consummate an initial business combination within the required time period, in which case it would cease all operations except for the purpose of winding up and it would redeem the Public Shares and liquidate.

●	The Sponsor or AHAC’s directors, executive officers or advisors or their respective affiliates may elect to purchase shares from Public Stockholders, which may influence the vote on the Business Combination and reduce the public “float” of AHAC Common Stock.

●	The nominal purchase price paid by the Sponsor for the Founder Shares may significantly dilute the implied value of the Public Shares in the event AHAC completes an initial business combination. In addition, the value of the Sponsor’s Founder Shares will be significantly greater than the amount the Sponsor paid to purchase such shares in the event AHAC completes an initial business combination, even if the business combination causes the trading price of New Ocean Biomedical’s common stock to materially decline.

●	AHAC’s Sponsor, executive officers and directors have potential conflicts of interest in recommending that stockholders vote in favor of approval of the Business Combination Proposal and approval of the other proposals described in this proxy statement.

●	There are risks to AHAC’s stockholders who are not affiliates of the Sponsor of becoming stockholders of New Ocean Biomedical through the Business Combination rather than acquiring securities of Ocean Biomedical directly in an underwritten public offering, including no independent due diligence review by an underwriter and conflicts of interest of the Sponsor.

●	Certain of AHAC’s officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by AHAC and, accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

●	AHAC stockholders who do not redeem their shares of AHAC Common Stock will have a reduced ownership and voting interest after the Business Combination and will exercise less influence over management.

●	AHAC’s stockholders may be held liable for claims by third parties against AHAC to the extent of distributions received by them.

26

SELECTED HISTORICAL FINANCIAL INFORMATION OF THE COMPANY

We are providing the following selected historical financial information to assist you in your analysis of the financial aspects of the Business Combination. The Company’s balance sheet data as of June 30, 2022 and the statement of operations data for the six months ended June 30, 2022 are derived from the Company’s unaudited financial statements included elsewhere in this proxy statement. The Company’s balance sheet data as of December 31, 2021 and the statement of operations data for the period from June 17, 2021 (inception) through December 31, 2021 are derived from the Company’s audited financial statements included elsewhere in this proxy statement.

The information is only a summary and should be read in conjunction with the Company’s financial statements and related notes and “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere in this proxy statement. The Company’s historical results are not necessarily indicative of future results, and the results for any interim period are not necessarily indicative of the results that may be expected for a full fiscal year.

27

Aesther Healthcare Acquisition Corp.

STATEMENTS OF OPERATIONS

(in thousands, except share price and per share amounts)

	For Six months ended June 30, 2022	For the period From June 17, 2021 (Inception) Through December 31, 2021
Formation and operating costs	$498	$567
Total operating loss	(498)	(567)
Other Income:
Interest, net	147	2
Net income (loss)	$(351)	$(565)

Basic and diluted weighted average shares outstanding, Class A common stock	10,600,000	5,649,746

Class A common stock - basic and diluted net loss per share	$(0.03)	$(0.10)

Basic and diluted weighted average shares outstanding, Class B common stock	2,625,000	2,451,777

Class B common stock - basic and diluted net loss per share	$(0.13)	$(0.23)

BALANCE SHEET

(in thousands)

	As of June 30, 2022	As of December 31, 2021
Total assets	$108,562	$108,652
Total liabilities	3,656	3,396
Total commitments and contingencies	107,100	107,100
Total shareholders’ deficit	(2,194)	(1,844)

28

SELECTED HISTORICAL FINANCIAL INFORMATION OF OCEAN BIOMEDICAL

We are providing the following selected historical financial information to assist you in your analysis of the financial aspects of the Business Combination. Ocean Biomedical’s balance sheet data as of June 30, 2022 and the statement of operations for the six months ended June 30, 2022 and 2021 are derived from Ocean Biomedical’s unaudited financial statements included elsewhere in this proxy statement. Ocean Biomedical’s balance sheet data as of December 31, 2021 and 2020 and the statement of operations for the years ended December 31, 2021 and 2020 are derived from Ocean Biomedical’s audited financial statements included elsewhere in this proxy statement.

The information is only a summary and should be read in conjunction with Ocean Biomedical’s financial statements and related notes and “Ocean Biomedical’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere in this proxy statement. Ocean Biomedical’s historical results are not necessarily indicative of future results, and the results for any interim period are not necessarily indicative of the results that may be expected for a full fiscal year.

	Six Months Ended		For the Year Ended
Income Statement Data:	June 30, 2022	June 30, 2021	December 31, 2021	December 31, 2020
Revenue	$-	$-	$-	$-
Operating expenses	11,571	49,279	62,345	1,652
Other expense	(698)	(1)	1	(1)
Net income	$(12,269)	$(49,280)	$(62,344)	$(1,653)

	As of
Balance Sheet Data:	June 30, 2022	December 31, 2021	December 31, 2020
Total current assets	$395	$79	$386
Total assets	395	79	386
Total liabilities	9,932	6,741	2,271
Parent-entity net investment	(9,537)	(6,662)	(1,885)

29

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this proxy statement.

The following summary unaudited pro forma condensed combined financial data (the “Summary Pro Forma Information”) gives effect to the transactions contemplated by the Business Combination (the “Transaction”). The Business Combination will be accounted for as a reverse recapitalization, in accordance with GAAP. Under this method of accounting, although AHAC will acquire all of the outstanding equity interests of Ocean Biomedical in the Business Combination, AHAC will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be reflected as the equivalent of Ocean Biomedical issuing shares for the net assets of AHAC, followed by a recapitalization whereby no goodwill or other intangible assets are recorded. Operations prior to the Business Combination will be those of Ocean Biomedical. There will be no accounting effect or change in the carrying amount of the assets and liabilities as a result of the reverse recapitalization.

The summary unaudited pro forma condensed combined balance sheet as of June 30, 2022 gives effect to the Transaction as if they had occurred on June 30, 2022.

The summary unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2022 gives effect to the Transaction as if they had occurred on January 1, 2021.

The Summary Pro Forma Information has been derived from, and should be read in conjunction with, the more detailed unaudited pro forma condensed combined financial information included in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” in this proxy statement and the accompanying notes thereto. The unaudited pro forma condensed combined financial information is based upon, and should be read in conjunction with, the historical financial statements and related notes of AHAC and Ocean Biomedical for the applicable periods included in this proxy statement.

The Summary Pro Forma Information has been presented for informational purposes only and is not necessarily indicative of what the New Ocean Biomedical’s financial position or results of operations actually would have been had the Business Combination been completed as of the dates indicated. In addition, the Summary Pro Forma Information does not purport to project the future financial position or operating results of the New Ocean Biomedical following the reverse recapitalization.

The unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the potential redemption into cash of AHAC Class A common stock:

● Assuming No Redemptions: This presentation assumes that no Public Stockholders of AHAC exercise redemption rights with respect to their Public Shares.

● Assuming Maximum Redemptions: This presentation assumes that 10,500,000 Public Shares are redeemed for aggregate redemption payments of $107,100,000 assuming a $10.20 per share Redemption Price and based on funds in the Trust Account as of June 30, 2022.

	Pro Forma Combined
($ in thousands, except per share data)	Assuming No Redemptions	Assuming Maximum Redemptions
Summary Unaudited Pro Forma Condensed Combined Statement of Operations Data for the Six Months Ended June 30, 2022
Net Income (loss)	$(13,206)	$(13,206)
Net income (loss) per share, Class A Common Stock – basic and diluted	$(0.35)	$(0.40)
Weighted average shares outstanding of Class A Common Stock – basic and diluted	37,225,000	33,325,000
Summary Unaudited Pro Forma Condensed Combined Balance Sheet Data as of June 30, 2022
Total assets	$93,698	$53,523
Total liabilities	$9,657	$9,657
Total stockholders’ equity	$84,041	$44,261

30

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

AHAC is providing the following unaudited pro forma combined financial information to aid you in your analysis of the financial aspects of the Business Combination. The following unaudited pro forma combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

AHAC is a blank check company formed under the laws of the State of Delaware on June 17, 2021 under the name Aesther Healthcare Acquisition Corp.

Ocean Biomedical is a biopharmaceutical company that seeks to bridge the “bench-to-bedside” gap between medical research discoveries and patient solutions.

The unaudited pro forma condensed combined balance sheet as of June 30, 2022 combines the historical balance sheet of AHAC as of June 30, 2022 with the historical balance sheet of Ocean Biomedical as of June 30, 2022 on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on June 30, 2022.

AHAC and Ocean Biomedical have the same fiscal years ending December 31. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2022 and for the year ended December 31, 2021 combine the historical statements of operations of AHAC and Ocean Biomedical for such periods on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on January 1, 2021, the beginning of the earliest period presented.

The unaudited pro forma combined balance sheet as of June 30, 2022 and the unaudited pro forma combined statements of operations for the six months ended June 30, 2022 and for the year ended December 31, 2021 are presented as if the following occurred:

●	the merger of Merger Sub, the wholly owned subsidiary of AHAC, with and into Ocean Biomedical, with Ocean Biomedical as the surviving company;

●	the redesignation of AHAC’s outstanding 10,600,000 Public Shares (7,975,000 Public Shares assuming low redemptions, 2,725,000 Public Shares assuming high redemptions, and 0 Shares assuming maximum redemptions) and 2,625,000 Founder Shares as New Ocean Biomedical common stock;

●	the issuance of shares of New Ocean Biomedical common stock as follows: 24,000,000 shares to the stockholders of Ocean Biomedical; and

●

the execution of the Vellar Backstop Agreement, pursuant to which Vellar intends to purchase up to 4,000,000 shares of AHAC Class A common stock through a broker in the open market (which, if all such shares are purchased, approximately, would be valued at $40,000,000), including from holders that previously elected to redeem their shares of AHAC Class A common stock pursuant to AHAC’s redemption offer and subsequently revoke their elections.

●	the execution of the Meteora Backstop Agreement, pursuant to which Meteora intends to purchase up to 4,000,000 shares of AHAC Class A common stock through a broker in the open market (which, if all such shares are purchased, approximately, would be valued at $40,000,000), including from holders that previously elected to redeem their shares of AHAC Class A common stock pursuant to AHAC’s redemption offer and subsequently revoke their elections.

The historical financial information of AHAC was derived from the unaudited financial statements of AHAC as of and for the six months ended June 30, 2022 and from the audited financial statements for the period from inception (June 17, 2021) ended December 31, 2021, included elsewhere in this proxy statement. The historical financial information of Ocean Biomedical was derived from the unaudited consolidated financial statements of Ocean Biomedical as of and for the six months ended June 30, 2022; and from the audited consolidated financial statements for the year ended December 31, 2021, included elsewhere in this proxy statement. This information should be read together with AHAC’s and Ocean Biomedical’s audited and unaudited financial statements and related notes, the sections entitled “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Ocean Biomedical’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement.

31

The pro forma combined financial statements have been presented for informational purposes only and are not necessarily indicative of what AHAC’s and Ocean Biomedical’s financial position or results of operations actually would have been had the transactions been completed as of the dates indicated. In addition, the pro forma data do not purport to project the future financial position or operating results of New Ocean Biomedical. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Accounting for the Business Combination

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, AHAC, who is the legal acquirer, will be treated as the “acquired” company for financial reporting purposes and Ocean Biomedical will be treated as the accounting acquirer. Ocean Biomedical has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances under the redemption scenarios:

●	Ocean Biomedical’s existing stockholders will have more than 64.5% of the voting interest of New Ocean Biomedical under both the no redemption and maximum redemption scenarios;

●	Ocean Biomedical’s senior management will comprise the senior management of New Ocean Biomedical;

●	the directors nominated by Ocean Biomedical will represent the majority of the board of directors of New Ocean Biomedical;

●	Ocean Biomedical’s operations will comprise the ongoing operations of New Ocean Biomedical; and

●	New Ocean Biomedical will assume Ocean Biomedical’s name.

Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of a capital transaction in which Ocean Biomedical is issuing stock for the net assets of AHAC. The net assets of AHAC will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Ocean Biomedical.

Basis of Pro Forma Presentation

Pursuant to the current AHAC Charter, AHAC’s public stockholders may demand that AHAC redeem their shares of Class A common stock for cash if the Business Combination is consummated, irrespective of whether they vote for or against the Business Combination. If a public stockholder properly demands redemption of their shares, AHAC will redeem each share for cash equal to the public stockholder’s pro rata portion of the Trust Account, calculated as of two business days prior to the anticipated consummation of the Business Combination.

The unaudited pro forma condensed combined financial information has been prepared assuming alternative levels of cash redemptions of AHAC’s common stock:

● Assuming No Redemptions: This presentation assumes that no AHAC public stockholders exercise redemption rights with respect to their Public Shares.

● Assuming Low Redemptions: This presentation assumes that 25% of AHAC public stockholders holding 2,625,000 Public Shares will exercise their redemption rights for $26.8 million of funds in AHAC’s Trust Account.

● Assuming High Redemptions: This presentation assumes that 75% of AHAC public stockholders holding 7,875,000 Public Shares will exercise their redemption rights for $80.3 million of funds in AHAC’s Trust Account.

● Assuming Maximum Redemptions: This presentation assumes that AHAC stockholders holding 10,500,000 Public Shares will exercise their redemption rights for $107.1 million of funds in AHAC’s Trust Account.

	No		Low		High		Maximum
Issued and Outstanding Share Basis	Redemption (1)	% Owned	Redemption (2)	% Owned	Redemption (3)	% Owned	Redemption (4)	% Owned
Aesther public shares	10,600,000	28.5%	7,975,000	21.5%	2,725,000	7.4%	100,000	0.3%
Aesther Founder Shares	2,625,000	7.0%	2,625,000	7.0%	2,625,000	7.2%	2,625,000	7.9%
Ocean shareholders	24,000,000	64.5%	24,000,000	64.5%	24,000,000	65.6%	24,000,000	72.0%
Vellar Opportunity Fund SPV LLC	-	-%	1,312,500	3.5%	3,625,000	9.9%	3,300,000	9.9%
Meteora	-	-%	1,312,500	3.5%	3,625,000	9.9%	3,300,000	9.9%
Pro Forma common stock at June 30, 2022	37,225,000	100.0%	37,225,000	100.0%	36,600,000	100.0%	33,325,000	100.0%

Potential sources of dilution:

Public Warrants (5)	5,250,000	14.1%	5,250,000	14.1%	5,250,000	14.1%	5,250,000	15.1%
Private Warrants (6)	5,411,000	14.5%	5,411,000	14.5%	5,411,000	14.5%	5,411,000	15.6%

(1) Redemption percentages are based on a total of 10,500,000 redeemable Public Shares pursuant to the Aesther Charter.

(2) Assumes that 2,625,000 Public Shares are redeemed for aggregate redemption payments of $26,775,000, assuming a $10.20 per share Redemption Price and based on funds in the Trust Account and working capital available to Aesther outside of the Trust Account as of June 30, 2022 and that Vellar and Meteora purchases the 2,625,000 shares for $26,775,000 prior to the closing of Business Combination. The Merger Agreement includes a condition to the Closing, waivable by Ocean, that, at the Closing, Aesther has cash or cash equivalents, including funds remaining in the Trust Account (after giving effect to the completion and payment of any Redemptions.)

(3) Assumes that 7,875,000 Public Shares are redeemed for aggregate redemption payments of $80,325,000, assuming a $10.20 per share Redemption Price and based on funds in the Trust Account and working capital available to Aesther outside of the Trust Account as of June 30, 2022 and that Vellar and Meteora purchases 7,250,000 shares for $73,950,000 prior to the closing of the Business Combination. The Merger Agreement includes a condition to the Closing, waivable by Ocean, that, at the Closing, Aesther has cash or cash equivalents, including funds remaining in the Trust Account (after giving effect to the completion and payment any Redemptions).

(4) Assumes that 10,500,000 Public Shares are redeemed for aggregate redemption payments of $107,100,000, assuming a $10.20 per share Redemption Price and based on funds in the Trust Account and working capital available to Aesther outside of the Trust Account as of June 30, 2022 and that Vellar and Meteora is able to purchase 6,600,000 shares for $67,320,000 prior to the closing of the business combination. The Merger Agreement includes a condition to the Closing, waivable by Ocean, that, at the Closing, Aesther has cash or cash equivalents, including funds remaining in the Trust Account (after giving effect to the completion and payment any Redemptions). 100,000 Public Shares were issued to EF Hutton for services and are not redeemable.

(5) Assumes exercise of 5,250,000 Public Warrants (at a purchase price of $11.50 per Public Warrant) resulting into a cash inflow of $60,375,000 for Ocean and 5,250,000 Ocean common stock issued to holders of Public Warrants. The Merger Agreement includes a condition to the Closing, waivable by Ocean, that, at the Closing, Aesther has cash or cash equivalents, including funds remaining in the Trust Account (after giving effect to the completion and payment any Redemptions).

(6) Assumes exercise of 5,411,000 Private Placement Warrants (at $11.50 per Private Placement Warrant) resulting into a cash inflow of $62,226,500 for Ocean and 5,411,000 Ocean common stock issued to holders of Private Placement Warrants.

32

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2022

(In thousands)

			Scenario 1			Scenario 2			Scenario 3			Scenario 4
			Assuming No Redemptions into Cash			Assuming Low Redemptions into Cash			Assuming High Redemptions into Cash			Assuming Maximum Redemptions into Cash
						Shares Sold under Backstop Agreement			Shares Sold under Backstop Agreement			Shares Sold under Backstop Agreement
	(A)	(B)	Pro Forma			Pro Forma			Pro Forma			Pro Forma
	OCEA	AHEA	Adjustments		Balance Sheet	Adjustments		Balance Sheet	Adjustments		Balance Sheet	Adjustments		Balance Sheet
Assets
Current assets:
Cash and cash equivalents	395	577	107,250	(1)		107,250	(1)		107,250	(1)		107,250	(1)
			-	(2)		26,775	(2)		73,950	(2)		67,320	(2)
			(3,492)	(3)		(3,492)	(3)		(3,492)	(3)		(3,492)	(3)
			-	(4)		(26,775)	(4)		(80,325)	(4)		(107,100)	(4)
			(11,200)	(7)	93,530	(11,200)	(7)	93,530	(11,200)	(7)	93,530	(11,200)	(7)	67,635
Prepaid expenses and other assets	-	168	-		168	-		168	-		168	-		168
Total current assets	395	745	92,558		93,698	92,558		93,698	86,183		87,323	52,778		53,523

Cash held in trust	-	107,250	(107,250)	(1)	-	(107,250)	(1)	-	(107,250)	(1)	-	(107,250)	(1)	-
Deferred acquisition costs	-	567	(567)	(3)	-	(567)	(3)	-	(567)	(3)	-	(567)	(3)	-
Total assets	395	108,562	(15,259)		93,698	(15,259)		93,698	(21,634)		87,323	(55,039)		53,523

Liabilities, and stockholders’ equity
Current liabilities:
Accounts payable	8,459	145	-		8,604	-		8,604	-		8,604	-		8,604
Accrued expenses and other current liabilities	270	361	(342)	(3)	289	(342)	(3)	289	(342)	(3)	289	(342)	(3)	289
Short term loans	764	-			764			764			764			764
Total current liabilities	9,493	506	(342)		9,657	(342)		9,657	(342)		9,657	(342)		9,657

Deferred underwriting commissions	-	3,150	(3,150)	(3)	-	(3,150)	(3)	-	(3,150)	(3)	-	(3,150)	(3)	-
Liability for Backstop Agreement	-	-	-	(2)	-	-	(2)	-	-	(2)	-	-	(2)	-
Total liabilities	9,493	3,656	(3,492)		9,657	(3,492)		9,657	(3,492)		9,657	(3,492)		9,657

Commitments and contingencies
AHEA Class A common stock subject to possible redemption(C)	-	107,100	(107,100)	(4)	-	(107,100)	(4)	-	(107,100)	(4)	-	(107,100)	(4)	-

Stockholders’ (deficit) equity
AHEA preferred stock	-	-	-
OCEA common stock	-	-	-
AHEA Class A common stock	-	-	4	(5)	4	4	(5)	4	4	(5)	4	4	(5)	4
AHEA Class B common stock		1	(1)	(5)	-	(1)	(5)	-	(1)	(5)	-	(1)	(5)	-
Additional paid-in capital	67,400	(1,280)	-	(2)		26,775	(2)		73,950	(2)		67,320	(2)
			107,100	(4)		80,325	(4)		26,775	(4)		-	(4)
			(3)	(5)		(3)	(5)		(3)	(5)		(3)	(5)
			(915)	(6)	172,302	(915)	(6)	172,302	(915)	(6)	165,927	(915)	(6)	132,522
Retained earnings (accumulated deficit)	(76,498)	(915)	915	(6)		915	(6)		915	(6)		915	(6)
			(567)	(3)		(567)	(3)		(567)	(3)		(567)	(3)
			(11,200)	(7)	(88,265)	(11,200)	(7)	(88,265)	(11,200)	(7)	(88,265)	(11,200)	(7)	(88,265)
Total stockholders’ (deficit) equity	(9,098)	(2,194)	95,333		84,041	95,333		84,041	88,958		77,666	55,553		44,261
Total liabilities and stockholders’ (deficit) equity	395	108,562	(15,259)		93,698	(15,259)		93,698	(21,634)		87,323	(55,039)		53,918

			Scenario 5			Scenario 6				Scenario 7
			Assuming Low Redemptions into Cash			Assuming High Redemptions into Cash				Assuming Maximum Redemptions into Cash
			Shares not sold under Backstop Agreement			Shares not sold under Backstop Agreement				Shares not sold under Backstop Agreement
	(A)	(B)	Pro Forma			Pro Forma				Pro Forma
	OCEA	AHEA	Adjustments		Balance Sheet	Adjustments		Balance Sheet		Adjustments			Balance Sheet
Assets
Current assets:
Cash and cash equivalents	395	577	107,250	(1)		107,250	(1)				107,250	(1)
			-	(2)		-	(2)				-	(2)
			(3,492)	(3)		(3,492)	(3)				(3,492)	(3)
			(26,775)	(4)		(80,325)	(4)				(107,100)	(4)
			(11,200)	(7)	66,755	-		24,405		2,370		(8)	-
Prepaid expenses and other assets	-	168	-		168	-			168		-			168
Total current assets	395	745	65,783		66,923	23,433			24,573		(972)			168

Cash held in trust	-	107,250	(107,250)	(1)	-	(107,250)	(1)		-		(107,250)	(1)		-
Deferred acquisition costs	-	567	(567)	(3)	-	(567)	(3)		-		(567)	(3)		-
Total assets	395	108,562	(42,034)		66,923	(84,384)			24,573		(108,789)			168

Liabilities, and stockholders’ equity
Current liabilities:
Accounts payable	8,459	145	-		8,604	-			8,604		2,370	(8)		10,974
Accrued expenses and other current liabilities	270	361	(342)	(3)	289	(342)	(3)		289		(342)	(3)		289
Short term loans	764	-			764				764					764
Total current liabilities	9,493	506	(342)		9,657	(342)			9,657		2,028			12,027

Deferred underwriting commissions	-	3,150	(3,150)	(3)	-	(3,150)	(3)		-		(3,150)	(3)		-
Liability for Backstop Agreement	-	-	6,563	(2)	6,563	18,125	(2)		18,125		16,500	(2)		16,500
Total liabilities	9,493	3,656	3,071		16,220	14,633			27,782		15,378			28,527

Commitments and contingencies
AHEA Class A common stock subject to possible redemption(C)	-	107,100	(107,100)	(4)	-	(107,100)	(4)		-		(107,100)	(4)		-

Stockholders’ (deficit) equity														-
AHEA preferred stock	-	-
OCEA common stock	-	-												-
AHEA Class A common stock	-	-	4	(5)	4	4	(5)		4		4	(5)		4
AHEA Class B common stock	-	1	(1)	(5)	-	(1)	(5)		-		(1)	(5)		-
Additional paid-in capital	67,400	(1,280)	80,325	(4)		26,775	(4)				-	(4)
			(3)	(5)		(3)	(5)				(3)	(5)
			(915)	(6)	145,527	(915)	(6)		91,977		(915)	(6)		65,202
Retained earnings (accumulated deficit)	(76,498)	(915)	(11,200)	(7)		-	(7)				-	(7)
			(6,563)	(2)		(18,125)	(2)				(16,500)	(2)
			(567)	(3)		(567)	(3)				(567)	(3)
			915	(6)	(94,828)	915	(6)		(95,190)		915	(6)		(93,565)
Total stockholders’ (deficit) equity	(9,098)	(2,194)	61,996		50,704	8,083			(3,209)		(17,067)			(28,359)
Total liabilities and stockholders’ (deficit) equity	395	108,562	(42,034)		66,923	(84,384)			24,573		(108,789)			168

(A) Obtained from the unaudited balance sheet of Ocean Biomedical as of June 30, 2022.

(B) Obtained from the unaudited balance sheet of AHAC as of June 30, 2022.

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UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(Dollars in thousands, except per share data)

						Transaction
			Transaction			Accounting		Pro Forma
			Accounting		Pro Forma	Adjustments		Combined
			Adjustments		Combined	(Assuming		(Assuming
	OCEA	AHAC	(Assuming No		(Assuming No	Maximum		Maximum
	(A) Historical	(B) Historical	Redemptions)	Note 2	Redemptions)	Redemptions)	Note 2	Redemptions)

Revenue	$-	$-	$-		$-	$-		$-
Operating expenses:
Research and development	33,933	-	-		33,933	-		33,933
Selling, general and administrative	28,412	567	11,200	(cc)	40,179	11,200	(cc)	40,179
Total operating expenses	62,345	567	11,200		74,112	11,200		74,112
Income (loss) from operations	(62,345)	(567)	(11,200)		(74,112)	(11,200)		(74,112)
Other income (expense):
Other income (expense):	1	-	-		1	-		1
Interest, net	-	2	(2)	(aa)	-	(2)	(aa)	-
Total other income (expense)	1	2	(2)		1	(2)		1
Income (loss) before income tax expense	(62,344)	(565)	(11,202)		(74,111)	(11,202)		(74,111)
Income tax expense	-	-	—		-	—		—
Net income (loss)	$(62,344)	$(565)	$(11,202)		$(74,111)	$(11,202)		$(74,111)
Basic and diluted weighted average shares outstanding, Class A Common Stock	17,487,290	5,649,746	37,225,000	(bb)	37,225,000	(10,500,000)	(bb)	33,325,000
						6,600,000	(bb)
Class A common stock – basic and diluted net loss per share	$(3.57)	$(0.10)			$(1.99)			$(2.22)
Basic and diluted weighted average shares outstanding, Class B Common Stock		2,451,777	(2,451,777)	(bb)
Class B common stock - basic and diluted net loss per share		$(0.23)

(A) Obtained from the audited statement of operations of Ocean Biomedical ended December 31, 2021.

(B) Obtained from the audited statement of operations of AHAC ended December 31, 2021.

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2022

(Dollars in thousands, except per share data)

	OCEA Historical (A)	AHAC Historical (B)	Transaction Accounting Adjustments (Assuming No Redemptions)	Note 2	Pro Forma Combined (Assuming No Redemptions	Transaction Accounting Adjustments (Assuming Maximum Redemptions)	Note 2	Pro Forma Combined (Assuming Maximum Redemptions
Revenue	$-	$-	$-		$-	$-		$-
Operating expenses:
Research and development	6,390				6,390			6,390
Selling, general and administrative	5,620	498	-		6,118	-		6,118
Total operating expenses	12,010	498	-		12,508	-		12,508
Income (loss) from operations	(12,010)	(498)	-		(12,508)	-		(12,508)
Other income (expense):
Other income (expense):	(698)	-	-		(698)	-		(698)
Interest, net	-	147	(147)	(aa)	-	(147)	(aa)	-
Total other income (expense)	(698)	147	(147)		(698)	(147)		(698)
Income (loss) before income tax expense	(12,708)	(351)	(147)		(13,206)	(147)		(13,206)
Income tax expense	-	-	-		-	-		-
Net income (loss)	$(12,708)	$(351)	$(147)		$(13,206)	$(147)		$(13,206)
Basic and diluted weighted average shares outstanding, Class A Common Stock	17,496,370	10,600,000	26,625,000		37,225,000	(10,500,000)	(bb)	33,325,000
						6,600,000	(bb)
Class A common stock - basic and diluted net loss per share	(0.73)	$(0.03)			$(0.35)			$(0.40)
Basic and diluted weighted average shares outstanding, Class B Common Stock		2,625,000	(2,625,000)	(bb)	-
Class B common stock - basic and diluted net loss per share		$(0.13)

(A) Obtained from the unaudited statement of operations for six months ended of Ocean Biomedical as of June 30, 2022.

(B) Obtained from the unaudited statement of operations for six months ended of AHAC as of June 30, 2022.

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, AHAC, who is the legal acquirer, will be treated as the “acquired” company for financial reporting purposes and Ocean Biomedical will be treated as the accounting acquirer. This determination was primarily based on the following facts and circumstances: (i) Ocean Biomedical’s existing stockholder will have more than 64.5% of the voting interest of New Ocean Biomedical under both the no redemption and maximum redemption scenarios; (ii) Ocean Biomedical’s senior management will comprise the senior management of New Ocean Biomedical; (iii) the directors nominated by Ocean Biomedical will represent a majority of the board of directors of New Ocean Biomedical; and (iv) Ocean Biomedical’s operations will comprise the ongoing operations of New Ocean Biomedical. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of a capital transaction in which Ocean Biomedical is issuing stock for the net assets of AHAC. The net assets of AHAC will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Ocean Biomedical. The unaudited pro forma condensed combined balance sheet as of June 30, 2022 assumes the Business Combination occurred on June 30, 2022. The unaudited pro forma condensed combined statements of operation for the six months ended June 30, 2022 and for the twelve months ended December 31, 2021 present the pro forma effect of the Business Combination as if it had been completed on January 1, 2021, the beginning of the earliest period presented. These periods are presented on the basis of Ocean Biomedical as the accounting acquirer.

The unaudited pro forma condensed combined balance sheet as of June 30, 2022 has been prepared using, and should be read in conjunction with, the following:

● AHAC’s unaudited balance sheet as of June 30, 2022 and the related notes for the period ended June 30, 2022, included elsewhere in this proxy statement; and

● Ocean Biomedical’s unaudited balance sheet as of June 30, 2022 and the related notes for the period ended June 30, 2022, included elsewhere in this proxy statement; and

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2022 and for the twelve months ended December 31, 2021 have been prepared using, and should be read in conjunction, with the following:

● AHAC’s audited statement of operations for the period since inception (June 17, 2021) ended December 31, 2021, and unaudited statement of operations for the six months ended June 30, 2022, and the related notes included elsewhere in this proxy statement; and

● Ocean Biomedical’s audited statement of operations for the period ended December 31, 2021, and unaudited statement of operations for the six months ended June 30, 2022 and the related notes included elsewhere in this proxy statement.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

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The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination. The pro forma adjustments reflecting the consummation of the Business Combination are based on certain available information as of the date of these unaudited pro forma combined financial statements and certain assumptions and methodologies that AHAC believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. AHAC believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of New Ocean Biomedical. They should be read in conjunction with the historical financial statements and notes thereto of AHAC and Ocean Biomedical.

General Description of the Business Combination Agreement

On August 31, 2022, AHAC entered into an Agreement and Plan of Merger (the “Business Combination Agreement”), by and among AHAC Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of AHAC (“Merger Sub”), Ocean Biomedical, Inc., a Delaware corporation (“Ocean Biomedical”), Aesther Healthcare Sponsor, LLC, (“Sponsor”) in its capacity as Purchaser Representative, and Dr. Chirinjeev Kathuria, in his capacity as Seller Representative, pursuant to which at the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”), Merger Sub will merge with and into Ocean Biomedical (the “Merger”), with Ocean Biomedical continuing as the surviving corporation and wholly-owned subsidiary of AHAC. AHAC will change its name to Ocean Biomedical, Inc. at the Closing (collectively, the “Business Combination”). We refer to AHAC and its consolidated subsidiaries following the Business Combination as “New Ocean Biomedical.” The Business Combination will be accounted for as a reverse recapitalization.

Merger Consideration

As consideration for the Merger, the holders of Ocean Biomedical’s securities collectively shall be entitled to receive from AHAC, in the aggregate, a number of shares of New Ocean Biomedical common stock (with a per-share value of $10.00) with an aggregate value equal to (a) $240 Million U.S. Dollars ($240,000,000) minus (b) the amount, if any, by which the net working capital is less than negative $500,000, plus (c) the amount, if any, by which the net working capital exceeds $500,000 (but not less than zero), minus (d) the amount, if any, by which the closing net debt exceeds $1,500,000, minus (e) the amount, if any, by which Ocean Biomedical’s transaction expenses exceed $6,000,000. In addition, holders of Ocean Biomedical’s securities shall also be entitled to receive from New Ocean Biomedical, in the aggregate, an additional 19,000,000 shares of New Ocean Biomedical common stock (the “Earnout Shares”) as follows: (a) in the event that the VWAP of New Ocean Biomedical exceeds $15.00 per share for twenty (20) out of any thirty (30) consecutive trading days beginning on the closing date of the Business Combination until the 36-month anniversary of the closing date, the holders of Ocean Biomedical securities pre-Closing shall be entitled to receive an additional 5,000,000 shares of New Ocean Biomedical common stock, (b) in the event that the VWAP of New Ocean Biomedical exceeds $17.50 per share for twenty (20) out of any thirty (30) consecutive trading days beginning on the closing date of the Business Combination until the 36-month anniversary of the closing date, the holders of Ocean Biomedical securities pre-Closing shall be entitled to receive an additional 7,000,000 shares of New Ocean Biomedical common stock and (c) in the event that the VWAP of New Ocean Biomedical exceeds $20.00 per share for twenty (20) out of any thirty (30) consecutive trading days beginning on the closing date of the Business Combination until the 36-month anniversary of the closing date, the holders of Ocean Biomedical securities pre-Closing shall be entitled to receive an additional 7,000,000 shares of New Ocean Biomedical common stock. In addition, for each issuance of Earnout Shares, New Ocean Biomedical will also issue to Sponsor an additional 1,000,000 shares of New Ocean Biomedical common stock.

Warrants

Upon consummation of the Business Combination, there will be outstanding an aggregate of 5,250,000 Public Warrants and 5,411,000 Private Placement Warrants held by our Sponsor. Each of our outstanding whole warrants is exercisable commencing 30 days following the Closing for one share of AHAC Class A common stock. Therefore, as of the date of this proxy statement, if we assume that each outstanding whole warrant is exercised and one share of AHAC Class A common stock is issued as a result of such exercise, with payment to AHAC of the exercise price of $11.50 per whole warrant for one whole share, our fully-diluted share capital would increase by a total of 10,661,000 shares, with approximately $122,601,500 million paid to us to exercise the warrants, assuming cash exercise.

Ocean Biomedical’s lender, Second Street Capital, LLC, has warrants for 450,000 shares of Ocean Biomedical common stock (“Ocean Warrants”). As a condition to closing the Business Combination, AHAC shall issue Second Street Capital, LLC a warrant for a number of shares of New Ocean Biomedical common stock equal to the economic value of the Ocean Warrants (a “Converted Ocean Warrant”) in exchange for the termination of the Ocean Warrants.

Class B Units Profit Interest

In December 2020, the sole stockholder of Ocean Biomedical contributed 100% of his founders shares in the amount of 17,112,298 shares to Poseidon Bio, LLC (“Poseidon”) which became the sole stockholder of Ocean Biomedical. In February 2021, Poseidon transferred 342,244 shares of Ocean Biomedical’s common stock back to Ocean Biomedical’s founder. In February 2021, Poseidon amended and restated its operating agreement to allow additional members into Poseidon by issuing Class A units and Class B units in which Ocean Biomedical’s founder is the sole Class A unit holder who holds 100% of the voting power of Poseidon. In addition, certain executives and employees were granted Class B unit profit interests in Poseidon. These profit interests grants in Ocean Biomedical’s controlling shareholder were deemed to be transactions incurred by the shareholder and within the scope of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718, Stock Compensation. As a result, the related transactions by the stockholder were pushed down into Ocean Biomedical’s condensed consolidated financial statements. As of June 30, 2022, Ocean Biomedical’s founder held 100% of the voting power and 68% of the equity interests in Poseidon.

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2. Adjustments to Unaudited Pro Forma Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are directly attributable to the Business Combination. Ocean Biomedical and AHAC have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had New Ocean Biomedical filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of New Ocean Biomedical’s shares outstanding, assuming the Business Combination had been completed on January 1, 2021, the beginning of the earliest period presented.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

(1) Reflects the release of cash currently invested in U.S. treasuries or money market funds held in the Trust Account.

(2) Reflects the amount of funding and liability incurred from the Backstop Agreements under each of the following redemption Scenarios.

AHAC and Ocean Biomedical entered into an OTC Equity Prepaid Forward Transaction (the “Vellar Backstop Agreement”) with Vellar Opportunity Fund SPV LLC – Series 3 (“Vellar”). The Vellar Backstop Agreement was entered into on August 31, 2022 concurrently with the execution and prior to the announcement of the Business Combination Agreement. The Vellar Backstop Agreement is intended to provide AHAC with additional issued and outstanding shares and cash (in the short-term) following the closing of the Business Combination because it obligates Vellar to purchase shares from AHAC stockholders for their shares. This will help ensure that AHAC has sufficient cash at the Closing of the Business Combination Agreement to meet the minimum cash condition therein, reduce redemption related risks and generally facilitate the consummation of the Business Combination. However, if Vellar purchases any shares pursuant to the Vellar Backstop Agreement, immediately following the Closing, AHAC will need to prepay to Vellar an amount equal to the number of shares to be purchased by Vellar times the redemption price (as determined in accordance with the AHAC Charter), and, as a result, AHAC’s cash reserves would be reduced significantly. Please note AHAC may benefit from the additional cash and shares in the short-term but the Backstop Agreements may impose cash constraints on New Ocean Biomedical and significantly reduce the amount of shares outstanding in the long-term, as described in the Risk Factor titled: “The Backstop Agreements may help ensure that AHAC meets the minimum cash condition under the Business Combination Agreement but could impose cash constrains on New Ocean Biomedical in the long-term.”

Pursuant to Vellar Backstop Agreement, Vellar intends to purchase up to 4,000,000 shares of AHAC Class A common stock through a broker in the open market (which, if all such shares are purchased, approximately, would be valued at $40,000,000), including from holders that previously elected to redeem their shares, of AHAC Class A common stock pursuant to AHAC’s redemption offer and subsequently revoke their elections . These purchases take place only after AHAC’s redemption deadline but before the Closing of the Business Combination Agreement. Under the Vellar Backstop Agreement, the redemption rights in respect of the shares purchased thereunder have been waived and, other than the agreement in the Backstop Agreement prohibiting Vellar from voting shares acquired by them in favor of the Business Combination, AHAC has not entered into a voting agreement in respect of such shares. None of the shares of AHAC Class A common stock purchased by Vellar may be voted in the Business Combination and AHAC has agreed to purchase those shares from Vellar on a forward basis at maturity (as further described below), but AHAC will not be required to purchase any shares of its Class A common stock from Vellar at a price higher than the redemption price before, during or after the redemption period. The purchase price payable by the Company will include a prepayment in the amount of the redemption price per share, payable from the proceeds released from the Trust Account related to those shares. The prepayment date is the earlier of: (i) one business day after the Closing of the Business Combination or (ii) the date any assets from the Trust Account are disbursed following the Closing of the Business Combination. Vellar may but is not obligated to sell some or all of the shares subject to the forward transaction following the expiration of the redemption offer after which those shares will no longer be subject to the forward transaction, and in such event Vellar will repay AHAC a portion of the prepayment amount relating to those shares from the sale proceeds equal to the number of shares sold by Vellar multiplied by the forward price (i.e. the lower of the redemption price, the then current forward price and the VWAP price for the last 10 trading days of the prior month, but not less than $5.00).

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The Vellar Backstop Agreement matures on the earlier to occur of (a) 3 years after the closing of the Merger Agreement or (b) the date specified by Vellar in a written notice delivered at Vellar’s discretion if the VWAP of the shares during 20 out of 30 consecutive trading days is less than $3 per share. On the maturity date, Vellar may require that New Ocean Biomedical repurchase all of the shares then being held by Vellar at a price equal to the redemption price (as determined in accordance with the AHAC Charter). Vellar will also be entitled to an additional $2.50 per with such amount being payable in shares of New Ocean Biomedical common stock. The maturity date is significant because following the maturity date AHAC is under no obligation to repurchase shares then being held by Vellar. Shares sold by Vellar to third parties prior to the maturity date shall cease to be subject to the forward transaction. Any such sale will trigger an obligation by Vellar to pay AHAC an amount equal to the product of (a) the amount of shares sold by Vellar and (b) the forward price, which is defined in the Vellar Backstop Agreement as the lower of the redemption price (as determined in accordance with the AHAC Charter) and the VWAP price of the last ten trading days (but not lower than $5.00). During the term of the Vellar Backstop Agreement, Vellar may elect to sell some or all of the shares subject to the forward transaction after which those shares will no longer be subject to the forward transaction, and in such event Vellar will repay the Company a portion of prepayment amount relating to those shares from the sale proceeds equal to the number of shares sold by Vellar multiplied by the forward price (i.e. the lower of the redemption price, the then-current forward price and the VWAP price for the last 10 trading days of the prior month, but not less than $5.00). If the Vellar Backstop Agreement is terminated after the Business Combination fails to close, except due to regulatory items or a material breach by Vellar, AHAC will be obligated to pay Vellar a break-up fee equal to $1 million and certain fees and expenses. The maximum value of the agreement liability at settlement date under conditions of the contract as if they occurred at the reporting date is a liability of $10 million (i.e. 4,000,000 shares unsold at the reporting date x $2.50) AHAC will also be obligated to pay a structuring fee in the amount of $5,000 on the first trading day of each calendar quarter to Vellar after the Business Combination is complete until the maturity date. Vellar has agreed that it does not possess and/or has agreed to waive any redemption rights with respect to the shares of AHAC Class A common stock that it may acquire in accordance with the Vellar Backstop Agreement.

AHAC and Ocean Biomedical also entered into a Forward Share Purchase Agreement (the “Meteora Backstop Agreement”) with Meteora Special Opportunity Fund I, LP, Meteora Select Trading Opportunities Master, LP, and Meteora Capital Partners, LP (collectively, “Meteora”). The Meteora Backstop Agreement was entered into on October 4, 2022. The Meteora Backstop Agreement is intended to provide AHAC with additional issued and outstanding shares and cash (in the short-term) following the closing of the Business Combination because it provides for Meteora to purchase shares from AHAC stockholders, and thus may eliminate the need for AHAC to redeem and pay redeeming AHAC stockholders for up to 4,000,000 shares. This is intended to help ensure that AHAC has sufficient cash at the Closing of the Business Combination Agreement to meet the minimum cash condition therein, reduce redemption related risks and generally facilitate the consummation of the Business Combination. However, if Meteora purchases any shares pursuant to the Meteora Backstop Agreement, immediately following the Closing, AHAC will need to prepay to an escrow account in favor of Meteora an amount equal to the number of shares to be purchased by Meteora times the redemption price (as determined in accordance with the AHAC Charter), and, as a result, AHAC’s cash reserves would be reduced significantly. Please note AHAC may benefit from the additional cash and shares in the short-term but the Backstop Agreements may impose cash constraints on New Ocean Biomedical and significantly reduce the amount of shares outstanding in the long-term, as described in the Risk Factor titled: “The Backstop Agreements may help ensure that AHAC meets the minimum cash condition under the Business Combination Agreement but could impose cash constrains on New Ocean Biomedical in the long-term.”

Pursuant to the Backstop Agreement, Meteora has agreed to purchase up to 4,000,000 shares of AHAC Class A common stock in the open market (which, approximately, would be valued at up to $40,000,000) including from AHAC stockholders who in the future elect to redeem and subsequently revoke their prior elections to redeem their shares, following the expiration of the Company’s redemption offer. Meteora may purchase shares at prices no greater than the redemption price offered to redeeming public stockholders. None of the shares of AHAC Class A common stock purchased by Meteora may be voted in the Business Combination. AHAC has agreed to purchase those shares from Meteora at maturity (as further described below at the redemption price. The purchase price payable to the Company will include a prepayment in the amount of the redemption price per share payable from the proceeds released from the Trust Account. The prepayment amount must be deposited into an escrow account simultaneously with the Closing of the Business Combination. At Closing, AHAC will transfer into escrow an amount equal to the number of shares purchased by Meteora prior to Closing, multiplied by the redemption price. During the term of the Meteora Backstop Agreement, Meteora may elect to sell some or all of the shares subject to the forward transaction after which those shares will no longer be subject to the forward transaction, and in such event, the escrow agent will release from escrow to the Company escrowed funds equal to the number of shares sold by Meteora multiplied by the reset price (i.e. the lowest of the redemption price, the then current reset price and the VWAP price for the last 10 trading days of the prior month, but not less than $5.00) and the rest of the funds in escrow related to those shares will be paid to Meteora. The Meteora Backstop Agreement matures on the earlier to occur of (a) 3 years after the closing of the Merger Agreement or (b) the date specified by Meteora in a written notice delivered at Meteora’s discretion if the VWAP of the shares during 20 out of 30 consecutive trading days is less than $3 per share. On the maturity date, Meteora may require that New Ocean Biomedical repurchase all of the shares being held by Meteora at a price equal to the redemption price (as determined in accordance with the AHAC Charter). At maturity, any remaining shares subject to the forward transaction will be finally purchased by AHAC for (i) the redemption price for those shares, paid from funds placed in escrow by AHAC at the Closing related to those shares, and (ii) $2.50 per share, payable in shares of New Ocean Biomedical common stock. The maturity date is significant because following the maturity date, AHAC is no longer under any obligation to repurchase shares then being held by Meteora. If the Meteora Backstop Agreement is terminated after the Business Combination fails to close, except due to regulatory items or a material breach by Meteora, AHAC will be obligated to pay Meteora a break-up fee equal to $1 million and certain fees and expenses. New Ocean Biomedical will also be obligated to pay a structuring fee in the amount of $5,000 on the first trading day of each calendar quarter to Meteora after the Business Combination is complete until the maturity date. Meteora has agreed that it does not possess and/or has agreed to waive any redemption rights with respect to the shares of AHAC Class A common stock that it may acquire in accordance with the Meteora Backstop Agreement.

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Scenario 1 - No Redemptions - Neither Vellar nor Meteora exercise their right to purchase AHAC shares under the Backstop Agreements, so we do not receive any proceeds from the Backstop Agreements nor incur any liability related to the Backstop Agreements.

Scenario 2 - Low Redemptions Vellar and Meteora purchase 2,625,000 shares, in the aggregate, under the Backstop Agreements. This assumes Vellar and Meteora are able to purchase the shares prior to Closing and sell the shares the day of Closing at the redemption price and approximate proceeds of $26.8 million are received by us and we do not incur any liability under the Backstop Agreements.

Scenario 3 - High Redemptions – Vellar and Meteora purchase 7,250,000 shares, in the aggregate, under the Backstop Agreements. This assumes Vellar and Meteora are able to purchase the shares prior to Closing (not to exceed 9.9%) and sell the shares the day of Closing at the redemption price and approximate proceeds of $73.9 million are received by us and we do not incur any liability under the Backstop Agreements.

Scenario 4 - Maximum Redemptions – Vellar and Meteora purchase 6,600,000, in the aggregate, under the Backstop Agreements. This assumes Vellar and Meteora are able to purchase the shares prior to Closing (not to exceed 9.9%) and sell the shares the day of Closing and approximate proceeds of $67.3 million are received by us and we do not incur any liability under the Backstop Agreements.

There is no guarantee that Vellar or Meteora will purchase any shares or sell such shares in the marketplace as represented in the above scenarios. If Vellar or Meteora hold shares on the date of Closing this would mean we will deliver cash to Vellar or Meteora or to an escrow account with respect to Vellar or Meteora at Closing and incur a liability to potentially repurchase the shares up to three years following the Closing. There can be no assurances that the backstop investors will sell on the date of Closing, as the investors have until three years following the consummation of the Business Combination to sell such shares into the market, or at the end of such term, to the Company.

Scenario 5 - Low Redemptions – Vellar and Meteora purchase 2,625,000 shares, in the aggregate, under the Backstop Agreements. This assumes Vellar and Meteora are able to purchase the shares prior to Closing but unable to sell the shares on the Closing date and no proceeds are received by us. Cash delivered at Closing to Vellar or Meteora or to an escrow account with respect to Vellar or Meteora by us would be approximately $26.8 million. Our forward purchase liability for unsold shares at maturity is $6.7 million (i.e. 2,625,000 shares unsold at the reporting date x $2.50).

Scenario 6 - High Redemptions – Vellar and Meteora purchase 7,250,000 shares, in the aggregate, under the Backstop Agreements. This assumes Vellar and Meteora are able to purchase shares prior to Closing (not to exceed 9.9%) but unable to sell the shares on the Closing date and no proceeds are received by us. Cash delivered at Closing to Vellar or Meteora or to an escrow account with respect to Vellar or Meteora by us would be approximately $73.9 million. Our forward purchase liability for unsold shares is $18.1 million at maturity (i.e. 7,250,000 shares unsold at reporting date x $2.50).

Scenario 7 - Maximum Redemptions - Vellar and Meteora purchase 6,600,000 shares, in the aggregate, under the Backstop Agreements. Vellar and Meteora are able to purchase shares prior to Closing (not to exceed 9.9%) but unable to sell the shares on the Closing date and no proceeds are available. Cash delivered at Closing to Vellar or Meteora or to an escrow account with respect to Vellar or Meteora by us would be approximately $67.3 million. Our forward purchase liability for unsold shares is $16.5 million at maturity (i.e. 6,600,000 shares unsold at reporting date x $2.50).

The Business Combination Agreement includes two (2) conditions to the Closing that are directly impacted by the redemption scenarios set forth above: 1) AHAC has cash or cash equivalents, including funds remaining in the Trust Account (after giving effect to the completion and payment of any redemptions) of $50,000,000 at the Closing; and 2) AHAC has net tangible assets of at least $5,000,001 upon consummation of Business Combination after giving effect to any redemptions.

In scenarios 1-5 both conditions are met.

In scenarios 6 and 7 both conditions are not met. AHAC will only proceed with the Business Combination if it will have net tangible assets of at least $5,000,001 upon consummation of the Business Combination.

(3) Represents estimated direct and incremental transaction costs incurred by AHAC and Ocean Biomedical related to the Business Combination. The deferred transaction costs from a previous terminated business merger are reflected as a reduction of retained earnings as the amounts were expensed after June 30, 2022 in the amount of $567,000. The deferred commissions payable at closing to the underwriter of $3.15 Million. This adjustment also reflects the payment of $0.3 million in accrued expenses recognized by AHAC related to a contemplated business combination, these relate to the transaction costs incurred by AHAC during the six month period ending June 30, 2022, including, but not limited to, advisory fees, legal fees, and registration fees.

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(4) For (1) the no redemption scenario, reflects the reclassification of AHAC Class A common stock subject to possible redemption to permanent equity assuming conversion of 10,500,000 shares of Class A common stock into shares of New Ocean Biomedical common stock on a one-to-one basis, (2) the low redemption scenario, reflects the redemption of 2,625,000 shares of Class A common stock for $26.8 million and the reclassification of the remaining AHAC Class A common stock subject to possible redemption to permanent equity assuming conversion of 7,875,000 shares of Class A common stock into shares of New Ocean Biomedical common stock on a one-to-one basis, (3) the high redemption scenario, reflects the redemption of 7,875,000 shares of Class A common stock for $80.3 million and the reclassification of the remaining AHAC Class A common stock subject to possible redemption to permanent equity assuming conversion of 2,625,000 shares of Class A common stock into shares of New Ocean Biomedical common stock on a one-to-one basis, and (4) the maximum redemption scenario, represents the redemption of the maximum number of 10,500,000 shares of Class A common stock for $107.1 million.

(5) Reflects the recapitalization of Ocean Biomedical through the issuance of 24,000,000 shares of New Ocean Biomedical common stock at par value of $0.0001 and the conversion of Class B common stock to Class A common stock. This does not take into account other merger calculations; net working capital adjustments, closing net debt adjustment, transaction expenses in excess of $6,000,000 or shares that Ocean Biomedical shall also be entitled to receive from New Ocean Biomedical, in the aggregate, an additional 19,000,000 shares of New Ocean Biomedical common stock (the “Earnout Shares”)

(6) Reflects the elimination of the historical accumulated deficit of AHAC, the legal acquirer, in the amount of $0.9 million.

(7) Reflects the amount that is a contingent payable based upon the New Ocean Biomedical’s first cumulative capital raise of at least $50 million in the amount of $11.2 million. Ocean Biomedical has contingent compensation in the amount of $9.7 million, contingent vendor payments of $1.4 million and other related payables of $0.1 million. For Scenario 6 and 7 where the minimum cash requirement of $50,000,000 is not met, approximately $11.2 million would remain as a contingent liability and no adjustment has been made in the Pro Forma Combined Financial Statements.

(8) Reflects the amount of negative cash recategorized to accounts payable.

Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations (in thousands, except share and per share data)

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2022 and year ended December 31, 2021 are as follows:

(aa) Represents the elimination of historical interest income earned on the Trust Account.

(bb) Represents the conversion of 2,625,000 Class B shares; 10,600,000 Class A Shares and 24,000,000 Class A shares issued of the business combination, redemption of 10,500,000 Class A Shares and backstop shares of 6,600,000.

(cc) Represents the amount that is a contingent payable based upon New Ocean Biomedical’s first cumulative capital raise of at least $50 million in the amount of $11.2 million. Ocean Biomedical has contingent compensation in the amount of $9.7 million, Contingent vendor payments of $1.4 million and other related payables of $0.1 million.

3. Net income per Share

Represents the net income per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2021, the beginning of the earliest period presented. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net income per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented. When assuming maximum redemption, this calculation is adjusted to eliminate such shares for the entire period.

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The unaudited pro forma condensed combined statement of operations has been prepared assuming the no redemptions, and maximum redemptions scenarios:

	For the Six Months Ended June 30, 2022
	Pro Forma Combined (Assuming No Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
Pro forma net income (loss)	$(13,206)	$(13,206)
Basic and Diluted weighted average shares	37,225,000	33,325,000
Net income (loss) per share – Basic and Diluted	$(0.35)	$(0.40)

	Twelve Months Ended December 31, 2021
	Pro Forma Combined (Assuming No Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
Pro forma net income (loss)	$(74,111)	$(74,111)
Basic and diluted weighted average shares outstanding	37,225,000	33,325,000
Net income (loss) per share – Basic and Diluted	$(1.99)	$(2.22)

At the Business Combination there is one class of stock, Class A common stock (Class B common stock converts to Class A common stock). Warrants representing private (5,411,000) and Public (5,250,000) were not used in the computation in Basic and diluted weighted average shares outstanding, because the effect of inclusion would be anti-dilutive.

	Pro Forma Combined (Assuming No Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
Ocean Biomedical equity Holders	24,000,000	24,000,000
AHAC Public Stockholders	10,600,000	100,000
AHAC Sponsor(s)	2,625,000	2,625,000
Vellar Opportunity Fund SPV LLC – Series 3	-	3,300,000
Meteora	-	3,300,000
Basic and diluted weighted average shares outstanding	37,225,000	33,325,000

COMPARATIVE PER SHARE DATA

The following table sets forth selected historical comparative unit and share information for AHAC and Ocean Biomedical, respectively, and unaudited pro forma condensed combined per share information of AHAC after giving effect to the Business Combination, assuming four redemption scenarios as follows:

● Assuming No Redemptions: This presentation assumes that no AHAC public stockholders exercise redemption rights with respect to their Public Shares for a pro rata share of the funds in AHAC’s Trust Account.

● Assuming Low Redemptions: This presentation assumes that AHAC public stockholders holding 2,625,000 Public Shares will exercise their redemption rights for $26.8 million of funds in AHAC’s Trust Account.

● Assuming High Redemptions: This presentation assumes that AHAC public stockholders holding 7,875,000 Public Shares will exercise their redemption rights for $80.3 million of funds in AHAC’s Trust Account.

● Assuming Maximum Redemptions: This presentation assumes that AHAC public stockholders holding 10,500,000 Public Shares, will exercise their redemption rights for $107.1 million of funds in AHAC’s Trust Account.

This information is only a summary and should be read together with the selected historical financial information summary included elsewhere in this proxy statement and the audited and unaudited financial statements of AHAC and Ocean Biomedical and related notes that are included elsewhere in this proxy statement. The unaudited AHAC and Ocean Biomedical pro forma combined per share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this proxy statement.

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The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of AHAC and Ocean Biomedical would have been had the companies been combined during the period presented.

					Pro Forma Combined								Equivalent Pro Forma Combined
					Assuming		Assuming		Assuming		Assuming		Assuming		Assuming		Assuming		Assuming
	Historical				No		Low		High		Maximum		No		Low		High		Maximum
	Ocean Biomedical		AHAC		Redemptions		Redemptions		Redemptions		Redemptions		Redemptions		Redemptions		Redemptions		Redemptions
As of and for the Six Months Ended June 30, 2022
Book value per share – basic and diluted	$(0.00	)(1)	$(0.17	)(1)	$2.29	(2)	$2.46	(2)	$1.53	(2)	$0.68	(2)	$22.90	(2)	$24.64	(2)	$15.31	(2)	$6.79	(2)
Weighted average redeemable common shares outstanding – basic and diluted	-		10,500,000
Weighted average non-redeemable common shares outstanding – basic and diluted	17,496,370		2,765,000		37,225,000		34,600,000		29,350,000		26,725,000		37,225,000		34,600,000		29,350,000		26,725,000
Net income(loss) per share – redeemable, basic and diluted	-		$(0.03)
Net income(loss) per share – non-redeemable, basic and diluted	$(0.69)		$(0.13)		$(0.35)		$(0.38)		$(0.45)		$(0.49)		$(0.35)		$(0.38)		$(0.45)		$(0.49)

As of and for the Twelve Months Ended December 31, 2021
Book value per share – basic and diluted	N/A	(3)	N/A	(3)	N/A	(3)	N/A	(3)	N/A	(3)	N/A	(3)	N/A	(3)	N/A	(3)	N/A	(3)	N/A	(3)
Weighted average redeemable common shares outstanding – basic and diluted			10,500,000
Weighted average non-redeemable common shares outstanding – basic and diluted	17,496,370		2,765,000		37,225,000		34,600,000		29,350,000		26,725,000		37,225,000		34,600,000		29,350,000		26,725,000
Net income(loss) per share – redeemable, basic and diluted			$(0.10)
Net income(loss) per share – non-redeemable, basic and diluted	$(3.56)		$(0.23)		$(1.69)		$(1.82)		$(2.14)		$(2.35)		$-		$-		$-		$-

(1) Historical book value per share is equal to total stockholders’ equity (excluding shares of preferred stock) divided by shares outstanding as of June 30, 2022.

(2) Pro forma book value per share is equal to pro forma stockholders’ equity divided by pro forma shares outstanding as of June 30, 2022.

(3) A pro forma balance sheet for the year ended December 31, 2021 is not required to be included herein and as such, no such calculation is included in this table.

(4) Equivalent pro forma book value is equal to pro forma book value multiplied by the Per Share Stock Consideration Rate.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this proxy statement are “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and being made pursuant to the safe harbor provisions contained therein. These forward-looking statements relate to current expectations and strategies, future operations, future financial positioning, future revenue, projected costs, prospects, current plans, current objectives of management and expected market growth, and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from expectations, estimates, and projections expressed or implied by these forward-looking statements and, consequently, you should not rely on these forward-looking statements as a guarantee, an assurance, a prediction or a definitive statement of fact or probability of future events. In some cases, you can identify forward-looking statements through the use of words or phrases such as “may”, “should”, “could”, “predict”, “potential”, “plan”, “seeks”, “believe”, “will likely result”, “expect”, “continue”, “will continue”, “will”, “will be”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “outlook”, and similar expressions, or the negative version of those words or phrases or other comparable words or phrases of a future or forward-looking nature, but the absence of such words does not mean that a statement is not forward-looking. These forward-looking statements are not historical facts, but instead they are predictions, projections and other statements about future events are based upon estimates and assumptions that, while considered reasonable by AHAC and its management, and Ocean Biomedical and its management, as the case may be, are inherently uncertain. These forward-looking statements are provided for illustrative purposes only and actual events and circumstances are difficult or impossible to predict and will differ from assumptions.

Forward-looking statements in this proxy statement include, but are not limited to, statements about the:

●	benefits from the Business Combination;

●	ability to complete an initial business combination, including the Business Combination;

●	future financial performance following the Business Combination;

●	estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

●	the success, cost and timing of product development activities and clinical trials of product candidates, including the progress of, and results from, planned clinical trials;

●	the success, cost and timing of completing IND-enabling studies of preclinical product candidates, and the timing of planned Investigational New Drug Application, or IND, submissions for such candidates;

●	plans to initiate, recruit and enroll patients in, and conduct planned clinical trials at the projected pace;

●	the intended benefits of New Ocean Biomedical’s business model;

●	New Ocean Biomedical’s ability to acquire licenses or otherwise obtain new product candidates to add to its portfolio for clinical development;

●	plans and strategy to obtain and maintain regulatory approvals of product candidates;

●	plans and strategy to obtain funding for operations, including funding necessary to complete further development and, upon successful development, if approved, commercialize any product candidates;

●	the potential benefit of any future orphan drug designations for product candidates;

●	New Ocean Biomedical’s ability to compete with companies currently marketing or engaged in the development of treatments for fibrosis;

●	plans and strategy regarding obtaining and maintaining intellectual property protection for product candidates and the duration of such protection;

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●	plans and strategy regarding the manufacture of product candidates for clinical trials and for commercial use, if approved;

●	plans and strategy regarding the commercialization of any products that are approved for marketing;

●	the size and growth potential of the markets for product candidates, and New Ocean Biomedical’s ability to serve those markets, either alone or in combination with others;

●	expectations regarding government and third-party payor coverage and reimbursement;

●	expected use of the proceeds from the Business Combination;

●	success in retaining or recruiting, or changes required in, officers, key employees or directors following the Business Combination;

●	officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving the Business Combination, as a result of which they would then receive expense reimbursements;

●	public securities’ potential liquidity and trading;

●	use of proceeds not held in the Trust Account or available to New Ocean Biomedical from interest income on the Trust Account balance;

●	impact from the outcome of any known and unknown litigation;

●	future financial performance, including financial projections and business metrics and any underlying assumptions thereunder;

●	future business or product expansion, including estimated revenues and losses, projected costs, prospects and plans;

●	trends in the healthcare industry;

●	ability to scale in a cost-effective manner;

●	ability to obtain and maintain intellectual property protection;

●	future capital requirements and sources and uses of cash; and

●	impact of competition and developments and projections relating to competitors and industry.

Many factors may cause actual results to differ materially from these forward-looking statements including, but not limited to:

●	the risk that the Business Combination may not be completed in a timely manner, per AHAC’s business combination deadlines or otherwise, or at all, including as a result of the occurrence of any event, change or other circumstances that could give rise to the termination of negotiations, including negotiations related to the underlying Business Combination Agreement or subsequent definitive agreements with respect to the proposed Business Combination, which may adversely affect the price of our securities;

●	the risk of failure to satisfy the conditions to the consummation of the Business Combination, including the approval of the merger agreement by our stockholders, the satisfaction of the minimum net tangible assets and minimum cash at closing requirements and the receipt of certain governmental, regulatory and third party approvals;

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●	the risk of not being able to meet Nasdaq listing standards following the consummation of the proposed Business Combination;

●	the effect of the announcement or pendency of the proposed Business Combination on business relationships, operating results, and business generally;

●	the risk that the announcement or completion of the proposed Business Combination disrupts current plans and operations;

●	the outcome of any legal proceedings that may be instituted against us or others following the announcement of the proposed Business Combination and any definitive agreements with respect thereto;

●	the risk of the potential inability to complete the proposed Business Combination due to the failure to obtain approval of our equity holders or to satisfy other conditions to closing in the Business Combination Agreement;

●	the risk of changes to the proposed structure of the proposed Business Combination that may be required or appropriate as a result of applicable laws or regulations;

●	the risk that the proposed Business Combination disrupts our current plans and operations as a result of the announcement and consummation of the proposed Business Combination;

●	the risk of an inability to recognize the anticipated benefits of the proposed Business Combination and achieve commercialization and development plans, which may be affected by, among other things, competition and the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and retain its management and key employees;

●	costs related to the proposed Business Combination;

●	the risk of changes in applicable laws or regulations;

●	the risk of potential failures to realize and achieve estimates of expenses, pro forma results, profitability and underlying assumptions with respect to stockholder redemptions and purchase price and other adjustments;

●	the risk of the need and ability to raise additional capital and the terms on which such capital is received;

●	the risk of New Ocean Biomedical’s inability to succeed in clinical development or obtain FDA approval of lead pipeline indications;

●	increased regulatory costs and compliance requirements in connection with drug development;

●	the risk of our potential inability to comply with FDA post-approval requirements;

●	the risk of failure to comply with manufacturing regulations or unexpected increases in manufacturing costs;

●	the risk of the inability of our products to achieve broad market acceptance of existing or planned products and services and achieving sufficient production volumes at acceptable quality levels and prices;

●	the risk of increased competition from other pharmaceutical and biotechnology companies, academic institutions, government agencies, and other research organizations;

●	new FDA approved drugs that compete with New Ocean Biomedical in targeted indications;

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●	the risk of failure of third party service providers to comply with contractual duties;

●	the risk of failure to comply with international, federal and state healthcare;

●	the impact of COVID-19 on operations including its preclinical studies and clinical trials;

●	risks related to the ongoing COVID-19 pandemic and response, including supply chain disruptions;

●	the possibility that we may be adversely impacted by other economic, business, and/or competitive factors

●	changes in the markets in which Ocean Biomedical’s competes, including with respect to its competitive landscape, technology evolution, or regulatory changes;

●	the risk that we may fail to keep pace with rapid technological developments to provide new and innovative products and services or make substantial investments in unsuccessful new products and services;

●	the risk that addressable market we intend to target does not grow as expected;

●	the risk of New Ocean Biomedical’s inability to expand and diversify its manufacturing customer base;

●	changes in domestic and global general economic conditions;

●	the risk of loss of any key executives;

●	the risk of loss of any relationships with key partners;

●	the risk of loss of any relationships with key suppliers;

●	the risk of New Ocean Biomedical’s inability to protect patents and other intellectual property;

●	the risk of lower than expected adoption rates;

●	the risk of the inability to develop, license or acquire new therapeutics;

●	the risk of the inability to initiate and increase engagement with distributors;

●	the risk of fluctuations in results of New Ocean Biomedical’s major manufacturing customers;

●	the risk of New Ocean Biomedical’s inability to execute its business plans and strategies, including growth strategies;

●	the risk that New Ocean Biomedical experiences difficulties in managing growth and expanding operations;

●	the risk that we may not be able to develop and maintain effective internal controls;

●	the risk of our inability to maintain sufficient inventory and capacity to meet customer demand;

●	the risk of our inability to deliver expected cost and manufacturing efficiencies;

●	the risk that New Ocean Biomedical will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all;

●	the risk of product liability or regulatory lawsuits or proceedings relating to New Ocean Biomedical’s business;

●	the risk of cyber security or foreign exchange losses;

●	general economic conditions and geopolitical uncertainty;

●	future exchange and interest rates; and

●	other risks and uncertainties indicated in this proxy statement, including those under “Risk Factors”, and other documents filed or to be filed with the Securities and Exchange Commission by AHAC.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that will be described in the “Risk Factors” section of this proxy statement and the amendments hereto, and other documents to be filed by us from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and while we may elect to update these forward-looking statements at some point in the future, they assume no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. We are not giving any assurance that we will achieve our expectations. These forward-looking statements should not be relied upon as representing our assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

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RISK FACTORS

The following risk factors will apply to the business and operations of New Ocean Biomedical following the Closing. These risk factors are not exhaustive, and investors are encouraged to perform their own investigation with respect to the business, financial condition and operating results of Ocean Biomedical and the business, financial condition and operating results of New Ocean Biomedical following the completion of the Business Combination. You should carefully consider the following risk factors in addition to the other information included in this proxy statement, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements,” before deciding how to vote your shares of AHAC common stock. Please see the section entitled “Where You Can Find More Information” in this proxy statement. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may adversely affect the ability to complete or realize the anticipated benefits of the Business Combination and may have a material adverse effect on the business, financial condition and operating results of Ocean Biomedical and New Ocean Biomedical following the Business Combination. The risks discussed below may not prove to be exhaustive and are based on certain assumptions made by AHAC and Ocean Biomedical that later may prove to be incorrect or incomplete. AHAC and Ocean Biomedical may face additional risks and uncertainties that are not presently known to AHAC or Ocean Biomedical or that AHAC and Ocean Biomedical currently deem immaterial, which may also impair New Ocean Biomedical’s business, financial condition or results of operations. The following discussion should be read in conjunction with the financial statements of Ocean Biomedical and the financial statements of AHAC and the notes thereto included elsewhere in this proxy statement.

Unless the context requires otherwise, references to “Ocean Biomedical,” in this section are to the business and operations of Ocean Biomedical prior to the Business Combination which will be the business of New Ocean Biomedical after the Business Combination, and references to “New Ocean Biomedical” “we”, “us” or “our” in this section are to the business and operations of New Ocean Biomedical as directly or indirectly affected by Ocean Biomedical by virtue of New Ocean Biomedical’s ownership of the business of Ocean Biomedical after the Business Combination. Following the Business Combination, New Ocean Biomedical will be a holding company with no direct operations or material assets, other than the operations and assets of Ocean Biomedical. Accordingly, New Ocean Biomedical’s stockholders and warrant holders will be subject to all of the risks of the business of Ocean Biomedical following the Business Combination.

Risks Related To New Ocean Biomedical And Its Common Stock Following the Business Combination

Ocean Biomedical has incurred significant net losses since inception and New Ocean Biomedical is expected to continue to incur significant net losses for the foreseeable future.

Ocean Biomedical has incurred significant net losses since its inception and has financed its operations principally through personal payments made by our executive chairman and founder and by executing contracts with contingent payment plans that will require the use of proceeds from the Business Combination and future financings. We anticipate that New Ocean Biomedical will continue to incur significant research and development and other expenses related to its ongoing operations, and do not expect to generate income, profits, or positive cash flow for the foreseeable future. For the years ended December 31, 2020 and 2021, Ocean Biomedical reported a net loss of $1.7 million and $62.3 million, respectively. As of December 31, 2020 and 2021, Ocean Biomedical had an accumulated deficit of $1.9 million and $64.2 million, respectively. Ocean Biomedical is still in the early stages of development of its product candidates and has not yet completed any clinical trials. As a result, we expect that it will be several years, if ever, before we have a commercialized product and generate revenue from product sales. Even if we succeed in receiving marketing approval for and commercializing one or more of Ocean Biomedical’s product candidates, we expect that we will continue to incur substantial research and development and other expenses in order to discover, develop and market additional potential products.

We expect to continue to incur significant losses for the foreseeable future, and we anticipate that our expenses will increase substantially if, and as, we:

●	advance the development of our current product candidates (OCX-253, OCX-410, OCX-909, OCF-203, ODA-570, ODA-611, and ODA-579) through preclinical and clinical development, and, if successful, later-stage clinical trials;

●	identify, in-license, invest in, or discover and develop new product candidates;

●	advance our preclinical development programs into clinical development;

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●	experience delays or interruptions with our preclinical studies or clinical trials, our receipt of services from our third-party service providers on whom we rely, our supply chain or other regulatory challenges, including those due to the COVID-19 pandemic or to other unforeseen global events;

●	seek regulatory approvals for any product candidates that successfully complete clinical trials;

●	commercialize any one or more of our product candidates and any future product candidates, if approved;

●	increase the amount of research and development activities to identify and develop product candidates;

●	hire additional clinical development, quality control, scientific and management personnel, including personnel to support our clinical development and manufacturing efforts and our operations as a public company;

●	expand our operational, financial and management systems and establish office, research and manufacturing space;

●	establish a business development, partnering, sales, marketing, medical affairs and/or distribution infrastructure to commercialize any products for which we may obtain marketing approval and intend to commercialize on our own or jointly with third parties; and

●	maintain, expand and protect our intellectual property portfolio.

To become and remain profitable, we must develop and eventually commercialize products with significant market potential. This will require us to be successful in a range of challenging activities, including completing preclinical studies and clinical trials, obtaining marketing approval for product candidates, manufacturing, marketing and selling products for which we may obtain marketing approval and satisfying any post-marketing requirements. We may never succeed in any or all of these activities and, even if we do, we may never generate revenue that is significant enough to achieve profitability. If we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. Our failure to become and remain profitable would decrease the value of our company and could impair our ability to raise capital, maintain our research and development efforts, expand our business or continue our operations. Such failure could result in the loss of all or part of your investment.

Ocean Biomedical’s independent registered public accounting firm has included an explanatory paragraph relating to its ability to continue as a going concern in its audit report included in this proxy statement. Even if we consummate this offering, we will need additional funding to complete the development of Ocean Biomedical’s product candidates. A failure to obtain this necessary capital when needed could force us to delay, limit, reduce or terminate our product development or commercialization efforts.

Ocean Biomedical’s independent registered public accounting firm included an explanatory paragraph in its audit report on Ocean Biomedical’s consolidated financial statements as of December 31, 2020 and 2021 stating that its recurring losses from operations and negative cash flows and its need to raise additional funding to finance its operations raise substantial doubt about its ability to continue as a going concern. We have insufficient committed sources of additional capital to fund our operations for more than a limited period of time. We will require substantial additional funding to meet our financial needs and to pursue our business objectives. If we are unable to raise capital when needed, we could be forced to delay, reduce or altogether cease our product development programs or commercialization efforts.

We believe that the anticipated net proceeds from the Business Combination, following the Closing, will enable us to fund our operating expenses and capital expenditure requirements into the first quarter of 2024. However, this funding will not be sufficient for us to fund any of our product candidates through regulatory approval, and we will need to raise additional capital to complete the development and commercialization of our product candidates and in connection with our continuing operations and other planned activities. Our future capital requirements will depend on many factors, including:

●	the scope, progress, results and costs of discovery, laboratory testing, manufacturing, preclinical and clinical development for our current and future product candidates;

●	the development requirements of other product candidates that we may pursue;

●	the timing and amounts of any milestone or royalty payments we may be required to make or may be entitled to receive under license agreements;

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●	the costs of building out our infrastructure including hiring additional clinical, quality control and manufacturing personnel;

●	the costs, timing and outcome of regulatory review of our product candidates;

●	the costs and timing of future commercialization activities, including product manufacturing, marketing, sales and distribution, for any of our product candidates for which we receive marketing approval;

●	the revenue, if any, received from commercial sales of our product candidates for which we receive marketing approval;

●	the costs and timing of preparing, filing and prosecuting patent applications, maintaining and enforcing our intellectual property rights and defending any intellectual property-related claims;

●	the costs of operating as a public company; and

●	the extent to which we acquire or in-license other product candidates and technologies.

We cannot be certain that additional funding will be available on acceptable terms, or at all. If we are unable to raise additional capital in sufficient amounts or on terms acceptable to us, we may have to significantly delay, scale back or discontinue the development or commercialization of our product candidates or other research and development initiatives. Any of our current or future license agreements may also be terminated if we are unable to meet the payment or other obligations under the agreements.

Risks Related to Our Corporate Structure

We may not be successful in our efforts to use our differentiated business model to build a pipeline of product candidates with commercial value.

A key element of our strategy is to use our differentiated business model to form or seek strategic alliances, create joint ventures or collaborations, or enter into licensing arrangements with third parties for programs, product candidates, technologies or intellectual property that we believe are novel, employ differentiated mechanisms of action, are more advanced in development than competitors, or have a combination of these attributes. We face significant competition in seeking appropriate strategic partners and licensing and acquisition opportunities, and the negotiation process is time-consuming and complex. We may not be successful in our efforts in building a pipeline of product candidates through acquisitions, licensing or through internal development or in progressing these product candidates through clinical development. Although our research and development efforts to date have resulted in our identification, discovery and preclinical and clinical development of certain of our product candidates, these product candidates may not be safe or effective as cancer treatments, and we may not be able to develop any other product candidates. Although we analyze whether we can replicate scientific results observed prior to our acquisition or investment in a product candidate, we may not be successful in doing so after our investment. Our differentiated business model is evolving and may not succeed in building a pipeline of product candidates. Even if we are successful in building our pipeline of product candidates, the potential product candidates that we identify may not be suitable for clinical development or generate acceptable clinical data, including as a result of unacceptable toxicity or other characteristics that indicate that they are unlikely to receive marketing approval from the FDA or other regulatory authorities or achieve market acceptance. If we do not successfully develop and commercialize product candidates, we will not be able to generate product revenue in the future, which likely would result in significant harm to our financial position and adversely affect our stock price.

Additionally, we may pursue additional in-licenses or acquisitions of development-stage assets or programs, which entails additional risk to us. While we believe our subsidiary model offers an attractive platform for these transactions and for potential partners, our model is unique and we may not be able to attract or execute transactions with licensors or collaborators who may choose to partner with companies that employ more traditional licensing and collaboration approaches. Identifying, selecting, and acquiring promising product candidates requires substantial technical, financial and human resources expertise. Efforts to do so may not result in the actual acquisition or license of a successful product candidate, potentially resulting in a diversion of our management’s time and the expenditure of our resources with no resulting benefit. For example, if we are unable to identify programs that ultimately result in approved products, we may spend material amounts of our capital and other resources evaluating, acquiring, and developing products that ultimately do not provide a return on our investment. We expect to terminate programs in the future if they do not meet our criteria for advancement.

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Our subsidiaries are party to certain agreements that provide our licensors, collaborators or other shareholders in our subsidiaries with rights that could delay or impact the potential sale of our subsidiaries or could impact the ability of our subsidiaries to sell assets, or enter into strategic alliances, collaborations or licensing arrangements with other third parties.

Each of our subsidiaries directly or indirectly licenses intellectual property from third parties and, future subsidiaries may be partially owned by third party investors. These third parties may have certain rights that could delay collaboration, licensing or other arrangement with another third party, and the existence of these rights may adversely impact the ability to attract an acquirer or partner.

We may form additional subsidiaries and enter into similar agreements with future partners or investors, or our subsidiaries may enter into further agreements, that in each case may contain similar provisions or other terms that are not favorable to us.

Our ability to realize value from our subsidiaries may be impacted if we reduce our ownership to a minority interest or otherwise cede control to other investors through contractual agreements or otherwise.

We currently wholly own all of our subsidiaries, and plan to remain majority owners of future subsidiaries. However, in the event that any of our subsidiaries require additional capital and its respective board of directors authorizes the transaction, our equity interest in our subsidiaries may be reduced to the extent such additional capital is obtained from third party investors rather than from us. Such transactions would still need to be approved by the board of directors of our respective subsidiary over which we maintain full control.

However, if we do not wish to or cannot provide additional capital to any of our subsidiaries, we may approve of an issuance of equity by a subsidiary that dilutes our ownership and may lose control over the subsidiary. In addition, if the affairs of such minority-owned subsidiaries were to be conducted in a manner detrimental to the interests or intentions of the New Ocean Biomedical, our business, reputation, and prospects may be adversely affected. For example, other shareholders in a minority-owned subsidiary could take actions without our consent, which could have an adverse impact on our investment in the subsidiary.

A single or limited number of subsidiaries may comprise a large proportion of our value.

A large proportion of our value may at any time reside in one or two of our subsidiaries, including intellectual property rights and the value ascribed to the product candidate or program that it is developing. Our consolidated financial condition and prospects may be materially diminished if the clinical development or potential commercialization prospects of a subsidiary’s product candidate or program or one or more of the intellectual property rights held by a specific subsidiary becomes impaired. Furthermore, a large proportion of our consolidated revenue may at any time be derived from one, or a small number of, licensed technologies, and termination or expiration of licenses to these technologies would likely have a material adverse effect on our consolidated revenue. Any material adverse impact on the value of a particular subsidiary, including its intellectual property rights or the clinical development of its product candidate or program, could have a material adverse effect on our consolidated business, financial condition, results of operations or prospects.

We may expend our limited resources to pursue a particular product candidate or indication and fail to capitalize on product candidates or indications that may be more profitable or for which there is a greater likelihood of success.

Because we have limited financial and managerial resources, we must focus on a limited number of research programs and product candidates and on specific indications. As a result, we may forego or delay pursuit of opportunities with other product candidates or for other indications that later prove to have greater commercial potential, or fail to recognize or acquire assets that may be more promising than those we acquire. Our resource allocation decisions may cause us to fail to capitalize on viable commercial products or profitable market opportunities. Our spending on current and future identification, discovery, and preclinical development programs and product candidates for specific indications may not yield any commercially viable products.

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Our reliance on a central team consisting of a limited number of employees who provide various administrative, research and development, and other services across our organization presents operational challenges that may adversely affect our business.

As of June 30, 2022, Ocean Biomedical had nine full-time employees, upon which we rely for various administrative, research and development, and other support services shared among our other operating subsidiaries. We also have four consultants who we rely on for research and development, business development, and other services. While we believe this structure enables us to reduce certain infrastructure costs, the small size of our centralized team may limit our ability to devote adequate personnel, time, and resources to support the operations of all of our subsidiaries, including their research and development activities, and the management of financial, accounting, and reporting matters. Given that our employees and management are primarily incentivized at the parent company level, these employees and management team members may not be sufficiently incentivized to maximize the overall value of our entire organization. If our centralized team fails to provide adequate administrative, research and development, or other services across our entire organization, our business, financial condition, and results of operations could be harmed.

Some of New Ocean Biomedical’s officers and directors may serve as directors or officers of our subsidiaries, and, as a result, have and may continue to have, fiduciary and other duties to our subsidiaries causing conflicts of interest with respect to their duties to us and their duties to our subsidiaries and in determining how to devote themselves to our affairs and the affairs of our subsidiaries. Our subsidiaries’ partners may also disagree with the sufficiency of resources that we provide to each subsidiary.

Certain of our officers, including our Chief Executive Officer, Elizabeth Ng, and our Executive Chairman and Director, Chirinjeev Kathuria, are also directors and/or officers of one or more of our subsidiaries and, as a result, have fiduciary or other duties both to us and our subsidiaries. The conflicts of interest that arise from such duties could interfere with the management of our subsidiaries and their programs and product candidates, or result in disagreements with our subsidiaries’ partners. For example, an individual who is both a director of one of our subsidiaries and New Ocean Biomedical, owes fiduciary duties to the subsidiary and to New Ocean Biomedical as a whole, and such individual may encounter circumstances in which his or her decision or action may benefit the subsidiary while having a detrimental impact on New Ocean Biomedical, or vice versa, or on another subsidiary, including one for which he or she also serves as a director. Further, our officers and directors who are also officers and directors of our subsidiaries will need to allocate his or her time to responsibilities owed to New Ocean Biomedical and each of the subsidiaries for which he or she serves as an officer or director, and will make decisions on behalf of one entity that may negatively impact others. In addition, while most of our subsidiaries have waived any interest or expectation of corporate opportunities that is presented to, or acquired, created or developed by, or which otherwise comes into possession of any director or officer who is also a director or officer of New Ocean Biomedical, disputes could arise between us and our subsidiary’s partners regarding a conflict of interest. These partners also may disagree with the amount and quality of resources that our officers and employees devote to the subsidiary they are invested in. Any such disputes or disagreements could distract our management, interfere with our relations with our partners, and take significant time to resolve, which could disrupt the development of our product candidates, delay our potential commercialization efforts, result in increased costs or make it less likely that other third parties will choose to partner with us in the future.

We currently outsource, and intend to continue to outsource, nearly all our discovery, clinical development, and manufacturing functions to third-party providers or consultants. Outsourcing these functions has significant risks, and our failure to manage these risks successfully could materially adversely affect our business, results of operations, and financial condition.

Our business model relies upon the use of third parties, such as vendors and consultants, to conduct our drug discovery, preclinical testing, clinical trials, manufacturing, and all other aspects of clinical development. While our reliance on third parties allows us to purposely employ a small number of full-time employees, we may not effectively manage and oversee the third parties that our business depends upon and we have less control over our operations due to our reliance on third parties. While we believe our business model significantly reduces overhead cost, we may not realize the efficiencies of this arrangement if we are unable to effectively manage third parties or if our limited number of employees are unable to manage the operations of each of our subsidiaries, including the development of their programs and product candidates. The failure to successfully and efficiently outsource operational functions or appropriately manage the operations of our subsidiaries could materially adversely affect our business, results of operations, and financial condition.

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Risks Related to Raising Additional Capital

We will require substantial additional capital to finance our operations. If we are unable to raise such capital when needed, or on acceptable terms, we may be forced to delay, reduce and/or eliminate one or more of our research and drug development programs, future commercialization efforts and/or other operations.

Developing biopharmaceutical products, including conducting preclinical studies and clinical trials, is a very time-consuming, expensive and uncertain process that takes years to complete. Ocean Biomedical’s operations have consumed substantial amounts of cash since inception. We expect our expenses to increase in connection with our ongoing activities, particularly as we advance our preclinical and clinical development programs, seek regulatory approvals for our product candidates, and launch and commercialize any products for which we receive regulatory approval. We also expect to incur additional costs associated with operating as a public company. Accordingly, we will need to obtain substantial additional funding in order to maintain our continuing operations. If we are unable to raise capital when needed or on acceptable terms, we may be forced to delay, reduce or eliminate one or more of our research and drug development programs or future commercialization efforts.

Based on our current operating plan, we believe that the Business Combination following the Closing, will be sufficient to fund our operating expenses and capital expenditure requirements into the first quarter of 2024. However, our actual capital requirements may vary significantly from what we expect, and we will in any event require additional capital in order to complete clinical development of any of our current programs. Our monthly spending levels will vary based on new and ongoing development and corporate activities. Because the length of time and the activities associated with development of our product candidates are highly uncertain, we are unable to estimate the actual funds we will require for development, marketing and commercialization activities. Our future funding requirements, both near and long-term, will depend on many factors, including, but not limited to:

●	the initiation, progress, timing, costs and results of preclinical studies and clinical trials for our product candidates, including whether and when to advance our diverse portfolio of product candidates;

●	the clinical development plans we establish for these product candidates;

●	the timelines of our clinical trials and the overall costs to finish the clinical trials;

●	the impact on timelines and costs due to the COVID-19 pandemic or other unforeseen events;

●	the number and characteristics of product candidates that we develop;

●	the outcome, timing and cost of meeting regulatory requirements established by the U.S. Food and Drug Administration, or FDA, and other comparable foreign regulatory authorities;

●	the cost of filing, prosecuting, defending and enforcing our patent claims and other intellectual property rights;

●	the cost of defending intellectual property disputes, including patent infringement actions brought by third parties against us or our product candidates;

●	the extent to which we enter into additional collaboration agreements with regard to product discovery or acquire or in-license products or technologies;

●	the effect of competing technological and market developments;

●	the cost and timing of completion of commercial-scale outsourced manufacturing activities; and

●	the cost of establishing sales, marketing and distribution capabilities for any product candidates for which we may receive regulatory approval in regions where we choose to commercialize our products on our own.

We cannot be certain that additional funding will be available on acceptable terms, or at all. Until we can generate sufficient revenue to finance our cash requirements, which we may never do, we expect to finance our future cash needs through a combination of public or private equity offerings, debt financings, collaborations, strategic alliances, licensing arrangements and other marketing or distribution arrangements. For example, in February 2022, Ocean Biomedical entered into the Second Street Capital Loan pursuant to which it borrowed $600,000. This loan agreement also required Ocean Biomedical to issue a warrant to the lender to purchase shares of its common stock and also includes a put option, which, if exercised, would terminate the warrant issued and require it to pay the lender $250,000. This warrant will be exchanged for a warrant issued by New Ocean Biomedical on similar terms in connection with the closing of the Business Combination.

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To the extent that we raise additional capital through the sale of common stock or securities convertible or exchangeable into common stock, your ownership interest will be diluted. In addition, any debt financing may subject us to fixed payment obligations and covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. If we raise additional capital through marketing and distribution arrangements or other collaborations, strategic alliances or licensing arrangements with third parties, we may have to relinquish certain valuable intellectual property or other rights to our product candidates, technologies, future revenue streams or research programs or grant licenses on terms that may not be favorable to us. We also may be required to seek collaborators for any of our product candidates at an earlier stage than otherwise would be desirable or relinquish our rights to product candidates or technologies that we otherwise would seek to develop or commercialize ourselves. Market volatility and unforeseen events, such as the COVID-19 pandemic and the conflict between Russia and Ukraine, could also adversely impact our ability to access capital as and when needed. If we are unable to raise additional capital in sufficient amounts or on terms acceptable to us, we may have to significantly delay, scale back or discontinue the development or commercialization of one or more of our product candidates or one or more of our other research and development initiatives. Any of the above events could significantly harm our business, prospects, financial condition and results of operations and cause the price of our common stock to decline.

Vellar and Meteora may purchase shares to backstop the funds in the Trust Account, as a result of which the Business Combination may still consummate even if a significant number of Public Stockholders exercise their redemption rights. However, if the conditions for the funding of the Backstop Agreements are not satisfied, or if Vellar and Meteora are unable to provide the funding pursuant to the Backstop Agreement or are otherwise in breach of the Backstop Agreements, then it is possible that the Business Combination may not be consummated.

Pursuant to the Backstop Agreements, Vellar and Meteora intend to purchase up to 8,000,000 shares of AHAC Class A common stock (in the aggregate) from Public Stockholders of AHAC in connection with the Business Combination. As a result of the transactions contemplated by the Backstop Agreements, there will be up to approximately $80 million that remain in the Trust Account (before payment of transaction expenses of the parties to the Business Combination Agreement) at Closing regardless of the level of redemptions. As a result, even if there are a significant amount of redemptions by Public Stockholders, and if the minimum cash condition in the Business Combination Agreement is satisfied or waived, then, subject to other closing conditions, the Business Combination may still be consummated. However, immediately following the Closing, if any shares are purchased pursuant to the Backstop Agreements, AHAC will need to prepay Vellar and/or Meteora an amount equal to the number of shares to be purchased by Vellar and/or Meteora times the redemption price (as determined in accordance with the AHAC Charter), and, as a result, AHAC’s cash reserves would be reduced significantly. Additionally, if there are a significant amount of redemptions by Public Stockholders and if Vellar and Meteora are unwilling or unable to acquire shares under the Backstop Agreements and thus effectively provide funding pursuant to the Backstop Agreements, and, as a result the minimum cash condition in the Business Combination Agreement is neither satisfied nor waived, then it is possible that the Business Combination may not be consummated. If the minimum cash condition under the Business Combination Agreement is not satisfied but is waived by Ocean Biomedical, then the Business Combination may be consummated, and New Ocean Biomedical would have less funding available to it, and it may be required to significantly curtail, delay one or more of its research or development programs or the marketing of any products or services or to otherwise reduce its operations. In general, New Ocean Biomedical may be unable to expand its operations or otherwise capitalize on business opportunities, which could materially affect its business, financial condition and results of operations.

In addition, purchases pursuant to the Backstop Agreement may reduce the public “float” of New Ocean Biomedical common stock and the number of beneficial holders of New Ocean Biomedical securities, possibly making it difficult to obtain or maintain the quotation, listing or trading of New Ocean Biomedical’s securities on a national securities exchange.

The Backstop Agreements may help ensure that AHAC meets the minimum cash condition under the Business Combination Agreement but could impose cash constrains on New Ocean Biomedical in the long-term.

Pursuant to the Backstop Agreements, Vellar and Meteora may purchase shares of AHAC Class A common stock from shareholders of AHAC including those that elect to exercise their option to redeem their shares, thus potentially eliminating the need for AHAC to repurchase such shares itself and therefore allowing AHAC to retain more cash in the short-term. However, no later than three years after the Closing of the Business Combination Agreement, New Ocean Biomedical may be required to repurchase shares purchased by Vellar and Meteora from AHAC’s redeeming shareholders, which could create a significant constraint on New Ocean Biomedical’s cash and significantly reduce the amount of shares that are outstanding in the long-term. As a result, New Ocean Biomedical may lack sufficient cash to exploit lucrative business opportunities and may need to resort to financing on burdensome terms.

The issuance of AHAC Class A common stock in connection with the Common Stock Purchase Agreement could cause substantial dilution, which could materially affect the trading price of AHAC Class A common stock.

The Common Stock Purchase Agreement grants AHAC the right, but not the obligation, to require White Lion to purchase, from time to time, up to $75,000,000 of newly issued shares of AHAC Class A common stock, or, following the Business Combination, newly issued shares of New Ocean Biomedical. To the extent AHAC exercises its right to sell such shares under the Common Stock Purchase Agreement, either AHAC or New Ocean Biomedical will need to issue new shares to White Lion. Although we cannot predict the number of AHAC or New Ocean Biomedical shares that would actually be issued in connection with any such sale, such issuances could result in substantial dilution and decreases to our stock price.

The amount of our future losses is uncertain and our quarterly operating results may fluctuate significantly or may fall below the expectations of investors or securities analysts, each of which may cause our stock price to fluctuate or decline.

Our quarterly and annual operating results may fluctuate significantly in the future due to a variety of factors, many of which are outside of our control and may be difficult to predict, including the following:

●	our ability to complete preclinical studies and successfully submit Investigational New Drug, or IND, applications or comparable applications for our product candidates;

●	the timing and success or failure of preclinical studies and clinical trials for our product candidates or competing product candidates, or any other change in the competitive landscape of our industry, including consolidation among our competitors or partners;

●	whether we are required by the FDA or similar foreign regulatory authorities to conduct additional clinical trials or other studies beyond those planned to support the approval and commercialization of our product candidates or any future product candidates;

●	our ability to successfully recruit and retain subjects for clinical trials, and any delays caused by difficulties in such efforts, including the COVID-19 pandemic;

●	our ability to obtain marketing approval for our product candidates, and the timing and scope of any such approvals we may receive;

●	the timing and cost of, and level of investment in, research and development activities relating to our product candidates, which may change from time to time;

●	the cost of manufacturing our product candidates, which may vary depending on the quantity of production and the terms of our agreements with manufacturers;

●	our ability to attract, hire and retain qualified personnel;

●	expenditures that we will or may incur to develop additional product candidates;

●	the level of demand for our product candidates should they receive approval, which may vary significantly;

●	the risk/benefit profile, cost and reimbursement policies with respect to our product candidates, if approved, and existing and potential future therapeutics that compete with our product candidates;

●	general market conditions or extraordinary external events, such as recessions, natural disasters, the conflict between Russia and Ukraine, and/or the COVID-19 pandemic;

●	the changing and volatile U.S. and global socio-economic and political environments; and

●	future accounting pronouncements or changes in our accounting policies or changes in tax laws.

The cumulative effects of these factors could result in large fluctuations and unpredictability in our quarterly and annual operating results. As a result, comparing our operating results on a period-to-period basis may not be meaningful. This variability and unpredictability could also result in our failing to meet the expectations of industry or financial analysts or investors for any period. If our revenue or operating results fall below the expectations of analysts or investors or below any forecasts we may provide to the market, or if the forecasts we provide to the market are below the expectations of analysts or investors, the price of our common stock could decline substantially. Such a stock price decline could occur even when we have met any previously publicly stated guidance we may provide.

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Risks Related to Clinical Development

We are a biopharmaceutical company with a limited operating history, and many of our development programs are in early stages of development. This may make it difficult to evaluate our prospects and likelihood of success.

We are an early-stage biopharmaceutical company with a limited operating history, have no products approved for commercial sale and have not generated any revenue. All of our product candidates are in the preclinical stages of development and will require additional preclinical studies or clinical development as well as regulatory review and approval, substantial investment, access to sufficient commercial manufacturing capacity and significant marketing efforts before we can generate any revenue from product sales. Our operations to date have been limited to organizing and staffing our company, business planning, raising capital, establishing our intellectual property portfolio and performing research and development of our product candidates. Our approach to the discovery and development of product candidates is unproven, and we do not know whether we will be able to develop any products of commercial value. In addition, our product candidates will require substantial additional development and clinical research time and resources before we would be able to apply for or receive regulatory approvals and begin generating revenue from product sales. We have not yet demonstrated the ability to initiate or progress any product candidate through clinical trials. We are still in preclinical development and may be unable to obtain regulatory approval, manufacture a commercial scale product, or arrange for a third party to do so on our behalf, or conduct sales and marketing activities necessary for successful product commercialization. Investment in biopharmaceutical product development is highly speculative because it entails substantial upfront capital expenditures and significant risk that any potential product candidate will fail to demonstrate adequate efficacy or an acceptable safety profile, gain regulatory approval and become commercially viable. In addition, as a business with a limited operating history, we may encounter unforeseen expenses, difficulties, complications, delays and other known and unknown factors and risks frequently experienced by early-stage biopharmaceutical companies in rapidly evolving fields. Consequently, we have no meaningful history of operations upon which to evaluate our business, and predictions about our future success or viability may not be as accurate as they could be if we had a longer operating history or a history of successfully developing and commercializing drug and biological products.

Our business is dependent on the success of our product candidates that we advance into the clinic. We currently have no products that are approved for commercial sale and may never be able to develop marketable products. If one or more of our product candidates encounters safety or efficacy problems, development delays, regulatory issues or other problems, our development plans and business could be significantly harmed. Before we can generate any revenue from sales of any of our product candidates, we must undergo additional preclinical and clinical development, regulatory review and approval in one or more jurisdictions. In addition, if one or more of our product candidates are approved, we must ensure access to sufficient commercial manufacturing capacity and conduct significant marketing efforts in connection with any commercial launch. These efforts will require substantial investment, and we may not have the financial resources to continue development of our product candidates.

We may experience setbacks that could delay or prevent regulatory approval of, or our ability to commercialize, our product candidates, including:

●	timely completion of our preclinical studies and clinical trials;

●	negative or inconclusive results from our preclinical studies or clinical trials or the clinical trials of others for product candidates similar to ours, leading to a decision or requirement to conduct additional preclinical testing or clinical trials or abandon a program;

●	the prevalence, duration and severity of potential product-related side effects experienced by subjects receiving our product candidates in our clinical trials or by individuals using drugs or therapeutics similar to our product candidates;

●	delays in submitting INDs or comparable foreign applications or delays or failure in obtaining the necessary approvals from regulators to commence a clinical trial, or a suspension or termination of a clinical trial once commenced;

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●	conditions imposed by the FDA or comparable foreign authorities regarding the scope or design of our clinical trials;

●	delays in enrolling subjects in clinical trials;

●	high drop-out rates of subjects from clinical trials;

●	inadequate supply or quality of product candidates or other materials necessary for the conduct of our clinical trials;

●	greater than anticipated clinical trial costs;

●	inability to compete with other therapies;

●	poor efficacy of our product candidates during clinical trials;

●	unfavorable FDA or other regulatory agency inspection and review of a clinical trial site;

●	failure of our third-party contractors or investigators to comply with regulatory requirements or otherwise meet their contractual obligations in a timely manner, or at all;

●	delays related to the impact of recessions, man-made and/or natural disasters, pandemics, and/or any other such events;

●	delays and changes in regulatory requirements, policy and guidelines, including the imposition of additional regulatory oversight around clinical testing generally or with respect to our technology in particular; or

●	varying interpretations of data by the FDA and similar foreign regulatory agencies.

We do not have complete control over many of these factors, including certain aspects of clinical development and the regulatory submission process, potential threats to our intellectual property rights and our manufacturing, marketing, distribution and sales efforts or that of any future collaborator.

Our underlying technology is unproven and may not result in marketable products.

Our approach is designed to discover and develop targeted treatments for non-small cell lung cancer, or NSCLC, glioblastoma, or GBM, and possibly other visceral cancers, by targeting the prototypic chitinase-like protein Chi3l1 which we have found is induced in human cancers including in primary lung cancer formation, in pulmonary melanoma metastasis, and in pulmonary breast cancer metastasis. These findings are the basis for our OCX-253, OCX-410 (PD-1), and OCX-909 (CTLA-4) programs. However, although multiple preclinical studies are currently underway, to date, our approach has not been tested in clinical trials for the treatment of NSCLC, GBM or other cancers.

Our approach to drug discovery and development in the area of fibrosis, with initial focus on targeting chitinase 1, or Chit1, is unproven and may not result in marketable products. Our approach is designed to discover and develop targeted treatments for idiopathic pulmonary fibrosis, or IPF, Hermansky-Pudlak Syndrome, or HPS, and possibly other fibrotic diseases, by targeting Chit1 which we have found to be a master regulator of the TGF-ß1 mediated fibrosis response through various mechanisms. These findings are the basis for our OCF-203 program. However, although multiple preclinical studies are currently underway, to date, our approach has not been tested in clinical trials for the treatment of IPF, HPS, or other fibrotic conditions.

Our approach to therapeutics discovery and development in the area of malaria, with initial focus on targeting P. falciparum glutamic-acid-rich protein, or PfGARP, and P. falciparum schizont egress antigen, or PfSEA-1, is unproven and may not result in marketable products. Our approach is designed to discover and develop therapeutics for the treatment of malaria infections and short-term malaria prophylaxis, and to develop vaccines for immunization against malaria, by targeting PfGARP and PfSEA-1, as applicable. Our findings regarding PfGARP and PfSEA-1 form the basis for our ODA-611, ODA-579 and OCF-203 programs. However, although multiple preclinical studies are currently underway, to date, our approach has not been tested in clinical trials for the treatment of malaria infections, to provide malaria prophylaxis or to provide immunization against malaria.

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Our approach to the discovery and development of product candidates based on our Whole Proteome Differential Screening target discovery platform represents a novel approach to product candidate development, which creates significant challenges for us.

Our future success depends on the successful development of our product candidates, some of which may be discovered or developed by our Whole Proteome Differential Screening target discovery program, or WPDS. WPDS is a new technology, and as such, it is difficult to predict whether WPDS will enable us to successfully identify or develop product candidates. It is also difficult to accurately predict the developmental challenges we may incur for our product candidates as they proceed through product discovery or identification, preclinical studies and clinical trials. It is difficult for us to predict the time and cost of the development of product candidates identified by WPDS, and we cannot predict whether the application of our technology, or any similar or competitive technologies, will result in the identification, development, and regulatory approval of any products. There can be no assurance that any development problems we experience in the future related to our technology or any of our research programs will not cause significant delays or unanticipated costs, or that such development problems can be solved at all. Any of these factors may prevent us from completing our preclinical studies and clinical trials that we may initiate or commercializing any product candidates we may develop on a timely or profitable basis, if at all.

Due to our business model, we must make decisions on the allocation of resources to certain programs and product candidates; these decisions may prove to be wrong and may adversely affect our business.

We may forego or delay pursuit of opportunities with respect to additional research programs or product candidates or for indications other than those we are currently targeting. To the extent we allocate resources to any particular product candidate, our ability to pursue development of another product candidate may be hindered. Some of these opportunities may later prove to have greater commercial potential or a greater likelihood of success. Therefore, our resource allocation decisions may cause us to fail to capitalize on viable commercial products or profitable market opportunities, or expend resources on product candidates that are not viable.

There can be no assurance that we will ever be able to identify additional therapeutic opportunities for our product candidates or to develop suitable potential product candidates through internal research programs, which could materially adversely affect our future growth and prospects. We may focus our efforts and resources on potential product candidates or other potential programs that ultimately prove to be unsuccessful.

We may not be successful in our efforts to identify or discover additional product candidates in the future.

Although our business model relies in part on a plan to harness breakthrough inventions at research universities and medical centers and develop them into therapeutics that can address unmet medical needs, there can be no assurance that we will ever be able to identify additional candidate opportunities at these institutions or others. Even if we were able to identify such opportunities, there can be no assurance that we will be able to in-license them or otherwise acquire rights to them on terms that are beneficial to us. Furthermore, we could face competition for such opportunities from other companies and from venture capital firms.

Our research programs may initially show promise in identifying potential product candidates, yet fail to yield product candidates for clinical development for a number of reasons, such as:

●	our inability to design such product candidates with the pharmacological properties that we desire or attractive pharmacokinetics; or

●	potential product candidates may, on further study, be shown to have harmful side effects or other characteristics that indicate that they are unlikely to be medicines that will receive marketing approval and achieve market acceptance.

Research programs to identify new product candidates require substantial technical, financial and human resources. If we are unable to identify suitable compounds for preclinical and clinical development, we will not be able to obtain product revenue in future periods, which likely would result in significant harm to our financial position and adversely impact our stock price.

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We may not be able to file INDs or IND amendments or comparable applications to commence clinical trials on the timelines we expect, and even if we are able to, the FDA or other regulatory authorities may not permit us to proceed.

We may not be able to file INDs or other comparable applications for our product candidates on the timelines we expect. For example, we or our third party collaborators may experience manufacturing delays or other delays with preclinical studies or FDA or other regulatory authorities may require additional preclinical studies that we did not anticipate. Moreover, we cannot be sure that submission of an IND or other comparable application will result in the FDA or other regulatory authorities allowing clinical trials to begin, or that, once begun, issues will not arise that result in a decision by us, by institutional review boards or independent ethics committees, or by the FDA or other regulatory authorities to suspend or terminate clinical trials, including as a result of a clinical hold. Additionally, even if FDA or other regulatory authorities agree with the design and implementation of the clinical trials set forth in an IND or comparable application, we cannot guarantee that they will not change their requirements or expectations in the future. These considerations also apply to new clinical trials we may submit as amendments to existing INDs or to a new IND or other comparable application. Any failure to file INDs or other comparable applications on the timelines we expect or to obtain regulatory approvals for our trials may prevent us from completing our clinical trials or commercializing our products on a timely basis, if at all.

Preclinical and clinical development involves a lengthy, complex and expensive process, with an uncertain outcome and results of earlier studies and trials may not be predictive of future preclinical studies or clinical trial results.

To obtain the requisite regulatory approvals to commercialize any product candidates, we must demonstrate through extensive preclinical studies and clinical trials that our product candidates are safe and effective in humans. Clinical testing is expensive and can take many years to complete, and its outcome is inherently uncertain. In particular, the general approach for FDA approval of a new product is dispositive data from two well-controlled, Phase 3 clinical trials of the relevant drug in the relevant patient population. Phase 3 clinical trials typically involve hundreds of patients, have significant costs and take years to complete. A product candidate can fail at any stage of testing, even after observing promising signals of activity in earlier preclinical studies or clinical trials. The results of preclinical studies and early clinical trials of our product candidates may not be predictive of the results of later-stage clinical trials. In addition, initial success in clinical trials may not be indicative of results obtained when such trials are completed. There is typically an extremely high rate of attrition from the failure of product candidates proceeding through clinical trials. Product candidates in later stages of clinical trials may fail to show the desired safety and efficacy profile despite having progressed through preclinical studies and initial clinical trials. A number of companies in the biopharmaceutical industry have suffered significant setbacks in advanced clinical trials due to lack of efficacy or unacceptable safety issues, notwithstanding promising results in earlier trials. Moreover, preclinical and clinical data are often susceptible to varying interpretations and analyses, and many companies that have believed their product candidates performed satisfactorily in preclinical studies and clinical trials have nonetheless failed to obtain marketing approval of their product candidates. Most product candidates that commence clinical trials are never approved as products and there can be no assurance that any of our clinical trials will ultimately be successful or support further clinical development in any of our product candidates. Product candidates that appear promising in the early phases of development may fail to reach the market for several reasons, including but not limited to:

●	preclinical studies or clinical trials may show the product candidates to be less effective than expected (e.g., a clinical trial could fail to meet its primary and/or secondary endpoint(s)) or to have unacceptable side effects or toxicities, or unexpected adverse drug-drug interactions;

●	failure to establish clinical endpoints that applicable regulatory authorities would consider clinically meaningful;

●	failure to execute the clinical trials caused by slow enrollment or subjects dropping out;

●	failure to receive the necessary regulatory approvals;

●	manufacturing costs, formulation issues, pricing or reimbursement issues, or other factors that make a product candidate uneconomical; and

●	the proprietary rights of others and their competing products and technologies that may prevent one of our product candidates from being commercialized.

In addition, differences in trial design between early-stage clinical trials and later-stage clinical trials make it difficult to extrapolate the results of earlier clinical trials to later clinical trials. Moreover, clinical data are often susceptible to varying interpretations and analyses, and many companies that have believed their product candidates performed satisfactorily in clinical trials have nonetheless failed to obtain marketing approval of their products. Additionally, some of our trials may be open-label studies, where both the patient and investigator know whether the patient is receiving the investigational product candidate or either an existing approved drug or placebo. Most typically, open-label clinical trials test only the investigational product candidate and sometimes do so at different dose levels. Open-label clinical trials are subject to various limitations that may exaggerate any therapeutic effect, such as “patient bias” where patients in open-label clinical trials perceive their symptoms to have improved merely due to their awareness of receiving treatment. Moreover, patients selected for early clinical studies often include the most severe sufferers and their symptoms may have been bound to improve notwithstanding the new treatment. In addition, open-label clinical trials may be subject to an “investigator bias” where those assessing and reviewing the physiological outcomes of the clinical trials are aware of which patients have received treatment and may interpret the information of the treated group more favorably given this knowledge. Therefore, it is possible that positive results observed in open-label trials will not be replicated in later placebo-controlled trials.

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In addition, the standards that the FDA and comparable foreign regulatory authorities use when regulating us require judgment and can change, which makes it difficult to predict with certainty how they will be applied. The standards are also different for the development of small molecule drug products and for the development of biological products, both of which we are undertaking through our programs. Any analysis we perform of data from preclinical and clinical activities is subject to confirmation and interpretation by regulatory authorities, which could delay, limit or prevent regulatory approval. We may also encounter unexpected delays and/or increased costs due to new government regulations. Examples of such regulations include future legislation or administrative action, or changes in FDA policy during the period of product development and FDA regulatory review. It is impossible to predict whether legislative changes will be enacted, or whether FDA or foreign regulations, guidance or interpretations will be changed, or what the impact of such changes, if any, may be. The FDA may also require a panel of experts, referred to as an Advisory Committee, to deliberate on the adequacy of the safety and efficacy data to support approval. The opinion of the Advisory Committee, although not binding, may have a significant impact on our ability to obtain approval of any product candidates that we develop.

If we seek to conduct clinical trials in foreign countries or pursue marketing approvals in foreign jurisdictions, we must comply with numerous foreign regulatory requirements governing, among other things, the conduct of clinical trials, manufacturing and marketing authorization, pricing and third-party reimbursement. The foreign regulatory approval process varies among countries and may include all of the risks associated with FDA approval described above as well as risks attributable to the satisfaction of local regulations in foreign jurisdictions. Moreover, the time required to obtain approval may differ from that required to obtain FDA approval. Approval by the FDA does not ensure approval by regulatory authorities outside the United States and vice versa.

The acceptance of study data from clinical trials conducted outside the United States or another jurisdiction by the FDA or comparable foreign regulatory authority may be subject to certain conditions or may not be accepted at all. If data from foreign clinical trials are intended to serve as the basis for marketing approval in the United States, the FDA will generally not approve the application on the basis of foreign data alone unless (i) the data are applicable to the U.S. population and U.S. medical practice, and (ii) the trials were performed by clinical investigators of recognized competence and pursuant to good clinical practice, or GCP, regulations. Additionally, the FDA’s clinical trial requirements, including sufficient size of patient populations and statistical powering, must be met. Many foreign regulatory authorities have similar approval requirements.

Successful completion of clinical trials is a prerequisite to submitting a marketing application to the FDA and similar marketing applications to comparable foreign regulatory authorities, for each product candidate and, consequently, the ultimate approval and commercial marketing of any product candidates. We may experience negative or inconclusive results, which may result in our deciding, or our being required by regulators, to conduct additional clinical studies or trials or abandon some or all of our product development programs, which could have a material adverse effect on our business.

We may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development of any of our product candidates.

We may experience delays in initiating or completing clinical trials. Clinical trials can be delayed or terminated for a variety of reasons, including:

●	regulators or institutional review boards, or IRBs, or ethics committees may not authorize us or our investigators to commence a clinical trial or conduct a clinical trial at a prospective trial site;

●	the FDA or other comparable regulatory authorities may disagree with our clinical trial design, including with respect to dosing levels administered in our planned clinical trials, which may delay or prevent us from initiating our clinical trials with our originally intended trial design;

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●	we may experience delays in reaching, or fail to reach, agreement on acceptable terms with prospective trial sites and prospective contract research organizations, or CROs, which can be subject to extensive negotiation and may vary significantly among different CROs and trial sites;

●	the number of subjects required for clinical trials of any product candidates may be larger than we anticipate or subjects may drop out of these clinical trials or fail to return for post-treatment follow-up at a higher rate than we anticipate;

●	our third-party contractors may fail to comply with regulatory requirements or meet their contractual obligations to us in a timely manner, or at all, or may deviate from the clinical trial protocol or drop out of the trial, which may require that we add new clinical trial sites or investigators;

●	we may need to address any subject safety concerns that arise during the course of a clinical trial;

●	we may experience delays and interruptions to our manufacturing supply chain, or we could suffer delays in reaching, or we may fail to reach, agreement on acceptable terms with third-party service providers on whom we rely;

●	the cost of clinical trials of our product candidates may be greater than we anticipate;

●	logistical issues relating to any future clinical trials we may operate in developing countries;

●	we may elect to, or regulators, IRBs, Data Safety Monitoring Boards, or DSMBs, or ethics committees may require that we or our investigators, suspend or terminate clinical research or trials for various reasons, including noncompliance with regulatory requirements or a finding that the participants are being exposed to unacceptable health risks;

●	we may not have the financial resources available to begin and complete the planned trials, or the cost of clinical trials of any product candidates may be greater than we anticipate;

●	the supply or quality of our product candidates or other materials necessary to conduct clinical trials of our product candidates may be insufficient or inadequate to initiate or complete a given clinical trial; and

●	the FDA or other comparable foreign regulatory authorities may require us to submit additional data such as long-term toxicology studies, or impose other requirements before permitting us to initiate a clinical trial.

We could also encounter delays if a clinical trial is suspended or terminated by us, by the IRBs or ethics committees of the institutions in which such clinical trials are being conducted, or by the FDA or other regulatory authorities. Such authorities may suspend or terminate a clinical trial due to a number of factors, including failure to conduct the clinical trial in accordance with regulatory requirements or our clinical trial protocols, inspection of the clinical trial operations or trial site by the FDA or other regulatory authorities resulting in the imposition of a clinical hold, unforeseen safety issues or adverse side effects, failure to demonstrate a benefit from the product candidates, changes in governmental regulations or administrative actions or lack of adequate funding to continue the clinical trial.

Moreover, principal investigators for our clinical trials may serve as scientific advisors or consultants to us from time to time and receive compensation in connection with such services. Under certain circumstances, we may be required to report some of these relationships to the FDA or comparable foreign regulatory authorities. The FDA or comparable foreign regulatory authority may conclude that a financial relationship between us and a principal investigator has created a conflict of interest or otherwise affected interpretation of the study. The FDA or comparable foreign regulatory authority may therefore question the integrity of the data generated at the applicable clinical trial site and the utility of the clinical trial itself may be jeopardized. This could result in a delay in approval, or rejection, of our marketing applications by the FDA or comparable foreign regulatory authority, as the case may be, and may ultimately lead to the denial of marketing approval of one or more of our product candidates.

Our product development costs will increase if we experience additional delays in preclinical or clinical testing or in obtaining marketing approvals. We do not know whether any of our clinical trials will begin as planned, will need to be restructured or will be completed on schedule, or at all. If we do not achieve our product development goals in the time frames we announce and expect, the approval and commercialization of our product candidates may be delayed or prevented entirely. Significant clinical trial delays also could shorten any periods during which we may have the exclusive right to commercialize our product candidates and may allow our competitors to bring products to market before we do, potentially impairing our ability to successfully commercialize our product candidates and harming our business and results of operations. Any delays in our clinical development programs may harm our business, financial condition and results of operations significantly.

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Our clinical trials may reveal significant adverse events or unexpected drug-drug interactions not seen in our preclinical studies and may result in a safety profile that could delay or prevent regulatory approval or market acceptance of any of our product candidates.

If significant adverse events or other side effects are observed in our clinical trials, we may be required to abandon the trials or our development efforts altogether. In addition, we may encounter unexpected drug-drug interactions in our planned trials, and may be required to further test those candidates, including in drug-drug interaction studies, which may be expensive, time-consuming and result in delays to our programs. Some potential therapeutics developed in the biopharmaceutical industry that initially showed therapeutic promise in early stage trials have later been found to cause side effects that prevented their further development. Even if the side effects do not preclude the product candidate from obtaining or maintaining marketing approval, undesirable side effects may inhibit market acceptance of the approved product due to its tolerability versus other therapies.

If we encounter difficulties enrolling patients in our clinical trials, our clinical development activities could be delayed or otherwise adversely affected.

Identifying and qualifying patients to participate in clinical trials of our product candidates is critical to our success. The timing of completion of our clinical trials depends in part on the speed at which we can recruit patients to participate in testing our product candidates, and we may experience delays in our clinical trials if we encounter difficulties in enrollment. We may not be able to initiate or continue clinical trials for our product candidates if we are unable to locate and enroll a sufficient number of eligible patients to participate in these trials as required by the FDA or similar regulatory authorities outside the United States, or as needed to provide appropriate statistical power for a given trial. We may experience difficulties in patient enrollment in our clinical trials for a variety of reasons. The timely completion of clinical trials in accordance with their protocols depends, among other things, on our ability to enroll a sufficient number of patients who remain in the trial until its conclusion. The enrollment of patients depends on many factors, including:

●	the patient eligibility and exclusion criteria defined in the protocol;

●	the size of the patient population required for analysis of the trial’s primary endpoints and the process for identifying patients;

●	the willingness or availability of patients to participate in our trials;

●	the proximity of patients to trial sites;

●	the design of the trial;

●	our ability to recruit clinical trial investigators with the appropriate competencies and experience;

●	clinicians’ and patients’ perceptions as to the potential advantages and risks of the product candidate being studied in relation to other available therapies, including any new products that may be approved for the indications we are investigating;

●	reporting of the preliminary results of any of our clinical trials;

●	the availability of competing commercially available therapies and other competing product candidates’ clinical trials;

●	our ability to obtain and maintain patient informed consents;

●	the risk that patients enrolled in clinical trials will drop out of the trials before completion; and

●	factors we may not be able to control, such as current or potential pandemics that may limit patients, principal investigators or staff or clinical site availability (e.g., the COVID-19 pandemic).

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For example, we are initially developing OCF-203 for the treatment of IPF, a rare disease. In the United States, IPF is estimated to affect approximately 160,000 patients. As a result, we may encounter difficulties enrolling subjects in our clinical trials of OCF-203 due in part to the small size of the patient population. In addition, our clinical trials will compete with other clinical trials for product candidates that are in the same therapeutic areas as our product candidates, and this competition will reduce the number and types of patients available to us, because some patients who might have opted to enroll in our trials may instead opt to enroll in a trial being conducted by one of our competitors. Since the number of qualified clinical investigators is limited, we expect to conduct some of our clinical trials at the same clinical trial sites that some of our competitors use, which will reduce the number of patients who are available for our clinical trials in such clinical trial site. If any of our product candidates is shown to have undesirable side effects, some patients may decline or drop out of our clinical trials. Additionally, certain of our planned clinical trials may also involve invasive procedures which may lead some patients to decline or to drop out of trials.

Further, timely enrollment in clinical trials is reliant on clinical trial sites which may be adversely affected by global health matters, including, among other things, pandemics. For example, if a clinical trial site is affected by the COVID-19 pandemic, patients may contract COVID-19 during participation in our trials or may be subject to isolation or shelter-in-place restrictions, which may cause them to drop out of our trials, miss scheduled doses or follow-up visits or otherwise fail to follow trial protocols. If patients are unable to follow the trial protocols or if our trial results are otherwise disrupted due to the effects of a pandemic or actions taken to mitigate its spread, the integrity of data from our trials may be compromised or not accepted by the FDA or other regulatory authorities, which would represent a significant setback for the applicable program.

The design or execution of our clinical trials may not support marketing approval.

The design or execution of a clinical trial can determine whether its results will support marketing approval, and flaws in the design or execution of a clinical trial may not become apparent until the clinical trial is well advanced. It is possible that we may need to amend our clinical trial designs, which would require us to resubmit our clinical trial protocols to IRBs and FDA for reexamination and approval, and may impact the costs, timing or successful completion of such clinical trials.

Additionally, in some instances, there can be significant variability in safety or efficacy results between different trials with the same product candidate due to numerous factors, including differences in trial protocols, size and type of the patient populations, variable adherence to the dosing regimen or other protocol requirements and the rate of dropout among clinical trial participants. We do not know whether any clinical trials we conduct will demonstrate consistent or adequate efficacy and safety to obtain marketing approval to market our product candidates.

Further, the FDA and comparable foreign regulatory authorities have substantial discretion in the approval process and in determining when or whether marketing approval will be obtained for any of our product candidates. Our product candidates may not be approved even if they achieve their primary endpoints in future Phase 3 clinical trials or registrational trials. The FDA or comparable foreign regulatory authorities may disagree with our trial designs and our interpretation of data from preclinical studies or clinical trials. In addition, any of these regulatory authorities may change requirements for the approval of a product candidate even after reviewing and providing comments or advice on a protocol for a pivotal Phase 3 or registrational clinical trial. In addition, any of these regulatory authorities may also approve a product candidate for fewer or more limited indications than we request or may grant approval contingent on the performance of costly post-marketing clinical trials. The FDA or comparable foreign regulatory authorities may not approve the labeling claims that we believe would be necessary or desirable for the successful commercialization of our product candidates, if approved.

We intend to develop OCX-253 and potentially other product candidates in combination with other therapies, which exposes us to additional risks.

We intend to develop OCX-253 and potentially other product candidates in combination with one or more approved or unapproved therapies to treat cancer or other diseases. Even if any product candidate we develop were to receive marketing approval for use in combination with other approved therapies, the FDA or comparable foreign regulatory authorities outside of the United States could still revoke approval of the therapy used in combination with our product. If the therapies used in combination with our product candidates are replaced as the standard of care for the indications we choose for any of our product candidates, the FDA or comparable foreign regulatory authorities may require us to conduct additional clinical trials. The occurrence of any of these risks could result in our own products, if approved, being removed from the market or being less successful commercially.

Further, we will not be able to market and sell any product candidate we develop in combination with an unapproved cancer therapy for a combination indication if that unapproved therapy does not ultimately obtain marketing approval either alone or in combination with our product. In addition, unapproved cancer therapies face the same risks described with respect to our product candidates currently in development and clinical trials, including the potential for serious adverse effects, delay in their clinical trials and lack of FDA approval.

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If the FDA or comparable foreign regulatory authorities do not approve these other products or revoke their approval of, or if safety, efficacy, quality, manufacturing or supply issues arise with, the products we choose to evaluate in combination with our product candidate we develop, we may be unable to obtain approval of or market such combination therapy.

If we are unable to successfully validate, develop and obtain regulatory approval for any required companion diagnostic tests for our product candidates or experience significant delays in doing so, we may fail to obtain approval or may not realize the full commercial potential of these product candidates.

In connection with the clinical development of our product candidates for certain indications, we intend to engage third parties to develop or obtain access to in vitro companion diagnostic tests to identify patient subsets within a disease category who may derive benefit from our product candidates, as we are targeting certain genetically defined populations for our treatments. For example, in the OCX-253 program, we may develop a diagnostic tool for measuring the circulating Chi3l1 as a method of stratifying patients for particular clinical studies. Such companion diagnostics may be used during our clinical trials and may be required in connection with the FDA approval of our product candidates. To be successful, we or our collaborators will need to address a number of scientific, technical, regulatory and logistical challenges. Companion diagnostics are subject to regulation by the FDA and other regulatory authorities as medical devices and require separate regulatory approval prior to commercialization.

Given our limited experience in developing and commercializing diagnostics, we intend to rely on third parties for the design, development and manufacture of companion diagnostic tests for our therapeutic product candidates that may require such tests. If we enter into such collaborative agreements, we will be dependent on the sustained cooperation and effort of our future collaborators in developing and obtaining approval for these companion diagnostics. We and our future collaborators may encounter difficulties in developing and obtaining approval for the companion diagnostics, including issues relating to selectivity/specificity, analytical validation, reproducibility, or clinical validation of companion diagnostics. We and our future collaborators also may encounter difficulties in developing, obtaining regulatory approval for, manufacturing and commercializing companion diagnostics similar to those we face with respect to our therapeutic product candidates themselves, including issues with achieving regulatory clearance or approval, production of sufficient quantities at commercial scale and with appropriate quality standards, and in gaining market acceptance. If we are unable to successfully develop companion diagnostics for these therapeutic product candidates, or experience delays in doing so, the development of these therapeutic product candidates may be adversely affected, these therapeutic product candidates may not obtain marketing approval or such approval may be delayed, and we may not realize the full commercial potential of any of these therapeutics that obtain marketing approval. As a result, our business, results of operations and financial condition could be materially harmed. In addition, a diagnostic company with whom we contract may decide to discontinue developing, selling or manufacturing the companion diagnostic test that we anticipate using in connection with development and commercialization of our product candidates or our relationship with such diagnostic company may otherwise terminate. We may not be able to enter into arrangements with another diagnostic company to obtain supplies of an alternative diagnostic test for use in connection with the development and commercialization of our product candidates or do so on commercially reasonable terms, which could adversely affect and/or delay the development or commercialization of our therapeutic product candidates.

We may in the future seek orphan drug designation for our product candidates, but we may be unable to obtain orphan drug designation and, even if we obtain such designation, we may not be able to realize or maintain the benefits of such designation, including potential marketing exclusivity of our product candidates, if approved.

Regulatory authorities in some jurisdictions, including the United States and other major markets, may designate products intended to treat conditions or diseases affecting relatively small patient populations as orphan drugs. Under the Orphan Drug Act of 1983, the FDA may designate a drug or biologic product candidate as an orphan drug if it is intended to treat a rare disease or condition, which is generally defined as having a patient population of fewer than 200,000 individuals in the United States, or a patient population greater than 200,000 in the United States where there is no reasonable expectation that the cost of developing the product will be recovered from sales in the United States. Orphan drug designation must be requested before submitting a marketing application. In the United States, orphan drug designation entitles a party to financial incentives such as opportunities for grant funding towards clinical trial costs, tax advantages and user-fee waivers. After the FDA grants orphan drug designation, the generic identity of the drug or biologic and its potential orphan use are disclosed publicly by the FDA. Orphan drug designation does not convey any advantage in, or shorten the duration of, the regulatory review and approval process.

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Generally, if a product candidate with an orphan drug designation receives the first marketing approval for the indication for which it has such designation, the product is entitled to a period of marketing exclusivity, which precludes the FDA or foreign regulatory authorities from approving another marketing application for a product that constitutes the same drug treating the same indication for a period of seven (7) years, except in limited circumstances, such as a showing of clinical superiority to the product with orphan drug exclusivity or where the manufacturer is unable to assure sufficient product quantity. Orphan drug exclusivity may be revoked if any regulatory agency determines that the request for designation was materially defective or if the manufacturer is unable to assure sufficient quantity of the product to meet the needs of patients with the rare disease or condition.

We may seek orphan drug designation for OCF-203 for IPF and HPS, and some of our other future product candidates in additional orphan indications in which there is a medically plausible basis for the use of these products. We may be unable to obtain and maintain orphan drug designation and, even if we obtain such designation, we may not be able to realize the benefits of such designation, including potential marketing exclusivity of our product candidates, if approved.

Even if we obtain orphan drug exclusivity for a product candidate, that exclusivity may not effectively protect the product candidate from competition because different drugs can be approved for the same condition in the United States. Even after an orphan drug is approved, the FDA may subsequently approve another drug for the same condition if the FDA concludes that the latter drug is not the same drug or is clinically superior in that it is shown to be safer, more effective or makes a major contribution to patient care.

If product liability lawsuits are brought against us, we may incur substantial financial or other liabilities and may be required to limit commercialization of our product candidates.

We will face an inherent risk of product liability as a result of testing any of our other product candidates in clinical trials, and will face an even greater risk if we commercialize any products. For example, we may be sued if our product candidates cause or are perceived to cause injury or are found to be otherwise unsuitable during clinical trials, manufacturing, marketing or sale. Any such product liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product, negligence, strict liability or a breach of warranties. Claims could also be asserted under state consumer protection acts. If we cannot successfully defend ourselves against product liability claims, we may incur substantial liabilities or be required to limit commercialization of our product candidates. Even successful defense would require significant financial and management resources. Regardless of the merits or eventual outcome, liability claims may result in:

●	inability to bring a product candidate to the market;

●	decreased demand for our products;

●	injury to our reputation;

●	withdrawal of clinical trial participants and inability to continue clinical trials;

●	initiation of investigations by regulators;

●	fines, injunctions or criminal penalties;

●	costs to defend the related litigation;

●	diversion of management’s time and our resources;

●	substantial monetary awards to trial participants;

●	product recalls, withdrawals or labeling, marketing or promotional restrictions;

●	loss of revenue;

●	exhaustion of any available insurance and our capital resources;

●	the inability to commercialize any product candidate, if approved; and

●	decline in our share price.

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Our inability to obtain sufficient product liability insurance at an acceptable cost to protect against potential product liability claims could prevent or inhibit the commercialization of products we develop. We will need to obtain additional insurance for clinical trials as our product candidates enter the clinic. However, we may be unable to obtain, or may obtain on unfavorable terms, clinical trial insurance in amounts adequate to cover any liabilities from any of our clinical trials. Our insurance policies may also have various exclusions, and we may be subject to a product liability claim for which we have no coverage. We may have to pay any amounts awarded by a court or negotiated in a settlement that exceed our coverage limitations or that are not covered by our insurance, and we may not have, or be able to obtain, sufficient capital to pay such amounts. Even if our agreements with any future corporate collaborators entitle us to indemnification against losses, such indemnification may not be available or adequate should any claim arise.

We face substantial competition, which may result in others discovering, developing or commercializing products before or more successfully than us.

The development and commercialization of new drug products is highly competitive. We may face competition with respect to any product candidates that we seek to develop or commercialize in the future from major biopharmaceutical companies, specialty biopharmaceutical companies, and biotechnology companies worldwide. Potential competitors also include academic institutions, venture capital firms, hedge funds, government agencies, and other public and private research organizations that conduct research, seek patent protection, and establish collaborative arrangements for research, development, manufacturing, and commercialization.

There are a number of large biopharmaceutical and biotechnology companies that are currently pursuing the development of products, or already have products in the market, for the treatment of cancer, fibrosis, and malaria. Although we believe that our approaches are unique, there is no assurance that they will demonstrate advantages or even parity against competitive products from other companies, including those with significant financial resources such as BristolMyersSquibb, Merck, Genentech, AstraZeneca/Daiichi Sankyo, Roche, Boehringer Ingelheim, GSK, AbbVie, Novartis, United Therapeutics and Horizon, as well as emerging biotechnology companies such as Fibrogen, Pliant, Galecto Biotech and Endeavor Biomedicines, to name a few. For additional information on our competitors please see the section entitled “Business of Ocean Biomedical.”

Many of our current or potential competitors, either alone or with their strategic partners, have significantly greater financial resources and expertise in research and development, manufacturing, preclinical testing, conducting clinical trials, obtaining regulatory approvals, and marketing approved products than we do.

Mergers and acquisitions in the biopharmaceutical and biotechnology industries may result in even more resources being concentrated among a smaller number of our competitors. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These competitors also compete with us in recruiting and retaining qualified scientific and management personnel and establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies complementary to, or necessary for, our programs. Our commercial opportunity could be reduced or eliminated if our competitors develop and commercialize products that are safer, more effective, more convenient, or less expensive than any products that we may develop. Furthermore, products currently approved for other indications could be discovered to be effective treatments of fibrosis as well, which could give such products significant regulatory and market timing advantages over our product candidates. Our competitors also may obtain FDA or other regulatory approval for their products more rapidly than we may obtain approval for ours, which could result in our competitors establishing a strong market position before we are able to enter the market. Additionally, products or technologies developed by our competitors may render our potential product candidates uneconomical or obsolete and we may not be successful in marketing any product candidates we may develop against competitors. The availability of competitive products could limit the demand, and the price we are able to charge, for any products that we may develop and commercialize.

Risks Related to Manufacturing

Because we rely on third-party manufacturing and supply vendors, our supply of research and development, preclinical and clinical development materials may become limited or interrupted or may not be of satisfactory quantity or quality.

We rely on third-party contract manufacturers to manufacture our product candidates for preclinical studies and clinical trials. We do not own manufacturing facilities for producing any clinical trial product supplies. There can be no assurance that our preclinical and clinical development product supplies will not be limited, interrupted, or of satisfactory quality or continue to be available at acceptable prices. For example, the severity and duration of the COVID-19 pandemic, or of any similar crises, may impact our ability to procure sufficient supplies for the development of our product candidates, particularly given delays or gaps in supply of materials driven by the prioritization of vaccine development during the COVID-19 pandemic. In particular, any replacement of a contract manufacturer could require significant effort and expertise because there may be a limited number of qualified replacements.

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The manufacturing process for a product candidate is subject to FDA and foreign regulatory authority review. Suppliers and manufacturers must meet applicable manufacturing requirements and undergo rigorous facility and process validation tests required by regulatory authorities in order to comply with regulatory standards, such as current Good Manufacturing Practices, or cGMPs. In the event that any of our manufacturers fails to comply with such requirements or to perform its obligations to us in relation to quality, timing or otherwise, or if our supply of components or other materials becomes limited or interrupted for other reasons, we may be forced to manufacture the materials ourselves, for which we currently do not have the capabilities or resources, or enter into an agreement with another third-party, which we may not be able to do on reasonable terms, if at all. In some cases, the technical skills or technology required to manufacture our product candidates may be unique or proprietary to the original manufacturer and we may have difficulty transferring such skills or technology to another third-party and a feasible alternative may not exist. These factors would increase our reliance on such manufacturer or require us to obtain a license from such manufacturer in order to have another third-party manufacture our product candidates. If we are required to change manufacturers for any reason, we will be required to verify that the new manufacturer maintains facilities and procedures that comply with quality standards and with all applicable regulations and guidelines. We will also need to verify, such as through a manufacturing comparability or bridging study, that any new manufacturing process will produce our product candidate according to the specifications previously submitted to the FDA or another regulatory authority. The delays associated with the verification of a new manufacturer could negatively affect our ability to develop product candidates in a timely manner or within budget.

To the extent that we enter into future manufacturing arrangements with third parties, we will depend on these third parties to perform their obligations in a timely manner consistent with contractual and regulatory requirements, including those related to quality control and assurance. If we are unable to obtain or maintain third-party manufacturing for product candidates, or to do so on commercially reasonable terms, we may not be able to develop and commercialize our product candidates successfully. Our or a third-party’s failure to execute on our manufacturing requirements and comply with cGMP could adversely affect our business in a number of ways, including:

●	an inability to initiate or continue clinical trials of product candidates under development;

●	delay in submitting regulatory applications, or receiving regulatory approvals, for product candidates;

●	loss of the cooperation of an existing or future collaborator;

●	subjecting third-party manufacturing facilities or our manufacturing facilities to additional inspections by regulatory authorities;

●	requirements to cease distribution or to recall batches of our product candidates; and

●	in the event of approval to market and commercialize a product candidate, an inability to meet commercial demands for our products.

Changes in methods of product candidate manufacturing or formulation may result in additional costs or delay.

As product candidates progress through preclinical to late stage clinical trials to marketing approval and commercialization, it is common that various aspects of the development program, such as manufacturing methods and formulation, are altered along the way in an effort to optimize yield, manufacturing batch size, minimize costs and achieve consistent quality and results. Such changes carry the risk that they will not achieve these intended objectives. Any of these changes could cause our product candidates to perform differently and affect the results of planned clinical trials or other future clinical trials conducted with the altered materials. This could delay completion of clinical trials, require the conduct of bridging clinical trials or the repetition of one or more clinical trials, increase clinical trial costs, delay approval of our product candidates and jeopardize our ability to commercialize our product candidates and generate revenue.

In addition, there are risks associated with large scale manufacturing for clinical trials or commercial scale including, among others, cost overruns, potential problems with process scale-up, process reproducibility, stability issues, compliance with good manufacturing practices, lot consistency and timely availability of raw materials. Even if we obtain marketing approval for any of our product candidates, there is no assurance that our manufacturers will be able to manufacture the approved product to specifications acceptable to the FDA or other comparable foreign regulatory authorities, to produce it in sufficient quantities to meet the requirements for the potential commercial launch of the product or to meet potential future demand. Additionally, if we advance a biological candidate into IND-enabling studies, the manufacturing processes for biological products is more complex and expensive than with small molecule products and additional manufacturing suppliers may be needed to manufacture clinical supplies for these programs. If our manufacturers are unable to produce sufficient quantities for clinical trials or for commercialization, our development and commercialization efforts would be impaired, which would have an adverse effect on our business, financial condition, results of operations and growth prospects.

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The manufacture of drug products, and particularly biologics, is complex and our third-party manufacturers may encounter difficulties in production. If any of our third-party manufacturers encounter such difficulties, our ability to provide supply of our current product candidates or any future product candidates for clinical trials or our products for patients, if approved, could be delayed or prevented.

Manufacturing drugs, particularly biologics, especially in large quantities, is often complex and may require the use of innovative technologies to handle living cells. Each lot of an approved biologic must undergo thorough testing for identity, strength, quality, purity and potency. Manufacturing biologics requires facilities specifically designed for and validated for this purpose, and sophisticated quality assurance and quality control procedures are necessary. Slight deviations anywhere in the manufacturing process, including filling, labeling, packaging, storage and shipping and quality control and testing, may result in lot failures, product recalls or spoilage. When changes are made to the manufacturing process, we may be required to provide preclinical and clinical data showing the comparable identity, strength, quality, purity or potency of the products before and after such changes. If microbial, viral or other contaminations are discovered at the facilities of our manufacturers, such facilities may need to be closed for an extended period of time to investigate and remedy the contamination, which could delay clinical trials and adversely harm our business.

In addition, there are risks associated with large scale manufacturing for clinical trials or commercial scale including, among others, cost overruns, potential problems with process scale-up, process reproducibility, stability issues, compliance with good manufacturing practices, lot consistency and timely availability of raw materials. Even if we obtain marketing approval for any of our current product candidates or any future product candidates, there is no assurance that our manufacturers will be able to manufacture the approved product to specifications acceptable to the FDA or other comparable foreign regulatory authorities, to produce it in sufficient quantities to meet the requirements for the potential commercial launch of the product or to meet potential future demand. If our manufacturers are unable to produce sufficient quantities for clinical trials or for commercialization, our development and commercialization efforts would be impaired, which would have an adverse effect on our business, financial condition, results of operations and growth prospects.

Risks Related to Commercialization

Even if a product candidate we develop receives marketing approval, it may fail to achieve the degree of market acceptance by physicians, patients, third-party payors and others in the medical community necessary for commercial success.

Even if a product candidate we develop receives marketing approval, it may nonetheless fail to gain sufficient market acceptance by physicians, patients, third-party payors, such as Medicare and Medicaid programs and managed care organizations, and others in the medical community. In addition, the availability of coverage by third-party payors may be affected by existing and future health care reform measures designed to reduce the cost of health care. If the product candidates we develop do not achieve an adequate level of acceptance, we may not generate significant product revenues and we may not become profitable.

The degree of market acceptance of any product candidate, if approved for commercial sale, will depend on a number of factors, including:

●	the efficacy and potential advantages compared to alternative treatments;

●	the ability to offer our products, if approved, for sale at competitive prices;

●	the convenience and ease of administration compared to alternative treatments;

●	the willingness of the target patient population to try new therapies and of physicians to prescribe these therapies;

●	the price we pay or any of our future collaborators charge for our products;

●	the recommendations with respect to our product candidates in guidelines published by various scientific organizations applicable to us and our product candidates;

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●	the strength of marketing and distribution support;

●	the ability to obtain sufficient third-party coverage and adequate reimbursement;

●	the prevalence and severity of any side effects; and

●	The size and effectiveness of our sales, marketing and distribution support.

If government and other third-party payors do not provide coverage and adequate reimbursement levels for any products we commercialize, market acceptance and commercial success would be reduced.

The market opportunities for our product candidates may be relatively small since the patients who may potentially be treated with our product candidates are those who are ineligible for or have failed prior treatments, and our estimates of the prevalence of our target patient populations may be inaccurate.

Cancer therapies are sometimes characterized by line of therapy (first line, second line, third line, fourth line, etc.), and the FDA often approves new therapies initially only for a particular line or lines of use. When cancer is detected early enough, first line therapy is sometimes adequate to cure the cancer or prolong life without a cure. Whenever first line therapy, usually chemotherapy, antibody drugs, tumor-targeted small molecules, hormone therapy, radiation therapy, surgery, or a combination of these, proves unsuccessful, second line therapy may be administered. Second line therapies often consist of more chemotherapy, radiation, antibody drugs, tumor-targeted small molecules, or a combination of these. Third line therapies can include chemotherapy, antibody drugs and small molecule tumor-targeted therapies, more invasive forms of surgery and new technologies. In our oncology program, we may initially seek approval of certain of our product candidates as a second or third line therapy, for use in patients with relapsed or refractory metastatic cancer. Subsequently, for those product candidates that prove to be sufficiently safe and beneficial, if any, we would expect to seek approval as a second line therapy and potentially as a first line therapy, but there is no guarantee that our product candidates, even if approved as a second or subsequent line of therapy, would be approved for an earlier line of therapy, and, prior to any such approvals, we may have to conduct additional clinical trials.

Our projections of both the number of people who have the cancers we are targeting, who may have their tumors genetically sequenced, as well as the subset of people with these cancers in a position to receive a particular line of therapy and who have the potential to benefit from treatment with our product candidates, are based on our beliefs and estimates. These estimates have been derived from a variety of sources, including scientific literature, surveys of clinics, patient foundations or market research, and may prove to be incorrect. Further, new therapies may change the estimated incidence or prevalence of the cancers that we are targeting. Consequently, even if our product candidates are approved for a second or third line of therapy, the number of patients that may be eligible for treatment with our product candidates may turn out to be much lower than expected. In addition, we have not yet conducted market research to determine how treating physicians would expect to prescribe a product that is approved for multiple tumor types if there are different lines of approved therapies for each such tumor type.

We currently have no marketing and sales organization and have no experience as a company in commercializing products, and we may have to invest significant resources to develop these capabilities. If we are unable to establish marketing and sales capabilities or enter into agreements with third parties to market and sell our products, we may not be able to generate product revenue.

We have no internal sales, marketing or distribution capabilities, nor have we commercialized a product. If any of our product candidates ultimately receive regulatory approval, we expect to establish either an internal or external marketing and sales organization with technical expertise and supporting distribution capabilities to commercialize each such product in major markets, which will be expensive and, to the extent we establish such organization in house, time consuming. We have no prior experience as a company in the marketing, sale and distribution of pharmaceutical products and there are significant risks involved in establishing or managing a sales organization, including our ability to hire, retain and incentivize qualified individuals, generate sufficient sales leads, provide adequate training to sales and marketing personnel and effectively manage a geographically dispersed sales and marketing team. Any failure or delay in the development of our internal or external sales, marketing and distribution capabilities would adversely impact the commercialization of these products. If we choose to collaborate with third parties that have direct sales forces and established distribution systems, either to augment our own sales force and distribution systems or in lieu of our own sales force and distribution systems, we may not be able to enter into collaborations or hire consultants or external service providers to assist us in sales, marketing and distribution functions on acceptable financial terms, or at all. In addition, our product revenues and our profitability, if any, may be lower if we rely on third parties for these functions than if we were to market, sell and distribute any products that we develop ourselves. We likely will have little control over such third parties, and any of them may fail to devote the necessary resources and attention to sell and market our products effectively. If we are not successful in commercializing our products, either on our own or through arrangements with one or more third parties, we may not be able to generate any future product revenue and we would incur significant additional losses.

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Risks Related to Our Reliance on Third Parties

Third Party Risks Related to Our Product Development

We rely on third parties to conduct all or certain aspects of our preclinical studies and clinical trials. If these third parties do not successfully carry out their contractual duties, meet expected deadlines or comply with regulatory requirements, we may not be able to obtain regulatory approval of or commercialize any potential product candidates.

We depend upon third parties to conduct all or certain aspects of our preclinical studies and clinical trials, under agreements with universities, medical institutions, CROs, CMOs, strategic collaborators and others. We expect to continue to negotiate budgets and contracts with such third parties, which may result in delays to our development timelines and increased costs.

We will rely especially heavily on third parties over the course of our preclinical studies and clinical trials, and, as a result, we control only certain aspects of their activities. As a result, we have less direct control over the conduct, timing and completion of our preclinical studies and clinical trials and the management of data developed through preclinical studies and clinical trials than would be the case if we relied entirely upon our own staff. Nevertheless, we are responsible for ensuring that each of our studies and trials are conducted in accordance with the applicable protocol, legal and regulatory requirements and scientific standards, and our reliance on third parties does not relieve us of our regulatory responsibilities. We and these third parties are required to comply with GCP and cGMP requirements, which are regulations and guidelines enforced by the FDA and comparable foreign regulatory authorities for product candidates in clinical development. Regulatory authorities enforce these GCP and cGMP requirements through periodic inspections of trial sponsors, clinical investigators, manufacturers and trial sites. If we or any of these third parties fail to comply with applicable GCP or cGMP requirements, the clinical data generated in our clinical trials may be deemed unreliable and the FDA or comparable foreign regulatory authorities may require us to suspend or terminate these trials or perform additional preclinical studies or clinical trials before approving our marketing applications. We cannot be certain that, upon inspection, such regulatory authorities will determine that any of our clinical trials comply with the GCP or cGMP requirements.

Our failure or any failure by these third parties to comply with these regulations may require us to repeat clinical trials, which would delay the regulatory approval process. Failure by us or by third parties we engage to comply with regulatory requirements can also result in fines, adverse publicity, and civil and criminal sanctions. Moreover, our business may be implicated if any of these third parties violates federal or state fraud and abuse or false claims laws and regulations or healthcare privacy and security laws.

Any third parties conducting aspects of our preclinical studies, clinical trials or manufacturing process will not be our employees and, except for remedies that may be available to us under our agreements with such third parties, we cannot control whether or not they devote sufficient time and resources to our preclinical studies and clinical programs. These third parties may also have relationships with other commercial entities, including our competitors, for whom they may also be conducting clinical trials or other product development activities, which could affect their performance on our behalf. If these third parties do not successfully carry out their contractual duties or obligations or meet expected deadlines, if they need to be replaced or if the quality or accuracy of the preclinical or clinical data they obtain is compromised due to the failure to adhere to our protocols or regulatory requirements or for other reasons or if due to federal or state orders or absenteeism due to the COVID-19 pandemic or other such crises they are unable to meet their contractual and regulatory obligations, our development timelines, including clinical development timelines, may be extended, delayed or terminated and we may not be able to complete development of, obtain regulatory approval of or successfully commercialize our product candidates. As a result, our financial results and the commercial prospects for our product candidates would be harmed, our costs could increase and our ability to generate revenue could be delayed.

If any of our relationships with these third-party CROs, CMOs or others terminate, we may not be able to enter into arrangements with alternative CROs, CMOs or other third parties or to do so on commercially reasonable terms.

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Switching or adding additional CROs or CMOs involves additional cost and requires extensive time and focus of our management. In addition, there is a natural transition period when a new CRO or CMO begins work. As a result, delays may occur, which can materially impact our ability to meet our desired development timelines.

Though we carefully manage our relationships with our CROs and CMOs, there can be no assurance that we will not encounter similar challenges or delays in the future or that these delays or challenges will not have a material adverse impact on our business, financial condition and prospects.

We rely on third parties for blood and other tissue samples and other materials required for our research and development activities, and if we are unable to reach agreements with these third parties our research and development activities would be delayed.

We rely on third parties, primarily hospitals, health clinics and academic institutions, for the provision of blood and other tissue samples, clinical and laboratory supplies and other materials required in our research and development activities. Obtaining these materials requires various approvals as well as reaching a commercial agreement on acceptable terms with the hospital or other provider of the materials. While we expect to enter into agreements with the institutions from which we receive our tissue samples, we do not have any exclusive arrangements with such sources and there is no guarantee that we will be able to enter into or renew such agreements on commercially reasonable terms, if at all. If we were unable to enter into or renew such agreements, we would be forced to seek new arrangements with new hospitals, clinics or health institutions. If so, we may not be able to reach agreements with alternative partners or do so on terms acceptable to us. If we are unable to enter into such agreements, our research and development activities will be delayed and our ability to implement a key part of our development strategy will be compromised.

We are a party to license and sublicense agreements pursuant to which we are obligated to make substantial payments upon achievement of milestone events. The license agreements may be terminated in their entirety immediately upon notice for failure by us to meet certain milestone events by certain dates.

We are a party to various license and sublicense agreements that are important to our business and to our current and future product candidates. For example, we sublicense all of the technologies forming our oncology, fibrosis and infectious disease programs from Elkurt, Inc., or Elkurt, a company formed by our scientific co-founders Jack A. Elias, M.D. and Jonathan Kurtis, M.D., Ph.D., both of whom will also serve as directors of New Ocean Biomedical. Elkurt licenses such technologies from Brown University and Rhode Island University. These agreements contain obligations that require us to make substantial payments in the event certain milestone events are achieved. We also licensed technology directed to therapeutics for Neurofibromatosis I and II and Schwannomatosis from Teton Therapeutics, Inc.

All of our current product candidates are being developed through license and sublicense agreements from Elkurt. Our rights to use currently licensed intellectual property from Elkurt are subject to the continuation of and our compliance with the terms of our sublicense agreements with Elkurt and our license agreement with Teton. In spite of our efforts, Elkurt or Teton might conclude that we have materially breached our obligations under one or more of such licenses or sublicenses and might therefore terminate any of such agreements, thereby removing or limiting our ability to develop and commercialize products and technology covered by these agreements. For example, our sublicense of the FRG Antibody from Elkurt (which licenses such technology from Brown University on substantially parallel terms) is subject to termination by Elkurt in the event of a default by us that is not cured within 30 days. If any of our existing license or sublicense agreements were to be terminated, our business and prospects could be substantially harmed.

Additionally, the license agreements may be terminated in their entirety immediately upon notice for failure by us to meet certain milestone events by certain dates. Each of the below listed license agreements may be terminated if we do not complete a $10 million equity financing by November 1, 2023. In addition, the license agreements set forth the following milestone events and deadlines. Failure by us to meet such milestone events by the listed deadlines trigger a termination right by the licensing party upon notice:

●	The FRG License Agreement: the filing of an IND within one year after commencing IND-enabling studies; completion of a Phase 1 clinical trial within one year following the filing of an IND; completion of a Phase 2 clinical trial within approximately four years following completion of a Phase 1 clinical trial; and completion of a Phase 3 clinical trial within three and a half years following completion of a Phase 2 clinical trial.

●	The Anti-CTLA4 License Agreement: the filing of an IND within two years after commencing IND-enabling studies; the completion of a Phase 1 clinical trial within one year following the filing of an IND; completion of a Phase 2 clinical trial within approximately four years following completion of a Phase 1 clinical trial; and the completion of a Phase 3 clinical trial within approximately three years following the completion of a Phase 2 clinical trial.

●	The FRGxPD-1 License Agreement: the filing of an IND within two years after commencing IND-enabling studies; the completion of a Phase 1 clinical trial within one year following the filing of an IND; completion of a Phase 2 clinical trial within approximately four years following completion of a Phase 1 clinical trial; and the completion of a Phase 3 clinical trial within three years following the completion of a Phase 2 clinical trial.

●	The Chit1 License Agreement: the filing of an IND within two years after commencing IND-enabling studies; the completion of a Phase 1/2 clinical trial within two years following the filing of an IND; and the completion of a Phase 3 clinical trial within approximately three years following the completion of a Phase 1/2 clinical trial.

●	The PfGARP/PfSEA License Agreement: the filing of an IND within two years after commencing IND-enabling studies; the completion of a Phase 1/2 clinical trial within one and a half years following the filing of an IND; and the completion of a Phase 3 clinical trial within three years following completion of a Phase 1/2 clinical trial.

●	The Brown Anti-PfGARP Small Molecules License Agreement: the filing of an IND in 2027; the commencement of Phase 1/2 clinical trials in 2027; and the commencement of a Phase 3 clinical trial in 2029

For additional discussion of these milestones, see “Business of Ocean Biomedical — Licensing Agreements.”

A core element of our business strategy also includes continuing to acquire or in-license additional technologies or product candidates. As a result, we intend to periodically explore a variety of possible strategic collaborations or licenses in an effort to gain access to additional product candidates, technologies or resources.

Furthermore, license agreements we enter into in the future may not provide exclusive rights to use intellectual property and technology in all relevant fields of use and in all territories in which we may wish to develop or commercialize our technology and products. As a result, we may not be able to prevent competitors from developing and commercializing competitive products in territories included in all of our licenses.

Collaborations are and will be important to our business. If we are unable to enter into new collaborations, or if these collaborations are not successful, our business could be adversely affected.

A part of our strategy is to maximize the value of our product candidates by evaluating partnerships where we believe partners can add significant commercial and/or development capabilities. Further, we have limited capabilities for product development and do not yet have any capability for commercialization. Accordingly, we have and may in the future enter into collaborations with other organizations to provide us with important technologies and funding for our programs and technology.

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The collaborations we enter into may pose a number of risks, including the following:

●	collaborators have significant discretion in determining the efforts and resources that they will apply;

●	collaborators may not perform their obligations as expected;

●	collaborators may not pursue development and commercialization of any product candidates that achieve regulatory approval or may elect not to continue or renew development or commercialization programs or license arrangements based on clinical trial results, changes in the collaborators’ strategic focus or available funding, or external factors, such as a strategic transaction that may divert resources or create competing priorities;

●	collaborators may delay clinical trials, provide insufficient funding for a clinical trial program, stop a clinical trial or abandon a product candidate, repeat or conduct new clinical trials or require a new formulation of a product candidate for clinical testing;

●	collaborators could independently develop, or develop with third parties, products that compete directly or indirectly with our products and product candidates if the collaborators believe that the competitive products are more likely to be successfully developed or can be commercialized under terms that are more economically attractive than ours;

●	product candidates discovered in collaboration with us may be viewed by our collaborators as competitive with their own product candidates or products, which may cause collaborators to cease to devote resources to the commercialization of our product candidates;

●	collaborators may fail to comply with applicable regulatory requirements regarding the development, manufacture, distribution or marketing of a product candidate or product;

●	collaborators with marketing and distribution rights to one or more of our product candidates that achieve regulatory approval may not commit sufficient resources to the marketing and distribution of such product or products;

●	collaborators may not provide us with timely and accurate information regarding development progress and activity under any future license agreement, which could adversely impact our ability to report progress to our investors and otherwise plan development of our product candidates;

●	disagreements with collaborators, including disagreements over proprietary rights, contract interpretation or the preferred course of development, might cause delays or terminations of the research, development or commercialization of product candidates, might lead to additional responsibilities for us with respect to product candidates, or might result in litigation or arbitration, any of which would be time-consuming and expensive;

●	collaborators may not properly maintain or defend our intellectual property rights or may use our proprietary information in such a way as to invite litigation that could jeopardize or invalidate our intellectual property or proprietary information or expose us to potential litigation;

●	collaborators may infringe the intellectual property rights of third parties, which may expose us to litigation and potential liability;

●	if a collaborator of ours is involved in a business combination, the collaborator might deemphasize or terminate the development or commercialization of any product candidate licensed to it by us; and

●	collaborations may be terminated by the collaborator, and, if terminated, we could be required to raise additional capital to pursue further development or commercialization of the applicable product candidates.

If the collaborations we enter into do not result in the successful discovery, development and commercialization of product candidates or if one of our collaborators terminates its agreement with us, we may not receive any future research funding or milestone or royalty payments under such collaboration. All of the risks relating to product development, regulatory approval and commercialization described in this proxy statement also apply to the activities of our therapeutic collaborators.

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Additionally, if one of our existing or future collaborators terminates its agreement with us, we may find it more difficult to attract new collaborators and our perception in the business and financial communities could be adversely affected. In addition, to the extent that any of our existing or future collaborators were to terminate a collaboration agreement, we may be forced to independently develop these product candidates, including funding preclinical or clinical trials, assuming marketing and distribution costs and defending intellectual property rights, or, in certain instances, abandon product candidates altogether, any of which could result in a change to our business plan and a material and adverse effect on our business, financial condition, results of operations and prospects.

We face significant competition in seeking appropriate collaborators for our product candidates, and the negotiation process is time-consuming and complex. In order for us to successfully establish a collaboration for one or more of our product candidates, potential collaborators must view these product candidates as economically valuable in markets they determine to be attractive in light of the terms that we are seeking and other available products for licensing by other companies. Collaborations are complex and time-consuming to negotiate and document. In addition, there have been a significant number of recent business combinations among large biopharmaceutical companies that have resulted in a reduced number of potential future collaborators. Our ability to reach a definitive agreement for a collaboration will depend, among other things, upon our assessment of the collaborator’s resources and expertise, the terms and conditions of the proposed collaboration and the proposed collaborator’s evaluation of a number of factors. If we are unable to reach agreements with suitable collaborators on a timely basis, on acceptable terms, or at all, we may have to curtail the development of a product candidate, reduce or delay its development program or one or more of our other development programs, delay its potential commercialization or reduce the scope of any sales or marketing activities, or increase our expenditures and undertake development or commercialization activities at our own expense. If we elect to increase our expenditures to fund development or commercialization activities on our own, we may need to obtain additional expertise and additional capital, which may not be available to us on acceptable terms, or at all. If we fail to enter into future collaborations or do not have sufficient funds or expertise to undertake the necessary development and commercialization activities, we may not be able to further develop our product candidates, bring them to market and generate revenue from sales of drugs or continue to develop our technology, and our business may be materially and adversely affected. Even if we are successful in our efforts to establish new strategic collaborations, the terms that we agree upon may not be favorable to us, and we may not be able to maintain such strategic collaborations if, for example, development or approval of a product candidate is delayed or sales of an approved product are disappointing. Any delay in entering into new strategic collaboration agreements related to our product candidates could delay the development and commercialization of our product candidates and reduce their competitiveness even if they reach the market.

Risks Related to Our Intellectual Property

Our success depends in part on our ability to protect our intellectual property. It is difficult and costly to protect our proprietary rights and technology, and we may not be able to ensure their protection.

Our business will depend in large part on obtaining and maintaining patent, trademark and trade secret protection of our proprietary technologies and our product candidates, their respective components, synthetic intermediates, formulations, combination therapies, methods used to manufacture them and methods of treatment, as well as successfully defending these patents against third-party challenges. We currently license or sublicense all of the intellectual property underlying our product candidates from universities and from other institutions such as for example, Elkurt and Rhode Island Hospital, and as such do not currently and solely maintain patents regarding the intellectual property we use. Our ability to stop unauthorized third parties from making, using, selling, offering to sell or importing our product candidates is dependent upon the extent to which we have rights under valid and enforceable patents that cover these activities and whether a court would issue an injunctive remedy. If we are unable to secure and maintain patent protection for any product or technology we develop, or if the scope of the patent protection secured is not sufficiently broad, our competitors could develop and commercialize products and technology similar or identical to ours, and our ability to commercialize any product candidates we may develop may be adversely affected.

The patenting process is expensive and time-consuming, and we or our licensors may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. In addition, we or our licensors may not pursue, obtain, or maintain patent protection in all relevant markets. It is also possible that we will fail to identify patentable aspects of our research and development output before it is too late to obtain patent protection. Moreover, in some circumstances, we may not have the right to control the preparation, filing and prosecution of patent applications, or to maintain the patents, covering technology that we license or sublicense from or license to third parties and are reliant on our licensors, sublicensors or licensees.

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The strength of patents in the biotechnology and biopharmaceutical field involves complex legal and scientific questions and can be uncertain. The patent applications that we in-license or may own in the future may fail to result in issued patents with claims that cover our product candidates or uses thereof in the United States or in other foreign countries. Even if the patents do successfully issue, third parties may challenge the validity, enforceability or scope thereof, which may result in such patents being narrowed, invalidated or held unenforceable. Furthermore, even if they are unchallenged, our patents and patent applications may not adequately protect our technology, including our product candidates, or prevent others from designing around our claims. If the breadth or strength of protection provided by the patent applications we hold with respect to our product candidates is threatened, it could dissuade companies from collaborating with us to develop, and threaten our ability to commercialize, our product candidates. Further, if we encounter delays in our clinical trials, the period of time during which we could market our product candidates under patent protection would be reduced.

We cannot be certain that we were the first to file any patent application related to our technology, including our product candidates, and, if we were not, we may be precluded from obtaining patent protection for our technology, including our product candidates.

We cannot be certain that we are the first to invent the inventions covered by pending patent applications and, if we are not, we may be subject to priority disputes. Furthermore, for United States applications in which all claims are entitled to a priority date before March 16, 2013, an interference proceeding can be provoked by a third-party or instituted by the United States Patent and Trademark Office, or USPTO, to determine who was the first to invent any of the subject matter covered by the patent claims of our applications. Similarly, for United States applications in which at least one claim is not entitled to a priority date before March 16, 2013, derivation proceedings can be instituted to determine whether the subject matter of a patent claim was derived from a prior inventor’s disclosure.

We may be required to disclaim part or all of the term of certain patents or all of the term of certain patent applications. There may be prior art of which we are not aware that may affect the validity or enforceability of a patent or patent application claim. There also may be prior art of which we are aware, but which we do not believe affects the validity or enforceability of a claim, which may, nonetheless, ultimately be found to affect the validity or enforceability of a claim. No assurance can be given that if challenged, our patents would be declared by a court to be valid or enforceable or that even if found valid and enforceable, would adequately protect our product candidates, or would be found by a court to be infringed by a competitor’s technology or product. We may analyze patents or patent applications of our competitors that we believe are relevant to our activities, and consider that we are free to operate in relation to our product candidates, but our competitors may achieve issued claims, including in patents we consider to be unrelated, which block our efforts or may potentially result in our product candidates or our activities infringing such claims. The possibility exists that others will develop products which have the same effect as our products on an independent basis which do not infringe our patents or other intellectual property rights, or will design around the claims of patents that may issue that cover our products.

Recent or future patent reform legislation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents. Under the enacted Leahy-Smith America Invents Act, or America Invents Act, enacted in 2013, the United States moved from a “first to invent” to a “first-to-file” system. Under a “first-to-file” system, assuming the other requirements for patentability are met, the first inventor to file a patent application generally will be entitled to a patent on the invention regardless of whether another inventor had made the invention earlier. The America Invents Act includes a number of other significant changes to U.S. patent law, including provisions that affect the way patent applications are prosecuted, redefine prior art and establish a new post-grant review system. The effects of these changes are currently unclear as the USPTO only recently developed new regulations and procedures in connection with the America Invents Act and many of the substantive changes to patent law, including the “first-to-file” provisions, only became effective in March 2013. In addition, the courts have yet to address many of these provisions and the applicability of the act and new regulations on specific patents discussed herein have not been determined and would need to be reviewed. However, the America Invents Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents, all of which could have a material adverse effect on our business and financial condition.

The degree of future protection for our proprietary rights is uncertain because legal means afford only limited protection and may not adequately protect our rights or permit us to gain or keep our competitive advantage. For example:

●	others may be able to make or use compounds that are similar to the compositions of our product candidates but that are not covered by the claims of our patents or those of our licensors;

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●	we or our licensors, as the case may be, may fail to meet our obligations to the U.S. government in regards to any in-licensed patents and patent applications funded by U.S. government grants, leading to the loss of patent rights;

●	we or our licensors, as the case may be, might not have been the first to file patent applications for these inventions;

●	others may independently develop similar or alternative technologies or duplicate any of our technologies;

●	it is possible that our pending patent applications will not result in issued patents;

●	it is possible that there are prior public disclosures that could invalidate our or our licensors’ patents, as the case may be, or parts of our or their patents;

●	it is possible that others may circumvent our owned or in-licensed patents;

●	it is possible that there are unpublished applications or patent applications maintained in secrecy that may later issue with claims covering our products or technology similar to ours;

●	the laws of foreign countries may not protect our or our licensors’, as the case may be, proprietary rights to the same extent as the laws of the United States;

●	the claims of our owned or in-licensed issued patents or patent applications, if and when issued, may not cover our product candidates;

●	our owned or in-licensed issued patents may not provide us with any competitive advantages, may be narrowed in scope, or be held invalid or unenforceable as a result of legal challenges by third parties;

●	the inventors of our owned or in-licensed patents or patent applications may become involved with competitors, develop products or processes which design around our patents, or become hostile to us or the patents or patent applications on which they are named as inventors;

●	it is possible that our owned or in-licensed patents or patent applications omit individual(s) that should be listed as inventor(s) or include individual(s) that should not be listed as inventor(s), which may cause these patents or patents issuing from these patent applications to be held invalid or unenforceable;

●	we have engaged in scientific collaborations in the past and will continue to do so in the future. Such collaborators may develop adjacent or competing products to ours that are outside the scope of our patents;

●	we may not develop additional proprietary technologies for which we can obtain patent protection;

●	it is possible that product candidates or diagnostic tests we develop may be covered by third parties’ patents or other exclusive rights;

●	the patents of others may have an adverse effect on our business; or

●	given that the preclinical developments of our oncology, fibrosis and malaria programs have, to date, been funded through grants totaling more than $110 million (prior to in-licensing our product candidates), which includes grants from the federal government, it is possible that the federal government could invoke its march-in rights under 35 U.S.C. § 203 if it deems that it is necessary for it, or for third parties it designates, to practice our patent rights in order to address a national public safety or national security threat.

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Some intellectual property that we have in-licensed may have been discovered through government funded programs and thus may be subject to federal regulations such as “march-in” rights, certain reporting requirements and a preference for U.S.-based companies. Compliance with such regulations may limit our exclusive rights, and limit our ability to contract with non-U.S. manufacturers.

Intellectual property rights we have licensed were generated through the use of U.S. government funding and are therefore subject to certain federal regulations. As a result, the U.S. government may have certain rights to intellectual property embodied in our current or future product candidates pursuant to the Bayh-Dole Act of 1980, or Bayh-Dole Act, and implementing regulations. These U.S. government rights in certain inventions developed under a government-funded program include a nonexclusive, non-transferable, irrevocable worldwide license to use inventions for any governmental purpose. In addition, the U.S. government has the right to require us or our licensors to grant exclusive, partially exclusive, or nonexclusive licenses to any of these inventions to a third party if it determines that: (i) adequate steps have not been taken to commercialize the invention; (ii) government action is necessary to meet public health or safety needs; or (iii) government action is necessary to meet requirements for public use under federal regulations (also referred to as “march-in rights”). Our product candidates pursuant to the license agreements are subject to such march-in rights. The U.S. government also has the right to take title to these inventions if we, or the applicable licensor, fail to disclose the invention to the government and fail to file an application to register the intellectual property within specified time limits. These time limits have recently been changed by regulation and may change in the future. Intellectual property generated under a government funded program is also subject to certain reporting requirements, compliance with which may require us or the applicable licensor to expend substantial resources. In addition, the U.S. government requires that any products embodying the subject invention or produced through the use of the subject invention be manufactured substantially in the United States. The manufacturing preference requirement can be waived if the owner of the intellectual property can show that reasonable but unsuccessful efforts have been made to grant licenses on similar terms to potential licensees that would be likely to manufacture substantially in the United States or that under the circumstances domestic manufacture is not commercially feasible. This preference for U.S. manufacturers may limit our ability to contract with non-U.S. product manufacturers for products covered by such intellectual property. To the extent any of our current or future intellectual property is generated through the use of U.S. government funding, the provisions of the Bayh-Dole Act may similarly apply.

If we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.

In addition to patent protection, we rely heavily upon know-how and trade secret protection, such as that involved in our WPDS platform, and we intend to enter into non-disclosure agreements and invention assignment agreements with our employees, consultants and third-parties, to protect our confidential and proprietary information, especially where we do not believe patent protection is appropriate or obtainable. In addition to contractual measures, we expect to try to protect the confidential nature of our proprietary information using physical and technological security measures. Such measures may not, for example, in the case of misappropriation of a trade secret by an employee or third-party with authorized access, provide adequate protection for our proprietary information. Our security measures may not prevent an employee or consultant from misappropriating our trade secrets and providing them to a competitor, and recourse we take against such misconduct may not provide an adequate remedy to protect our interests fully. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret can be difficult, expensive, and time-consuming, and the outcome is unpredictable. In addition, trade secrets may be independently developed by others in a manner that could prevent legal recourse by us. For example, the way in which we use our WPDS platform is proprietary and confidential. If one or more third parties obtain or are otherwise able to replicate these techniques, an important feature and differentiator of our clinical development strategy will become available to potential competitors. If any of our confidential or proprietary information, such as our trade secrets, were to be disclosed or misappropriated, or if any such information was independently developed by a competitor, our competitive position could be harmed.

In addition, courts outside the United States are sometimes less willing to protect trade secrets. If we choose to go to court to stop a third-party from using any of our trade secrets, we may incur substantial costs. These lawsuits may consume our time and other resources even if we are successful. Although we take steps to protect our proprietary information and trade secrets, including through contractual means with our employees and consultants, third parties may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets or disclose our technology.

Thus, we may not be able to meaningfully protect our trade secrets. It is our policy to require our employees, consultants, outside scientific collaborators, sponsored researchers and other advisors to execute confidentiality agreements upon the commencement of employment or consulting relationships with us. These agreements provide that all confidential information concerning our business or financial affairs developed or made known to the individual or entity during the course of the party’s relationship with us is to be kept confidential and not disclosed to third parties except in specific circumstances. In the case of employees, the agreements provide that all inventions conceived by the individual, and which are related to our current or planned business or research and development or made during normal working hours, on our premises or using our equipment or proprietary information, are our exclusive property. In addition, we take other appropriate precautions, such as physical and technological security measures, to guard against misappropriation of our proprietary technology by third parties. We have also adopted policies and conduct training that provides guidance on our expectations, and our advice for best practices, in protecting our trade secrets.

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Risks Related to Third Party Intellectual Property

We have entered into and may enter into license, sublicense or other collaboration agreements in the future that may impose certain obligations on us. If we fail to comply with our obligations under such agreements with third parties, we could lose license or sublicense rights that may be important to our future business.

In connection with our efforts to expand our pipeline of product candidates, we have entered into and may enter into certain licenses, sublicenses or other collaboration agreements in the future pertaining to the in-license of rights to additional candidates. Such agreements impose various diligence, milestone payment, royalty, insurance or other obligations on us. If we fail to comply with these obligations, our licensor or collaboration partners may have the right to terminate the relevant agreement, in which event we would not be able to develop or market the products covered by such licensed or sublicensed intellectual property.

Moreover, disputes may arise regarding intellectual property subject to a licensing agreement, including:

●	the scope of rights granted under the license or sublicense agreement and other interpretation-related issues;

●	the extent to which our product candidates, technology and processes infringe on intellectual property of the licensor that is not subject to the licensing agreement;

●	the sublicensing of patent and other rights under our collaborative development relationships;

●	our diligence obligations under the license or sublicense agreement and what activities satisfy those diligence obligations;

●	the inventorship and ownership of inventions and know-how resulting from the joint creation or use of intellectual property by our licensors and us and our partners; and

●	the priority of invention of patented technology.

We are currently party to various license and sublicense agreements that we depend on to operate our business, and our rights to use currently licensed intellectual property are subject to the continuation of and our compliance with the terms of these agreements. In spite of our efforts, our licensors and/or sublicensors might conclude that we have materially breached our obligations under such license agreements or sublicense and might therefore terminate the license or sublicense agreements, thereby removing or limiting our ability to develop and commercialize products and technology covered by such agreements. In the event that we breach any of our sublicense agreements, or if any of the parties from whom we have sublicensed intellectual property breach the underlying license agreements, we may not be entitled to the intellectual property that we sublicense. Moreover, in the event that our licensors and/or sublicensors terminate such agreements, we may be unable to successfully prove that we have not materially breached our obligations if we disagree with the assertion, and we may be required to expend significant resources to protect our rights to the intellectual property even if our efforts to do so are ultimately unsuccessful.

In addition, the agreements under which we currently license and sublicense intellectual property or technology from third parties are complex, and certain provisions in such agreements may be susceptible to multiple interpretations. The resolution of any contract interpretation disagreement that may arise could narrow what we believe to be the scope of our rights to the relevant intellectual property or technology, or increase what we believe to be our financial or other obligations under the relevant agreement, either of which could have a material adverse effect on our business, financial condition, results of operations, and prospects. Moreover, if disputes over intellectual property that we have licensed or sublicensed prevent or impair our ability to maintain our current licensing arrangements on commercially acceptable terms, we may be unable to successfully develop and commercialize the affected product candidates, which could have a material adverse effect on our business, financial conditions, results of operations, and prospects.

In addition, we may have limited control over the maintenance and prosecution of these in-licensed patents and patent applications, or any other intellectual property that may be related to our in-licensed intellectual property. For example, we cannot be certain that such activities by any future licensors have been or will be conducted in compliance with applicable laws and regulations or will result in valid and enforceable patents and other intellectual property rights. We have limited control over the manner in which our licensors or sublicensors initiate an infringement proceeding against a third-party infringer of the intellectual property rights, or defend certain of the intellectual property that is licensed or sublicensed to us. It is possible that such infringement proceedings or defense activities may be less vigorous than had we conducted them ourselves.

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Our collaborators may assert ownership or commercial rights to inventions they develop from research we support or that we develop from our use of blood and other tissue samples and other materials required for our research and development activities, which they provide to us, or otherwise arising from the collaboration.

We collaborate with several institutions, universities, medical centers, physicians and researchers in scientific matters and expect to continue to enter into additional collaboration agreements. In certain cases, we do not have written agreements with these collaborators, or the written agreements we have do may not cover all instances of medical development that are researched by the counterparty. If we cannot successfully negotiate sufficient ownership and commercial rights to any inventions that result from our use of a third-party collaborator’s materials, or if disputes arise with respect to the intellectual property developed with the use of a collaborator’s samples, or data developed in a collaborator’s study, we may be limited in our ability to capitalize on the market potential of these inventions or developments.

Third parties may assert that we are employing their proprietary technology without authorization.

There may be third-party patents of which we are currently unaware with claims to compositions of matter, materials, formulations, methods of manufacture or methods for treatment that encompass the composition, use or manufacture of our product candidates. There may be currently pending patent applications of which we are currently unaware which may later result in issued patents that our product candidates or their use or manufacture may infringe. In addition, third parties may obtain patents in the future and claim that use of our technologies infringes upon these patents. If any third-party patent were held by a court of competent jurisdiction to cover our product candidates, intermediates used in the manufacture of our product candidates or our materials generally, aspects of our formulations or methods of use, the holders of any such patent may be able to block our ability to develop and commercialize the product candidate unless we obtained a license or sublicense or until such patent expires or is finally determined to be held invalid or unenforceable. In either case, such a license or sublicense may not be available on commercially reasonable terms or at all. If we are unable to obtain a necessary license or sublicense to a third-party patent on commercially reasonable terms, or at all, our ability to commercialize our product candidates may be impaired or delayed, which could in turn significantly harm our business. Even if we obtain a license or sublicense, it may be nonexclusive, thereby giving our competitors access to the same technologies licensed or sublicensed to us. In addition, if the breadth or strength of protection provided by our patents and patent applications is threatened, it could dissuade companies from collaborating with us to license, sublicense, develop or commercialize current or future product candidates.

Parties making claims against us may seek and obtain injunctive or other equitable relief, which could effectively block our ability to further develop and commercialize our product candidates. Defense of these claims, regardless of their merit, would involve substantial litigation expense and would be a substantial diversion of employee resources from our business. In the event of a successful claim of infringement against us, we may have to pay substantial damages, including treble damages and attorneys’ fees for willful infringement, obtain one or more licenses or sublicenses from third parties, pay royalties or redesign our infringing products, which may be impossible or require substantial time and monetary expenditure. We cannot predict whether any such license or sublicense would be available at all or whether it would be available on commercially reasonable terms. Furthermore, even in the absence of litigation, we may need to obtain licenses or sublicenses from third parties to advance our research or allow commercialization of our product candidates. We may fail to obtain any of these licenses or sublicenses at a reasonable cost or on reasonable terms, if at all. In that event, we would be unable to further develop and commercialize our product candidates, which could harm our business significantly.

Third parties may assert that our employees, consultants or advisors have wrongfully used or disclosed confidential information or misappropriated trade secrets.

As is common in the biotechnology and biopharmaceutical industries, we collaborate with and/or employ and intend to collaborate with and/or employ individuals who were previously affiliated with universities or other biotechnology or biopharmaceutical companies, including those that operate in the same indications we do. Although no claims against us are currently pending, and although we try to ensure that our employees and consultants do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that we or our employees, consultants or independent contractors have inadvertently or otherwise used or disclosed intellectual property, including trade secrets or other proprietary information, of a former employer or other third parties. Litigation may be necessary to defend against these claims. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. Even if we are successful in defending against such claims, litigation or other legal proceedings relating to intellectual property claims may cause us to incur significant expenses, and could distract our technical and management personnel from their normal responsibilities. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments, and, if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of New Ocean Biomedical’s common stock. This type of litigation or proceeding could substantially increase our operating losses and reduce our resources available for development activities. We may not have sufficient financial or other resources to adequately conduct such litigation or proceedings. We may be unable to sustain the costs of such litigation or proceedings as a result of our currently limited financial resources. Uncertainties resulting from the initiation and continuation of patent litigation or other intellectual property related proceedings could adversely affect our ability to compete in the marketplace.

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We may not be successful in obtaining or maintaining necessary rights to develop any future product candidates on acceptable terms.

Because our programs may involve additional product candidates that may require the use of proprietary rights held by third parties, the growth of our business may depend in part on our ability to acquire, in-license or use these proprietary rights.

Our product candidates may also require specific formulations to work effectively and efficiently and these rights may be held by others. We may develop products containing our drug substance and pre-existing biopharmaceutical compounds. We may be unable to acquire or in-license any compositions, methods of use, processes or other third-party intellectual property rights from third parties that we identify as necessary or important to our business operations. We may fail to obtain any of these licenses at a reasonable cost or on reasonable terms, if at all, which would harm our business. We may need to cease use of the compositions or methods covered by such third-party intellectual property rights, and may need to seek to develop alternative approaches that do not infringe on such intellectual property rights which may entail additional costs and development delays, even if we were able to develop such alternatives, which may not be feasible. Even if we are able to obtain a license or sublicense, it may be nonexclusive, thereby giving our competitors access to the same technologies licensed to us. In that event, we may be required to expend significant time and resources to develop or license replacement technology.

Additionally, we currently collaborate and intend to continue collaborating with academic institutions to facilitate and/or complement our preclinical research and/or clinical development under written agreements with these institutions. In certain cases, these institutions may provide us with an option to negotiate a license to any of the institution’s rights in technology resulting from the collaboration. Regardless of such options, if we are granted one, we may be unable to negotiate a license within the specified timeframe or under terms that are acceptable to us. If we are unable to do so, the institution may offer the intellectual property rights to others, potentially blocking our ability to pursue our program. If we are unable to successfully obtain rights to required third-party intellectual property or to maintain the existing intellectual property rights we have, we may have to abandon development of such program and our business and financial condition could suffer.

The licensing and acquisition of third-party intellectual property rights is a competitive area, and institutions, which may be more established, or have greater resources than we do, may also be pursuing strategies to license or acquire third-party intellectual property rights that we may consider necessary or attractive in order to commercialize our product candidates. More established institutions may have a competitive advantage over us due to their size, cash resources and greater clinical development and commercialization capabilities. There can be no assurance that we will be able to successfully complete such negotiations and ultimately acquire the rights to the intellectual property surrounding the additional product candidates that we may seek to acquire.

Risks Related to Intellectual Property Litigation

Third-party claims of intellectual property infringement may prevent or delay our product discovery and development efforts.

Our commercial success depends in part on our ability to develop, manufacture, market and sell our product candidates and use our proprietary technologies without infringing the proprietary rights of third parties. There is a substantial amount of litigation involving patents and other intellectual property rights in the biotechnology and biopharmaceutical industries, as well as administrative proceedings for challenging patents, including interference, derivation, inter partes review, post grant review, and reexamination proceedings before the USPTO or oppositions and other comparable proceedings in foreign jurisdictions. We may be exposed to, or threatened with, future litigation by third parties having patent or other intellectual property rights alleging that our product candidates and/or proprietary technologies infringe their intellectual property rights. Numerous U.S. and foreign issued patents and pending patent applications, which are owned by third parties, exist in the fields in which we are developing our product candidates. As the biotechnology and biopharmaceutical industries expand and more patents are issued, the risk increases that our product candidates may give rise to claims of infringement of the patent rights of others. Moreover, it is not always clear to industry participants, including us, which patents cover various types of drugs, products or their methods of use or manufacture. Thus, because of the large number of patents issued and patent applications filed in our fields, there may be a risk that third parties may allege they have patent rights encompassing our product candidates, technologies or methods.

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If a third party claims that we infringe its intellectual property rights, we may face a number of issues, including, but not limited to:

●	infringement and other intellectual property claims which, regardless of merit, may be expensive and time-consuming to litigate and may divert our management’s attention from our core business;

●	substantial damages for infringement, which we may have to pay if a court decides that the product candidate or technology at issue infringes on or violates the third-party’s rights, and, if the court finds that the infringement was willful, we could be ordered to pay treble damages and the patent owner’s attorneys’ fees;

●	a court prohibiting us from developing, manufacturing, marketing or selling our product candidates, or from using our proprietary technologies, unless the third-party licenses its product rights to us, which it is not required to do;

●	if a license is available from a third-party, we may have to pay substantial royalties, upfront fees and other amounts, and/or grant cross-licenses to intellectual property rights for our products and any license that is available may be nonexclusive, which could result in our competitors gaining access to the same intellectual property; and

●	redesigning our product candidates or processes so they do not infringe, which may not be possible or may require substantial monetary expenditures and time.

Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on our ability to raise the funds necessary to continue our operations or could otherwise have a material adverse effect on our business, results of operations, financial condition and prospects. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation or administrative proceedings, there is a risk that some of our confidential information could be compromised by disclosure.

We may be involved in lawsuits to protect or enforce our patents or the patents of our licensors, which could be expensive, time-consuming and unsuccessful.

Competitors may infringe our patents or the patents of our current or future licensors. To counter infringement or unauthorized use, we may be required to file infringement claims, which can be expensive and time-consuming. In addition, in an infringement proceeding, a court may decide that one or more of our patents is not valid or is unenforceable, or may refuse to stop the other party from using the technology at issue on the grounds that our patents do not cover the technology in question or for other reasons. An adverse result in any litigation or defense proceedings could put one or more of our patents at risk of being invalidated, held unenforceable, or interpreted narrowly and could put our patent applications at risk of not issuing. Defense of these claims, regardless of their merit, would involve substantial litigation expense and would be a substantial diversion of employee resources from our business.

We may choose to challenge the patentability of claims in a third-party’s U.S. patent by requesting that the USPTO review the patent claims in an ex-parte re-examination, inter partes review or post-grant review proceedings. These proceedings are expensive and may consume our time or other resources. We may choose to challenge a third-party’s patent in patent opposition proceedings in the European Patent Office, or EPO, or other foreign patent office. The costs of these opposition proceedings could be substantial, and may consume our time or other resources. If we fail to obtain a favorable result at the USPTO, EPO or other patent office then we may be exposed to litigation by a third-party alleging that the patent may be infringed by our product candidates or proprietary technologies.

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In addition, because some patent applications in the United States may be maintained in secrecy until the patents are issued, patent applications in the United States and many foreign jurisdictions are typically not published until 18 months after filing, and publications in the scientific literature often lag behind actual discoveries, we cannot be certain that others have not filed patent applications for technology covered by our owned and in-licensed issued patents or our pending applications, or that we or, if applicable, a licensor were the first to invent the technology. Our competitors may have filed, and may in the future file, patent applications covering our products or technology similar to ours. Any such patent application may have priority over our owned and in-licensed patent applications or patents, which could require us to obtain rights to issued patents covering such technologies. If another party has filed a U.S. patent application on inventions similar to those owned by or in-licensed to us, we or, in the case of in-licensed technology, the licensor may have to participate in an interference or derivation proceeding declared by the USPTO to determine priority of invention in the United States. If we or one of our licensors is a party to an interference or derivation proceeding involving a U.S. patent application on inventions owned by or in-licensed to us, we may incur substantial costs, divert management’s time and expend other resources, even if we are successful.

Interference or derivation proceedings provoked by third parties or brought by us or declared by the USPTO may be necessary to determine the priority of inventions with respect to our patents or patent applications or those of our licensors. An unfavorable outcome could result in a loss of our current patent rights and could require us to cease using the related technology or to attempt to license rights to it from the prevailing party. Our business could be harmed if the prevailing party does not offer us a license on commercially reasonable terms or at all, or if a nonexclusive license is offered and our competitors gain access to the same technology. Litigation or interference proceedings may result in a decision adverse to our interests and, even if we are successful, may result in substantial costs and distract our management and other employees. We may not be able to prevent, alone or with our licensors, misappropriation of our trade secrets or confidential information, particularly in countries where the laws may not protect those rights as fully as in the United States.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our common stock.

Risks Related to Intellectual Property Laws

Obtaining and maintaining our patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

Periodic maintenance fees on any issued patent are due to be paid to the USPTO and foreign patent agencies in several stages over the lifetime of the patent. The USPTO and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other provisions during the patent application process and following the issuance of a patent. While an inadvertent lapse can in many cases be cured by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. Noncompliance events that could result in abandonment or lapse of a patent or patent application include, but are not limited to, failure to respond to official actions within prescribed time limits, non-payment of fees and failure to properly legalize and submit formal documents. In certain circumstances, even inadvertent noncompliance events may permanently and irrevocably jeopardize patent rights. In such an event, our competitors might be able to enter the market, which would have a material adverse effect on our business.

Any of our patents covering our product candidates could be found invalid or unenforceable if challenged in court or the USPTO.

If we or one of our licensors initiate legal proceedings against a third-party to enforce a patent covering one of our product candidates, the defendant could counterclaim that the patent covering our product candidate, as applicable, is invalid and/or unenforceable. In patent litigation in the United States, defendant counterclaims alleging invalidity and/or unenforceability are commonplace, and there are numerous grounds upon which a third-party can assert invalidity or unenforceability of a patent. Third parties may also raise similar claims before administrative bodies in the United States or abroad, even outside the context of litigation. Such mechanisms include re-examination, inter partes review, post grant review, and equivalent proceedings in foreign jurisdictions (e.g., opposition proceedings). Such proceedings could result in revocation or amendment to our patents in such a way that they no longer cover our product candidates. The outcome following legal assertions of invalidity and unenforceability is unpredictable. With respect to the validity question, for example, we cannot be certain that there is no invalidating prior art, of which we, our patent counsel and the patent examiner were unaware during prosecution. If a defendant were to prevail on a legal assertion of invalidity and/or unenforceability, or if we are otherwise unable to adequately protect our rights, we would lose at least part, and perhaps all, of the patent protection on our product candidates. Such a loss of patent protection could have a material adverse impact on our business and our ability to commercialize or license our technology and product candidates.

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Likewise, without taking into account any possible patent term adjustments or extensions, our current sublicensed patents sublicensed from Brown University and Rhode Island Hospital may expire before, or soon after, our first product achieves marketing approval in the United States or foreign jurisdictions. Upon the expiration of our current patents, we may lose the right to exclude others from practicing these inventions. The expiration of these patents could also have a similar material adverse effect on our business, results of operations, financial condition and prospects. We also have rights to pending patent applications covering our proprietary technologies or our product candidates, but we cannot be assured that the USPTO or relevant foreign patent offices will grant any of these patent applications.

Changes in patent law in the U.S. and in foreign jurisdictions could diminish the value of patents in general, thereby impairing our ability to protect our products.

Changes in either the patent laws or interpretation of the patent laws in the United States could increase the uncertainties and costs surrounding the prosecution of patent applications and the enforcement or defense of issued patents. Assuming that other requirements for patentability are met, prior to March 16, 2013, in the United States, the first to invent the claimed invention was entitled to the patent, while outside the United States, the first to file a patent application was entitled to the patent. On March 16, 2013, under the Leahy-Smith America Invents Act, or the America Invents Act, enacted in September 2011, the United States transitioned to a first inventor to file system in which, assuming that other requirements for patentability are met, the first inventor to file a patent application will be entitled to the patent on an invention regardless of whether a third party was the first to invent the claimed invention. A third party that files a patent application in the USPTO on or after March 16, 2013, but before us could therefore be awarded a patent covering an invention of ours even if we had made the invention before it was made by such third party. This will require us to be cognizant of the time from invention to filing of a patent application. Since patent applications in the United States and most other countries are confidential for a period of time after filing or until issuance, we cannot be certain that we or our licensors were the first to either (i) file any patent application related to our product candidates or (ii) invent any of the inventions claimed in our or our licensor’s patents or patent applications.

The America Invents Act also includes a number of significant changes that affect the way patent applications will be prosecuted and also may affect patent litigation. These include allowing third party submission of prior art to the USPTO during patent prosecution and additional procedures to attack the validity of a patent by USPTO administered post-grant proceedings, including post-grant review, inter-partes review, and derivation proceedings. Because of a lower evidentiary standard in USPTO proceedings compared to the evidentiary standard in United States federal courts necessary to invalidate a patent claim, a third party could potentially provide evidence in a USPTO proceeding sufficient for the USPTO to hold a claim invalid even though the same evidence would be insufficient to invalidate the claim if first presented in a district court action. Accordingly, a third party may attempt to use the USPTO procedures to invalidate our patent claims that would not have been invalidated if first challenged by the third party as a defendant in a district court action. Therefore, the America Invents Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our owned or in-licensed patent applications and the enforcement or defense of our owned or in-licensed issued patents, all of which could have a material adverse effect on our business, financial condition, results of operations, and prospects.

In addition, the patent positions of companies in the development and commercialization of biopharmaceuticals are particularly uncertain. Recent U.S. Supreme Court rulings have narrowed the scope of patent protection available in certain circumstances and weakened the rights of patent owners in certain situations. This combination of events has created uncertainty with respect to the validity and enforceability of patents, once obtained. Depending on future actions by the U.S. Congress, the federal courts, and the USPTO, the laws and regulations governing patents could change in unpredictable ways that could have a material adverse effect on our existing patent portfolio and our ability to protect and enforce our intellectual property in the future.

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We have limited foreign intellectual property rights and may not be able to protect our intellectual property rights throughout the world.

We have limited intellectual property rights outside the United States. Filing, prosecuting and defending patents on product candidates in all countries throughout the world would be prohibitively expensive, and our intellectual property rights in some countries outside the United States can be less extensive than those in the United States. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the United States. Consequently, we may not be able to prevent third parties from practicing our inventions in all countries outside the United States, or from selling or importing products made using our inventions in and into the United States or other jurisdictions. Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and, further, may export otherwise infringing products to territories where we have patent protection but where enforcement is not as strong as that in the United States. These products may compete with our products in jurisdictions where we do not have any issued patents and our patent claims or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of, and may require a compulsory license to, patents, trade secrets and other intellectual property protection, particularly those relating to biopharmaceutical products, which could make it difficult for us to stop the infringement of our patents or marketing of competing products against third parties in violation of our proprietary rights generally. The initiation of proceedings by third parties to challenge the scope or validity of our patent rights in foreign jurisdictions could result in substantial cost and divert our efforts and attention from other aspects of our business. Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.

Patent terms may be inadequate to protect our competitive position on our product candidates for an adequate amount of time.

Patents have a limited lifespan. In the United States, if all maintenance fees are timely paid, the natural expiration of a patent is generally 20 years from its earliest U.S. non-provisional filing date. Various extensions such as patent term adjustments and/or extensions, may be available, but the life of a patent, and the protection it affords, is limited. Even if patents covering our product candidates are obtained, once the patent life has expired, we may be open to competition from competitive products. Given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, our owned and licensed patent portfolio may not provide us with sufficient rights to exclude others from commercializing products similar or identical to ours.

If we do not obtain patent term extension and data exclusivity for any product candidates we may develop, our business may be materially harmed.

Depending upon the timing, duration and specifics of any FDA marketing approval of any product candidates we may develop, one or more of our U.S. patents may be eligible for limited patent term extension under the Drug Price Competition and Patent Term Restoration Action of 1984, or the Hatch-Waxman Amendments. The Hatch-Waxman Amendments permit a patent extension term of up to five years as compensation for patent term lost during the FDA regulatory review process. A patent term extension cannot extend the remaining term of a patent beyond a total of 14 years from the date of product approval, only one patent may be extended and only those claims covering the approved drug, a method for using it, or a method for manufacturing it may be extended. However, we may not be granted an extension because of, for example, failing to exercise due diligence during the testing phase or regulatory review process, failing to apply within applicable deadlines, failing to apply prior to expiration of relevant patents, or otherwise failing to satisfy applicable requirements. Moreover, the applicable time period or the scope of patent protection afforded could be less than we request. If we are unable to obtain patent term extension or the term of any such extension is less than we request, our competitors may obtain approval of competing products following our patent expiration, and our business, financial condition, results of operations, and prospects could be materially harmed.

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If our trademarks and trade names are not adequately protected, then we may not be able to build name recognition in our markets of interest and our business may be adversely affected.

Our registered or unregistered trademarks or trade names may be challenged, infringed, circumvented or declared generic or determined to be infringing on other marks. We may not be able to protect our rights to these trademarks and trade names or may be forced to stop using these names, which we need for name recognition by potential partners or customers in our markets of interest. At times, competitors may adopt trade names or trademarks similar to ours, thereby impeding our ability to build brand identity and possibly leading to market confusion. In addition, there could be potential trade name or trademark infringement claims brought by owners of other trademarks or trademarks that incorporate variations of our registered or unregistered trademarks or trade names. If we are unable to establish name recognition based on our trademarks and trade names, we may not be able to compete effectively and our business may be adversely affected. We may license our trademarks and trade names to third parties, such as distributors. Though these license agreements may provide guidelines for how our trademarks and trade names may be used, a breach of these agreements or misuse of our trademarks and tradenames by our licensees may jeopardize our rights in or diminish the goodwill associated with our trademarks and trade names. Our efforts to enforce or protect our proprietary rights related to trademarks, trade names, trade secrets, domain names, copyrights or other intellectual property may be ineffective and could result in substantial costs and diversion of resources and could adversely affect our competitive position, business, financial condition, results of operations and prospects.

Risks Related to Managing Our Business and Operations

The outbreak of the novel coronavirus disease, COVID-19, could adversely impact our business, including our preclinical studies and clinical trials.

In December 2019, a novel strain of the coronavirus disease, COVID-19, was identified in Wuhan, China. This virus continues to spread globally and has spread to a number of countries globally, including the United States. The outbreak and government measures taken in response have also had a significant impact, both direct and indirect, on businesses and commerce, as worker shortages have occurred; supply chains have been disrupted; facilities and production have been suspended; and demand for certain goods and services, such as medical services and supplies, has spiked, while demand for other goods and services, such as travel, has fallen. In response to the spread of COVID-19, we have closed our executive offices with our administrative employees continuing their work outside of our offices and limited the number of staff in any given research and development laboratory. As a result of the COVID-19 pandemic, we may experience disruptions that could severely impact our business, including:

●	interruptions in preclinical studies due to restricted or limited operations at our laboratory facilities or at facilities of our collaborators;

●	interruption of, or delays in receiving, supplies for preclinical and/or clinical trials from our CROs, CMOs or other collaborators due to staffing shortages, production slowdowns or stoppages and disruptions in delivery systems;

●	limitations on employee resources that would otherwise be focused on the conduct of our preclinical studies and clinical trials, including because of sickness of employees or their families or the desire of employees to avoid contact with large groups of people;

●	interruption or delays to our sourced discovery and clinical activities;

●	delays in receiving authorizations from regulatory authorities to initiate our planned clinical trials;

●	delays or difficulties in commencing enrollment of patients in our clinical trials, enrolling and retaining patients in our clinical trials in adequate numbers and difficulties in clinical site initiation, including difficulties in recruiting clinical site investigators and clinical site staff;

●	diversion of healthcare resources away from the conduct of clinical trials, including the diversion of hospitals serving as our clinical trial sites and hospital staff supporting the conduct of our clinical trials;

●	interruption of key clinical trial activities, such as clinical trial site data monitoring, due to limitations on travel imposed or recommended by federal or state governments, employers and others or interruption of clinical trial subject visits and study procedures that are deemed nonessential, which may impact the integrity of subject data and clinical trial endpoints; and

●	interruption or delays in the operations of the FDA or other regulatory authorities, which may impact review and approval timelines.

The COVID-19 pandemic continues to rapidly evolve. The extent to which the outbreak impacts our business will depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the ultimate geographic spread of the disease, the duration of the pandemic, travel restrictions and social distancing in the United States and other countries, business closures or business disruptions and the effectiveness of actions taken in the United States and other countries to contain and treat the disease.

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Our internal computer systems, or those of our collaborators or other contractors or consultants, may fail or suffer security breaches, which could result in a material disruption of our product development programs.

Our internal computer systems and those of our current and any future collaborators and other contractors or consultants are vulnerable to damage from computer viruses, unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failures. Such a material system failure, accident or security breach could result in a disruption of our development programs and our business operations, whether due to a loss of our trade secrets or other proprietary information or other similar disruptions. For example, the loss of clinical trial data from an of our clinical trials could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data. Additionally, during the COVID-19 pandemic, there have been a number of security breaches relating to companies providing or developing treatments or vaccines related to COVID-19. To the extent that any disruption or security breach were to result in a loss of, or damage to, our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur liability, our competitive position could be harmed and the further development and commercialization of our product candidates could be delayed.

We could be subject to risks caused by misappropriation, misuse, leakage, falsification or intentional or accidental release or loss of information maintained in the information systems and networks of our company and our vendors, including personal information of our employees and study subjects, and company and vendor confidential data. In addition, outside parties may attempt to penetrate our systems or those of our vendors or fraudulently induce our personnel or the personnel of our vendors to disclose sensitive information in order to gain access to our data and/or systems. We may experience threats to our data and systems, including malicious codes and viruses, phishing and other cyberattack. The number and complexity of these threats continue to increase over time. If a material breach of, or accidental or intentional loss of data from, our information technology systems or those of our vendors occurs, the market perception of the effectiveness of our security measures could be harmed and our reputation and credibility could be damaged. We could be required to expend significant amounts of money and other resources to repair or replace information systems or networks. In addition, we could be subject to regulatory actions and/or claims made by individuals and groups in private litigation involving privacy issues related to data collection and use practices and other data privacy laws and regulations, including claims for misuse or inappropriate disclosure of data, as well as unfair or deceptive practices. The development and maintenance of these systems, controls and processes is costly and requires ongoing monitoring and updating as technologies change and efforts to overcome security measures become increasingly sophisticated. Moreover, despite our efforts, the possibility of these events occurring cannot be eliminated entirely. As we outsource more of our information systems to vendors, engage in more electronic transactions with payors and patients, and rely more on cloud-based information systems, the related security risks will increase and we will need to expend additional resources to protect our technology and information systems. In addition, there can be no assurance that our internal information technology systems or those of our third-party contractors, or our consultants’ efforts to implement adequate security and control measures, will be sufficient to protect us against breakdowns, service disruption, data deterioration or loss in the event of a system malfunction, or prevent data from being stolen or corrupted in the event of a cyberattack, security breach, industrial espionage attacks or insider threat attacks which could result in financial, legal, business or reputational harm.

We or the third parties upon whom we depend may be adversely affected by earthquakes or other natural disasters, as well as occurrences of civil unrest, and our business continuity and disaster recovery plans may not adequately protect us from a serious disaster, including earthquakes, outbreak of disease or other natural disasters and civil unrest.

Our operations may be adversely affected by fire, climate events, or other manmade or natural disasters or incidents, and our business continuity and disaster recovery plans may not adequately protect us from a serious disaster or event. Such incidents or events may result in us being unable to fully utilize our facilities, or the manufacturing facilities of our third-party contract manufacturers, or of our collaborators, and thus may have a material and adverse effect on our ability to operate our business, particularly on a daily basis, and may have significant negative consequences on our financial and operating conditions. Loss of access to these facilities may result in increased costs, delays in the development of our product candidates or interruption of our business operations. Natural or manmade disasters could further disrupt our operations, and have a material and adverse effect on our business, financial condition, results of operations and prospects. If a natural disaster, power outage, fire or other event occurred that prevented us from using all or a significant portion of our critical infrastructure, such as our research facilities or the research or manufacturing facilities of our third-party collaborators, or that otherwise disrupted operations, it may be difficult or, in certain cases, impossible, for us to continue our business for a substantial period of time.

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Our disaster recovery and business continuity plans may prove inadequate in the event of a serious disaster or similar event. We may incur substantial expenses as a result of the limited nature of our disaster recovery, insurance coverage, and business continuity plans, which could have a material adverse effect on our business.

Risks Related to Growing Our Organization

We may encounter difficulties in managing our growth, which could adversely affect our operations.

As of June 30, 2022, we had nine full-time employees. As our clinical development and commercialization plans and strategies develop, and as we transition into operating as a public company, we will need to expand our managerial, clinical, regulatory, sales, marketing, financial, development, manufacturing and legal capabilities or contract with third parties to provide these capabilities for us. As our operations expand, we expect that we will need to manage additional relationships with various strategic collaborators, suppliers and other third parties. Our future growth would impose significant added responsibilities on members of management, including:

●	identifying, recruiting, integrating, maintaining and motivating additional employees;

●	managing our development and commercialization efforts effectively, including the clinical and FDA review process for our product candidates, while complying with our contractual obligations to contractors and other third parties; and

●	improving our operational, financial and management controls, reporting systems and procedures.

Our ability to continue to develop and, if approved, commercialize our product candidates will depend, in part, on our ability to effectively manage any future growth. Our management may also have to divert a disproportionate amount of its attention away from day-to-day activities in order to devote a substantial amount of time to managing these growth activities.

We currently rely, and for the foreseeable future will continue to rely, in substantial part on certain independent organizations, advisors and consultants to provide certain services, including contract manufacturers and companies focused on research and development and discovery activities. There can be no assurance that the services of independent organizations, advisors and consultants will continue to be available to us on a timely basis when needed, or that we can find qualified replacements. In addition, if we are unable to effectively manage our outsourced activities or if the quality, accuracy or quantity of the services provided is compromised for any reason, our pre-clinical and clinical trials may be extended, delayed or terminated, and we may not be able to obtain, or may be substantially delayed in obtaining, regulatory approval of our product candidates or otherwise advance our business. There can be no assurance that we will be able to manage our existing consultants or find other competent outside contractors and consultants on economically reasonable terms, or at all.

If we are not able to effectively expand our organization by hiring new employees and expanding our groups of consultants and contractors, we may not be able to successfully implement the tasks necessary to further develop and commercialize our product candidates and, accordingly, may not achieve our research, development and commercialization goals.

We may acquire additional technology and complementary businesses in the future. Acquisitions involve many risks, any of which could materially harm our business, including the diversion of management’s attention from core business concerns, failure to effectively exploit acquired technologies, failure to successfully integrate the acquired business or realize expected synergies or the loss of key employees from either our business or the acquired businesses.

The estimates of market opportunity and forecasts of market growth included in this proxy statement may prove to be inaccurate, and even if the markets in which we compete achieve the forecasted growth, our business may not grow at similar rates, or at all.

Market opportunity estimates and growth forecasts included in this proxy statement are subject to significant uncertainty and are based on assumptions and estimates which may not prove to be accurate. The estimates and forecasts included in this proxy statement relating to size and expected growth of our target market may prove to be inaccurate. Even if the markets in which we compete meet the size estimates and growth forecasts included in this proxy statement, our business may not grow at similar rates, or at all. Our growth is subject to many factors, including our success in implementing our business strategy, which is subject to many risks and uncertainties.

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We may engage in strategic transactions, which could impact our liquidity, increase our expenses, and present significant distractions to our management.

We may consider engaging in a variety of different business arrangements, including mergers and acquisitions, spin-outs, strategic partnerships, joint ventures, co-marketing, co-promotion, distributorships, development and co-development, restructurings, divestitures, business combinations and investments on a global basis. Any such transaction(s) may require us to incur non-recurring or other charges, may increase our near- and long-term expenditures, grow and expand rapidly putting pressure on current resources and capabilities, and may pose significant integration challenges or disrupt our management or business, which could adversely affect our operations and financial results. Accordingly, there can be no assurance that we will undertake or successfully complete any transactions of the nature described above, and any transaction that we do complete could expose us to liability, delays, and implementation obstacles that could harm our business, financial condition, operating results, and prospects. We have no current commitment or obligation to enter into any transaction described above other than ones to which we are already committed.

Risks Related to Employee Matters

If we lose key management or scientific personnel, or if we fail to recruit additional highly skilled personnel, our ability to develop current product candidates or identify and develop new product candidates will be impaired, could result in loss of markets or market share and could make us less competitive.

Our ability to compete in the highly competitive biotechnology and biopharmaceutical industries depends upon our ability to attract and retain highly qualified managerial, scientific and medical personnel. We are highly dependent on our management, including our Chief Executive Officer, Elizabeth Ng, MBA and our EVP External Innovation, Daniel Behr, MBA and our scientific and medical personnel, including Dr. Elias and Dr. Kurtis. The loss of the services of any of our executive officers, other key employees, and other scientific and medical advisors, and our inability to find suitable replacements could result in delays in product development and harm our business.

We conduct our operations in the greater Boston area and the San Francisco Bay area. These regions are home to many other biopharmaceutical companies, biotechnology companies and research institutions. Competition for skilled personnel in our market is intense and may limit our ability to hire and retain highly qualified personnel on acceptable terms or at all.

To induce valuable employees to remain at our company, in addition to salary and cash incentives, we intend to provide restricted stock awards and stock options that vest over time. The value to employees of restricted stock awards and stock options that vest over time may be significantly affected by movements in our stock price that are beyond our control, and may at any time be insufficient to counteract more lucrative offers from other companies. Despite our efforts to retain valuable employees, members of our management, scientific and development teams may terminate their employment with us on short notice. Our key employees are at-will employees, which means that any of our employees could leave our employment at any time, with or without notice. In addition, we do not maintain key person insurance. Our success also depends on our ability to continue to attract, retain and motivate highly skilled junior, mid-level and senior scientific and medical personnel.

Our employees, independent contractors, consultants, commercial partners, collaborators and vendors may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements.

We are exposed to the risk of employee fraud or other illegal activity by our employees, independent contractors, consultants, commercial partners, collaborators and vendors. Misconduct by these parties could include intentional, reckless and/or negligent conduct that fails to comply with the laws of the FDA and other similar foreign regulatory bodies, provide true, complete and accurate information to the FDA and other similar foreign regulatory bodies, comply with manufacturing standards we have established, comply with healthcare fraud and abuse laws in the United States and similar foreign fraudulent misconduct laws, or report financial information or data accurately or to disclose unauthorized activities to us. If we obtain FDA approval of any of our product candidates and begin commercializing those products in the United States, our potential exposure under such laws will increase significantly, and our costs associated with compliance with such laws will also increase. These laws may impact, among other things, our current activities with principal investigators and research patients, as well as proposed and future sales, marketing and education programs. In connection with this offering, we will adopt a code of business conduct and ethics, but it is not always possible to identify and deter misconduct by our employees, independent contractors, consultants, commercial partners and vendors, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to comply with these laws or regulations. If any actions are instituted against us and we are not successful in defending ourselves or asserting our rights, those actions could result in the imposition of civil, criminal and administrative penalties, damages, monetary fines, imprisonment, disgorgement, possible exclusion from participation in government healthcare programs, additional reporting obligations and oversight if we become subject to a corporate integrity agreement or other agreement to resolve allegations of non-compliance with these laws, contractual damages, reputational harm, diminished profits and future earnings and the curtailment of our operations.

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Risks Related to Tax and Accounting Matters

Our ability to use our net operating loss carryforwards and certain tax credit carryforwards may be subject to limitation.

We may from time to time generate net operating loss carryforwards for U.S. federal and state income tax purposes that are subject to expiration. Under Section 382 of the Internal Revenue Code of 1986, as amended, or the Code, changes in our ownership may limit the amount of our net operating loss carryforwards and tax credit carryforwards that could be utilized annually to offset our future taxable income, if any. This limitation would generally apply in the event of a cumulative change in ownership of our company of more than 50 percentage points within a three-year period. Any such limitation may significantly reduce our ability to utilize our net operating loss carryforwards and tax credit carryforwards before they expire. Private placements and other transactions that we may execute, as well as the Business Combination, may trigger such an ownership change pursuant to Section 382. Any such limitation, sales of our common stock by our existing stockholders or additional sales of our common stock by us, could have a material adverse effect on our results of operations in future years. Our ability to utilize those net operating loss carryforwards could be limited by an “ownership change” as described above, which could result in increased tax liability to us. Net operating losses generated after December 31, 2017 are not subject to expiration, but may not be carried back to prior taxable years, except that net operating losses generated in 2018, 2019 and 2020 may be carried back five taxable years. Additionally, the deductibility of such U.S. federal net operating losses is limited to 80% of our taxable income in any taxable year beginning after December 31, 2020.

Ocean Biomedical identified a material weakness in its internal control over financial reporting. If its remediation of this material weakness is not effective, or if we experience additional material weaknesses or otherwise fail to maintain an effective system of internal controls in the future, we may not be able to accurately report our financial condition or results of operations.

In connection with our preparation and the audits of Ocean Biomedical’s financial statements as of December 31, 2020 and 2021, Ocean Biomedical identified a material weakness as defined under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and by the Public Company Accounting Oversight Board (United States) in its internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s financial statements will not be prevented or detected on a timely basis.

Specifically, Ocean Biomedical’s material weakness was that management does not have adequate staffing in its accounting department and has not yet designed and implemented the appropriate processes and internal controls to support accurate and timely financial reporting.

Ocean Biomedical is working to remediate the material weakness and is taking steps to strengthen its internal control over financial reporting such as the hiring of Gurinder Kalra as its Chief Financial Officer in first quarter of 2021. Additionally, we plan to further develop and implement formal policies, processes and documentation procedures relating to our financial reporting, including the oversight of third-party service providers. The actions that we are taking are subject to ongoing executive management review. If we are unable to successfully remediate the material weakness, or if in the future, we identify further material weaknesses in our internal controls over financial reporting, we may not detect errors on a timely basis, and our financial statements may be materially misstated. We or our independent registered public accounting firm may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting, which could harm our operating results, cause investors to lose confidence in our reported financial information and cause the trading price of our stock to fall. In addition, as a public company, we will be required to file accurate and timely quarterly and annual reports with the SEC under the Exchange Act. Any failure to report our financial results on an accurate and timely basis could result in sanctions, lawsuits, delisting of our shares from the Nasdaq Capital Market or other adverse consequences that would materially harm our business. In addition, we could become subject to investigations by Nasdaq, the SEC, and other regulatory authorities, and become subject to litigation from investors and stockholders, which could harm our reputation and our financial condition, or divert financial and management resources from our core business.

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Neither Ocean Biomedical’s management nor an independent registered public accounting firm has performed an evaluation of Ocean Biomedical’s internal control over financial reporting in accordance with the provision of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act, because no such evaluation has been required. Had Ocean Biomedical or our independent registered public accounting firm performed an evaluation of Ocean Biomedical’s internal control over financial reporting in accordance with the provisions of the Sarbanes-Oxley Act, additional material weaknesses may have been identified.

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, stockholders could lose confidence in our financial and other public reporting, which would harm our business and the trading price of our common stock.

Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation could cause us to fail to meet our reporting obligations. In addition, any testing by us conducted in connection with Section 404, or any subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses or that may require prospective or retroactive changes to our financial statements or identify other areas for further attention or improvement. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

We will be required to disclose changes made in our internal controls and procedures on a quarterly basis and our management will be required to assess the effectiveness of these controls annually, beginning with our second annual report on Form 10-K. In addition, our independent registered public accounting firm will be required to attest to the effectiveness of our internal controls over financial reporting pursuant to Section 404, however they will not be required to do so for so long as we are an EGC. We could be an EGC for up to five years. An independent assessment of the effectiveness of our internal controls over financial reporting could detect problems that our management’s assessment might not. Undetected material weaknesses in our internal controls over financial reporting could lead to restatements of our financial statements and require us to incur the expense of remediation.

Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

We are subject to certain reporting requirements of the Exchange Act. Our disclosure controls and procedures are designed to reasonably assure that information required to be disclosed by us in reports we file or submit under the Exchange Act is accumulated and communicated to management, recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC. We believe that any disclosure controls and procedures or internal controls and procedures, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements or insufficient disclosures due to error or fraud may occur and not be detected.

Risks Related to Marketing, Reimbursement, Healthcare Regulations and Ongoing Government Regulatory Compliance

Coverage and reimbursement may be limited or unavailable in certain market segments for our product candidates, if approved, which could make it difficult for us to sell any product candidates profitably.

Significant uncertainty exists as to the coverage and reimbursement status of any products for which we may obtain regulatory approval. In the United States, sales of any products for which we may receive regulatory marketing approval will depend, in part, on the availability of coverage and reimbursement from third-party payors. Third-party payors include government authorities such as Medicare, Medicaid, TRICARE, and the Veterans Administration, managed care providers, private health insurers, and other organizations. Patients who are provided medical treatment for their conditions generally rely on third-party payors to reimburse all or part of the costs associated with their treatment. Coverage and adequate reimbursement from governmental healthcare programs, such as Medicare and Medicaid, and commercial payors are critical to new product acceptance. Patients are unlikely to use our product candidates unless coverage is provided and reimbursement is adequate to cover a significant portion of the cost. We cannot be sure that coverage and reimbursement will be available for, or accurately estimate the potential revenue from, our product candidates or assure that coverage and reimbursement will be available for any product that we may develop.

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Government authorities and other third-party payors decide which drugs and treatments they will cover and the amount of reimbursement. Coverage and reimbursement by a third-party payor may depend upon a number of factors, including the third-party payor’s determination that use of a product is:

●	a covered benefit under its health plan;

●	safe, effective and medically necessary;

●	appropriate for the specific patient;

●	cost-effective; and

●	neither experimental nor investigational.

In the United States, no uniform policy of coverage and reimbursement for products exists among third-party payors. As a result, obtaining coverage and reimbursement approval of a product from a government or other third-party payor is a time-consuming and costly process that could require us to provide to each payor supporting scientific, clinical and cost-effectiveness data for the use of our products on a payor-by-payor basis, with no assurance that coverage and adequate reimbursement will be obtained. Even if we obtain coverage for a given product, the resulting reimbursement payment rates might not be adequate for us to achieve or sustain profitability or may require co-payments that patients find unacceptably high. Additionally, third-party payors may not cover, or provide adequate reimbursement for, long-term follow-up evaluations required following the use of product candidates, once approved. It is difficult to predict what third-party payors will decide with respect to the coverage and reimbursement for our product candidates, if approved.

Changes to currently applicable laws and state and federal healthcare reform measures that may be adopted in the future may result in additional reductions in Medicare and other healthcare funding and otherwise affect the prices we may obtain for any product candidates for which we may obtain regulatory approval or the frequency with which any such product candidate is prescribed or used.

Our relationships with healthcare providers and physicians and third-party payors will be subject to applicable anti-kickback, fraud and abuse and other healthcare laws and regulations, which could expose us to criminal sanctions, civil penalties, contractual damages, reputational harm and diminished profits and future earnings.

Healthcare providers, physicians and third-party payors in the United States and elsewhere play a primary role in the recommendation and prescription of biopharmaceutical products. Arrangements with third-party payors, health care providers and customers can expose biopharmaceutical manufacturers to broadly applicable fraud and abuse and other healthcare laws and regulations, including, without limitation, the federal Anti-Kickback Statute, or AKS, and the federal False Claims Act, or FCA, which may constrain the business or financial arrangements and relationships through which such companies sell, market and distribute biopharmaceutical products. In particular, the research of our product candidates, as well as the promotion, sales and marketing of healthcare items and services, as well as certain business arrangements in the healthcare industry, are subject to extensive laws designed to prevent fraud, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, structuring and commission(s), certain customer incentive programs and other business arrangements generally. Activities subject to these laws also involve the improper use of information obtained in the course of patient recruitment for clinical trials. The applicable federal, state and foreign healthcare laws and regulations laws that may affect our ability to operate include, but are not limited to:

●	the federal Anti-Kickback Statute, which prohibits, among other things, knowingly and willfully soliciting, receiving, offering or paying any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind, to induce or reward, or in return for, either the referral of an individual, or the purchase, lease, order or recommendation of any good, facility, item or service for which payment may be made, in whole or in part, under a federal healthcare program, such as the Medicare and Medicaid programs. A person or entity can be found guilty of violating the statute without actual knowledge of the statute or specific intent to violate it. In addition, a claim submitted for payment to any federal health care program that includes items or services that were made as a result of a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the FCA. The Anti-Kickback Statute has been interpreted to apply to arrangements between biopharmaceutical manufacturers on the one hand and prescribers, purchasers, and formulary managers, among others, on the other. There are a number of statutory exceptions and regulatory safe harbors protecting some common activities from prosecution;

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●	the federal civil and criminal false claims laws, including the FCA, and civil monetary penalty laws which prohibit, among other things, individuals or entities from knowingly presenting, or causing to be presented, false, fictitious or fraudulent claims for payment to, or approval by Medicare, Medicaid, or other federal healthcare programs; knowingly making, using or causing to be made or used a false record or statement material to a false or fraudulent claim or an obligation to pay or transmit money or property to the federal government; or knowingly concealing or knowingly and improperly avoiding or decreasing or concealing an obligation to pay money to the federal government. A claim that includes items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim under the FCA. Manufacturers can be held liable under the FCA even when they do not submit claims directly to government payors if they are deemed to “cause” the submission of false or fraudulent claims. The FCA also permits a private individual acting as a “whistleblower” to bring qui tam actions on behalf of the federal government alleging violations of the FCA and to share in any monetary recovery;

●	the federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, which created additional federal criminal statutes that prohibit knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program or obtain, by means of false or fraudulent pretenses, representations, or promises, any of the money or property owned by, or under the custody or control of, any healthcare benefit program, regardless of the payor (e.g., public or private) and knowingly and willfully falsifying, concealing or covering up by any trick or device a material fact or making any materially false statements in connection with the delivery of, or payment for, healthcare benefits, items or services relating to healthcare matters. Similar to the federal AKS, a person or entity can be found guilty of violating HIPAA without actual knowledge of the statute or specific intent to violate it;

●	HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, or HITECH, and their respective implementing regulations, which impose, among other things, requirements relating to the privacy, security and transmission of individually identifiable health information on certain covered healthcare providers, health plans, and healthcare clearinghouses, known as covered entities, as well as their respective “business associates,” those independent contractors or agents of covered entities that perform services for covered entities that involve the creation, use, receipt, maintenance or disclosure of individually identifiable health information. HITECH also created new tiers of civil monetary penalties, amended HIPAA to make civil and criminal penalties directly applicable to business associates, and gave state attorneys general new authority to file civil actions for damages or injunctions in federal courts to enforce the federal HIPAA laws and seek attorneys’ fees and costs associated with pursuing federal civil actions;

●	the federal Physician Payments Sunshine Act, created under the ACA, and its implementing regulations, which require some manufacturers of drugs, devices, biologics and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program (with certain exceptions) to report annually to CMS information related to payments or other transfers of value made to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors) and teaching hospitals, as well as ownership and investment interests held by physicians and their immediate family members. Effective January 1, 2022, these reporting obligations will extend to include transfers of value made in the previous year to certain non-physician providers such as physician assistants and nurse practitioners;

●	federal consumer protection and unfair competition laws, which broadly regulate marketplace activities and activities that potentially harm consumers; and

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●	analogous state and foreign laws and regulations, such as state anti-kickback and false claims laws, which may apply to sales or marketing arrangements and claims involving healthcare items or services reimbursed by third-party payors, including private insurers, and may be broader in scope than their federal equivalents; state and foreign laws that require biopharmaceutical companies to comply with the biopharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government or otherwise restrict payments that may be made to healthcare providers and other potential referral sources; state and foreign laws that require drug manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers, marketing expenditures or drug pricing; state and local laws that require the registration of biopharmaceutical sales representatives; and state and foreign laws governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts.

The distribution of biopharmaceutical products is subject to additional requirements and regulations, including extensive record-keeping, licensing, storage and security requirements intended to prevent the unauthorized sale of biopharmaceutical products.

The scope and enforcement of each of these laws is uncertain and subject to rapid change in the current environment of healthcare reform, especially in light of the lack of applicable precedent and regulations. Ensuring business arrangements comply with applicable healthcare laws, as well as responding to possible investigations by government authorities, can be time- and resource-consuming and can divert a company’s attention from the business.

It is possible that governmental and enforcement authorities will conclude that our business practices may not comply with current or future statutes, regulations or case law interpreting applicable fraud and abuse or other healthcare laws and regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of significant civil, criminal and administrative penalties, damages, fines, disgorgement, imprisonment, reputational harm, possible exclusion from participation in federal and state funded healthcare programs, contractual damages and the curtailment or restricting of our operations, as well as additional reporting obligations and oversight if we become subject to a corporate integrity agreement or other agreement to resolve allegations of non-compliance with these laws. Further, if any of the physicians or other healthcare providers or entities with whom we expect to do business are found to not be in compliance with applicable laws, they may be subject to significant criminal, civil or administrative sanctions, including exclusions from government funded healthcare programs. Any action for violation of these laws, even if successfully defended, could cause a biopharmaceutical manufacturer to incur significant legal expenses and divert management’s attention from the operation of the business. Prohibitions or restrictions on sales or withdrawal of future marketed products could materially affect business in an adverse way.

Even if we receive regulatory approval of any product candidates, we will be subject to ongoing regulatory obligations and continued regulatory review, which may result in significant additional expense and we may be subject to penalties if we fail to comply with regulatory requirements or experience unanticipated problems with our product candidates.

If any of our product candidates are approved, they will be subject to ongoing regulatory requirements for manufacturing, labeling, packaging, storage, advertising, promotion, sampling, record-keeping, conduct of post-marketing studies and submission of safety, efficacy and other post-market information, including both federal and state requirements in the United States and requirements of comparable foreign regulatory authorities. In addition, we will be subject to continued compliance with cGMP and GCP requirements for any clinical trials that we conduct post-approval.

Manufacturers and their facilities are required to comply with extensive FDA and comparable foreign regulatory authority requirements, including ensuring that quality control and manufacturing procedures conform to cGMP regulations. As such, we and our contract manufacturers will be subject to continual review and inspections to assess compliance with cGMP and adherence to commitments made in any marketing application, and previous responses to inspection observations. Accordingly, we and others with whom we work must continue to expend time, money, and effort in all areas of regulatory compliance, including manufacturing, production and quality control.

Any regulatory approvals that we receive for our product candidates may be subject to limitations on the approved indicated uses for which the product may be marketed or to the conditions of approval, or contain requirements for potentially costly post-marketing testing, including Phase 4 clinical trials and surveillance to monitor the safety and efficacy of the product candidate. The FDA may also require a risk evaluation and mitigation strategy, or REMS, as a condition of approval of our product candidates, which could entail requirements for long-term patient follow-up, a medication guide, physician communication plans or additional elements to ensure safe use, such as restricted distribution methods, patient registries and other risk minimization tools.

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The FDA may impose consent decrees or withdraw approval if compliance with regulatory requirements and standards is not maintained or if problems occur after the product reaches the market. Later discovery of previously unknown problems with our product candidates, including adverse events of unanticipated severity or frequency, or with our third-party manufacturers or manufacturing processes, or failure to comply with regulatory requirements, may result in, among other things:

●	restrictions on the marketing or manufacturing of our products, withdrawal of the product from the market or voluntary or mandatory product recalls;

●	manufacturing delays and supply disruptions where regulatory inspections identify observations of noncompliance requiring remediation;

●	revisions to the labeling, including limitation on approved uses or the addition of additional warnings, contraindications or other safety information, including boxed warnings;

●	imposition of a REMS, which may include distribution or use restrictions;

●	requirements to conduct additional post-market clinical trials to assess the safety of the product;

●	fines, warning letters or holds on clinical trials;

●	refusal by the FDA to approve pending applications or supplements to approved applications filed by us or suspension or revocation of license approvals;

●	product seizure or detention or refusal to permit the import or export of our product candidates; and

●	injunctions or the imposition of civil or criminal penalties.

The FDA’s and other regulatory authorities’ policies may change and additional government regulations may be enacted that could prevent, limit or delay regulatory approval of our product candidates. We cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative action, either in the United States or abroad. If we are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if we are not able to maintain regulatory compliance, we may lose any marketing approval that we may have obtained and we may not achieve or sustain profitability.

The FDA and other regulatory agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses.

The FDA and other regulatory agencies strictly regulate the post-approval marketing, labeling, advertising, and promotion of products that are placed on the market. The FDA and other regulatory agencies impose stringent restrictions on sponsors’ communications regarding off-label use. Products may be promoted only for the approved indications and in accordance with the provisions of the approved label. However companies may share truthful and not misleading information that is not inconsistent with the labeling. The FDA and other agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses and a company that is found to have improperly promoted off-label uses may be subject to significant liability. The federal government has levied large civil and criminal fines against companies for alleged improper promotion of off-label use and has enjoined several companies from engaging in off-label promotion. Violation of the Federal Food, Drug, and Cosmetic Act, or the FDCA, and other statutes, including the False Claims Act, and equivalent legislation in other countries relating to the promotion and advertising of prescription products may also lead to investigations or allegations of violations of federal and state and other countries’ health care fraud and abuse laws and state consumer protection laws. Even if it is later determined we were not in violation of these laws, we may be faced with negative publicity, incur significant expenses defending our actions and have to divert significant management resources from other matters. If we cannot successfully manage the promotion of our product candidates, if approved, we could become subject to significant liability, which would materially adversely affect our business and financial condition.

Ongoing healthcare legislative and regulatory reform measures may have a material adverse effect on our business and results of operations.

Changes in regulations, statutes or the interpretation of existing regulations could impact our business in the future by requiring, for example: (i) changes to our manufacturing and distribution arrangements; (ii) additions or modifications to product labeling; (iii) the recall or discontinuation of our products; or (iv) additional record-keeping requirements. If any such changes were to be imposed, they could adversely affect the operation of our business.

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In the United States, there have been and continue to be a number of legislative initiatives to contain healthcare costs. For example, in March 2010, the Patient Protection and Affordable Care Act, or ACA, was passed, which substantially changed the way health care is financed by both governmental and private insurers, and significantly impacted the U.S. biopharmaceutical industry. The ACA, among other things, addressed a new methodology by which rebates owed by manufacturers under the Medicaid Drug Rebate Program are calculated for drugs that are inhaled, infused, instilled, implanted or injected, increased the minimum Medicaid rebates owed by manufacturers under the Medicaid Drug Rebate Program and extended the rebate program to individuals enrolled in Medicaid managed care organizations, established annual fees and taxes on manufacturers of certain branded prescription drugs, and created a new Medicare Part D coverage gap discount program, in which manufacturers must agree to offer 70% (increased pursuant to the Bipartisan Budget Act of 2018, or BBA, effective as of 2019) point-of-sale discounts off negotiated prices of applicable brand drugs to eligible beneficiaries during their coverage gap period, as a condition for the manufacturer’s outpatient drugs to be covered under Medicare Part D.

Since its enactment, there have been numerous judicial, administrative, executive, and legislative challenges to certain aspects of the ACA, and we expect there will be additional challenges and amendments to the ACA in the future. Various portions of the ACA are currently undergoing legal and constitutional challenges in the United States Supreme Court. It is unclear how such litigation and other efforts to repeal and replace the ACA will impact the ACA and our business. In addition, the former Trump administration issued various Executive Orders which eliminated cost sharing subsidies and various provisions that would impose a fiscal burden on states or a cost, fee, tax, penalty or regulatory burden on individuals, healthcare providers, health insurers, or manufacturers of pharmaceuticals or medical devices. Additionally, Congress has introduced several pieces of legislation aimed at significantly revising or repealing the ACA. It is unclear whether the ACA will be overturned, repealed, replaced, or further amended. We cannot predict what affect further changes to the ACA would have on our business.

Other legislative changes have been proposed and adopted in the United States since the ACA was enacted. The Budget Control Act of 2011, among other things, created measures for spending reductions by Congress. A Joint Select Committee on Deficit Reduction, tasked with recommending a targeted deficit reduction of at least $1.2 trillion for the years 2013 through 2021, was unable to reach the required goals, thereby triggering the legislation’s automatic reduction to several government programs, including aggregate reductions of Medicare payments to providers of 2% per fiscal year. These reductions went into effect on April 1, 2013 and, due to subsequent legislative amendments to the statute, including the BBA, will remain in effect through 2030, unless additional congressional action is taken. However, these Medicare sequester reductions have been suspended multiple times. Most recently, the Protecting Medicare and American Farmers from Sequester Cuts Act impacts payments for all Medicare Fee for Services claims as follows: no payment adjustment through March 31, 2022; 1% payment adjustment April 1 - June 30, 2022; and 2% payment adjustment beginning July 1, 2022. The sequester may be delayed by future legislation. The BBA also amended the ACA, effective January 1, 2019, by increasing the point-of-sale discount that is owed by pharmaceutical manufacturers who participate in Medicare Part D and closing the coverage gap in most Medicare drug plans, commonly referred to as the “donut hole.” On January 2, 2013, the American Taxpayer Relief Act of 2012 was signed into law, which, among other things, further reduced Medicare payments to several types of providers, including hospitals, imaging centers and cancer treatment centers, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years.

Moreover, increasing efforts by governmental and third-party payors in the United States and abroad to cap or reduce healthcare costs may cause such organizations to limit both coverage and the level of reimbursement for newly approved products and, as a result, they may not cover or provide adequate payment for our product candidates. There has been increasing legislative and enforcement interest in the United States with respect to specialty drug pricing practices. Specifically, there have been several recent U.S. Congressional inquiries and proposed and enacted federal and state legislation designed to, among other things, bring more transparency to drug pricing, reduce the cost of prescription drugs under Medicare, review the relationship between pricing and manufacturer patient programs, and reform government program reimbursement methodologies for drugs.

At the federal level, the former Trump administration’s budget for fiscal year 2021 included a $135 billion allowance to support legislative proposals seeking to reduce drug prices, increase competition, lower out-of-pocket drug costs for patients, and increase patient access to lower-cost generic and biosimilar drugs. On March 10, 2020, the former Trump administration sent “principles” for drug pricing to Congress, calling for legislation that would, among other things, cap Medicare Part D beneficiary out-of-pocket pharmacy expenses, provide an option to cap Medicare Part D beneficiary monthly out-of-pocket expenses, and place limits on pharmaceutical price increases. The former Trump administration previously released a “Blueprint” to lower drug prices and reduce out of pocket costs of drugs that contained proposals to increase manufacturer competition, increase the negotiating power of certain federal healthcare programs, incentivize manufacturers to lower the list price of their products and reduce the out of pocket costs of drug products paid by consumers.

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On November 30, 2020, HHS issued regulations excluding from the definition of a “discount” eligible for Anti-Kickback Statute safe harbor protection certain reductions in price or other remuneration from a manufacturer of prescription pharmaceutical products to plan sponsors under Medicare Part D or pharmacy benefit managers under contract with them, modifying the existing discount safe harbor in particular contexts; and creating safe harbors for certain point-of-sale reductions in price on prescription pharmaceutical products and for certain PBM service fees. Following a lawsuit brought by the Pharmaceutical Care Management Association, the Biden Administration delayed the rule’s effective date to January 1, 2023. Subsequently, the Infrastructure Investment and Jobs Act, signed by President Biden on November 15, 2021, has further delayed implementation to January 2026.

On September 24, 2020, HHS and FDA issued a final rule under Section 804 of the Food, Drug, and Cosmetic Act allowing commercial importation of certain prescription drugs from Canada without the manufacturer’s authorization. The validity final rule has been challenged in federal court by the Pharmaceutical Research and Manufacturers of America, the Partnership for Safe Medicines and the Council for Affordable Health Coverage.

On November 20, 2020, CMS announced a new payment model, the Most Favored Nation Model and issued a corresponding interim final rule, intended to lower prescription drug costs by paying no more for high-cost Medicare Part B drugs and biologicals than the lowest price that drug manufacturers receive in other similar countries. The interim rule was enjoined on December 29, 2020 and withdrawn by CMS on December 27, 2021.

On November 20, 2020, CMS and the HHS Office of the Inspector General issued two final rules implementing changes to the Physician Self-Referral Law, or Stark Law, and the Anti-Kickback Statute. These new rules codify new value-based exceptions and safe harbors to the Stark Law and the Anti-Kickback Statute, as well as offer additional clarification in the form of updated definitions. We continue to analyze and monitor the potential impact of these new and amended exceptions and safe harbors.

On December 23, 2020, the Health Resources and Services Administration issued a final rule requiring federally qualified health centers in the 340B Drug Pricing Program to pass drug discounts on to certain low-income patients as a condition of receiving federal grant funding.

HHS has solicited feedback on some of these measures and has implemented others under its existing authority. For example, in May 2019, CMS issued a final rule that would allow Medicare Advantage Plans the option of using step therapy, a type of prior authorization, for Part B drugs beginning January 1, 2020. This final rule codified CMS’s policy change that was effective January 1, 2019. Although a number of these and other measures may require additional authorization to become effective, Congress has indicated that it will continue to seek new legislative measures to control drug costs. Any reduction in reimbursement from Medicare and other government programs may result in a similar reduction in payments from private payers. In addition, individual states in the United States have also increasingly passed legislation and implemented regulations designed to control pharmaceutical product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing.

Further, on May 30, 2018, the Right to Try Act was signed into law. The law, among other things, provides a federal framework for certain patients to access certain investigational new drug products that have completed a Phase 1 clinical trial and that are undergoing investigation for FDA approval. Under certain circumstances, eligible patients can seek treatment without enrolling in clinical trials and without obtaining FDA permission under the FDA expanded access program. There is no obligation for a pharmaceutical manufacturer to make its drug products available to eligible patients as a result of the Right to Try Act.

In November 2021, the Departments of Health and Human Services, Labor, the Treasury, and the Office of Personnel Management proposed rules under the Consolidated Appropriations Act of 2021 requiring health plans, health insurance issuers offering group or individual health insurance coverage, and health benefits plans offered to federal employees to submit key drug pricing data with a goal of increasing transparency of drug cost, with the ultimate goal of promoting competition and bringing down overall health care costs.

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On August 16, 2022 the Inflation Reduction Act of 2022 was passed, which among other things, allows for CMS to negotiate prices for certain single-source drugs and biologics reimbursed under Medicare Part B and Part D, beginning with ten high-cost drugs paid for by Medicare Part D starting in 2026, followed by 15 Part D drugs in 2027, 15 Part B or Part D drugs in 2028, and 20 Part B or Part D drugs in 2029 and beyond. The legislation subjects drug manufacturers to civil monetary penalties and a potential excise tax for failing to comply with the legislation by offering a price that is not equal to or less than the negotiated “maximum fair price” under the law or for taking price increases that exceed inflation. The legislation also caps Medicare beneficiaries’ annual out-of-pocket drug expenses at $2,000. The effect of the Inflation Reduction Act of 2022 on our business and the healthcare industry in general is not yet known.

At the state level, legislatures are increasingly passing legislation and implementing regulations designed to control biopharmaceutical and biologic product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing.

These laws, and future state and federal healthcare reform measures may be adopted in the future, any of which may result in additional reductions in Medicare and other healthcare funding and otherwise affect the prices we may obtain for any of our product candidates for which we may obtain regulatory approval or the frequency with which any such product candidate is prescribed or used. Additionally, we expect to experience pricing pressures in connection with the sale of any future approved product candidates due to the trend toward managed healthcare, the increasing influence of health maintenance organizations, cost containment initiatives and additional legislative changes.

Inadequate funding for the FDA, the SEC and other government agencies could hinder their ability to hire and retain key leadership and other personnel, prevent new products and services from being developed or commercialized in a timely manner or otherwise prevent those agencies from performing normal business functions on which the operation of our business may rely, which could negatively impact our business.

The ability of the FDA to review and approve new products can be affected by a variety of factors, including government budget and funding levels, passage of federal FDA user fee legislation every five years, ability to hire and retain key personnel and accept the payment of user fees, public health emergencies, and statutory, regulatory, and policy changes. Average review times at the agency have fluctuated in recent years as a result. In addition, government funding of the SEC and other government agencies on which our operations may rely, including those that fund research and development activities, is subject to the political process, which is inherently fluid and unpredictable.

Disruptions at the FDA and other agencies may also slow the time necessary for new drugs to be reviewed and/or approved by necessary government agencies, which would adversely affect our business. For example, over the last several years, the U.S. government has shut down several times, and certain regulatory agencies, such as the FDA and the SEC, have had to furlough critical employees and stop critical activities. If a prolonged government shutdown occurs, it could significantly impact the ability of the FDA to timely review and process our regulatory submissions, which could have a material adverse effect on our business. Further, future government shutdowns could impact our ability to access the public markets and obtain necessary capital in order to properly capitalize and continue our operations.

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We are subject to certain U.S. and foreign anti-corruption, anti-money laundering, export control, sanctions, and other trade laws and regulations. We can face serious consequences for violations.

Among other matters, U.S. and foreign anti-corruption, anti-money laundering, export control, sanctions, and other trade laws and regulations, which are collectively referred to as Trade Laws, prohibit companies and their employees, agents, clinical research organizations, legal counsel, accountants, consultants, contractors, and other partners from authorizing, promising, offering, providing, soliciting, or receiving directly or indirectly, corrupt or improper payments or anything else of value to or from recipients in the public or private sector. Violations of Trade Laws can result in substantial criminal fines and civil penalties, imprisonment, the loss of trade privileges, debarment, tax reassessments, breach of contract and fraud litigation, reputational harm, and other consequences. We have direct or indirect interactions with officials and employees of government agencies or government-affiliated hospitals, universities, and other organizations. We also expect our non-U.S. activities to increase in time. We plan to engage third parties for clinical trials and/or to obtain necessary permits, licenses, patent registrations, and other regulatory approvals and we can be held liable for the corrupt or other illegal activities of our personnel, agents, or partners, even if we do not explicitly authorize or have prior knowledge of such activities.

If we fail to comply with environmental, health and safety laws and regulations, we could become subject to fines or penalties or incur costs that could have a material adverse effect on the success of our business.

Our research and development activities and our third-party manufacturers’ and suppliers’ activities involve the controlled storage, use, and disposal of hazardous materials, including the components of our product candidates and other hazardous compounds. We and our manufacturers and suppliers are subject to laws and regulations governing the use, manufacture, storage, handling, and disposal of these hazardous materials. In some cases, these hazardous materials and various wastes resulting from their use are stored at our and our manufacturers’ facilities pending their use and disposal. We cannot eliminate the risk of contamination, which could cause an interruption of our commercialization efforts, research and development efforts, and business operations, and cause environmental damage resulting in costly clean-up and liabilities under applicable laws and regulations governing the use, storage, handling, and disposal of these materials and specified waste products. Although we believe that the safety procedures utilized by us and our third-party manufacturers for handling and disposing of these materials generally comply with the standards prescribed by these laws and regulations, we cannot guarantee that this is the case or eliminate the risk of accidental contamination or injury from these materials. In such an event, we may be held liable for any resulting damages and such liability could exceed our resources, and state or federal or other applicable authorities may curtail our use of specified materials and/or interrupt our business operations. Furthermore, environmental laws and regulations are complex, change frequently, and have tended to become more stringent. We cannot predict the impact of such changes and cannot be certain of our future compliance. We do not currently carry biological or hazardous waste insurance coverage.

Compliance with governmental regulations regarding the treatment of animals used in research could increase our operating costs, which would adversely affect the commercialization of our products.

The Animal Welfare Act, or AWA, is the federal law that covers the treatment of certain animals used in research. Currently, the AWA imposes a wide variety of specific regulations that govern the humane handling, care, treatment and transportation of certain animals by producers and users of research animals, most notably relating to personnel, facilities, sanitation, cage size, and feeding, watering and shipping conditions. Third parties with whom we contract are subject to registration, inspections and reporting requirements under the AWA. Furthermore, some states have their own regulations, including general anti-cruelty legislation, which establish certain standards in handling animals. Comparable rules, regulations, and or obligations exist in many foreign jurisdictions. If we or our contractors fail to comply with regulations concerning the treatment of animals used in research, we may be subject to fines and penalties and adverse publicity, and our operations could be adversely affected.

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Risks Related to Government Regulations Internationally

Even if we obtain FDA approval of any of our product candidates, we may never obtain approval or commercialize such products outside of the United States, which would limit our ability to realize their full market potential.

In order to market any products outside of the United States, we must establish and comply with numerous and varying regulatory requirements of other countries regarding safety and efficacy. Clinical trials conducted in one country may not be accepted by regulatory authorities in other countries, and regulatory approval in one country does not mean that regulatory approval will be obtained in any other country. Approval procedures vary among countries and can involve additional product testing and validation and additional administrative review periods. Seeking foreign regulatory approvals could result in significant delays, difficulties and costs for us and may require additional preclinical studies or clinical trials which would be costly and time consuming. Regulatory requirements can vary widely from country to country and could delay or prevent the introduction of our products in those countries. Satisfying these and other regulatory requirements is costly, time consuming, uncertain and subject to unanticipated delays. In addition, our failure to obtain regulatory approval in any country may delay or have negative effects on the process for regulatory approval in other countries. We do not have any product candidates approved for sale in any jurisdiction, including international markets, and we do not have experience in obtaining regulatory approval in international markets. If we fail to comply with regulatory requirements in international markets or to obtain and maintain required approvals, our ability to realize the full market potential of our products will be harmed.

EU drug marketing and reimbursement regulations may materially affect our ability to market and receive coverage for our products in the European member states.

We intend to seek approval to market our product candidates in both the United States and in selected foreign jurisdictions. If we obtain approval in one or more foreign jurisdictions for our product candidates, we will be subject to rules and regulations in those jurisdictions. In some foreign countries, particularly those in the EU, the pricing of drugs is subject to governmental control and other market regulations which could put pressure on the pricing and usage of our product candidates. In these countries, pricing negotiations with governmental authorities can take considerable time after obtaining marketing approval of a product candidate. In addition, market acceptance and sales of our product candidates will depend significantly on the availability of adequate coverage and reimbursement from third-party payors for our product candidates and may be affected by existing and future health care reform measures.

Much like the federal Anti-Kickback Statute prohibition in the United States, the provision of benefits or advantages to physicians to induce or encourage the prescription, recommendation, endorsement, purchase, supply, order or use of medicinal products is also prohibited in the EU. The provision of benefits or advantages to induce or reward improper performance generally is governed by the national anti-bribery laws of EU Member States, and in respect of the U.K. (which is longer a member of the EU), the U.K. Bribery Act 2010. Infringement of these laws could result in substantial fines and imprisonment. EU Directive 2001/83/EC, which is the EU Directive governing medicinal products for human use, provides that, where medicinal products are being promoted to persons qualified to prescribe or supply them, no gifts, pecuniary advantages or benefits in kind may be supplier, offered or promised to such persons unless they are inexpensive and relevant to the practice of medicine or pharmacy. Breach of this provision is an offence under the Human Medicines Regulations 2012, which is the national implementing legislation of Directive 2001/83/EC in the U.K.

Payments made to physicians in certain EU Member States must be publicly disclosed. Moreover, agreements with physicians often must be the subject of prior notification and approval by the physician’s employer, his or her competent professional organization and/or the regulatory authorities of the individual EU Member States. These requirements are provided in the national laws, industry codes or professional codes of conduct, applicable in the EU Member States. Failure to comply with these requirements could result in reputational risk, public reprimands, administrative penalties, fines or imprisonment.

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In addition, in most foreign countries, including those in the European Economic Area, or EEA, the proposed pricing for a drug must be approved before it may be lawfully marketed. The requirements governing drug pricing and reimbursement vary widely from country to country. For example, the EU provides options for its member states to restrict the range of medicinal products for which their national health insurance systems provide reimbursement and to control the prices of medicinal products for human use. Reference pricing used by various EU member states and parallel distribution, or arbitrage between low-priced and high-priced member states, can further reduce prices. A member state may approve a specific price for the medicinal product or it may instead adopt a system of direct or indirect controls on the profitability of the company placing the medicinal product on the market. In some countries, we may be required to conduct a clinical trial or other studies that compare the cost-effectiveness of any of our product candidates to other available therapies in order to obtain or maintain reimbursement or pricing approval. There can be no assurance that any country that has price controls or reimbursement limitations for biopharmaceutical products will allow favorable reimbursement and pricing arrangements for any of our products. Historically, products launched in the EU do not follow price structures of the United States and generally prices tend to be significantly lower. Publication of discounts by third-party payors or authorities may lead to further pressure on the prices or reimbursement levels within the country of publication and other countries. If pricing is set at unsatisfactory levels or if reimbursement of our products is unavailable or limited in scope or amount, our revenues from sales and the potential profitability of any of our product candidates in those countries would be negatively affected.

We may incur substantial costs in our efforts to comply with evolving global data protection laws and regulations, and any failure or perceived failure by us to comply with such laws and regulations may harm our business and operations.

The global data protection landscape is rapidly evolving, and we may be or become subject to or affected by numerous federal, state and foreign laws and regulations, as well as regulatory guidance, governing the collection, use, disclosure, transfer, security and processing of personal data, such as information that we collect about participants and healthcare providers (including information relating to their representatives) in connection with clinical trials. Processing of personal data, including health related information, is increasingly subject to legislation and regulations in numerous jurisdictions around the world, including General Data Protection Regulation, (EU) 2016/679, or GDPR, and each of the California Consumer Privacy Act of 2018, or CCPA, and the Health Insurance Portability and Accountability Act, or HIPAA, in the United States, among many others. Our regulatory obligations in foreign jurisdictions could harm the use or cost of our solution in international locations as data protection and privacy laws and regulations around the world continue to evolve. Implementation standards and enforcement practices are likely to remain uncertain for the foreseeable future, which may create uncertainty in our business, affect our or our service providers’ ability to operate in certain jurisdictions or to collect, store, transfer use and share personal data, result in liability or impose additional compliance or other costs on us. Any failure or perceived failure by us to comply with federal, state, or foreign laws or self-regulatory standards could result in negative publicity, diversion of management time and effort and proceedings against us by governmental entities or others.

Recently, the CCPA, which went into effect on January 1, 2020 and provides new data privacy rights for consumers and new operational requirements for companies, which may increase our compliance costs and potential liability. The CCPA gives California residents expanded rights to access and delete their personal information, opt out of certain personal information sharing, and receive detailed information about how their personal information is used. The CCPA provides for civil penalties for violations, as well as a private right of action for data breaches that is expected to increase data breach litigation. The CCPA (a) allows enforcement by the California Attorney General, with fines set at $2,500 per violation (i.e., per person) or $7,500 per intentional violation and (b) authorizes private lawsuits to recover statutory damages for certain data breaches. Additionally, on November 3, 2020, California voters approved the California Privacy Rights Act or CPRA ballot initiative. The CPRA, which will come into effect on January 1, 2023, will significantly modify the CCPA and expand the privacy rights of California residents. We cannot yet predict the impact of the CPRA on our business or operations, but it may require us to incur additional costs and expenses. While there is currently an exception for protected health information that is subject to HIPAA and clinical trial regulations, as currently written, the CCPA may impact certain of our business activities. The new California law may lead to similar laws in other U.S. states or at a national level, which could increase our potential liability and adversely affect our business.

In addition to our operations in the United States, which may be subject to healthcare and other laws relating to the privacy and security of health information and other personal information, may seek to conduct clinical trials in EEA and may become subject to additional European data privacy laws, regulations and guidelines. The GDPR, became effective on May 25, 2018, and deals with the collection, use, storage, disclosure, transfer, or other processing of personal data, including personal health data, regarding individuals in the EEA. The GDPR has extra-territorial application and applies not only to organizations with a presence in the EU or the UK but also to businesses based outside the EU or the UK that carry out processing that is related to (i) an offer of goods or services to individuals in the EU or the UK, or (ii) the monitoring of their behavior so long as this takes place in the EU or the UK, even if the data is stored outside the EU or the UK. Running clinical trials involving participants in the EU or the UK and processing personal data in the context of that activity will trigger the application of the GDPR. The GDPR imposes a broad range of strict requirements on companies subject to the GDPR, including requirements relating to having legal bases for processing personal information relating to identifiable individuals and restrictions on cross-border data transfers unless a legal mechanism as set out in the GDPR can be relied on, such as transferring such information outside the EEA, including to the United States, (as detailed further below) providing details to those individuals regarding the processing of their personal health and other sensitive data, obtaining consent of the individuals to whom the personal data relates, keeping personal information secure, having data processing agreements with third parties who process personal information, responding to individuals’ requests to exercise their rights in respect of their personal information, reporting security breaches involving personal data to the competent national data protection authority and affected individuals, appointing data protection officers, conducting data protection impact assessments, and record-keeping.

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The EU and UK may introduce further conditions, including limitations which could limit our ability to collect, use and share personal data (including health and medical information), or could cause our compliance costs to increase. In addition, the GDPR imposes strict rules on the transfer of personal data out of the EU/UK to third countries deemed to lack adequate privacy protections (including the United States), unless an appropriate safeguard specified by the GDPR is implemented, such as the Standard Contractual Clauses, or SCCs, approved by the European Commission, or a derogation applies. The Court of Justice of the European Union, or CJEU, recently deemed that the SCCs are valid. However, the CJEU ruled that transfers made pursuant to the SCCs and other alternative transfer mechanisms need to be analyzed on a case-by-case basis to ensure EU standards of data protection are met in the jurisdiction where the data importer is based, and there continue to be concerns about whether the SCCs and other mechanisms will face additional challenges. European regulators have issued recent guidance following the CJEU ruling that imposes significant new diligence requirements on transferring data outside the EEA, including under an approved transfer mechanism. This guidance requires an “essential equivalency” assessment of the laws of the destination country. If essentially equivalent protections are not available in the destination country, the exporting entity must then assess if supplemental measures can be put in place that, in combination with the chosen transfer mechanism, would address the deficiency in the laws and ensure that essentially equivalent protection can be given to the data. Complying with this guidance will be expensive and time consuming and may ultimately prevent us from transferring personal data outside the EEA, which would cause significant business disruption. Until the legal uncertainties regarding how to legally continue transfers pursuant to the SCCs and other mechanisms are settled, we will continue to face uncertainty as to whether our efforts to comply with our obligations under the GDPR will be sufficient. This and other future developments regarding the flow of data across borders could increase the complexity of transferring personal data across borders in some markets and may lead to governmental enforcement actions, litigation, fines and penalties or adverse publicity, which could have an adverse effect on our reputation and business.

In addition, following the UK’s exit from the European Union, or Brexit, on January 31, 2020 and the transition period through December 31, 2020 during which the GDPR continued to apply in the UK, on January 1, 2021, the GDPR was brought into UK law as the ‘UK GDPR.’ On June 28, 2021, the EU Commission adopted two adequacy decisions for the UK, which enabled the free flow of data from the EU to the UK, where the level of data protection is essentially the same as that guaranteed under EU law. Nonetheless, there may be further developments about the regulation of particular issues such as UK-EU data transfers that may require us to take steps to ensure the lawfulness of our data transfers.

The GDPR increases substantially the penalties to which we could be subject in the event of any non-compliance, including fines of up to 10,000,000 Euros or up to 2% of our total worldwide annual turnover for certain comparatively minor offenses, or up to 20,000,000 Euros or up to 4% of our total worldwide annual turnover, whichever is greater, for more serious offenses. The GDPR also confers a private right of action on data subjects and consumer associations to lodge complaints with supervisory authorities, seek judicial remedies, and obtain compensation for damages resulting from violations of the GDPR. The GDPR also introduces the right for non-profit organizations to bring claims on behalf of data subjects.

Further, national laws of member states of the EU are in the process of being adapted to the requirements under the GDPR, thereby implementing national laws which may partially deviate from the GDPR and impose different obligations from country to country, so that we do not expect to operate in a uniform legal landscape in the EEA. Also, as it relates to processing and transfer of genetic data, the GDPR specifically allows national laws to impose additional and more specific requirements or restrictions, and European laws have historically differed quite substantially in this field, leading to additional uncertainty. The United Kingdom’s decision to leave the EU, often referred to as Brexit, has created uncertainty with regard to data protection regulation in the United Kingdom. In particular, it is unclear how data transfers to and from the United Kingdom will be regulated now that the United Kingdom has left the EU.

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In the event we commence clinical trials in the EEA, the GDPR may increase our responsibility and liability in relation to personal data that we process where such processing is subject to the GDPR, and we may be required to put in place additional mechanisms and safeguards to ensure compliance with the GDPR, including as implemented by individual countries. Compliance with the GDPR will be a rigorous and time-intensive process that may increase our cost of doing business or require us to change our business practices, and despite those efforts, there is a risk that we may be subject to fines and penalties, litigation, and reputational harm in connection with our European activities, as well as materially and adversely affecting our operations and business performance. We expect that we will continue to face uncertainty as to whether our efforts to comply with any obligations under European privacy laws will be sufficient. If we are investigated by a European data protection authority, we may face fines and other penalties. Any such investigation or charges by European data protection authorities could have a negative effect on our existing business and on our ability to attract and retain new clients or biopharmaceutical partners. We may also experience hesitancy, reluctance, or refusal by European or multi-national clients or biopharmaceutical partners to continue to use our products and solutions due to the potential risk exposure as a result of the current (and, in particular, future) data protection obligations imposed on them by certain data protection authorities in interpretation of current law, including the GDPR. Such clients or biopharmaceutical partners may also view any alternative approaches to compliance as being too costly, too burdensome, too legally uncertain, or otherwise objectionable and therefore decide not to do business with us. Any of the forgoing could materially harm our business, prospects, financial condition and results of operations.

Additional laws and regulations governing international operations could negatively impact or restrict our operations.

If we expand our operations outside of the United States, we must dedicate additional resources to comply with numerous laws and regulations in each jurisdiction in which we plan to operate. The U.S. Foreign Corrupt Practices Act, or the FCPA, prohibits any U.S. individual or business entity from paying, offering, authorizing payment or offering of anything of value, directly or indirectly, to any foreign official, political party or candidate for the purpose of influencing any act or decision of the foreign entity in order to assist the individual or business in obtaining or retaining business. The FCPA also obligates companies whose securities are listed in the United States to comply with certain accounting provisions requiring the company to maintain books and records that accurately and fairly reflect all transactions of the corporation, including international subsidiaries, and to devise and maintain an adequate system of internal accounting controls for international operations.

Compliance with the FCPA is expensive and difficult, particularly in countries in which corruption is a recognized problem. In addition, the FCPA presents particular challenges in the biopharmaceutical industry, because, in many countries, hospitals are operated by the government, and doctors and other hospital employees are considered foreign officials. Certain payments to hospitals and healthcare providers in connection with clinical trials and other work have been deemed to be improper payments to government officials and have led to FCPA enforcement actions.

Various laws, regulations and executive orders also restrict the use and dissemination outside of the United States, or the sharing with certain non-U.S. nationals, of information products classified for national security purposes, as well as certain products, technology and technical data relating to those products. If we expand our presence outside of the United States, it will require us to dedicate additional resources to comply with these laws, and these laws may preclude us from developing, manufacturing, or selling certain products and product candidates outside of the United States, which could limit our growth potential and increase our development costs.

The failure to comply with laws governing international business practices may result in substantial civil and criminal penalties and suspension or debarment from government contracting. The Securities and Exchange Commission, or SEC, also may suspend or bar issuers from trading securities on U.S. exchanges for violations of the FCPA’s accounting provisions.

Risks Related to Our Securities

There has been a limited prior public market for our common stock and Public Warrants, the stock price of our common stock and Public Warrants may be volatile or may decline regardless of our operating performance and you may not be able to resell your shares or Public Warrants at or above the initial public offering price.

There has been a limited public market for shares of our common stock and Public Warrants. You may not be able to sell your shares quickly or at the market price if trading in shares of our common stock is not active. An active or liquid market in New Ocean Biomedical’s common stock and Public Warrants may not develop upon the Closing or, if it does develop, it may not be sustainable. As a result of these and other factors, you may be unable to resell your shares of New Ocean Biomedical’s common stock or warrants at or above price you paid for them.

Further, an inactive market may also impair our ability to raise capital by selling shares of our common stock and may impair our ability to enter into strategic collaborations or acquire companies or products by using our shares of common stock as consideration.

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The price of our stock and Public Warrants may be volatile, and you could lose all or part of your investment.

The trading price of New Ocean Biomedical’s common stock and Public Warrants following the Closing is likely to be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control, including limited trading volume. In addition to the factors discussed in this “Risk Factors” section and elsewhere in this proxy statement, these factors include:

●	the commencement, enrollment or results of any clinical trials of any of our programs;

●	any delay in identifying and advancing a clinical candidate for our other development programs;

●	any delay in our regulatory filings of our product candidates and any adverse development or perceived adverse development with respect to the applicable regulatory authority’s review of such filings, including without limitation the FDA’s issuance of a “refusal to file” letter or a request for additional information;

●	adverse results or delays in our clinical trials;

●	our decision to initiate a clinical trial, not to initiate a clinical trial or to terminate an existing clinical trial;

●	adverse regulatory decisions, including failure to receive regulatory approval of any product candidate;

●	changes in laws or regulations applicable to any product candidate, including but not limited to clinical trial requirements for approvals;

●	adverse developments concerning our manufacturers;

●	our inability to obtain adequate product supply for any approved product or inability to do so at acceptable prices;

●	our inability to establish collaborations, if needed;

●	our failure to commercialize our product candidates, if approved;

●	additions or departures of key scientific or management personnel;

●	unanticipated serious safety concerns related to the use any of our product candidates;

●	introduction of new products or services offered by us or our competitors;

●	announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by us or our competitors;

●	our ability to effectively manage our growth;

●	actual or anticipated variations in quarterly operating results;

●	our cash position;

●	our failure to meet the estimates and projections of the investment community or that we may otherwise provide to the public;

●	publication of research reports about us or our industry, or product candidates in particular, or positive or negative recommendations or withdrawal of research coverage by securities analysts;

●	changes in the market valuations of similar companies;

●	changes in the structure of the healthcare payment systems;

●	overall performance of the equity markets;

●	sales of our common stock and Public Warrants by us or our stockholders in the future;

●	trading volume of our common stock and Public Warrants;

●	changes in accounting practices;

●	ineffectiveness of our internal controls;

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●	disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our technologies;

●	significant lawsuits, including patent or stockholder litigation;

●	general political and economic conditions, including any impact of the ongoing COVID-19 pandemic; and

●	other events or factors, many of which are beyond our control.

In addition, the stock market in general, and the market for biopharmaceutical companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors, as well as local or global socio-economic and political factors, including the conflict between Russia and Ukraine, may negatively affect the market price of our common stock, regardless of our actual operating performance. If the market price of New Biomedical’s common stock and Public Warrants after the Closing does not exceed the price you paid for them, you may not realize any return on your investment in us and may lose some or all of your investment. In the past, securities class action litigation has often been instituted against companies following periods of volatility in the market price of a company’s securities. This type of litigation, if instituted, could result in substantial costs and a diversion of management’s attention and resources.

We will be a “controlled company” within the meaning of Nasdaq rules and the rules of the SEC. As a result, we will qualify for exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

After the Closing, Poseidon Bio, LLC, or Principal Shareholder, will own a majority of our outstanding Common Stock. As a result, we will be a “controlled company” within the meaning of the corporate governance standards of Nasdaq. Under these rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including:

●	the requirement that a majority of our board of directors consist of “independent directors” as defined under the rules of Nasdaq;

●	the requirement that we have a compensation committee that is composed entirely of directors who meet the Nasdaq independence standards for compensation committee members; and

●	the requirement that our director nominations be made, or recommended to our full board of directors, by our independent directors or by a nominations committee that consists entirely of independent directors.

Following the Closing, we are permitted to utilize these exemptions. While we do not presently intend to rely on these exemptions, we could decide to utilize these exemptions in the future, as long as we remain a controlled company. If we utilize such exemptions available to controlled companies, we may not have a majority of independent directors, our nominations committee and compensation committee may not consist entirely of independent directors and such committees may not be subject to annual performance evaluations. Accordingly, under these circumstances, you will not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

We do not intend to pay dividends on our common stock so any returns will be limited to the value of our stock.

We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Furthermore, future debt or other financing arrangements may contain terms prohibiting or limiting the amount of dividends that may be declared or paid on our common stock. Any return to stockholders will therefore be limited to the appreciation of their stock.

Our principal stockholders and management will own a significant percentage of our stock following the Closing and will be able to exert significant control over matters subject to stockholder approval.

Immediately following the Closing, our executive officers, directors and their affiliates and our principal stockholders will beneficially hold, in the aggregate, approximately 64.5% of our outstanding voting stock. These stockholders, acting together, would be able to significantly influence all matters requiring stockholder approval. For example, these stockholders would be able to significantly influence elections of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transaction. This may prevent or discourage unsolicited acquisition proposals or offers for our common stock that you may feel are in your best interest as one of our stockholders.

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Our issuance of additional capital stock in connection with financings, acquisitions, investments, our stock incentive plans, employee stock purchase plan or otherwise will dilute all other stockholders.

We expect to issue additional capital stock in the future that will result in dilution to all other stockholders. We expect to grant equity awards to employees, directors, and consultants under our stock incentive plans and employee stock purchase plan. We may also raise capital through equity financings in the future. As part of our business strategy, we may acquire or make investments in complementary companies, products, or technologies and issue equity securities to pay for any such acquisition or investment. Any such issuances of additional capital stock, including as a result of the exercise of any warrants to purchase shares of common stock, may cause stockholders to experience significant dilution of their ownership interests and the per share value of our common stock to decline.

New Ocean Biomedical will incur increased costs as a result of operating as a public company, and its management will devote substantial time to compliance with its public company responsibilities and corporate governance practices.

If Ocean Biomedical completes the Business Combination and New Ocean Biomedical becomes a public company, it will incur significant legal, accounting and other expenses that it did not incur as a private company, and these expenses may increase even more after New Ocean Biomedical is no longer an emerging growth company, as defined in Section 2(a) of the Securities Act.

We will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, which will require, among other things, that we file with the SEC annual, quarterly and current reports with respect to our business and financial condition. In addition, the Sarbanes-Oxley Act, as well as rules subsequently adopted by the SEC and the Nasdaq Capital Market to implement provisions of the Sarbanes-Oxley Act, impose significant requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial reporting controls and changes in corporate governance practices. Further, in July 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, was enacted. There are significant corporate governance and executive compensation related provisions in the Dodd-Frank Act that require the SEC to adopt additional rules and regulations in these areas such as “say on pay” and proxy access. Recent legislation permits EGCs to implement many of these requirements over a longer period and up to five years from the pricing of this offering. Stockholder activism, the current political environment and the current high level of government intervention and regulatory reform may lead to substantial new regulations and disclosure obligations, which may lead to additional compliance costs and impact the manner in which we operate our business in ways we cannot currently anticipate.

We expect the rules and regulations applicable to public companies to substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly. If these requirements divert the attention of our management and personnel from other business concerns, they could have an adverse effect on our business. The increased costs will decrease our net income or increase our net loss, and may require us to reduce costs in other areas of our business or increase the prices of our products or services. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to incur substantial costs to maintain the same or similar coverage. We cannot predict or estimate the amount or timing of additional costs we may incur to respond to these requirements. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

Ocean Biomedical’s management team has limited experience managing a public company.

Most of the members of Ocean Biomedical’s management team who will become the management team of New Ocean Biomedical have limited to no experience managing a publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to public companies. Ocean Biomedical’s management team has not worked together at prior companies that were publicly traded. Ocean Biomedical’s management team may not successfully or efficiently manage their new roles and responsibilities. Ocean Biomedical’s transition to being a public company subjects it to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from New Ocean Biomedical’s senior management and could divert their attention away from the day-to-day management of New Ocean Biomedical’s business, which could have a material adverse effect on New Ocean Biomedical’s business, financial condition and results of operations.

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The New Ocean Biomedical Charter requires, to the fullest extent permitted by law, that derivative actions brought in New Ocean Biomedical’s name, as applicable, against their respective directors, officers, other employees or stockholders for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware, which may have the effect of discouraging lawsuits against AHAC’s or New Ocean Biomedical’s directors, officers, other employees or stockholders, as applicable.

Pursuant to the New Ocean Biomedical Charter, as will be in effect upon the closing of the Business Combination, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for any state law claims for: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of a fiduciary duty or other wrongdoing by any of our directors, officers, employees or agents to us or our stockholders; (iii) any action asserting a claim against us arising pursuant to any provision of the General Corporation Law of the State of Delaware, our amended and restated certificate of incorporation or our amended and restated by-laws; (iv) any action to interpret, apply, enforce or determine the validity of our certificate of incorporation or by-laws; or (v) any action asserting a claim governed by the internal affairs doctrine, in each case subject to the Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein, or the Delaware forum provision. This exclusive forum provision will not apply to any causes of action arising under the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Unless we consent in writing to the selection of an alternate forum, the United States District Courts shall be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, or the federal forum provision, as our principal office is located in Providence, Rhode Island. In addition, the New Ocean Biomedical’s Charter, as will be in effect upon the Closing, provides that any person or entity purchasing or otherwise acquiring any interest in shares of our common stock is deemed to have notice of and consented to the Delaware forum provision and the Federal forum provision; provided, however, that stockholders cannot and will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

The Delaware forum provision and the federal forum provision may impose additional litigation costs on stockholders who assert the provision is not enforceable and may impose more general additional litigation costs in pursuing any such claims, particularly if the stockholders do not reside in or near the State of Delaware. In addition, these forum selection clauses in the New Ocean Biomedical Charter may limit our stockholders’ ability to bring a claim in a judicial forum that they find favorable for disputes with us or our directors, officers or employees, which may discourage such lawsuits against us and our directors, officers and employees even though an action, if successful, might benefit our stockholders. In addition, while the Delaware Supreme Court ruled in March 2020 that federal forum selection provisions purporting to require claims under the Securities Act be brought in federal court were “facially valid” under Delaware law, there is uncertainty as to whether other courts will enforce our federal forum provision. If the federal forum provision is found to be unenforceable, we may incur additional costs associated with resolving such matters. The federal forum provision may also impose additional litigation costs on stockholders who assert the provision is not enforceable or invalid. The Court of Chancery of the State of Delaware and the United States District Courts may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments may be more or less favorable to us than our stockholders.

Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such claims. As noted above, the New Ocean Biomedical Charter provides that the federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act. Due to the concurrent jurisdiction for federal and state courts created by Section 22 of the Securities Act over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder, there is uncertainty as to whether a court would enforce the exclusive forum provision. Investors also cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

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Anti-takeover provisions contained in the New Ocean Biomedical Charter and New Ocean Biomedical Bylaws, as well as provisions of Delaware law, could impair a takeover attempt.

The New Ocean Biomedical Charter and New Ocean Biomedical Bylaws, which are to become effective upon the Closing, contain provisions that could delay or prevent a change of control of our company or changes in our board of directors that our stockholders might consider favorable. Some of these provisions include:

●	a board of directors divided into three classes serving staggered three-year terms, such that not all members of the board will be elected at one time;

●	a prohibition on stockholder action through written consent, which requires that all stockholder actions be taken at a meeting of our stockholders;

●	a requirement that special meetings of stockholders be called only by the board of directors acting pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office;

●	advance notice requirements for stockholder proposals and nominations for election to our board of directors;

●	a requirement that no member of our board of directors may be removed from office by our stockholders except for cause and, in addition to any other vote required by law, upon the approval of not less than two-thirds of all outstanding shares of our voting stock then entitled to vote in the election of directors;

●	a requirement of approval of not less than two-thirds of all outstanding shares of our voting stock to amend any bylaws by stockholder action or to amend specific provisions of our certificate of incorporation;

●	the authority of the board of directors to issue convertible preferred stock on terms determined by the board of directors without stockholder approval and which convertible preferred stock may include rights superior to the rights of the holders of common stock; and

The New Ocean Biomedical Charter contains a prohibition on New Ocean Biomedical engaging in a business combination with an interested stockholder for a period of three years following becoming an interested stockholder unless (i) approved by the Board prior to the person becoming an interested stockholder, (ii) the interested stockholder owning at least 85% of the voting stock of the company at the time the transaction commenced or (iii) approved by the Board and at least 66 2/3% of the outstanding stock of the company not owned by the interested stockholder. An interested stockholder includes persons owning 15% or more of the company’s voting stock.

In addition, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the General Corporation Law of the State of Delaware, which may prohibit certain business combinations with stockholders owning 15% or more of our outstanding voting stock. These anti-takeover provisions and other provisions in New Ocean Biomedical’s amended and restated certificate of incorporation and amended and restated bylaws could make it more difficult for stockholders or potential acquirers to obtain control of our board of directors or initiate actions that are opposed by the then-current board of directors and could also delay or impede a merger, tender offer or proxy contest involving our company. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing or cause us to take other corporate actions you desire. Any delay or prevention of a change of control transaction or changes in our board of directors could cause the market price of our common stock to decline.

See “Description of Securities —Certain Anti-Takeover Provisions of Delaware Law and New Ocean Biomedical Charter and New Ocean Biomedical Bylaws.”

Claims for indemnification by New Ocean Biomedical’s directors and officers may reduce New Ocean Biomedical’s available funds to satisfy successful third-party claims against New Ocean Biomedical and may reduce the amount of money available to New Ocean Biomedical.

The New Ocean Biomedical Charter and Bylaws will provide that New Ocean Biomedical will indemnify its directors and officers, in each case to the fullest extent permitted by Delaware law. In addition, as permitted by Section 145 of the DGCL, the New Ocean Biomedical Charter and Bylaws and its indemnification agreements that it will enter into with its directors and officers will provide that:

●	New Ocean Biomedical will indemnify its directors and officers for serving New Ocean Biomedical in those capacities or for serving other business enterprises at its request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful;

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●	New Ocean Biomedical may, in its discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law;

●	New Ocean Biomedical will be required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such directors or officers shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification;

●	New Ocean Biomedical will not be obligated pursuant to the New Ocean Biomedical Charter or Bylaws to indemnify a person with respect to proceedings initiated by that person against New Ocean Biomedical or its other indemnitees, except with respect to proceedings authorized by its board of directors or brought to enforce a right to indemnification; and

●	the rights conferred in the New Ocean Biomedical Charter and Bylaws are not exclusive, and New Ocean Biomedical is authorized to enter into indemnification agreements with its directors, officers, employees and agents and to obtain insurance to indemnify such persons.

If, following the Business Combination, securities or industry analysts do not publish or cease publishing research or reports about New Ocean Biomedical, its business or its market, or if they change their recommendations regarding New Ocean Biomedical’s securities adversely, the price and trading volume of New Ocean Biomedical’s securities could decline.

The trading market for New Ocean Biomedical’s securities will be influenced by the research and reports that industry or securities analysts may publish about New Ocean Biomedical, its business, market or competitors. Securities and industry analysts do not currently, and may never, publish research on New Ocean Biomedical. If no securities or industry analysts commence coverage of New Ocean Biomedical, New Ocean Biomedical’s share price and trading volume would likely be negatively impacted. If any of the analysts who may cover New Ocean Biomedical change their recommendation regarding New Ocean Biomedical common stock adversely or provide more favorable relative recommendations about New Ocean Biomedical’s competitors, the price of shares of New Ocean Biomedical common stock would likely decline. If any analyst who may cover New Ocean Biomedical were to cease coverage of New Ocean Biomedical or fail to regularly publish reports on it, New Ocean Biomedical could lose visibility in the financial markets, which in turn could cause its share price or trading volume to decline.

Future issuances of debt securities and equity securities may adversely affect New Ocean Biomedical, including the market price of New Ocean Biomedical common stock and may be dilutive to existing stockholders.

In the future, we may incur debt or issue equity-ranking senior to New Ocean Biomedical common stock. Those securities will generally have priority upon liquidation. Such securities also may be governed by an indenture or other instrument containing covenants restricting New Ocean Biomedical’s operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of New Ocean Biomedical common stock. Because our decision to issue debt or equity in the future will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, nature or success of our future capital raising efforts. As a result, future capital raising efforts may reduce the market price of New Ocean Biomedical common stock and be dilutive to existing stockholders.

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There can be no assurance that New Ocean Biomedical common stock and Public Warrants that will be issued in connection with the Business Combination will be approved for listing on Nasdaq or, if approved, will continue to be so listed following the closing of the Business Combination, or that we will be able to comply with the continued listing standards of Nasdaq. New Ocean Biomedical’s failure to meet the continued listing requirements of Nasdaq could result in a delisting of its Securities.

In connection with the closing of the Business Combination, we intend to list New Ocean Biomedical’s common stock and warrants on Nasdaq under the symbols “OCEA” and “OCEAW,” respectively. Ocean Biomedical has the right to terminate the Business Combination Agreement if New Ocean Biomedical’s securities are not approved for listing, subject to notice of issuance, at the time of the closing of the Business Combination Agreement. New Ocean Biomedical’s continued eligibility for listing may depend on the number of AHAC’s shares that are redeemed. If, after the Business Combination, Nasdaq delists New Ocean Biomedical’s shares from trading on its exchange for failure to meet the listing standards, New Ocean Biomedical and its stockholders could face significant material adverse consequences including, but not limited to:

●	a limited availability of market quotations for New Ocean Biomedical’s securities;

●	reduced liquidity for New Ocean Biomedical’s securities;

●	a determination that New Ocean Biomedical common stock is a “penny stock,” which will require brokers trading in New Ocean Biomedical common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for New Ocean Biomedical common stock;

●	a limited amount of analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” If New Ocean Biomedical common stock and Public Warrants are listed on Nasdaq, they will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state, other than the state of Idaho, having used these powers to prohibit or restrict the sale of securities issued by blank check companies, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if New Ocean Biomedical was no longer listed on Nasdaq, New Ocean Biomedical’s securities would not be covered securities and New Ocean Biomedical would be subject to regulation in each state in which New Ocean Biomedical offers its securities.

If, after listing, New Ocean Biomedical fails to satisfy the continued listing requirements of Nasdaq such as the corporate governance requirements or the minimum closing bid price requirement, Nasdaq may take steps to delist its securities. Such a delisting would likely have a negative effect on the price of the securities and would impair your ability to sell or purchase the securities when you wish to do so. In the event of a delisting, New Ocean Biomedical can provide no assurance that any action taken by it to restore compliance with listing requirements would allow its securities to become listed again, stabilize the market price or improve the liquidity of its securities, prevent its securities from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with Nasdaq’s listing requirements. Additionally, if New Ocean Biomedical’s securities are not listed on, or become delisted from, Nasdaq for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of these securities may be more limited than if they were quoted or listed on Nasdaq or another national securities exchange. You may be unable to sell your New Ocean Biomedical securities unless a market can be established or sustained.

An active market for New Ocean Biomedical’s securities may not develop, which would adversely affect the liquidity and price of New Ocean Biomedical’s securities.

The price of New Ocean Biomedical’s securities may vary significantly due to factors specific to New Ocean Biomedical as well as to general market or economic conditions. Furthermore, an active trading market for New Ocean Biomedical’s securities may never develop or, if developed, it may not be sustained. Holders of New Ocean Biomedical’s securities may be unable to sell their securities unless a market can be established and sustained.

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The market price of New Ocean Biomedical’s securities may decline as a result of the Business Combination or other market factors.

If the perceived benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of AHAC’s securities prior to the Closing may decline following the Closing when they trade as New Ocean Biomedical securities. The market values of New Ocean Biomedical’s securities at the time of the Business Combination may vary significantly from the market price of AHAC’s securities on the date the Business Combination Agreement was executed, the date of this proxy statement or the date on which AHAC’s stockholders vote on the Business Combination.

In addition, following the Business Combination, fluctuations in the price of New Ocean Biomedical’s securities could contribute to the loss of all or part of your investment. Prior to the Business Combination, there has not been a public market for Ocean Biomedical common stock. Accordingly, the valuation ascribed to Ocean Biomedical may not be indicative of the price that will prevail in the trading market following the Business Combination. If an active market for New Ocean Biomedical’s securities develops and continues, the trading price of New Ocean Biomedical’s securities following the Business Combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond New Ocean Biomedical’s control. Any of the factors listed below could have a material adverse effect on your investment in New Ocean Biomedical’s securities and New Ocean Biomedical’s securities may trade at prices significantly below the price you paid for your AHAC securities. In such circumstances, the trading price of New Ocean Biomedical’s securities may not recover and may experience a further decline.

The market price of New Ocean Biomedical securities may decline as a result of the Business Combination and for a number of other reasons including:

●	if investors react negatively to the prospects of New Ocean Biomedical’s business and the prospects of the Business Combination;

●	if the effect of the Business Combination on New Ocean Biomedical’s business and prospects is not consistent with the expectations of securities or industry analysts;

●	if New Ocean Biomedical does not achieve the perceived benefits of the Business Combination as rapidly or to the extent anticipated by securities or industry analysts;

●	actual or anticipated fluctuations in New Ocean Biomedical’s quarterly financial results or the quarterly financial results of companies perceived to be similar to it;

●	changes in the market’s expectations about New Ocean Biomedical’s results of operations;

●	success of competitors;

●	changes in financial estimates and recommendations by securities analysts concerning New Ocean Biomedical or the biopharmaceutical industry in general;

●	operating and share price performance of other companies that investors deem comparable to New Ocean Biomedical;

●	New Ocean Biomedical’s ability to market new and enhanced products and technologies on a timely basis;

●	changes in laws and regulations affecting New Ocean Biomedical’s business;

●	New Ocean Biomedical’s ability to meet compliance requirements;

●	commencement of, or involvement in, litigation involving New Ocean Biomedical;

●	changes in New Ocean Biomedical’s capital structure, such as future issuances of securities or the incurrence of additional debt;

●	the volume of New Ocean Biomedical’s securities available for public sale; or

●	any major change in New Ocean Biomedical Board or management.

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Future sales, or the perception of future sales, by New Ocean Biomedical or its stockholders in the public market following the Business Combination could cause the market price for New Ocean Biomedical common stock to decline.

The sale of shares of New Ocean Biomedical common stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of New Ocean Biomedical common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for New Ocean Biomedical to sell equity securities in the future at a time and at a price that it deems appropriate.

Upon consummation of the Business Combination, it is currently expected that New Ocean Biomedical will have a total of 37,225,000 shares of New Ocean Biomedical common stock outstanding (excluding any outstanding Warrants and assuming that (i) there are no redemptions of any shares by AHAC’s public stockholders in connection with the Business Combination, (ii) no awards are issued under the 2022 Equity Incentive Plan or the ESPP, and (iii) AHAC does not engage in any kind of equity financing prior to the Closing). All shares currently held by AHAC public stockholders will be freely tradable without registration under the Securities Act, and without restriction, following the Closing, by persons other than New Ocean Biomedical’s “affiliates” (as defined under Rule 144 of the Securities Act, “Rule 144”), including New Ocean Biomedical’s directors, executive officers and other affiliates.

In connection with the Business Combination, certain existing Ocean Biomedical stockholders, who are expected to collectively own [●] shares of New Ocean Biomedical common stock following the Business Combination, have agreed with AHAC, subject to certain exceptions, not to dispose of or hedge any of their shares of New Ocean Biomedical common stock or securities convertible into or exchangeable for shares of New Ocean Biomedical common stock during the period from the date of the Closing and ending on the earlier of (x) one year from the Closing or (y) subsequent to the Closing, (i) if the reported last sale price of New Ocean Biomedical’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, right issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination and (ii) the date AHAC consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of AHAC’s stockholders having the right to exchange their shares of AHAC common stock for cash, securities or other property. For more information, see the section of this proxy statement entitled “Proposal 1: The Business Combination Proposal—Business Combination Agreement.”

In addition, the shares of New Ocean Biomedical common stock reserved for future issuance under the Plan will become eligible for sale in the public market once those shares are issued, subject to any applicable vesting requirements, lockup agreements and other restrictions imposed by law. Assuming the Business Combination Proposal and the Nasdaq Proposal are approved and subject to approval by stockholders, the proposed Plan will initially reserve up to [●] shares of New Ocean Biomedical common stock following the consummation of the Business Combination for issuance as awards in accordance with the terms of the Plan. New Ocean Biomedical is expected to file one or more registration statements on Form S-8 under the Securities Act to register shares of New Ocean Biomedical common stock or securities convertible into or exchangeable for shares of New Ocean Biomedical common stock issued pursuant to the 2022 Equity Incentive Plan or the ESPP. Any such Form S-8 registration statements will automatically become effective upon filing. Accordingly, shares registered under such registration statements will be available for sale in the open market. The initial registration statement on Form S-8 is expected to cover shares of New Ocean Biomedical common stock.

In the future, New Ocean Biomedical may also issue its securities in connection with investments or acquisitions. The amount of shares of New Ocean Biomedical common stock issued in connection with an investment or acquisition could constitute a material portion of the then-outstanding shares of New Ocean Biomedical common stock. Any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to New Ocean Biomedical stockholders.

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New Ocean Biomedical will qualify as an “emerging growth company” as well as a “smaller reporting company” within the meaning of the Securities Act, and if New Ocean Biomedical takes advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make New Ocean Biomedical’s securities less attractive to investors and may make it more difficult to compare New Ocean Biomedical’s performance with other public companies.

Following the consummation of the Business Combination, New Ocean Biomedical will qualify as an “emerging growth company” within the meaning of the Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, New Ocean Biomedical may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies for as long as New Ocean Biomedical continues to be an emerging growth company, including, but not limited to, (i) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, (ii) reduced disclosure obligations regarding executive compensation in New Ocean Biomedical’s periodic reports and proxy statements and (iii) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, New Ocean Biomedical’s stockholders may not have access to certain information they may deem important. New Ocean Biomedical will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of New Ocean Biomedical common stock that is held by non-affiliates exceeds $700,000,000 as of the end of that year’s second fiscal quarter, (ii) the last day of the fiscal year in which New Ocean Biomedical has total annual gross revenue of $1,070,000,000 or more during such fiscal year (as indexed for inflation), (iii) the date on which New Ocean Biomedical has issued more than $1,000,000,000 in non-convertible debt in the prior three-year period or (iv) the last day of the fiscal year following the fifth anniversary of the date of the first sale of AHAC common stock in the AHAC IPO. Investors may find New Ocean Biomedical’s securities less attractive because New Ocean Biomedical will rely on these exemptions. AHAC cannot predict whether investors will find New Ocean Biomedical’s securities less attractive because it will rely on these exemptions. If some investors find New Ocean Biomedical’s securities less attractive as a result of its reliance on these exemptions, the trading prices of New Ocean Biomedical’s securities may be lower than they otherwise would be, there may be a less active trading market for its securities and the trading prices of its securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of New Ocean Biomedical’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, New Ocean Biomedical will qualify as a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K promulgated by the SEC. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. New Ocean Biomedical will remain a smaller reporting company for so long as the market value of its common stock held by non-affiliates is less than $250.0 million measured on the last business day of its second fiscal quarter, or its annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of its common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter. To the extent New Ocean Biomedical takes advantage of such reduced disclosure obligations, it may also make comparison of its financial statements with other public companies difficult or impossible.

The unaudited pro forma financial information included herein may not be indicative of what New Ocean Biomedical’s actual financial position or results of operations would have been.

The unaudited pro forma financial information included herein is presented for illustrative purposes only and is not necessarily indicative of what New Ocean Biomedical’s actual financial position or results of operations would have been had the Business Combination been completed on the dates indicated. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

Transfers of New Ocean Biomedical’s securities utilizing Rule 144 of the Securities Act may be limited.

A significant portion of New Ocean Biomedical’s securities are restricted from immediate resale. Holders should be aware that transfers of New Ocean Biomedical securities pursuant to Rule 144 may be limited as Rule 144 is not available, subject to certain exceptions, for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. As a result, we anticipate that holders will not be able to sell their restricted New Ocean Biomedical securities pursuant to Rule 144 without registration until one year after the Business Combination has been completed.

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Risks Related to AHAC and the Business Combination

Subsequent to the consummation of the Business Combination, New Ocean Biomedical may be required to take write-downs or write-offs, or New Ocean Biomedical may be subject to restructuring, impairment or other charges that could have a significant negative effect on New Ocean Biomedical’s financial condition, results of operations and the price of New Ocean Biomedical’s securities, which could cause you to lose some or all of your investment.

Although AHAC has conducted due diligence on Ocean Biomedical, this diligence may not surface all material issues that may be present with Ocean Biomedical’s business. Factors outside of Ocean Biomedical’s and outside of AHAC’s control may, at any time, arise. As a result of these factors, New Ocean Biomedical may be forced to later write-down or write-off assets, restructure its operations, or incur impairment or other charges that could result in New Ocean Biomedical reporting losses. Even if AHAC’s due diligence successfully identified certain risks, unexpected risks may arise, and previously known risks may materialize in a manner not consistent with AHAC’s preliminary risk analysis. Even though these charges may be non-cash items and therefore not have an immediate impact on New Ocean Biomedical’s liquidity, the fact that New Ocean Biomedical reports charges of this nature could contribute to negative market perceptions about New Ocean Biomedical or its securities. In addition, charges of this nature may cause New Ocean Biomedical to be unable to obtain future financing on favorable terms or at all.

The Sponsor and AHAC’s executive officers and directors have agreed to vote in favor of the Business Combination, regardless of how the Public Stockholders vote.

Unlike many other blank check companies in which the founders, executive officers and directors agree to vote their founder shares in accordance with the majority of the votes cast by the public stockholders in connection with an initial business combination, the Sponsor and AHAC’s executive officers and directors have agreed (and their permitted transferees will agree), pursuant to the terms of a letter agreement entered into with AHAC and, in the case of the Sponsor, the Sponsor Support Agreement, to vote any shares of AHAC Common Stock held by them in favor of the Business Combination. AHAC expects that the Sponsor and AHAC’s executive officers and directors (and their permitted transferees) will own at least approximately 20.0% of the issued and outstanding shares of AHAC Common Stock at the time of any such stockholder vote. As a result, AHAC would need 4,119,750, or 38.9% of the 10,600,000 Public Shares sold in the IPO to be voted in favor of an initial business combination in order to have AHAC’s initial business combination approved, assuming all of the outstanding shares of AHAC Common Stock vote. Assuming only the minimum number of shares representing a quorum are voted, in addition to the Founder Shares, AHAC would need 38.9% of the 10,600,000 Public Shares sold in AHAC’s IPO to be voted in favor of an initial business combination in order to have AHAC’s initial business combination approved. Accordingly, it is more likely that the necessary stockholder approval will be received than would be the case if such persons agreed to vote their shares in accordance with the majority of the votes cast by the Public Stockholders.

AHAC may not be able to consummate an initial business combination within the required time period, in which case it would cease all operations except for the purpose of winding up and it would redeem the Public Shares and liquidate.

The Sponsor and AHAC’s executive officers and directors have agreed that AHAC must complete its initial business combination by December 17, 2022 (which AHAC may extend by an additional three-month period by depositing additional funds into its Trust Account). AHAC may not be able to consummate an initial business combination within such time period. However, AHAC’s ability to complete its initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein.

If AHAC is unable to consummate its initial business combination within the required time period, it will, as promptly as reasonably possible but not more than ten business days thereafter, distribute the aggregate amount then on deposit in the Trust Account (net of taxes payable, and less up to $100,000 of interest to pay dissolution expenses), pro rata to the Public Stockholders by way of redemption and cease all operations except for the purposes of winding up of its affairs, as further described herein. This redemption of Public Stockholders from the Trust Account will be effected as required by function of AHAC’s Charter and prior to any voluntary winding up.

The transactions may not be completed on the terms or timeline currently contemplated, or at all.

The consummation of the Business Combination is subject to the satisfaction (or, if applicable, valid waiver) of various conditions, including (a) approval of the Business Combination by AHAC stockholders, (b) the absence of any legal restraint (including legal actions or proceedings pursued by U.S. state authorities in the relevant states) preventing the consummation of the transactions, (c) the expiration or termination of any applicable waiting period under the HSR Act, (d) the clearance of this proxy statement by the SEC, (e) the delivery by each party to the other party of a certificate with respect to (i) the truth and accuracy of such party’s representations and warranties as of execution of the Business Combination Agreement and as of the closing of the Business Combination and (ii) the performance by such party of covenants contained in the Business Combination Agreement and (f) other customary closing conditions. See “Business Combination Agreement — Conditions to Closing the Business Combination.” There is no guarantee that these conditions will be satisfied (or, if applicable, validly waived) in a timely manner or at all, in which case closing of the transactions may be delayed or may not occur and the benefits expected to result from the transactions may not be achieved.

If the Business Combination is not completed for any reason, the price of AHAC Common Stock may decline to the extent that the market price of such shares reflects or previously reflected positive market assumptions that the Business Combination would be completed and the related benefits would be realized. In addition, AHAC and Ocean Biomedical have expended and will continue to expend significant management time and resources and have incurred and will continue to incur significant expenses due to legal, advisory, printing and financial services fees related to the Business Combination and related transactions. Many of these expenses must be paid regardless of whether the Business Combination and related transactions are consummated. As a result of the conditions to closing of the Business Combination and related transactions, some of which are dependent upon the actions of third parties, the parties cannot provide any assurance that the Business Combination and related transactions will be consummated in a timely manner or at all.

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The Sponsor or AHAC’s directors, executive officers or advisors or their respective affiliates may elect to purchase shares from Public Stockholders, which may influence the vote on the Business Combination and reduce the public “float” of AHAC Common Stock.

The Sponsor or AHAC’s directors, executive officers or advisors or their respective affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of the Business Combination, although they are under no obligation to do so. Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of AHAC’s shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the Sponsor or AHAC’s directors, executive officers or advisors or their respective affiliates purchase shares in privately negotiated transactions from Public Stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. The purpose of such purchases could be to vote such shares in favor of the Business Combination and thereby increase the likelihood of obtaining stockholder approval of the Business Combination, where it appears that such requirement would otherwise not be met. This may result in the completion of the Business Combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of AHAC Common Stock and the number of beneficial holders of AHAC’s securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of AHAC’s securities on Nasdaq or another national securities exchange.

The nominal purchase price paid by the Sponsor for the Founder Shares may significantly dilute the implied value of the Public Shares in the event AHAC completes the Business Combination. In addition, the value of the Sponsor’s Founder Shares will be significantly greater than the amount the Sponsor paid to purchase such shares in the event AHAC completes the Business Combination, even if the Business Combination causes the trading price of New Ocean Biomedical’s common stock to materially decline.

The Sponsor invested an aggregate of $5,436,000 in AHAC, comprised of the $25,000 purchase price for the Founder Shares and the $5,411,000 purchase price for the Private Placement Warrants. The amount held in AHAC’s Trust Account was $107,249,658 as of June 30, 2022, implying a value of $10.20 per Public Share.

The following table shows the Public Stockholders’ and AHAC’s initial stockholders’ (including the Sponsor’s) investment per share and how these compare to the implied value of one share of New Ocean Biomedical common stock upon the completion of the Business Combination. The following table assumes that (i) AHAC’s valuation is $107,249,658 (which is the amount held in AHAC’s Trust Account as of June 30, 2022), (ii) no additional interest is earned on the funds held in the Trust Account, (iii) no Public Shares are redeemed in connection with the Business Combination and (iv) all Founder Shares are held by the Sponsor and independent directors upon completion of the Business Combination, and does not take into account other potential impacts on AHAC’s valuation at the time of the Business Combination such as (a) the value of AHAC’s Public Warrants and Private Placement Warrants contained, (b) the trading price of AHAC’s common stock, (c) the Business Combination transaction costs (including payment of $3,150,000 of deferred underwriting commissions), (d) any equity issued or cash paid to the Ocean Biomedical equityholders, (e) any equity issued to other third party investors, or (f) Ocean Biomedical’s business itself.

Public Shares held by Public Stockholders	10,600,000
Founder Shares held by the Sponsor and independent directors	2,625,000
Total shares of common stock	13,225,000
Total funds in trust at the Business Combination	$107,249,658
Public Stockholders’ investment per Public Share (1)	$10.00
The Sponsor’s investment per Founder Share (2)	$0.01
Implied value per share of New Ocean Biomedical common stock upon the Business Combination	$8.11

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Based on these assumptions, each share of New Ocean Biomedical common stock would have an implied value of $8.09 per share upon completion of the Business Combination, representing a 18.9% decrease from the initial implied value of $10.00 per Public Share. While the implied value of $8.11 per share upon completion of the Business Combination would represent a dilution to AHAC’s Public Stockholders, this would represent a significant increase in value for the Sponsor relative to the price it paid for each Founder Share. At $8.09 per share, the 2,625,000 shares of New Ocean Biomedical common stock that the Sponsor and AHAC’s independent directors holding Founder Shares would own upon completion of the Business Combination would have an aggregate implied value of $21,236,250. As a result, even if the trading price of New Ocean Biomedical common stock significantly declines, the value of the Founder Shares held by the Sponsor and independent directors will be significantly greater than the amount the Sponsor paid to purchase such shares. In addition, the Sponsor could potentially recoup its entire investment, inclusive of its investment in the Private Placement Warrants, even if the trading price of New Ocean Biomedical common stock after the Business Combination is as low as $2.07 per share. As a result, the Sponsor and independent directors holding Founder Shares are likely to earn a substantial profit on their investment in AHAC upon disposition of shares of New Ocean Biomedical common stock even if the trading price of New Ocean Biomedical common stock declines after AHAC completes the Business Combination. The Sponsor and independent directors holding Founder Shares may therefore be economically incentivized to complete an initial business combination with a riskier, weaker-performing or less-established target business, or on terms less favorable to the Public Stockholders, rather than liquidating AHAC. This dilution would increase to the extent that Public Stockholders seek redemptions from the Trust Account for their Public Shares.

In the event AHAC does not complete an initial business combination, the Sponsor would lose all of its capital invested, and thus may be willing to undertake a business combination that might not be favorable to the Public Stockholders.

To date, our Sponsor has invested over $5,436,000. That represents a per share price of approximately $2.07 per share. As a result, our Sponsor would earn a positive rate of return even in a scenario where our Public Stockholders would experience a negative rate of return in the post-business combination company from our initial public offering price of $10.00 per share. Additionally, the Sponsor has made an additional advance (in the form of a loan) of $1,050,000 to fund first extension of the period of time available to AHAC to consummate an initial business combination. Such advance is payable at the closing of the initial business combination. Accordingly, to recover their capital and advance to us, the Sponsor may be willing to undertake an acquisition that is not favorable to the Public Stockholders of AHAC rather than lose their investment in AHAC.

Public Stockholders who redeem their shares of AHAC Common Stock may continue to hold any Public Warrants they own, which results in additional dilution to non-redeeming holders upon exercise of the Public Warrants.

Public Stockholders who redeem their shares of AHAC Common Stock may continue to hold any Public Warrants they owned prior to redemption, which results in additional dilution to non-redeeming holders upon exercise of such Public Warrants. Assuming all redeeming Public Stockholders acquired Public Units in the IPO and continue to hold the Public Warrants that were included in the Public Units 250,000 Public Warrants would be retained by redeeming Public Stockholders with a value of $0.63 million, based on the market price of $0.12 of the Public Warrants as of June 30, 2022. As a result, the redeeming Public Stockholders would recoup their entire investment and continue to hold Public Warrants with an aggregate market value of $0.63 million, while non-redeeming Public Stockholders would suffer additional dilution in their percentage ownership and voting interest of New Ocean Biomedical upon exercise of the Public Warrants held by redeeming Public Stockholders.

AHAC’s Sponsor, executive officers and directors have potential conflicts of interest in recommending that stockholders vote in favor of approval of the Business Combination Proposal and approval of the other proposals described in this proxy statement.

When considering the AHAC Board’s recommendation that AHAC’s stockholders vote in favor of the approval of the Business Combination Proposal and the other proposals described in this proxy statement, AHAC’s stockholders should be aware that the Sponsor and certain of AHAC’s executive officers and directors have interests in the Business Combination that may be different from, or in addition to, the interests of AHAC’s stockholders generally. These interests include:

●	unless AHAC consummates a business combination, AHAC’s officers, directors and the Sponsor will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the Trust Account;

●

as a condition to the AHAC IPO, all of the Founders Shares are subject to a lock-up and would be released only if specified conditions were met. In particular, subject to certain limited exceptions, all Founders Shares would be subject to a lock up until the earlier of (A) one year after the completion of the Business Combination and (B) subsequent to the Business Combination, (x) if the closing price of the Class A common stock equals or exceeds $12.00 per unit (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination or (y) the date on which New Ocean Biomedical completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property;

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●	the Private Placement Warrants purchased by the Sponsor will be worthless if a business combination is not consummated;

●	the Sponsor has agreed that the Private Placement Warrants and the underlying securities will not be sold or transferred by it until after AHAC has completed a business combination, subject to limited exceptions;

●	the fact that Sponsor paid an aggregate of $25,000 for its Founders Shares and such securities will have a significantly higher value at the time of the Business Combination;

●	the fact that Sponsor has agreed not to redeem any of the Founders Shares in connection with a stockholder vote to approve a proposed business combination;

●	if AHAC does not complete a business combination by December 17, 2022 (which AHAC may extend by an additional three-month period by depositing additional funds into its Trust Account), the proceeds from the sale of the Private Placement Warrants will be included in the liquidating distribution to AHAC’s Public Stockholders and the Private Placement Warrants will expire worthless; and

●	if the Trust Account is liquidated, including in the event AHAC is unable to complete a business combination within the required time period, the Sponsor has agreed to indemnify AHAC to ensure that the proceeds in the Trust Account are not reduced below $10.20 per Public Share by the claims of prospective target businesses with which AHAC has entered into an acquisition agreement or claims of any third party for services rendered or products sold to AHAC, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account.

These interests may have influenced AHAC’s directors in making their recommendation that you vote in favor of the Business Combination Proposal and the other proposals described in this proxy statement.

There are risks to AHAC’s stockholders who are not affiliates of the Sponsor of becoming stockholders of New Ocean Biomedical through the Business Combination rather than acquiring securities of Ocean Biomedical directly in an underwritten public offering, including no independent due diligence review by an underwriter and conflicts of interest of the Sponsor.

Because there is no independent third-party underwriter involved in the Business Combination or the issuance of common stock in connection therewith, investors will not receive the benefit of any outside independent review of AHAC’s and Ocean Biomedical’s respective finances and operations. Underwritten public offerings of securities conducted by a licensed broker-dealer are subjected to a due diligence review by the underwriter or dealer manager to satisfy statutory duties under the Securities Act, the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”) and the national securities exchange where such securities are listed. Additionally, underwriters or dealer-managers conducting such public offerings are subject to liability for any material misstatements or omissions in a registration statement filed in connection with the public offering. As no such review will be conducted in connection with the Business Combination, AHAC’s stockholders must rely on the information in this proxy statement and will not have the benefit of an independent review and investigation of the type normally performed by an independent underwriter in a public securities offering.

In addition, the Sponsor and certain of AHAC’s executive officers and directors have interests in the Business Combination that may be different from, or in addition to, the interests of AHAC’s stockholders generally. Such interests may have influenced AHAC’s directors in making their recommendation that you vote in favor of the Business Combination Proposal and the other proposals described in this proxy statement. See “— AHAC’s Sponsor, executive officers and directors have potential conflicts of interest in recommending that stockholders vote in favor of approval of the Business Combination Proposal and approval of the other proposals described in this proxy statement,” “— The nominal purchase price paid by the Sponsor for the Founder Shares may significantly dilute the implied value of the Public Shares in the event AHAC completes an initial business combination. In addition, the value of the Sponsor’s Founder Shares will be significantly greater than the amount the Sponsor paid to purchase such shares in the event AHAC completes an initial business combination, even if the business combination causes the trading price of New Ocean Biomedical’s common stock to materially decline” and “— Certain of AHAC’s officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by AHAC and, accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.”

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Certain of AHAC’s officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by AHAC and, accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

Until AHAC consummates a business combination, it intends to engage in the business of identifying and combining with one or more businesses, subject to restrictions in the Business Combination Agreement. The Sponsor and AHAC’s officers and directors are, and may in the future become, affiliated with entities (such as operating companies or investment vehicles) that are engaged in a similar business, including other special purpose acquisition companies with a class of securities registered under the Exchange Act.

AHAC’s officers and directors also may become aware of business opportunities which may be appropriate for presentation to AHAC and the other entities to which they owe certain fiduciary or contractual duties. AHAC’s amended and restated certificate of incorporation provides that AHAC renounce its interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as AHAC’s director or officer and such opportunity is one AHAC is legally and contractually permitted to undertake and would otherwise be reasonable for AHAC to pursue, and to the extent the director or officer is permitted to refer that opportunity to AHAC without violating any legal obligation.

In the absence of the “corporate opportunity” waiver in AHAC’s charter, certain candidates would not be able to serve as an officer or director. AHAC believes it substantially benefits from having representatives who bring significant, relevant and valuable experience to AHAC’s management, and, as a result, the inclusion of the “corporate opportunity” waiver in AHAC’s amended and restated certificate of incorporation provides AHAC with greater flexibility to attract and retain the officers and directors that AHAC feels are the best candidates.

However, the personal and financial interests of AHAC’s directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. The different timelines of competing business combinations could cause AHAC’s directors and officers to prioritize a different business combination over finding a suitable acquisition target for AHAC’s business combination. Consequently, AHAC’s directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in AHAC’s stockholders’ best interest, which could negatively impact the timing for a business combination.

Deferred underwriting fees in connection with the IPO and payable at the consummation of AHAC’s initial business combination will not be adjusted to account for redemptions by AHAC’s Public Stockholders; if AHAC’s Public Stockholders exercise their redemption rights, the amount of effective total underwriting commissions as a percentage of the aggregate proceeds from the IPO will increase.

The underwriters in AHAC’s IPO are entitled to deferred underwriting commissions totaling $3,150,000 upon the consummation of AHAC’s initial business combination. Such amounts will not be adjusted to account for redemptions of Public Shares by AHAC’s Public Stockholders. Accordingly, the amount of effective total underwriting commissions as a percentage of the aggregate proceeds from the IPO will increase as the number of Public Shares redeemed increases.

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AHAC stockholders who do not redeem their shares of AHAC Common Stock will have a reduced ownership and voting interest after the Business Combination and will exercise less influence over management.

Upon the issuance of AHAC Common Stock in connection with the Business Combination, the percentage ownership of Public Stockholders who do not redeem their shares of AHAC Common Stock will be diluted. The percentage of New Ocean Biomedical’s common stock that will be owned by Public Stockholders as a group will vary based on the number of Public Shares for which the holders thereof request redemption in connection with the Business Combination. To illustrate the potential ownership percentages of Public Stockholders under different redemption levels, based on the number of issued and outstanding shares of AHAC Common Stock and Ocean Biomedical Capital Stock on December 31, 2021, and based on the AHAC Common Stock expected to be issued in the Business Combination, non-redeeming Public Stockholders, as a group, will own:

●	if there are no redemptions of Public Shares, 28.5% of New Ocean Biomedical’s common stock expected to be outstanding immediately after the Business Combination; or

●	if there are maximum redemptions of 100% of the outstanding Public Shares, 0.04% of New Ocean Biomedical’s common stock expected to be outstanding immediately after the Business Combination.

Because of this, Public Stockholders, as a group, will have less influence on the board of directors, management and policies of New Ocean Biomedical than they now have on the board of directors, management and policies of AHAC. See “Certain Agreements Related to the Business Combination — Stockholders Agreement.”

The ownership percentage with respect to New Ocean Biomedical following the Business Combination does not take into account the following potential issuances of securities, which will result in further dilution to Public Stockholders who do not redeem their Public Shares:

●	the issuance of up to 5,250,000 shares upon exercise of the Public Warrants at a price of $11.50 per share;

●	the issuance of up to 5,411,000 shares upon exercise of the Private Placement Warrants held by the Sponsor following the Business Combination at a price of $11.50 per share;

●	the issuance of up to 4,361,852 shares under the 2022 Equity Incentive Plan; and

●	the issuance of up to 2,180,926 shares under the ESPP;

if the Sponsor, or AHAC’s officers, directors or their affiliates make any working capital loans prior to the closing of the Business Combination, they may convert up to $1,500,000 of those loans into 1,500,000 warrants at a price of $1.00 per warrant.

If all such shares were issued immediately after the Business Combination, based on the number of issued and outstanding shares of AHAC Common Stock and Ocean Biomedical Capital Stock on December 31, 2021, and based on the AHAC Common Stock expected to be issued in the Business Combination, non-redeeming Public Stockholders, assuming no redemptions of Public Shares, as a group, would own 28.29% of New Ocean Biomedical’s common stock outstanding assuming all such shares were issued immediately after the Business Combination.

Unlike many blank check companies, AHAC does not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it easier for AHAC to consummate the Business Combination even if a substantial majority of AHAC’s stockholders do not agree.

Since AHAC has no specified percentage threshold for redemption contained in its amended and restated certificate of incorporation, its structure is different in this respect from the structure used by many blank check companies. Historically, blank check companies would not be able to consummate an initial business combination if the holders of such company’s public shares voted against a proposed business combination and elected to convert or redeem more than a specified maximum percentage of the shares sold in such company’s initial public offering, which percentage threshold was typically between 19.99% and 39.99%. As a result, many blank check companies were unable to complete a business combination because the number of shares voted by their public stockholders electing conversion or redemption exceeded the maximum conversion or redemption threshold pursuant to which such company could proceed with its initial business combination. As a result, AHAC may be able to consummate the Business Combination even if a substantial majority of the Public Stockholders do not agree with the Business Combination and have redeemed their shares. However, in no event will AHAC redeem Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001 upon the consummation of the Business Combination. If enough Public Stockholders exercise their redemption rights such that AHAC cannot satisfy the net tangible asset requirement, AHAC would not proceed with the redemption of Public Shares and the Business Combination, and instead may search for an alternate business combination. However, because the minimum cash requirements provided in the Business Combination Agreement may be waived by Ocean Biomedical, if AHAC did not proceed with the Business Combination in such situation, it may be in breach of its obligations under the Business Combination Agreement, which could have an adverse effect on its ability to consummate an alternate business combination.

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Public Stockholders will not have any rights or interests in funds from the Trust Account, except under certain limited circumstances. To liquidate their investment, therefore, Public Stockholders may be forced to sell their securities, potentially at a loss.

Public Stockholders are entitled to receive funds from the Trust Account only (i) in the event of a redemption to Public Stockholders prior to any winding up in the event AHAC does not consummate its initial business combination or its liquidation, (ii) if they redeem their shares in connection with an initial business combination that AHAC consummates or, (iii) if they redeem their shares in connection with a stockholder vote to amend AHAC’s amended and restated certificate of incorporation (A) to modify the substance or timing of AHAC’s obligation to redeem 100% of the Public Shares if AHAC does not complete its initial business combination within 12 months from the closing of the IPO subject to extensions in accordance with AHAC’s charter or (B) with respect to any other provision relating to AHAC’s pre-business combination activity and related stockholders’ rights. In no other circumstances will a stockholder have any right or interest of any kind to the funds in the Trust Account. Accordingly, to liquidate their investment, the Public Stockholders may be forced to sell their securities, potentially at a loss.

If third parties bring claims against AHAC, the proceeds held in the Trust Account could be reduced and the per share redemption amount received by stockholders may be less than $10.20 per share.

AHAC’s placing of funds in the Trust Account may not protect those funds from third-party claims against AHAC. Although AHAC has sought to have all vendors, service providers (other than its independent registered public accounting firm), prospective target businesses or other entities with which it does business execute agreements with AHAC waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of the Public Stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the Trust Account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against AHAC’s assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, AHAC’s management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to AHAC than any alternative.

Examples of possible instances where AHAC may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where AHAC is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with AHAC and will not seek recourse against the Trust Account for any reason. Upon redemption of AHAC’s Public Shares, if AHAC is unable to complete the Business Combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with the Business Combination, AHAC will be required to provide for payment of claims of creditors that were not waived that may be brought against AHAC within the 10 years following redemption. Accordingly, the per share redemption amount received by Public Stockholders could be less than the $10.20 per share initially held in the Trust Account, due to claims of such creditors.

The Sponsor has agreed that it will be liable to AHAC if and to the extent any claims by a third party (other than AHAC’s independent registered public accounting firm) for services rendered or products sold to AHAC, or a prospective target business with which AHAC has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (1) $10.20 per Public Share or (2) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay AHAC’s franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under AHAC’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. AHAC believes that the Sponsor’s only assets are securities of AHAC and, therefore, the Sponsor may not be able to satisfy those obligations. AHAC has not asked the Sponsor to reserve for such obligations. As a result, if any such claims were successfully made against the Trust Account, the funds available for AHAC’s initial business combination and redemptions could be reduced to less than $10.20 per Public Share. In such event, AHAC may not be able to complete its initial business combination, and its stockholders would receive such lesser amount per share in connection with any redemption of their Public Shares. None of AHAC’s officers or directors will indemnify AHAC for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

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AHAC’s directors may decide not to enforce indemnification obligations against the Sponsor, resulting in a reduction in the amount of funds in the Trust Account available for distribution to the Public Stockholders.

In the event that the proceeds in the Trust Account are reduced below $10.20 per Public Share and the Sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, AHAC’s independent directors would determine whether to take legal action against the Sponsor to enforce such indemnification obligations. It is possible that AHAC’s independent directors in exercising their business judgment may choose not to do so in any particular instance. If AHAC’s independent directors choose not to enforce these indemnification obligations, the amount of funds in the Trust Account available for distribution to Public Stockholders may be reduced below $10.20 per Public Share.

AHAC’s stockholders may be held liable for claims by third parties against AHAC to the extent of distributions received by them.

AHAC’s amended and restated certificate of incorporation provides that AHAC will continue in existence only until 12 months from the closing of the IPO (subject to extensions upon deposit of monies into the Trust Account for a period of 18 months and otherwise in accordance with AHAC’s charter). As promptly as reasonably possible following the redemptions AHAC is required to make to the Public Stockholders in such event, subject to the approval of AHAC’s remaining stockholders and board of directors, AHAC would dissolve and liquidate, subject to its obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. AHAC cannot assure you that it will properly assess all claims that may be potentially brought against it. As such, AHAC’s stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of AHAC’s stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, AHAC cannot assure you that third parties will not seek to recover from AHAC’s stockholders amounts owed to them by AHAC.

If AHAC is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against AHAC which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by AHAC’s stockholders. Furthermore, because AHAC intends to distribute the proceeds held in the Trust Account to the Public Stockholders promptly after expiration of the time AHAC has to complete an initial business combination, this may be viewed or interpreted as giving preference to the Public Stockholders over any potential creditors with respect to access to or distributions from AHAC’s assets. Furthermore, the AHAC Board may be viewed as having breached their fiduciary duties to AHAC’s creditors and/or may have acted in bad faith, and thereby exposing itself and AHAC to claims of punitive damages, by paying Public Stockholders from the Trust Account prior to addressing the claims of creditors. AHAC cannot assure you that claims will not be brought against AHAC for these reasons.

AHAC may amend the terms of the Public Warrants in a manner that may be adverse to holders with the approval by the holders of at least a majority of the then outstanding Public Warrants.

The Public Warrants were issued in registered form under the AHAC Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and AHAC. The AHAC Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision but requires the approval by the holders of at least a majority of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders. Accordingly, AHAC may amend the terms of the Public Warrants in a manner adverse to a holder if holders of at least a majority of the then outstanding Public Warrants approve of such amendment. Although AHAC’s ability to amend the terms of the Public Warrants with the consent of a majority of the then outstanding Public Warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the Public Warrants, convert the Public Warrants into stock or cash, shorten the exercise period or decrease the number of warrant shares issuable upon exercise of a Public Warrant.

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New Ocean Biomedical may redeem your unexpired Public Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your Public Warrants worthless.

New Ocean Biomedical will have the ability to redeem outstanding Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of AHAC Common Stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date New Ocean Biomedical gives notice of redemption. If and when the Public Warrants become redeemable by New Ocean Biomedical, New Ocean Biomedical may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding Public Warrants could force you (i) to exercise your Public Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your Public Warrants at the then-current market price when you might otherwise wish to hold your Public Warrants or (iii) to accept the nominal redemption price which, at the time the outstanding Public Warrants are called for redemption, is likely to be substantially less than the market value of your Public Warrants. None of the Private Placement Warrants will be redeemable by New Ocean Biomedical so long as they are held by their initial purchasers or their permitted transferees.

If we do not file and maintain a current and effective proxy statement relating to the common stock issuable upon exercise of the warrants, holders will only be able to exercise such warrants on a “cashless basis.”

If we do not file and maintain a current and effective prospectus relating to the New Ocean Biomedical common stock issuable upon exercise of the warrants at the time that holders wish to exercise such warrants, they will only be able to exercise them on a “cashless basis” provided that an exemption from registration is available. As a result, the number of shares of New Ocean Biomedical common stock that holders will receive upon exercise of the warrants will be fewer than it would have been had such holder exercised its warrant for cash. Further, if an exemption from registration is not available, holders would not be able to exercise on a cashless basis and would only be able to exercise their warrants for cash if a current and effective proxy statement relating to the New Ocean Biomedical common stock issuable upon exercise of the warrants is available. Under the terms of certain warrant agreements, we have agreed to use its best efforts to meet these conditions and to file and maintain a current and effective proxy statement relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that it will be able to do so. If we are unable to do so, the potential “upside” of the holder’s investment in New Ocean Biomedical may be reduced or the warrants may expire worthless.

Even if the Company consummates the Business Combinations, there is no guarantee that the Public Warrants will ever be in the money, and they may expire worthless and the terms of warrants may be amended.

The exercise price for the Public Warrants is $11.50 per share of Common Stock. There is no guarantee that the public warrants will ever be in the money prior to their expiration, and as such, the Public Warrants may expire worthless.

In addition, the Company’s Public Warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and the Company. The warrant agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding Public Warrants to make any other change. Accordingly, the Company may amend the terms of the Public Warrants in a manner adverse to a holder if holders of at least 65% of the then outstanding Public Warrants approve of such amendment. Although the Company’s ability to amend the terms of the Public Warrants with the consent of at least 65% of the then outstanding Public Warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the Public Warrants, shorten the exercise period or decrease the number of shares and their respective affiliates and associates have of Common Stock purchasable upon exercise of a Public Warrant.

The exercise price for our Public Warrants is higher than in many similar blank check company offerings in the past, and, accordingly, the Public Warrants are more likely to expire worthless.

The exercise price of our Public Warrants is higher than is typical with many similar blank check companies in the past. Historically, with regard to units offered by blank check companies, the exercise price of a public warrant was generally a fraction of the purchase price of the units in the initial public offering. The exercise price for our Public Warrants is $11.50 per share, subject to adjustment as provided therein. As a result, the Public Warrants are less likely to ever be in the money and more likely to expire worthless.

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Public Warrants will become exercisable for the New Ocean Biomedical common stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

Our Public Warrants are exercisable for 5,250,000 shares of common stock as part of our IPO at $11.50 per share. The additional shares of our common stock issued upon exercise of our Public Warrants will result in dilution to the then existing holders of our common stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our common stock.

The Excise Tax included in the Inflation Reduction Act of 2022 may decrease the value of our securities following the Business Combination or decrease the amount of funds available for distribution in connection with a liquidation.

On August 16, 2022, President Biden signed into law the Inflation Reduction Act of 2022, which, among other things, imposes a 1% excise tax on the fair market value of stock repurchased by a U.S. corporation beginning in 2023, with certain exceptions (the “Excise Tax”). Because we are a Delaware corporation and our securities trade on Nasdaq following the date of this proxy statement, we are a “covered corporation” within the meaning of the Inflation Reduction Act. While not free from doubt, it is possible that the Excise Tax will apply to any redemptions of our common stock after December 31, 2022, including redemptions in connection with the Business Combination, unless an exemption is available. Issuances of securities in connection with the Backstop Agreements and ELOC at the time of the Business Combination are expected to reduce the amount of Excise Tax in connection with redemptions at such time. The number of securities redeemed may exceed the number of securities issued under the Backstop Agreements and ELOC, however, the amount of Excise Tax could be substantial. Consequently, the value of your investment in our securities may decrease as a result of the Excise Tax. Further, the application of the Excise Tax in the event of a liquidation is uncertain, and the proceeds held in the Trust Account could be subject to the Excise Tax, in which case the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced and we cannot ensure you that the amount in the Trust Account will not be substantially less than $10.00 per public share including as a result of the Excise Tax.

We have not registered the shares of our common stock issuable upon exercise of the Public Warrants under the Securities Act or any state securities laws at this time, and such registration may not be in place when an investor desires to exercise Public Warrants, thus precluding such investor from being able to exercise its Public Warrants except on a cashless basis and potentially causing such Public Warrants to expire worthless.

We have not registered the shares of common stock issuable upon exercise of the Public Warrants under the Securities Act or any state securities laws at this time. However, under the terms of the warrant agreement, we have agreed that as soon as practicable, but in no event later than 15 business days after the closing of our initial business combination, we will use our best efforts to file with the SEC a registration statement for the registration under the Securities Act of the shares of common stock issuable upon exercise of the warrants and thereafter will use our best efforts to cause the same to become effective within 60 business days following our initial business combination and to maintain a current proxy statement relating to the common stock issuable upon exercise of the Public Warrants, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or proxy statement, the financial statements contained or incorporated by reference therein are not current or correct or the SEC issues a stop order. If the shares issuable upon exercise of the Public Warrants are not registered under the Securities Act, we will be required to permit holders to exercise their Public Warrants on a cashless basis. However, no Public Warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their Public Warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder or an exemption from registration is available. Notwithstanding the above, if our common stock is at the time of any exercise of a Public Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their Public Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In no event will we be required to net cash settle any Public Warrant, or issue securities or other compensation in exchange for the Public Warrants in the event that we are unable to register or qualify the shares underlying the Public Warrants under applicable state securities laws and there is no exemption available. If the issuance of the shares upon exercise of the Public Warrants is not so registered or qualified or exempt from registration or qualification, the holder of such Public Warrant shall not be entitled to exercise such Public Warrant and such Public Warrant may have no value and expire worthless. In such event, holders who acquired their Public Warrants as part of a purchase of public units will have paid the full unit purchase price solely for the shares of common stock included in the public units. If and when the Public Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. We will use our best efforts to register or qualify such shares of common stock under the blue sky laws of the state of residence in those states in which the warrants were offered by us in the IPO. However, there may be instances in which holders of our Public Warrants may be unable to exercise such Public Warrants but holders of our private warrants may be able to exercise such private warrants.

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AHAC will require Public Stockholders who wish to redeem their shares of AHAC Common Stock in connection with the Business Combination to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights.

AHAC will require the Public Stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to AHAC’s transfer agent prior to the expiration date set forth in the tender offer documents mailed to such holders, or in the event AHAC distributes proxy materials, up to two business days prior to the vote on the proposal to approve the Business Combination, or to deliver their shares to the transfer agent electronically using DTC’s DWAC System, at the holder’s option. To obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and AHAC’s transfer agent will need to act to facilitate this request. It is AHAC’s understanding that stockholders should generally allot at least one week to obtain physical certificates from the transfer agent. However, because AHAC does not have any control over this process or over the brokers or DTC, it may take significantly longer than one week to obtain a physical stock certificate. While AHAC has been advised that it takes a short time to deliver shares through the DWAC System, this may not be the case. Under AHAC’s bylaws, it is required to provide at least 10 days’ advance notice of any stockholder meeting, which would be the minimum amount of time a stockholder would have to determine whether to exercise redemption rights. Accordingly, if it takes longer than AHAC anticipates for stockholders to deliver their shares, stockholders who wish to redeem may be unable to meet the deadline for exercising their redemption rights and thus may be unable to redeem their shares. In the event that a stockholder fails to comply with the various procedures that must be complied with to validly tender or redeem Public Shares, its shares may not be redeemed.

Additionally, despite AHAC’s compliance with the proxy rules, stockholders may not become aware of the opportunity to redeem their shares.

There is some uncertainty regarding the U.S. federal income tax consequences to holders of AHAC Common Stock who elect to exercise their redemption rights.

There is some uncertainty regarding the U.S. federal income tax consequences to holders of AHAC Common Stock who exercise their redemption rights. The uncertainty of tax consequences relates primarily to the individual circumstances of the taxpayer and include (i) whether the redemption results in a distribution or a sale taxable as capital gain, and (ii) whether such capital gain, if applicable, is “long-term” or “short-term.” Whether the redemption qualifies for sale treatment will depend largely on whether the holder owns (or is deemed to own) any shares of AHAC Common Stock following the redemption, and if so, the total number of shares of AHAC Common Stock held by the holder both before and after the redemption relative to all shares of AHAC Common Stock outstanding both before and after the redemption. The redemption generally will be treated as a sale, rather than a distribution, if the redemption (i) is “substantially disproportionate” with respect to the holder, (ii) results in a “complete termination” of the holder’s interest in AHAC or (iii) is “not essentially equivalent to a dividend” with respect to the holder. Due to the personal and subjective nature of certain of such tests and the absence of clear guidance from the Internal Revenue Service (the “IRS”), there is uncertainty as to whether a holder who elects to exercise its redemption rights will be taxed on any gain from the redemption as ordinary income or capital gain. See the section entitled “Shareholder Proposal No. 1: The Business Combination Proposal – Certain Material U.S. Federal Income Tax Considerations of the Redemption.”

AHAC or New Ocean Biomedical may be the target of securities class action and derivative lawsuits which could result in substantial costs and may delay or prevent the Business Combination from being completed.

Securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into merger or business combination agreements. Even if the lawsuits are without merit, defending against these claims can result in substantial costs and divert management time and resources. An adverse judgment could result in monetary damages, which could have a negative impact on AHAC’s or Ocean Biomedical’s liquidity and financial condition. Additionally, if a plaintiff is successful in obtaining an injunction prohibiting completion of the Business Combination, then that injunction may delay or prevent the Business Combination from being completed, which may adversely affect AHAC’s or Ocean Biomedical’s or, if the Business Combination is completed but delayed, New Ocean Biomedical’s business, financial position and results of operations. Neither AHAC nor Ocean Biomedical can predict whether any such lawsuits will be filed.

New Ocean Biomedical may be subject to securities litigation, which is expensive and could divert management attention.

Following the Business Combination, New Ocean Biomedical’s share price may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities litigation, including class action litigation. New Ocean Biomedical may be the target of this type of litigation in the future. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could have a material adverse effect on New Ocean Biomedical’s business, financial condition, and results of operations. Any adverse determination in litigation could also subject New Ocean Biomedical to significant liabilities.

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SPECIAL MEETING IN LIEU OF THE 2022 ANNUAL MEETING OF COMPANY STOCKHOLDERS

General

AHAC is furnishing this proxy statement to its stockholders as part of the solicitation of proxies by the AHAC Board for use at the Special Meeting to be held on [●], 2022 and at any adjournment or postponement thereof. This proxy statement provides AHAC’s stockholders with information they need to know to be able to vote or direct their vote to be cast at the Special Meeting.

Date, Time and Place

The Special Meeting will be held on [●], 2022, at [●], as a virtual meeting. You will be able to attend the Special Meeting online, vote and submit your questions during the Special Meeting via a live webcast available at [●].

Purpose of the Special Meeting

At the Special Meeting, AHAC is asking holders of its Class A common stock:

●	To consider and vote upon the Business Combination Proposal;

●	To consider and vote upon the Charter Amendment Proposal;

●	To consider and vote upon the Nasdaq Proposal;

●	To consider and vote upon the Incentive Plan Proposal;

●	To consider and vote upon the Employee Stock Purchase Plan Proposal;

●	To consider and vote upon the Election of Directors Proposal; and

●	To consider and vote upon the Adjournment Proposal, if presented at the Stockholders Meeting.

Recommendation of the AHAC Board

The AHAC Board has unanimously determined that each of the Proposals is fair to and in the best interests of AHAC and its stockholders, and has unanimously approved such Proposals. The Board unanimously recommends that stockholders:

●	vote “FOR” the Business Combination Proposal;

●	vote “FOR” the Charter Amendment Proposal;

●	vote “FOR” the Nasdaq Proposal;

●	vote “FOR” the Incentive Plan Proposal;

●	vote “FOR” the Employee Stock Purchase Plan Proposal;

●	vote “FOR” the Election of Directors Proposal; and

●	vote “FOR” the Adjournment Proposal, if presented at the Stockholders Meeting.

When you consider the recommendation of the AHAC Board in favor of approval of the Proposals, you should keep in mind that the Sponsor (including certain members of the Sponsor), and certain of AHAC’s directors and executive officers may have interests in the Business Combination that are different from or in addition to (or which may conflict with) your interests as a stockholder. These interests include, among other things:

●	unless AHAC consummates a business combination, AHAC’s officers, directors and the Sponsor will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the Trust Account;

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●	as a condition to the IPO, all of the Founders Shares are subject to a lock-up and would be released only if specified conditions were met. In particular, subject to certain limited exceptions, all Founders Shares would be subject to a lock up until the earlier of (A) one year after the completion of AHAC’s Business Combination and (B) subsequent to the Business Combination, (x) if the closing price of the Class A common stock equals or exceeds $12.00 per unit (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination or (y) the date on which AHAC completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property;

●	the Private Placement Warrants purchased by the Sponsor will be worthless if a business combination is not consummated;

●	the Sponsor has agreed that the Private Placement Warrants and the underlying securities will not be sold or transferred by it until after AHAC has completed a business combination, subject to limited exceptions;

●	the fact that Sponsor paid an aggregate of $25,000 for its Founders Shares and such securities will have a significantly higher value at the time of the Business Combination;

●	the fact that Sponsor has agreed not to redeem any of the Founders Shares in connection with a stockholder vote to approve a proposed business combination;

●

if AHAC does not complete a business combination by December 17, 2022 (which AHAC may extend by an additional three-month period by depositing additional funds into its Trust Account), the proceeds from the sale of the Private Placement Warrants will be included in the liquidating distribution to AHAC’s Public Stockholders and the Private Placement Warrants will expire worthless; and

●	if the Trust Account is liquidated, including in the event AHAC is unable to complete a business combination within the required time period, the Sponsor has agreed to indemnify AHAC to ensure that the proceeds in the Trust Account are not reduced below $10.20 per Public Share by the claims of prospective target businesses with which AHAC has entered into an acquisition agreement or claims of any third party for services rendered or products sold to AHAC, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account.

Voting Power; Record Date

You will be entitled to vote or direct votes to be cast at the Special Meeting if you owned shares of AHAC Common Stock at the close of business on [●], 2022 which is the Record Date. You are entitled to one vote for each share of AHAC Common Stock that you owned as of the close of business on the Record Date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the Record Date, there were 13,225,000 shares of AHAC Common Stock outstanding, of which 10,600,000 are Public Shares and 2,625,000 are Founder Shares held by the Sponsor.

Vote of the Sponsor, Directors and Officers

In connection with the IPO, AHAC entered into agreements with each of its Sponsor, directors and officers pursuant to which each agreed to vote any shares of Common Stock owned by it in favor of the Business Combination and for all other Proposals presented at the Special Meeting. These agreements apply to the Sponsor as it relates to the Founders Shares and any Placement Shares and the requirement to vote such shares in favor of the Business Combination and for all other Proposals presented to AHAC stockholders in this proxy statement.

AHAC’s Sponsor, directors and officers and Sponsor have waived any redemption rights, including with respect to shares of Class A Common Stock issued or purchased in the IPO or in the aftermarket, in connection with Business Combination. The Founder Shares have no redemption rights upon AHAC’s liquidation and will be worthless if no business combination is effected by AHAC by December 17, 2022 (which AHAC may extend by an additional three-month period by depositing additional funds into its Trust Account).

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Quorum and Required Vote for Proposals

A quorum of AHAC stockholders is necessary to hold a valid meeting. A quorum will be present at the Special Meeting if a majority of the Common Stock outstanding and entitled to vote at the Special Meeting is represented in person or by proxy at the Special Meeting.

The approval of the Business Combination and the Charter Amendment Proposal requires the affirmative vote of a majority of the issued and outstanding AHAC Common Stock as of the Record Date for the Special Meeting. The approval of the Nasdaq Proposal, the Incentive Plan Proposal and the Employee Stock Purchase Plan Proposal each require the affirmative vote of the holders of a majority of the shares of AHAC Common Stock cast by the stockholders represented in person or by proxy and entitled to vote thereon at the Special Meeting. Under the AHAC Charter, the election of directors under the Election of Directors Proposal requires a plurality vote of the Class A and Class B shares, voting together as a single class, present in person (which would include presence at a virtual meeting) or represented by proxy and entitled to vote at the Stockholders Meeting. This means that a director nominee will be elected if such director receives more affirmative votes than any other nominee for the same position.

If the Business Combination is not approved, the Nasdaq Proposal, the Charter Amendment Proposals, the Incentive Plan Proposal, the Adoption of an Employee Stock Purchase Plan Proposal and Election of Directors Proposal will not be presented to the AHAC stockholders for a vote. The approval of the Business Combination Proposal, Charter Amendment Proposal, the Nasdaq Proposal, the Incentive Plan Proposal, the Employee Stock Purchase Plan Proposal, and the Election of Directors Proposal are preconditions to the consummation of the Business Combination. The Charter Amendment Proposal, Nasdaq Proposal, the Incentive Plan Proposal, the Employee Stock Purchase Plan Proposal and the Election of Directors Proposal are conditioned on the approval of the Business Combination (and the Business Combination is conditioned on the approval of foregoing Proposals).

It is important for you to note that in the event the Business Combination does not receive the requisite vote for approval, then AHAC will not consummate the Business Combination. If AHAC does not consummate the Business Combination and fails to complete an initial business combination by December 17, 2022 (which AHAC may extend by an additional three-month period by depositing additional funds into its Trust Account), AHAC will be required to dissolve and liquidate its Trust Account by returning the then remaining funds in such account to the Public Stockholders.

Abstentions and Broker Non-Votes

Abstentions will be counted in connection with the determination of whether a valid quorum is established and will have the same effect as a vote “AGAINST” the Proposals. Accordingly, a failure to vote by proxy or to vote in person or an abstention from voting with regard to the Proposals will have the same effect as a vote “AGAINST” the Business Combination and the Charter Amendment Proposal and if a valid quorum is otherwise established, it will have no effect on the outcome of the vote on the Nasdaq Proposal, the Incentive Plan Proposal, the Employee Stock Purchase Plan Proposal and the Election of Directors Proposal. Broker non-votes will not be counted as present for the purposes of establishing a quorum and will have no effect on any of the Proposals.

Voting Your Shares

Each share of AHAC Common Stock that you own in your name entitles you to one vote. If you are a record owner of your shares, there are two ways to vote your shares of AHAC Common Stock at the Special Meeting:

●	You Can Vote By Signing and Returning the Enclosed Proxy Card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by the AHAC Board “FOR” the Business Combination Proposal, the Charter Amendment Proposal, the Nasdaq Proposal, the Incentive Plan Proposal, the Employee Stock Purchase Plan Proposal and the Election of Directors Proposal. Votes received after a matter has been voted upon at the Special Meeting will not be counted.

●	You can vote in person at the Special Meeting.

If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. If you wish to attend the meeting and vote in person and your shares are held in “street name,” you must obtain a legal proxy from your broker, bank or nominee. That is the only way AHAC can be sure that the broker, bank or nominee has not already voted your shares.

Revoking Your Proxy

If you are a record owner of your shares and you give a proxy, you may change or revoke it at any time before it is exercised by doing any one of the following:

●	you may send another proxy card with a later date; or

●	you may notify AHAC’s secretary in writing before the Special Meeting that you have revoked your proxy.

If your shares are held in “street name” or are in a margin or similar account, you should contact your broker for information on how to change or revoke your voting instructions.

Who Can Answer Your Questions About Voting Your Shares

If you are a stockholder and have any questions about how to vote or direct a vote in respect of your AHAC Common Stock, you may call Alliance Advisors, LLC, AHAC’s proxy solicitor, at 877-777-6017.

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No Additional Matters May Be Presented at the Special Meeting

The Special Meeting has been called only to consider the approval of the Proposals. Under AHAC’s bylaws, other than procedural matters incident to the conduct of the Special Meeting, no other matters may be considered at the Special Meeting if they are not included in this proxy statement, which serves as the notice of the Special Meeting.

Redemption Rights

Pursuant to the AHAC Charter, any holders of Public Shares may demand that such shares be redeemed in exchange for a pro rata share of the aggregate amount on deposit in the Trust Account, less franchise and income taxes payable, calculated as of two (2) business days prior to the consummation of the Business Combination. If demand is properly made and the Business Combination is consummated, these shares, immediately prior to the Business Combination, will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account which holds the proceeds of the IPO (calculated as of two (2) business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account and not previously released to it to pay the Company’s franchise and income taxes). For illustrative purposes, based on funds in the Trust Account of approximately $107.3 million on June 30, 2022, the estimated per share redemption price would have been approximately $10.20.

In order to exercise your redemption rights, you must:

●	affirmatively vote either for or against the Business Combination Proposal;

●	check the box on the enclosed proxy card to elect redemption;

●	check the box on the enclosed proxy card marked “Stockholder Certification” if you are not acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) with any other stockholder with respect to shares of Common Stock;

●	prior to 5:00 PM Eastern time on [●], 2022 (two (2) business days before the Special Meeting), tender your shares physically or electronically and submit a request in writing that we redeem your Public Shares for cash to Continental Stock Transfer & Trust Company, AHAC’s Transfer Agent, at the following address:

Continental Stock Transfer & Trust Company

One State Street Plaza, 30 Floor

New York, New York 10004

Attn: Francis Wolf

E-mail: fwolf@continentalstock.com

and

●	deliver your Public Shares either physically or electronically through DTC to AHAC’s Transfer Agent at least two (2) business days before the Special Meeting. Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the Transfer Agent and time to effect delivery. It is AHAC’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, AHAC does not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically. If you do not submit a written request and deliver your Public Shares as described above, your shares will not be redeemed.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests (and submitting shares to the Transfer Agent) and thereafter, with AHAC’s consent, until the vote is taken with respect to the Business Combination. If you delivered your shares for redemption to AHAC’s Transfer Agent and decide within the required timeframe not to exercise your redemption rights, you may request that AHAC’s Transfer Agent return the shares (physically or electronically). You may make such request by contacting AHAC’s Transfer Agent at the phone number or address listed above.

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Prior to exercising redemption rights, stockholders should verify the market price of AHAC Common Stock as they may receive higher proceeds from the sale of their Common Stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. We cannot assure you that you will be able to sell your shares of AHAC Common Stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in AHAC Common Stock when you wish to sell your shares.

If you exercise your redemption rights, your shares of AHAC Common Stock will cease to be outstanding immediately prior to the Business Combination and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account. You will no longer own those shares and will have no right to participate in, or have any interest in, the future growth of Ocean Biomedical, if any. You will be entitled to receive cash for these shares only if you properly and timely demand redemption.

If the Business Combination is not approved and AHAC does not consummate an initial business combination by December 17, 2022 (which AHAC may extend by an additional three-month period by depositing additional funds into its Trust Account), AHAC will be required to dissolve and liquidate its Trust Account by returning the then remaining funds in such account to the Public Stockholders and Warrants will expire worthless.

Appraisal Rights

AHAC stockholders do not have appraisal rights in connection with the Business Combination or the other Proposals.

Proxy Solicitation

AHAC is soliciting proxies on behalf of its Board. This solicitation is being made by mail but also may be made by telephone or in person. AHAC and its directors, officers and employees may also solicit proxies in person.

AHAC has hired [●] to assist in the proxy solicitation process. AHAC will pay [●] its customary fee plus disbursements.

AHAC will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. AHAC will reimburse them for their reasonable expenses.

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SHAREHOLDER PROPOSAL NO. 1: THE BUSINESS COMBINATION PROPOSAL

General

Holders of AHAC Common Stock are being asked to approve and adopt the Business Combination Agreement and the transactions contemplated thereby, including the Business Combination. AHAC stockholders should carefully read this proxy statement in its entirety for more detailed information concerning the Business Combination Agreement. The Business Combination Agreement is attached as Annex A to this proxy statement. Please see the sections entitled “Shareholder Proposal No. 1: The Business Combination Proposal — The Business Combination Agreement” and “Shareholder Proposal No. 1: The Business Combination Proposal — General Description of the Business Combination Agreement” below for additional information and a summary of certain terms of the Business Combination Agreement. You are urged to carefully read the Business Combination Agreement in its entirety before voting on this proposal.

Because AHAC is holding a stockholder vote on the Business Combination, AHAC may consummate the Business Combination only if it is approved by a majority of the shares present or represented by proxy and entitled to vote at a meeting as of the Record Date for the Special Meeting.

The Business Combination Agreement

The subsections that follow this subsection describe the material provisions of the Business Combination Agreement, but do not purport to describe all of the terms of the Business Combination Agreement. The following summary is qualified in its entirety by reference to the complete text of the Business Combination Agreement, a copy of which is attached as Annex A, which is incorporated herein by reference. Stockholders and other interested parties are urged to read the Business Combination Agreement in its entirety carefully, as amended (and, if appropriate, with the advice of financial and legal counsel), because it is the primary legal document that governs the Business Combination.

The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Business Combination Agreement or other specific dates, which may be updated prior to the Closing of the Business Combination. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Business Combination Agreement. The representations, warranties and covenants in the Business Combination Agreement are also modified in important part by the disclosure schedules attached thereto which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders. The disclosure schedules were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that the disclosure schedules contain information that is material to an investment decision.

General Description of the Business Combination Agreement

On August 31, 2022, AHAC entered into an Agreement and Plan of Merger (the “Business Combination Agreement”), by and among AHAC Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of AHAC (“Merger Sub”), Ocean Biomedical, Inc., a Delaware corporation (“Ocean Biomedical”), Aesther Healthcare Sponsor, LLC, (“Sponsor”) in its capacity as Purchaser Representative, and Dr. Chirinjeev Kathuria, in his capacity as Seller Representative, pursuant to which at the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”), Merger Sub will merge with and into Ocean Biomedical (the “Merger”), with Ocean Biomedical continuing as the surviving corporation and wholly-owned subsidiary of AHAC. AHAC will change its name to Ocean Biomedical, Inc. at the Closing (collectively, the “Business Combination”). We refer to AHAC and its consolidated subsidiaries following the Business Combination as “New Ocean Biomedical.”

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Merger Consideration

As consideration for the Merger, the holders of Ocean Biomedical’s securities collectively shall be entitled to receive from AHAC, in the aggregate, a number of shares of New Ocean Biomedical common stock (with a per-share value of $10.00) with an aggregate value equal to (a) $240 Million U.S. Dollars ($240,000,000) minus (b) the amount, if any, by which the net working capital is less than negative $500,000, plus (c) the amount, if any, by which the net working capital exceeds $500,000 (but not less than zero), minus (d) the amount, if any, by which the closing net debt exceeds $1,500,000, minus (e) the amount, if any, by which Ocean Biomedical’s transaction expenses exceed $6,000,000. In addition, holders of Ocean Biomedical’s securities shall also be entitled to receive from New Ocean Biomedical, in the aggregate, an additional 19,000,000 shares of New Ocean Biomedical common stock (the “Earnout Shares”) as follows: (a) in the event that the VWAP of New Ocean Biomedical exceeds $15.00 per share for twenty (20) out of any thirty (30) consecutive trading days beginning on the closing date of the Business Combination until the 36-month anniversary of the closing date, the holders of Ocean Biomedical securities pre-Closing shall be entitled to receive an additional 5,000,000 shares of New Ocean Biomedical common stock, (b) in the event that the VWAP of New Ocean Biomedical exceeds $17.50 per share for twenty (20) out of any thirty (30) consecutive trading days beginning on the closing date of the Business Combination until the 36-month anniversary of the closing date, the holders of Ocean Biomedical securities pre-Closing shall be entitled to receive an additional 7,000,000 shares of New Ocean Biomedical common stock and (c) in the event that the VWAP of New Ocean Biomedical exceeds $20.00 per share for twenty (20) out of any thirty (30) consecutive trading days beginning on the closing date of the Business Combination until the 36-month anniversary of the closing date, the holders of Ocean Biomedical securities pre-Closing shall be entitled to receive an additional 7,000,000 shares of New Ocean Biomedical common stock. In addition, for each issuance of Earnout Shares, New Ocean Biomedical will also issue to Sponsor an additional 1,000,000 shares of New Ocean Biomedical common stock.

Extension Share Award

Sponsor will be entitled to receive from AHAC at Closing, in the aggregate, (i) a number of shares of AHAC Class A common stock with an aggregate value equal to the amount Sponsor contributed to the Trust Account as part of obtaining one (1) or two (2) three-month extensions beyond the September 17, 2022 deadline to complete an initial business combination, with each share valued at $10.00 plus (ii) 500,000 additional shares of AHAC Class A common stock (collectively, an “Extension Share Award”). The Sponsor has exercised one such three month extension to December 17, 2022 to date.

Warrant Conversion

Ocean Biomedical’s lender, Second Street Capital, LLC, has warrants for 450,000 shares of Ocean Biomedical common stock (“Ocean Warrants”). As a condition to closing the Business Combination, AHAC shall issue Second Street Capital, LLC a warrant for a number of shares of New Ocean Biomedical common stock equal to the economic value of the Ocean Warrants (a “Converted Ocean Warrant”) in exchange for the termination of the Ocean Warrants.

Post-Business Combination Ownership of Ocean Biomedical

The ownership of New Ocean Biomedical immediately following the Business Combination will be as follows:

	Share ownership in New Ocean Biomedical(2)
	Pro Forma Combined (Assuming No Redemptions Scenario)		Pro Forma Combined (Assuming Maximum Redemptions Scenario)(1)
Stockholder	Shares	%	Shares	%
Former Ocean Biomedical equity holders	24,000,000	64.5%	24,000,000	72.0%
AHAC Public Stockholders	10,600,000	28.5%	100,000	0.3%
AHAC Sponsor(s)	2,625,000	7.0%	2,625,000	7.9%
Vellar Opportunity Fund SPV LLC – Series 3	-	-%	3,300,000	9.9%
Meteora	-	-%	3,300,000	9.9%
	37,225,000	100.0%	33,325,000	100.0%

(1)	Assumes Illustrative Maximum Redemptions of 10,500,000 Public Shares of AHAC common stock in connection with the Business Combination, which represents the maximum number of redemptions that may occur without a shortfall of cash while still satisfying the conditions to the Business Combination. For a description of the Maximum Redemption Scenario, see “Summary Unaudited Pro Forma Condensed Combined Financial Information.”

(2)

Excludes (a) an estimated 5,250,000 shares underlying the Public Warrants beneficially held by the AHAC Public Stockholders, (b) 5,411,000 shares underlying the Private Placement Warrants, and (c) 450,000 shares underlying the Converted Ocean Warrant.

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The “Maximum Redemption Scenario” assumes that AHAC Public Stockholders exercise redemption rights with respect to outstanding shares of AHAC Class A common stock, which is the maximum amount of redemptions, without a shortfall of cash, while still satisfying the requirement that AHAC having cash and cash equivalents (including funds remaining in the Trust Accounts after giving effect to Redemptions), net of AHAC’s and Ocean Biomedical’s unpaid transaction expenses, of at least Fifty Million Dollars ($50,000,000). There can be no assurance regarding which scenario will be closest to the actual results.

In addition, upon consummation of the Business Combination, there will be outstanding an aggregate of 5,250,000 Public Warrants and 5,411,000 Private Placement Warrants held by our Sponsor. Each of our outstanding whole warrants is exercisable commencing 30 days following the Closing for one share of AHAC Class A common stock. Therefore, as of the date of this proxy statement, if we assume that each outstanding whole warrant is exercised and one share of AHAC Class A common stock is issued as a result of such exercise, with payment to AHAC of the exercise price of $11.50 per whole warrant for one whole share, our fully-diluted share capital would increase by a total of 10,661,000 shares, with approximately $122,601,500 million paid to us to exercise the warrants, assuming cash exercise.

The numbers of shares and percentage interests set forth in the above table under either redemption scenario do not take into account (i) potential future exercises of up to 5,250,000 Public Warrants and up to 5,411,000 Private Placement Warrants, which will remain outstanding immediately following the Business Combination and may be exercised thereafter at an exercise price of $11.50 (commencing 30 days after the Closing of the Business Combination), (ii) up to [●] shares issuable pursuant to the Ocean Biomedical 2022 Equity Incentive Plan proposed in Shareholder Proposal No. 4: The Incentive Plan Proposal, (iii) up to 150,000 units if the Sponsor elects to convert any working capital loan into units prior to the closing of the Business Combination in an amount up to $1,500,000 (no such loans have been made to date) and (iv) up to [●] shares issuable pursuant to the Ocean Biomedical 2022 Employee Stock Purchase Plan proposed in Shareholder Proposal No. 5: The Employee Stock Purchase Plan Proposal. The exercise, issuance or vesting of any of these shares could have a dilutive effect on those of our stockholders who do not elect to redeem their shares. If all such shares were issued immediately after the Business Combination, based on the number of issued and outstanding shares of AHAC common stock, non-redeeming Public Stockholders, as a group, would own:

●	if there are no redemptions of Public Shares, [●]% of the New Ocean Biomedical’s common stock outstanding assuming all such shares were issued immediately after the Business Combination; or

●	if there are maximum redemptions of [●]% of the outstanding Public Shares, [●]% of the New Ocean Biomedical’s common stock outstanding assuming all such shares were issued immediately after the Business Combination.

If the actual facts are different than the assumptions set forth above, the share numbers set forth above will be different. For more information, please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

Representations and Warranties

The Business Combination Agreement contains customary representations and warranties by each of AHAC and Ocean Biomedical. Certain of the representations are subject to specified exceptions and qualifications contained in the Business Combination Agreement or in information provided pursuant to certain disclosure schedules to the Business Combination Agreement.

Covenants of the Parties

Under the Business Combination Agreement, each party agrees to use its commercially reasonable efforts to effect the Closing. The Business Combination Agreement also contains certain customary covenants by the parties during the period between the signing of the Business Combination Agreement and the earlier of the Closing or the termination of the Business Combination Agreement in accordance with its terms, including covenants regarding the conduct of their respective businesses, efforts, access, confidentiality and public announcements, this proxy statement for the transaction (which includes the adoption of a new equity incentive plan and the ESPP for AHAC with a number of awards thereunder equal to 15% of the issued and outstanding shares of New Ocean Biomedical immediately after the Closing), notice of breaches, no insider trading, indemnification of directors and officers, and other customary covenants. The parties also have agreed to the following covenants:

●	Each party is subject to a “no-shop” obligation between signing of the Business Combination Agreement and Closing and will not be allowed to solicit or discuss competing transactions with other potential parties during such time period.

●	The AHAC board of directors after the Closing will consist of eleven (11) directors, including (i) eight (8) persons designated prior to the Closing by Ocean Biomedical, at least four (4) of whom will be independent; (ii) two (2) persons designated prior to the Closing by AHAC; and (iii) one (1) person designated prior to the Closing by mutual agreement of Ocean Biomedical and AHAC.

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Conditions to the Closing

The consummation of the Merger is subject to customary closing conditions unless waived, including:

●	the approval by the stockholders of each of Ocean Biomedical and AHAC;

●	approvals of any required governmental authorities;

●	receipt of specified third-party consents;

●	no law or order preventing the transactions;

●	no material uncured breach by the other party;

●	after giving effect to the redemption, AHAC shall have at least $5,000,001 of net tangible assets as required by its charter;

●	the members of the post-Closing AHAC board shall have been elected or appointed as of the Closing;

●	this proxy statement shall have been declared effective by the SEC and shall remain effective as of the Closing, and no stop order or similar order shall be in effect with respect to the proxy statement; and

●	the shares of AHAC common stock issued as Merger Consideration shall have been approved for listing on Nasdaq, subject to official notice of issuance.

In addition, unless waived by Ocean Biomedical, the obligations of Ocean Biomedical to consummate the Merger are subject to the satisfaction of the following Closing conditions, in addition to customary certificates and other closing deliveries: (a) the representations and warranties of AHAC being true and correct as of the date of the Business Combination Agreement and as of the Closing (subject to Material Adverse Effect); (b) AHAC having performed in all material respects the respective obligations and complied in all material respects with their respective covenants and agreements under the Business Combination Agreement required to be performed or complied with on or prior the date of the Closing; (c) absence of any Material Adverse Effect with respect to AHAC since the date of the Business Combination Agreement which is continuing and uncured; and (d) AHAC having cash and cash equivalents (including funds remaining in the AHAC trust account after giving effect to redemptions), net of AHAC’s and Ocean Biomedical’s unpaid transaction expenses, of at least Fifty Million Dollars ($50,000,000).

Unless waived by AHAC, the obligations of AHAC and Merger Sub to consummate the Merger are subject to the satisfaction of the following Closing conditions, in addition to customary certificates and other closing deliveries: (a) the representations and warranties of Ocean Biomedical being true and correct as of the date of the Business Combination Agreement and as of the Closing (subject to Material Adverse Effect); (b) Ocean Biomedical having performed in all material respects the respective obligations and complied in all material respects with its covenants and agreements under the Business Combination Agreement required to be performed or complied with on or prior the date of the Closing; (c) absence of any Material Adverse Effect with respect to Ocean Biomedical as a whole since the date of the Business Combination Agreement which is continuing and uncured; and (d) each Lock-Up Agreement and Non-Competition Agreement being in full force and effect as of the Closing.

The Business Combination Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including:

●	by mutual agreement;

●	for the other party’s uncured breach;

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●	if there is a government order preventing the Closing;

●	by either party if the Closing does not occur by March 17, 2023;

●	by AHAC if there has been an event after the signing of the Business Combination Agreement that has had a Material Adverse Effect on Ocean Biomedical that is continuing and uncured;

●	by AHAC or Ocean Biomedical if the AHAC stockholders vote and do not approve the transactions contemplated by the Business Combination Agreement; and

●	by Ocean Biomedical if the AHAC board withdraws or changes its approval or recommendation to the AHAC stockholders in any matter that is adverse to Ocean Biomedical.

Governing Law and Dispute Resolution

The Business Combination Agreement is governed in accordance with the laws of the State of Delaware and, subject to certain exceptions, all actions arising out of or relating to the Business Combination Agreement shall be subject to binding arbitration pursuant to the then-existing Expedited Procedures (as defined in the AAA Procedures) of the Commercial Arbitration Rules of the AAA. The seat of arbitration shall be in New York City, State of New York. Subject to the binding arbitration obligations, all actions arising out of or relating to the Business Combination Agreement shall be heard and determined exclusively in any state or federal court located in Delaware (or in any appellate court thereof).

Related Agreements

Lock-Up Agreement

Simultaneously with the Closing, the majority stockholder of Ocean Biomedical and its majority stockholder shall enter into lock-up agreements (the “Lock-up Agreements”) providing for a lock-up period commencing on the Closing Date and ending on the earlier of (x) one year from the Closing or (y) subsequent to the Closing, (i) if the reported last sale price of New Ocean Biomedical’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, right issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination and (ii) the date AHAC consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of AHAC’s stockholders having the right to exchange their shares of AHAC common stock for cash, securities or other property.

Non-Competition Agreement

Simultaneously with the Closing, certain significant stockholders of Ocean Biomedical shall enter into non-competition and non-solicitation agreements (the “Non-Competition Agreement”), pursuant to which they will agree not to compete with AHAC, Ocean Biomedical and their respective subsidiaries. The form of Non-Competition Agreement will be negotiated by AHAC and such significant stockholders in good faith and must be mutually acceptable to both AHAC and such significant stockholders. The Non-Competition Agreement are expected to contain customary provisions.

Registration Rights Agreement

At the Closing, certain significant stockholders of Ocean Biomedical shall enter into a registration rights agreement with AHAC providing for the right to demand registrations, piggy-back registrations and shelf registrations with respect to the Merger Consideration shares, in a form mutually agreed to by AHAC and Ocean Biomedical.

Backstop Agreements

Vellar Backstop Agreement:

In connection with the execution of the Business Combination Agreement, AHAC and Ocean Biomedical entered into an OTC Equity Prepaid Forward Transaction with Vellar (the “Vellar Backstop Agreement”). The Vellar Backstop Agreement was entered into on August 31, 2022 concurrently with the execution and prior to the announcement of the Business Combination Agreement. The Vellar Backstop Agreement is intended to provide AHAC with additional issued and outstanding shares and cash (in the short-term) following the closing of the Business Combination because it obligates Vellar to purchase shares from AHAC stockholders that elected to redeem their shares. This will help ensure that AHAC has sufficient cash at the Closing of the Business Combination Agreement to meet the minimum cash condition therein, reduce redemption related risks and generally facilitate the consummation of the Business Combination. However, if Vellar purchases any shares pursuant to the Vellar Backstop Agreement, immediately following the Closing, AHAC will need to prepay to Vellar an amount equal to the number of shares to be purchased by Vellar times the redemption price (as determined in accordance with the AHAC Charter), and, as a result, AHAC’s cash reserves would be reduced significantly. Please note AHAC may benefit from the additional cash and shares in the short-term but the Backstop Agreements may impose cash constraints on New Ocean Biomedical and significantly reduce the amount of shares outstanding in the long-term, as described in the Risk Factor titled: “The Backstop Agreements may help ensure that AHAC meets the minimum cash condition under the Business Combination Agreement but could impose cash constrains on New Ocean Biomedical in the long-term.”

Pursuant to Vellar Backstop Agreement, intends to purchase up to 4,000,000 shares of AHAC Class A common stock through a broker in the open market (which, if all such shares are purchased, approximately, would be valued at $40,000,000) , including from holders that previously elected to redeem their shares of AHAC Class A common stock pursuant to AHAC’s redemption offer and subsequently revoke their elections. These purchases take place only after AHAC’s redemption deadline but before the Closing of the Business Combination Agreement. Under the Vellar Backstop Agreement, the redemption rights in respect of the shares purchased thereunder have been waived and, other than the agreement in the Backstop Agreement prohibiting Vellar from voting shares acquired by them in favor of the Business Combination, AHAC has not entered into a voting agreement in respect of such shares. None of the shares of AHAC Class A common stock purchased by Vellar may be voted in the Business Combination. AHAC has agreed to purchase those shares from Vellar on a forward basis at maturity (as further described below), but AHAC will not be required to purchase any shares of its Class A common stock from Vellar at a price higher than the redemption price before, during or after the redemption period. The purchase price payable by the Company will include a prepayment in the amount of the redemption price per share payable from the proceeds released from the Trust Account related to those shares. The prepayment date is the earlier of: (i) one business day after the Closing of the Business Combination or (ii) the date any assets from the Trust Account are disbursed following the Closing of the Business Combination. Vellar may but is not obligated to sell some or all of the shares subject to the forward transaction following the expiration of the redemption offer after which those shares will no longer be subject to the forward transaction, and in such event Vellar will repay AHAC a portion of the prepayment amount relating to those shares from the sale proceeds equal to the number of shares sold by Vellar multiplied by the forward price (i.e. the lower of the redemption price, the then current forward price and the VWAP price for the last 10 trading days of the prior month, but not less than $5.00).

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The Vellar Backstop Agreement matures on the earlier to occur of (a) 3 years after the closing of the Business Combination Agreement or (b) the date specified by Vellar in a written notice delivered at Vellar’s discretion if the VWAP of the shares during 20 out of 30 consecutive trading days is less than $3 per share. On the maturity date, Vellar may require that New Ocean Biomedical repurchase all of the shares then being held by Vellar at a price equal to the redemption price (as determined in accordance with the AHAC Charter). Vellar will also be entitled to an additional for $2.50 per share, with such amount being payable in shares of New Ocean Biomedical common stock. The maturity date is significant because following the maturity date AHAC is under no obligation to repurchase shares then being held by Vellar. Shares sold by Vellar to third parties prior to the maturity date shall cease to be subject to the forward transaction. Any such sale will trigger an obligation by Vellar to pay AHAC an amount equal to the product of (a) the amount of shares sold by Vellar and (b) the forward price, which is defined in the Vellar Backstop Agreement as the lower of the redemption price (as determined in accordance with the AHAC Charter) and the VWAP price of the last ten trading days (but not lower than $5.00). If the Vellar Backstop Agreement is terminated after the Business Combination fails to close, except due to regulatory items or a material breach by Vellar, AHAC will be obligated to pay Vellar a break-up fee equal to $1 million and certain fees and expenses. AHAC will also be obligated to pay a structuring fee in the amount of $5,000 on the first trading day of each calendar quarter to Vellar after the Business Combination is complete until the maturity date. Vellar has agreed that it does not possess and/or has agreed to waive any redemption rights with respect to the shares of AHAC Class A common stock that it may acquire in accordance with the Vellar Backstop Agreement.

Meteora Backstop Agreement:

AHAC and Ocean Biomedical also entered into a Forward Share Purchase Agreement (the “Meteora Backstop Agreement”) with Meteora Special Opportunity Fund I, LP, Meteora Select Trading Opportunities Master, LP, and Meteora Capital Partners, LP (collectively,“Meteora”). The Meteora Backstop Agreement was entered into on October 4, 2022. The Meteora Backstop Agreement is intended to provide AHAC with additional issued and outstanding shares and cash (in the short-term) following the closing of the Business Combination because it provides for Meteora to purchase shares from AHAC stockholders that elected to redeem their shares. This is intended to help ensure that AHAC has sufficient cash at the Closing of the Business Combination Agreement to meet the minimum cash condition therein, reduce redemption related risks and generally facilitate and increase the likelihood of the consummation of the Business Combination. However, if Meteora purchases any shares pursuant to the Meteora Backstop Agreement, immediately following the Closing, AHAC will need to prepay to an escrow account in favor of Meteora an amount equal to the number of shares to be purchased by Meteora times the redemption price (as determined in accordance with the AHAC Charter), and, as a result, AHAC’s cash reserves would be reduced significantly. Please note AHAC may benefit from the additional cash and shares in the short-term but the Backstop Agreements may impose cash constraints on New Ocean Biomedical and significantly reduce the amount of shares outstanding in the long-term, as described in the Risk Factor titled: “The Backstop Agreements may help ensure that AHAC meets the minimum cash condition under the Business Combination Agreement but could impose cash constrains on New Ocean Biomedical in the long-term.”

Pursuant to the Meteora Backstop Agreement, Meteora has agreed to purchase up to 4,000,000 shares of AHAC Class A common stock in the open market (which, approximately, would be valued at up to $40,000,000), including from other AHAC stockholders who in the future elect to redeem and subsequently revoke their prior elections to redeem their shares, following the expiration of AHAC’s redemption offer. Meteora may purchase shares at prices no greater than the redemption price offered to redeeming public stockholders. None of the shares of AHAC Class A common stock purchased by Meteora may be voted in the Business Combination and AHAC has agreed to purchase those shares from Meteora at maturity (as further described below), at the redemption price before, during or after the redemption period. The purchase price payable by the Company will include a prepayment in the amount of the redemption price per share payable from the proceeds released from the Trust Account. The prepayment amount must be deposited into an escrow account simultaneously with the Closing of the Business Combination. At Closing, AHAC will transfer into escrow an amount equal to the number of shares purchased by Meteora prior to Closing, multiplied by the redemption price, During the term of the Meteora Backstop Agreement, Meteora may elect to sell some or all of the shares subject to the forward transaction after which those shares will no longer be subject to the forward transaction, and in such event, the escrow agent will release from escrow to the Company escrowed funds equal to the number of shares sold by Meteora multiplied by the reset price (i.e. the lowest of the redemption price, the then current reset price and the VWAP price for the last 10 trading days of the prior month, but not less than $5.00) and the rest of the funds in escrow related to those shares will be paid to Meteora. payable from the proceeds released from the Trust Account related to those shares.

The Meteora Backstop Agreement matures on the earlier to occur of (a) 3 years after the closing of the Business Combination Agreement or (b) the date specified by Meteora in a written notice delivered at Meteora’s discretion if the VWAP of the shares during 20 out of 30 consecutive trading days is less than $3 per share. On the maturity date, Meteora may require that New Ocean Biomedical repurchase all of the shares being held by Meteora at a price equal to the redemption price (as determined in accordance with the AHAC Charter). At maturity, any remaining shares subject to the forward transaction will be finally purchased by AHAC for (i) the redemption price for those shares, paid from funds placed in escrow by AHAC at the Closing related to those shares, and (ii) $2.50 per share, payable in shares of New Ocean Biomedical common stock. The maturity date is significant because following the maturity date, AHAC is no longer under any obligation to repurchase shares then being held by Meteora. If the Meteora Backstop Agreement is terminated after the Business Combination fails to close, except due to regulatory items or a material breach by Meteora, AHAC will be obligated to pay Meteora a break-up fee equal to $1 million and certain fees and expenses. New Ocean Biomedical will also be obligated to pay a structuring fee in the amount of $5,000 on the first trading day of each calendar quarter to Meteora after the Business Combination is complete until the maturity date. Meteora has agreed that it does not possess and/or has agreed to waive any redemption rights with respect to the shares of AHAC Class A common stock that it may acquire in accordance with the Meteora Backstop Agreement.

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Please note any additional cash and shares under the Backstop Agreements will benefit AHAC in the short-term but may impose cash constraints on New Ocean Biomedical and significantly reduce the amount of shares outstanding in the long-term, as described in the Risk Factor titled: “The Backstop Agreements may help ensure that AHAC meets the minimum cash condition under the Business Combination Agreement but could impose cash constrains on New Ocean Biomedical in the long-term.”

ELOC

On September 7, 2022, AHAC entered into a common stock purchase agreement (the “Common Stock Purchase Agreement”) and a related registration rights agreement (the “White Lion RRA”) with White Lion Capital, LLC, a Nevada limited liability company (“White Lion”). Pursuant to the Common Stock Purchase Agreement, AHAC has the right, but not the obligation to require White Lion to purchase, from time to time, up to $75,000,000 in aggregate gross purchase price of newly issued shares of the AHAC Class A common stock, par value $0.0001 per share, or, following the Closing of the Business Combination, newly issued shares of New Ocean Biomedical common stock, subject to certain limitations and conditions set forth in the Common Stock Purchase Agreement.

AHAC is obligated under the Common Stock Purchase Agreement and the White Lion RRA to file a registration statement with the SEC to register under the Securities Act the common stock subject to the Common Stock Purchase Agreement, for the resale by White Lion of shares of common stock that AHAC may issue to White Lion under the Common Stock Purchase Agreement.

Subject to the satisfaction of certain customary conditions, AHAC’s right to sell shares to White Lion will commence on the effective date of the registration statement and extend for a period of two years. During such term, subject to the terms and conditions of the Common Stock Purchase Agreement, AHAC may notify White Lion when AHAC exercises its right to sell shares (the effective date of such notice, a “Notice Date”). The number of shares sold pursuant to any such notice may not exceed (i) $2,000,000, divided by the closing price of the AHAC Class A common stock on Nasdaq preceding the Notice Date and (ii) a number of shares of Common Stock equal to the average daily trading volume multiplied by 67%.

The purchase price to be paid by White Lion for any such shares will equal 93% of the lowest daily volume-weighted average price of the AHAC Class A common stock during a period of two consecutive trading days following the applicable Notice Date. However, if during such two-trading day period the trading price of the AHAC Class A common stock falls below a price (the “Threshold Price”) equal to 90% of the opening trading price of the common stock on Nasdaq on the Notice Date, then the number of shares to be purchased by White Lion pursuant to such notice will be reduced proportionately based on the portion of the two-trading day period that has elapsed, and the purchase price will equal 93% of the Threshold Price.

Board of Directors and Management Following the Business Combination

The following persons are expected to serve as executive officers and directors of New Ocean Biomedical following the Business Combination. For biographical information concerning the Ocean Biomedical executive officers and Ocean Biomedical designees to Ocean Biomedical’s board of directors, see “Business of Ocean Biomedical — Executive Officers and Directors of Ocean Biomedical.” For biographical information concerning the AHAC designees to the New Ocean Biomedical’s board of directors see “Information About The Company — Officers and Directors.”

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Name	Age	Position
Executive Officers:
Elizabeth Ng, MBA	66	Chief Executive Officer and Director
Gurinder Kalra, MBA	56	Chief Financial Officer
Inderjote Kathuria, M.D.	55	Chief Strategy Officer
Daniel Behr, MBA	64	Executive Vice President and Head of External Innovation and Academic Partnerships
Robert Sweeney	57	Chief Accounting Officer

Employee Director:
Dr. Chirinjeev Kathuria, M.D.	57	Founder, Executive Chairman, Director

Non-Employee Directors:
Suren Ajjarapu	52	Director
Martin D. Angle(1)(2)	72	Director
Michelle Berrey, M.D., MPH(1)(2)(3)	56	Director
Dr. Jack Elias, M.D.	71	Director
Jonathan Kurtis, M.D., Ph.D	54	Director
William Owens(1)(3)	71	Director
Michael Peterson	59	Director
Jerome Ringo(2)(3)	67	Director
[TBD – Joint Designee]	[__]	Director

(1)	Member of the audit committee.
(2)	Member of the compensation committee.
(3)	Member of the nominating and corporate governance committee.

Interests of AHAC’s Directors and Officers and Others in the Business Combination

When you consider the recommendation of the AHAC Board in favor of approval of the Business Combination and the other Proposals, you should keep in mind that the Sponsor (including certain members of the Sponsor), and AHAC’s directors and executive officers, may have interests in the Proposals that are different from, or in addition to, your interests as a stockholder. These interests include, among other things:

●	unless AHAC consummates a business combination, AHAC’s officers, directors and the Sponsor will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the Trust Account;

●	as a condition to the IPO, all of the Founders Shares are subject to a lock-up and would be released only if specified conditions were met. In particular, subject to certain limited exceptions, all Founders Shares would be subject to a lock up until the earlier of (A) one year after the completion of AHAC’s Business Combination and (B) subsequent to the Business Combination, (x) if the closing price of the Class A common stock equals or exceeds $12.00 per unit (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination or (y) the date on which AHAC completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property;

●	the Private Placement Warrants purchased by the Sponsor will be worthless if a business combination is not consummated;

●	the Sponsor has agreed that the Private Placement Warrants and the underlying securities will not be sold or transferred by it until after AHAC has completed a business combination, subject to limited exceptions;

●	the fact that Sponsor paid an aggregate of $25,000 for its Founders Shares and such securities will have a significantly higher value at the time of the Business Combination;

●	the fact that Sponsor has agreed not to redeem any of the Founders Shares in connection with a stockholder vote to approve a proposed business combination;

●	if AHAC does not complete a business combination by December 17, 2022 (which AHAC may extend by an additional three-month period by depositing additional funds into its Trust Account), the proceeds from the sale of the Private Placement Warrants will be included in the liquidating distribution to AHAC’s Public Stockholders and the Private Placement Warrants will expire worthless; and

●	if the Trust Account is liquidated, including in the event AHAC is unable to complete a business combination within the required time period, the Sponsor has agreed to indemnify AHAC to ensure that the proceeds in the Trust Account are not reduced below $10.20 per Public Share by the claims of prospective target businesses with which AHAC has entered into an acquisition agreement or claims of any third party for services rendered or products sold to AHAC, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account.

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Certificate of Incorporation; Bylaws

Pursuant to the Agreement and Plan of Merger, upon the Closing of the Business Combination, AHAC’s Certificate of Incorporation and Bylaws will be amended and restated promptly to:

●	reflect necessary changes and to be consistent with the proposed New Ocean Biomedical Charter (for a full description of the proposed amendments to the Charter see “The Charter Amendment Proposal”); and

●	make certain other changes that the AHAC Board deems appropriate for a public operating company.

Background of the Business Combination

The following is a discussion of the background of AHAC’s efforts to effect an initial business combination, and its negotiations with and evaluation of Ocean Biomedical, the Merger Agreement and related matters. The terms of the Business Combination are the result of negotiations among the representatives of AHAC and Ocean Biomedical. The following also sets forth a description of the background of these negotiations and the resulting Business Combination.

AHAC is a blank check company incorporated in Delaware on June 10, 2021. AHAC was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, while the company may pursue an initial business combination with any business in any industry, commercial sector or location, the initial focus was on identifying acquisition opportunities in the pharmaceutical and medical device sectors in the US.

On September 17, 2021, AHAC completed the AHAC IPO of 10,500,000 Units at a price of $10.00 per Unit, generating gross proceeds to AHAC of $105,000,000 before underwriting discounts and expenses, which includes the partial exercise by the underwriter of its over-allotment option in the amount of 500,000 Units. Each Unit consists of one share of AHAC Class A common stock and one-half of one Public Warrant. Each whole Public Warrant will become exercisable at a price of $11.50 per share on the later of 30 days after the completion of the Business Combination or 12 months from the closing of the AHAC IPO and will expire five years after the completion of AHAC’s initial business combination, or earlier upon redemption or liquidation. On September 17, 2021, simultaneously with the closing of the AHAC IPO, AHAC completed the Private Placement, which involved the private sale of an aggregate of 5,411,000 Private Placement Warrants at a purchase price of $1.00 per Private Placement Warrant, generating gross proceeds to AHAC of $5,411,000. The Private Placement Warrants are identical to the Public Warrants sold as part of the Units in the AHAC IPO, except that the Sponsor agreed not to transfer, assign or sell any of the Private Placement Warrants (except to certain permitted transferees) until 30 days after the completion of AHAC’s initial business combination.

Upon the closing of the AHAC IPO (including the over-allotment) and the Private Placement, a total of $107,100,000, comprised of $105,000,000 of the proceeds from the AHAC IPO and $2,100,000 of the proceeds of the sale of the Private Placement Warrants, was placed in the Trust Account at J.P. Morgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee. Except with respect to interest earned on the funds held in the Trust Account that may be released to AHAC to pay its taxes (less up to $100,000 of interest to pay any dissolution expenses), the funds held in the Trust Account will not be released from the Trust Account until the earliest of (i) the completion of AHAC’s initial business combination, (ii) the redemption of any of AHAC’s Public Shares properly submitted in connection with a stockholder vote to amend the AHAC Charter (a) to allow redemption in connection with AHAC’s initial business combination or modify the substance or timing of its obligation to redeem 100% of AHAC’s Public Shares if it does not complete its initial business combination by December 17, 2022 (as such deadline may be extended pursuant to AHAC’s organizational documents) or (b) with respect to any other provision relating to stockholders’ rights or pre-business combination activity, and (iii) the redemption of AHAC’s Public Shares if it is unable to complete its initial business combination by the deadline, subject to applicable law.

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Prior to the completion of the AHAC IPO, neither AHAC, nor anyone on its behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction with AHAC.

After completion of the AHAC IPO on September 17, 2021, AHAC’s officers and directors commenced an active, thorough, search for prospective businesses or assets to acquire in AHAC’s initial business combination, drawing upon, among other things, the extensive network and investing and operating experience of AHAC’s management team, the members of the AHAC Board and input from EF Hutton, underwriter of the AHAC IPO and placement agent. Representatives of AHAC were contacted by, and representatives of AHAC contacted, numerous individuals, financial advisors, business owners and other entities who offered to present ideas for business combination opportunities. AHAC’s officers and directors and their affiliates actively searched for and brought business combination targets to AHAC’s attention across several business sectors, including, without limitation, pharmaceutical manufacturing, biotechnology; e-commerce; digital mining; healthcare, fintech and automotive technologies. These entities were primarily based in the United States, although certain potential targets were based in India. As part of its process, AHAC compiled and maintained a list of potential targets, prioritized, updated and supplemented such list from time to time as it was introduced to additional targets and as it acquired additional data through discussions with representatives and/or management of such targets or through its preliminary due diligence reviews of such targets.

AHAC’s management and the AHAC Board evaluated and considered thirty-six (36) potential target companies as candidates for a possible business combination transaction with AHAC.

AHAC reviewed the potential acquisition opportunities based on criteria that were the same or similar to the criteria that the AHAC Board used in evaluating the potential Business Combination with Ocean Biomedical (as discussed in greater detail below), which included, among other things, quantitative criteria, such as evaluation metrics customarily used by industry analysts in comparison to their publicly listed peers, as well as qualitative criteria, such as the markets in which potential target companies operate and their competitive positions and “track records” within such markets, the experience of the potential target companies’ management teams and the potential for revenue and earnings growth. AHAC focused on sectors and companies that its management believed would benefit from being a publicly traded company on a stock exchange in the United States.

Representatives of AHAC also engaged in significant due diligence and detailed discussions directly with the co-founder and senior executives of Ocean Biomedical prior to executing the non-binding letter of intent with Ocean Biomedical.

AHAC’s management team reviewed and evaluated potential acquisitions based on the factors discussed under “Recommendation of the AHAC Board and Reasons for the Business Combination”, below, as well as the following criteria:

●	Benefits from a Public Currency and Access to Public Equity Markets. Access to the public equity markets could allow the target company to utilize additional forms of capital, enhancing its ability to pursue accretive acquisitions, high-return capital projects, and/or strengthen its balance sheet and recruit and retain key employees through the use of publicly-traded equity compensation.

●	Has a Strong Competitive Position and Growing Platform. AHAC sought to invest in companies that we believed possess not only established business models and sustainable competitive advantages, but also a growing platform for equity investors.

●	Operated by a Talented and Incentivized Management Team. AHAC focused on companies with strong and experienced management teams that desire a significant equity stake in the post-business combination company. We sought to partner with a management team and/or seller who is well-incentivized and aligned in an effort to create stockholder value.

●	Benefits from Our Ability to Uniquely Structure Transaction to Unlock and Maximize Value. AHAC looked for situations where our experience in public markets could add value for both sides of the transaction.

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AHAC’s management and the AHAC Board, in consultation with AHAC’s business and financial advisors, determined that the other alternative business combination targets with which discussions with AHAC’s management progressed to the level of negotiating a letter of intent, were less attractive than Ocean Biomedical when taking into account the factors described above and the various targets’ respective management teams, strategies, business prospects, valuations and likelihood of execution. Ultimately, AHAC determined to abandon each of its other potential acquisition opportunities, as further described in more detail below, either because (i) AHAC concluded that the alternative target companies or the terms of a potential business combination with such alternative target companies would not be suitable for AHAC, particularly in comparison to the opportunity for a business combination with Ocean Biomedical or (ii) the alternative target companies did not have, or could not quickly and easily prepare, SEC-compliant financial statements on a schedule consistent with AHAC’s timing limitations, or posed extensive structuring, regulatory or other considerations that likely would delay a transaction or create uncertainty that was not acceptable to the AHAC Board.

For additional details regarding the reasons of the AHAC Board for approving the Business Combination, see the section of this proxy statement entitled “Recommendation of the AHAC Board and Reasons for the Business Combination.”

Timeline of the Business Combination

As discussed herein, immediately after the completion of the AHAC IPO on September 17, 2021, AHAC’s management began to seek potential candidates for a business combination. In addition, AHAC was contacted by a number of individuals and entities with respect to potential business combination opportunities.

Between September 17, 2021 and August 17, 2022, the date on which AHAC entered into a non-binding letter of intent with Ocean Biomedical, AHAC’s management team and representatives of AHAC:

●	identified and evaluated thirty-six (36) potential acquisition target companies;

●	entered into non-disclosure agreements (“NDAs”), containing customary terms regarding confidentiality, without imposing exclusivity or other similar restrictions, with ten (10) companies that AHAC’s management team considered to be potential appropriate acquisition targets (including Ocean Biomedical), to facilitate due diligence review of confidential materials from these companies;

●	completed reviews, and had discussions with management, of ten (10) companies that were considered by AHAC’s management team to be appropriate targets (including Ocean Biomedical); and

●	negotiated non-binding letters of intent with four potential target companies, including Ocean Biomedical, all of which were executed (including the non-binding letter of intent with Ocean Biomedical executed by the parties on August 17, 2022, as more particularly described below).

Of the ten (10) potential acquisition targets with which AHAC entered into preliminary discussions, AHAC proceeded to enter into more substantive negotiations with the following targets:

●	Candidate A: On September 17, 2021, Mr. Suren Ajjarapu, CEO and Mr. Venkatesh Srinivasan, Board Member, held a conference call with representatives of a U.S.-based healthcare company (“Candidate A”). AHAC explored the possibility of engaging in a possible business combination transaction with Candidate A, which would result in the Combined Entity being listed on Nasdaq. On September 19, 2021, Messrs. Ajjarapu and Srinivasan held a conference call with Candidate A’s officers to discuss the industry in which Candidate A operates and Candidate A’s prospects, as well as the mechanics of engaging in a business combination transaction with a special purpose acquisition company (“SPAC”). On September 27, 2021, representatives of Candidate A and Candidate A’s management team held another conference call to discuss the valuation of Candidate A and a potential deal structure for a business combination. On September 30, 2021, AHAC’s management team forwarded a draft non-binding letter of intent to officers of Candidate A, outlining, among other things, the terms and conditions of a potential business combination transaction with AHAC. After a week of negotiation, on October 3, 2021, AHAC’s and Company A’s management teams ultimately mutually decided to pursue a business combination transaction with Candidate A. On October 5, 2021 a non-binding letter of intent was executed, which did not provide for exclusivity of AHAC and AHAC continued to evaluate other business opportunities. AHAC engaged EF Hutton on October 26, 2021 with respect of a PIPE for Candidate A which needed additional financing. AHAC worked with EF Hutton on a confidential wall cross road show. The letter of intent extended automatically for 15 days on November 6, 2021. After discussion with AHAC’s business and financial advisors and the AHAC Board, the AHAC management team and Candidate A’s management team mutually agreed on December 17, 2021 that the business combination was not in the best interest of either party because capital that needed to be raised to complete the transaction was not possible at this time and the letter of intent was terminated. They were entitled to a contingent fee if the PIPE was raised and closed. However, since the PIPE was not closed, no fees were earned.

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●	Candidate B. On October 15, 2021, Mr. Peterson, a member of the AHAC Board, introduced Mr. Ajjarapu to a U.S. based digital mining company (“Candidate B”), and explored the possibility of engaging in a business combination transaction which would result in the Combined Entity being listed on Nasdaq. On November 5, 2021, Messrs. Ajjarapu and Peterson held a conference call with Candidate B’s officers to discuss the industry and Candidate B’s prospects as well as the mechanics of engaging in a business combination transaction with a SPAC. On December 21, 2021, AHAC’s management team forwarded to officers of Candidate B a draft non-binding letter of intent, outlining, among other things, the terms and conditions of a potential business combination transaction with AHAC. After thorough negotiations among the parties and their representatives, on December 22, 2021, AHAC’s and Candidate B’s management teams proceeded to sign the non-binding letter of intent, which did not provide for exclusivity of AHAC. On or about February 1, 2021, AHAC’s and Candidate B’s management teams ultimately mutually decided not to further pursue a business combination transaction, as it was determined that the projected revenue had uncertainty because of market volatility and it would take Candidate B an indeterminate time for permitting and construction to begin operations.

●	Candidate C. On November 16, 2021, representatives from an investment banking firm contacted Mr. Ajjarapu about a potential target operating in the electric vehicle industry which was interested in engaging in a business combination with a SPAC. On December 14, 2021, AHAC entered into an NDA and received the executive summary. On February 9, 2022 the parties started negotiating a LOI, which was executed and February 25, 2022. The companies negotiated a Merger Agreement and the AHAC Board approve the terms on May 25, 2022. On July 18, 2022 the board of AHAC met and determined that financial audits were not going to be provided timely for the transaction. A formal termination agreement was executed with Candidate C on July 18, 2022

The remining seven candidates were eliminated for not being able to produce timely audited financial results or because the valuation for a potential merger was deemed by AHAC’s Board to be unreasonable.

On August 5, 2022 the AHAC Board discussed five targets that has expressed an interest in merging with a SPAC. The Board identified the best targets eliminating two because the audit requirement could not be met timely. The remaining three continued discussions until the proposed valuation price asked by the companies was determined to be unreasonable.

On August 13, 2022, representatives from EF Hutton contacted Mr. Ajjarapu about a potential target operating in the biomedical industry (Ocean Biomedical), which was interested in potentially engaging in a business combination transaction with a SPAC.

AHAC indicated its interest in pursuing a possible transaction with Ocean Biomedical and on August 14, 2022, AHAC entered into an NDA with Ocean Biomedical and received access to the Data Room for due diligence.

On August 15, 2022, the board of AHAC attended an Ocean management presentation. During the presentation, Dr. Chirinjeev Kathuria, Co-Founder and Executive Chair of Ocean Biomedical, described Ocean Biomedical’s corporate structure with three companies, competitive advantages, current indications and drug candidates and growth potential, in addition to providing an overview of Ocean Biomedical’s business plan. The presentation was followed by a question-and-answer session.

Previously AHAC had engaged Nelson Mullins Riley & Scarborough LLP (“Nelson Mullins”) to represent AHAC on any new targets. Nelson Mullins in addition to AHAC began the review of the information in the data room. The non-binding letter of intent (the “LOI”) between AHAC and Ocean Biomedical was executed August 17, 2022.

On August 18, 2022, the AHAC Board discussed Ocean Biomedical. The evaluation of the company and the need for a fairness opinion. The AHAC Board unanimously voted to move forward with a fairness opinion. The Mentor Group, Inc. was contacted and engaged to provide the board an evaluation of Ocean Biomedical.

On August 24, 2022, AHAC discussed with White Lion Capital LLC (“White Lion Capital”) a common stock purchase agreement (the “Common Stock Purchase Agreement” or “ELOC”) between AHAC and White Lion Capital to purchase AHAC Class A common stock from AHAC.

On August 26, 2022, the AHAC Board discussed the logistics and update of the Ocean Biomedical merger agreement with Nelson Mullins. There were no red flags during the firm’s due diligence. The Mentor Group, Inc. discussed the fairness opinion with the board, evaluation techniques similar companies – both private and public. The Mentor Group, Inc. (“Mentor”) believes the valuation to be fair to public shareholders. The resolutions to approve the Ocean Biomedical transaction were voted on and unanimously adopted by the AHAC Board. The Vellar Backstop Agreement was discussed and ratified by the AHAC Board. The need for a 90-day extension was discussed and the AHAC Board approved the company borrowing funds for the $1,050,000 extension payment on September 9, 2022. The AHAC Board then discussed the ELOC with White Lion Capital and approved the transaction pending negotiation of the contract on similar terms to a previous agreement with AHAC.

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From August 13, 2022 until August 31, 2022, representatives of AHAC and Ocean Biomedical met daily to discuss the Business Combination. Mr. Ajjarapu (CEO of AHAC) and Dr. Chirinjeev Kathuria (Co-Founder and Executive Chair of Ocean Biomedical) participated in each such meeting. Other high-level executives, financial advisors and legal counsel of each of AHAC and Ocean participated in some of the meetings. The meetings lasted, on average, 60 minutes. The meetings primarily centered around key commercial deal terms, such as Ocean Biomedical’s valuation, minimum cash requirements, whether a PIPE would be needed (and potential providers therefor), and the need to enter into the Backstop Agreements and ELOC. Once the parties determined that the Backstop Agreements and ELOC should be entered into, the parties discussed potential providers and key terms governing such arrangements. The parties also discussed the need to conclude Ocean Biomedical’s audit in a timely fashion and the need for, and status of, the required third party opinions.

AHAC made a preliminary, verbal offer to Ocean Biomedical, which valued Ocean Biomedical at $150,000,000. That offer was deemed too low by Ocean Biomedical. After detailed conversations with Ocean Biomedical’s executives and financial team, and separate conversations with AHAC’s financial advisors, the conclusion of AHAC’s own discounted cash flow analyses and legal, technical and financial due diligence, and AHAC’s receipt of The Mentor Opinion which concluded that $240,000,000 represented a fair price, the AHAC Board agreed to the $240,000,000 valuation reflected in the Business Combination Agreement. AHAC’s initial offer developed into the final valuation through the various meetings between AHAC and Ocean Biomedical, in which Ocean Biomedical’s requested valuation was justified by their management team and financial advisors, and was deemed acceptable to AHAC due to its and its advisors’ financial analyses, including the Mentor Opinion.

During the aforementioned meetings, Ocean Biomedical also stated they wanted to be entitled to contingent consideration in the form of earn-out shares. The AHAC Board deemed this request to be reasonable and desired to provide this additional consideration to incentivize Ocean Biomedical’s management team to drive up shareholder value.

On August 31, 2022, after AHAC and Nelson Mullins completed due diligence, the Business Combination Agreement was signed. The Vellar Backstop Agreement was also executed.

Between August 31, 2022 and September 14, 2022, the companies worked on drafting the proxy statement for approval of the merger.

On September 7, 2022, AHAC and White Lion Capital executed the ELOC for $75,000,000.

On October 4, 2022, the Meteora Backstop Agreement was executed. The Meteora Backstop Agreement was approved by the AHAC Board on October [●], 2022.

The ELOC and the Backstop Agreements were discussed between AHAC and Ocean Biomedical during the discussions surrounding the Business Combination Agreement. The possibility of pursuing one or both was presented by management of AHAC as a means of addressing concerns of the Ocean Biomedical management that there be sufficient sources of funding available to it after the Business Combination after assuming redemptions consistent with current transactions. After an exploration of alternative financing sources, the three facilities were felt to be the most cost effective. The negotiations were led principally by the management of Ocean Biomedical since these facilities would affect New Ocean Biomedical. With respect to the Vellar Backstop Agreement, the principal items negotiated were the repurchase pricing, the timing of the ability of Vellar to force the Company to repurchase its holdings as well as the economics of the transaction. With respect to Meteora, the negotiations were mainly to conform the agreement to the terms of the Vellar document. On the Common Stock Purchase Agreement, the negotiations focused on the discount and the amount of shares that the Company could force White Lion to acquire at any time.

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Satisfaction of 80% Test

Pursuant to Nasdaq listing rules, the target business or businesses that AHAC acquires must collectively have a fair market value equal to at least 80% of the balance of the funds in the Trust Account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of the execution of a definitive agreement for AHAC’s initial business combination (such requirement, the “80% test”). As of the date of the execution of the Business Combination Agreement, the balance of the funds in the Trust Account was approximately $107,526,000 million (excluding deferred underwriting commissions) and 80% thereof represents approximately $86,020,800 million. The AHAC Board determined that Ocean Biomedical’s enterprise value was $240 million, thus satisfying the 80% test.

The AHAC Board collectively has significant experience in investing in healthcare companies and healthcare services companies and valuing the securities of such companies. In addition, as discussed below, there was a valuation analysis performed by Mentor in connection with the Business Combination for the benefit of the AHAC Board. Mentor presented a range of fair market value for Ocean Biomedical on an enterprise value basis and concluded that the shares being issued by AHAC to the equity holders of Ocean Biomedical, valued at the $10.00 per share, was fair from a financial point of view to the public stockholders of AHAC. The opinion as to the fairness of the Business Combination consideration to be paid by AHAC (the “Opinion”) was addressed exclusively to the AHAC Board, for the exclusive use of the AHAC Board, and is subject to various assumptions, limitations and restrictions as set forth in the Opinion. For information purposes only, a copy of the Opinion is attached as Annex E to this proxy statement, and any description of the Opinion or the conclusions reached contained herein is necessarily qualified in its entirety by reference to the text of that Mentor Opinion. The Opinion is not a recommendation to any person as to how to vote on any matter presented in this proxy statement.

Anticipated Accounting Treatment

While the legal acquirer in the Business Combination Agreement is AHAC, for financial accounting and reporting purposes under U.S. GAAP, Ocean Biomedical will be the accounting acquirer and the Business Combination will be accounted for as a “reverse recapitalization.” A reverse recapitalization does not result in a new basis of accounting, and the financial statements of the combined entity represent the continuation of the financial statements of Ocean Biomedical in many respects. Under this method of accounting, AHAC will be treated as the “acquired” company for financial reporting purposes, Ocean Biomedical will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated as a recapitalization of Ocean Biomedical. Accordingly, the consolidated assets, liabilities and results of operations of Ocean Biomedical will become the historical financial statements of the combined entity, and AHAC’s assets, liabilities and results of operations will be consolidated with Ocean Biomedical beginning on the acquisition date. Operations prior to the Business Combination will be presented as those of Ocean Biomedical in future reports. The net assets of AHAC will be recognized at historical cost (which is expected to be consistent with carrying value), with no goodwill or other intangible assets recorded.

Potential Purchases of Public Shares

In connection with the stockholder vote to approve the proposed Business Combination, the Sponsor, directors, officers, or advisors or their respective affiliates may privately negotiate transactions to purchase shares from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the Trust Account. None of AHAC’s directors, officers or advisors or their respective affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller. Such a purchase would include a contractual acknowledgement that such stockholder, although still the record holder of AHAC’s shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights, and would include a contractual provision that directs such stockholder to vote such shares in a manner directed by the purchaser. In the event that the Sponsor, directors, officers or advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases may be effected at purchase prices that are equal to or below the per-share pro rata portion of the Trust Account, no such shares would be voted in favor of the Business Combination, and no exercise of redemption rights would be made by the purchasers with respect to such shares.

The purpose of such purchases would be to increase the likelihood of obtaining stockholder approval of the Business Combination or, where the purchases are made by the Sponsor, directors, officers or advisors or their respective affiliates, to satisfy a closing condition in an agreement related to the Business Combination.

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The AHAC Board’s Reasons for Approval of the Business Combination

On August 31, 2022, the Business Combination Agreement was executed by the parties. In reaching its decision to authorize the Business Combination Agreement, as discussed in more detail below, the AHAC Board reviewed the results of AHAC management’s due diligence investigation, and the due diligence investigations of AHAC’s third party financial, industry, legal, and other advisors, and discussed the due diligence findings with AHAC management. The AHAC Board also received and reviewed presentations regarding, and/or discussed with, AHAC’s third party financial, industry, technology, legal and other advisors, the transaction structure, material terms of the Business Combination and various aspects of the due diligence.

On August 26, 2022, AHAC’s Board unanimously approved the Business Combination and the Business Combination Agreement. Prior to reaching the decision to approve the Business Combination and the Business Combination Agreement, the Board consulted with our management, as well as with our legal and financial advisors.

In addition, AHAC’s Board reviewed various industry and scientific data, including, but not limited to, Ocean Biomedical’s existing business model, product candidates and development pipeline, its material contracts, intellectual property matters, labor matters, and operational matters. AHAC’s Board also engaged consultants who conducted financing and accounting due diligence, tax due diligence, legal due diligence, including a review of Ocean Biomedical’s license agreements.

In evaluating Ocean Biomedical’s intellectual property, candidate pipeline and business model, AHAC’s Board felt there was significant opportunities for growth of the Ocean Biomedical business and that it would represent significant upside for the holders of the AHAC common stock. AHAC’s Board felt that the opportunity for long term growth made Ocean Biomedical the best choice for a business combination when compared to the other companies that AHAC considered.

The due diligence conducted by AHAC’s management and/or the AHAC Board and/or information received by the AHAC’s management and/or the AHAC Board included:

Certain Unaudited Ocean Biomedical Prospective Financial Information

Ocean Biomedical does not as a matter of course make public projections as to future revenues, performance, financial condition or other results. However, Ocean Biomedical’s management prepared and provided to its board of directors, its financial advisors, and AHAC, certain internal, unaudited prospective financial information in connection with the evaluation of the Business Combination. Ocean Biomedical’s management prepared such financial information based on their judgment and assumptions regarding the future financial performance of Ocean Biomedical. This unaudited prospective financial information was relied upon and used as the basis of certain financial analyses conducted by Mentor and summarized below in “Opinion of The Mentor Group.”

The unaudited prospective financial information is subjective in many respects. As a result, there can be no assurance that the prospective results will be realized or that actual results will not be significantly higher or lower than estimated. Since the unaudited prospective financial information covers multiple years, that information by its nature becomes less predictive with each successive year. The prospective financial information does not take into account any circumstances or events occurring after the date it was prepared.

Ocean Biomedical believes the assumptions in the prospective financial information were reasonable at the time the financial information was prepared, given the information Ocean Biomedical had at the time. However, important factors that may affect actual results and cause the results reflected in the prospective financial information not to be achieved include, among other things, risks and uncertainties relating to Ocean Biomedical’s business, industry performance, the regulatory environment, and general business and economic conditions. The prospective financial information also reflects assumptions as to certain business decisions that are subject to change.

The assumptions utilized in preparation of the prospective financial information include assumptions with respect to general business, economic, market, regulatory and financial conditions and various other factors, including the continued growth of the market and Ocean Biomedical’s product pipeline, the execution of research and development and regulatory approval, all of which are difficult to predict and many of which are beyond Ocean Biomedical’s control, such as the risks and uncertainties contained in the section entitled “Risk Factors.”

The unaudited prospective financial information was not prepared with a view toward complying with GAAP, the published guidelines of the SEC regarding projections and the use of non-GAAP financial measures or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of Ocean Biomedical’s management, was prepared on a reasonable basis, reflected the best then available estimates and judgments, and presented, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of Ocean Biomedical as of the time such information was presented to AHAC. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement are cautioned not to place undue reliance on the prospective financial information.

Neither Ocean Biomedical’s independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information. The audit reports included in this proxy statement relate to historical financial information. They do not extend to the prospective financial information and should not be read to do so.

The inclusion of the prospective financial information in this proxy statement should not be regarded as an indication that AHAC, Ocean Biomedical, or our respective affiliates, advisors or other representatives considered, or now considers, such prospective financial information necessarily to be predictive of actual future results or to support or fail to support your decision whether to vote for or against the Business Combination. Nonetheless, the prospective financial information is provided in this proxy statement because it was made available to AHAC in connection with its review of the proposed Business Combination.

READERS OF THIS PROXY STATEMENT ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THE UNAUDITED PROSPECTIVE FINANCIAL INFORMATION SET FORTH BELOW. NONE OF OCEAN BIOMEDICAL, AHAC OR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, ADVISORS OR OTHER REPRESENTATIVES HAS MADE OR MAKES ANY REPRESENTATION TO ANY OCEAN BIOMEDICAL SHAREHOLDER, AHAC SHAREHOLDER OR ANY OTHER PERSON REGARDING ULTIMATE PERFORMANCE COMPARED TO THE INFORMATION CONTAINED IN THE PROSPECTIVE FINANCIAL INFORMATION OR THAT FINANCIAL AND OPERATING RESULTS WILL BE ACHIEVED.  OCEAN BIOMEDICAL DOES NOT INTEND TO AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EXPRESSLY DISCLAIMS ANY RESPONSIBILITY TO UPDATE OR REVISE THE PROSPECTIVE FINANCIAL INFORMATION CIRCUMSTANCES OR EVENTS, INCLUDING UNANTICIPATED EVENTS, THAT MAY HAVE OCCURRED OR THAT MAY OCCUR AFTER THE PREPARATION OF THESE FINANCIAL PROJECTIONS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE FINANCIAL PROJECTIONS ARE SHOWN TO BE IN ERROR OR CHANGE, TO THE EXTENT PERMITTED BY APPLICABLE LAW.

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The financial projections are forward-looking statements that are inherently subject to significant uncertainties and contingencies, many of which are beyond Ocean Biomedical’s and AHAC’s control. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: changes in applicable laws or regulations; the effects of the COVID-19 pandemic on Ocean Biomedical’s business; Ocean Biomedical’s position in the market against current and future competitors, and the effects of competition on Ocean Biomedical’s future business; Ocean Biomedical’s expansion into new products, services, technologies or geographic regions; the ability to implement business plans, forecasts, and other expectations after the completion of the proposed transaction, and identify and realize additional opportunities; the risk of downturns and the possibility of rapid change in the highly competitive industry in which Ocean Biomedical operates; the risk that Ocean Biomedical and its current and future collaborators are unable to successfully develop, seek marketing approval for, and commercialize Ocean Biomedical’s products or services, or experience significant delays in doing so; the risk that Ocean Biomedical is unable to secure or protect its intellectual property; the risk that estimated growth of the industry does not occur, or does not occur at the rates or timing Ocean Biomedical has assumed based on third-party estimates and its own internal analyses; the possibility that AHAC or Ocean Biomedical may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties set forth in the sections entitled “Risk Factors,” “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Cautionary Note Regarding Forward-Looking Statements.” As a result, there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. These financial projections are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments.

Assumptions Underlying Unaudited Ocean Biomedical Prospective Financial Information

The Ocean Biomedical prospective financial information was prepared using a number of assumptions. Key assumptions underlying the projections that Ocean Biomedical’s management considered to be material are outlined below. These assumptions represent their best estimates, which involve inherent uncertainties and the application of their judgment. As a result, if significantly different assumptions or estimates had been used, the projections could be materially different. If the facts are different from the assumptions, Ocean Biomedical’s actual results could be materially different from the projections. Factors that could cause the below assumptions to become untrue and actual results to differ include, but are not limited to, the risks and uncertainties set forth in the sections entitled “Risk Factors,” “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Cautionary Note Regarding Forward-Looking Statements.”

Ocean Biomedical retained KPMG US, LLC (KPMG) to do an analysis of the commercial potential of its various drug candidates based upon Target Product Profiles (TPPs) for each asset that were developed based upon the preclinical efficacy and safety that Ocean Biomedical has seen to date.

KPMG conducted primary research with leading translational scientists (Key Opinion Leaders – KOLs) in each disease area as well as with payers (such as insurance companies) to understand more about the unmet needs of each targeted disease, pricing and market access issues, current and future treatment trends, and competitive dynamics. KPMG also considered the value proposition of each asset and where the asset may fit in the treatment algorithm based on the TPPs.

KPMG developed separate epidemiological-based forecast models for each asset using inputs from the primary research described above, supplemented by applicable secondary research.

Non Small Cell Lung Cancer (NSCLC) monoclonal antibody (mAb)

KPMG started with the diagnosed prevalence for NSCLC based upon published literature and other secondary sources such as American Cancer Society 2019 Facts and Figures. Then they split the prevalent population into disease stages and the percentages in each (In the US: Stage I/II- mildest 16%, III 21%, Stage IV - most severe 63%) based upon assessments with the KOLs. In the forecast years KOLs expect earlier diagnosis and so a shift away from Stage III and IV to I/II.

Then they assessed the percentage of patients who are treated by drugs by stage (US Stage I/II 56% to 66% for Stage III/IV) based upon secondary data (literature and publications) as well as discussion with KOLs. The KOLs also provided assessments of the percentage of patients that will use PD1/PDL1 therapy (Stage I/II 18%, Stage III 54%, stage IV 72%). KOLs expect gradual decline in the use of PD1s in Stage III and IV settings as competitive therapies emerge but increase in use in Stage I/II as they will likely launch in this setting in the next few years (currently in Phase III trials).

KOLs expect our drug to be used as add-on to PD1. Ocean Biomedical’s penetration or market share is projected to peak (US Stage I/II 8%, Stage III/IV 16%) beyond the forecast years and recognize that Ocean Biomedical will likely be entering after other monotherapy add-ons to PD1. Trajectory will follow PD1s – first in Stage IV then Stage III and then finally Stage I/II.

Current TPP price assumptions of $130,000 US (20% less in EU) were based upon Opdivo and Keytruda prices. Assuming 3% price inflation in US and 2% in EU the price is projected to be around approximately $165,000 in US and approximately $122,000 in EU at launch.

Non Small Cell Lung Cancer (NSCLC) bispecific antibody

KPMG used the same prevalence, disease stage breakdowns, and PD1/PDL1 percentages for NSCLC discussed above. KOLs expect initial use of the Ocean Biomedical bispecific in PD1 failures (an area of high unmet need) before eventually making it into first line setting in stage III and IV. It is not expected to be used in Stage I/II during the forecast period. Therefore, they assessed with KOLs the percentages of PD1 failures by stage (46%- Stage I/II, 55%-Stage III, 70%-Stage IV).

The penetration rate of those PD1 failures peaks around 23% and recognizes that Ocean Biomedical will likely be entering after other bispecifics. The price assumptions were based upon the current US price of Blincyto (one of the bispecifics currently approved) of approximately $200,000. They assumed 20% less in EU. With 3% price inflation in US and 2% in EU this results in around approximately $253,000 in US and approximately $187,000 in EU at launch.

Glioblastoma Multiforme (GBM) Bispecific IV

GBM has a prevalence of 1-to-9 out of 100,000 individuals depending on the country. The prevalence in the United States is estimated to be approximately 25,000 diagnosed individuals and the annual incidence is estimated to be between 6,000 and 10,000 (National Cancer Institute estimates).

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Because of the late diagnosis of this type of cancer and its deadly outcome, there are a portion of GBM patients that cannot get treatment because they are diagnosed and only have one to several months to live. Therefore, KPMG assessed the percentage that are actively treated to be approximately 76%, based on discussions with the KOLs and review of secondary resources. This population is then split into those treated in the community setting and those treated in academic settings. KOLs expect the percentage split of patients between the community and academic settings to be roughly 70% academia / 30% community. KOLs also stated that uptake would vary by community and academic settings based on Route of Administration (RoA) and physician behaviors – IV usage is relatively consistent across these settings, however intrathecal has lower uptake overall and lower in community vs. academia due to Health Care Provider (HCP) reticence to use intrathecal; splitting patients into these categories allows for more accurate identification of the addressable market based on RoA. KOLs cited that currently approximately 87% of patients in both settings would receive a therapy with an IV formulation, and this number is expected to grow over time.

There are no targeted therapeutics for GBM but the pipeline is robust across Immuno Oncology (IO) and non-IO treatments and the penetration of the GBM Bispecific asset assumes 1-2 competitors are present at launch and that additional competitors could enter during the forecast period. KOLs stated Ocean Biomedical’s asset has potential to be used as neo-adjuvant and adjuvant therapy, which enables it to compete despite several competitors on market. The projected peak penetration based on this competitive landscape is 35% with erosion due to competitors entering around 2037.

Average list price was based on payer feedback and ranged from $11,500 and $16,500 with base taken as midpoint based on payer conversations. Starting price for EU is 80% of US price and inflation is applied to get to the annual price at launch of approximately $226,000 in the US and approximately $164,000 in the EU.

Idiopathic Pulmonary Fibrosis (IPF)

IPF is a rare disease with an estimated prevalence ranging from 1-to-60 per 100,000 depending on country, age and risk factors. In the United States, there are approximately 160,000 patients with IPF with the majority of cases occurring in individuals over the age of 50 years. Incidence is expected to rise due to a growing elderly population and increased disease awareness and detection. These estimates are based upon studies reported in scholarly journals such as the “European Respiratory Review” and “Chest.” KPMG forecasted patient population by severity to account for drug treatment differences by segment –Mild: approximately 46%, Moderate: approximately 37%, Severe: approximately 17%.

KOL discussions indicated current drug treatment rates are Mild: approximately 58%, Moderate: approximately 69%, Severe: approximately 54% based on Standard of Care (SoC) efficacy and side-effects, and that these rates would significantly increase in the future when drugs with better side-effect profiles emerge.

There are two marketed products (Ofev and Esbriet), and it is estimated that approximately ~58% of patients diagnosed with IPF take one of these therapeutics (based on studies in the literature and estimates from the two companies with marketed IPF drugs).

Ocean Biomedical’s penetration is estimated to peak at 30% and is based on projected superior safety and efficacy and its use as a combo-therapy and accounts for the presence of generics and competitive products. Pricing is projected to be similar to the prices for currently marketed IPF products (approximately $95,000 per year) adjusted slightly lower for generic impact. For the US, we are projecting approximately $84,000 annual price at launch. Secondary sources show significant price differences between US and EU and this has been modelled with an EU annual price of approximately $43,000 at launch.

Hermansky-Pudlak Syndrome (HPS)

HPS is ultra-rare from a worldwide perspective, but it has a much higher prevalence in Puerto Rico – where the prevalence of HPS-1 is roughly 1 in 1,800 in the northwest region of the island, or an estimated 1,500 patients, accounting for more than 50% of the world’s HPS patient population. These estimates are based upon studies in various scientific journals as well as rare orphan disease portals such as “Orphanet.”

KOLs indicated that drug treatment rates would be as high as IPF rates. Market access hurdles for Puerto Rico were modelled into approximately 54% drug treated based on KOL / payer concerns around patient access to coverage. The percentage drug treated in the US (ex. PR) and EU was assessed to be about 63%.

Currently no products are approved for this indication although IPF drugs are sometimes tried with little effect. KOLs and payers provided insight into expected penetration dynamics given hypothetical competitive landscapes; assuming only Esbriet / generic as the competitors, payers estimated Ocean Biomedical could capture significant market share (80%) based on a better efficacy and side-effect profile.

Pricing is projected to be similar to the prices for currently marketed IPF products (approximately $95,000 per year) and adjusted slightly lower for generic impact. List prices are based on payer and secondary sources and these figures were inflated to the launch year and adjusted down based on the assumption that Esbriet generic will be approved for HPS. For the US and PR, the estimated annual price is approximately $82,000 and for EU approximately $69,000.

Malaria Vaccine

Malaria is caused by parasites and transmitted through the bites of infected female Anopheles mosquitoes.

The WHO African Region represents a disproportionately high share of the global malaria burden (95% of malaria cases and 96% of malaria deaths). Children under 5 accounted for about 80% of all malaria deaths in the region.

Addressable population was estimated based upon feedback from KOLs and secondary research of WHO vaccination analogs in endemic regions, factored for new vaccine rollout and the particular dynamics of malaria (rural disease, continent-wide rollout, multiple countries, and governments involved). Segmentation of the high-impact endemic region population was used for the public and private vaccines segments, combined with segmentation of target traveler segments

The public vaccine population represents the highest impact segment of population (<15 years of age and a percentage of high-risk adults) that would be prioritized for immunization by WHO and GAVI approximately 645,000,000 based on KPMG forecast of target population which utilized World Economic Forum and UN population estimates.

The private vaccine population is about 5% of the public vaccine population, or approximately 34,000,000 based upon KOL consensus as well as academic literature assessment of private vaccine market in endemic regions.

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Traveler market is the segment consisting of individuals in developed countries who travel to malaria endemic regions (MER). The prevalence of frequent travelers to MER was based on World Economic Forum data on tourists to MER, KOL feedback on traveler segment and academic literature assessment of “frequent travelers” to MER. The percentage of those travelers seeking prophylaxis and traveler vaccination rate are based on KOL feedback and academic literature for travel medicine; travel vaccination analogs and is estimated to be 141,000,000.

Vaccination percentage of 55% for the public segment, 70% for the private segment and 42% for the traveler market were based on consensus of KOL estimates when benchmarked against WHO/GAVI vaccination rates in endemic regions.

Ocean Biomedical’s vaccine peak penetration is based on assumed moderate improvement of safety and efficacy profile versus competitors and achieves a 50% share in the public and private segments and 30% share of the traveler segment. KPMG estimates assume competitor at launch, with additional competitor erosion to Ocean Biomedical share in the future and utilized KOL and Payer assessments and Informa Pipeline Data.

KPMG price estimates incorporate KOL and payer consensus along with travel vaccine analog pricing. Price per dose at launch is projected to be approximately $5.00 in the public segment, approximately $15.00 in the private segment and approximately $180.00 for travelers. These are comparable to pricing for other vaccines in the public segment (such as Hepatitis B Virus) and travel vaccines (e.g., Yellow Fever vaccines range from $150.00 to $300.00 per dose).

Malaria Monoclonal Antibody

Segmentation of the severe malaria therapeutic and malaria-endemic region traveler segments was used to forecast mAb revenue.

Severe Malaria cases in endemic regions is estimated at 2,500,000 cases, growing at 2% annually until our launch year and then slowing growth over forecast period and is based on WHO assessment; growth rates declining due to assumed presence of the prophylactic vaccine driving down cases. Severe Malaria cases in US/EU is forecast to be about 800 and growing with population – from CDC. Of these severe malaria cases, the treated percentage is 40% (brought to hospital) in endemic regions, and approximately 100% in US/EU. These percentages are based on WHO assessment for endemic countries and CDC assessment for US/EU.

The other segment is the Malaria-endemic region (MER) travelers. This segment is projected to be 141,000,000 from World Economic Forum travelers to MER forecast. The addressable percentage of the traveler segment is projected to be 35%. This access-adjusted traveler population is a forecast of the addressable segment given KOL / Payer feedback regarding reimbursement, as well as travel clinician and academic assessments of traveler vaccination trends. Traveler Prophylactic Trends were assessed to be 25% seeking prophylaxis; 42% vaccination rate, based on travel medicine academic literature and KOL assessments of travel vaccine analogs.

The Malaria mAb penetration rate is projected to be 5% for Therapeutic endemic countries, 10% for Therapeutic High-Income Countries (HIC) and 50% for Traveler segment. These assessments were based on KOLs, Payers and Informa Pipeline Data. There is limited assumed therapeutic penetration due to SoC efficacy and low cost.

The projected price for Therapeutic Endemic countries is $50 per dose. The projected price for Therapeutic HIC/Traveler segments is $450 per dose. These prices are based upon payer feedback. Traveler/Theraperutic HIC segments projected to have the same pricing due to payer ability to supply from either segment.

Opinion of The Mentor Group

As discussed herein, the AHAC Board engaged The Mentor Group, Inc. (“Mentor”) in connection with the Business Combination Agreement to provide to the AHAC Board a fairness opinion related thereto. Such engagement was entered into pursuant to the terms of an engagement letter dated as of August 18, 2022.

Mentor is an internationally recognized independent valuation consulting firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions and valuations for corporate and other purposes. AHAC selected Mentor to provide a fairness opinion on the basis of Mentor’ reputation, its experience in the preparation of delivery of fairness opinions in connection with business combination transactions of other companies in the investment management industry and a cost structure that was appropriate for a company of AHAC’s size and for the size of the Business Combination. Neither AHAC, Ocean Biomedical, nor any of their respective affiliates have or have had during the past two years any material relationship with Mentor, or its affiliates, and no relationship with Mentor, or its affiliates, not related to the Business Combination is currently contemplated between AHAC, Ocean Biomedical, New Ocean Biomedical, or any of their respective affiliates.

On August 30, 2022, the AHAC Board held a video meeting with several representatives from Nelson Mullins, AHAC’s counsel, and several representatives from Mentor in which Mentor provided a final presentation regarding the Transaction and delivered its opinion letter (the “Opinion”) to the AHAC Board on August 30, 2022 stating that, as of the date of the Opinion and subject to and based on the assumptions made, procedures followed, matters considered, limitations of the review undertaken and qualifications contained in such Opinion, the purchase price to be paid by AHAC to the equity holders of Ocean Biomedical in the Transaction for Ocean Biomedical as provided in the Business Combination Agreement is fair from a financial point of view to the public stockholders of AHAC. The summary of the Opinion in this proxy statement is qualified in its entirety by reference to the full text of the Opinion, which is attached to this proxy statement as Annex E, and includes the definition of the Transaction, and sets forth the assumptions made, procedures followed, matters considered, qualifications and limitations on the review undertaken by Mentor in connection with arriving at and delivering the Opinion.

The Opinion was furnished solely to be utilized by the AHAC Board as only one input to consider in its process of analyzing the Business Combination and it did not constitute a recommendation to the AHAC Board (or any member thereof), any shareholder of AHAC or any other person as to how such person should vote or invest in AHAC or otherwise act with respect to the Transactions or in any other manner.

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In arriving at its Opinion, Mentor looked solely at the enterprise value of Ocean Biomedical as a going concern and on a standalone basis immediately prior to the date of the Opinion and did not consider any impact on value (positive or negative) of the consummation of the Transaction on the value of Ocean Biomedical. Mentor performed the reviews, analyses and inquiries as it, in its professional judgment and experience, deemed necessary and appropriate under the circumstances and based on the nature of the Business Combination Agreement. Mentor’s activities, included, without limitation:

1)	Reviewed a draft of the nonbinding letter of intent dated August 17, 2022 (the “LOI”);
2)	reviewed the August 2022 Ocean Biomedical Company Overview;
3)	reviewed Ocean Biomedical Financial Model Overview dated May 24, 2021;
4)	reviewed Amendment No. 7 to Form S-1, the Registration Statement for Ocean Biomedical filed with the SEC on April 8, 2022;
5)	reviewed 1 KPMG Ocean Biomedical Equity Story & Commercial Opportunity Assessment dated June 2020;
6)	reviewed 2 KPMG Project Ocean Commercial Opportunity Assessment dated June 2020;
7)	reviewed 3 KPMG Ocean Biopharma Detailed Revenue Forecasts dated June 2020;
8)	reviewed 4 KPMG Ocean Biomedical Inc. Calculation Report dated June 9, 2020;
9)	reviewed KPMG Ocean Biomedical, Inc. Valuation of the Profits Interest Unit dated February 22, 2021;
10)	spoke with certain members of the management of AHAC regarding the business, operations, financial condition and prospects of the Ocean Biomedical, the Transaction and related matters;
11)	compared the financial and operating performance of Ocean Biomedical with that of other public companies that Mentor deemed to be relevant;
12)	considered publicly available financial terms of certain transactions that they deemed to be relevant; and,
13)	conducted such other financial studies, analyses and inquiries and considered such other information and factors as they deemed appropriate.

In rendering its Opinion, Mentor assumed and relied upon the accuracy and completeness of the audited and unaudited financial statements, forecasts and other information provided to it by AHAC and Ocean Biomedical, and Mentor further relied upon the assurances of such companies’ management that they were, in each case, unaware of any facts or circumstances that would make the information provided to Mentor incomplete or misleading. Mentor did not assume any responsibility for independent verification of such information or assurances.

In arriving at its Opinion, Mentor did not perform any independent appraisal or physical inspection of the assets of Ocean Biomedical. Mentor’s analysis does not constitute an examination, review or compilation of prospective financial statements in accordance with standards established by the American Institute of Certified Public Accountants (“AICPA”). Mentor did not express an opinion or any other form of assurance on the reasonableness of the underlying assumptions or whether any of the prospective financial statements, if used, are presented in conformity with AICPA presentation guidelines. Furthermore, they noted there will usually be differences between prospective and actual results because events and circumstances frequently do not occur as expected and those differences may be material.

The Opinion was predicated on the assumption that the final executed form of the Business Combination Agreement would not differ in any material respect from the draft of the LOI they examined, that the conditions to the Transactions as set forth in the LOI would be satisfied, and that the Transactions would be consummated on a timely basis in the manner contemplated by the LOI.

In performing its analyses, Mentor considered business, economic, market and other conditions as they existed on, and could be evaluated as of, the date of its Opinion. Mentor noted that no company or business used in Mentor’s analyses for comparative purposes is identical to Ocean Biomedical, and an evaluation of the results of those analyses is not entirely mathematical and is subject to assumptions and estimates. The estimates contained in the financial projections and the implied reference range values indicated by Mentor’s analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of AHAC or Ocean Biomedical. Much of the information used in, and accordingly the results of, Mentor’s analyses are inherently subject to substantial uncertainty. As a result, Mentor did not and does not assume any responsibility if the future results are materially different from those forecasts.

To identify companies comparable to Ocean Biomedical, Mentor searched for private companies that develop and commercialize medicines and pharmaceuticals for a variety of diseases that were domiciled in the U.S. and acquired within the last five years. Mentor narrowed its search to acquired companies with revenue from $33 - $400 million in the year prior to acquisition, which is the approximate estimated revenue range of Ocean Biomedical in the first year (2027) of revenue generation for the four scenarios that Mentor utilized in its analysis. Once Mentor identified the “guideline transacted companies,” it performed a statistical analysis on four financial performance measures (revenue, EBITDA, EBIT and NI) for those transacted companies for which the information was available. We note that for all transacted companies, Trailing-Twelve-Month (“TTM”) revenue was available; but, for only ten companies were TTM EBITDA, EBIT, and NI available. Furthermore, TTM EBITDA, EBIT and NI were negative for five or more of these ten companies. Mentor calculated transaction multiples of EBITDA, EBIT, and NI for those transacted companies with positive profitability. For several of the companies for which financial information was not provided, two or three multiples of TTM EBITDA, EBIT and NI were available. After a careful review of the information, including the much lower sample size for measures of profitability, Mentor decided that only a TTM revenue multiple was appropriate for estimating the value of Ocean Biomedical. From Mentor’s statistical analysis, it selected the minimum and third quartile multiples of TTM revenue to apply to Ocean Biomedicals forecast 2028 revenues for the Downside Case and the Base Case. After applying the multiples to the estimated revenues, Mentor averaged the result for the Downside Case and Base Case using the minimum multiple; and averaged the result for the Downside Case and Base Case using the third quartile multiple of revenue. This provided a range for the value of Ocean Biomedical from the low-end Downside Case to the higher-end Base Case.

Mentor did not review or evaluate the likelihood of regulatory approvals for specific products. Instead, Mentor reviewed probability of technical and regulator success rate information from Informa’s Pharmapremia database for 337 drugs over the period 2000 – 2019: 236 infectious disease vaccines, 21 IPF small molecules (pulmonary fibrosis), 61 NSCLC mAbs (oncology), and 19 GBM mAbs (oncology). Probability of success for each of the four categories was 14.9% for infectious disease, 16.3% for pulmonary fibrosis, 9.9% for NSCLC and 5.3% for GBM mAbs. Mentor’s projections factored in FDA approval of new competitive products.

Mentor’s Opinion was only one of many factors considered by the AHAC Board in evaluating the proposed Mergers. Neither Mentor’s Opinion nor its analyses were determinative of the transaction consideration or of the views of the AHAC Board, or AHAC’s management with respect to any determinations made regarding the Transactions or the consideration with respect thereto. The type and amount of consideration payable as the Transactions consideration were determined through negotiation between AHAC and Ocean Biomedical, and the decision to enter into the Business Combination Agreement was solely that of the AHAC Board.

Financial Analyses

In preparing its Opinion, Mentor performed a variety of analyses, including those described herein. The summary of Mentor’s analyses is not a complete description of the analyses underlying Mentor’s Opinion. The preparation of such an opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither Mentor’s Opinion nor its underlying analyses is readily susceptible to partial analysis or summary description. Mentor arrived at its Opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, methodology or factor. Accordingly, Mentor made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all its analyses, and Mentor believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, methodologies and factors, without considering all analyses, methodologies and factors, could create a misleading or incomplete view of the processes underlying Mentor’s analyses and Opinion.

For purposes of its analyses, Mentor reviewed a number of financial metrics, including enterprise value, which generally is the value as of a specified date of the relevant company’s outstanding equity securities (taking into account outstanding options and other securities convertible, exercisable or exchangeable into or for equity securities of the applicable acquisition target) plus the amount of its net debt (i.e., the amount of its outstanding indebtedness, non-convertible preferred stock, capital lease obligations and non-controlling interests less the amount of cash and cash equivalents on its balance sheet).

Unless the context indicates otherwise, Mentor based the enterprise values used in the selected companies’ analysis described below using the closing prices of the common stock of the selected companies as of August 19, 2022. Mentor based the estimates of the future financial performance of Ocean Biomedical using Discounted Cash Flow method (“DCF”), with a discount rate of 16.0%, and the Guideline Transaction Method.

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Value Range. For purposes of its financial analyses, with AHAC’s consent, Mentor determined a range of values for Ocean Biomedical as follows:

(in $ Thousands)
Valuation Method	Low	High
Income Approach
DCF Method	$359,000	$1,579,000
Market Approach
Guideline Transaction Method	$1,023,000	$4,084,000

Discounted Cash Flows Analysis

Using financial projections provided by Ocean Biomedical’s management, Mentor calculated the net present value of the unlevered, after-tax free cash flows that Ocean Biomedical’s business is forecasted to generate for the financial years 2022 through 2040, plus the present value of the terminal value of Ocean Biomedical’s business in year 2040.

Mentor’s forecast encompassed a 18-year period because the entire Ocean Biomedical portfolio is entering Phase I Clinical Trials, with new product introductions forecast to occur in 2027 – 2028. As of January 1, 2022, Ocean Biomedical exclusively licensed 19 issued patents and 38 pending patent applications. The issued patents and pending patent applications have nominal expiration dates ranging from 2032 to 2041, without accounting for any available patent term adjustments or extensions. The projections are thus relevant over the 14-year period of time following product introduction, during the time in which the products are, for the most part, patent protected.

The fast growth phase for the products would occur during the first six to seven years following product introduction (2027 – 2034), after which (except for certain oncology products), revenue growth is expected to decline to a long-term nominal growth rate of from 1 – 3% per year by 2040. Thus, Mentor concluded that the 18-year projection period is appropriate.

Guideline Transaction Method

Mentor valued Ocean Biomedical based on pricing multiples derived from the sale of companies that are similar to the AHAC and Ocean Biomedical transaction. Mentor compared certain transactions involving the purchase of comparable companies, selecting the transactions that closely mirror Ocean Biomedical’s operations and which occurred in similar industry and economic conditions, and finally, applied the indicated pricing multiples from the representative transactions. Please see Schedule 17 to the Fairness Opinion for a list of the transactions that Mentor evaluated under the Guideline Transaction Method.

Fees and Scope of Engagement

AHAC has paid Mentor a fee of $70,000 in connection with delivery of its Opinion and has reimbursed Mentor for its reasonable expenses incurred in connection with the AHAC engagement and has agreed to indemnify Mentor, any controlling person of Mentor and each of their respective directors, officers, employees, agents and affiliates against specified liabilities, including liabilities under the federal securities laws.

The Opinion was delivered to the AHAC Board subject to the conditions, scope of engagement, limitations and understanding set forth in the Opinion and subject to the understanding that the obligations of Mentor in connection with the Business Combination Agreement are solely corporate obligations. Mentor was not asked to opine on, and the Opinion did not express any views with respect to, (i) any other terms of the Business Combination Agreement, (ii) AHAC’s underlying business decision to effect the Business Combination Agreement, (iii) the basic business decision to proceed with or effect the Business Combination Agreement, (iv) the merits of the Business Combination Agreement relative to any alternative transaction or business strategy that may be available to AHAC, (v) the amount or nature of the compensation to any officer, director or employee or any class of such persons relative to the compensation to be received by the holders of any class of securities, creditors or other constituencies of AHAC or Ocean Biomedical in the Business Combination Agreement, or relative to or in comparison with the consideration payable in connection with the Transaction, (vi) the fairness of the Transaction to any particular group or class of securities (other than the equity securities of AHAC which were acquired upon the consummation of the Transaction), creditors, or other constituencies of AHAC, (vii) the solvency, creditworthiness or fair value of Ocean Biomedical or any other participant in the Transaction under any applicable laws relating to bankruptcy, insolvency or similar matters, (viii) the procedural fairness of the Transaction or other possible measures of fairness, (ix) the independent fair value of Ocean Biomedical (except as expressly set forth in the Opinion) (x) the fairness of any Backstop Agreements or the ELOC, or (xi) the fairness of such valuation to AHAC or AHAC’s shareholders (independent from the Transaction), taken as a whole.

The AHAC Board considered a wide variety of factors in connection with its evaluation of the Business Combination. In light of the complexity of those factors, the AHAC Board, as a whole, did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it took into account in reaching its decision. Individual directors may have given different weight to different factors. This explanation of AHAC’s reasons for the Business Combination and all other information presented in this section is forward-looking. Therefore, you should read this explanation in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factor Summary.”

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Certain Material U.S. Federal Income Tax Considerations of the Redemption

The following is a discussion of certain material U.S. federal income tax considerations for holders of our shares of Class A Common Stock that elect to have their Class A Common Stock redeemed for cash if the Business Combination is completed. This discussion applies only to Class A Common Stock that is held as a capital asset for U.S. federal income tax purposes. This discussion is limited to U.S. federal income tax considerations, and does not address estate or any gift tax considerations or considerations arising under the tax laws of any state, local or non-U.S. jurisdiction. This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances, including the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, such as:

●	financial institutions or financial services entities;

●	broker dealers;

●	insurance companies;

●	dealers or traders in securities subject to a mark-to-market method of accounting with respect to shares of Class A Common Stock;

●	persons holding Class A Common Stock as part of a “straddle,” hedge, integrated transaction or similar transaction;

●	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

●	“specified foreign corporations”(including “controlled foreign corporations”), “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

●	U.S. expatriates or former long-term residents of the United States;

●	governments or agencies or instrumentalities thereof;

●	regulated investment companies (“RICs”) or real estate investment trusts (“REITs”);

●	persons subject to the alternative minimum tax provisions of the Code;

●	persons who received their shares of Class A Common Stock as compensation;

●	partnerships or other pass-through entities for U.S. federal income tax purposes; and

●	tax-exempt entities.

If you are a partnership (or other pass-through entity) for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners (or other owners) will generally depend on the status of the partners and your activities. Partnerships and their partners (or other owners) should consult their tax advisors with respect to the consequences to them of electing to have their Class A Common Stock redeemed for cash if the Business Combination is completed.

This discussion is based on the Code and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, changes to any of which subsequent to the date of this proxy statement may affect the tax consequences described herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a contrary position. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes). You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction. This summarized tax information is not tax advice.

Redemption of Class A Common Stock

In the event that a holder’s shares of Class A Common Stock are redeemed pursuant to the redemption provisions described in this proxy statement under the section entitled “Special Meeting in Lieu of the 2022 Annual Meeting of Company Stockholders — Redemption Rights,” the treatment of the redemption for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale or other exchange of shares of Class A Common Stock under Section 302 of the Code. If the redemption qualifies as a sale of shares of Class A Common Stock, a U.S. holder will be treated as described below under the section entitled “Shareholder Proposal No. 1: The Business Combination Proposal — U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock,” and a Non-U.S. holder will be treated as described under the section entitled “Shareholder Proposal No. 1: The Business Combination Proposal — Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock.” If the redemption does not qualify as a sale of shares of Class A Common Stock, a holder will be treated as receiving a corporate distribution with the tax consequences to a U.S. holder described below under the section entitled “Shareholder Proposal No. 1: The Business Combination Proposal — U.S. Holders — Taxation of Distributions,” and the tax consequences to a Non-U.S. holder described below under the section entitled “Shareholder Proposal No. 1: The Business Combination Proposal — Non-U.S. Holder — Taxation of Distributions.”

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Whether a redemption of shares of Class A Common Stock qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held by the redeemed holder before and after the redemption (including any stock constructively owned by the holder as a result of owning Private Placement Warrants or Public Warrants and any of our stock that a holder would directly or indirectly acquire pursuant to the Business Combination) relative to all of our shares outstanding both before and after the redemption. The redemption of Class A Common Stock generally will be treated as a sale of Class A Common Stock (rather than as a corporate distribution) if the redemption (1) is “substantially disproportionate” with respect to the holder, (2) results in a “complete termination” of the holder’s interest in us or (3) is “not essentially equivalent to a dividend” with respect to the holder. These tests are explained more fully below.

In determining whether any of the foregoing tests result in a redemption qualifying for sale treatment, a holder takes into account not only shares of our stock actually owned by the holder, but also shares of our stock that are constructively owned by it. A holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any stock that the holder has a right to acquire by exercise of an option, which would generally include Class A Common Stock which could be acquired pursuant to the exercise of the Private Placement Warrants or the Public Warrants. Moreover, any of our stock that a holder directly or constructively acquires pursuant to the Business Combination generally should be included in determining the U.S. federal income tax treatment of the redemption.

In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the holder immediately following the redemption of shares of Class A Common Stock must, among other requirements, be less than eighty percent (80%) of the percentage of our outstanding voting stock actually and constructively owned by the holder immediately before the redemption (taking into account both redemptions by other holders of Class A Common Stock and the Class A Common Stock to be issued pursuant to the Business Combination). There will be a complete termination of a holder’s interest if either (1) all of the shares of our stock actually and constructively owned by the holder are redeemed or (2) all of the shares of our stock actually owned by the holder are redeemed and the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the holder does not constructively own any other stock.

The redemption of Class A Common Stock will not be essentially equivalent to a dividend if the redemption results in a “meaningful reduction” of the holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation where such stockholder exercises no control over corporate affairs may constitute such a “meaningful reduction.”

If none of the foregoing tests is satisfied, then the redemption of shares of Class A Common Stock will be treated as a corporate distribution to the redeemed holder and the tax effects to such a U.S. holder will be as described below under the section entitled “Shareholder Proposal No. 1: The Business Combination Proposal – U.S. Holders — Taxation of Distributions,” and the tax effects to such a Non-U.S. holder will be as described below under the section entitled “Shareholder Proposal No. 1: The Business Combination Proposal – Non-U.S. Holders — Taxation of Distributions.” After the application of those rules, any remaining tax basis of the holder in the redeemed Class A Common Stock will be added to the holder’s adjusted tax basis in its remaining stock, or, if it has none, to the holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it. A holder should consult with its own tax advisors as to the tax consequences of a redemption.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our shares of Class A Common Stock who or that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation purposes regardless of its source; or

●	an entity treated as a trust for U.S. federal income tax purposes if (i) a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. persons have the authority to control all substantial decisions of such trust or (ii) it has a valid election in effect under Treasury regulations to be treated as a U.S. person.

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Taxation of Distributions. If our redemption of a U.S. holder’s shares of Class A Common Stock is treated as a corporate distribution, as discussed above under the section entitled “Shareholder Proposal No. 1: The Business Combination Proposal — Redemption of Class A Common Stock,” such distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our Class A Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A Common Stock and will be treated as described below under the section entitled “Shareholder Proposal No. 1: The Business Combination Proposal — U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock.”

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. It is unclear whether the redemption rights with respect to the Class A Common Stock described in this proxy statement may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock. If our redemption of a U.S. holder’s shares of Class A Common Stock is treated as a sale, taxable exchange or other taxable disposition, as discussed above under the section entitled “Shareholder Proposal No. 1: The Business Combination Proposal — Redemption of Class A Common Stock,” a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount of cash and the U.S. holder’s adjusted tax basis in the shares of Class A Common Stock redeemed. A U.S. holder’s adjusted tax basis in its Class A Common Stock generally will equal the U.S. holder’s acquisition cost less any prior distributions paid to such U.S. holder with respect to its shares of Class A Common Stock treated as a return of capital. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Class A Common Stock so disposed of exceeds one year. Long-term capital gains recognized by noncorporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations. U.S. holders who hold different blocks of Class A Common Stock (shares of Class A Common Stock purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. holder.” A Non-U.S. holder is a beneficial owner of our Class A Common Stock who, or that is, for U.S. federal income tax purposes:

●	a non-resident alien individual, other than certain former citizens and residents of the United States subject to U.S. tax as expatriates;

●	a foreign corporation; or

●	an estate or trust that is not a U.S. holder.

Taxation of Distributions. If our redemption of a Non-U.S. holder’s shares of Class A Common Stock is treated as a corporate distribution, as discussed above under the section entitled “Shareholder Proposal No. 1: The Business Combination Proposal — Redemption of Class A Common Stock,” to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), such distribution will constitute a dividend for U.S. federal income tax purposes and, provided such dividend is not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30 percent (30%), (and, under certain income tax treaties, such dividend is not attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder), unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our Class A Common Stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Class A Common Stock, which will be treated as described below under the section entitled “Shareholder Proposal No. 1: The Business Combination Proposal — Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock.”

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The withholding tax described in the preceding paragraph does not apply to dividends paid to a Non-U.S. holder who provides an IRS Form W-8ECI certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. holder that is a corporation for U.S. federal income tax purposes and is receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30 percent (30%) (or a lower applicable income tax treaty rate).

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock. If our redemption of a U.S. holder’s shares of Class A Common Stock is treated as a sale or other taxable disposition, as discussed above under the section entitled “— Redemption of Class A Common Stock,” a Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of the redemption, unless:

●	the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder);

●	such Non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year in which the disposition takes place and certain other conditions are met; or

●	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our Class A common stock and, in the circumstance in which shares of our Class A Common Stock are regularly traded on an established securities market, the Non- U.S. holder has owned, directly or constructively, more than 5% of our Class A Common Stock at any time within the shorter of the five-year period preceding the redemption or such Non-U.S. holder’s holding period for the shares of our Class A Common Stock. There can be no assurance that our Class A Common Stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a corporation for U.S. federal income tax purposes may also be subject to an additional “branch profits tax” at a 30 percent (30%) rate (or lower income tax treaty rate). If the second bullet point applies to a Non-U.S. holder, such Non-U.S. holder will be subject to U.S. tax on such Non-U.S. holder’s net capital gain for such year (including any gain realized in connection with the redemption) at a tax rate of 30 percent (30%).

If the third bullet point above applies to a Non-U.S. holder, gain recognized by such holder in the redemption will be subject to tax at generally applicable U.S. federal income tax rates. In addition, we may be required to withhold U.S. federal income tax at a rate of fifteen percent (15%) of the amount realized upon such redemption. We believe that we are not, and have not been at any time since our formation, a United States real property holding corporation and we do not expect to be a United States real property holding corporation immediately after the Business Combination is completed.

Information Reporting and Backup Withholding

Dividend payments with respect to our Class A Common Stock and proceeds from the sale, taxable exchange or taxable redemption of our Class A Common Stock may be subject to information reporting to the IRS and possible United States backup withholding at a twenty-four percent (24%) rate. Backup withholding will not apply, however, to a U.S. holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status.

Amounts treated as dividends that are paid to a Non-U.S. holder are generally subject to reporting on IRS Form 1042-S even if the payments are exempt from withholding. A Non-U.S. holder generally will eliminate any other requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s United States federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

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FATCA Withholding Taxes

Provisions commonly referred to as “FATCA” impose withholding of 30 percent (30%) on payments of dividends (including amounts treated as dividends received pursuant to a redemption of stock) on our Class A Common Stock. Previously, withholding with respect to the gross proceeds of a disposition of any stock, debt instrument, or other property that can produce U.S.-source dividends or interest was scheduled to begin on January 1, 2019; however, such withholding has been eliminated under proposed U.S. Treasury regulations, which can be relied on until final regulations become effective. In general, no such withholding will be required with respect to a U.S. holder or an individual Non-U.S. holder that timely provides the certifications required on a valid IRS Form W-9 or W-8, respectively. Holders potentially subject to withholding include “foreign financial institutions”(which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Non-U.S. holders should consult their tax advisers regarding the effects of FATCA on a redemption of Class A Common Stock.

Vote Required for Approval

The Business Combination (and consequently, the Business Combination Agreement and the transactions contemplated thereby, including the Business Combination) will be approved and adopted only if the holders of at least a majority of the outstanding shares of AHAC’s common stock vote “FOR” the Business Combination Proposal. Failure to vote by proxy or to vote in person at the Special Meeting or an abstention from voting will have the same effect as a vote “AGAINST” the Business Combination Proposal.

The Business Combination Proposal is conditioned on the approval of the Charter Amendment Proposal, the Nasdaq Proposal, the Incentive Plan Proposal and the Employee Stock Purchase Plan Proposal.

The Charter Amendment Proposal, the Nasdaq Proposal, the Incentive Plan Proposal, the Employee Stock Purchase Plan Proposal and the Election of Directors Proposal are conditioned on the approval of the Business Combination at the Special Meeting.

As of the Record Date, AHAC’s Sponsor, directors and officers have agreed to vote any shares of Common Stock owned by them in favor of the Business Combination. As of the date hereof, the Sponsor, directors and officers have not purchased any Public Shares.

Recommendation of the AHAC Board

THE AHAC BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.

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ShAREHOLDER PROPOSAL NO. 2: The Charter Amendment Proposal

Overview

If the Business Combination is consummated, New Ocean Biomedical will replace the certificate of incorporation of AHAC with the New Ocean Biomedical Charter in the form attached to this proxy statement as Annex B, which, in the judgment of the AHAC Board, is necessary to adequately address the needs of New Ocean Biomedical following the Closing.

The following table sets forth a summary of the principal changes proposed to be made between the AHAC Charter and the proposed New Ocean Biomedical Charter. This summary is qualified by reference to the complete text of the proposed New Ocean Biomedical Charter, a copy of which is attached to this proxy statement as Annex B. All stockholders are encouraged to read the proposed New Ocean Biomedical Charter in its entirety for a more complete description of its terms.

	AHAC Charter	New Ocean Biomedical Charter
Number of Authorized Shares	The AHAC Charter authorized 138,750,000 shares, consisting of 137,500,000 shares of Common Stock, including 125,000,000 of Class A common stock, and 12,500,000 shares of Class B common stock, and 1,250,000 shares of preferred stock, each having a par value of $0.0001.	The New Ocean Biomedical Charter authorizes 310,000,000 shares, consisting of 300,000,000 shares of common stock and 10,000,000 shares of undesignated preferred stock, each having a par value of $0.0001 per share. Except as otherwise provided in a Preferred Stock Designation, the number of authorized shares of the Common Stock or Preferred Stock may from time to time be increased or decreased (but not below the number of shares of the class outstanding) by affirmative vote of the holders of a majority in voting power of the outstanding capital stock of New Ocean Biomedical outstanding irrespective of any requirement for a class vote under the DGCL.

Reclassification of Class A and Class B Common Stock, or Common Stock and Undesignated Preferred Stock	The AHAC Charter authorized Class A common stock, Class B common stock and undesignated preferred stock.	The New Ocean Biomedical Charter authorizes common stock, and undesignated preferred stock.
Name	Aesther Healthcare Acquisition Corp.	Ocean Biomedical, Inc.

Purpose	The AHAC Charter provides that the purpose of AHAC is to engage in any lawful act or activity for which corporations may be organized under the DGCL. In addition to the powers and privileges conferred upon by law and those incidental thereto, AHAC shall possess and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of AHAC, including, but not limited to, a Business Combination.	The New Ocean Biomedical Charter provides that the purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

Duration of Existence	The AHAC Charter provides that if AHAC does not consummate the Business Combination and fails to complete an initial business combination within 12 months from the closing of the IPO or during any extension period (subject to the requirements of law), it will be required to dissolve and liquidate its Trust Account by returning the then-remaining funds in such account to the Public Stockholders.	Perpetual.

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	AHAC Charter	New Ocean Biomedical Charter
Provisions Specific to a Blank Check Company	The AHAC Charter sets forth various provisions related to our operations as a blank check company prior to the consummation of an initial business combination.	N/A

Composition of the Board

The AHAC Charter provides that each nominee for director shall stand for election to a one-year term expiring at the next annual meeting of stockholders or until his or her successor has been elected and qualified, subject to such director’s earlier death, resignation, retirement, disqualification or removal.

The New Ocean Biomedical Charter provides that the directors, other than those who may be elected by the holders of any series of undesignated preferred stock, shall be classified, with respect to the terms for which they severally hold office, into three classes. The Board of Directors shall assign directors into classes at the time the classification becomes effective. The initial Class I Directors shall serve for a term expiring at the first annual meeting of stockholders to be held after the filing of the New Ocean Biomedical Charter, the initial Class II Directors shall serve for a term expiring at the second annual meeting of stockholders held after the filing of the New Ocean Biomedical Charter, and the initial Class III Directors shall serve for a term expiring at the third annual meeting of stockholders to be held after the filing of the New Ocean Biomedical Charter. At each meeting of stockholders, directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Notwithstanding the foregoing, the Directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation, death or removal. Vacancies that occur during a year may be filled by the Board of Directors to fill the remainder of the full term of the departing director. Any increase or decrease in the number of directors shall be apportioned by the Board among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.

Removal of Directors	The AHAC Charter provides that directors may only be removed for cause and only by the affirmative vote of holders of a majority of the voting power of all the outstanding shares of AHAC capital stock entitled to vote in the election of directors, voting as a single class.	The New Ocean Biomedical Charter provides that directors may only be removed for cause and only by the affirmative vote of holders of not less than two thirds (2/3) of the voting power of all the outstanding shares of capital stock entitled to vote in the election of directors, voting as a single class, subject to the rights of the Preferred Stock to elect and remove directors. Written notice, including the alleged grounds for removal, must be given to the director at least 45 days prior to the annual or special meeting at which it is proposed to remove a director from office.
Amendment of Bylaws by Stockholders

The AHAC Charter provides that the Bylaws may be adopted, amended, altered or repealed by the stockholders of AHAC, provided, however, that in addition to any vote of the holders of any class or series of capital stock of AHAC required by law or by the Amended and Restated Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of at least a majority of the voting power of all then issued and outstanding shares of capital stock of AHAC entitled to vote generally in the election of directors, voting together as a single class, is required for stockholders to adopt, amend, alter or repeal the Bylaws.

The New Ocean Biomedical Charter provides that the Bylaws may be adopted, amended, altered or repealed by the stockholders of New Ocean Biomedical, provided, however, that in addition to any vote of the holder of any class or series of capital stock of New Ocean Biomedical required by law or by the Amended and Restated Certificate including any Preferred Stock Designations, the affirmative vote of holders of not less than two thirds (2/3) of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, is required for stockholders to adopt, amend, alter or repeal the Bylaws.

Special Meetings of Stockholders	No similar provision in the AHAC Charter.	The New Ocean Biomedical Charter provides that only matters set forth in the notice of a special meeting of stockholders may be considered or acted on at the special meeting.

Limitations on Business Combination	The Principal Stockholder excluded from the limitations on Business Combinations with an interested stockholder included in the AHAC Charter is the Sponsor, its transferees and their affiliates and successors.

The Principal Stockholder excluded from the limitations on Business Combinations with an interested stockholder included in the New Ocean Biomedical Charter is Poseidon Bio, LLC, its transferees and their affiliates and successors.

Charter Amendment

The AHAC Charter provides that the Charter may be amended, altered, changed or repealed as prescribed by the DGCL, which generally requires approval of a majority of the outstanding shares of capital stock entitled to vote on the same.

The New Ocean Biomedical Charter provides that the Charter may be amended, altered, changed or repealed as prescribed by the DGCL, which generally requires approval of a majority of the outstanding shares of capital stock entitled to vote on the same; provided, however, that the affirmative vote of not less than two thirds (2/3) of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend, alter, change or repeal certain provisions of the New Ocean Biomedical Charter, including the prohibition on action by stockholders by written consent, the prohibition on stockholders calling special meetings, the provisions described under “Composition of the Board”, “Removal of Directors”, “Amendment of Bylaws” and “Charter Amendment” and the provisions limiting the liability of directors as permitted under the DGCL.

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Reasons for the Amendments to AHAC’s Charter

In the judgment of the AHAC Board, the New Ocean Biomedical Charter is necessary to address the needs of New Ocean Biomedical and AHAC stockholders following the Closing. In particular:

●	The greater number of authorized shares of capital stock is desirable for New Ocean Biomedical to have sufficient shares to complete the Business Combination. Additionally, the AHAC Board believes that it is important for New Ocean Biomedical to have available for issuance a number of authorized shares sufficient to support our growth and to provide flexibility for future corporate needs (including, if needed, as part of financing for future growth acquisitions). The shares would be issuable for any proper corporate purpose, including future acquisitions, capital raising transactions consisting of equity or convertible debt, stock dividends or issuances under current and any future stock incentive plans, pursuant to which we may provide equity incentives to employees, officers and directors. The AHAC Board believes that these additional shares will provide New Ocean Biomedical with needed flexibility to issue shares in the future in a timely manner and under circumstances we consider favorable without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance.

●	The additional changes to the AHAC Charter, including the name change from “Aesther Healthcare Acquisition Corp.” to “Ocean Biomedical, Inc.,” the change in purpose, the change in duration of existence, and the deletion of provisions specific to a blank check company, are necessary to adequately address the needs of New Ocean Biomedical following the Closing. The elimination of certain provisions related to AHAC’s status as a blank check company is desirable because these provisions will serve no purpose following the Business Combination. For example, these proposed amendments remove the requirement to dissolve AHAC and allow New Ocean Biomedical to continue as a corporate entity with perpetual existence following consummation of the Business Combination. Perpetual existence is the usual period of existence for corporations and the AHAC Board believes it is the most appropriate period following the Business Combination. In addition, certain other provisions in the AHAC Charter require that proceeds from AHAC Offering be held in the Trust Account until a business combination or liquidation of AHAC has occurred. These provisions cease to apply once the Business Combination is consummated.

●	The classification of directors and removal of directors only for cause and only upon the affirmative vote of two-thirds (2/3) of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors are intended to encourage experience and leadership stability on the Board of the post-combination company, New Ocean Biomedical. The Board believes that providing for a classified board of directors will assure desirable continuity in leadership and policy following the Business Combination.

●	Requiring the affirmative vote of holders of at least two thirds (2/3) of the outstanding shares of capital stock of New Ocean Biomedical for stockholders to amend the Bylaws and for the amendment, alteration, change or repeal of certain provisions of the New Ocean Biomedical Charter are intended to assure desirable continuity in leadership and policy following the Business Combination.

Vote Required for Approval

The Charter Amendment Proposal will be approved and adopted in their entirety only if the holders of at least a majority of the outstanding shares of AHAC Common Stock vote “FOR” the Charter Amendment Proposal and each of the Business Combination Proposal, the Nasdaq Proposal, the Incentive Plan Proposal, the Employee Stock Purchase Plan Proposal and the Election of Directors Proposal at the Special Meeting. Failure to vote by proxy or to vote virtually at the Special Meeting or an abstention from voting will have the same effect as a vote “AGAINST” the Charter Amendment Proposal.

The approval and adoption of the Charter Amendment Proposal is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal, the Incentive Plan Proposal, the Employee Stock Purchase Plan Proposal and the Election of Directors Proposal at the Special Meeting.

Recommendation of the Board

THE AHAC BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” APPROVAL OF THE CHARTER AMENDMENT PROPOSAL AND THE NEW OCEAN BIOMEDICAL CHARTER.

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SHAREHOLDER PROPOSAL NO. 3: The Nasdaq Proposal

Overview

In connection with the Business Combination, we intend to effect (subject to customary terms and conditions, including the Closing):

●	the issuance, pursuant to the Business Combination Agreement, of an aggregate of 24,000,000 shares of New Ocean Biomedical common stock in the Business Combination, up to 22,000,000 shares of New Ocean Biomedical common stock as earnout shares pursuant to the Business Combination and up to [•] shares of New Ocean Biomedical common stock upon exercise of the Second Street Capital, Inc. Converted Ocean Warrant issued in connection with the Business Combination; and

●	the registration and potential issuance of shares of AHAC Common Stock pursuant to the ELOC.

For further information, please see the section entitled “Shareholder Proposal No. 1: The Business Combination Proposal,” as well as the annexes to this proxy statement.

Why AHAC Needs Stockholder Approval

We are seeking stockholder approval of the stock issuances described above in order to comply with Nasdaq Listing Rule 5635(a), (b) and (d).

Under Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in connection with the acquisition of another company if such securities are not issued in a public offering for cash and: (i) the common stock has or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such common stock (or securities convertible into or exercisable for common stock); or (ii) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock or securities.

Under Nasdaq Listing Rule 5635(b), stockholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a “change of control” of the registrant. Although Nasdaq has not adopted any rule on what constitutes a “change of control” for purposes of Rule 5635(b), Nasdaq has previously indicated that the acquisition of, or right to acquire, by a single investor or affiliated investor group, as little as 20% of the common stock (or securities convertible into or exercisable for common stock) or voting power of an issuer could constitute a change of control.

Under Nasdaq Listing Rule 5635(d), stockholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) at a price that is less than the greater of book or market value of the stock if the number of shares of common stock to be issued is or may be equal to 20% or more of the common stock, or 20% or more of the voting power, outstanding before the issuance.

Stockholder approval of the Nasdaq Proposal is also a condition to the closing under the Business Combination Agreement.

Effect of Proposal on Current Stockholders

If the Nasdaq Proposal is adopted, we will issue 24,000,000 shares of New Ocean Biomedical Common Stock upon the Closing and potentially issue shares pursuant to the ELOC as described under “Shareholder Proposal No. 1: The Business Combination Proposal – ELOC.” We will also issue 2,625,000 shares of new Ocean Biomedical common stock issuable upon the conversion of Class B common stock at the closing of the Business Combination, up to 22,000,000 shares of New Ocean Biomedical common stock pursuant to earn-out shares as described under “Shareholder Proposal No. 1: The Business Combination Proposal – Merger Consideration” and up to _____ shares of New Ocean Biomedical common stock issuable upon exercise of the Converted Ocean Warrant issued to Second Street Capital, LLC as described under “Shareholder Proposal No. 1: The Business Combination Proposal – Warrant Conversion”.

The issuances of the shares of AHAC Common Stock described above would result in significant dilution to AHAC stockholders and result in AHAC stockholders having a smaller percentage interest in the voting power, liquidation value and aggregate book value of AHAC.

Further, the receipt of earn-out shares in the future upon satisfaction of the conditions to receive such shares and shares upon exercise of the Converted Ocean Warrant may result in further dilution to AHAC stockholders in the future.

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Vote Required for Approval

Approval of the Nasdaq Proposal requires the affirmative vote in person (which would include presence at a virtual meeting) or by proxy of holders of a majority of the outstanding shares of AHAC Class A common stock and Class B common stock entitled to vote and actually cast thereon at the Stockholders Meeting, voting together as a single class. Failure to vote by proxy or to vote in person (which would include presence at a virtual meeting) at the Special Meeting and broker non-votes will have no effect on the Nasdaq Proposal. Abstentions will have the same effect as a vote “AGAINST” the Nasdaq Proposal.

The Nasdaq Proposal is conditioned on the approval of the Business Combination Proposal, the Charter Amendment Proposal, the Incentive Plan Proposal, the Employee Stock Purchase Plan Proposal and the Election of Directors Proposal at the Stockholders Meeting.

Recommendation of the AHAC Board

THE AHAC BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL THE NASDAQ PROPOSAL.

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SHAREHOLDER PROPOSAL NO. 4: THE INCENTIVE PLAN PROPOSAL

General

Assuming the Business Combination Proposal and the Nasdaq Proposal are approved, stockholders are being asked to approve the 2022 Equity Incentive Plan (the “2022 Plan”). Up to 4,360,000 shares of New Ocean Biomedical common stock (“Common Stock”) will initially be reserved for issuance under the 2022 Plan, and additional shares will become available for issuance under the 2022 Plan each year as described below under “Aggregate Share Limit.” Our Board of Directors has approved the 2022 Plan, subject to stockholder approval at the special meeting.

The 2022 Plan is intended to replace the Ocean Biomedical, Inc. 2021 Stock Option and Incentive Plan (the “2021 Predecessor Plan”), which the Company will assume in the Business Combination and immediately terminate, as no awards have been granted under the 2021 Predecessor Plan.

The Company believes that stock-based awards focus employees on the objective of creating stockholder value and promoting the success of the Company, and that incentive compensation plans like the proposed 2022 Plan are an important attraction, retention and motivation tool for participants in the plan. Therefore, our Board of Directors recommends that our stockholders approve the 2022 Plan.

Summary Description of the 2022 Equity Incentive Plan The principal terms of the 2022 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2022 Plan, which appears as Annex C to this proxy statement.

Purpose. The purpose of the 2022 Plan is to promote the success of the Company by providing an additional means for us to attract, motivate, retain and reward selected employees and other eligible persons through the grant of awards. Equity-based awards are also intended to further align the interests of award recipients and stockholders.

Administration. The Company’s Board of Directors or one or more committees appointed by the Board of Directors will administer the 2022 Plan. The Board of Directors has delegated general administrative authority for the 2022 Plan to the Compensation Committee. The Board of Directors or a committee thereof (within its delegated authority) may delegate different levels of authority to different committees or persons with administrative and grant authority under the 2022 Plan. (The appropriate acting body, be it the Board of Directors or a committee or other person within its delegated authority is referred to in this proposal as the “Administrator”).

The Administrator has broad authority under the 2022 Plan, including, without limitation, the authority:

●	to select eligible participants and determine the type(s) of award(s) that they are to receive;

●	to grant awards and determine the terms and conditions of awards, including the price (if any) to be paid for the shares or the award and, in the case of share-based awards, the number of shares to be offered or awarded;

●	to determine any applicable vesting and exercise conditions for awards (including any applicable performance and/or time-based vesting or exercisability conditions) and the extent to which such conditions have been satisfied, or determine that no delayed vesting or exercise is required, to determine the circumstances in which any performance-based goals (or the applicable measure of performance) will be adjusted and the nature and impact of any such adjustment, to establish the events (if any) on which exercisability or vesting may accelerate (including specified terminations of employment or service or other circumstances), and to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards (subject in the case of options and stock appreciation rights to the maximum term of the award);

●	to cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;

●	subject to the other provisions of the 2022 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award;

●	to determine the method of payment of any purchase price for an award or shares of the Company’s common stock delivered under the 2022 Plan, as well as any tax-related items with respect to an award, which may be in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of the Company’s common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law;

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●	to modify the terms and conditions of any award, establish sub-plans and agreements and determine different terms and conditions that the Administrator deems necessary or advisable to comply with laws in the countries where the Company or one of its subsidiaries operates or where one or more eligible participants reside or provide services;

●	to approve the form of any award agreements used under the 2022 Plan; and

●	to construe and interpret the 2022 Plan, make rules for the administration of the 2022 Plan, and make all other determinations for the administration of the 2022 Plan.

Eligibility. Persons eligible to receive awards under the 2022 Plan include officers or employees of the Company or any of its subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of its subsidiaries. We estimate that, immediately following the Closing of the Business Combination, approximately 9 officers and employees of the Company and its subsidiaries (including all of the Company’s named executive officers), and each of the eleven members of the Company’s Board of Directors who are not employed by the Company or any of its subsidiaries (“Non-Employee Directors”), will be considered eligible under the 2022 Plan. In addition, we estimate that approximately [●] individual consultants and advisors engaged by the Company and its subsidiaries will then be considered eligible under the 2022 Plan.

Aggregate Share Limit. The maximum number of shares of Common Stock that may be issued or transferred pursuant to awards under the 2022 Plan equals 4,361,852 shares the “Share Limit”).

In addition, the Share Limit shall automatically increase on the first trading day in January of each calendar year during the term of the 2022 Plan, with the first such increase to occur in January 2024, by an amount equal to the lesser of (i) three percent (3%) of the total number of shares of Common Stock issued and outstanding on December 31 of the immediately preceding calendar year or (ii) such number of shares of Common Stock as may be established by the Board of Directors.

Additional Share Limits. The following other limits are also contained in the 2022 Plan. These limits are in addition to, and not in lieu of, the Share Limit for the plan described above.

●	The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the plan is 4,361,852 shares. (For clarity, any shares issued in respect of incentive stock options granted under the plan will also count against the overall Share Limit above.)

●	Awards that are granted under the 2022 Plan during any one calendar year to any person who, on the grant date of the award, is a Non-Employee Director shall not exceed the number of shares that produce a grant date fair value for the award that, when combined with (i) the grant date fair value of any other awards granted under the 2022 Plan during that same calendar year to that individual in his or her capacity as a Non-Employee Director and (ii) the dollar amount of all other cash compensation payable by the Company to such Non-Employee Director for his or her services in such capacity during that same calendar year (regardless of whether deferred and excluding any interest or earnings on any portion of such amount that may be deferred), is $750,000; provided that this limit is $1,000,000 as to any new Non-Employee Director for the calendar year in which the non-employee director is first elected or appointed to the Board of Directors. For purposes of this limit, the “grant date fair value” of an award means the value of the award as of the date of grant of the award and as determined in accordance with ASC Topic 718 or successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions. This limit does not apply to, and will be determined without taking into account, any award granted to an individual who, on the grant date of the award, is an officer or employee of the Company or one of its subsidiaries. This limit applies on an individual basis and not on an aggregate basis to all Non-Employee Directors as a group.

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Share-Limit Counting Rules. The Share Limit of the 2022 Plan is subject to the following rules:

●	Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2022 Plan will not be counted against the Share Limit and will again be available for subsequent awards under the 2022 Plan.

●	Except as described below, to the extent that shares are delivered pursuant to the exercise of a stock appreciation right granted under the 2022 Plan, the number of underlying shares which are actually issued in payment of the award shall be counted against the Share Limit. (For purposes of clarity, if a stock appreciation right relates to ten (10) shares and is exercised at a time when the payment due to the participant is fifty (50) shares, fifty (50) shares shall be charged against the Share Limit with respect to such exercise.)

●	Shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any award granted under the 2022 Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any award granted under the 2022 Plan, will not be counted against the Share Limit and will again be available for subsequent awards under the 2022 Plan.

●	To the extent that an award granted under the 2022 Plan is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the Share Limit and will again be available for subsequent awards under the 2022 Plan.

●	In the event that shares are delivered in respect of a dividend equivalent right granted under the 2022 Plan, the number of shares delivered with respect to the award will be counted against the Share Limit. (For purposes of clarity, if fifty (50) dividend equivalent rights are granted and outstanding when the Company pays a dividend, and ten (10) shares are delivered in payment of those rights with respect to that dividend, ten (10) shares shall be counted against the Share Limit.) Except as otherwise provided by the Administrator, shares delivered in respect of dividend equivalent rights shall not count against any individual award limit under the 2022 Plan other than the aggregate Share Limit.

In addition, the 2022 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2022 Plan. The Company may not increase the applicable share limits of the 2022 Plan by repurchasing shares of common stock on the market (by using cash received through the exercise of stock options or otherwise).

Types of Awards. The 2022 Plan authorizes stock options, stock appreciation rights, and other forms of awards granted or denominated in the Company’s common stock or units of the Company’s common stock, as well as cash bonus awards. The 2022 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be structured to be paid or settled in cash.

A stock option is the right to purchase shares of the Company’s common stock at a future date at a specified price per share (the “exercise price”). The per share exercise price of an option generally may not be less than the fair market value of a share of the Company’s common stock on the date of grant. The maximum term of an option is ten years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under “Federal Income Tax Consequences of Awards Under the 2022 Plan” below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the Code and the 2022 Plan. Incentive stock options may only be granted to employees of the Company or a subsidiary.

A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of share of the Company’s common stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price will be established by the Administrator at the time of grant of the stock appreciation right and generally may not be less than the fair market value of a share of the Company’s common stock on the date of grant. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is ten years from the date of grant.

The other types of awards that may be granted under the 2022 Plan include, without limitation, stock bonuses, restricted stock, restricted stock units, performance stock, stock units or phantom stock (which are contractual rights to receive shares of stock, or cash based on the fair market value of a share of stock), dividend equivalents which represent the right to receive a payment based on the dividends paid on a share of stock over a stated period of time, or similar rights to purchase or acquire shares, and cash awards.

Any awards under the 2022 Plan (including awards of stock options and stock appreciation rights) may be fully-vested at grant or may be subject to time- and/or performance-based vesting requirements.

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Dividend Equivalents; Deferrals. The Administrator may provide for the deferred payment of awards and may determine the other terms applicable to deferrals. The Administrator may provide that awards under the 2022 Plan (other than options or stock appreciation rights), and/or deferrals, earn dividends or dividend equivalents based on the amount of dividends paid on outstanding shares of Common Stock, provided that any dividends and/or dividend equivalents as to the portion of an award that is subject to unsatisfied vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the award to which they relate in the event the applicable vesting requirements are not satisfied (or, in the case of a restricted stock or similar award where the dividend must be paid as a matter of law, the dividend payment will be subject to forfeiture or repayment, as the case may be, if the related vesting conditions are not satisfied).

Assumption and Termination of Awards. If an event occurs in which the Company does not survive (or does not survive as a public company in respect of its common stock), including, without limitation, a dissolution, merger, combination, consolidation, conversion, exchange of securities, or other reorganization, or a sale of all or substantially all of the business, stock or assets of the Company, awards then-outstanding under the 2022 Plan will not automatically become fully vested pursuant to the provisions of the 2022 Plan so long as such awards are assumed, substituted for or otherwise continued. However, if awards then-outstanding under the 2022 Plan are to be terminated in such circumstances (without being assumed or substituted for), such awards would generally become fully vested (with any performance goals applicable to the award being deemed met at the “target” performance level), subject to any exceptions that the Administrator may provide for in an applicable award agreement. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2022 Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a corporate event or in connection with a termination of the award holder’s employment.

Transfer Restrictions. Subject to certain exceptions contained in Section 12(b) of the 2022 Plan, awards under the 2022 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws and are not made for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting securities are held by the award recipient or by the recipient’s family members).

Adjustments. As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2022 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

No Limit on Other Authority. The 2022 Plan does not limit the authority of the Board of Directors or any committee to grant awards or authorize any other compensation, with or without reference to the Company’s common stock, under any other plan or authority.

Termination of or Changes to the 2022 Plan. The Board of Directors may amend or terminate the 2022 Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or deemed necessary or advisable by the Board of Directors. Unless terminated earlier by the Board of Directors and subject to any extension that may be approved by stockholders, the authority to grant new awards under the 2022 Plan will terminate on the tenth anniversary of its establishment. Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

U.S. Federal Income Tax Consequences of Awards under the 2022 Plan

The following is a summary of some of the material federal income tax consequences to participants in the 2022 Plan under current federal tax laws. This summary deals with the general tax principles that apply and is provided only for general information. Certain types of taxes, such as state, local or international income taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant to a participant in light of his or her personal investment circumstances and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the Code to the extent an award is subject to and does not satisfy those rules. This summarized tax information is not tax advice.

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With respect to nonqualified stock options, the company is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

The current federal income tax consequences of other awards authorized under the 2022 Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); restricted stock units, bonuses, stock appreciation rights, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the company will generally have a corresponding deduction at the time the participant recognizes income.

If an award is accelerated under the 2022 Plan in connection with a “change in control” (as this term is used under the Code), the company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the Code (and certain related excise taxes may be triggered). Furthermore, under Section 162(m) of the Code, the aggregate compensation in excess of $1,000,000 payable to current or former Named Executive Officers (including amounts attributable to equity-based and other incentive awards) may not be deductible by the Company in certain circumstances.

Specific Benefits under the 2022 Equity Incentive Plan

The Company has not approved any awards that are conditioned upon stockholder approval of the 2022 Plan. The Company is not currently considering any other specific award grants under the 2022 Plan.

Vote Required for Approval of the 2022 Plan

The approval of this proposal to adopt the 2022 Plan requires the affirmative vote of the holders of a majority of the shares of AHAC Class A and B common stock cast by the stockholders represented “in person” or by proxy and entitled to vote thereon at the Special Meeting, voting together as a single class, assuming that a quorum is present. Abstentions will have no effect on the Incentive Plan Proposal. Broker non-votes will have no effect with respect to the approval of Incentive Plan Proposal.

The Incentive Plan Proposal is conditioned on the approval of the Business Combination, the Charter Amendment Proposal, and the Nasdaq Proposal, the Employee Stock Purchase Plan Proposal and the Election of Directors Proposal.

Recommendation of the AHAC Board

THE AHAC BOARD UNANIMOUSLY RECOMMENDS THAT AHAC’S PUBLIC STOCKHOLDERS VOTE “FOR” THE INCENTIVE PLAN PROPOSAL.

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SHAREHOLDER PROPOSAL NO. 5: THE EMPLOYEE STOCK PURCHASE PLAN PROPOSAL

General

Assuming the Business Combination Proposal, the Charter Amendment, the Nasdaq Proposal and the Incentive Plan Proposal are approved, stockholders are being asked to approve the Employee Stock Purchase Plan (the “ESPP”). Our Board of Directors has approved the ESPP, subject to stockholder approval at the special meeting. The ESPP is intended to replace the Ocean Biomedical, Inc. 2021 Employee Stock Purchase Plan, which the Company will assume in the Business Combination and immediately terminate.

The purpose of the ESPP is to enable eligible employees of the Company and certain of its subsidiaries to use payroll deductions to purchase shares of the Company’s common stock (“Common Stock”) and thereby enhance the sense of participation in the affairs of the Company. Our Board of Directors believes that providing eligible employees with the opportunity to acquire an ownership interest in the Company has been, and will continue to be, essential to the Company’s ability to attract and retain the highest quality and highest performing employees. Our Board of Directors also believes that the ownership of shares of Common Stock by our employees motivates our employees to contribute to the achievement of our corporate objectives and our success. The ESPP includes two components: a Code Section 423 Component (the “423 Component”) and a non-Code Section 423 Component (the “Non-423 Component”). It is intended for the 423 Component to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and the 423 Component shall be interpreted in accordance with that intent. The 423 Component will provide potential additional tax benefits to employees, in addition to the general plan benefit of enabling them to share in the ownership of the Company. Under the Non-423 Component, which does not qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code, options will be granted pursuant to rules, procedures or sub-plans adopted by the Administrator designed to comply with appliable laws to achieve tax, and other objectives for eligible employees. Except as otherwise provided herein or by the Administrator, the Non-423 Component will operate and be administered in the same manner as the 423 Component.

The initial maximum aggregate number of shares of Common Stock that may be purchased under the ESPP will be 2,180,926, which shall increase January 1, 2024 and each January 1 thereafter until the ESPP terminates, by the least of (i) 2,180,926 shares of Common Stock, (ii) 0.5% of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31, and (iii) such lesser number of shares of Common Stock as determined by the Administrator (collectively, the “ESPP Share Pool”). In 2022, the ESPP Share Pool represents approximately 5% of the total number of shares of Common Stock outstanding as of the Closing of the Business Combination.

Summary of the ESPP

The following summary describes the material terms of the ESPP. This summary is not a complete description of all provisions of the ESPP and is qualified in its entirety by reference to the ESPP, in the form attached hereto as Annex D. As of the date of this proxy, no options to purchase shares of Common Stock have been granted under the ESPP.

Purposes

The purposes of the ESPP are to attract, retain and reward eligible employees, to incentivize them to generate stockholder value, to enable them to participate in our growth and to align their interests with the interests of our stockholders. The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.

Administration

The ESPP will be administered by the Company’s Board of Directors, which will have the authority to interpret the ESPP, determine eligibility under the ESPP, prescribe forms, rules and procedures relating to the ESPP, and otherwise do all things necessary or appropriate to carry out the purposes of the ESPP. The Company’s Board of Directors may delegate such of its duties, powers and responsibilities as it may determine to one or more of its members, and, to the extent permitted by law, our officers, and may delegate to employees and other persons such ministerial tasks as it deems appropriate. As used in this summary, the term “Administrator” refers to our Compensation Committee and its authorized delegates, as applicable.

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Shares subject to the ESPP

Subject to adjustment as described below, 2,180,000 shares of Common Stock are available for purchase pursuant to the exercise of options under the ESPP. Shares to be delivered upon exercise of options under the ESPP may be authorized but unissued stock, treasury stock, or stock acquired in an open-market transaction. If any option granted under the ESPP expires or terminates for any reason without having been exercised in full or ceases for any reason to be exercisable in whole or in part, the unpurchased shares subject to such option will again be available for purchase under the ESPP.

Eligibility

All individuals classified as employees on the payroll records of the Company or its subsidiaries are eligible to participate in any one or more of the offerings under the ESPP, provided that, unless otherwise determined by the Administrator, as of the first day of the applicable offering (the “Offering Date”) they are customarily employed by the Company or one of its subsidiaries for more than 20 hours a week and have been employed for such period as determined by the Administrator in advance of an offering, with such period not to exceed two years;

General terms of participation

The ESPP allows eligible employees to purchase shares of Common Stock during specified offering periods set by the Administrator, with such offering periods not to exceed 27 months. During each offering period, eligible employees will be granted an option to purchase shares of Common Stock on the last business day of the offering period. Each participant may authorize payroll deductions or contributions at a minimum of 1 percent up to a maximum of 15 percent of such participant’s compensation for each pay period or such other maximum as may be specified by the Administrator in advance of an offering. A participant may purchase a maximum number of shares of Common Stock with respect to any offering period (or such lesser number as the Administrator may prescribe) equal to the lesser of (a) a number of shares of Common Stock determined by dividing such participant’s accumulated payroll deductions or contributions on such offering’s exercise date by the per-share purchase price, (b) the number of shares of Common Stock determined by dividing $25,000 by the fair market value of the Common Stock on the offering date for such offering; or (c) such other lesser maximum number of shares as shall have been established by the Administrator in advance of the offering. Each participant’s option shall be exercisable only to the extent of such participant’s accumulated payroll deductions or contributions on the exercise date.

The purchase price of each share of Common Stock issued pursuant to the exercise of an option under the ESPP on an exercise date will be 85% (or such greater percentage as specified by the Administrator) of the lesser of: (a) the fair market value of a share of Common Stock date the option is granted, which will be the first day of the offering period, and (b) the fair market value of a share of Common Stock on the exercise date, which will the last business day of the offering period.

The Administrator has the discretion to change the commencement and exercise dates of offering periods, the purchase price, the maximum number of shares that may be purchased with respect to any offering period, the duration of any offering periods and other terms of the ESPP, in each case, without stockholder approval, except as required by law.

Adjustments

In the event of any change in our outstanding stock by reason of a stock dividend, stock split, reverse stock split, split-up, recapitalization, merger, consolidation, reorganization, or other capital change, the aggregate number and type of shares available for purchase under the ESPP, the maximum number and type of shares purchasable during an offering period, and the purchase price per share will be appropriately adjusted.

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Corporate transactions

In the event of a sale of all or substantially all of the stock of the Company, a sale of all or substantially all of the assets of the Company, or a merger or similar transaction in which the Company is not the surviving corporation or that results in the acquisition of the Company by another person, the Administrator may provide that each outstanding option will be assumed or substituted for or will be cancelled and the balances of participants’ accounts returned, or that the option period will end before the date of the proposed corporate transaction.

Amendments and termination

Our Board of Directors has discretion to amend the ESPP to any extent and in any manner it may deem advisable, provided that any amendment that would be treated as the adoption of a new plan for purposes of Section 423 of the Code will require stockholder approval. Our Board of Directors may suspend or terminate the ESPP at any time.

Federal Income Tax Information

The following is a summary of some of the material federal income tax consequences to participants in the ESPP under current federal tax laws. This summary deals with the general tax principles that apply and is provided only for general information. Certain types of taxes, such as state and local income taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant to a participant in light of his or her personal investment circumstances. This summarized tax information is not tax advice.

The 423 Component of the ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Code. The ESPP is not subject to any provisions of the Employee Retirement Income Security Act of 1974.

Under the applicable Code provisions, no income derived from the 423 Component will be taxable to a participant until the sale or other disposition of the shares of Common Stock purchased under the ESPP (the “ESPP shares”). Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the participant’s holding period with respect to the ESPP shares. If the ESPP shares are sold or disposed of more than two years from the first day of the offering period and more than one year from the date of purchase, or upon the participant’s death while owning the ESPP shares, the participant will recognize ordinary income measured as the lesser of (1) the excess of the fair market value of the ESPP shares at the time of such sale or disposition over the purchase price or (2) an amount equal to the excess of the fair market value of the ESPP shares as of the first day of the offering period over the purchase price. Any additional gain will be treated as long-term capital gain. If the ESPP shares held for the periods described above are sold and the sale price is less than the purchase price, there is no ordinary income and the participant has a long-term capital loss equal to the difference between the sale price and the purchase price. If shares are sold or otherwise disposed of before the expiration of the holding periods described above, other than following the participant’s death while owning the shares, the participant will recognize ordinary income generally measured as the excess of the fair market value of the ESPP shares on the date the ESPP shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the participant’s holding period with respect to the ESPP shares. We are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized upon a sale or disposition of shares prior to the expiration of the holding periods described above. We will treat any transfer of record ownership of shares as a disposition, unless we are notified to the contrary. In order to enable us to learn of dispositions prior to the expiration of the holding periods described above and ascertain the amount of the deductions to which we are entitled, participating employees will be required to notify us in writing of the date and terms of any disposition of shares purchased under the ESPP.

New Plan Benefits

The amounts of future stock purchases under the ESPP are not determinable because, under the terms of the ESPP, purchases are based upon elections made by participants. Future purchase prices are not determinable because they are based upon fair market value of shares of Common Stock.

Required Vote

Approval of the ESPP requires the affirmative vote of the holders of a majority of the shares of AHAC Class A and Class B common stock cast by the stockholders represented present “in person” or represented by proxy and entitled to vote thereon at the Special Meeting, voting together as a single class, assuming that a quorum is present. Abstentions and broker non-votes will not be counted as shares voting on such matter and accordingly will have no effect on the approval of this Proposal No. 5.

The Employee Stock Purchase Plan Proposal is conditioned on the approval of the Business Combination, the Charter amendment Proposal, the Nasdaq Proposal, the Incentive Plan Proposal, and the Election of Directors Proposal.

THE AHAC BOARD UNANIMOUSLY RECOMMENDS THAT AHAC’S PUBLIC STOCKHOLDERS VOTE “FOR” THE EMPLOYEE STOCK PURCHASE PLAN PROPOSAL.

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SHAREHOLDER PROPOSAL NO. 6: ELECTION OF DIRECTORS PROPOSAL

Overview

Currently, the AHAC Board consists of five members.

Assuming the condition precedent proposals are approved and adopted, stockholders are being asked to elect eleven directors to serve on our board of directors with each Class I director having a term that expires at our annual meeting of stockholders in 2023, each Class II director having a term that expires at our annual meeting of stockholders in 2024 and each Class III director having a term that expires at our annual meeting of stockholders in 2025, or, in each case, until such directors’ successors have been duly elected and qualified, or until such directors’ earlier death, resignation, retirement or removal.

Pursuant to the Business Combination Agreement, immediately after the Closing, the Parties shall take all necessary action to designate and appoint to the Post-Closing Purchaser Board eleven persons as follows: (i) eight (8) persons designated prior to the Closing by Ocean Biomedical, at least four (4) of whom will be independent; (ii) two (2) persons designated prior to the Closing by AHAC; and (iii) one (1) person designated prior to the Closing by mutual agreement of Ocean Biomedical and AHAC. Initially, Ocean Biomedical has designated Dr. Kathuria, Ms. Ng, Dr. Kurtis and Dr. Elias as Directors, and Messrs. Angle, Owens, Ringo and Ms. Berrey as independent directors. AHAC has selected Suren Ajjarapu and Michael Peterson to serve as directors. AHAC has designated Suren Ajjarapu as a non-independent director and Michael Peterson as an independent director. The parties have mutually designated [●] to serve as a director.

See “Shareholder Proposal No. 1 — The Business Combination Proposal.”

Information for each nominee is set forth in the sections entitled “Board of Directors and Management Following the Business Combination,” “Business of Ocean Biomedical – Executive Officers and Directors of Ocean Biomedical” and “Information About the Company – Officers and Directors.”

Vote Required for Approval

Under AHAC’s charter, the election of directors under the Election of Directors Proposal requires a plurality vote of the AHAC Class A and Class B shares present in person (which would include presence at a virtual meeting) or represented by proxy and entitled to vote at the Stockholders Meeting, voting together as a single class. This means that a director nominee will be elected if such director receives more affirmative votes than any other nominee for the same position. Abstentions will have no effect on the Election of Directors Proposal. Broker non-votes will have no effect with respect to the approval of the Election of Directors Proposal.

The Election of Directors Proposal is conditioned on the approval of the Business Combination, the Charter Amendment Proposal, the Nasdaq Proposal, the Incentive Plan Proposal and the Employee Stock Purchase Plan Proposal.

Recommendation of the AHAC Board

THE AHAC BOARD UNANIMOUSLY RECOMMENDS THAT AHAC’S PUBLIC STOCKHOLDERS VOTE “FOR” THE ELECTION OF DIRECTORS PROPOSAL.

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SHAREHOLDER PROPOSAL NO. 7: The Adjournment Proposal

Overview

The Adjournment Proposal, if adopted, will allow the AHAC Board to adjourn the Special Meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to AHAC’s stockholders in the event that based upon the tabulated vote at the time of the Special Meeting there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Charter Amendment Proposal, the Nasdaq Proposal, the Incentive Plan Proposal or the Employee Stock Purchase Plan Proposal. In no event will the AHAC Board adjourn the Special Meeting or consummate the Business Combination beyond the date by which it may properly do so under its amended and restated certificate of incorporation and Delaware law.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by AHAC’s Pro Forma stockholders, the AHAC Board may not be able to adjourn the Special Meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal or any other proposal.

Vote Required for Approval

The approval of the Adjournment Proposal requires the affirmative vote of a majority of the shares of AHAC Common Stock represented “in person” or by proxy and entitled to vote thereon at the Special Meeting, assuming that a quorum is present. Abstentions will have no effect on the Adjournment Proposal. Broker non-votes will have no effect with respect to the approval of the Adjournment Proposal.

Recommendation of the Board

THE AHAC BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ITS STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

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INFORMATION ABOUT THE COMPANY

Overview

AHAC is a blank check company incorporated as a Delaware corporation on June 2021 and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business transaction with one or more operating businesses or assets.

Significant Activities Since Inception

The registration statement for AHAC’s IPO was declared effective on September 14, 2021. On September 17, 2021, AHAC consummated its IPO of 10,000,000 units (the “Units” and, with respect to the Class A common stock included in the Units being offered, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $100,000,000 (see Note 6) (the “IPO”). AHAC granted the underwriter a 45-day option to purchase up to an additional 1,500,000 Units at the IPO price to cover over-allotments, if any. On September 17, 2021, the underwriter partially exercised their over-allotment option to purchase an additional 500,000 Units (the “Over-allotment Option Units”), resulting in incremental gross proceeds of $5 million. The underwriter waived its right to exercise the remaining over-allotment option on November 1, 2021.

Simultaneously with the consummation of the closing of the Offering, AHAC consummated the private placement of an aggregate of 5,411,000 warrants (the “Private Placement Warrants”), which were purchased by Aesther Healthcare Sponsor, LLC and/or its designees at a price of $1.00 per Private Placement Warrant, generating total proceeds of $5,411,000 (the “Private Placement”).

A total of $107,100,000, comprised of the proceeds from the Offering and the proceeds of private placement that closed on September 17, 2021, net of the underwriting commissions, discounts, and offering expenses, was deposited in a trust account established for the benefit of AHAC’s Public Stockholders.

On November 5, 2021, the Class A common stock and Public Warrant included in the Units began separate trading.

Effecting a Business Combination

AHAC is not presently engaged in, and will not engage in, any operations until after the Business Combination. AHAC intends to effect the Business Combination using cash held in the Trust Account, the Backstop Agreements and the ELOC.

On September 12, 2022, AHAC’s Board of Directors approved an extension of the period of time available to AHAC to consummate a business combination from September 17, 2022 to December 17, 2022. The extension provides the Company with an additional three months time to complete its initial business combination.

Selection of a Target Business and Structuring of the Initial Business Combination

Under the Nasdaq rules, an initial business combination must occur with one or more target businesses that together have a fair market value of at least 80% of AHAC’s assets held in the Trust Account (excluding taxes payable on the income earned on the Trust Account count) at the time of the agreement to enter into the initial business combination. The fair market value of the target or targets will be determined by the AHAC Board based upon one or more standards generally accepted by the financial community, such as discounted cash flow valuation or value of comparable businesses. Subject to this requirement, AHAC’s management has had virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses, although AHAC was not permitted to effectuate an initial business combination with another blank check company or a similar company with nominal operations. In any case, AHAC determined that it would only complete an initial business combination in which it legally acquired 50% or more of the outstanding voting securities of the target or were otherwise not required to register as an investment company under the Investment Company Act.

Redemption Rights for Holders of Public Shares

AHAC will provide public stockholders with the opportunity to redeem all or a portion of their Class A common stock upon the completion of the initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the completion of the initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay AHAC’s taxes, if any, divided by the number of then outstanding Public Shares, subject to the limitations described herein. The amount in the trust account is initially $10.20 per public share. The per-share amount AHAC will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions AHAC will pay to the underwriters.

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The redemption rights will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. AHAC’s Sponsor, directors and each member of AHAC’s management have entered into a letter agreement with AHAC, pursuant to which they have agreed to waive their redemption rights with respect to any Founder Shares and any Public Shares held by them in connection with (i) the completion of AHAC’s initial business combination and (ii) a stockholder vote to approve an amendment to the AHAC Charter that would affect the substance or timing of AHAC’s obligation to allow redemption in connection with AHAC’s initial business combination or to redeem 100% of AHAC’s Public Shares if AHAC has not completed an initial business combination within the period to consummate the initial business combination. However, AHAC will only redeem the Public Shares so long as (after such redemption) AHAC’s net tangible assets will be at least $5,000,001 either immediately prior to or upon consummation of our initial business combination and after payment of deferred underwriters’ fees and commissions (so that AHAC is not subject to the SEC’s “penny stock” rules). If this optional redemption right is exercised with respect to an excessive number of Public Shares such that AHAC cannot satisfy the net tangible asset requirement (described above), AHAC would not proceed with the amendment or the related redemption of AHAC’s Public Shares at such time. There will be no redemption rights or liquidating distributions with respect to AHAC’s warrants, which will expire worthless if AHAC fails to complete AHAC’s initial business combination within the 18-month time period.

All costs and expenses associated with implementing AHAC’s plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the approximately $500,000 of proceeds held outside the trust account, although AHAC cannot assure that there will be sufficient funds for such purpose. AHAC will depend on sufficient interest being earned on the proceeds held in the trust account to pay any tax obligations AHAC may owe. However, if those funds are not sufficient to cover the costs and expenses associated with implementing AHAC’s plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay taxes on interest income earned on the trust account balance, AHAC may request the trustee to release to AHAC an additional amount of up to $100,000 of such accrued interest to pay taxes, and these costs and expenses.

Submission of AHAC’s Initial Business Combination to a Stockholder Vote

AHAC is providing its public stockholders with redemption rights upon consummation of the Business Combination. Public stockholders electing to exercise their redemption rights will be entitled to receive the cash amount specified above, provided that such stockholders follow the specific procedures for redemption set forth in this proxy statement relating to the stockholder vote on a business combination. Unlike many other blank check companies, AHAC’s public stockholders are not required to vote against the Business Combination in order to exercise their redemption rights. If the Business Combination is not completed, then public stockholders electing to exercise their redemption rights will not be entitled to receive such payments.

The holders of the Founders Shares and shares of Class A common stock underlying the Private Placement Warrants have agreed to vote such Common Stock owned by them in favor of the Business Combination. In addition, the Sponsor and AHAC’s officers and directors have agreed to waive their redemption rights with respect to any capital stock they may hold in connection with the consummation of the Business Combination.

Limitation on Redemption Rights

Notwithstanding the foregoing, the AHAC Charter provides that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemptions with respect to more than 15% of the shares sold in the IPO.

Employees

AHAC currently has three executive officers. These individuals are not obligated to devote any specific number of hours to AHAC’s matters, but they intend to devote as much of their time as they deem necessary to AHAC’s affairs until AHAC has completed the Business Combination. AHAC does not intend to have any full-time employees prior to the completion of the Business Combination.

Facilities

AHAC maintains its principal executive offices at 515 Madison Avenue, 8th Floor, Suite 8078, New York, New York 10022. The cost for this space is included in the $10,000 monthly charge to the Sponsor, which includes certain administrative and support services, which commenced on September 14, 2021 pursuant to a letter agreement between AHAC and the Sponsor.

Legal Proceedings

To the knowledge of AHAC’s management, there are no legal proceedings pending against AHAC.

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THE COMPANY’s MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of AHAC’s financial condition and results of operations should be read in conjunction with the unaudited condensed consolidated financial statements and the notes thereto and audited financial statements and the notes related thereto of AHAC contained elsewhere in this proxy statement. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties.

Overview

AHAC is a blank check company incorporated in Delaware in June 2021. AHAC was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). AHAC is an emerging growth company and, as such, AHAC is subject to all of the risks associated with emerging growth companies. AHAC intends to effectuate the Business Combination using cash from the proceeds of AHAC’s IPO and the sale of the Private Warrants, AHAC’s capital stock, debt or a combination of cash, stock and debt.

AHAC expects to continue to incur significant costs in the pursuit of its acquisition plans. AHAC cannot assure you that its plans to raise capital or to complete the Business Combination will be successful.

On August 31, 2022, the Company entered into an Agreement and Plan of Merger (the “Business Combination Agreement”), by and among AHAC Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of AHAC (“Merger Sub”), Ocean Biomedical, Inc., a Delaware corporation (“Ocean Biomedical”), Aesther Healthcare Sponsor, LLC, (“Sponsor”) in its capacity as Purchaser Representative, and Dr. Chirinjeev Kathuria, in his capacity as Seller Representative, pursuant to which at the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”), Merger Sub will merge with and into Ocean Biomedical (the “Merger”), with Ocean Biomedical continuing as the surviving corporation and wholly-owned subsidiary of AHAC. AHAC will change its name to Ocean Biomedical, Inc. at the Closing (collectively, the “Business Combination”). We refer to Ocean Biomedical, Inc. and its consolidated subsidiaries following the Business Combination as “New Ocean Biomedical.”

As consideration for the Merger, the holders of Ocean Biomedical’s securities collectively shall be entitled to receive from AHAC, in the aggregate, a number of shares of New Ocean Biomedical common stock (with a per-share value of $10.00) with an aggregate value equal to (a) $240 Million U.S. Dollars ($240,000,000) minus (b) the amount, if any, by which the net working capital is less than negative $500,000, plus (c) the amount, if any, by which the net working capital exceeds $500,000 (but not less than zero), minus (d) the amount, if any, by which the closing net debt exceeds $1,500,000, minus (e) the amount, if any, by which Ocean Biomedical’s transaction expenses exceed $6,000,000. In addition, holders of Ocean Biomedical’s securities shall also be entitled to receive from New Ocean Biomedical, in the aggregate, an additional 19,000,000 shares of New Ocean Biomedical common stock (the “Earnout Shares”) as follows: (a) in the event that the VWAP of New Ocean Biomedical exceeds $15.00 per share for twenty (20) out of any thirty (30) consecutive trading days beginning on the closing date of the Business Combination until the 36-month anniversary of the closing date, the holders of Ocean Biomedical securities pre-Closing shall be entitled to receive an additional 5,000,000 shares of New Ocean Biomedical common stock, (b) in the event that the VWAP of New Ocean Biomedical exceeds $17.50 per share for twenty (20) out of any thirty (30) consecutive trading days beginning on the closing date of the Business Combination until the 36-month anniversary of the closing date, the holders of Ocean Biomedical securities pre-Closing shall be entitled to receive an additional 7,000,000 shares of New Ocean Biomedical common stock and (c) in the event that the VWAP of New Ocean Biomedical exceeds $20.00 per share for twenty (20) out of any thirty (30) consecutive trading days beginning on the closing date of the Business Combination until the 36-month anniversary of the closing date, the holders of Ocean Biomedical securities pre-Closing shall be entitled to receive an additional 7,000,000 shares of New Ocean Biomedical common stock. In addition, for each issuance of Earnout Shares, New Ocean Biomedical will also issue to Sponsor an additional 1,000,000 shares of New Ocean Biomedical common stock.

For more information, see the section entitled “Shareholder Proposal No. 1: The Business Combination Proposal – Merger Consideration.”

The Business Combination Agreement and related agreements are further described in this proxy statement.

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Results of Operations

AHAC has neither engaged in any operations nor generated any operating revenues to date. AHAC’s only activities for the six months ended June 30, 2022 and for the period from June 17, 2021 (inception) through December 31, 2021 were organizational activities, those necessary to prepare for the IPO and identifying a target company for a business combination. AHAC will not generate any operating revenues until after the completion of the Business Combination, at the earliest. AHAC generates non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the IPO. AHAC incurs expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

For the six months ended June 30, 2022, AHAC recorded net loss of $350,647, which resulted from interest and dividend income on investments held in the Trust Account in the amount of $147,210, partially offset by operating and formation costs of $497,857.

For the period from June 17, 2021 (inception) through June 30, 2021, AHAC had a net loss of $82, which resulted fully from formation costs.

Going Concern, Liquidity and Capital Resources

For the six months ended June 30, 2022, net cash used in operating activities was $289,708, which was from operating and formation costs. For the period, interest and dividend income on the investments held in the Trust Account of $140,297, were offset by a net loss of $350,647.

For the period from June 17, 2021 (inception) through June 30, 2021 net cash from operating activities was $40,210 which was due primarily to accrual of expenses.

For the period from June 17, 2021 (inception) through June 30, 2021, net cash provided by financing activities was $25,000 due to proceeds received from the issuance of Class B common stock to the Sponsor.

AHAC considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates fair value. AHAC had $576,759 and $1,075,602 in cash and no cash equivalents as of June 30, 2022 and December 31, 2021, respectively.

At June 30, 2022 and December 31, 2021, substantially all of the assets held in the Trust Account were held in mutual funds.

The accompanying financial statement has been prepared in conformity with U.S. GAAP, which contemplates continuation of the Company as a going concern and the realization of assets and the satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management plans to address this uncertainty during the period leading up to the Business Combination. The Company will have until December 17, 2022 (or up to March 17, 2023, if extended by the Sponsor) to consummate the Business Combination. If the Business Combination is not consummated by March 17, 2023, less than one year after the date the financial statements are issued, there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that the mandatory liquidation, should a business combination not occur, and potential subsequent dissolution, raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after March 17, 2023. The Company intends to complete the Business Combination before the mandatory liquidation date. However, there can be no assurance that the Company will be able to consummate the Business Combination by March 17, 2023. Based upon the above analysis, management determined that these conditions raise substantial doubt about the Company’s ability to continue as a going concern within less than one year after the date the financial statements are issued. The Company cannot provide any assurance that its plans to raise capital or to consummate the Business Combination will be successful. Based on the foregoing, management believes that there is a risk that the Company will not have sufficient working capital and borrowing capacity to meet its needs through the earlier of the consummation of the Business Combination. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

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Off-Balance Sheet Arrangements

AHAC has no obligations, assets or liabilities, which would be considered off-balance sheet arrangements as of June 30, 2022 and December 31, 2021. AHAC does not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. AHAC has not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual Obligations

Promissory Note - Related Party

On June 17, 2021, the Sponsor agreed to loan the Company up to $300,000 to be used for a portion of the expenses of the IPO. These loans were non-interest bearing, unsecured and were due at the earlier of June 30, 2022 or the closing of the IPO. These loans were repaid upon the closing of the IPO out of the $2,001,000 of offering proceeds that had been allocated to the payment of offering expenses.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor may provide AHAC with a loan up to $1,500,000 as may be required (“Working Capital Loans”). Such Working Capital Loans would either be repaid upon consummation of the Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such loans may be converted upon consummation of the Business Combination into additional Private Placement Warrants at a price of $1.00 per warrant. In the event that the Business Combination does not close, AHAC may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of June 30, 2022 and December 31, 2021, there were no amounts outstanding under any Working Capital Loans.

Underwriting Agreement

AHAC does not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities. The underwriter for the IPO was entitled to an underwriting discount of $0.10 per Unit, or $1,050,000 in the aggregate (reflecting the partial exercise by the underwriter of its over-allotment option), paid at the closing of the IPO. $3,150,000 in the aggregate, or three percent (3.00%) of the gross proceeds of the IPO, (reflecting the partial exercise by the underwriter of its over-allotment option), will be payable to the underwriter for deferred underwriting commissions. The deferred fee will become payable to the underwriter from the amounts held in the Trust Account solely in the event that the Company completes the Business Combination, subject to the terms of the underwriting agreement. There was 100,000 Class A common stock issued to the underwriter. The total amount payable to the underwriters is $4,200,000.

Critical Accounting Policies

The preparation of condensed consolidated financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. AHAC has identified no critical accounting policies.

Recently Issued Accounting Standards

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the AHAC’s financial statements.

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BUSINESS OF OCEAN BIOMEDICAL

Unless otherwise indicated or the context otherwise requires, references in this section to “Ocean Biomedical,” “we,” “us,” “our” and other similar terms refer to Ocean Biomedical prior to the Business Combination and to New Ocean Biomedical after giving effect to the Business Combination.

Overview

Our Business

We are a biopharmaceutical company founded in 2019 that seeks to bridge the “bench-to-bedside” gap between medical research discoveries and patient solutions. We do this by leveraging our strong relationships with research universities and medical centers to license their inventions and technologies with the goal of developing them into products that address diseases with significant unmet medical needs. We believe that our differentiated business model positions us to capture inventions created at these institutions that might otherwise fail to be commercialized to benefit patients. Our team of accomplished scientists, business professionals and entrepreneurs brings together the interdisciplinary expertise and resources required to develop and commercialize a diverse portfolio of assets. We are organized around a licensing and subsidiary structure that we believe will enable us to create mutual value for us and potential licensing partners. We believe this structure, combined with the networks of our leadership team, allows us to opportunistically build a continuous pipeline of promising product innovations through our existing and potential future relationships with research institutions. Our goal is to optimize value creation for each of our product candidates, and we intend to continuously assess the best pathway for each as it progresses through the preclinical and clinical development process—including through internal advancement, partnerships with established companies and spin-outs or initial public offerings—in order to benefit patients through the commercialization of these products. Our current active assets are licensed directly or indirectly from Brown University and Rhode Island Hospital. Our scientific co-founders, Dr. Jack A. Elias and Dr. Jonathan Kurtis, are both affiliated with Brown University and with Rhode Island Hospital.

Our Pipeline

Our pipeline consists of preclinical programs. We anticipate moving certain preclinical product candidates in our oncology, fibrosis and/or infectious disease platforms, all licensed exclusively from Brown University and Rhode Island Hospital, into the clinic in the next 12 to 18 months.

Our programs in oncology and fibrosis are based on discoveries of disease pathways and of related drug targets emerging from pioneering work in the field of chitinase biology by our scientific co-founder, Jack A. Elias, M.D., former Dean of Medicine and current Special Advisor for Health Affairs to Brown University.

In oncology, our product candidates are based on Dr. Elias’ findings that a protein called chitinase 3-like-1, or Chi3l1, is a key driver of multiple disease pathways, including those involved in primary and metastatic tumor development. In animal models of both lung cancer and glioblastoma, inhibition of Chi3l1 resulted in significant tumor reduction, and the reduction was even greater when the inhibition of Chi3l1 was combined with immune checkpoint inhibitors, which are used as immuno-therapies to stimulate the body’s immune response against cancer. Neutralizing antibodies against Chi3l1 have been developed that are highly avid, specific, react with mouse, human and monkey Chi3l1 and are effectively expressed and humanized. We are developing a mono-specific antibody, or mAb, and two bi-specific monoclonal antibodies, or BsAbs, product candidates targeting Chi3l1 for the treatment of non-small cell lung cancer, or NSCLC, which affects approximately 460,000 people in the United States, and of glioblastoma multiforme, or GBM, a usually lethal form of brain cancer that affects approximately 28,000 people in the United States. The median survival for individuals diagnosed with GBM is approximately 15 months and the five year survival rate is just 8% for those aged 45-54 and 5% for those aged 55-64.

Our product candidate in fibrosis is based on a drug target investigated by Dr. Elias and closely related to the Chi3l1 oncology target described above. Dr. Elias found that an enzyme called chitinase 1, or Chit1, is a key driver of fibrosis. Fibrosis is observed in an estimated 50% of all diseases. Fibrosis in the lungs tends to be progressive and can reduce their function. In animal models of idiopathic pulmonary fibrosis, or IPF, and Hermansky-Pudlak syndrome, or HPS, inhibition of Chit1 showed statistically significant reduced levels of fibrotic markers. We are developing a small molecule product candidate targeting Chit1 for the treatment of IPF, a debilitating lung disease affecting approximately 160,000 people in the United States, and of HPS, an ultra-rare disease affecting approximately 1,800 in the United States.

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In infectious diseases we are developing therapeutic and vaccine candidates against malaria, a mosquito-borne disease that kills 500,000 children under the age of five globally each year, that infects 200-300 million people annually worldwide, and for which 3.4 billion people worldwide are at risk. Our product candidates in malaria are based on the discovery by Jonathan Kurtis, M.D., Ph.D., Chair of Pathology and Laboratory Medicine and Director of the M.D./Ph.D. Program at Brown University, of two novel malaria antigens, PfSEA-1 and PfGARP (as defined below). In non-human primate models of malaria, vaccination with PfGARP resulted in an 11.5-fold reduction of parasites in blood compared to controls. In in-vitro models, our therapeutic antibody candidate against PfGARP reduced parasite count by 99% compared to controls. We have three product candidates based on these new antigens: (1) a malaria vaccine candidate against PfSEA-1 and/or against PfGARP; (2) a humanized mAb malaria product candidate against PfGARP; and (3) a small molecule malaria product candidate, also against PfGARP.

Importantly, Dr. Kurtis’ antigen discoveries described above were enabled by his development of our Whole Proteome Differential Screening target discovery platform, or the WPDS platform. We believe the WPDS platform may enable us to discover new targets for other infectious diseases in the future. The WPDS platform leverages the fact that the immune system, when exposed to an infectious disease such as malaria, will often naturally produce a wide array of antibodies to try fighting the infection. Only a small subset of these antibodies may prove effective, and the WPDS platform is designed to identify these antibodies and their corresponding antigens. We believe that such antibodies and antigens could inform the development of therapeutic and/or vaccine candidates against the particular infectious disease. Prior to in-licensing our product candidates, the preclinical developments of the oncology, fibrosis and malaria programs described above have, to date, been funded through grants to our licensors totaling $105.6 million.

The table below summarizes our product candidate pipeline, target indications, estimated addressable patient populations, and stage of development.

Ocean's current pipeline presents multiple 'shots on goal'

Innovations from Brown University and RI Hospital

Franchise	Candidate	Drug Type	Biological Targets	Indication	Estimated Patient Population	IND Filing Target	Pre-IND	IND Enabling	IND Filed	Phase 1	Phase 2	Phase 3
Oncology	OCX-253	mAb	Chi3l1	NSCLC	460K US 595K EU5	H2'23						
	OCX-410	Bispecific mAb	Chi3l1+PD-1	NSCLC		H2'23						
	OCX-909	Bispecific mAb	Chi3l1+CTLA-4	GBM	28K US	H1'24						
Fibrosis	OCF-203	Small Molecule	Chit1	IPF	160K US 64K EU	H2'23						
				HPS	1.8K U.S.	H2'23						
Infectious Disease	ODA-570	Vaccine	PfSEA-1 & PfGARP	Malaria Prophylaxis	3.4B at risk WW 200M infected WW149M travel WW	H2'23						
	ODA-611	mAb	PfGARP	Malaria Therapeutic	200M WW	H1'24						
	ODA-579	Small Molecule				H1'24						

OCEAN BIOMEDICAL
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Our Team

Our scientific co-founders are Dr. Elias and Dr. Kurtis. Our executive chairman and co-founder is Chirinjeev Kathuria, M.D, an investor and entrepreneur who has co-founded and driven the initial public offerings, or IPOs, of companies in various industries including healthcare. Our chief executive officer, Elizabeth Ng, brings a proven track record of building successful portfolios in biopharma companies including Merck & Co., Inc., Gilead Sciences, Inc. and BioMarin Pharmaceuticals, Inc. Our team brings expertise in science, medicine, agile drug development, pharma strategy, and innovation management. Collectively, members of the team have evaluated more than 3,500 innovations; been involved in more than 80 drug discovery / development programs, 17 clinical development programs, and 8 approved drugs; have secured more than $120 million in venture capital funding; and have been involved in the launch of 8 biotech or life sciences companies and 3 IPOs. In addition, beyond our day-to-day leadership team, our scientific co-founders and members of our scientific advisory board, Dr. Elias and Dr. Kurtis, have authored or co-authored more than 350 papers, secured more than $110 million in grant funding, and are listed as inventors in more than 50 patents.

Our Strategy and Competitive Strengths

Our goal is to facilitate the flow of academic discoveries from bench-to-bedside by efficiently carrying out the translational and clinical development required to advance them commercially. The number of potential opportunities at research universities and medical centers is large (in 2018 they filed over 26,000 invention disclosures and spent over $71 billion in research) but only a small fraction of these opportunities is currently tapped by venture capitalists or pharmaceutical companies. There is a growing yet still small number of accelerator programs and incubators aiming to bridge the bench-to-bedside gap at specific institutions; however, the gap remains wide and we believe this presents an attractive opportunity for us to become an industry leader by addressing a need to accelerate the advancement of therapeutics that can address significant unmet medical needs.

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The core elements that we believe differentiate our business model include:

●	Harnessing inventions and technologies from research universities and medical centers. We search for opportunities wherever they can be found, and we believe “hidden gems” can be uncovered by our team. We are experienced at identifying and sourcing breakthrough discoveries at academic and research institutions, including our current partnerships with Brown University and Rhode Island Hospital. We know how to assess and test their scientific merits and commercial relevance, and we have extensive experience working with these institutions and licensing their assets. For example, our leadership team has evaluated thousands of innovations, taken multiple products through IND filings and into clinical development, and been involved in the launch of 8 biotech companies.

●	Developing new drug therapies through an operationally efficient, evidence-based and milestone-driven approach. Once we select an asset for development, we pursue what we believe are appropriate development strategies that we aim to execute efficiently by leveraging contract research and contract manufacturing organizations, or CROs and CMOs, respectively, and other drug development experts and consultants. We aim to rapidly and efficiently advance our product candidates to objective critical decision points. We direct resources toward the opportunities that we believe are the most promising, and we discontinue programs that do not meet our performance thresholds. We are skilled at objectively directing internal resources, and at leveraging external resources (such as CROs and CMOs), in order to progress product candidates in accordance with well-defined criteria for advancement within a lean cost structure.

●	Building a diverse portfolio of product candidates. We are evidence-based and program agnostic, meaning that our resources are driven strictly by program progress and milestone achievements. Our approach is to develop multiple diverse programs in parallel. Our success is not dependent on any one particular program, disease area or indication, which mitigates business risk, and allows us the flexibility to opportunistically develop product candidates, regardless of therapeutic area. We believe that this model ensures that we remain focused on assets with the most promise. The unifying theme in our portfolio is to address significant unmet medical needs by commercializing innovative therapeutic products, if approved.

●	Providing attractive economic upside to our partners at research universities and medical centers. We have a structure wherein Ocean Biomedical houses each of its programs in a subsidiary. We believe this structure is optimal to provide attractive economic incentives to the discovering institution and its researchers. Our subsidiary structure is intended to enable us to offer equity in future programs to the licensing institution and the researchers who discover our product candidates. We believe this structure will make us a partner of choice for both institutions and researchers and aligns our interests with theirs toward the goal of maximum returns.

●	Employing a multi-disciplinary approach to drug discovery and development across our programs. Our business model is based on bringing together the appropriate disciplines and expertise needed for each of our programs and leveraging learnings across programs and disease areas. Common ties between many diseases are becoming apparent and similar therapeutic strategies are increasingly being applied to different diseases. For example, our oncology and fibrosis programs are both based upon chitinase biology. Another example is the confluence of thinking about immunology and oncology therapeutic approaches which led to the advent of immune checkpoint inhibitors.

●	Exploiting multiple commercialization options to maximize each program’s value. Throughout the development of our product candidates, we continually assess that program’s potential paths to market, and we will endeavor to maximize commercial value through various options, including internal advancement, partnerships with established companies, and spin-outs or IPOs. We believe that our structure and operational strategy enables us to assess and pursue the course that maximizes outcomes for patients and value for our shareholders.

●	Leadership team comprised of academic, scientific and business innovators. We have assembled an industry-leading, multi-disciplinary team consisting of physicians, scientists and business leaders with significant experience in progressing product candidates from early-stage research through clinical trials, regulatory approval and ultimately to commercialization.

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We believe our differentiated business model enables us to advance the commercialization of our products, if approved, and will allow us to replicate our licensing partnerships through aligned incentive structures with research universities and medical centers.

Feeding our Pipeline: Harnessing Innovations from Research Centers

Our innovative business model is aimed at translating biomedical inventions from research universities and medical centers into products that we believe have the potential to dramatically improve patients’ lives. Unlike many biotech companies, our success is not dependent on any one particular program or disease. Our current pipeline is already well-diversified and our access to innovations from academic and medical institutions allows us the flexibility to opportunistically develop product candidates, regardless of therapeutic area. We believe our sources of medical discoveries include not only research universities and medical centers but also companies with assets that are not core to their business model.

We use highly selective criteria and stringent due diligence for selecting assets for development. Picking the right assets requires unbiased and objective science/technology and market assessments that are not affected by institutional legacies, not blinded by research myopia or academic necessities, and not influenced by “herd mentalities.” We seek to develop technologies that meet our stringent selection criteria and which are amenable to our controlled de-risking process that we believe can lead to clear and timely value inflection points and milestones. We intend to keep our focus on projects and technologies that demonstrate clear progress towards becoming commercially viable products. Our business model aims to diversify our approach away from a single vector of technology research or science, and instead to pursue a variety of promising research avenues simultaneously and cost effectively. As explained previously, we believe that we can address the resourcing challenges inherent in such diversity and that the diversity itself is an advantageous business strategy.

Our model for identifying, structuring and developing assets is based on the following tenets:

●	We believe we have a disciplined process for identification, selection and prioritization of programs: We believe that only well-defined science can be monetized successfully. Independent analyses of pharmaceutical research and development productivity indicate that ill-defined science is a major cause of low success rates and eventual failure of programs. We believe that there is no substitute for a thorough science/technology assessment upfront as it is essential to have a clear understanding of the science and a clear vision of how a technology becomes a product before starting the development effort.

●	Our approach to selecting programs is opportunistic: We seek opportunities based on solid science, well-characterized drug mechanisms of action, and targets with true disease-modifying potential that can address significant unmet medical needs. While many such opportunities may be found at leading universities and medical centers, we search for promising technologies wherever they can be found. We believe that such technologies can be located at institutions across the world. We are open to evaluating programs at any stage of development. We are purposely opportunistic and agnostic as to therapeutic area. Our strategy is to bring the appropriate and the most current expertise to bear as needed for each program.

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●	We aim for efficient therapeutic development operations: Once we select an asset for development, we leverage our years of experience in drug development to create appropriate development strategies. We aim to execute such strategies efficiently by leveraging CROs and other drug development experts and consultants. The development process is managed by our experienced team with support from leaders and experts in the relevant disease areas. We aim to rapidly and efficiently advance our product candidates to objective critical decision points. We direct resources toward the opportunities that we believe are the most promising, and we discontinue programs that do not meet performance thresholds. Each development program is carried forward with what we believe to be the right balance of effort from our centralized resources and personnel, through which we share certain support functions across various programs, combined with specialist external providers as appropriate. This combination is designed to ensure that each program has the appropriate level and type of resources required to execute its unique development strategy while minimizing fixed costs at the program level.

●	We believe our structure supports our strategic aims: We are structured in a manner where Ocean Biomedical currently houses each program in a wholly-owned subsidiary. This structure is designed to leverage a main feature of our business model in which each program is derived from our acquisition of a license to assets from a research university or similar institution. This structure is intended to allow us to provide attractive economic incentives to the institution and its relevant investigators. We intend in the future, as new programs are licensed in by us, to grant a certain percentage of the ownership in the new subsidiaries we create for such programs, targeting 20% in aggregate, to the institution and to the researchers. This model is also designed to align our interests with those of our partners and to facilitate our access to the particular program’s scientific expertise and know-how. We believe this approach will make us the partner of choice or licensee of choice for institutions and researchers because we aim to act with greater speed and to provide better potential upside when compared to pharmaceutical companies or venture-backed biotechnology companies with whom the institution might also consider partnering.

●	We believe that our diversified pipeline approach provides us with meaningful advantages: Unlike biotechnology companies that are focused on a narrow set of assets, on a single platform, or on a particular therapeutic area, we are advancing a diverse portfolio of several programs in parallel. In so doing, we aim to avoid the duplication of resources, the extra costs and the lack of valuable cross-pollination that would likely exist if each program were pursued as independent assets. We are evidence-based and program agnostic, where deployment of program resources are driven strictly by program progress and milestone achievements. We believe that our diverse, multi-program business model and our access to a robust pipeline of opportunities helps us to remain focused on the most promising assets. We believe this focus differentiates us advantageously from biotech companies that, by purposely being focused, have bet their fortunes on a limited number of programs.

●	We aim to create optionality for maximum impact and value creation in each program: Throughout the development of any program we continuously assess that program’s potential paths to market and monetization. We anticipate that such paths may include: (a) taking a candidate all the way through to potential approval and product launch via internal funding; (b) externalizing development with a strategic partner that we believe is better suited to progress a program; and (c) spinning out or taking a candidate’s subsidiary public. We believe that our structure and operational strategy enables us to objectively assess and choose the option that maximizes potential value for patients and for our shareholders.

Our Structure: Supporting Innovation

We are structured in a manner where Ocean Biomedical houses each program in a subsidiary. We currently house our programs in four wholly-owned subsidiaries and intend to grant a certain percentage of the ownership in future subsidiaries, typically 20% in aggregate, to the institution and to the relevant researchers. This anticipated organizational structure for future subsidiaries is unique in the market and we believe it will make us the partner of choice for institutions and inventors.

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Currently, research universities and medical centers (institutions) have two primary options to commercialize their biomedical innovations and technologies: licensing to pharma, or licensing to startups that are usually founded or co-founded by the researchers (the inventors) behind the innovations. Most commonly, the IP policy of U.S. institutions specifies that economic value received from licenses is split equally among the institution, the individual inventor(s), and their department or school.

Licensing to a large pharmaceutical company is appealing due to the vast resources it may employ to pursue commercial development and the potential for large up-front and milestone payments. However, these companies often only license innovations later in their development. Therefore, licenses to large pharmaceutical companies are relatively rare.

Researchers often choose to license their innovations to startups because (i) they see greater economic upside (as compared to only receiving a fraction of what their institution receives), (ii) they view a startup as a way to retain more control over the development of their innovation and (iii) a startup may be the only option given the challenges of licensing to larger companies. The researcher typically takes a non-operating role as a scientific founder of the startup, and holds between a 10% and 20% equity stake in the enterprise, which will be subject to dilution over time.

We can provide the resources and capital of a pharma licensee while also providing the more compelling economic upsides of a startup. Each patent portfolio that we license in from an institution (capturing the discoveries of one or more researchers) are housed, or in the future will be housed in a separate unit or subsidiary which we title a ‘program’. We can provide the institution and the researchers a share in the potential economic upside of that particular program regardless of how that economic upside comes about. The proposed share we envision is a 20% total in such subsidiaries – with approximately 10% to the institution and approximately 10% to the researchers, a significantly higher stake than they would typically be able to hold in a startup venture.

We believe institutions and their researchers will prefer Ocean Biomedical to launching a startup because Ocean Biomedical eliminates the challenge of needing to raise capital and hire a team, and provides a greater share in the upside. Likewise, we believe Ocean Biomedical will be a preferred choice as opposed to licensing to large pharmaceutical companies because receiving a percentage of any economic value, regardless of how it is derived, is often more attractive than relying on fixed milestone payments or single-digit royalties.

We believe our approach will give us preferred access to innovations at research universities and medical centers, and that this in turn will benefit our shareholders.

Our Pipeline Funnel Process

Our core competencies for acquiring and developing pipeline programs include: (1) identifying, assessing and selecting inventions and technologies (from research universities and medical centers) that we may directly or indirectly license and commercialize; (2) in-licensing selected inventions and technologies; and (3) developing those inventions and technologies into potential therapeutic products aimed at addressing unmet medical needs.

Step One: New Program Identification, Assessment and Selection

Our close relationships with research universities and medical centers, along with their individual researchers, technology transfer offices, accelerator programs and entrepreneurship centers, provide us with access to biomedical inventions and technologies that we may directly or indirectly license and commercialize. Our multi-disciplinary Opportunity Assessment Committee, or OAC, is responsible for new program identification, assessment and selection – and for ensuring adherence to our due diligence process. The OAC is expected to be comprised of Dr. Jonathan Kurtis (Scientific Co-founder), Elizabeth Ng (Chief Executive Officer), Daniel Behr (Executive Vice President and Head of External Innovation and Academic Partnerships), Sharon Talcott (Vice President of Strategic Partnerships), and Gurinder Kalra (Chief Financial Officer). The OAC applies our disciplined and rigorous due diligence process to identify, assess quantitatively, and select those inventions and technologies based on criteria we believe ensures that each asset selected to enter our pipeline is consistent with our mission and commercialization objectives. Our criteria are listed below, and we score and weigh each criterion through a combination of data analytics, experience and judgment.

●	Robust and verifiable science that can lead to predictable outcomes

●	Well-characterized mechanisms with potential to be disease modifying

●	Development path with timely and achievable milestones / value inflection points

●	Solid and dominating intellectual property / patent position

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●	Knowledge transfer assuredness (inventors available and approachable)

●	Potential for multiple products / applications

●	Potential to address significant unmet medical needs

●	Product advantages that are “must-haves” for patients, practitioners, and payors

●	Manufacturing and scale-up feasibility

●	Attractive market / competitive dynamics

●	Favorable pricing and reimbursement with good gross margin potential

Step Two: Executing License Agreements

After a new program is selected via the process outlined above, or in some cases as part of the selection process, we endeavor to negotiate and execute a license agreement with the relevant university or medical center. Our team has negotiated and executed dozens of such license agreements, both as licensee and as licensor.

As mentioned previously, we believe our business model may make us the ‘licensee of choice’ for institutions and researchers because we aim to act with greater speed and to provide better potential upside when compared to the companies or spin-out startups to whom the institution might also consider licensing. In particular, by housing each program in a subsidiary, we can grant a certain percentage of that subsidiary’s ownership (targeting 20% in aggregate) to the institution and to the relevant researchers. We believe that receiving such percentage of economic value, regardless of how it is derived, will be more attractive to the institution than relying on the fixed milestone payments and single-digit royalties that are customary in other license agreements. Additionally, we believe that individual researchers will find it more attractive to have a direct stake in a program’s economic value as opposed to receiving a share (typically one third) of whatever economic value their institution would receive in customary license agreements. Lastly, we believe institutions and their researchers will prefer our approach over launching a startup because we eliminate the challenge of raising venture capital and securing a team, and because the percent equity ownership we can offer is likely to be higher than the single-digit figures that usually result after the typical dilution in startups.

By offering a percentage ownership in a program’s subsidiary in lieu of the alternative license fees, milestone payments and royalties, we believe our license agreements (and the associated negotiation) will be greatly simplified while also being more attractive to our licensors and their individual researchers.

Step Three: Product Development, and Commercialization

We are an asset-focused company with an operating model designed for agile, capital efficient, and scalable therapeutic product development. We have a structure wherein Ocean Biomedical houses each drug development program or therapeutic platform in a subsidiary. Each of these programs may include multiple product candidates or assets. This structure helps to ensure that we align interests and that we gain access to the particular program’s scientific expertise and know-how. The results and outcomes of one subsidiary do not directly affect others, and because our subsidiaries (or assets) are decoupled, success is not dependent on any one particular asset. We can thereby evaluate each asset’s preclinical, translational and clinical development progress objectively, which we believe enables us to allocate resources and capital throughout our portfolio based on each asset’s evidence-based progress and continued scientific and commercial merits. The continued merits of an asset are periodically assessed using some or all of the criteria outlined above which we use to assess potential new programs. We are agnostic as to which assets deliver success and believe this allows us to maintain focus on those which continue to show most potential.

Our product development and commercialization process reflects the disciplined and objective asset-centric philosophy described above. This process has the following features:

●	Evidence-based and science-driven decision making at each stage of translational and clinical development: For each product candidate, key milestones or decision points are set based on their ability to validate technical and commercial viability, and feasibility, as viewed from industry and regulatory lenses. We support each product candidate with the interdisciplinary expertise and resources to reach these key decision points. We review progress on an on-going basis and constantly re-assess whether the program warrants continued investment – i.e., we recognize the dynamic nature of these product candidates and we re-evaluate them based on development progress, risk factors, and market dynamics.

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●	Lean and agile translational development operations: Each program is managed by our centralized team of experienced product development leaders who enlist the support of relevant external resources including CROs, CMOs, domain experts, consultants, etc. We believe this approach is most cost-effective for clinical and commercial development and that it allows us to minimize overhead while giving us the flexibility to tap into the most relevant and current talent for each program without having to rely on large teams of permanent hires.

In addition, our Research Review Committee, or RRC, which is expected to be comprised of Dr. Jack A. Elias (Scientific Co-founder), Dr. Jonathan Kurtis (Scientific Co-founder), Elizabeth Ng (Chief Executive Officer), and Dr. Inderjote Kathuria (Chief Strategy Officer) will be responsible for the research, translational and preclinical efforts leading to filing an IND and moving a product candidate into human clinical trials.

Our Development Review Committee, or DRC, which is expected to be comprised of Dr. Jonathan Kurtis (Scientific Co-founder), Elizabeth Ng (Chief Executive Officer), and Inderjote Kathuria (Chief Strategy Officer) will be responsible for managing all clinical development efforts, including progress monitoring, allocation of resources, and continuous re-evaluation of a product candidate’s merits.

Both these committees will work in collaboration with our OAC described previously to ensure that each product candidate that enters our pipeline as well as existing ones continue to meet the criteria we have outlined above.

Our Therapeutic Programs

Oncology Product Candidates for NSCLC and GBM:

●	OCX-253 anti-Chi3l1 Single-target mAb (NSCLC)

●	OCX-410 anti-Chi3l1/PD-1 Bi-specific antibody (NSCLC)

●	OCX-909 anti-Chi3l1/CTLA-4 Bi-specific antibody (GBM)

Our product candidates in our oncology program are based on a drug target pioneered by Dr. Elias. His research demonstrated that a protein called chitinase 3-like-1, or Chi3l1, is a key driver of multiple disease pathways in primary and metastatic tumor development demonstrating an 85-95% reduction in primary and metastatic tumor burden in multiple animal models. Animal models of lung cancer and glioblastoma, a type of brain cancer, showed that inhibition of Chi3l1 resulted in statistically significant tumor reduction – even more so when combined with immunotherapies to stimulate the body’s own immune response against cancer. Our oncology development pipeline consists of: (a) an antibody therapeutic product candidate inhibiting Chi3l1; (b) a bi-specific antibody product candidate inhibiting Chi3l1 plus PD-1, a checkpoint inhibitor protein; and (c) a bi-specific antibody product candidate inhibiting Chi3l1 plus CTLA-4, another checkpoint inhibitor protein. These product candidates are targeting non-small cell lung cancer, or NSCLC, which accounts for about 85% of all lung cancers globally and affects about 460,000 people in the United States and 595,000 people in Europe, and glioblastoma multiforme, or GBM, a brain cancer that kills approximately 60% of patients within 12 to 18 months from the time of diagnosis and for which new treatment therapies are needed.

Non-Small Cell Lung Cancer

Lung cancer is the most common cancer worldwide, accounting for 2.1 million new cases and 1.8 million deaths in 2018. In the United States, lung cancer is the third most common and the deadliest malignancy. Approximately 541,000 people in the United States today have been diagnosed with lung cancer at some point in their lives. It is estimated that 229,000 new cases of lung cancer are diagnosed annually in the United States, representing about 13% of all cancer diagnoses. NSCLC is the most common type of lung cancer, accounting for approximately 85% of new lung cancer cases.

NSCLC continues to rank among the cancers with the lowest five-year survival rates and has one of the largest disease burdens in terms of disability-adjusted life years.

Staging is a way of describing the severity and extent of a cancer’s growth and spread. The stage of NSCLC is based on a combination of several factors, including the size and location of the primary tumor and whether it has spread to the lymph nodes and/or other parts of the body.

There are five stages for NSCLC: stage 0 and stages I through IV. In general, an earlier stage of NSCLC is linked with a better outcome. Unfortunately, a significant proportion of patients, in the order of 40% to 50%, are still diagnosed with hard-to-treat stage IV disease.

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There are currently five main ways to treat NSCLC: surgery, radiation therapy, chemotherapy, targeted therapy and immunotherapy. The use of these treatment options for NSCLC is based mainly on the stage of the cancer, but other factors, such as a person’s overall health and lung function, as well as certain traits of the cancer itself, such as its molecular characteristics, are also important.

Treatment decisions often follow either formal or informal guidelines. Treatment options can be ranked or prioritized into lines of therapy: first-line therapy, second-line therapy, third-line therapy, and so on. First-line therapy, sometimes called induction therapy, primary therapy or front-line therapy, is the first therapy that will likely be attempted. If a first-line therapy either fails to produce sufficient antitumor response or produces intolerable side effects, additional therapies may be substituted or added to the treatment regimen, known as second-line or third-line treatments. Often, multiple therapies may be administered simultaneously, known as combination therapy or polytherapy.

Surgery is usually the first choice for early stage disease followed by radiation and chemotherapy. Targeted therapies and immunotherapy are the main options in advanced disease, in stages III and IV.

Targeted therapy is a treatment that targets the cancer’s specific genes, proteins or the tissue environment that contributes to cancer growth and survival. This type of treatment blocks the growth and spread of cancer cells and limits damage to healthy cells.

Immunotherapy is designed to boost the body’s natural antitumor immune defenses. Lung cancers often contain genetic mutations that are seen as “non-self” by the host’s immune system because they are not seen in normal cells and tissues. The human immune system is designed to attack and eliminate cells and tissues that it detects as foreign or “non-self.” However, in many patients with cancer these desired antitumor responses are suppressed by the tumor and surrounding cells. This is done by activating one of a number of immune checkpoint inhibitor pathways, or ICPI pathways.

An example of the multiple ICPI pathways that have been discovered that has received significant attention in lung cancer is the programmed death-1/ PD-ligand 1, or PD-1/PD-L1, pathway. In many patients with lung cancer, the immune cells and nearby cells, such as macrophages express, PD-1 and the tumor cells express its binding partner PD-L1. When PD-L1 binds PD-1, it activates pathways that suppress the host’s antitumor immune response. On the other hand, therapeutics (usually antibodies) have been developed that prevent these PD-1/PD-L1 interactions. These therapies boost the host’s antitumor responses which augments its ability to attack the tumor. Because there are multiple ICPI pathways, assays that determine which pathway(s) is activated in a given tumor have been and are being developed. This allows the therapeutic intervention to be directed to the ICPI pathway that is most important in a given individual.

Importantly, immunotherapy has been generally regarded as revolutionizing the treatment of NSCLC, with immunotherapies targeting the PD-1/PD-L1 pathway now emerging as standard-of-care in some settings. However, despite the advent of these new therapies for NSCLC, there continues to be a need for other therapeutic options because only approximately 15% of patients respond to these interventions. In addition, among those that initially improve, the responses are often not durable and diminish over time. In many cases, tumors evolve compensatory mechanisms that circumvent the beneficial effects of an individual immunotherapy. Thus, a significant unmet medical need in NSCLC are treatment options that either restore or complement, the efficacy of anti PD-1 / PD-L1 and other ICPI-based therapies.

A general overview of immunotherapy and antibodies is presented below under “—A primer on antibodies and targeted therapies.”

We believe that OCX-253, our mono-specific mAb against Chi3l1, if approved, will likely be used individually or in combination with immunotherapies, such as anti-PD-1 therapeutics. Our belief is based on the observation that OCX-253 modulates multiple oncogenic pathways, or signaling networks used by cancer cells to control the growth and progression of tumors, in addition to its ability to modulate ICPI pathways. Should OCX-253 become a marketed treatment, we would anticipate it being initially used primarily in later-stage cancers, as with most recently approved oncology therapeutics. OCX-253 may progress towards being used for earlier stage cancers, and/or in combination with other medications, as clinician and regulatory agency experience with the drug grows and as our understanding of the needs of individual patients deepens.

OCX-410, our bi-specific antibody, is designed to combine the mechanism of actions of OCX-253 and anti-PD-1 therapeutics. We believe this is a promising combination because studies by Dr. Elias have demonstrated that this bi-specific antibody recruits immune cells, such as CD8+ cytotoxic T cells that kill tumor cells, and the physical interaction of these activated T cells to tumor cell membranes. If approved, we anticipate that OCX-410 will likely enter the market as a second-line therapy in patients with stage III or IV lung cancer who have failed anti PD-1/PD-L1 immunotherapies. We believe that OCX-410 may eventually be used as a first-line treatment for patients with later stage NSCLC.

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Glioblastoma Multiforme

GBM is an aggressive type of cancer that can occur in the brain or spinal cord, the components of the central nervous system, or CNS, and is the most common brain tumor in adults. GBMs are a type of astrocytoma, meaning that they arise from the star-shaped cells, known as astrocytes, in the CNS. Normally, these cells form a key component of the blood brain barrier, or BBB, a network of cells, proteins, and structural components that controls which substances can get into the central nervous system, or CNS, and which cannot. Astrocytes also normally help support nerve cells and carry nutrients to them.

Brain tumors are graded on an I to IV scale based on how fast they grow. Grade I brain tumors are the least aggressive. They grow very slowly and rarely spread into nearby tissues. Grade IV are the most aggressive. GBMs are grade IV astrocytomas. They grow quickly and often spread into nearby brain tissue. They rarely metastasize or spread to other parts of the body.

GBM is a rare disease, with a prevalence of 1-9 out of 100,000 individuals. The prevalence in the United States is estimated to be approximately 28,000 diagnosed individuals, and the annual incidence is estimated to be between 6,000 and 10,000. Primary GBM accounts for 90% of cases, mostly occurring in older individuals, while secondary GBM develops more slowly and occurs in relatively younger patients.

No curative therapies exist for GBM and the treatment landscape has not changed in recent years. A significant proportion, approximately 25%, of the GBM prevalent population is not actively treated due to rapid disease progression and an extremely poor prognosis. Surgery is standard-of-care followed by radiation and follow-up with chemo. If that does not work, then physicians may try a second line approach, such as switching chemo monotherapies. However, these second line therapies are rarely effective.

Our bispecific antibody candidate, OCX-909, is designed to combine the mechanism of actions of OCX-253 with an anti-CTLA-4 component. CTLA-4 is a protein receptor that functions as an immune checkpoint that binds to molecules called B7.1 and B7.2 to suppress antitumor immune responses in a manner similar to PD-1. We believe OCX-909 may produce antitumor response particularly in GBM because CTLA-4 is expressed in an exaggerated manner in many GBM tumors. If approved, we envision OCX-909 being potentially utilized as an alternative to surgery, or in the treatment regimen in both the neoadjuvant (before surgery) and adjuvant (after surgery) settings for patients with GBM.

A Primer on Antibodies, Antigens and Targeted Therapies

One way the body’s immune system attacks foreign substances is by making large numbers of antibodies. An antibody is a protein that binds to a specific antigen. An antigen is a molecule that is foreign to the human body; examples include viruses, bacteria, and tumor cells.

Antibodies have a distinct “Y” shape. Each upper arm of the “Y” is uniquely structured to bind to a specific part of a particular antigen, called an epitope. Once bound to the antigen, an antibody triggers other parts of the immune system to destroy the cells containing the antigen.

Monoclonal antibodies, or mAbs, are antibodies that are designed and made as therapeutics to bind to specific antigen targets such as those present in a particular type of cancer cell, virus, or other pathogen. When mAbs are used in this manner they are referred to as targeted therapies. Therapeutic antibodies can also be engineered to recognize two epitopes simultaneously, making them “bispecific.” Bispecific antibodies, or BsAbs, can bind directly to surface antigens to kill the cells containing the antigens and they can also help ramp up the immune system to make it more effective against those cells.

The Chitinase Biology Behind Our Oncology Project Candidates

Dr. Elias has focused a significant amount of his research over the last decade on a gene family called the 18 glycosyl hydrolases and its chitinase and chitinase-like proteins, or CLP. The chitinases and CLP both bind chitin, a polysaccharide that is a major structural component of the exoskeletons of insects and other arthropods and the cell walls of fungi. The chitinases are true enzymes that cleave chitin into smaller saccharide units. In contrast, the CLPs bind to but do not cleave chitin.

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Chitin, Chitinases, and Chitinase-Like-Proteins

Chitinase-3-like-1, or Chi3l1, also known as YKL-40, the prototypic CLP, was initially described as a soluble product of an osteosarcoma cell line and has since been found in several different laboratory cell lines and animal tissues. In humans, Chi3l1 is found on the cell surface, inside cells and in the circulation. It plays a major role in tissue injury, inflammation, tissue repair and remodeling responses in healthy individuals. It is produced by a variety of cells including epithelial cells and macrophages in response to cytokines, lipids, oxidant injury and other stimuli. It then feeds back to inhibit tissue injury by inhibiting cell death and apoptosis while stimulating fibroproliferative repair.

The levels of circulating and tissue Chi3l1 are increased in many human visceral cancers and animal tumor models including lung cancer and glioblastoma. In visceral tumors elevated serum levels of Chi3l1 correlate with a poor prognosis and shorter disease-free intervals and survival. Studies in animal models have also demonstrated that the inhibition of Chi3l1 can dramatically reduce tumor burden. Consequently, Chi3l1 is now appreciated to be a sensitive biomarker and an attractive therapeutic target for these malignancies. We intend to take advantage of both of these properties because the inhibition of Chi3l1 is a major focus in OCX-253, —410 and —909, and we intend to use Chi311’s properties as a biomarker to identify relevant populations for clinical trials of these product candidates.

Chi3l1 interacts with several different cell-surface proteins to mediate its cell and tissue responses. Studies by Dr. Elias and others have demonstrated that Chi3l1 binds to and signals via a number of cell surface receptors (proteins that pass signals between the outside and inside of cells) including the interleukin-13 receptor-α 2 and CRTH2. They have also demonstrated that IL-13Rα2 is the alpha subunit of multimeric receptor complexes that can include galectin 3 and CD44 as ß subunits. Chi3l1 can also interact with receptor tyrosine kinases, integrins αVß3 and αVß5 / syndecan 1 complexes, and the receptor for advanced glycation end products. These receptors activate a number of signaling pathways including MAPK kinases, Protein Kinase B/Akt and the Wnt/ß-catenin pathways and induce the production of VEGF intermediaries. As a result of these complex receptor-ligand interactions it is now known that Chi3l1 regulates oncogenesis via a number of mechanisms. Dr. Elias has demonstrated that Chi3l1 stimulates malignant responses by inhibiting tumor cell death, stimulating tumor cell proliferation, stimulating the B-Raf protooncogene, and stimulating the phosphorylation of cofilin. He has demonstrated that Chi3l1 also inhibits key antineoplastic pathways including those mediated by the tumor suppressors phosphatase and tensin homolog, or PTEN, and p53 thereby removing intracellular controls against unregulated cell growth. These molecules taken together form the tumor microenvironment, a localized set of conditions that supports the evolution and growth of tumors.

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In summary, Chi3l1 contributes to neoplasia, or the uncontrolled and abnormal growth of cells or tissues that is the hallmark of cancer, by regulating various pro- and anti-oncogenic pathways as shown in the illustration below:

Chi3l1 and its Roles in Disease Biology

Dr. Elias and other investigators have also found a direct link between Chit1 and fibrotic diseases, such as IPF and HPS. This finding is the basis for our anti-Chit1 small molecule therapeutic product candidate, OCF-203, detailed later.

OCX-253—Anti-Chi3l1 mAb for Lung Cancer

Recent published studies have demonstrated that the levels of circulating Chi3l1 are elevated in many malignancies including cancers of the prostate, colon, rectum, ovary, kidney, breast, as well as GBM and malignant melanoma. In these diseases, the levels of Chi3l1 frequently correlate directly with disease progression and inversely with disease-free interval and survival. This is particularly striking in lung cancer where preclinical and clinical studies demonstrated that the serum and tissue levels of Chi3l1 are increased and are associated with adverse outcomes, such as poor prognosis and shorter survival. Dr Elias and colleagues have found that Chi3l1 plays a critical role in the pathogenesis of primary and metastatic lung cancer in murine models that have the same genetic mutations that are seen in human disease including activating mutations of the K-Ras oncogene. In murine models primary lung cancer is induced in mice that have activating mutations of Kras (the G12 D mutation) and null mutations of the tumor suppressor p53. Dr Elias and colleagues have additionally demonstrated that Chi3l1 is able to replace null mutations of p53 in the generation of primary lung cancer in murine models that only have activating mutations of the K-Ras oncogene. They also demonstrated that Chi3l1 is induced during pulmonary melanoma and pulmonary breast cancer metastasis in murine models of these diseases and that Chi3l1 induction is required for the generation of a metastasis permissive pulmonary microenvironment. As shown below, both primary tumor growth and metastatic spread were both significantly inhibited via immune inhibition of Chi3l1 using therapeutic antibodies (Fig. 1). These antibody findings are the basis for Ocean Biomedical’s OCX-253 program in NSCLC. We plan to initially focus on a subset of patients who exhibit elevated levels of circulating Chi3l1 as they are anticipated to be the patient population most likely to respond to this product candidate. However, the treatable patient population may eventually expand as a consequence of the many critical pathways OCX-253 appears to impact (as described and shown in the figure above) and as our understanding of chitinase biology grows.

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Figure 1: In Animal Models, Antibodies Against Chi3l1 Show Reduction in Primary and Metastatic Tumors

OCX-410 and OCX-909—Anti-Chi3l1/PD-1 and Anti-Chi3l1/CTLA-4 Bispecific Antibodies for NSCLC and GBM

Novel immunotherapeutic approaches have improved the prognosis for a number of cancers over the past decade. Cancer cells have unstable genomes and as a result accumulate genetic mutations that are not seen in normal cells and tissues. These non-self mutations generate non-self proteins that can be recognized and reacted to by the immune system. Normal white blood cells, particularly T lymphocytes, learn to recognize these novel antigens and kill the cells that express them. Under normal circumstances, immune responses are activated to deal with pathogens and non-self antigens but are then inhibited to prevent overexuberant, injury-inducing, immune responses. This immune inhibition is often mediated by immune checkpoint inhibitor pathways. Unfortunately, some tumors evolve to take advantage of these regulatory pathways to evade endogenous antitumor immune responses. For example, tumor cells may produce the regulatory protein cell death ligand 1, or PD-L1 or cluster of differentiation proteins 80 or 86. These proteins interact with their corresponding receptors on T cells, PD-1 and CTLA-4, respectively, to turn off the immune system response to the cancer. Multiple approved immunotherapies disrupt the connection between PD-1 or CTLA-4 and their ligands to restore immune activity against susceptible cancers.

Dr. Elias has demonstrated in widely accepted mouse models of fibrosis that PD-1 and its ligands, PD-L1 and PD-L2, are induced in melanoma metastases by Chi3l1, and that Chi3l1 can stimulate these checkpoint inhibitors, thereby encouraging tumor growth. Further work by Dr. Elias has demonstrated that bispecific antibodies that bind to both Chi3l1 and PD-1 (or CTLA-4) dramatically improve the responses seen in cocultures of T cells and tumor cells with more tumor cells undergoing cell death when treated with the bispecific antibody than cells treated with mono-specific antibodies against the same targets, either individually or in combination (Fig. 2). These studies also demonstrated that these effects were mediated by an enhanced induction of CD8+ cytotoxic T cells that kill the tumor cells and an enhanced ability of these cytotoxic cells to bind to tumor cell membranes in cultures treated with the bispecific antibody compared to cultures treated with mono-specific antibodies against the same targets, administered either individually or in combination. These observations suggest that the proximity of the Chi3l1 and PD-1 (or CTLA-4) targets in the tumor microenvironment play a role in their vulnerability to this precision immunotherapy 9 (Fig. 3). Thus, we hypothesize that even patients whose tumors have been resistant to anti-PD-1 or anti-CTLA-4 antibody therapy may benefit from our bi-specific antibody product candidates that are designed to bind both Chi3l1 and immune checkpoint targets simultaneously. These bi-specific antibodies against Chi3l1 and PD-1 or CTLA-4 are the basis for our OCX-410 and OCX-909 programs, respectively.

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Figure 2: In vitro Experiments Show Improved Killing of Glioblastoma Tumor Cells with OCX-909 Bi-Specific Anti-Chi3l1 / Anti-CTLA-4 Antibody. **=p<0.01

Figure 3: Mechanism of Action of OCX-410

We are planning to initially target checkpoint inhibitor positive NSCLC with OCX-410 and GBM with OCX-909 due to the previously published importance of these checkpoint inhibitors for these tumor types as well as Dr. Elias’ supporting data in preclinical models of these diseases. We intend to evaluate whether checkpoint inhibitor upregulation is critical for the activity of OCX-410 and OCX-909 in humans, and we intend to evaluate the response seen in checkpoint inhibitor negative patients as well. The outcome of these studies may help us to better identify our potential target patient population.

Oncology Product Candidates Clinical Development Plan

All three therapeutic antibody product candidates, OCX-253, OCX-410, and OCX-909, have been optimized against their respective targets, and we are beginning efforts to develop, through the establishment of manufacturing and supply relationships with third parties, a production system capable of supporting clinical use. A critical step in production is the creation of a master cell bank, or MCB, a depository where genetically identical antibody-producing cells are stored, by a CMO. The MCB is critical for production of consistent therapeutics through clinical development and, potentially, commercial production. We have collaborated on the first steps of MCB production for OCX-253 with Lonza Group AG, a global contract manufacturing organization and have completed development of 8 research cell lines that produce OCX-253 in February 2021. Initial assessments indicate that any of these cell lines could possibly be used to generate clinical and commercial grade OCX-253. Additional evaluations are under way to determine which of the 8 cell lines is preferred for the generation of the cGMP MCB and the generation of clinical drug material. We anticipate producing sufficient drug material to begin IND-enabling safety studies in 2H 2023. The OCX-410 and OCX-909 programs are expected to begin MCB generation in 2H 2023/1H 2024. We anticipate filing IND applications with the FDA for product candidates in 2023/2024.

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We intend to model our Phase 1/2 clinical trials of OCX-253 and OCX-410 after Merck’s pembrolizumab KEYNOTE-001 trial (NCT01295827). This design is expected to allow for combined initial safety and efficacy endpoints using a single ascending dose, or SAD, strategy followed by a repeat dose regimen to identify tumor responses through generally accepted Response Evaluation Criteria in Solid Tumors, or RECIST, criteria and time to tumor progression. Using RECIST criteria as the primary endpoint of the initial clinical trial will measure whether tumors shrink in response to treatment and allows for a relatively quick determination of whether our product candidates are likely to provide benefit in a larger, more extensive pivotal trial. The time to the tumor progression endpoint will likely be a secondary endpoint in these first trials but is the generally accepted primary endpoint for registrational trials in NSCLC.

GBM

The OCX-909 program for GBM has the additional challenge of successfully delivering the protein therapeutic product candidate to the brain where the Blood Brain Barrier or BBB has questionable permeability. The BBB is a stretch of less-permeable blood vasculature in the CNS, as compared to the rest of the body. Its purpose is to carefully screen the entry and exit of molecules between the CNS and bloodstream. The BBB is a difficult hurdle to cross using small molecules delivered to the periphery, and consistent peripheral delivery of protein-based therapeutics, such as antibodies, to the brain has so far been elusive. Patients suffering from GBM may have a partially disrupted BBB due to changes in the vasculature associated with the tumors or their recent surgery, but the inconsistency of these disruptions may add considerable challenge to the development of a peripherally delivered medicament.

We plan to bypass the BBB using a number of approaches, alone or in combination. The first approach is intracerebral-ventricular, or ICV, delivery of OCX-909. We intend to make use of a port-reservoir system, such as an Ommaya reservoir, which is a small, plastic, coin-shaped device placed under the scalp and connected to a catheter placed in one of the brain’s ventricles. This would allow direct delivery of OCX-909 into the cerebral spinal fluid, or CSF, pool in the ventricles at the center of the brain. The size of the ICV space changes throughout the day, particularly during sleep, effectively pumping CSF, and the drug it contains, throughout the brain. Though placement of an Ommaya reservoir is somewhat invasive, it is frequently used in patients suffering from brain cancers, and we anticipate many of our patients will likely already have one in place.

We intend to model our Phase 1/2 clinical trial after the Phase 1/2 clinical trial of Johnson and Johnson’s Zarnestra sponsored by M.D. Anderson Cancer Center (NCT00050986). The envisioned clinical trial plan involves a dose escalation SAD/multiple ascending dose, or MAD, strategy followed by continued assessments of safety parameters and efficacy using six-month progression free survival as the primary endpoint. We anticipate also monitoring tumor size during this trial using radiology techniques in the interest of acquiring efficacy data more rapidly than the primary endpoint is likely to provide.

Our Phase 3 clinical trial for OCX-909 is tentatively planned to follow the example of Merck’s CENTRIC trial of Cilengitide (NCT00689221). The CENTRIC trial used overall survival as the approval endpoint leading to a study duration over five years. We intend to continue to work with the oncology community to develop novel validated biomarkers, which could allow for accelerated trials in GBM. We are optimistic that these novel tools may allow for accelerated trials in the GBM space which could speed the transition of OCX-909 to the market. We intend to seek orphan drug designation for OCX-909 in GBM and may also request priority review.

Fibrosis Product Candidate for IPF and HPS:

●	OCF-203 anti-Chit1 Small Molecule

Overview of Fibrotic Diseases

An important protective mechanism for tissue regeneration and wound healing is the formation of extracellular matrix, or ECM, a non-cellular portion of a tissue produced and secreted by cells and functions mainly to provide support for tissues.

Fibrosis is a pathologic condition where an excessive accumulation of ECM leads to organ disfunction and failure. Fibrotic diseases constitute a major health problem worldwide and encompass a wide spectrum of clinical entities including systemic fibrotic diseases such as systemic sclerosis, or SSc, scleroderma and nephrogenic systemic fibrosis, as well as numerous organ-specific disorders including pulmonary, cardiac, liver and kidney fibrosis.

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The United States government estimates that 45% of deaths in the United States can be attributed to fibrotic disorders. Fibrosis is a factor in various tissue and organ diseases as shown in the figure below.

Figure 4

Idiopathic Pulmonary Fibrosis

IPF is a chronic, progressive, and fibrotic interstitial lung disease of unknown cause, which occurs primarily in older adults. It results in irreversible loss of lung function with high morbidity and mortality rates. Median survival is three-to-five years following diagnosis.

IPF is a rare disease with an estimated prevalence ranging from 10-to-60 per 100,000 in the United States and 1.3 to 32.5 per 100,000 in Europe depending on country, age, and risk factors. There is an estimated prevalence of approximately 160,000 in the United States, with most cases occurring in individuals over the age of 50 years. The United States incidence rate is approximately 55,000 cases per year, and the incidence is rising due to a growing elderly population and increased disease awareness and detection.

In practice, patients are diagnosed and categorized into three categories, as shown below, based on disease severity: mild, moderate, and severe. Their disease may be characterized based on two lung function measures: FVC, or forced vital capacity, and diffusing capacity of the lung for carbon monoxide, or DLCO,

Figure 5

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Current therapeutic standard-of-care utilizes Roche’s Esbriet (pirfenidone) or Boehringer’s Ofev (nintedanib). Pirfenidone and nintedanib slow pulmonary function loss with only modest deceleration of disease progression and no reversal, and their severe side effects (e.g., nausea, vomiting, diarrhea) cause many patients to avoid or discontinue these therapies. These drugs are primarily used in the moderate patient segment—both mild and severe patients view the negative side effect profile as outweighing the benefits. Despite the side effects, it is estimated that approximately 58% of patients diagnosed with IPF take one of these therapeutics and, together, they generated global sales of approximately $3.0 billion in 2019. We believe that a therapy with even a modest improvement in side effect profile would likely see more utilization.

Hermansky-Pudlak Syndrome

HPS is a rare, inherited genetic disorder which occurs when a child inherits defective genes from both parents. Although HPS is ultra-rare from a worldwide perspective, it has a much higher prevalence in Puerto Rico – where the prevalence is roughly 1 in 1,800 in the northwest region of the island, or an estimated 1,500 patients, accounting for more than 50% of the worldwide HPS population. HPS effects approximately 1 to 9 people per 1 million individuals worldwide outside of Puerto Rico. The disease onset occurs as early as age 30, and the lifespan of patients with some of the most severe disease subtypes usually does not exceed 40 to 50 years. HPS is diagnosed through a combination of identifying signs of albinism, evaluation of patient blood, and/or genetic testing; however, early diagnosis of PF in HPS patients presents the same challenges as IPF diagnosis.

There is an unmet need for therapeutics to treat HPS-related pulmonary fibrosis, or HPS-PF, patients. There is no approved drug therapy, and no treatment except potential lung transplantation. The only pharmacological option for patients is off-label use of Esbriet, which may slow disease progression but only in patients who retain significant residual lung function. Published clinical studies of Esbriet and Ofev suggest that bleeding is more likely with Ofev, so its use is generally avoided in the HPS patient population.

We believe that OCF-203, if approved, has potential to address the need for a HPS therapeutic due to its novel therapeutic approach. It is also our belief that developing this product candidate for HPS may allow us to enter the broader fibrotic disease space in an expedited manner by pursuing an ultra-rare disease indication before potentially broadening to adjacent indications.

The Chitinase Biology Behind Our Fibrosis Product Candidate

Previously, we described Dr. Elias’ research on chitinase enzymes and CLP, and his discovery of the key role that a CLP called Chi3l1 plays in cancer. Dr. Elias also discovered that a chitinase called Chit1, also known as chitotriosidase, plays a central role in inflammation and in fibrotic diseases such as IPF and HPS. Chit1 is expressed in an exaggerated manner in IPF where it correlates inversely with Smad 7. Chit1 is also a critical biomarker and therapeutic target in Scleroderma-associated interstitial lung disease. This finding is the basis for our anti-Chit1 small molecule therapeutic product candidate, OCF-203.

OCF-203—Small Molecule Candidate for IPF and HPS

In animal models, Dr. Elias and his colleagues showed that Chit1 is a master regulator of transforming growth factor beta 1, an extensively-published biochemical pathway relevant to inflammation, tissue modeling, and fibrosis, and that it mediated fibrosis response through various mechanisms described below. Animal models of IPF exhibit similar pathology to that of humans, allowing for relevant testing of molecular mechanisms and potential therapeutics in these models. Transgenic laboratory animals developed in the Elias laboratory to over-express Chit1 were shown to be far more susceptible to lung fibrosis than their wild type counterparts, which further demonstrates the role of Chit1 as a factor in IPF.

Using high throughput screening, Dr. Elias identified a small molecule candidate for the OCF-203 program that prevented and reduced inflammation and fibrosis in the bleomycin mouse model of IPF (Fig. 5). Importantly, the molecular mediators of fibrosis, fibronectin, Col1A1, and Col3A1, were also substantially reduced in the IPF model animals that had received the OCF-203 candidate. Results were similar in a mouse model of HPS (Fig. 6), suggesting that the OCF-203 molecule could benefit this patient population as well. The biochemical pathways known to be impacted by Chit1 inhibition imply that there may be benefit of this product candidate for the potential treatment of other fibrotic diseases such as non-alcoholic-steatohepatitis, or NASH, and lysosomal storage disorders.

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Figure 6: OCF-203 Lead Candidate Treatment Reduces Observed Markers of Fibrosis in an Animal Model of IPF

Figure 7: OCF-203 Lead Candidate Treatment of the Bleomycin HPS-1 Mouse Model results in Normalized Levels of Fibrotic Markers

No significant toxicity has been observed at therapeutic doses in the animal studies with the OCF-203 lead to date. This candidate molecule has been previously evaluated (by unrelated parties) in Japan in the mid-1960s for potential use as an antibiotic – though approval was never pursued. While the clinical data from these studies is not suitable for current regulatory filings, we believe it may support the safety observations seen in Dr. Elias’ recent animal studies and also provides invaluable information as to the behavior of this molecule and its derivatives that we can potentially use in the design of future clinical development work. Additionally, we believe OCF-203’s safety observations in animal studies may be further supported by past published literature which estimates that 6% of humans do not produce Chit1 and, though they may be more susceptible to infection by chitin-containing parasites, this deficiency may provide greater longevity and reduced age-related disease burden as compared to people who produce Chit1 normally. Taken together, these findings suggest that therapies that focus on inhibiting Chit1 may be well tolerated in patients. This is of import to IPF and HPS given that there are no currently approved drug therapies for HPS, and the currently approved therapies for IPF, pirfenidone and nintedanib, both carry a significant risk of severe side effects, as described previously.

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Fibrosis Programs Clinical Development Plan

We have identified opportunities in the structure of OCF-203 that we believe may be able to improve the expected risk/benefit ratio for patients. We intend to embark on a limited structure-activity-relationship, or SAR, study and plan to begin IND enabling studies in 2023. We plan to submit our IND application to the FDA in the second half of 2023.

Clinical Development

Clinical development of OCF-203 is expected to initiate with a single Phase 1/2 clinical trial in IPF that we plan will be followed by later stage clinical development for IPF and HPS in parallel. We intend to conduct a Phase 1/2 SAD/MAD trial in patients with IPF that is modeled after the Phase 2 portion of the Galapagos PINTA trial (NCT03725852). Our Phase 1/2 clinical trial is expected to be designed to provide human proof of concept data demonstrating the cessation of fibrosis progression, which would allow for the initiation of Phase 3 clinical trials in both IPF and HPS. The Phase 3 clinical trial of OCF-203 for the prevention of fibrotic progression in IPF will likely be modeled after the Genentech ASCEND trial (NCT01366209), while the Phase 3 clinical trial of OCF-203 for the prevention of fibrotic progression in HPS will likely be modeled after the National Human Genome Research Institute, or NHGRI, trial in HPS patients (NCT00001596). Both the Genentech and NHGRI trials were evaluating pirfenidone. We intend to seek orphan drug designation for OCF-203 in HPS.

Infectious Diseases Product Candidates for Malaria

●	ODA-570 Vaccine for the Prevention of P. falciparum Infection

●	ODA-611 anti-PfGARP mAb for the Treatment of Symptomatic P. falciparum Infection

●	ODA-579 anti-PfGARP Small Molecule for the Treatment of Symptomatic P. falciparum Infection

Infectious diseases, caused by infection with viruses, bacteria, fungi or parasites are the primary cause of more than 12.5% of all deaths worldwide. Efforts to reduce this death toll are hampered by drug resistant pathogens and, for many pathogens, a lack of effective vaccines. As detailed below, our infectious disease program is designed to address this significant unmet medical need and will initially focus on malaria, the greatest single agent killer of children worldwide. Please see the section entitled “Business of Ocean Biomedical – Our Therapeutic Programs – Malaria Background: Epidemiology and Lifecycle” following Malaria product candidate descriptions.

ODA-570—malaria vaccine

Using the WPDS platform, Dr. Kurtis has identified PfGARP and PfSEA-1 as parasite antigens that are recognized by antibodies in the plasma of children who are relatively resistant—but not in those who are susceptible—to malaria caused by P. falciparum.

PfSEA-1 is a parasite antigen with a mass of 244 kilodaltons, which has no significant similarity to proteins of known function. PfSEA-1 displays minimal sequence variation in the region we cloned (amino acids 810 to 1083) across hundreds of parasite strains. Antibodies made in mice immunized with recombinant PfSEA-1 have been shown to inhibit parasite growth by 58% to 74% across three parasite strains compared with controls (Fig 8). Similarly, purified human antibodies to PfSEA-1 have also been shown to significantly inhibit parasite growth in laboratory studies. In both cases, anti-PfSEA-1 antibodies trapped parasites within the red cell, preventing their egress, and led to parasite death.

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Figure 8. Antibodies to PfSEA-1 kill parasites. Polyclonal anti-PfSEA-1 antibodies in mice inhibit parasite growth by 74% in vitro. Ring stage 3D7 parasites were cultured in the presence of anti-PfSEA-1 mouse sera at 1:10 dilution. Negative controls included no anti-sera and pre-immune mouse sera. Red blood cells (RBC).

In vaccine challenge experiments in mouse models of malaria infection, immunization with a recombinant protein encoding the P. berghei ANKA (a lethal mouse malaria strain) ortholog of PfSEA-1, or PbSEA-1, or antibodies to PbSEA-1 conferred marked protection against a lethal P. berghei ANKA challenge as evidenced by up to a 75% reduction in parasitemia seven days after challenge. In all five experiments performed, by day seven to eight after challenge, control mice had high parasitemia with associated morbidity, whereas none of the vaccinated mice had high parasitemia or overt morbidity. In experiments with long-term follow-up, both active immunization with rPbSEA-1 and passive transfer of antibodies to PbSEA-1 significantly reduced parasitemia and delayed mortality.

In human observational studies conducted in Tanzania, individuals with naturally acquired antibodies to PfSEA-1 were associated with significant protection from severe malaria, with no cases occurring while children had detectable antibodies to PfSEA-1 (Fig 9). In a second longitudinal Kenyan cohort, anti–PfSEA-1 antibodies were associated with significant protection against parasitemia in adolescents and young adults. Individuals with detectable IgG anti–rPfSEA-1 antibodies had 50% lower parasite densities over 18 weeks of follow-up compared with individuals with no detectable IgG anti-rPfSEA-1A antibodies.

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Figure 9. Antibodies to rPfSEA-1A predict reduced malaria severity and parasitemia. Incidence of severe malaria and death in Tanzanian children aged one and a half to three and a half years during intervals with detectable and undetectable antibodies to PfSEA-1 (1688 and 23,806 weeks, respectively). No cases of severe malaria or death occurred during intervals with detectable antibodies to rPfSEA-1A. Error bars represent 95% CI.

Based on these data, we hypothesize that vaccination of humans with PfSEA-1 could generate antibodies that trap parasites within a red cell and lead to parasite death.

PfGARP is a parasite antigen with a mass of 80 kilodaltons that is expressed on the external surface of erythrocytes (red blood cells) infected by early-to-late-trophozoite-stage parasites.

Antibodies against PfGARP kill trophozoite-infected erythrocytes in culture by inducing programmed cell death in the parasites (see Fig 10). Vaccinating non-human primates with PfGARP has been shown to protect against a challenge with P. falciparum (see Fig 11). Furthermore, longitudinal cohort studies have shown that, compared to individuals who had naturally occurring anti-PfGARP antibodies, Tanzanian children without anti-PfGARP antibodies had a 2.5-fold-higher risk of severe malaria, and Kenyan adolescents and adults without these antibodies had a 2-fold-higher parasite density.

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Figure 11. Vaccination with PfGARP-A protects monkeys from challenge with P. falciparum. A) Animals were vaccinated with PfGARP-A mRNA-LNP (n=5 monkeys) poly(C) RNA-LNP (negative control, n=4 monkeys) and challenged IV with 104 P. falciparum FVO strain infected RBC. Parasitemia was followed daily. Points represent means, error bars represent SEM.) B) Animals were vaccinated with rPfGARP-A protein (n=5 monkeys) or control (n=4 monkeys) and challenged IV with 104 P. falciparum FVO strain infected RBC. Parasitemia was followed daily. Points represent means, error bars represent SEM. * indicates P < 0.05. ** indicates P < 0.01 in two-sided t-Tests.

We hypothesize that killing of trophozoite-infected erythrocytes by targeting PfGARP will kill P. falciparum malaria parasites before they cause disease. We also hypothesize that a vaccine targeting PfGARP could synergize with vaccine antigens, like PfSEA-1, that target parasite egress from erythrocytes.

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Importantly, PfGARP and PfSEA-1 are novel targets with no homology, or similarity, to any human proteins and when these genes have been sequenced in thousands of parasite strains, they have minimal sequence variation in the region that is contained in our vaccine formulations. Based on these data, we believe that vaccination with PfGARP and/or PfSEA-1 is unlikely to generate immunologic toxicity in humans and further suggest that the parasite may likely not be able to mutate to escape the killing effect of the vaccine induced antibodies.

It is important to note that, unlike the target of the RTS,S vaccine (circumsporozoite protein), PfSEA-1 and PfGARP antigens are expressed in the host for 8 to 24 hours which allows sufficient time for them to be targeted by vaccine induced antibodies. This is in stark contrast to the circumsporozoite protein, which is only expressed during the sporozoite stage of the P. falciparum lifecycle and thus only available for intervention during the first five minutes of infection. Furthermore, P. falciparum disease progression is dependent upon repeated rounds of schizont formation, merozoite egress, and infection of new erythrocytes (see lifecycle description above), and each time the cycle repeats the parasite again becomes vulnerable to anti-PfSEA-1 or anti-PfGARP antibodies. In contrast, parasites that escape the small window of intervention induced by the RTS,S vaccine are not prevented from further growth and replication. The subsequent unimpeded progression through the parasite lifecycle is likely a primary contributor to the relatively low immunization success rate seen with RTS,S.

We are currently evaluating whether a vaccine targeting PfSEA-1, PfGARP or a combination of the two antigens would present the best opportunity to protect patients from P. falciparum infection.

ODA-611—Anti-PfGARP mAbs

We produced a series of mAbs in mice that were immunized with laboratory generated recombinant PfGARP. Of the 16 mAbs that reacted with PfGARP in an enzyme-linked immunosorbent assay, or ELISA, only one mAb killed parasites in culture (see Fig 12). We sequenced and expressed the heavy-chain and light-chain variable regions (the genes that encode the mAb), and the resulting recombinant mAb had a dissociation constant, or Kd, of 2.9 nM, (indicating strong binding of the monoclonal to its target PfGARP) and killed parasites in culture. A monovalent antigen-binding fragment, or Fab, of this antibody also killed parasites in culture. These data confirmed that anti-PfGARP-mediated killing occurs in the absence of complement, cellular effector functions, or antigen cross-linking. We expect that a humanized version of this antibody will form the basis for our ODA-611 program.

Figure 12. Monoclonal anti-PfGARP kill parasites. Anti-PfGARP mAb kills parasites. Ring stage 3D7 parasites were cultured in the presence of media alone, normal mouse IgG (1 mg/ml) or anti-PfGARP mAbs (mAb 7857 or mAb 7899, at 1 mg/ml).

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ODA-579—small molecule targeting PfGARP

Our belief that PfGARP is a high value druggable target for anti-malarial drug development is based on PfGARP’s surface expression on infected RBCs, the absence of any significant amino acid homology with human host proteins, and the ability of antibody binding to PfGARP to kill parasites in vitro within 12-24 hours by activating parasite programed cell suicide.

To develop a drug based on PfGARP binding, Dr. Kurtis screened a small molecule library to identify compounds that inhibit the binding of anti-PfGARP antibody to PfGARP protein. Dr. Kurtis reasoned that compounds which bind to the same region of PfGARP that is targeted by the parasite-lethal anti-PfGARP antibodies would be enriched for effective anti-malarials. Dr. Kurtis screened 6,400 compounds using an assay that detects inhibition of binding of anti-PfGARP antibodies to immobilized PfGARP protein. Dr. Kurtis identified one compound as having anti-parasite activity.

Dr. Kurtis then conducted a limited Structure Activity Relationship, or SAR, campaign, evaluating 33 additional compounds with similarity to the structure of the first compound identified. Dr. Kurtis identified one compound with enhanced parasite killing activity compared to the original compound. This molecule has an IC50 (concentration of drug that results in half of the maximal killing effect) of between 1 and 4.8 uM in wild type parasites (3D7 strain) and no activity in a parasite strain that has had the PfGARP gene deleted (3D7 PfGARP KO) (see Fig 13). This result demonstrates both the specificity of drug activity for PfGARP, as well as the lack of general toxicity to eukaryotic cells. Toxicity assessments show no loss of viability in multiple mammalian cell lines at up to 400 uM, which was the highest concentration tested. These data are consistent with a selectivity index (ratio of IC50 for mammalian cells/IC50 for parasites) greater than 100.

Figure 13. Molecule kills P. falciparum parasites. 3D7 (top) or 3D7 PfGARP KO (bottom) parasites were synchronized to the ring stage and incubated with a dilution series of compounds or media control for 48 hours followed by quantification of parasitemia by pLDH assay. Each dilution was evaluated in quadruplicate and error bars represent SD. The IC50 = 4.8 uM for killing of 3D7 parasites. Results representative of two independent experiments.

Our Whole Proteome Differential Screening Platform for Antigen Discovery

Our infectious disease product candidates are the result of decades of NIH-funded work by our co-founder, Dr. Kurtis and his team. Dr. Kurtis developed the WPDS platform and used this platform to identify our two vaccine candidate antigens for malaria: Plasmodium falciparum Schizont Egress Antigen-1, or PfSEA-1, and Plasmodium falciparum Glutamic Acid Rich Protein, or PfGARP. The WPDS platform was first described by Dr. Kurtis in 2005, and later used to identify PfSEA-1 (published in Science, the peer-reviewed academic journal of the American Association for the Advancement of Science and one of the world’s top academic journals) in 2014. Dr. Kurtis has since perfected the WPDS platform to discover PfGARP as described in his Nature (the world’s leading multidisciplinary science journal), 2020 publication.

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The WPDS platform differs markedly from standard vaccine discovery approaches, which rely on the identification of immunodominant antigens (protein targets that generate large quantities of antibody) recognized by antibodies in animal models of human pathogens. Unfortunately, these animal models are often poor models of the complex human host-pathogen relationship and the immunodominant antigens are often decoys deployed by the pathogen to evade protective immune responses. Identifying the critical antigens that are the targets of protective antibodies on the pathogen is further complicated by the fact that susceptible humans make essentially the same antibody repertoire (i.e., recognize the same pathogen antigens) as resistant humans, thus masking the identity of the key, protective targets.

Dr. Kurtis designed the WPDS platform to specifically identify pathogen antigens that are only recognized by antibodies expressed by resistant, but not by susceptible, humans. The successful implementation of the WPDS platform requires blood samples from well characterized longitudinal cohort studies of individuals exposed to the pathogen, high quality gene libraries from the pathogen, and one-to-three months of experimental effort.

The WPDS platform identifies the pathogen antigens that are recognized by antibodies made by resistant individuals and then, importantly, removes, or excludes as vaccine targets, any antigens that are also recognized by susceptible individuals. This removal phase is essential as any antigen that is recognized by antibodies made by susceptible individuals cannot possibly be involved in providing protection.

We believe that the WPDS platform may be applicable to any human pathogen for which a subset of humans develops antibody-mediated resistance to infection/reinfection while a subset of humans remains susceptible. We believe that the platform may also enable us to identify targets against other infectious diseases.

The WPDS platform led to the discovery of novel targets against malaria, which are the basis for our anti-PfGARP therapeutics programs (ODA-611 and ODA-579) and for our vaccine program targeting PfGARP and PfSEA-1 (ODA-570).

Malaria Background: Epidemiology and Lifecycle

Plasmodium falciparum malaria is a leading cause of morbidity and mortality in developing countries, infecting 200-300 million individuals and killing nearly 500,000 children in sub-Saharan Africa each year. Nearly half of the world’s population, consisting of more than three billion individuals, is at risk of malaria infection. Recent estimates indicate that even these staggering figures significantly underestimate the actual disease burden. In addition, people from the United States and Europe (including military personnel) who travel to malaria endemic regions are also at risk of contracting malaria.

Human malaria is caused by infection with one of five species of protozoan parasite of the genus Plasmodium. Infection with just one of these species, P. falciparum, accounts for more than 95% of all malaria-related deaths. Plasmodium parasites have a complex lifecycle (Fig. 14), which begins when humans become infected following the bite of an infected anopheline mosquito. During blood feeding, an infected female mosquito (only female mosquitos feed on blood, which is necessary for egg laying) injects a parasite stage called a sporozoite into the human blood stream. These sporozoites leave the blood stream and rapidly (within 5 minutes) infect liver cells. Within the liver cells, the sporozoites multiply asexually with each sporozoite giving rise to up to 10,000 merozoites. These merozoites rupture out of the liver cell and each merozoite rapidly infects (within 140 microseconds) an individual red blood cell. Within the red blood cell, the merozoite undergoes an approximately 48-hour developmental cycle. Each merozoite sequentially develops into a ring stage parasite, a trophozoite stage parasite, a schizont stage parasite and then the schizont stage parasite segments into approximately 20 daughter merozoites, which rupture from the red blood cell. Each of these twenty daughter merozoites infect new red blood cells. This blood stage infection expands exponentially until the red blood cell loss become sufficient to cause disease. In addition, the trophozoite- and schizont-stage infected red blood cells become very sticky, leading to clogged blood vessels and tissue damage to the infected human. Ultimately, some of the parasites differentiate into sexual stages, which are referred to as gametocytes, which can be taken up by a mosquito during a blood meal. Within the mosquito, these gametocytes develop into sporozoites, which can be injected into a new host when the mosquito takes her next bloodmeal.

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Figure 14. Lifecycle of Plasmodium falciparum (source: Clinical Microbiology Reviews, Apr. 2011, p. 379)

Limitations of Current Malaria Control Efforts

There are currently three approaches to control malaria, including insecticides to kill mosquitoes, bed nets to limit human-mosquito contact, and anti-malarial drugs used to treat infected individuals. While these interventions have some impact, each has significant limitations. Insecticides are expensive, difficult to apply, and harmful to the environment. More concerning is the emergence of widespread resistance of mosquitos to the insecticides which has led to the search for ever more lethal, and ecologically damaging, insecticides. Nevertheless, application of insecticides remains an important component of many national malaria control programs.

Bed nets have seen widespread distribution over the past 15 years based on data demonstrating that sleeping under an insecticide-impregnated bed net results in a low, but still significant, 16% reduction in child mortality. Bed nets suffer from issues of cost, maintenance (they must be repaired and re-dipped in insecticide), and compliance.

Given the low efficacy of bed nets and insecticides, the cornerstone of malaria control programs remains the treatment of symptomatic cases with anti-malarial drugs. Unfortunately, malaria parasites are particularly good at developing resistance to anti-malarial drugs and have done so for every anti-malarial drug ever developed. Currently, the most effective antimalarial drug is artemisinin and its derivatives. The recent development of artemisinin resistance in south east Asia, coupled with its detection in sub-Saharan Africa, threatens to reverse the reductions in malaria-attributed mortality seen in the past decade. Given the socio-ecological context of malaria, delayed access to drug treatment, with its consequent increased mortality, remains a major challenge to control programs.

The world continues to experience a high burden of malaria and we believe this calls for the development of new drugs and vaccines.

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Current Landscape of Malaria Vaccines

A broadly effective malaria vaccine represents the holy-grail of malaria control efforts and has been pursued by scientists for decades without success. The most advanced malaria vaccine candidate, RTS,S, has publicly reported relatively low efficacy (17% and 32% protection from severe malaria in infants and young children, respectively). More concerning, RTS,S reports two significant safety signals: a ten-fold increased risk of bacterial meningitis and two-fold increased risk of mortality in girls. These safety signals had resulted in a decision in 2016 by the European Medicines Agency, or EMA, under recommendation by the World Health Organization, or WHO, to limit release of the RTS,S vaccine to a pilot introduction in three African countries (Kenya, Malawi, and Ghana) with detailed follow-up of safety outcomes that would then be used to decide whether to proceed with broad release. In October 2021 the WHO recommended broader roll-out of the RTS,S / Mosquirix vaccine after concluding it was safe based on studies from its pilot introduction, though of note these studies were not clinical trials and did not include a control group.

The RTS,S vaccine seeks to generate antibodies that prevent the sporozoite from entering the liver cell, a process that takes less than five minutes. The high antibody levels necessary to block this rapid event are very difficult to achieve and even harder to maintain. Parasites which escape the RTS,S antibodies and invade a liver cell will give rise to a full-blown malaria infection as the vaccine has no impact on the red blood cell stages of the malaria life cycle. These fundamental properties of the RTS,S vaccine result in the vaccine’s poor efficacy and create a significant unmet medical need that our vaccine will endeavor to address.

Indications and Addressable Market for Malaria Programs

The target indication for our malaria vaccine ODA-570, is malaria in all at risk populations. This includes individuals living in malaria-endemic areas, as well as travelers to these areas. Based on the epidemiology, the addressable market for a malaria vaccine is more than three billion individuals.

Based on the immunology of malaria, we expect that the initial course of vaccination would entail three doses over a three-month period, with subsequent booster doses required every one-to-two years. In the developing world, we expect that our vaccine, if approved for marketing, will likely be included in the WHO-expanded program in immunization, or EPI, which currently achieves greater than 85% coverage for eligible children worldwide.

We believe that our malaria antibody, ODA-611, may have both therapeutic and prophylactic applications. The target indication for ODA-611 is the prevention of malaria in short-term travelers to malaria endemic areas, including tourists, government employees and military personnel.

We expect the target indication for our malaria drug, ODA-579, if approved, to be the treatment of mild to moderately severe malaria infection. There are 200-300 million malaria infections per year. We estimate the addressable market for our anti-malarial drug to be more than 200 million persons per year.

In addition to this prophylactic indication, we believe that our anti-PfGARP antibody could have therapeutic use in individuals with severe malaria, who are typically unable to take oral medicines. While data on the incidence of severe malaria is difficult to obtain, more than 500,000 people die each year due to malaria, each of which, by definition, represented a severe malaria case. Thus we believe this represents a reasonable estimate of the addressable worldwide market for our anti-PfGARP antibody as a therapeutic for severe malaria.

Infectious Disease Programs Clinical Development Plan

The ODA-570 Plasmodium falciparum vaccine is completing optimization efforts and, when completed, we plan to begin IND-enabling studies with an expected IND filing date in the second half of 2023. Clinical development will likely be modeled after the GlaxoSmithKline, or GSK, trials of their RTS, S vaccine (Mosquirix). We plan to conduct the Phase 1 clinical trial in two stages in a population of healthy volunteer adults, with the Phase 1a goal being to establish the safety of ODA-570 and Phase 1b goals to demonstrate the generation of antibodies following a ODA-570 administration and to find a preferred dosing regimen for the vaccine. The Phase 1a/b design is intended to allow for cost-effective and rapid assessment of ODA-570 on a preliminary basis. We anticipate that our Phase 2 clinical trial would proceed with the GSK RTS, S model (NCT00197041), comparing the efficacy of ODA-570 to standard of care. We expect that our Phase 3 clinical trial of ODA-570 will likely have a similar design to the Phase 2 clinical trial, although in a greater geographic area and with a participation of more volunteers, such as was done by GSK in the development of their RTS, S vaccine (NCT00866619). We expect the ODA-570 program to qualify for priority NDA review based on the neglected tropical diseases qualification and, if approved, may be eligible for a tropical disease priority review voucher.

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The ODA-611 and ODA-579 Plasmodium falciparum therapeutic product candidates are also in the optimization stage, with ODA-611 anticipated to begin IND-enabling studies (including antibody humanization) in 2022. The chemical structure of ODA-579 allows for the possibility of further refinement, so we plan for limited SAR work to be conducted prior to the initiation of IND-enabling studies. However, we believe that the relatively short manufacturing development period for small molecules, such as ODA-579, should allow for the filing of IND applications for both ODA-579 and ODA-611 in the first half of 2024. It is our intention that the ODA-611 and ODA-579 Plasmodium falciparum therapeutic product candidates will initially follow the clinical development example of Takeda and AbbVie’s DSM265 (ACTRN12613000522718 and ACTRN12613000527763). The Phase 1a portion of the trial of ODA-611 will likely be a single-ascending dose, or SAD, trial based on the expected long half-life of this antibody, that is aimed at evaluating safety and pharmacokinetics. The Phase 1a portion of ODA-579 will likely begin with a SAD study, and an additional MAD may be added depending on the pharmacokinetics observed. Both drugs are expected to proceed into a Phase 1b trial that will likely consist of a small number of volunteers testing the efficacy of the product candidates following a challenge with P. falciparum. This design is intended to allow us to observe any early signs of efficacy on a preliminary basis that could help guide future development and further refine the dosing strategy. The Phase 2 clinical trials of ODA-611 and ODA-579 are modeled after that of Novartis’ KAE607 (NCT03334747). This trial design allows for assessment of the impact of different dose levels and treatment regimens of the molecules in the treatment of P. falciparum infected patients in a region where malaria is endemic. The registration trials of ODA-611 and ODA-579 are aimed at assessing the safety and efficacy of these treatments in combination with standard of care and are modeled after the National Institute of Allergy and Infectious Diseases’, or NIAID, past work exploring combinations with chloroquine (NCT00379821). While the NIAID’s chloroquine trial was primarily focused on children, we anticipate recruiting both adults and children because we believe this may maximize the treatable population should our therapeutic candidate receive regulatory approval.

Intellectual Property

We seek to protect the intellectual property (“IP”) and proprietary technology that we consider important to our business, including by pursuing patent applications that cover our product candidates and methods of using the same, as well as any other relevant inventions and improvements that are considered commercially important to the development of our business. We likewise seek to protect the IP to which we obtain rights through direct and indirect licenses (e.g., from universities and research institutions) and work collaboratively with our licensors to ensure (and if possible be the driver of) patent prosecution and protection. We also rely on trade secrets, know-how and continuing technological innovation to develop and maintain our proprietary and IP positions. Our commercial success depends, in part, on our ability to obtain, maintain, enforce and protect our intellectual property and other proprietary rights for the technology, inventions and improvements we consider important to our business, and to defend any patents we may own or in-license in the future, prevent others from infringing any patents we may own or in-license in the future, preserve the confidentiality of our trade secrets, and operate without infringing, misappropriating or otherwise violating the valid and enforceable patents and proprietary rights of third parties.

As with other biotechnology and pharmaceutical companies, our ability to maintain and solidify our proprietary and intellectual property position(s) for our product candidates and technologies will depend on our success in obtaining effective patent claims and enforcing those claims if granted. However, our pending provisional and patent cooperation treaty, or PCT, patent applications, and any patent applications that we may in the future file or license from third parties, may not result in the issuance of patents and any issued patents we may obtain do not guarantee us the right to practice our technology in relation to the commercialization of our products. We also cannot predict the breadth of claims that may be allowed or enforced in any patents we may own or in-license in the future.

Any issued patents that we may own or in-license in the future may be challenged, invalidated, circumvented or have the scope of their claims narrowed. For example, we cannot be certain of the priority of inventions covered by pending third-party patent applications. If third parties prepare and file patent applications in the United States that also claim technology or therapeutics to which we have rights, we may have to participate in interference proceedings in the United States Patent and Trademark Office, or USPTO, to determine priority of invention, which could result in substantial costs to us, even if the eventual outcome is favorable to us, which is highly unpredictable. In addition, because of the extensive time required for clinical development and regulatory review of a product candidate we may develop, it is possible that, before any of our product candidates can be commercialized, any related patent may expire or remain in force for only a short period following commercialization, thereby limiting the protection such patent would afford the respective product and any competitive advantage such patent may provide.

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The term of individual patents depends upon the date of filing of the patent application, the date of patent issuance and the legal term of patents in the countries in which they are obtained. In most countries, including the United States, the patent term is 20 years from the earliest filing date of a non-provisional patent application. In the United States, a patent’s term may be lengthened by patent term adjustment, which compensates a patentee for administrative delays by the USPTO in examining and granting a patent, or may be shortened if a patent is terminally disclaimed over an earlier expiring patent.

The term of a patent claiming a new drug product may also be eligible for a limited patent term extension when FDA approval is granted, provided statutory and regulatory requirements are met. The restoration period granted on a patent covering a product is typically one-half the time between the effective date of a clinical investigation involving human beings is begun and the submission date of an application, plus the time between the submission date of an application and the ultimate approval date. The restoration period cannot be longer than five years and the total patent term, including the restoration period, must not exceed 14 years following FDA approval. Only one patent applicable to an approved product is eligible for the extension, and only those claims covering the approved product, a method for using it, or a method for manufacturing it may be extended. Additionally, the application for the extension must be submitted prior to the expiration of the patent in question. A patent that covers multiple products for which approval is sought can only be extended in connection with one of the approvals. The United States Patent and Trademark Office reviews and approves the application for any patent term extension or restoration in consultation with the FDA. In the future, if our product candidates receive approval by the FDA, we expect to apply for patent term extensions on any issued patents covering those products, depending upon the length of the clinical studies for each product and other factors.

There can be no assurance that our pending provisional or PCT patent applications will issue or that we will benefit from any patent term extension or favorable adjustments to the terms of any patents we may own or in-license in the future. In addition, the actual protection afforded by a patent varies on a product-by-product basis, from country-to-country, and depends upon many factors, including the type of patent, the scope of its coverage, the availability of regulatory-related extensions, the availability of legal remedies in a particular country and the validity and enforceability of the patent. Patent term may be inadequate to protect our competitive position on our products for an adequate amount of time.

As of January 1, 2022, we exclusively license 19 issued patents and 38 pending patent applications. The issued patents and pending patent applications have nominal expiration dates ranging from 2032 to 2041, without accounting for any available patent term adjustments or extensions. We have further exclusively sublicensed our rights and obligations under our licenses with Elkurt, Inc. to three subsidiaries that house the applicable program: Ocean Chitorx, Inc. (for oncology), Ocean Sihoma, Inc. (for malaria) and Ocean Chitofibrorx, Inc. (for fibrosis).

These issued patents and patent applications include:

●	With respect to OCX-253, OCX-410, and OCX-909, our Ocean Chitorx, Inc. subsidiary obtained an exclusive sublicense from Elkurt, Inc., or Elkurt, under Elkurt’s exclusive license from Brown University. Specifically, the Elkurt license includes four issued U.S. methods and compositions utility patents and twenty pending utility patent applications including applications in the United States, Canada, Europe, and Hong Kong. The issued patents have expected expiration dates in 2038, without accounting for any available patent term adjustments or extensions. Elkurt is a company formed by our scientific co-founders Jack A. Elias, M.D., former Dean of Medicine and current Special Advisor for Health Affairs to Brown University, and Jonathan Kurtis, M.D., Ph.D., Chair of the Department of Pathology and Laboratory Medicine at Brown. For more information regarding this license agreement, see the section entitled “Business of Ocean Biomedical – Licensing Agreements.”

●	With respect to OCF-203, our Ocean Chitofibrorx, Inc. subsidiary obtained an exclusive sublicense from Elkurt under Elkurt’s exclusive license from Brown University. Specifically, this Elkurt license includes one issued U.S. methods and compositions utility patent and three pending utility patent application including applications in the United States, Canada, and Europe. For more information regarding this license agreement, see the section entitled “Business of Ocean Biomedical – Licensing Agreements.”

●	With respect to ODA-570, our Ocean Sihoma, Inc. subsidiary obtained an exclusive sublicense from Elkurt under Elkurt’s exclusive license from Rhode Island Hospital. Specifically, this Elkurt license includes eight issued patents including four U.S. patents, one European patent validated in seven countries, one South African patent, one African Regional Intellectual Property Organization, or ARIPO, patent; one Indian patent; and six pending utility patent applications including applications in the United States, Brazil, Europe, India, AIRPO, and Thailand. The issued patents have expected expiration dates in 2032, without accounting for any available patent term adjustments or extensions. For more information regarding this license agreement, see the section entitled “Business of Ocean Biomedical – Licensing Agreements.”

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●	With respect to ODA-611 and ODA-579, our Ocean Sihoma, Inc. subsidiary also obtained an exclusive sublicense Elkurt under Elkurt’s exclusive license from Rhode Island Hospital. Specifically, this Elkurt license includes eight pending utility patent applications in the United States, Canada, Brazil, Europe, South Africa, India, Thailand, and ARIPO. For more information regarding this license agreement, see the section entitled “Business of Ocean Biomedical – Licensing Agreements.”

Licensing Agreements

Exclusive License Agreement with Elkurt for (FRG) Antibody

On July 31, 2020, we entered into an exclusive license agreement, or the FRG License Agreement, with Elkurt, Inc., or Elkurt, for OCX-253. We further sub-licensed this program to our Ocean Chitorx, Inc. subsidiary on February 25, 2021. We amended the FRG License Agreement on March 21, 2021, August 31, 2021, March 25, 2022, July 1, 2022, July 2, 2022, and August 25, 2022. Pursuant to the FRG License Agreement, we obtained from Elkurt an exclusive, royalty-bearing license under certain patent rights, or the FRG Patents, and a nonexclusive, royalty-bearing license under certain data, expression and purification methods, information and other know-how, or the FRG Know-How, relating to anti-Chi311 antibodies, or FRG Antibodies. Under such licenses that we obtained from Elkurt, or the FRG Licenses, we have the right to make, have made, market, offer for sale, use and sell in all fields of use on a worldwide basis any products or services that are either covered by the FRG Patents or incorporates or otherwise utilizes any FRG Know-How, or any materials that are sold in conjunction with any such products or services, in each such case an FRG Product. On January 29, 2020, Elkurt obtained from Brown University, or Brown, the licenses, with the rights to sublicense, under the FRG Patents and the FRG Know-How, to grant us the FRG Licenses as described above, or the Upstream Brown FRG License. Brown and Elkurt, on behalf of Brown, retained the rights to practice the intellectual property rights sublicensed to us for academic research, educational and scholarly purposes, and to publish resulting scientific findings. Elkurt is a company formed by our scientific co-founders Jack A. Elias, M.D., former Dean of Medicine and current Special Advisor for Health Affairs to Brown University, and Jonathan Kurtis, M.D., Ph.D., Chair of the Department of Pathology and Laboratory Medicine at Brown.

The FRG License Agreement requires us to achieve future development milestones by certain dates. Recognizing the unpredictability of clinical development, the agreement allows us to request amendments and/or extensions to these milestones by providing Elkurt with a reasonable explanation for such requests along with plans for achieving the extended and/or amended milestones. Although Elkurt is obliged to reasonably extend or amend those milestones, it may terminate the agreement for failure to achieve development milestones after giving us reasonable opportunity to cure. The FRG License Agreement sets forth the following future development milestones: the filing of an IND within one year after commencing IND-enabling studies; completion of a Phase 1 clinical trial within one year following the filing of an IND; completion of a Phase 2 clinical trial within approximately four years following completion of a Phase 1 clinical trial; and completion of a Phase 3 clinical trial within three and a half years following completion of a Phase 2 clinical trial. Elkurt may also terminate the agreement if we do not complete a $10 million equity financing by November 1, 2023.

In consideration for the rights conveyed by Elkurt under the FRG License Agreement and amendments, we are obligated to pay to Elkurt a non-refundable, annual license maintenance fee. For the first year of the term, we are obligated to pay Elkurt a license maintenance fee of $67,000 increased by interest at the rate of 1% per month from October 15, 2021 until paid, due within 15 days upon our completion of $10 million equity financing. Beginning January 1, 2022, we are obligated to pay Elkurt an annual license maintenance fee of (a) $3,000 until January 1, 2027, and (b) thereafter, an annual license maintenance fee of $4,000. We are also obligated to pay to Elkurt low, single-digit royalties, on net sales of any FRG Products that are commercialized by us or our sublicensees. If we grant any sublicenses under the FRG Licenses, we are obligated to pay to Elkurt an initial sublicense fee that is either 10% and 25% depending, respectively, on whether we execute the sublicense after or before the first commercial sale of an FRG Product. We are also required to pay certain milestone payments on an FRG Product-by-FRG Product basis upon the achievement of specified clinical and regulatory milestones, totaling up to $700,000 for each FRG Product. To the extent net sales or non-royalty sublicense income are generated from any FRG Products that are commercialized by us or our sublicensees that incorporates or otherwise utilizes the FRG Know-How but is not covered by any FRG Patents, we may reduce the applicable royalty rates and non-royalty income rates by half. These payment amounts are identical to the amounts owed by Elkurt to Brown under the Upstream Brown FRG License Agreement, except that Elkurt is not obligated to pay any annual maintenance fee amounts to Brown.

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Under the FRG License Agreement, Brown retains control of the preparation, filing, prosecution and maintenance of the FRG Patents. We are responsible for reimbursing Elkurt for all documented, out-of-pocket expenses incurred in performing such patent-related activities during the term of the FRG License Agreement. We are also obligated to reimburse Elkurt for all documented, out-of-pocket expenses incurred prior to the effective date of the FRG License Agreement with respect to the preparation, filing, prosecution and maintenance of the FRG Patents.

Unless earlier terminated, the FRG License Agreement, including the royalty bearing license, will terminate in its entirety upon the later of (a) the expiration of the last to expire valid claim of the FRG Patents covering any FRG Product, or (b) ten years. We may terminate the FRG License Agreement in its entirety at any time for convenience. Either party may terminate the FRG License Agreement in its entirety for the other party’s uncured material breach after an opportunity for the other party to cure such material breach. Elkurt may terminate the FRG License Agreement in its entirety immediately upon notice for failure by us to meet certain milestones or the failure to achieve a certain amount of financing. Elkurt may also terminate the FRG License Agreement for our insolvency. If the FRG License Agreement is terminated by either party for any reason, the FRG Licenses will terminate and all rights thereunder will revert to Elkurt.

Exclusive License Agreement with Elkurt for Bi-Specific Antibody Anti-CTLA4

On July 31, 2020, we entered into an exclusive license agreement, or the Anti-CTLA4 License Agreement, with Elkurt, for OCX-909. We further sub-licensed this program to our Ocean Chitorx, Inc. subsidiary on February 25, 2021. We amended the Anti-CTLA4 License Agreement on March 21, 2021, August 31, 2021, March 25, 2022, July 1, 2022, July 2, 2022 and August 25, 2022. Pursuant to the Anti-CTLA4 License Agreement, we obtained an exclusive, royalty-bearing license under certain patents rights, or the Anti-CTLA4 Patents, and a nonexclusive, royalty-bearing sublicense under certain data, expression and purification methods, information and other know-how, or the Anti-CTLA4 Know-How, relating to anti-CTLA4 bi-specific antibodies, or Anti-CTLA4 Antibodies. Under such licenses that we obtained from Elkurt, or the Anti-CTLA4 Licenses, we have the right to make, have made, market, offer for sale, use and sell in the field of cancer on a worldwide basis any products or services that are either covered by the Anti-CTLA4 Patents or incorporates or otherwise utilizes any Anti-CTLA4 Know-How, or any materials that are sold in conjunction with any such products, in each such case an Anti-CTLA4 Product. On January 29, 2020, Elkurt obtained from Brown, the licenses, with the rights to sublicense, under the Anti-CTLA4 Patents and the Anti-CTLA4 Know-How, to grant us the Anti-CTLA4 Licenses as described above, or the Upstream Brown Anti-CTLA4 License. Brown and Elkurt, on behalf of Brown, retained the rights to practice the intellectual property rights sublicensed to us for academic research, educational and scholarly purposes, and to publish resulting scientific findings.

The Anti-CTLA4 License Agreement requires us to achieve future development milestones by certain dates. Recognizing the unpredictability of clinical development, the agreement allows us to request amendments and/or extensions to these milestones by providing Elkurt with a reasonable explanation for such requests along with plans for achieving the extended and/or amended milestones. Although Elkurt is obliged to reasonably extend or amend those milestones, it may terminate the agreement for failure to achieve development milestones after giving us reasonable opportunity to cure. The Anti-CTLA4 License Agreement sets forth the following future development milestones: the filing of an IND within two years after commencing IND-enabling studies; the completion of a Phase 1 clinical trial within one year following the filing of an IND; completion of a Phase 2 clinical trial within approximately four years following completion of a Phase 1 clinical trial; and the completion of a Phase 3 clinical trial within approximately three years following the completion of a Phase 2 clinical trial. Elkurt may also terminate the agreement if we do not complete a $10 million equity financing by November 1, 2023.

In consideration for the rights conveyed by Elkurt under the Anti-CTLA4 License Agreement, we are obligated to pay to Elkurt a non-refundable, annual license maintenance fee. For the first year of the term, we are obligated to pay Elkurt a license maintenance fee of $67,000 increased by interest at the rate of 1% per month from October 15, 2021 until paid, upon our completion of $10 million equity financing. Beginning January 1, 2022, we are obligated to pay Elkurt an annual license maintenance fee (a) of $3,000 until January 1, 2027, and (b) thereafter, an annual license maintenance fee of $4,000. We are also obligated to pay to Elkurt low, single-digit royalties, on net sales of any Anti-CTLA4 Products that are commercialized by us or our sublicensees. If we grant any sublicenses under the Anti-CTLA4 License Agreement, we are obligated to pay to Elkurt an initial sublicense fee that is either 10% or 25% depending, respectively, on whether we execute the sublicense after or before the first commercial sale of an Anti-CTLA4 Product. We are also required to pay certain milestone payments on an Anti-CTLA4 Product-by-Anti-CTLA4 Product basis upon the achievement of specified clinical and regulatory milestones, totaling up to $700,000 for each Anti-CTLA4 Product. To the extent net sales or non-royalty sublicense income are generated from any Anti-CTLA4 Products that are commercialized by us or our sublicensees that incorporate or otherwise utilizes the Anti-CTLA4 Know-How but not covered by any Anti-CTLA4 Patents, we may reduce the applicable royalty rates and non-royalty income rates by half. These payment amounts are identical to the amounts owed by Elkurt to Brown under the Upstream Brown Anti-CTLA4 License Agreement, except that Elkurt is not obligated to pay Brown any annual maintenance fees.

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Under the Anti-CTLA4 Agreement, Brown retains control of the preparation, filing, prosecution and maintenance of the Anti-CTLA4 Patents. We are responsible for reimbursing Elkurt for all documented, out-of-pocket expenses during the term of the Anti-CTLA4 License Agreement. We are also obligated to reimburse Elkurt for all documented, out-of-pocket expenses incurred prior to the effective date of the Anti-CTLA4 License Agreement with respect to the preparation, filing, prosecution and maintenance of the Anti-CTLA4 Patents licensed by us.

Unless earlier terminated, the Anti-CTLA4 License Agreement, including the royalty bearing license, will expire upon the later of (a) the expiration of the last to expire valid claim of an Anti-CTLA4 Patents covering any Anti-CTLA4 Products in any country, or (b) ten years. We may terminate the Anti-CTLA4 License Agreement in its entirety at any time for convenience. Either party may terminate the Anti-CTLA4 License Agreement in its entirety for the other party’s uncured material breach after an opportunity by the other party to cure such material breach. Elkurt may terminate the Anti-CTLA4 License Agreement in its entirety immediately upon notice for failure by us to meet certain milestones or the failure to achieve a certain amount of financing. Elkurt may also terminate the Anti-CTLA4 License Agreement for our insolvency. If the License Agreement is terminated by either party for any reason, the Anti-CTLA4 Licenses will terminate and all rights thereunder will revert to Elkurt.

Exclusive License Agreement with Elkurt for Bispecific (FRG)xAnti-PD-1 (FRGxPD-1)

On July 31, 2020, we entered into an exclusive license agreement, or the FRGxPD-1 License Agreement, with Elkurt, for OCX-410. We further sub-licensed this program to our Ocean Chitorx, Inc. subsidiary on February 25, 2021. We amended the FRGxPD-1 License Agreement on March 21, 2021, August 31, 2021, March 25, 2022, July 1, 2022, July 2, 2022, and August 25, 2022. Pursuant to the FRGxPD-1 License Agreement, we obtained from Elkurt an exclusive, royalty-bearing license under certain patent rights, or the FRGxPD-1 Patents, and a nonexclusive, royalty-bearing license under certain data, expression and purification methods, information and other know-how, or the FRGxPD-1 Know-How, relating to (FRG)xAnti-PD-1 bispecific antibodies, or FRGxPD-1 Antibodies. Under such licenses that we obtained from Elkurt, or the FRGxPD-1 Licenses, we have the rights to make, have made, market, offer for sale, use and sell in all fields of use worldwide any products or services that are either covered by the FRGxPD-1 Patents or incorporates or otherwise utilizes any FRGxPD-1 Know-How, or any materials that are sold in conjunction with any such products, in each such case an FRGxPD-1 Product. On January 29, 2020, Elkurt obtained from Brown, the licenses, with the rights to sublicense, under the FRGxPD-1 Patents and the FRGxPD-1 Know-How, to grant us the FRGxPD-1Licenses as described above, or the Upstream Brown FRGxPD-1 License. Brown and Elkurt, on behalf of Brown, retained the rights to practice the intellectual property rights sublicensed to us for academic research, educational and scholarly purposes, and to publish resulting scientific findings.

The FRGxPD-1 License Agreement requires us to achieve future development milestones by certain dates. Recognizing the unpredictability of clinical development, the agreement allows us to request amendments and/or extensions to these milestones by providing Elkurt with a reasonable explanation for such requests along with plans for achieving the extended and/or amended milestones. Although Elkurt is obliged to reasonably extend or amend those milestones, it may terminate the agreement for failure to achieve development milestones after giving us reasonable opportunity to cure. The FRGxPD-1 License Agreement sets forth the following future development milestones: the filing of an IND within two years after commencing IND-enabling studies; the completion of a Phase 1 clinical trial within one year following the filing of an IND; completion of a Phase 2 clinical trial within approximately four years following completion of a Phase 1 clinical trial; and the completion of a Phase 3 clinical trial within three years following the completion of a Phase 2 clinical trial. Elkurt may also terminate the agreement if we do not complete a $10 million equity financing by November 1, 2023.

In consideration for the rights conveyed by Elkurt under the FRGxPD-1 License Agreement, we must pay to Elkurt a non-refundable, annual license maintenance fee. For the first year of the term, we are obligated to pay Elkurt a license maintenance fee of $67,000 increased by interest at the rate of 1% per month from October 15, 2021 until paid, upon our completion of a $10 million equity financing. Beginning January 1, 2022, we are obligated to pay Elkurt an annual license maintenance fee (a) of $3,000 on each until January 1, 2027, and (b) thereafter, an annual license maintenance fee of $4,000. We are also obligated to pay to Elkurt low, single-digit royalties, on net sales of any FRGxPD-1 Products that are commercialized by us or our sublicensees. If we grant any sublicenses under the FRGxPD-1 Licenses, we are obligated to pay to Elkurt an initial sublicense fee that is either 10% or 25% depending, respectively, on whether we execute the sublicense after or before the first commercial sale of an FRG Product. We are also required to pay certain milestone payments on an FRGxPD-1 Product-by-FRGxPD-1 Product basis upon the achievement of specified clinical and regulatory milestones, totaling up to $700,000 for each FRGxPD-1 Product. To the extent net sales or non-royalty sublicense income are generated from any FRGxPD-1 Products that are commercialized by us or our sublicensees that incorporate or otherwise utilizes the FRGxPD-1 Know-How but not covered by any FRGxPD-1 Patents, we may reduce the applicable royalty rates and non-royalty income rates by half. These payment amounts are identical to the amounts owed by Elkurt to Brown under the Upstream Brown FRGxPD-1 License Agreement, except that Elkurt is not obligated to pay Brown any annual maintenance fees.

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Under the FRGxPD-1 Agreement, Brown retains control of the preparation, filing, prosecution and maintenance of the FRGxPD-1 Patents. We are responsible for reimbursing Elkurt for all documented, out-of-pocket expenses during the term of the FRGxPD-1 License Agreement. We will also reimburse Elkurt for all documented, out-of-pocket expenses incurred prior to the effective date of the FRGxPD-1 License Agreement with respect to the preparation, filing, prosecution and maintenance of the FRGxPD-1 Patents licensed by us.

Unless earlier terminated, the FRGxPD-1 License Agreement, including the royalty bearing license, will expire upon the later of (a) the expiration of the last to expire valid claim of an FRGxPD-1 Patent covering any FRGxPD-1 Products in any country or (b) ten years. We may terminate the FRGxPD-1 License Agreement in its entirety at any time for convenience. Either party may terminate the FRGxPD-1 License Agreement in its entirety for the other party’s uncured material breach after an opportunity by the other party to cure such material breach. Elkurt may terminate the FRGxPD-1 License Agreement in its entirety immediately upon notice for failure by us to meet certain milestones or the failure to achieve a certain amount of financing. Elkurt may also terminate the FRGxPD-1 License Agreement for our insolvency. If the License Agreement is terminated by either party for any reason, the FRGxPD-1 Licenses will terminate and all rights thereunder will revert to Elkurt.

Exclusive License Agreement with Elkurt for (Chit1) Small Molecule Antifibrotic

On July 31, 2020, we entered into an exclusive license agreement, or the Chit1 License Agreement, with Elkurt, for OCF-203. We further sub-licensed this program to our Ocean Chitofibrorx, Inc. subsidiary on February 25, 2021. We amended the Chit1 License Agreement on March 21, 2021, August 31, 2021, March 25, 2022, July 1, 2022, July 2, 2022, and August 25, 2022. Pursuant to the Chit1 License Agreement, we obtained from Elkurt an exclusive, royalty-bearing license under certain patent rights, or the Chit1 Patents, and a nonexclusive, royalty-bearing license under certain protocols, data, expression and purification methods, information and other know-how, or the Chit1 Know-How, relating to Chit1 small molecules, or Chit1 Molecules. Under such licenses that we obtained from Elkurt, or the Chit1 Licenses, we have the worldwide rights to make, have made, market, offer for sale, use and sell in the field of pulmonary fibrosis and other fibrotic conditions any products or services that are either covered by the Chit1 Patents or incorporates or otherwise utilizes any Chit1 Know-How, or any materials that are sold in conjunction with any such products or services, in each such case an Chit1 Product. On January 29, 2020, Elkurt obtained from Brown the necessary licenses, with the rights to sublicense, under the Chit1 Patents and the Chit1 Know-How, or the Upstream Brown Chit1 License, to grant us the Chit1 Licenses as described above. Brown and Elkurt, on behalf of Brown, retained the rights to practice the intellectual property rights sublicensed to us for academic research, educational and scholarly purposes, and to publish resulting scientific findings.

The Chit1 License Agreement requires us to achieve future development milestones by certain dates. Recognizing the unpredictability of clinical development, the agreement allows us to request amendments and/or extensions to these milestones by providing Elkurt with a reasonable explanation for such requests along with plans for achieving the extended and/or amended milestones. Although Elkurt is obliged to reasonably extend or amend those milestones, it may terminate the agreement for failure to achieve development milestones after giving us reasonable opportunity to cure. The Chit1 License Agreement sets forth the following future development milestones: the filing of an IND within two years after commencing IND-enabling studies; the completion of a Phase 1/2 clinical trial within two years following the filing of an IND; and the completion of a Phase 3 clinical trial within approximately three years following the completion of a Phase 1/2 clinical trial. Elkurt may also terminate the agreement if we do not complete a $10 million equity financing by November 1, 2023.

In consideration for the rights conveyed by Elkurt under the Chit1 License Agreement, we must pay to Elkurt a non-refundable, annual license maintenance fee. For the first year of the term, we are obligated to pay Elkurt a license maintenance fee of $67,000, increased by interest at the rate of 1% per month from October 15, 2021 until paid, upon our completion of a $10 million equity financing. Beginning January 1, 2022, we are obligated to pay Elkurt an annual license maintenance fee (a) of $3,000 until January 1, 2027, and (b) thereafter, an annual license maintenance fee of $4,000. We are also obligated to pay to Elkurt low, single-digit royalties, on net sales of any Chit1 Products that are commercialized by us or our sublicensees. If we grant any sublicenses under the Chit1 Licenses, we are obligated to pay to Elkurt an initial sublicense fee that is either 10% to 25% depending, respectively, on whether we execute the sublicense after or before the first commercial sale of a Chit1 Product. We are also required to pay certain milestone payments on a Chit1 Product-by-Chit1 Product basis upon the achievement of specified clinical and regulatory milestones, totaling up to $700,000 for each Chit1 Product. To the extent net sales or non-royalty sublicense income are generated from any Chit1 Products that are commercialized by us or our sublicensees that incorporate or otherwise utilizes the Chit1 Know-How but not covered by any Chit1 Patents, we may reduce the applicable royalty rates and non-royalty income rates by half. These payment amounts are identical to the amounts owed by Elkurt to Brown under the Upstream Brown Chit1 License Agreement, except that Elkurt is not obligated to pay Brown any annual maintenance fees.

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Under the Chit1 Agreement, Brown retains control of the preparation, filing, prosecution and maintenance of the Chit1 Patents. We are responsible for reimbursing Elkurt for all documented, out-of-pocket expenses during the term of the Chit1 License Agreement. We will also reimburse Elkurt for all documented, out-of-pocket expenses incurred prior to the effective date of the Chit1 License Agreement with respect to the preparation, filing, prosecution and maintenance of the Chit1 Patents licensed by us under this agreement.

Unless earlier terminated, the Chit1 License Agreement, including the royalty bearing license, will expire upon the later of (a) the expiration of the last to expire valid claim of a Chit1 Patent covering any Chit1 Products in any country or (b) ten years. We may terminate the Chit1 License Agreement in its entirety at any time for convenience. Either party may terminate the Chit1 License Agreement in its entirety for the other party’s uncured material breach after an opportunity to cure such material breach. Elkurt may terminate the Chit1 License Agreement in its entirety immediately upon notice for failure by us to meet certain milestones or the failure to achieve a certain amount of financing. Elkurt may also terminate the Chit1 License Agreement for our insolvency. If the License Agreement is terminated by either party for any reason, the Chit1 Licenses will terminate and all rights thereunder will revert to Elkurt.

Exclusive License Agreement with Elkurt for Malaria Small Molecules

On January 25, 2021, we entered into an exclusive license agreement, or the PfGARP/PfSEA License Agreement, with Elkurt, for ODA-570, ODA-611 and ODA-579. We further sub-licensed this program to our Ocean Sihoma, Inc. subsidiary on February 25, 2021. We amended the PfGARP/PfSEA License Agreement on April 1, 2021, September 10, 2021, March 25, 2022, July 1, 2022, and August 26, 2022. Pursuant to the PfGARP/PfSEA License Agreement, we obtained from Elkurt an exclusive, royalty-bearing license under certain patent rights, or the PfGARP/PfSEA Patents, and a nonexclusive, royalty-bearing license under certain protocols, data, expression and purification methods, information and other know-how, or the PfGARP/PfSEA Know-How, relating to PfGARP-1 vaccines and antibodies to Pfgarp. Under such licenses that we obtained from Elkurt, or the PfGARP/PfSEA Licenses, we have the worldwide rights to make, have made, market, offer for sale, use and sell in the field of malaria any products or services that are either covered by the PfGARP/PfSEA Patents or incorporates or otherwise utilizes any PfGARP/PfSEA Know-How, or any materials that are sold in conjunction with any such products or services, in each such case a PfGARP/PfSEA Product. On February 1, 2020, Elkurt obtained from Rhode Island Hospital, or RIH, the necessary licenses, with the rights to sublicense, under the PfGARP/PfSEA Patents and the PfGARP/PfSEA Know-How, or the Upstream RIH License, to grant us the PfGARP/PfSEA Licenses as described above. RIH and Elkurt, on behalf of RIH, retained the rights to practice the intellectual property rights sublicensed to us for academic research, educational and scholarly purposes, and to publish resulting scientific findings.

Under the PfGARP/PfSEA License Agreement, we must use commercially reasonable efforts to develop and commercialize products in accordance with the development and commercialization plan, to introduce PfGARP/PfSEA Products into the commercial market and to market PfGARP/PfSEA Products after such introduction in the market, and we must meet certain development and commercialization milestones or else failure to do so will be considered a material breach of the PfGARP/PfSEA License Agreement.

In consideration for the rights conveyed by Elkurt under the PfGARP/PfSEA License Agreement, we must pay to Elkurt a non-refundable, annual license maintenance fee. For the first year of the term, we are obligated to pay Elkurt a license maintenance fee of $110,000 upon the earlier to occur of our completion of a $10 million equity financing, or November 1, 2023. Beginning January 1, 2022 we are obligated to pay Elkurt an annual license maintenance fee (a) of $3,000 until January 1, 2027, and (b) thereafter, an annual license maintenance fee of $4,000. We are also obligated to pay to Elkurt low, single-digit royalties, on net sales of any PfGARP/PfSEA Products that are commercialized by us or our sublicensees. If we grant any sublicenses under the PfGARP/PfSEA Licenses, we are obligated to pay to Elkurt an initial sublicense fee that is either 10% or 25% depending, respectively, on whether we execute the sublicense after or before the first commercial sale of a PfGARP/PfSEA Product. We are also required to pay certain milestone payments on a PfGARP/PfSEA Product-by- PfGARP/PfSEA Product basis upon the achievement of specified clinical and regulatory milestones, totaling up to $700,000 for each PfGARP/PfSEA Product. To the extent net sales or non-royalty sublicense income are generated from any PfGARP/PfSEA Products that are commercialized by us or our sublicensees that incorporate or otherwise utilizes the PfGARP/PfSEA Know-How but not covered by any PfGARP/PfSEA Patents, we may reduce the applicable royalty rates and non-royalty income rates by half. These payment amounts are identical to the amounts owed by Elkurt to RIH under the Upstream RIH PfGARP/PfSEA License Agreement, except that Elkurt is not obligated to pay RIH any annual maintenance fees.

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The PfGARP/PfSEA License Agreement requires us to achieve future development milestones by certain dates. Recognizing the unpredictability of clinical development, the agreement allows us to request amendments and/or extensions to these milestones by providing Elkurt with a reasonable explanation for such requests along with plans for achieving the extended and/or amended milestones. Although Elkurt is obliged to reasonably extend or amend those milestones, it may terminate the agreement for failure to achieve development milestones after giving us reasonable opportunity to cure. The PfGARP/PfSEA License Agreement sets forth the following future development milestones for the malaria vaccine program: the filing of an IND within two years after commencing IND-enabling studies; the completion of a Phase 1/2 clinical trial within one and a half years following the filing of an IND; and the completion of a Phase 3 clinical trial within three years following completion of a Phase 1/2 clinical trial. Elkurt may also terminate the agreement if we do not complete a $10 million equity financing by November 1, 2023.

Unless earlier terminated, the PfGARP/PfSEA License Agreement, including the royalty bearing license will expire upon the later of (a) the expiration of the last to expire valid claim of a PfGARP/PfSEA Patent covering any PfGARP/PfSEA Products in any country or (b) ten years. We may terminate the PfGARP/PfSEA License Agreement in its entirety at any time for convenience. Either party may terminate the PfGARP/PfSEA License Agreement in its entirety for the other party’s uncured material breach after an opportunity to cure such material breach. Elkurt may terminate the PfGARP/PfSEA License Agreement in its entirety immediately upon notice for failure by us to meet certain milestones or the failure to achieve a certain amount of financing. Elkurt may also terminate the PfGARP/PfSEA License Agreement for our insolvency. If the PfGARP/PfSEA License Agreement is terminated by either party for any reason, the PfGARP/PfSEA Licenses will terminate and all the rights thereunder will revert to Elkurt.

Exclusive License Agreement with Elkurt for Malaria Antibodies

On September 13, 2022, we entered into an exclusive license agreement, or the Brown Anti-PfGARP Small Molecules License Agreement, with Elkurt. Pursuant to the Brown Anti-PfGARP Small Molecules License Agreement, we obtained from Elkurt an exclusive, royalty-bearing license under certain patent rights, or the Brown Anti-PfGARP Small Molecules Patents, and a nonexclusive, royalty-bearing license under certain protocols, data, expression and purification methods, information and other know-how, or the Brown Anti-PfGARP Small Molecules Know-How, relating to anti-PfGARP small molecules. Under such licenses that we obtained from Elkurt, or the Brown Anti-PfGARP Small Molecules Licenses, we have the worldwide rights to make, have made, market, offer for sale, use and sell in the field of malaria any products or services that are either covered by the Brown Anti-PfGARP Small Molecules Patents or incorporates or otherwise utilizes any Brown Anti-PfGARP Small Molecules Know-How, or any materials that are sold in conjunction with any such products or services, in each such case a Brown Anti-PfGARP Small Molecules Product. Elkurt obtained from Brown University the necessary licenses, with the rights to sublicense, under the Brown Anti-PfGARP Small Molecules Patents and the Brown Anti-PfGARP Small Molecules Know-How, or the Upstream Brown Anti-PfGARP Small Molecules License, to grant us the Brown Anti-PfGARP Small Molecules Licenses as described above. Brown University and Elkurt, on behalf of Brown University, retained the rights to practice the intellectual property rights sublicensed to us for academic research, educational and scholarly purposes, and to publish resulting scientific findings.

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Under the Brown Anti-PfGARP Small Molecules License Agreement, we must use commercially reasonable efforts to develop and commercialize products in accordance with the development and commercialization plan, to introduce Brown Anti-PfGARP Small Molecules Products into the commercial market and to market Brown Anti-PfGARP Small Molecules Products after such introduction in the market, and we must meet certain development and commercialization milestones or else failure to do so will be considered a material breach of the Brown Anti-PfGARP Small Molecules License Agreement.

In consideration for the rights conveyed by Elkurt under the Brown Anti-PfGARP Small Molecules License Agreement, we must pay to Elkurt a non-refundable, annual license fee. For the first year of the term, we are obligated to pay Elkurt an initial license fee of $70,000, payable in two installments of $35,000 each on April 1, 2023 and June 30, 2023. Beginning September 13, 2023 we are obligated to pay Elkurt an annual license maintenance fee equal to (a) $3,000 until September 13, 2027, and (b) thereafter, an annual license maintenance fee of $4,000. We are also obligated to pay to Elkurt low, single-digit royalties, on net sales of any Brown Anti-PfGARP Small Molecules Products that are commercialized by us or our sublicensees. If we grant any sublicenses under the Brown Anti-PfGARP Small Molecules Licenses, we are obligated to pay to Elkurt an initial sublicense fee that is either 10% or 25% depending, respectively, on whether we execute the sublicense after or before the first commercial sale of a Brown Anti-PfGARP Small Molecules Product. We are also required to pay certain milestone payments on a Brown Anti-PfGARP Small Molecules Product-by-Brown Anti-PfGARP Small Molecules Product basis upon the achievement of specified clinical and regulatory milestones, totaling up to $700,000 for each Brown Anti-PfGARP Small Molecules Product. To the extent net sales or non-royalty sublicense income are generated from any Brown Anti-PfGARP Small Molecules Products that are commercialized by us or our sublicensees that incorporate or otherwise utilizes the Brown Anti-PfGARP Small Molecules Know-How but not covered by any Brown Anti-PfGARP Small Molecules Patents, we may reduce the applicable royalty rates and non-royalty income rates by half. These payment amounts are identical to the amounts owed by Elkurt to Brown University under the Upstream Brown Anti-PfGARP Small Molecules License, except that Elkurt is not obligated to pay Brown University any annual maintenance fees.

The Brown Anti-PfGARP Small Molecules License Agreement requires us to achieve future development milestones by certain dates. Recognizing the unpredictability of clinical development, the agreement allows us to request amendments and/or extensions to these milestones by providing Elkurt with a reasonable explanation for such requests along with plans for achieving the extended and/or amended milestones. Although Elkurt is obliged to reasonably extend or amend those milestones, it may terminate the agreement for failure to achieve development milestones after giving us reasonable opportunity to cure. The Brown Anti-PfGARP Small Molecules License Agreement sets forth the following future development milestones for the malaria small molecules program: the filing of an IND in 2027; the commencement of Phase 1/2 clinical trials in 2027; and the commencement of a Phase 3 clinical trial in 2029. Elkurt may also terminate the agreement if we do not complete a $10 million equity financing by November 1, 2023.

Unless earlier terminated, the Brown Anti-PfGARP Small Molecules License Agreement, including the royalty bearing license will expire upon the later of (a) the expiration of the last to expire valid claim of a Brown Anti-PfGARP Small Molecules Patent covering any Brown Anti-PfGARP Small Molecules Products in any country or (b) ten years. We may terminate the Brown Anti-PfGARP Small Molecules License Agreement in its entirety at any time for convenience. Either party may terminate the Brown Anti-PfGARP Small Molecules License Agreement in its entirety upon the other party’s uncured material breach after an opportunity to cure such material breach. Elkurt may terminate the Brown Anti-PfGARP Small Molecules License Agreement in its entirety immediately upon notice for failure by us to meet certain milestones or the failure to achieve a certain amount of financing. Elkurt may also terminate the Brown Anti-PfGARP Small Molecules License Agreement for our insolvency. If the Brown Anti-PfGARP Small Molecules License Agreement is terminated by either party for any reason, the Brown Anti-PfGARP Small Molecules Licenses will terminate and all the rights thereunder will revert to Elkurt.

Competition in our Industry

Competition for New Product Candidates

Our industry is intensely competitive and subject to rapid and significant technological change. While we believe that our knowledge, experience, scientific resources and business model provide us with competitive advantages and may make us a partner of choice to research universities and medical centers, we face substantial competition from pharmaceutical companies as well as established and venture-backed biotechnology companies worldwide. For example, other companies such as BridgeBio similarly target research universities and medical centers to identify and develop therapeutic candidates that may or may not overlap with the inventions or technologies that we may seek to develop. As a result, we may face competition from other companies that are seeking to gain access to the types of institutions that we may seek to partner with. Many of our competitors have significantly greater financial, technical and human resources. Smaller and early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. As a result, our competitors may discover, develop, license or commercialize products before or more successfully than we do.

Competition for Existing Product Candidates

As described under “Our Pipeline,” we face competition with respect to our current product candidates and will face competition with respect to future product candidates, from pharmaceutical and biotechnology companies, academic institutions, governmental agencies and public and private research institutions, among others.

If our current product candidates or our future product candidates do not offer sustainable advantages over competing products, we may otherwise not be able to successfully compete against current and future competitors.

Our competitors may obtain regulatory approval of their products more rapidly than we may or may obtain patent protection or other intellectual property rights that limit our ability to develop or commercialize our product candidates. Our competitors may also develop drugs that are more effective, more convenient, more widely used and less costly or have a better safety profile than our products and these competitors may also be more successful than us in manufacturing and marketing their products.

In addition, we may likely need to develop certain of our product candidates in collaboration with diagnostic companies, and we will face competition from other companies in establishing these collaborations. Our competitors will also compete with us in recruiting and retaining qualified scientific, management and commercial personnel, establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies complementary to, or necessary for, our programs.

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Furthermore, we also face competition more broadly across the market for cost-effective and reimbursable treatments. Some of these competitive drugs are branded and subject to patent protection, and others are available on a generic basis. Insurers and other third-party payors may also encourage the use of generic products or specific branded products. We expect that if our product candidates are approved, they will be priced at a significant premium over competitive generic, including branded generic, products. As a result, obtaining market acceptance of, and gaining significant share of the market for, any of our product candidates that we successfully introduce to the market will pose challenges. In addition, many companies are developing new therapeutics, and we cannot predict what the standard of care will be as our product candidates progress through clinical development.

Oncology

The most common methods of treating patients with cancer are surgery, radiation and drug therapy, including chemotherapy, hormone therapy and targeted drug therapy or a combination of such methods. There are a variety of available drug therapies marketed for cancer. In many cases, these drugs are administered in combination to enhance efficacy. While our product candidates, if any are approved, may compete with these existing drug and other therapies, to the extent they are ultimately used in combination with or as an adjunct to these therapies, our product candidates may not be competitive with them.

In oncology, two of our programs, OCX-253 and OCX-410, are targeting NSCLC as their initial indication. For NSCLC, currently marketed oncology drugs and therapeutics range from traditional cancer therapies, including chemotherapy, to immune checkpoint inhibitors targeting PD-1/PDL-1, such as Bristol Myers Squibb’s, or BMS’, Opdivo, Merck’s Keytruda, Genentech’s Tecentriq, Regeneron’s Libtayo, Astra Zeneca’s Imfinzi, and targeting CTLA- 4, such as BMS’ Yervoy. There are also numerous compounds in clinical development for the potential treatment of NSCLC including Roche’s tiragolumab which targets TIGIT. Our OCX-909 is targeting GBM, for which there are no currently approved therapies that are effective in treating this disease.

Fibrosis

Our program OCF-203 in fibrotic diseases is targeting IPF and HPS. For the treatment of IPF, we are aware of two approved products: Esbriet (pirfenidone), marketed by Roche Holding AG, and Ofev, marketed by Boehringer Ingelheim GmbH. Novartis launched a generic version of pirfenidone in May 2022. Roche and Boehringer Ingelheim are both developing next-generation IPF therapies. Companies currently developing product candidates in IPF in late-stage Phase III trials include Fibrogen, United Therapeutics, and Roche. Companies with IPF candidates in early-stage trials include BMS, Horizon, Pliant, Galecto Biotech, and Endeavor Biomedicines. For HPS, there are no marketed therapeutics and only one investigational program from Roche, which is targeting HPS patients who have an associated interstitial lung disease.

Infectious Disease

The infectious disease programs address both prophylactic and therapeutic treatment of malaria. Our malaria vaccine program, ODA-570, currently has only one marketed competitor, GSK’s Mosquirix. Companies with the next most advanced vaccines are Sanaria with PfSPZ (beginning Phase 3 clinical trials) and VLP therapeutics (Phase 2 clinical trials). Additionally, there are several additional early-stage vaccine candidates in development. One application of our malaria antibody program, ODA-611, targets short-term prophylaxis. Several generic short-term prophylactic treatments are currently available, such as Atovaquone/Proguanil, chloroquine, doxycycline, mefloquine, primaquine, tafenoquine. Additionally, prophylactic anti-malarial therapies in pre-clinical or early stage development are being explored by Medicines for Malaria Venture (MMV), Merck, Lyndra Therapeutics, and Titan Pharmaceuticals. The NIH is currently conducting a Phase 1 clinical trial, mAb CIS43LS, which is the only direct analogous competitor to our program.

Programs ODA-611 and ODA-579 have target indications for the treatment of symptomatic malaria infection. Currently favored treatment classes include quinoline-related compounds, antifolates, artemisinin derivatives, and antimicrobials. There are a variety of treatment options within these classes available and currently marketed by MMV, Novartis, Leadiant Biosciences, GSK, Millennial Hope, Roche, Takeda, and most recently IV Artesunate from Amivas. Additionally, MMV, Merck, J&J, and Eisai have severe malaria therapeutic candidates in early stage clinical trials.

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Manufacturing

We do not have any manufacturing facilities or personnel at this time. We currently rely, and expect to continue to rely, on CMOs for the manufacture of our product candidates undergoing preclinical testing, as well as for clinical testing and commercial manufacturing if our product candidates receive marketing approval.

Our product candidates include small molecules, vaccines, and monoclonal and bispecific antibodies. Several contract manufacturing facilities exist that have expertise in each product type and we anticipate that our product candidates can be produced by them at scale and in a cost-effective manner. As needed, we also expect to rely on CMOs for the manufacturing of companion diagnostics, which are assays or tests to identify an appropriate patient population. Depending on the technology solutions we choose, we may rely on multiple third parties to manufacture and sell a single test.

Commercialization

We will objectively assess and choose each program’s commercialization option that maximizes potential value for patients and for our shareholders. We anticipate optimizing its commercial value through various options, including internal advancement, partnerships with established companies, and spin-outs or IPOs. If we opt to commercialize a particular candidate ourselves, we anticipate assembling a focused sales and marketing organization to sell our products. We will aim for such organization to address the community of relevant medical practitioners who are the key specialists in treating the patient populations for which our product candidates are being developed. We may also enter into distribution and other marketing arrangements with third parties for any of our product candidates that obtain marketing approval.

We also plan to build a marketing and sales management organization to create and implement marketing strategies for any products that we market through our own sales organization and to oversee and support our sales force. The responsibilities of the marketing organization would include developing educational initiatives with respect to approved products and establishing relationships with researchers and practitioners in relevant fields of medicine.

Government Regulation

Government authorities in the United States at the federal, state and local level and in other countries regulate, among other things, the research, development, manufacture, testing, quality control, approval, labeling, packaging, storage, record-keeping, promotion, advertising, distribution, post-approval monitoring and reporting, marketing and export and import of drug and biological products, as well as diagnostics. Generally, before a new drug, biologic or diagnostic can be marketed, considerable data demonstrating its quality, safety and efficacy must be obtained, organized into a format specific for each regulatory authority, submitted for review and approved, authorized, or cleared by the applicable regulatory authority.

United States Government Regulation of Drug and Biological Products

In the United States, the FDA regulates drugs under the Federal Food, Drug, and Cosmetic Act, or FD&C Act, and its implementing regulations and biologics under the FD&C Act and the Public Health Service Act, or PHSA, and their implementing regulations. Both drugs and biologics also are subject to other federal, state and local statutes and regulations, such as those related to competition. The process of obtaining regulatory approvals and the subsequent compliance with appropriate federal, state, and local statutes and regulations requires the expenditure of substantial time and financial resources. Failure to comply with the applicable United States requirements at any time during the product development process, approval process or following approval may subject an applicant to administrative actions or judicial sanctions. These actions and sanctions could include, among other actions, the FDA’s refusal to approve pending applications, withdrawal of an approval, license revocation, a clinical hold, untitled or warning letters, voluntary or mandatory product recalls or market withdrawals, product seizures, total or partial suspension of production or distribution, injunctions, fines, refusals of government contracts, restitution, disgorgement and civil or criminal fines or penalties. Any agency or judicial enforcement action could have a material adverse effect on our business, the market acceptance of our products and our reputation.

Our product candidates must be approved by the FDA through either an NDA or a BLA before they may be legally marketed in the United States. The process generally involves the following:

●	completion of extensive preclinical studies in accordance with applicable regulations, including studies conducted in accordance with GLP requirements;

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●	submission to the FDA of an IND application, which must become effective before human clinical trials may begin;

●	approval by an Institutional Review Board, or IRB, or independent ethics committee at each clinical trial site before each human trial may be initiated;

●	performance of adequate and well-controlled human clinical trials in accordance with applicable IND regulations, GCP requirements and other clinical trial-related regulations to establish the safety and efficacy of the investigational product for each proposed indication;

●	preparation and submission to the FDA of an NDA or BLA;

●	a determination by the FDA within 60 days of its receipt of an NDA or BLA to file the application for review;

●	satisfactory completion of one or more FDA pre-approval or pre-license inspections of the manufacturing facility or facilities where the drug or biologic will be produced to assess compliance with Current Good Manufacturing Practices, or cGMP, requirements to assure that the facilities, methods and controls are adequate to preserve the drug or biologic’s identity, strength, quality and purity;

●	potential FDA audit of the clinical trial sites that generated the data in support of the NDA or BLA;

●	payment of user fees for FDA review of the NDA or BLA; and

●	FDA review and approval of the NDA or BLA, including consideration of the views of any FDA advisory committee, prior to any commercial marketing or sale of the drug or biologic in the United States.

The preclinical and clinical testing and approval process requires substantial time, effort and financial resources, and the regulatory scheme for drugs and biologics is evolving and subject to change at any time. We cannot be certain that any approvals for our product candidates will be granted on a timely basis, or at all.

Preclinical Studies

Before testing any drug or biologic product candidate in humans, the product candidate must undergo rigorous preclinical testing. Preclinical studies include laboratory evaluation of product chemistry, stability and formulation, as well as in vitro and animal studies to assess safety and in some cases to establish a rationale for therapeutic use. The conduct of preclinical studies is subject to federal and state regulations and requirements, including GLP regulations for safety/toxicology studies.

An IND sponsor must submit the results of the preclinical studies, together with manufacturing information, analytical data, any available clinical data or literature and plans for clinical trials, among other things, to the FDA as part of an IND. An IND is a request for authorization from the FDA to administer an investigational product to humans, and must become effective before human clinical trials may begin in the United States. Some long-term preclinical testing, such as animal tests of reproductive adverse events and carcinogenicity, may continue after the IND is submitted. An IND automatically becomes effective 30 days after receipt by the FDA, unless before that time, the FDA raises concerns or questions related to one or more proposed clinical trials and places the trial on clinical hold. In such a case, the IND sponsor and the FDA must resolve any outstanding concerns before the clinical trial can begin in the United States. As a result, submission of an IND may not result in the FDA allowing clinical trials to commence. Additionally, the review of information in an IND application may prompt FDA to, among other things, scrutinize existing INDs or marketed products and could generate requests for information or clinical holds on other product candidates or programs.

Clinical Trials

The clinical stage of development involves the administration of the investigational product to healthy volunteers or patients under the supervision of qualified investigators, generally physicians not employed by or under the trial sponsor’s control, in accordance with GCP requirements, which include the requirement that all research subjects provide their informed consent for their participation in any clinical trial. Clinical trials are conducted under protocols detailing, among other things, the objectives of the clinical trial, dosing procedures, subject selection and exclusion criteria and the parameters to be used to monitor subject safety and assess efficacy. Each protocol, and any subsequent amendments to the protocol, must be submitted to the FDA as part of the IND. Furthermore, each clinical trial must be reviewed and approved by an IRB for each institution at which the clinical trial will be conducted to ensure that the risks to individuals participating in the clinical trials are minimized and are reasonable in relation to anticipated benefits. The IRB also approves the informed consent form that must be provided to each clinical trial subject or his or her legal representative, and must monitor the clinical trial until completed. There also are requirements governing the reporting of ongoing clinical trials and completed clinical trial results to public registries. Information about certain clinical trials, including clinical trial results, must be submitted within specific timeframes for publication on the www.clinicaltrials.gov website.

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A sponsor who wishes to conduct a clinical trial outside of the United States may, but need not, obtain FDA authorization to conduct the clinical trial under an IND. If a foreign clinical trial is not conducted under an IND, the sponsor may submit data from the clinical trial to the FDA in support of an NDA or BLA. The FDA will accept a well-designed and well-conducted foreign clinical trial not conducted under an IND if the study was conducted in accordance with GCP requirements, and the FDA is able to validate the data through an onsite inspection if deemed necessary.

Clinical trials generally are conducted in three sequential phases, known as Phase 1, Phase 2 and Phase 3, and may overlap.

●	Phase 1 clinical trials generally involve a small number of healthy volunteers or disease-affected patients who are initially exposed to a single dose and then multiple doses of the product candidate. The primary purpose of these clinical trials is to assess the metabolism, pharmacologic action, side effect tolerability and safety of the product candidate.

●	Phase 2 clinical trials involve studies in disease-affected patients to evaluate proof of concept and/or determine the dose required to produce the desired benefits. At the same time, safety and further pharmacokinetic and pharmacodynamic information is collected, possible adverse effects and safety risks are identified and a preliminary evaluation of efficacy is conducted.

●	Phase 3 clinical trials generally involve a large number of patients at multiple geographically dispersed clinical trial sites and are designed to provide the data necessary to demonstrate the effectiveness of the product for its intended use, its safety in use and to establish the overall benefit/risk relationship of the product and provide an adequate basis for approval and product labeling.

Post-approval trials, sometimes referred to as Phase 4 clinical trials, may be conducted after initial marketing approval. These trials are used to gain additional experience from the treatment of patients in the intended therapeutic indication and are commonly intended to generate additional safety data regarding use of the product in a clinical setting. In certain instances, the FDA may mandate the performance of Phase 4 clinical trials as a condition of approval of an NDA or BLA. Failure to exhibit due diligence with regard to conducting required Phase 4 clinical trials could result in withdrawal of approval for products.

Progress reports detailing the results of the clinical trials, among other information, must be submitted at least annually to the FDA and written IND safety reports must be submitted to the FDA and the investigators 15 days after the trial sponsor determines the information qualifies for reporting for serious and unexpected suspected adverse events, findings from other studies or animal or in vitro testing that suggest a significant risk for human subjects and any clinically important increase in the rate of a serious suspected adverse reaction over that listed in the protocol or investigator brochure. The sponsor must also notify the FDA of any unexpected fatal or life-threatening suspected adverse reaction as soon as possible but in no case later than seven calendar days after the sponsor’s initial receipt of the information.

Phase 1, Phase 2, Phase 3 and other types of clinical trials may not be completed successfully within any specified period, if at all. The FDA or the sponsor may suspend or terminate a clinical trial at any time on various grounds, including a finding that the research subjects or patients are being exposed to an unacceptable health risk. Similarly, an IRB can suspend or terminate approval of a clinical trial at its institution if the clinical trial is not being conducted in accordance with the IRB’s requirements or if the drug or biologic has been associated with unexpected serious harm to patients. Additionally, some clinical trials are overseen by an independent group of qualified experts organized by the clinical trial sponsor, known as a data safety monitoring board or committee. This group provides authorization for whether a trial may move forward at designated check points based on access to certain data from the trial. Concurrent with clinical trials, companies usually complete additional animal studies and also must develop additional information about the chemistry and physical characteristics of the drug or biologic as well as finalize a process for manufacturing the product in commercial quantities in accordance with cGMP requirements. The manufacturing process must be capable of consistently producing quality batches of the product and, among other things, companies must develop methods for testing the identity, strength, quality and purity of the final product. Additionally, appropriate packaging must be selected and tested and stability studies must be conducted to demonstrate that the product candidates do not undergo unacceptable deterioration over their shelf life.

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FDA Review Process

Following completion of the clinical trials, data are analyzed to assess whether the investigational product is safe and effective for the proposed indicated use or uses. The results of preclinical studies and clinical trials are then submitted to the FDA as part of an NDA or BLA, along with proposed labeling, chemistry and manufacturing information to ensure product quality and other relevant data. The NDA or BLA is a request for approval to market the drug or biologic for one or more specified indications and must contain proof of safety and efficacy for a drug or safety, purity and potency for a biologic. The application may include both negative and ambiguous results of preclinical studies and clinical trials, as well as positive findings. Data may come from company-sponsored clinical trials intended to test the safety and efficacy of a product’s use or from a number of alternative sources, including studies initiated by investigators. To support marketing approval, the data submitted must be sufficient in quality and quantity to establish the safety and efficacy of the investigational product to the satisfaction of FDA. FDA approval of an NDA or BLA must be obtained before a drug or biologic may be marketed in the United States.

Under the Prescription Drug User Fee Act, or PDUFA, as amended, each NDA or BLA must be accompanied by a user fee. FDA adjusts the PDUFA user fees on an annual basis. Fee waivers or reductions are available in certain circumstances, including a waiver of the application fee for the first application filed by a small business. Additionally, no user fees are assessed on NDAs or BLAs for products designated as orphan drugs, unless the product also includes a non-orphan indication.

The FDA reviews all submitted NDAs and BLAs to ensure they are sufficiently complete to permit substantive review before it accepts them for filing, and may request additional information rather than accepting the NDA or BLA for filing. The FDA must make a decision on accepting an NDA or BLA for filing within 60 days of receipt, and such decision could include a refusal to file by the FDA. Once the submission is accepted for filing, the FDA begins an in-depth review of the NDA or BLA. Under the goals and policies agreed to by the FDA under PDUFA, the FDA targets ten months, from the filing date, in which to complete its initial review of a new molecular entity NDA or original BLA and respond to the applicant, and six months from the filing date of a new molecular entity NDA or original BLA designated for priority review. The FDA does not always meet its PDUFA goal dates for standard and priority NDAs or BLAs, and the review process is often extended by FDA requests for additional information or clarification.

Before approving an NDA or BLA, the FDA will conduct a pre-approval inspection of the manufacturing facilities for the new product to determine whether they comply with cGMP requirements. The FDA will not approve the product unless it determines that the manufacturing processes and facilities are in compliance with cGMP requirements and adequate to assure consistent production of the product within the required specifications. The FDA also may audit data from clinical trials to ensure compliance with GCP requirements. Additionally, the FDA may refer applications for novel products or products which present difficult questions of safety or efficacy to an advisory committee, typically a panel that includes clinicians and other experts, for review, evaluation and a recommendation as to whether the application should be approved and under what conditions, if any. The FDA is not bound by recommendations of an advisory committee, but it considers such recommendations when making decisions on approval. The FDA likely will reanalyze the clinical trial data, which could result in extensive discussions between the FDA and the applicant during the review process. After the FDA evaluates an NDA or BLA, it will issue an approval letter or a Complete Response Letter. An approval letter authorizes commercial marketing of the drug or biologic with specific prescribing information for specific indications. A Complete Response Letter indicates that the review cycle of the application is complete and the application will not be approved in its present form. A Complete Response Letter usually describes all of the specific deficiencies in the NDA or BLA identified by the FDA. The Complete Response Letter may require the applicant to obtain additional clinical data, including the potential requirement to conduct additional pivotal Phase 3 clinical trial(s) and/or to complete other significant and time-consuming requirements related to clinical trials, or to conduct additional preclinical studies or manufacturing activities. If a Complete Response Letter is issued, the applicant may either resubmit the NDA or BLA, addressing all of the deficiencies identified in the letter, or withdraw the application or request an opportunity for a hearing. Even if such data and information are submitted, the FDA may decide that the NDA or BLA does not satisfy the criteria for approval. Data obtained from clinical trials are not always conclusive and the FDA may interpret data differently than we interpret the same data.

Orphan Drug Designation and Exclusivity

Under the Orphan Drug Act, the FDA may grant orphan designation to a drug or biological product intended to treat a rare disease or condition, which is generally a disease or condition that affects fewer than 200,000 individuals in the United States, or more than 200,000 individuals in the United States and for which there is no reasonable expectation that the cost of developing and making the product available in the United States for this type of disease or condition will be recovered from sales of the product.

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Orphan drug designation must be requested before submitting an NDA or BLA. After the FDA grants orphan drug designation, the identity of the therapeutic agent and its potential orphan use are disclosed publicly by the FDA. Orphan drug designation does not convey any advantage in or shorten the duration of the regulatory review and approval process.

If a product that has orphan drug designation subsequently receives the first FDA approval for the disease or condition for which it has such designation, the product is entitled to orphan drug exclusivity, which means that the FDA may not approve any other applications to market the same drug for the same indication for seven years from the date of such approval, except in limited circumstances, such as a showing of clinical superiority to the product with orphan exclusivity by means of greater effectiveness, greater safety or providing a major contribution to patient care or in instances of drug supply issues. Competitors, however, may receive approval of either a different product for the same indication or the same product for a different indication but that could be used off-label in the orphan indication. Orphan drug exclusivity also could block the approval of one of our products for seven years if a competitor obtains approval before we do for the same product, as defined by the FDA, for the same indication we are seeking approval, or if our product is determined to be contained within the scope of the competitor’s product for the same indication or disease. If we pursue marketing approval for an indication broader than the orphan drug designation we have received, we may not be entitled to orphan drug exclusivity. Orphan drug status in the European Union has similar, but not identical, requirements and benefits.

Tropical Disease Priority Review Voucher Program

The FDA has authority to award priority review vouchers, or PRVs, to sponsors of certain tropical disease product applications. The FDA’s Tropical Disease Priority Review Voucher Program is designed to encourage development of new drug and biological products for the prevention and treatment of certain tropical diseases affecting millions of people throughout the world. Under this program, a sponsor who receives an approval for a drug or biologic for the prevention or treatment a tropical disease that meets certain criteria may qualify for a PRV that can be redeemed to receive priority review of a subsequent NDA or BLA for a different product. The sponsor of a topical disease drug product receiving a PRV may transfer (including by sale) the voucher to another sponsor of an NDA or BLA. The FD&C Act does not limit the number of times a PRV may be transferred before the voucher is used.

For a product to qualify for a PRV, (i) the sponsor must request approval of the product for the prevention or treatment of a “tropical disease” listed in Section 524 of the FD&C Act, (ii) the product must otherwise qualify for priority review, and (iii) the product must contain no active ingredient (including any salt or ester of an active ingredient) that has been approved by the FDA in any other NDA or BLA. Applications also must contain reports of one or more new clinical investigations (other than bioavailability studies) that were essential to the approval of the application and conducted or sponsored by the sponsor. In addition, the sponsor must provide in the application an attestation that such report(s) were not submitted as part of an application for marketing approval or licensure by a regulatory authority in India, Brazil, Thailand, or any country that is a member of the Pharmaceutical Inspection Convention or the Pharmaceutical Inspection Cooperation Scheme prior to September 27, 2007.

Expedited Development and Review Programs

A sponsor may seek to develop and obtain approval of its product candidates under programs designed to accelerate the development, FDA review and approval of new drugs and biologics that meet certain criteria. For example, the FDA has a fast track program that is intended to expedite or facilitate the process for reviewing new drugs and biologics that are intended to treat a serious or life threatening disease or condition and demonstrate the potential to address unmet medical needs for the condition. Fast track designation applies to both the product and the specific indication for which it is being studied. For a fast track-designated product, the FDA may consider sections of the NDA or BLA for review on a rolling basis before the complete application is submitted, if the sponsor provides a schedule for the submission of the sections of the application, the FDA agrees to accept sections of the application and determines that the schedule is acceptable and the sponsor pays any required user fees upon submission of the first section of the application. The sponsor can request the FDA to designate the product for fast track status any time before receiving NDA or BLA approval, but ideally no later than the pre-NDA or pre-BLA meeting.

A product submitted to the FDA for marketing, including under a fast track program, may be eligible for other types of FDA programs intended to expedite development or review, such as priority review and accelerated approval. Priority review means that, for a new molecular entity or original BLA, the FDA sets a target date for FDA action on the marketing application at six months after accepting the application for filing as opposed to ten months. A product is eligible for priority review if it is designed to treat a serious or life-threatening disease condition and, if approved, would provide a significant improvement in safety and effectiveness compared to available therapies. The FDA will attempt to direct additional resources to the evaluation of an application for a new drug or biologic designated for priority review in an effort to facilitate the review. If criteria are not met for priority review, the application for a new molecular entity or original BLA is subject to the standard FDA review period of ten months after FDA accepts the application for filing. Priority review designation does not change the scientific/medical standard for approval or the quality of evidence necessary to support approval.

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A product may also be eligible for accelerated approval if it is designed to treat a serious or life-threatening disease or condition and demonstrates an effect on either a surrogate endpoint that is reasonably likely to predict clinical benefit or on a clinical endpoint that can be measured earlier than irreversible morbidity or mortality, or IMM, that is reasonably likely to predict an effect on IMM or other clinical benefit, taking into account the severity, rarity, or prevalence of the disease or condition and the availability or lack of alternative treatments. As a condition of approval, the FDA requires that a sponsor of a drug or biologic receiving accelerated approval perform adequate and well-controlled post-marketing clinical trials. In addition, the FDA currently requires as a condition for accelerated approval pre-approval of promotional materials, which could adversely impact the timing of the commercial launch of the product. FDA may withdraw approval of a drug or indication approved under accelerated approval if, for example, the confirmatory trial fails to verify the predicted clinical benefit of the product.

Additionally, a drug or biologic may be eligible for designation as a breakthrough therapy if the product candidate is intended, alone or in combination with one or more other drugs or biologics, to treat a serious or life-threatening condition and preliminary clinical evidence indicates that the product candidate may demonstrate substantial improvement over currently approved therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. If the FDA designates a breakthrough therapy, it may take actions appropriate to expedite the development and review of the application, which may include holding meetings with the sponsor and the review team throughout the development of the therapy; providing timely advice to, and interactive communication with, the sponsor regarding the development of the drug to ensure that the development program to gather the nonclinical and clinical data necessary for approval is as efficient as practicable; involving senior managers and experienced review staff, as appropriate, in a collaborative, cross-disciplinary review; assigning a cross-disciplinary project lead for the FDA review team to facilitate an efficient review of the development program and to serve as a scientific liaison between the review team and the sponsor; and considering alternative clinical trial designs when scientifically appropriate, which may result in smaller trials or more efficient trials that require less time to complete and may minimize the number of patients exposed to a potentially less efficacious treatment. Breakthrough therapy designation comes with all of the benefits of fast track designation, which means that the sponsor may file sections of the BLA for review on a rolling basis if certain conditions are satisfied, including an agreement with the FDA on the proposed schedule for submission of portions of the application and the payment of applicable user fees before the FDA may initiate a review.

Even if a product qualifies for one or more of these programs, the FDA may later decide that the product no longer meets the conditions for qualification or the time period for FDA review or approval may not be shortened. Furthermore, fast track designation, priority review, accelerated approval and breakthrough therapy designation do not change the standards for approval.

Pediatric Information and Pediatric Exclusivity

Under the Pediatric Research Equity Act, or PREA, certain NDAs and BLAs and certain supplements to an NDA or BLA must contain data to assess the safety and efficacy of the drug for the claimed indications in all relevant pediatric subpopulations and to support dosing and administration for each pediatric subpopulation for which the product is safe and effective. The FDA may grant deferrals for submission of pediatric data or full or partial waivers. The Food and Drug Administration Safety and Innovation Act, or FDASIA, amended the FD&C Act to require that a sponsor who is planning to submit a marketing application for a drug that includes a new active ingredient, new indication, new dosage form, new dosing regimen or new route of administration submit an initial Pediatric Study Plan, or PSP, within 60 days of an end-of-Phase 2 meeting or, if there is no such meeting, as early as practicable before the initiation of the Phase 3 or Phase 2/3 clinical trial. The initial PSP must include an outline of the pediatric study or studies that the sponsor plans to conduct, including study objectives and design, age groups, relevant endpoints and statistical approach, or a justification for not including such detailed information, and any request for a deferral of pediatric assessments or a full or partial waiver of the requirement to provide data from pediatric studies along with supporting information. The FDA and the sponsor must reach an agreement on the PSP. A sponsor can submit amendments to an agreed-upon initial PSP at any time if changes to the pediatric plan need to be considered based on data collected from preclinical studies, early phase clinical trials and/or other clinical development programs. Unless otherwise required by regulation, PREA generally does not apply to a drug or biologic for an indication for which orphan designation has been granted.

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A drug or biologic product can also obtain pediatric market exclusivity in the United States. Pediatric exclusivity, if granted, adds six months to existing exclusivity periods and patent terms. This six-month exclusivity, which runs from the end of other exclusivity protection or patent term, may be granted if a sponsor submits pediatric data that fairly responds to a “Written Request” from the FDA for such data. The data do not need to show the product to be effective in the pediatric population studied; rather, if the clinical trial is deemed to fairly respond to the FDA’s request, the additional protection is granted.

Post-Approval Requirements

Following approval of a new product, the manufacturer and the approved product are subject to continuing regulation by the FDA, including, among other things, monitoring and record-keeping activities, reporting of adverse experiences, complying with promotion and advertising requirements, which include limitations on industry-sponsored scientific and educational activities and restrictions on promoting products for unapproved uses or patient populations (known as “off-label use”). Although physicians may in their independent medical judgment prescribe legally available products for off-label uses, manufacturers may not market or promote such uses. The FDA and other agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses, and a company that is found to have improperly promoted off-label uses may be subject to significant liability, including investigation by federal and state authorities. Prescription drug promotional materials must be submitted to the FDA in conjunction with their first use or first publication.

Further, if there are any modifications to the drug or biologic, including changes in indications, labeling or manufacturing processes or facilities, the applicant may be required to submit and obtain FDA approval of a new NDA/BLA or NDA/BLA supplement, which may require the development of additional data or preclinical studies and clinical trials. The FDA may also place other conditions on approvals including the requirement for a REMS, to assure the safe use of the product. If the FDA concludes a REMS is needed, the sponsor of the NDA or BLA must submit a proposed REMS. The FDA will not approve the NDA or BLA without an approved REMS, if required. A REMS could include medication guides, physician communication plans or elements to assure safe use, such as restricted distribution methods, patient registries and other risk minimization tools. Any of these limitations on approval or marketing could restrict the commercial promotion, distribution, prescription or dispensing of products. Product approvals may be withdrawn for non-compliance with regulatory standards or if problems occur following initial marketing.

FDA regulations require that products be manufactured in specific approved facilities and in accordance with cGMP regulations. We rely, and expect to continue to rely, on third parties for the production of clinical and commercial quantities of our products in accordance with cGMP regulations. These manufacturers must comply with cGMP regulations that require, among other things, quality control and quality assurance, the maintenance of records and documentation and the obligation to investigate and correct any deviations from cGMP. Manufacturers and other entities involved in the manufacture and distribution of approved drugs or biologics are required to register their establishments with the FDA and certain state agencies, and are subject to periodic unannounced inspections by the FDA and certain state agencies for compliance with cGMP requirements and other laws. Accordingly, manufacturers must continue to expend time, money and effort in the area of production and quality control to maintain cGMP compliance. The discovery of violative conditions, including failure to conform to cGMP regulations, could result in enforcement actions, and the discovery of problems with a product after approval may result in restrictions on a product, manufacturer or holder of an approved NDA or BLA, including recall.

Once an approval is granted, the FDA may issue enforcement letters or withdraw the approval of the product if compliance with regulatory requirements and standards is not maintained or if problems occur after the drug or biologic reaches the market. Corrective action could delay drug or biologic distribution and require significant time and financial expenditures. Later discovery of previously unknown problems with a drug or biologic, including adverse events of unanticipated severity or frequency, or with manufacturing processes, or failure to comply with regulatory requirements, may result in revisions to the approved labeling to add new safety information; imposition of post-market studies or clinical trials to assess new safety risks; or imposition of distribution or other restrictions under a REMS program. Other potential consequences include, among other things:

●	restrictions on the marketing or manufacturing of the drug or biologic, suspension of the approval, complete withdrawal of the drug from the market or product recalls;

●	fines, warning letters, untitled letters or holds on post-approval clinical trials;

●	refusal of the FDA to approve applications or supplements to approved applications, or suspension or revocation of drug or biologic approvals;

●	safety alerts, Dear Healthcare Provider letters, press releases or other communications containing warnings or other safety information about the product;

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●	mandated modification of promotional materials and labeling and issuance of corrective information;

●	drug or biologic seizure or detention, or refusal to permit the import or export of products;

●	consent decrees, corporate integrity agreements, debarment or exclusion from federal healthcare programs; or

●	injunctions or the imposition of civil or criminal penalties.

Regulation of Companion Diagnostics

We believe that the success of certain of our product candidates may depend, in part, on the development and commercialization of a companion diagnostic. Companion diagnostics identify patients who are most likely to benefit from a particular therapeutic product; identify patients likely to be at increased risk for serious side effects as a result of treatment with a particular therapeutic product; or monitor response to treatment with a particular therapeutic product for the purpose of adjusting treatment to achieve improved safety or effectiveness. Companion diagnostics are regulated as medical devices by the FDA. In the United States, the FD&C Act and its implementing regulations, and other federal and state statutes and regulations govern, among other things, medical device design and development, preclinical and clinical testing, premarket clearance or approval, registration and listing, manufacturing, labeling, storage, advertising and promotion, sales and distribution, export and import, and post-market surveillance. Unless an exemption or FDA exercise of enforcement discretion applies, diagnostic tests generally require marketing clearance or approval from the FDA prior to commercialization. The two primary types of FDA marketing authorization applicable to a medical device are premarket notification, also called 510(k) clearance, and approval of a premarket approval application, or PMA.

To obtain 510(k) clearance for a medical device, or for certain modifications to devices that have received 510(k) clearance, a manufacturer must submit a premarket notification demonstrating that the proposed device is substantially equivalent to a previously cleared 510(k) device or to a pre-amendment device that was in commercial distribution before May 28, 1976, or a predicate device, for which the FDA has not yet called for the submission of a PMA. In making a determination that the device is substantially equivalent to a predicate device, the FDA compares the proposed device to the predicate device or predicate devices and assesses whether the subject device is comparable to the predicate device or predicate devices with respect to intended use, technology, design and other features which could affect safety and effectiveness. If the FDA determines that the subject device is substantially equivalent to the predicate device or predicate devices, the subject device may be cleared for marketing. The 510(k) premarket notification pathway generally takes from three to twelve months from the date the application is completed, but can take significantly longer.

A PMA must be supported by valid scientific evidence, which typically requires extensive data, including technical, preclinical, clinical and manufacturing data, to demonstrate to the FDA’s satisfaction the safety and effectiveness of the device. For diagnostic tests, a PMA typically includes data regarding analytical and clinical validation studies. As part of its review of the PMA, the FDA will conduct a pre-approval inspection of the manufacturing facility or facilities to ensure compliance with the Quality System Regulation, or QSR, which requires manufacturers to follow design, testing, control, documentation and other quality assurance procedures. The FDA’s review of an initial PMA application is required by statute to take between six to ten months, although the process typically takes longer, and may require several years to complete. If the FDA evaluations of both the PMA application and the manufacturing facilities are favorable, the FDA will either issue an approval letter or an approvable letter, which usually contains a number of conditions that must be met in order to secure the final approval of the PMA. If the FDA’s evaluation of the PMA or manufacturing facilities is not favorable, the FDA will deny the approval of the PMA or issue a not approvable letter. A not approvable letter will outline the deficiencies in the application and, where practical, will identify what is necessary to make the PMA approvable. Once granted, PMA approval may be withdrawn by the FDA if compliance with post-approval requirements, conditions of approval or other regulatory standards is not maintained or problems are identified following initial marketing.

In August 2014, the FDA issued a final guidance document addressing the development and approval process for “In Vitro Companion Diagnostic Devices.” According to the guidance document, for novel therapeutic products that depend on the use of a diagnostic test and where the diagnostic device could be essential for the safe and effective use of the corresponding therapeutic product, the premarket application for the companion diagnostic device should be developed and approved or cleared contemporaneously with the therapeutic, although the FDA recognizes that there may be cases when contemporaneous development may not be possible. However, in cases where a drug or biologic cannot be used safely or effectively without the companion diagnostic, the FDA’s guidance indicates it will generally not approve the product without the approval or clearance of the diagnostic device. The FDA also issued a draft guidance in July 2016 setting forth the principles for co-development of an in vitro companion diagnostic device with a therapeutic product. The draft guidance describes principles to guide the development and contemporaneous marketing authorization for the therapeutic product and its corresponding in vitro companion diagnostic. In November 2020, the FDA issued a final guidance, which addresses the development and labeling of in vitro companion diagnostic devices for a specific group of oncology therapeutic products.

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Once cleared or approved, the companion diagnostic device must adhere to post-marketing requirements including the requirements of FDA’s quality system regulation, adverse event reporting, recalls and corrections along with product marketing requirements and limitations. Like drug and biologic makers, companion diagnostic makers are subject to FDA inspections at any time during which the FDA will conduct an audit of the product(s) and the company’s facilities for compliance with its authorities.

United States Patent Term Restoration and Marketing Exclusivity

Depending upon the timing, duration and specifics of FDA approval of our future product candidates, some of our United States patents may be eligible for limited patent term extension under the Drug Price Competition and Patent Term Restoration Act of 1984, commonly referred to as the Hatch-Waxman Amendments. The Hatch-Waxman Amendments permit restoration of the patent term of up to five years as compensation for patent term lost during the FDA regulatory review process. Patent-term restoration, however, cannot extend the remaining term of a patent beyond a total of 14 years from the product’s approval date and only those claims covering such approved drug product, a method for using it or a method for manufacturing it may be extended. The patent-term restoration period is generally one-half the time between the effective date of an IND and the submission date of an NDA or BLA plus the time between the submission date of an NDA or BLA and the approval of that application, except that the review period is reduced by any time during which the applicant failed to exercise due diligence. Only one patent applicable to an approved drug is eligible for the extension and the application for the extension must be submitted prior to the expiration of the patent. The USPTO, in consultation with the FDA, reviews and approves the application for any patent term extension or restoration. In the future, we may apply for restoration of patent term for our currently owned or licensed patents to add patent life beyond its current expiration date, depending on the expected length of the clinical trials and other factors involved in the filing of the relevant NDA or BLA.

Marketing exclusivity provisions under the FD&C Act also can delay the submission or the approval of certain applications. The FD&C Act provides a five-year period of non-patent marketing exclusivity within the United States to the first applicant to gain approval of an NDA for a new chemical entity. A drug is a new chemical entity if the FDA has not previously approved any other new drug containing the same active moiety, which is the molecule or ion responsible for the action of the drug substance. During the exclusivity period, the FDA may not accept for review an ANDA, or a 505(b)(2) NDA submitted by another company for another version of such drug where the applicant does not own or have a legal right of reference to all the data required for approval. However, an application may be submitted after four years if it contains a certification of patent invalidity or non-infringement. The FD&C Act also provides three years of marketing exclusivity for an NDA, 505(b)(2) NDA or supplement to an existing NDA if new clinical investigations, other than bioavailability studies, that were conducted or sponsored by the applicant are deemed by the FDA to be essential to the approval of the application, for example, new indications, dosages or strengths of an existing drug. This three-year exclusivity covers only the conditions of use associated with the new clinical investigations and does not prohibit the FDA from approving ANDAs for drugs containing the original active agent. Five-year and three-year exclusivity will not delay the submission or approval of a full NDA. However, an applicant submitting a full NDA would be required to conduct or obtain a right of reference to all of the preclinical studies and adequate and well-controlled clinical trials necessary to demonstrate safety and effectiveness.

Biosimilars and Exclusivity

Certain of our product candidates will be regulated as biologics. An abbreviated approval pathway for biological products shown to be similar to, or interchangeable with, an FDA-licensed reference biological product was created by the Biologics Price Competition and Innovation Act of 2009, or BPCI Act, as part of the Affordable Care Act, or ACA. This amendment to the PHSA, in part, attempts to minimize duplicative testing. Biosimilarity, which requires that the biological product be highly similar to the reference product notwithstanding minor differences in clinically inactive components and that there be no clinically meaningful differences between the product and the reference product in terms of safety, purity and potency, can be shown through analytical studies, animal studies and a clinical trial or trials. Interchangeability requires that a biological product be biosimilar to the reference product and that the product can be expected to produce the same clinical results as the reference product in any given patient and, for products administered multiple times to an individual, that the product and the reference product may be alternated or switched after one has been previously administered without increasing safety risks or risks of diminished efficacy relative to exclusive use of the reference biological product without such alternation or switch. Complexities associated with the larger, and often more complex, structure of biological products as compared to small molecule drugs, as well as the processes by which such products are manufactured, pose significant hurdles to implementation that are still being worked out by the FDA.

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A reference biological product is granted four and twelve year exclusivity periods from the time of first licensure of the product. FDA will not accept an application for a biosimilar or interchangeable product based on the reference biological product until four years after the date of first licensure of the reference product, and FDA will not approve an application for a biosimilar or interchangeable product based on the reference biological product until twelve years after the date of first licensure of the reference product. “First licensure” typically means the initial date the particular product at issue was licensed in the United States. Date of first licensure does not include the date of licensure of (and a new period of exclusivity is not available for) a biological product if the licensure is for a supplement for the biological product or for a subsequent application by the same sponsor or manufacturer of the biological product (or licensor, predecessor in interest, or other related entity) for a change (not including a modification to the structure of the biological product) that results in a new indication, route of administration, dosing schedule, dosage form, delivery system, delivery device or strength, or for a modification to the structure of the biological product that does not result in a change in safety, purity, or potency. Therefore, one must determine whether a new product includes a modification to the structure of a previously licensed product that results in a change in safety, purity, or potency to assess whether the licensure of the new product is a first licensure that triggers its own period of exclusivity. Whether a subsequent application, if approved, warrants exclusivity as the “first licensure” of a biological product is determined on a case-by-case basis with data submitted by the sponsor.

Other Regulatory Matters

Manufacturing, sales, promotion and other activities following product approval are also subject to regulation by numerous regulatory authorities in the United States in addition to the FDA, including the Centers for Medicare & Medicaid Services, or CMS, the Office of Inspector General and the Office for Civil Rights, as well as other divisions of the U.S. Department of Health & Human Services, the Department of Justice, the Drug Enforcement Administration, the Consumer Product Safety Commission, the Federal Trade Commission, the Occupational Safety & Health Administration, the Environmental Protection Agency and state and local governments.

Other Healthcare Laws in the United States

Healthcare providers, and third party payors will play a primary role in the recommendation and prescription of any products for which we obtain marketing approval. Our current and future arrangements with healthcare providers and physicians and any future arrangements with third party payers, may expose us to broadly applicable fraud and abuse and other healthcare laws and regulations that may constrain the business or financial arrangements and relationships through which we market, sell and distribute any drugs for which we obtain marketing approval. In the United States, these laws include: the federal Anti-Kickback Statute, the False Claims Act, and the federal Health Insurance Portability and Accountability Act, or HIPPA, as amended by the Health Information Technology for Economic and Clinical Health Act, or HITECH. The Anti-Kickback Statute makes it illegal for any person or entity, including a prescription drug manufacturer (or a party acting on its behalf), to knowingly and willfully solicit, receive, offer or pay any remuneration (including any kickback, bribe, or rebate), directly or indirectly, in cash or in kind, that is intended to induce or reward referrals, including the purchase, recommendation, order or prescription of a particular drug, for which payment may be made, in whole or in part, under a federal healthcare program, such as Medicare or Medicaid. Violations of this law are punishable by imprisonment, criminal fines, administrative civil money penalties and exclusion from participation in federal healthcare programs. In addition, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it. Moreover, the Patient Protection and Affordable Care Act, as amended by the Healthcare and Education Reconciliation Act of 2010, or collectively the ACA provides that the government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the federal civil False Claims Act.

Although we would not submit claims directly to payors, drug manufacturers can be held liable under the federal civil False Claims Act, which imposes civil penalties, including through civil whistleblower or qui tam actions, against individuals or entities (including manufacturers) for, among other things, knowingly presenting, or causing to be presented to federal programs (including Medicare and Medicaid) claims for items or services, including drugs, that are false or fraudulent, claims for items or services not provided as claimed, or claims for medically unnecessary items or services. Penalties for a False Claims Act violation include three times the actual damages sustained by the government, plus mandatory civil penalties for each separate false claim, the potential for exclusion from participation in federal healthcare programs and, although the federal False Claims Act is a civil statute, conduct that results in a False Claims Act violation may also implicate various federal criminal statutes. The government may deem manufacturers to have “caused” the submission of false or fraudulent claims by, for example, providing inaccurate billing or coding information to customers or promoting a product off-label. Our operations, including the future marketing and activities relating to the reporting of wholesaler or estimated retail prices for our products, if approved, the reporting of prices used to calculate Medicaid rebate information and other information affecting federal, state and third-party reimbursement for our products, and the sale and marketing of our product candidates, are subject to scrutiny under this law.

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HIPAA created new federal criminal statutes that prohibit among other things, knowingly and willfully executing, or attempting to execute, a scheme to defraud or to obtain, by means of false or fraudulent pretenses, representations or promises, any money or property owned by, or under the control or custody of, any healthcare benefit program, including private third party payors, knowingly and willfully embezzling or stealing from a healthcare benefit program, willfully obstructing a criminal investigation of a healthcare offense, and knowingly and willfully falsifying, concealing or covering up by trick, scheme or device, a material fact or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services. Like the federal Anti-Kickback Statute, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation.

The Civil Monetary Penalties Statute imposes penalties against any person or entity that, among other things, is determined to have presented or caused to be presented a claim to a federal health program that the person knows or should know is for an item or service that was not provided as claimed or is false or fraudulent.

We may be subject to data privacy and security regulations by both the federal government and the states in which we conduct our business. HIPAA, as amended by HITECH, and their implementing regulations, mandates, among other things, the adoption of uniform standards for the electronic exchange of information in common healthcare transactions, as well as standards relating to the privacy and security of individually identifiable health information, which require the adoption of administrative, physical and technical safeguards to protect such information. Among other things, HITECH makes HIPAA’s security standards directly applicable to business associates, defined as independent contractors or agents of covered entities, which include certain health care providers, health plans, and healthcare clearinghouses, that create, receive or obtain protected health information in connection with providing a service for or on behalf of a covered entity and their covered subcontractors. HITECH also increased the civil and criminal penalties that may be imposed against covered entities and business associates, and gave state attorneys general new authority to file civil actions for damages or injunctions in federal courts to enforce the federal HIPAA laws and seek attorney’s fees and costs associated with pursuing federal civil actions. In addition, certain state laws govern the privacy and security of health information in certain circumstances, some of which are more stringent than HIPAA and many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts. Failure to comply with these laws, where applicable, can result in the imposition of significant civil and criminal penalties.

Additionally, the federal Physician Payments Sunshine Act, or the Sunshine Act, within the ACA, and its implementing regulations, require that certain manufacturers of drugs, devices, biological and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program (with certain exceptions) report annually to CMS information related to certain payments or other transfers of value made or distributed to physicians (defined to include doctors, dentists, optometrists, podiatrists, and chiropractors) and teaching hospitals, or to entities or individuals at the request of, or designated on behalf of, physicians, and teaching hospitals and to report annually certain ownership and investment interests held by physicians, certain other healthcare professionals, and their immediate family members. Beginning in 2022, applicable manufacturers will also be required to report information regarding payments and other transfers of value provided during the previous year to physician assistants, nurse practitioners, clinical nurse specialists, certified nurse anesthetists, anesthesiologist assistants, and certified nurse-midwives. In addition, many states also govern the reporting of payments or other transfers of value, many of which differ from each other in significant ways, are often not pre-empted, and may have a more prohibitive effect than the Sunshine Act, thus further complicating compliance efforts.

Similar federal, state and foreign fraud and abuse laws and regulations, such as state anti-kickback and false claims laws, may apply to sales or marketing arrangements and claims involving healthcare items or services. Such laws are generally broad and are enforced by various state agencies and private actions. Also, many states have similar fraud and abuse statutes or regulations that may be broader in scope and may apply regardless of payor, in addition to items and services reimbursed under Medicaid and other state programs. Some state laws require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant federal government compliance guidance, and require drug manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers or marketing expenditures.

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In order to distribute products commercially, we must comply with state laws that require the registration or licensure of manufacturers and wholesale distributors of drug and biological products in a state, including, in certain states, manufacturers and distributors who ship products into the state even if such manufacturers or distributors have no place of business within the state. Several states have enacted legislation requiring pharmaceutical and biotechnology companies to establish marketing compliance programs, file periodic reports with the state, make periodic public disclosures on sales, marketing, pricing, clinical trials and other activities, and/or register their sales representatives, as well as to prohibit pharmacies and other healthcare entities from providing certain physician prescribing data to pharmaceutical and biotechnology companies for use in sales and marketing, and to prohibit certain other sales and marketing practices. All of our activities are potentially subject to federal and state consumer protection and unfair competition laws.

The scope and enforcement of each of these laws is uncertain and subject to rapid change in the current environment of healthcare reform, especially in light of the lack of applicable precedent and regulations. Federal and state enforcement bodies have recently increased their scrutiny of interactions between healthcare companies and healthcare providers, which has led to a number of investigations, prosecutions, convictions and settlements in the healthcare industry. It is possible that governmental authorities will conclude that our business practices may not comply with current or future statutes, regulations or case law involving applicable fraud and abuse or other healthcare laws and regulations. If our operations are found to be in violation of any of these laws or any other governmental regulations that may apply to us, we may be subject to significant civil, criminal and administrative penalties, damages, fines, disgorgement, contractual damages, reputational harm, diminished profits and future earnings, individual imprisonment, exclusion of drugs from government funded healthcare programs, such as Medicare and Medicaid, and the curtailment or restructuring of our operations, any of which could adversely affect our ability to operate our business and our financial results. If any of the physicians or other healthcare providers or entities with whom we expect to do business is found to be not in compliance with applicable laws, they may be subject to criminal, civil or administrative sanctions, including exclusions from government funded healthcare programs. Ensuring business arrangements comply with applicable healthcare laws, as well as responding to possible investigations by government authorities, can be time- and resource-consuming and can divert a company’s attention from the business.

Current and Future Legislation

In the United States and some foreign jurisdictions, there have been, and likely will continue to be, a number of legislative and regulatory changes and proposed changes regarding the healthcare system directed at broadening the availability of healthcare, improving the quality of healthcare, and containing or lowering the cost of healthcare.

For example, in March 2010, the ACA was enacted in the United States. The ACA includes measures that have significantly changed, and are expected to continue to significantly change, the way healthcare is financed by both governmental and private insurers. Among the provisions of the ACA of greatest importance to the pharmaceutical industry are that the ACA:

●	made several changes to the Medicaid Drug Rebate Program, including increasing pharmaceutical manufacturers’ rebate liability by raising the minimum basic Medicaid rebate on most branded prescription drugs to 23.1% of average manufacturer price, or AMP, and adding a new rebate calculation for “line extensions”(i.e., new formulations, such as extended release formulations) of solid oral dosage forms of branded products, as well as potentially impacting their rebate liability by modifying the statutory definition of AMP.

●	imposed a requirement on manufacturers of branded drugs to provide a 70% point-of-sale discount off the negotiated price of branded drugs dispensed to Medicare Part D beneficiaries in the coverage gap (i.e., “donut hole”) as a condition for a manufacturer’s outpatient drugs being covered under Medicare Part D.

●	extended a manufacturer’s Medicaid rebate liability to covered drugs dispensed to individuals who are enrolled in Medicaid managed care organizations.

●	expanded the entities eligible for discounts under the 340B Drug Discount Program.

●	established a new methodology by which rebates owed by manufacturers under the Medicaid Drug Rebate Program are calculated for drugs that are inhaled, infused, instilled, implanted, or injected.

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●	imposed an annual, nondeductible fee on any entity that manufactures or imports certain branded prescription drugs, apportioned among these entities according to their market share in certain government healthcare programs.

●	established a new Patient-Centered Outcomes Research Institute to oversee, identify priorities in, and conduct comparative clinical effectiveness research, along with funding for such research. The research conducted by the Patient-Centered Outcomes Research Institute may affect the market for certain pharmaceutical products.

●	established the Center for Medicare and Medicaid Innovation within CMS to test innovative payment and service delivery models to lower Medicare and Medicaid spending, potentially including prescription drug spending.

While Congress has not passed comprehensive repeal legislation, several bills affecting the implementation of certain taxes under the ACA have been signed into law. For example, the Tax Act includes a provision repealing, effective January 1, 2019, the tax-based shared responsibility payment imposed by the ACA on certain individuals who fail to maintain qualifying health coverage for all or part of a year that is commonly referred to as the “individual mandate.” Additionally, the 2020 federal spending package permanently eliminated, effective January 1, 2020, the ACA-mandated “Cadillac” tax on high-cost employer-sponsored health coverage and medical device tax and, effective January 1, 2021, also eliminated the health insurer tax. Further, the Bipartisan Budget Act of 2018, or the BBA, among other things, amends the ACA, effective January 1, 2019, to reduce the coverage gap in most Medicare drug plans, commonly referred to as the “donut hole.” On December 14, 2018, a United States District Court Judge in the Northern District of Texas, or the Texas District Court Judge, ruled that the individual mandate is a critical and inseverable feature of the ACA, and therefore, because it was repealed as part of the Tax Act, the remaining provisions of the ACA are invalid as well. Additionally, on December 18, 2019, the United States Court of Appeals for the 5th Circuit upheld the District Court ruling that the individual mandate was unconstitutional and remanded the case back to the District Court to determine whether the remaining provisions of the ACA are invalid as well. The case was argued in the United States Supreme Court on November 10, 2020. On February 10, 2021, the Biden administration informed the Supreme Court that the government had withdrawn its support of a nationwide repeal of the ACA. On June 17, 2021, the Supreme Court held that states did not have standing to challenge the ACA and that the individual plaintiffs could not show sufficient injury to have standing, therefore avoiding having to make a substantive determination on the constitutionality of the law. While the litigation was pending, on January 28, 2021, President Biden issued an executive order to initiate a special enrollment period from February 15, 2021 through May 15, 2021 for purposes of obtaining health insurance coverage through the ACA marketplace. The executive order also instructed certain governmental agencies to review and reconsider their existing policies and rules that limit access to healthcare, including among others, reexamining Medicaid demonstration projects and waiver programs that include work requirements, and policies that create unnecessary barriers to obtaining access to health insurance coverage through Medicaid or the ACA. It is unclear how future litigation and the healthcare reform measures of the Biden administration will impact the ACA.

Other legislative changes have been proposed and adopted in the United States since the ACA was enacted. In August 2011, the Budget Control Act of 2011, among other things, created measures for spending reductions by Congress. The Joint Select Committee on Deficit Reduction, tasked with recommending a targeted deficit reduction of at least $1.2 trillion for the years 2013 through 2021, was unable to reach the required goals, thereby triggering the legislation’s automatic reduction to several government programs. This includes aggregate reductions of Medicare payments to providers up to 2% per fiscal year, which went into effect in April 2013, following passage of the Bipartisan Budget Act of 2013, and will remain in effect through 2030, with the exception of a temporary suspension from May 1, 2020 through March 31, 2022, followed by a period of 1% payment adjustment April 1 - June 30, 2022, followed by a 2% payment adjustment beginning July 1, 2022. Further, in January 2013, former President Obama signed into law the American Taxpayer Relief Act of 2012, which, among other things, further reduced Medicare payments to several providers, including hospitals, imaging centers and cancer treatment centers, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years. Any reduction in reimbursement from Medicare or other government programs may result in a similar reduction in payments from private payors, which may adversely affect our future profitability. Additionally, there has been increasing legislative and enforcement interest in the United States with respect to specialty drug pricing practices.

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Specifically, there have been several recent United States Congressional inquiries and proposed bills designed to, among other things, bring more transparency to drug pricing, review the relationship between pricing and manufacturer patient programs and reform government program reimbursement methodologies for drugs. At the federal level, the Trump administration used several means to propose or implement drug pricing reform, including through federal budget proposals, executive orders and policy initiatives. On September 24, 2020, HHS and FDA issued a final rule under Section 804 of the Food, Drug, and Cosmetic Act allowing commercial importation of certain prescription drugs from Canada without the manufacturer’s authorization. The validity of the final rule has been challenged in federal court by the Pharmaceutical Research and Manufacturers of America, the Partnership for Safe Medicines and the Council for Affordable Health Coverage. Further, on November 30, 2020, HHS finalized a regulation removing safe harbor protection for price reductions from pharmaceutical manufacturers to plan sponsors under Medicare Part D, either directly or through pharmacy benefit managers, unless the price reduction is required by law. The implementation of the rule has been delayed by the Infrastructure Investment and Jobs Act to January 2026. The rule also creates a new safe harbor for price reductions reflected at the point-of-sale, as well as a new safe harbor for certain fixed fee arrangements between pharmacy benefit managers and manufacturers, the implementation of which have also been delayed. On November 20, 2020, CMS issued an interim final rule implementing a new payment model, the Most Favored Nation Model, which would have tied Medicare Part B payments for certain physician-administered drugs to the lowest price paid in other economically advanced countries, effective January 1, 2021. On December 28, 2020, the United States District Court in Northern California issued a nationwide preliminary injunction against implementation of the interim final rule. CMS withdrew the rule on December 27, 2021.

Packaging and Distribution in the United States

If our products are made available to authorized users of the Federal Supply Schedule of the General Services Administration, additional laws and requirements apply. Further, products must meet applicable child-resistant packaging requirements under the United States Poison Prevention Packaging Act. Manufacturing, sales, promotion and other activities also are potentially subject to federal and state consumer protection and unfair competition laws.

The distribution of pharmaceutical products is subject to additional federal and state requirements and regulations, including extensive record-keeping, licensing, storage and security requirements intended to prevent the unauthorized sale of pharmaceutical products.

The failure to comply with any of these laws or regulatory requirements subjects firms to possible legal or regulatory action. Depending on the circumstances, failure to meet applicable regulatory requirements can result in significant penalties, including criminal prosecution, fines, injunctions, exclusion from federal healthcare programs, requests for recall, seizure of products, total or partial suspension of production, denial or withdrawal of product approvals, or refusal to allow a firm to enter into supply contracts, including government contracts. Any action against us for violation of these laws, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business. Prohibitions or restrictions on sales or withdrawal of future products marketed by us could materially affect our business in an adverse way.

Changes in regulations, statutes or the interpretation of existing regulations could impact our business in the future by requiring, for example: (i) changes to our manufacturing and distribution arrangements; (ii) additions or modifications to product labeling; (iii) the recall or discontinuation of our products; or (iv) additional record-keeping requirements. If any such changes were to be imposed, they could adversely affect the operation of our business.

Other United States Environmental, Health and Safety Laws and Regulations

We may be subject to numerous environmental, health and safety laws and regulations, including those governing laboratory procedures and the handling, use, storage, treatment and disposal of hazardous materials and wastes. From time to time and in the future, our operations may involve the use of hazardous and flammable materials, including chemicals and biological materials, and may also produce hazardous waste products. Even if we contract with third parties for the disposal of these materials and waste products, we cannot completely eliminate the risk of contamination or injury resulting from these materials. In the event of contamination or injury resulting from the use or disposal of our hazardous materials, we could be held liable for any resulting damages, and any liability could exceed our resources. We also could incur significant costs associated with civil or criminal fines and penalties for failure to comply with such laws and regulations.

We maintain workers’ compensation insurance to cover us for costs and expenses we may incur due to injuries to our employees, but this insurance may not provide adequate coverage against potential liabilities. However, we do not maintain insurance for environmental liability or toxic tort claims that may be asserted against us.

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In addition, we may incur substantial costs in order to comply with current or future environmental, health and safety laws and regulations. Current or future environmental laws and regulations may impair our research, development or production efforts. In addition, failure to comply with these laws and regulations may result in substantial fines, penalties or other sanctions.

European Drug Development

In the European Union, our future products also may be subject to extensive regulatory requirements. As in the United States, medicinal products can be marketed only if a marketing authorization from the competent regulatory agencies has been obtained.

Similar to the United States, the various phases of preclinical and clinical research in the European Union are subject to significant regulatory controls. Although the EU Clinical Trials Directive 2001/20/EC has sought to harmonize the EU clinical trials regulatory framework, setting out common rules for the control and authorization of clinical trials in the European Union, the EU Member States have transposed and applied the provisions of the Directive differently. This has led to significant variations in the Member State regimes. Under the current regime, before a clinical trial can be initiated it must be approved in each of the EU countries where the trial is to be conducted by two distinct bodies: the National Competent Authority, or NCA, and one or more Ethics Committees, or ECs. Under the current regime all suspected unexpected serious adverse reactions to the investigated drug that occur during the clinical trial have to be reported to the NCA and ECs of the Member State where they occurred.

The EU clinical trials legislation currently is undergoing a transition process mainly aimed at harmonizing and streamlining clinical-trial authorization, simplifying adverse-event reporting procedures, improving the supervision of clinical trials and increasing their transparency. In April 2014, the EU adopted a new Clinical Trials Regulation (EU) No 536/2014 (the “Regulation”), which is set to replace the current Clinical Trials Directive 2001/20/EC. The European Commission confirmed January 31, 2022 as the date of entry into application of the Regulation and the go-live of the Clinical Trials Information System (“CTIS”) by publishing a notice in the Official Journal of the European Union on July 31, 2021. The new Regulation will be directly applicable in all Member States (and so does not require national implementing legislation in each Member State), and aims at simplifying and streamlining the approval of clinical studies in the EU, for instance by providing for a streamlined application procedure via a single point and strictly defined deadlines for the assessment of clinical trial applications.

European Drug Marketing

Much like the Anti-Kickback Statue prohibition in the United States, the provision of benefits or advantages to physicians to induce or encourage the prescription, recommendation, endorsement, purchase, supply, order or use of medicinal products is also prohibited in the European Union. The provision of benefits or advantages to induce or reward improper performance generally is usually governed by the national anti-bribery laws of European Union Member States, and the Bribery Act 2010 in the UK. Infringement of these laws could result in substantial fines and imprisonment. EU Directive 2001/83/EC, which is the EU Directive governing medicinal products for human use, further provides that, where medicinal products are being promoted to persons qualified to prescribe or supply them, no gifts, pecuniary advantages or benefits in kind may be supplied, offered or promised to such persons unless they are inexpensive and relevant to the practice of medicine or pharmacy. This provision has been transposed into the Human Medicines Regulations 2012 and so remains applicable in the UK despite its departure from the EU.

Payments made to physicians in certain European Union Member States must be publicly disclosed. Moreover, agreements with physicians often must be the subject of prior notification and approval by the physician’s employer, his or her competent professional organization and/or the regulatory authorities of the individual EU Member States. These requirements are provided in the national laws, industry codes or professional codes of conduct, applicable in the EU Member States. Failure to comply with these requirements could result in reputational risk, public reprimands, administrative penalties, fines or imprisonment.

European Drug Review and Approval

In the European Economic Area, or EEA, which is comprised of the Member States of the European Union plus Norway, Iceland and Liechtenstein, medicinal products can only be commercialized after obtaining a marketing authorization, or MA. There are two main types of marketing authorizations.

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●	The centralized MA is issued by the European Commission through the centralized procedure, based on the opinion of the Committee for Medicinal Products for Human Use, or CHMP, of the EMA, and is valid throughout the entire territory of the EEA. The centralized procedure is mandatory for certain types of products, such as biotechnology medicinal products, orphan medicinal products, advanced-therapy medicinal products (gene-therapy, somatic cell-therapy or tissue-engineered medicines) and medicinal products containing a new active substance indicated for the treatment of HIV, AIDS, cancer, neurodegenerative disorders, diabetes, auto-immune and other immune dysfunctions and viral diseases. The centralized procedure is optional for products containing a new active substance not yet authorized in the EEA, or for products that constitute a significant therapeutic, scientific or technical innovation or which are in the interest of public health in the European Union. Under the centralized procedure the maximum timeframe for the evaluation of a MA application by the EMA is 210 days, excluding clock stops, when additional written or oral information is to be provided by the applicant in response to questions asked by the CHMP. Clock stops may extend the timeframe of evaluation of a MA application considerably beyond 210 days. Where the CHMP gives a positive opinion, the EMA provides the opinion together with supporting documentation to the European Commission, who make the final decision to grant a marketing authorization, which is issued within 67 days of receipt of the EMA’s recommendation. Accelerated assessment might be granted by the CHMP in exceptional cases, when a medicinal product is expected to be of a major public health interest, particularly from the point of view of therapeutic innovation. The timeframe for the evaluation of a MA application under the accelerated assessment procedure is of 150 days, excluding stop-clocks, but it is possible that the CHMP may revert to the standard time limit for the centralized procedure if it determines that the application is no longer appropriate to conduct an accelerated assessment.

●	National MAs, which are issued by the competent authorities of the Member States of the EEA and only cover their respective territory, are available for products not falling within the mandatory scope of the centralized procedure. Where a product has already been authorized for marketing in a Member State of the EEA, this national MA can be recognized in other Member States through the mutual recognition procedure. If the product has not received a national MA in any Member State at the time of application, it can be approved simultaneously in various Member States through the decentralized procedure. Under the decentralized procedure an identical dossier is submitted to the competent authorities of each of the Member States in which the MA is sought, one of which is selected by the applicant as the Reference Member State, or RMS. The competent authority of the RMS prepares a draft assessment report, a draft summary of the product characteristics, or SmPC, and a draft of the labeling and package leaflet, which are sent to the other Member States (referred to as the Concerned Member States, or CMSs) for their approval. If the CMSs raise no objections, based on a potential serious risk to public health, to the assessment, SmPC, labeling, or packaging proposed by the RMS, the product is subsequently granted a national MA in all the Member States (i.e., in the RMS and the CMSs).

Under the above described procedures, before granting the MA, the EMA or the competent authorities of the Member States of the EEA make an assessment of the risk-benefit balance of the product on the basis of scientific criteria concerning its quality, safety and efficacy.

Now that the UK (which comprises Great Britain and Northern Ireland) has left the EU, Great Britain will no longer be covered by centralized MAs (under the Northern Irish Protocol, centralized MAs will continue to be recognized in Northern Ireland). All medicinal products with a current centralized MA were automatically converted to Great Britain MAs on January 1, 2021. For a period of two years from January 1, 2021, the Medicines and Healthcare products Regulatory Agency, or MHRA, the UK medicines regulator, may rely on a decision taken by the European Commission on the approval of a new marketing authorization in the centralized procedure, in order to more quickly grant a new Great Britain MA. A separate application will, however, still be required.

European Data and Marketing Exclusivity

In the EEA, innovative medicinal products qualify for eight years of data exclusivity upon marketing authorization and an additional two years of market exclusivity. The data exclusivity, if granted, prevents generic or biosimilar applicants from referencing the innovator’s pre-clinical and clinical trial data contained in the dossier of the reference product when applying for a generic or biosimilar marketing authorization, for a period of eight years from the date on which the reference product was first authorized in the EEA. During the additional two-year period of market exclusivity, a generic or biosimilar marketing authorization can be submitted, and the innovator’s data may be referenced, but no generic or biosimilar product can be marketed until the expiration of the market exclusivity period. The overall ten-year period will be extended to a maximum of 11 years if, during the first eight years of those ten years, the marketing authorization holder obtains an authorization for one or more new therapeutic indications which, during the scientific evaluation prior to their authorization, are determined to bring a significant clinical benefit in comparison with currently approved therapies. Even if an innovative medicinal product gains the prescribed period of data exclusivity, another company may market another version of the product if such company obtained a marketing authorization based on an application with a complete and independent data package of pharmaceutical tests, preclinical tests and clinical trials.

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European Orphan Designation and Exclusivity

In the EEA, the EMA’s Committee for Orphan Medicinal Products grants orphan drug designation to promote the development of products that are intended for the diagnosis, prevention or treatment of life-threatening or chronically debilitating conditions which either affect not more than 5 in 10,000 persons in the European Union, or where it is unlikely that the marketing of the medicine would generate sufficient return to justify the necessary investment in its development. In each case, no satisfactory method of diagnosis, prevention or treatment must have been authorized (or, if such a method exists, the product in question would be of significant benefit to those affected by the condition).

In the EEA, orphan drug designation entitles a party to financial incentives such as reduction of fees or fee waivers and ten years of market exclusivity is granted following marketing approval for the orphan product. This period may be reduced to six years if the orphan drug designation criteria are no longer met, including where it is shown that the product is sufficiently profitable not to justify maintenance of market exclusivity. During the period of market exclusivity, marketing authorization may only be granted to a “similar medicinal product” for the same therapeutic indication if: (i) a second applicant can establish that its product, although similar to the authorized product, is safer, more effective or otherwise clinically superior; (ii) the marketing authorization holder for the authorized product consents to a second orphan medicinal product application; or (iii) the marketing authorization holder for the authorized product cannot supply enough orphan medicinal product. A “similar medicinal product” is defined as a medicinal product containing a similar active substance or substances as contained in an authorized orphan medicinal product, and which is intended for the same therapeutic indication. Orphan drug designation must be requested before submitting an application for marketing approval. Orphan drug designation does not convey any advantage in, or shorten the duration of, the regulatory review and approval process.

European Pediatric Investigation Plan

In the EEA, companies developing a new medicinal product must agree upon a pediatric investigation plan, or PIP, with the EMA’s Pediatric Committee, or PDCO, and must conduct pediatric clinical trials in accordance with that PIP, unless a waiver applies. The PIP sets out the timing and measures proposed to generate data to support a pediatric indication of the drug for which marketing authorization is being sought. The PDCO can grant a deferral of the obligation to implement some or all of the measures of the PIP until there are sufficient data to demonstrate the efficacy and safety of the product in adults. Further, the obligation to provide pediatric clinical trial data can be waived by the PDCO when this data is not needed or appropriate because the product is likely to be ineffective or unsafe in children, the disease or condition for which the product is intended occurs only in adult populations, or when the product does not represent a significant therapeutic benefit over existing treatments for pediatric patients. Products that are granted a marketing authorization with the results of the pediatric clinical trials conducted in accordance with the PIP (even where such results are negative) are eligible for six months’ supplementary protection certificate extension (if any is in effect at the time of approval). In the case of orphan medicinal products, a two year extension of the orphan market exclusivity may be available. This pediatric reward is subject to specific conditions and is not automatically available when data in compliance with the PIP are developed and submitted.

Brexit and the Regulatory Framework in the United Kingdom

In June 2016, the electorate in the UK voted in favor of leaving the EU (commonly referred to as Brexit). Thereafter, in March 2017, the country formally notified the EU of its intention to withdraw pursuant to Article 50 of the Lisbon Treaty and the UK formally left the EU on January 31, 2020. A transition period began on February 1, 2020, during which EU pharmaceutical law remained applicable to the UK, which ended on December 31, 2020. Since the regulatory framework in the UK covering the quality, safety and efficacy of medicinal products, clinical trials, marketing authorization, commercial sales and distribution of medicinal products is derived from EU Directives and Regulations, Brexit could materially impact the future regulatory regime which applies to products and the approval of product candidates in the UK, as UK legislation now has the potential to diverge from EU legislation. It remains to be seen how Brexit will impact regulatory requirements for product candidates and products in the UK in the long-term. The MHRA, the UK medicines and medical devices regulator, has recently published detailed guidance for industry and organizations to follow from January 1, 2021 now the transition period is over, which will be updated as the UK’s regulatory position on medicinal products evolves over time.

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European Data Collection

The collection and use of personal health data in the European Economic Area, or the EEA, is governed by the GDPR, which became effective May 25, 2018. The GDPR applies to any company established in the EEA and to companies established outside the EEA that process personal data in connection with the offering of goods or services to data subjects in the EU or the monitoring of the behavior of data subjects in the European Union. The GDPR enhances data protection obligations for data controllers of personal data, including stringent requirements relating to the consent of data subjects, expanded disclosures about how personal data is used, requirements to conduct privacy impact assessments for “high risk” processing, limitations on retention of personal data, mandatory data breach notification and “privacy by design” requirements, and creates direct obligations on service providers acting as data processors. The GDPR also imposes strict rules on the transfer of personal data outside of the EEA to countries that do not ensure an adequate level of protection, like the United States. Failure to comply with the requirements of the GDPR and the related national data protection laws of the EEA Member States may result in fines up to 20 million Euros or 4% of a company’s global annual revenues for the preceding financial year, whichever is higher. Moreover, the GDPR grants data subjects the right to claim material and non-material damages resulting from infringement of the GDPR. Given the breadth and depth of changes in data protection obligations, maintaining compliance with the GDPR, will require significant time, resources and expense, and we may be required to put in place additional mechanisms ensuring compliance with the new data protection rules. This may be onerous and adversely affect our business, financial condition, results of operations and prospects.

The Rest of the World Regulation

For other countries outside of the European Union and the United States, such as countries in Eastern Europe, Latin America or Asia, the requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary from country to country. Additionally, the clinical trials must be conducted in accordance with GCP requirements and the applicable regulatory requirements and the ethical principles that have their origin in the Declaration of Helsinki.

If we fail to comply with applicable foreign regulatory requirements, we may be subject to, among other things, fines, suspension or withdrawal of regulatory approvals, product recalls, seizure of products, operating restrictions and criminal prosecution.

Additional Laws and Regulations Governing International Operations

If we further expand our operations outside of the United States, we must dedicate additional resources to comply with numerous laws and regulations in each jurisdiction in which we plan to operate. The Foreign Corrupt Practices Act, or FCPA, prohibits any United States individual or business from paying, offering, authorizing payment or offering of anything of value, directly or indirectly, to any foreign official, political party or candidate for the purpose of influencing any act or decision of the foreign entity in order to assist the individual or business in obtaining or retaining business. The FCPA also obligates companies whose securities are listed in the United States to comply with certain accounting provisions requiring the company to maintain books and records that accurately and fairly reflect all transactions of the corporation, including international subsidiaries, and to devise and maintain an adequate system of internal accounting controls for international operations.

Compliance with the FCPA is expensive and difficult, particularly in countries in which corruption is a recognized problem. In addition, the FCPA presents particular challenges in the pharmaceutical industry, because, in many countries, hospitals are operated by the government, and doctors and other hospital employees are considered foreign officials. Certain payments to hospitals in connection with clinical trials and other work have been deemed to be improper payments to government officials and have led to FCPA enforcement actions.

Various laws, regulations and executive orders also restrict the use and dissemination outside of the United States, or the sharing with certain non-United States nationals, of information classified for national security purposes, as well as certain products and technical data relating to those products. If we expand our presence outside of the United States, it will require us to dedicate additional resources to comply with these laws, and these laws may preclude us from developing, manufacturing, or selling certain products and product candidates outside of the United States, which could limit our growth potential and increase our development costs.

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The failure to comply with laws governing international business practices may result in substantial civil and criminal penalties and suspension or debarment from government contracting. The SEC also may suspend or bar issuers from trading securities on United States exchanges for violations of the FCPA’s accounting provisions.

Coverage and Reimbursement

Successful commercialization of new drug products depends in part on the extent to which reimbursement for those drug products will be available from government health administration authorities, private health insurers, and other organizations. Government authorities and third-party payors, such as private health insurers and health maintenance organizations, decide which drug products they will pay for and establish reimbursement levels. The availability and extent of reimbursement by governmental and private payors is essential for most patients to be able to afford a drug product. Sales of drug products depend substantially, both domestically and abroad, on the extent to which the costs of drugs products are paid for by health maintenance, managed care, pharmacy benefit and similar healthcare management organizations, or reimbursed by government health administration authorities, private health coverage insurers and other third-party payors.

A primary trend in the United States healthcare industry and elsewhere is cost containment. Government authorities and third-party payors have attempted to control costs by limiting coverage and the amount of reimbursement for particular drug products. In many countries, the prices of drug products are subject to varying price control mechanisms as part of national health systems. In general, the prices of drug products under such systems are substantially lower than in the United States. Other countries allow companies to fix their own prices for drug products, but monitor and control company profits. Accordingly, in markets outside the United States, the reimbursement for drug products may be reduced compared with the United States.

In the United States, the principal decisions about reimbursement for new drug products are typically made by CMS, an agency within the HHS. CMS decides whether and to what extent a new drug product will be covered and reimbursed under Medicare, and private payors tend to follow CMS to a substantial degree. However, no uniform policy of coverage and reimbursement for drug products exists among third-party payors and coverage and reimbursement levels for drug products can differ significantly from payor to payor. As a result, the coverage determination process is often a time-consuming and costly process that will require us to provide scientific and clinical support for the use of our product candidates to each payor separately, with no assurance that coverage and adequate reimbursement will be applied consistently or obtained in the first instance.

The Medicare Prescription Drug, Improvement, and Modernization Act of 2003, or the MMA, established the Medicare Part D program to provide a voluntary prescription drug benefit to Medicare beneficiaries. Under Part D, Medicare beneficiaries may enroll in prescription drug plans offered by private entities that provide coverage of outpatient prescription drugs. Unlike Medicare Parts A and B, Part D coverage is not standardized. Part D prescription drug plan sponsors are not required to pay for all covered Part D drugs, and each drug plan can develop its own drug formulary that identifies which drugs it will cover and at what tier or level. While all Medicare drug plans must give at least a standard level of coverage set by Medicare, Part D prescription drug plan sponsors are not required to pay for all covered Part D drugs, and each drug plan can develop its own drug formulary that identifies which drugs it will cover and at what tier or level. However, Part D prescription drug formularies must include drugs within each therapeutic category and class of covered Part D drugs, though not necessarily all the drugs in each category or class. Any formulary used by a Part D prescription drug plan must be developed and reviewed by a pharmacy and therapeutic committee. Government payment for some of the costs of prescription drugs may increase demand for drugs for which we obtain marketing approval. Any negotiated prices for any of our products covered by a Part D prescription drug plan will likely be lower than the prices we might otherwise obtain. Moreover, while the MMA applies only to drug benefits for Medicare beneficiaries, private payors often follow Medicare coverage policy and payment limitations in setting their own payment rates. Any reduction in payment that results from the MMA may result in a similar reduction in payments from non-governmental payors.

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For a drug product to receive federal reimbursement under the Medicaid or Medicare Part B programs or to be sold directly to United States government agencies, the manufacturer must extend discounts to entities eligible to participate in the 340B drug pricing program. The required 340B discount on a given product is calculated based on the average manufacturer price, or AMP, and Medicaid rebate amounts reported by the manufacturer. As of 2010, the ACA expanded the types of entities eligible to receive discounted 340B pricing, although under the current state of the law these newly eligible entities (with the exception of children’s hospitals) will not be eligible to receive discounted 340B pricing on orphan drugs. As 340B drug pricing is determined based on AMP and Medicaid rebate data, the revisions to the Medicaid rebate formula and AMP definition described above could cause the required 340B discount to increase. The American Recovery and Reinvestment Act of 2009 provides funding for the federal government to compare the effectiveness of different treatments for the same illness. The plan for the research was published in 2012 by HHS, the Agency for Healthcare Research and Quality and the National Institutes for Health, and periodic reports on the status of the research and related expenditures are made to Congress. Although the results of the comparative effectiveness studies are not intended to mandate coverage policies for public or private payors, it is not clear what effect, if any, the research will have on the sales of our drug candidates, if any such drug or the condition that they are intended to treat are the subject of a trial. It is also possible that comparative effectiveness research demonstrating benefits in a competitor’s drug could adversely affect the sales of our drug candidate. If third-party payors do not consider our drugs to be cost-effective compared to other available therapies, they may not cover our drugs after approval as a benefit under their plans or, if they do, the level of payment may not be sufficient to allow us to sell our drugs on a profitable basis.

These laws, and future state and federal healthcare reform measures may be adopted in the future, any of which may result in additional reductions in Medicare and other healthcare funding and otherwise affect the prices we may obtain for any product candidates for which we may obtain regulatory approval or the frequency with which any such product candidate is prescribed or used.

Outside of the United States, the pricing of pharmaceutical products and medical devices is subject to governmental control in many countries. For example, in the European Union, pricing and reimbursement schemes vary widely from country to country. Some countries provide that products may be marketed only after a reimbursement price has been agreed. Some countries may require the completion of additional studies that compare the cost effectiveness of a particular therapy to currently available therapies or so-called health technology assessments, in order to obtain reimbursement or pricing approval. Other countries may allow companies to fix their own prices for products, but monitor and control product volumes and issue guidance to physicians to limit prescriptions. Efforts to control prices and utilization of pharmaceutical products and medical devices will likely continue as countries attempt to manage healthcare expenditures.

Employees and Human Capital

As of June 30, 2022, we had nine full-time employees, including three with Ph.D. or M.D. degrees and two who are engaged in research and development activities. None of our employees are represented by labor unions or covered by collective bargaining agreements. We consider our relationship with our employees to be good. Our human capital resources objectives include, as applicable, identifying, recruiting, retaining, incentivizing and integrating our existing and new employees, advisors and consultants.

Facilities

Our research and development efforts have taken place in state-of-the-art facilities at our academic partners, principally at Brown University, which are being used under the Sponsored Research Agreements. Consistent with our lean and agile operating philosophy, we anticipate relying on these facilities going forward through sponsored research arrangements with Brown and with other university partners. In addition, we expect to access laboratory facilities and resources through various CRO partners such as Lonza with whom we are currently engaged.

We believe that our access to preclinical and clinical research facilities are adequate for our current needs and that suitable facilities at commercially reasonable terms will be available as needed to accommodate any future expansion of our operations.

Legal Proceedings

From time to time, we may become involved in legal proceedings arising in the ordinary course of our business. As of the date of this proxy statement, we were not a party to any material legal matters or claims. In the future, we may become party to legal matters and claims in the ordinary course of business, the resolution of which we do not anticipate would have a material adverse impact on our financial position, results of operations or cash flows.

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Executive Officers and Directors of Ocean Biomedical

Set forth below is certain information regarding the current executive officers and directors, including their ages as of September 14, 2022 of Ocean Biomedical.

Name	Age	Position(s)
Executive Officers:
Elizabeth Ng, MBA	66	Chief Executive Officer and Director
Gurinder Kalra, MBA	56	Chief Financial Officer
Inderjote Kathuria, M.D.	55	Chief Strategy Officer
Daniel Behr, MBA	64	Executive Vice President and Head of External Innovation and Academic Partnerships
Robert Sweeney	57	Chief Accounting Officer

Employee Director:
Dr. Chirinjeev Kathuria, M.D.	57	Founder, Executive Chairman, Director

Non-Employee Directors:
Martin D. Angle(1)(2)	72	Director
Michelle Berrey, M.D., MPH(1)(2)(3)	56	Director
Jack Elias, M.D.	71	Director
Jonathan Kurtis, M.D., Ph.D.	54	Director
William Owens(1)(3)	71	Director
Jerome Ringo(2)(3)	67	Director

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating and Corporate Governance Committee.

Executive Officers

Elizabeth Ng, MBA, has served as Ocean Biomedical’s Chief Executive Officer and as a member of its board of directors since its inception. Ms. Ng served as Vice President/Head of Strategy and Business Development at Bioelectric Devices Inc. starting in 2018. Previously, she served as Senior Director of Portfolio Strategy at BioMarin Pharmaceutical Inc. from 2010 to 2017 and prior to that, as Director Strategy Development Group at Merck & Co. Inc., and Director of Commercial/Portfolio Strategy at Gilead Sciences. Ms. Ng holds a B.S. in Physics from the Massachusetts Institute of Technology and an M.B.A. from Stanford University. We believe Ms. Ng is qualified to serve on our board of directors because of her executive experience with our company and her industry experience.

Gurinder Kalra, MBA has served as Ocean Biomedical’s Chief Financial Officer since January 2021. Mr. Kalra has more than 25 years of investment and investment research experience. Prior to joining Ocean Biomedical, he was a Senior Managing Director at Bear Stearns (now part of J.P. Morgan) from 2000 to 2008. He was also a Partner at Crosslink LLC, an investment and consulting company he founded, from 2014 to 2020. Previously, Mr. Kalra was at Morgan Stanley from 1996 to 2000, rising to Executive Director. He initially got his start in investment research at CS First Boston (now part of Credit Suisse) from 1993 to 1996. He has been recognized in the All-America Institutional Investor Research Team, and multiple times in the All-Asia Institutional Investor Research Team as well as a number of other polls for investment research. Mr. Kalra holds a B.S. in Engineering and a B.A. in Business Economics from Brown University and an MBA from the Harvard Business School.

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Inderjote Kathuria, M.D., MBA served as Ocean Biomedical’s Treasurer and Interim Chief Financial Officer from January 2020 until January 2021. Since January 2021, he has served as Ocean Biomedical’s Chief Strategy Officer. He is an entrepreneur and licensed physician. He has also been a Guest Lecturer at the University of Chicago. Dr. Kathuria holds a B.A. and M.D. from the University of Illinois and an M.B.A from the University of Chicago.

Daniel Behr, MBA has served as Ocean Biomedical’s EVP and Head of External Innovation and Academic Partnerships since August 2019. Mr. Behr previously served as Executive Director of the Brown University Office of Industry Engagement and Commercial Venturing from July 2017 to July 2019. Mr. Behr served as the Chief Executive Officer of SLIPS Technologies, Inc. (now Adaptive Surface Technologies, Inc.) from April 2014 to April 2017. Prior to that Mr. Behr served as Executive Vice President at Access BridgeGap Ventures and as Director of Business Development at Harvard University’s Office of Technology Development. He was also a co-founder of Arradiance, Inc., Compact Instruments, Inc. (acquired by MKS Instruments), and IN USA, Inc. (acquired by Teledyne). Mr. Behr holds a B.S. in Engineering from Georgia Institute of Technology and an M.B.A. from the Harvard Business School.

Robert Sweeney has served as Ocean Biomedical’s Chief Accounting Officer since June 14, 2021. Mr. Sweeney has over 35 years’ experience in financial and tax matters, specializing in the technology sector that includes both Fortune 10 companies and start-up companies. Mr. Sweeney was the Managing Member of his own accounting and consulting company, RJS Consulting, LLC, from February 2012 until June 2021. Mr. Sweeney previously served as the Chief Financial Officer of various high technology companies, including Flashfoto, Inc. (2007 until 2009, BayTSP (2008 until 2012), Network Alchemy (1999 until 2000), and Big Bear Networks (2000 until 2001). He previously worked for EY, LLP from 1988 to 1999 and from 2001-2005, culminating in his position as Partner from 1998-1999 and from 2001-2005. While at EY, LLP, Mr. Sweeney served various technology clients and held different leadership positions within the firm, including Area Leader of Global Tax Operations. Mr. Sweeney was a guest lecturer for Professor Dr. Behnam Tabrizi Business Management Course, Stanford University on accounting and tax issues and recruiting, University of Southern California and University of California-Santa Barbara. Mr. Sweeney is also a Board Member of the San Jose Jr. Sharks Hockey Advisory Board. Mr. Sweeney is Certified Public Accountant in the State of California (inactive status) and holds a Bachelor of Science degree in Accounting from the University of Southern California.

Employee Director

Dr. Chirinjeev Kathuria, M.D., M.B.A. has served as Ocean Biomedical’s Executive Chairman and as a member of its board of directors since its inception. Dr. Kathuria is an Indian-American investor, businessperson, and philanthropist. Dr. Kathuria is co-founder and serves as a director of UpHealth, Inc., a digital health company. Dr. Kathuria also co-founded AIRO Group, Inc. in March 2020 and serves as the Chairman of its Board of Directors, a position he has held since inception. AIRO Group offers an end-to-end solution for the next generation of avionics, manned and unmanned mobility, and multi-modal transportation for defense and commercial markets. In addition, Dr. Kathuria co-founded New Generation Power in February 2009 and American Teleradiology NightHawks, Inc. in March 2003. American Teleradiology NightHawks, Inc. merged with NightHawk Radiology Holdings, Inc. and the combined company went public on Nasdaq in October 2006. Dr. Kathuria served as a director of The X-Stream Networks Inc. from March 1998 to March 2000, an internet service provider which was sold to Liberty Surf Group S.A. and subsequently went public on the Paris Stock Exchange. Dr. Kathuria has also been involved in space exploration, and was the Founding Director of MirCorp in January 1999, the first commercial company to privately launch and fund manned space programs. From 1994 until 1995, Dr. Kathuria served as a Manager at Morgan Stanley where he helped establish the first office in India for a U.S. based investment bank. Dr. Kathuria ran for U.S. Senate in Illinois, becoming the first Indian-American to run for the U.S. Senate in U.S. history, in a race that included eventual winner, former President Barack Obama. Dr. Kathuria received a Bachelor of Science degree and Doctor of Medicine degree from Brown University and a Master of Business Administration degree from Stanford University. We believe that Dr. Kathuria is qualified to serve as the Executive Chairman of the Board of Directors based on his historic knowledge of Ocean Biomedical, vision for company growth and his leadership and managerial experience.

Non-Employee Directors

Martin D. Angle has served on Ocean Biomedical’s board of directors since March 2021. Since March 2019, Mr. Angle has served as Deputy Chairman and Senior Independent Director of Spire Healthcare Group, one of the UK’s largest private hospital providers with 39 hospitals and 8 clinics across England, Wales and Scotland. At Spire, Mr. Angle is also chair of the Nomination Committee and a member of the Audit and Risk Committee and Remuneration Committee. Since November 2019, MR. Angle has served as an Hon.Professor at the University of Exeter attached to the College of Social Sciences and International Studies. Mr. Angle has also served as Deputy Chairman and Senior Independent Director of Gulf Keystone Petroleum plc since July 2018. Mr. Angle has also served as an advisor to AIRO Group, Inc. and its affiliates since July 2018. Mr. Angle has previously served on the boards of Pennon Group plc from December 2008 to December 2018, Savills Plc from January 2007 to May 2016, National Exhibition Group from December 2006 to December 2015, Severstal from January 2007 to May 2015, Dubai International Capital from November 2006 to November 2009, and Shuaa Capital from August 2009 to May 2016. He previously served as Group Finance Director of TI Group, a FTSE 100 company with worldwide engineering activities from February 1997 to December 2000. In his earlier executive career, Mr. Angle held a number of senior positions in investment banking with S.G. Warburg & Co, Morgan Stanley (where he headed UK M&A), and Kleinwort Benson. Mr. Angle has also served as Operating Managing Director at Terra Firma Capital Partners from March 2001 to January 2006, where he held a number of senior roles in its portfolio companies including Le Meridien Hotel Group (Executive Deputy Chairman and acting Chairman) and the Waste Recycling Group (Executive Chairman), then one of the leading UK waste management businesses. Mr. Angle is a chartered accountant and he holds a B.S. in Physics from University of Warwick.

Michelle Berrey, M.D., MPH has served on our board of directors since March 2021. Dr. Berrey is the President of Research and Development and Chief Medical Officer of Intercept Pharmaceuticals, Inc., a biopharmaceutical company that specializes in the development and commercialization of novel therapeutics to treat non-viral liver diseases, and she has served in those roles since June 2021. Prior to joining Intercept Pharmaceuticals, Dr. Berrey served as President and Chief Executive Officer of Chimerix from April 2014 to February 2019, after joining Chimerix Inc. as Chief Medical Officer in November 2012. Dr. Berrey served as Chief Medical Officer for Pharmasset, Inc. from January 2007 to January 2012 when it was acquired by Gilead Sciences, Inc. Prior to that, Dr. Berrey led the clinical development of antiviral products at GlaxoSmithKline plc from August 1999 to January 2007. She was a Senior Fellow in Infectious Disease Medicine at the University of Washington and completed her internship and residency in internal medicine at University of North Carolina, Chapel Hill. Dr. Berrey currently serves on the Board and Executive Committee for the North Carolina Biotechnology Center and is on the Scientific Advisory Board for ViiV/GSK. Dr. Berrey holds an M.D. from the Medical College of Georgia and an M.P.H. from the Emory University Rollins School of Public Health.

Jack Elias, M.D. has served on Ocean Biomedical’s board of directors since August 2022. Since March 2022, Dr. Elias has served as Emeritus Dean, Biology and Medicine and as Warren Alpert Professor of Translational Sciences at Brown University. He is also a Professor of Molecular Biology Cell Biology and Biochemistry, a position he has held since January 2014, and a Professor of Molecular Microbiology and Immunology and Professor of Medicine at Brown University, positions he has held since September 2013. From April 2017 to March 2022, Dr. Elias was the Senior Vice President for Health Affairs at Brown University. Dr. Elias also served as Dean, Biology and Medicine and as Frank L. Day Professor of Biology at Brown University from September 2013 to March 2022. Dr. Elias received his B.A. and M.D. from the University of Pennsylvania.

Jonathan Kurtis, M.D., Ph.D. has served on Ocean Biomedical’s board of directors since March 2021 and serves as a member of its scientific advisory board. Dr. Kurtis is currently Chair, Department of Pathology & Lab Medicine, Brown University Medical School and Director, MD/PhD Program, Brown University. Dr. Kurtis has served as a member of the board of directors of Elkurt Pharmaceuticals since March 2020. Dr. Kurtis holds a B.A., Ph.D. and M.D. from Brown University and is board certified in pathology and clinical pathology. We believe Dr. Kurtis’s experience in the biotechnology industry provides him with the qualification and skills to serve on our Board of Directors.

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Former Governor William Owens, has served on Ocean Biomedical’s board of directors since March 2021. Mr. Owens is a Senior Director at Greenberg Traurig, LLP, a US-based international law firm with 40 offices worldwide. He is currently a nominee for the board of directors of AIRO Group Holdings, Inc. and will step onto its board shortly before the completion of its initial public offering. Since April 2011, he has served on the board of Federal Signal Corporation where he is Chairman of the Corporate Governance Committee. He previously served on the boards of HighPoint Resources Corporation, Key Energy Services, and Cloud Peak Energy, as well as on the boards of a number of private companies. Mr. Owens was elected to two terms as Governor of Colorado, from 1999 to 2007, and was re-elected by the largest margin in Colorado history. He was called “The Best Governor in America” in a cover story in National Review and was elected by his colleagues to serve as Chair of both the Western Governors Association and the Republican Governors Association. Mr. Owens was a regular participant in the national policy debate, appearing frequently on the Today Show, Good Morning America, CBS Morning News, and the Wall Street Journal Report. Prior to his election as Governor, he served as State Treasurer of Colorado for four years where he was responsible for the management of a $4 billion portfolio. He also served for four years on the board of Federal Signal Colorado’s $25 billion pension fund – the Public Employees Retirement Association (PERA). From April 2013, until his resignation in February 2022, Mr. Owens served as Chairman of the Board and Chair of the Governance/Compensation Committee of the Credit Bank of Moscow, a $50 billion (assets) bank which is Russia’s sixth largest bank overall and its second largest investor-owned bank, from April 2013 until February 2022. Mr. Owens graduated from Stephen F. Austin State University with a B.S. in Political Science and earned a Master’s Degree in Public Affairs from the University of Texas, where he was awarded a two-year fellowship.

Jerome Ringo has served on Ocean Biomedical’s board of directors since March, 2021. Mr. Ringo is an internationally recognized thought leader on climate change issues and has led two of the largest environmental organizations in the world, the 5-million-member National Wildlife Federation and the Apollo Alliance, a 19-million-member organization which was the largest coalition on green jobs in history. Since November 2021, Mr. Ringo has served as Founder and Chairman of Zoetic Global, a company focused on delivering breakthrough technologies in energy efficiency and generation for developing nations in Africa. Since July 2017, he has served as Goodwill Ambassador, Trade and Investment, for the Pan-African Parliament. Mr. Ringo served on the Environmental Defense Fund’s board of directors from February 2018 to February 2020, and he has served as executive and board member at various renewable energy companies. He holds an Honorary Doctorate from the Lord’s Place School of Theology.

Scientific Advisory Board (SAB) Members

In addition to Dr. Kurtis and Dr. Elias, we anticipate the following individuals will join Ocean Biomedical’s scientific advisory board, or SAB, prior to the completion of this transaction:

Roy Herbst, M.D., Ph.D. is the Ensign Professor of Medicine (Medical Oncology) and Professor of Pharmacology at the Yale School of Medicine. He is also Chief of Medical Oncology at the Yale Cancer Center and Smilow Cancer Hospital, and serves as Associate Cancer Center Director for Translational Science. Dr. Herbst is nationally recognized for his leadership and expertise in lung cancer treatment and research. He is best known for his work in developmental therapeutics and the personalized therapy of non-small cell lung cancer, in particular the process of linking genetic abnormalities of cancer cells to novel therapies. Prior to his appointment at Yale, Dr. Herbst was the Barnhart Distinguished Professor and Chief of the Section of Thoracic Medical Oncology in the Department of Thoracic/Head and Neck Medical Oncology, at The University of Texas M.D. Anderson Cancer Center (UT-MDACC) in Houston, Texas. He also served as Professor in the Department of Cancer Biology and Co-Director of the Phase 1 Clinical Trials Program. His work has led to the approval of several therapies (such as gefitinib, cetuximab, bevacizumab, axitinib), which have revolutionized the field and greatly enhanced patient survival. He and his Yale colleagues were among the first to describe the PD-1/PD-L1 adaptive immune response in early phase trials and to offer trials of PD-L1 inhibitors atezolizumab and pembrolizumab to lung cancer patients. Dr. Herbst earned his M.D. at Cornell University Medical College and his Ph.D. in molecular cell biology at The Rockefeller University. His postgraduate training included an internship and residency in medicine at Brigham and Women’s Hospital in Boston, Massachusetts. His clinical fellowships in medicine and hematology were completed at the Dana-Farber Cancer Institute and Brigham and Women’s Hospital, respectively. Subsequently, Dr. Herbst completed a M.S. degree in clinical translational research at Harvard University in Cambridge, Massachusetts. He has authored or co-authored more than 350 publications, including peer-reviewed journal articles, abstracts, and book chapters. Dr. Herbst is a Fellow of the American Society of Clinical Oncology and a member of the American Association of Cancer Research (AACR), where he serves as an elected member of its board of directors and chairs the Tobacco Task Force. In 2019 he was elected to the International Association for the Study of Lung Cancer (IASLC) board of directors. He is a fellow of the American College of Physicians and an elected member of the Association of American Physicians.

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William H. Koster, Ph.D. has held various leadership roles at Bristol Myers Squibb from 1991-2001 including Sr. Vice President for Drug Discovery in 8 therapeutic areas (cardiovascular, metabolic diseases, oncology, infectious diseases, neuroscience, immunology & inflammation, pain management and dermatology). Prior to that Dr. Koster contributed to the discovery of the antibiotic Azactam at The Squibb Institute for Medical Research, for which he received the Thomas Alva Edison Award from the R&D Council of New Jersey. From 2001-2008 Dr. Koster served as President and Chief Executive Officer for Neurogen Corporation where he led the pre-clinical and clinical development of a portfolio of therapeutic products for various neurological conditions including schizophrenia, pain, and Parkinson’s Disease. Dr. Koster has served on the board of directors for Neurogen Corporation, Cadus Pharmaceutical Corporation, Mnemosyne Pharmaceuticals, Cadent Therapeutics and Vedantra Pharmaceuticals (Chairman). He is currently serving as Chairman of the Board for eXIthera Pharmaceuticals and for OcuTerra Therapeutics (formerly SciFluor Life Sciences). Dr. Koster completed his Ph.D. in organic chemistry at Tufts University.

Wafik El-Deiry, M.D., Ph.D., FACP is the Mencoff Family University Professor of Medical Science at Brown University. He is the Associate Dean for Oncologic Sciences at Brown’s Warren Alpert Medical School, Director of the Cancer Center at Brown University, and Director of the Joint Program in Cancer Biology at Brown University and affiliated hospitals. Dr. El-Deiry also a licensed practicing physician-scientist and Medical Oncologist with clinical privileges at The Rhode Island Hospital and The Miriam Hospital in Providence, Rhode Island. Until December, 2018, Dr. El-Deiry served as the Deputy Cancer Center Director for Translational Research, co-Leader of the Molecular Therapeutics Program, Professor of Oncology, and the William Wikoff Smith Endowed Chair in Cancer Research at Fox Chase Cancer Center in Philadelphia. From March 1, 2010 through September 30, 2014 Dr. El-Deiry was the Rose Dunlap Professor of Medicine and Chief of Hematology-Oncology at Penn State University. In 2009, Dr. El-Deiry became one of 40 active American Cancer Society Research Professors and continues to serve the ACS whenever possible. Dr. El-Deiry elucidated the genomic DNA-binding consensus sequence for the p53 tumor suppressor protein. He went on to discover cyclin-dependent kinase (CDK) inhibitor p21(WAF1) as a p53 target gene and cell cycle inhibitor that explained the mammalian cell stress response. This work led to discovery and development of a new class of now FDA approved CDK inhibitor drugs. Dr. El-Deiry discovered and brought first-in-class TRAIL-pathway activating small-molecule ONC201/TIC10 into clinical trials for patients with cancer. ONC201 entered clinical trials by 2014 and has been found to have anti-tumor activity in patients with GBM (DIPG with H3K27M mutations), prostate cancer, endometrial cancer and other tumor types. Dr. El-Deiry earned MD and PhD degrees from University of Miami School of Medicine and completed internal medicine residency and medical oncology fellowship at the Johns Hopkins Hospital and the Johns Hopkins Oncology Center in Baltimore, Maryland. He has over 400 peer-reviewed publications and 5 edited books.

Erol Fikrig, M.D. is the Waldemar Von Zedtwitz Professor of Medicine (Infectious Diseases) and Professor of Epidemiology (Microbial Diseases) and of Microbial Pathogenesis at the Yale University School of Medicine, where he also serves as Section Chief for Infectious Diseases. Dr. Fikrig is most well-known for the development of the first vaccine against Lyme disease. Dr. Fikrig’s lab investigates vector-borne diseases such as Lyme disease, human granulocytic ehrlichiosis, and West Nile virus. From 2008-2020 Dr. Fikrig was a Howard Hughes Medical Institute (HHMI) investigator at Yale. He completed his M.D. degree at Cornell University.

Family Relationships

Dr. Chirinjeev Kathuria, our Executive Chairman, and Dr. Inderjote Kathuria, our Chief Strategy Officer, are brothers.

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OCEAN BIOMEDICAL’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Unless otherwise indicated or the context requires, references in this section to “Ocean Biomedical,” “we,” “us,” “our” and other similar terms refer to Ocean Biomedical prior to the Business Combination. You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes appearing at the end of this proxy statement. The information contained in this discussion and other parts of this proxy statement include forward-looking statements that involve risks, uncertainties, and assumptions in our business plans, strategy, and related financing. Our actual results could differ materially from the results discussed in or implied by these forward-looking statements. Factors that could contribute or cause such differences include, but are not limited to, the information below and the information discussed in the sections “Risk Factors” and “Cautionary Note Regarding Forward-looking Statements.”

Overview

We are a biopharmaceutical company that seeks to bridge the “bench-to-bedside” gap between medical research discoveries and patient solutions. We do this by leveraging our strong relationships with research universities and medical centers to license their inventions and technologies with the goal of developing them into products that address diseases with significant unmet medical needs. We believe that our differentiated business model positions us to capture inventions created at these institutions that might otherwise fail to be commercialized to benefit patients. Our team of accomplished scientists, business professionals and entrepreneurs bring together the interdisciplinary expertise and resources required to develop and commercialize a diverse portfolio of assets. We are organized around a licensing and subsidiary structure that we believe will enable us to create mutual value both for us and potential licensing partners. We believe this structure, combined with the professional networks of our leadership team members, allows us to opportunistically build a continuous pipeline of promising product innovations through our existing and potential future relationships with research institutions. Our goal is to optimize value creation for each of our product candidates, and we intend to continuously assess the best pathway for each as it progresses through the preclinical and clinical development process—including through internal advancement, partnerships with established companies and spin-outs or initial public offerings, or IPOs—in order to benefit patients through the commercialization of these products. Our current active assets are licensed from Brown University and Rhode Island Hospital. Our scientific co-founders and members of our board of directors, Dr. Jack A. Elias and Dr. Jonathan Kurtis, are both affiliated with Brown University and with Rhode Island Hospital. Our strategy is to accelerate the flow of the academic discoveries and the required clinical development required for these product candidates and advance them commercially. The number of potential opportunities at research universities and medical centers is large, but only a small fraction of these opportunities is currently tapped in the market. The gap remains wide and we believe this presents an attractive opportunity for us to become an industry leader by addressing a need to accelerate the advancement of therapeutics that can address significant unmet medical needs. The core elements that we believe differentiate our business model include:

●	Harnessing inventions and technologies from research universities and medical centers. We are experienced at identifying and sourcing breakthrough discoveries at academic and research institutions, including our current partnerships with Brown University and Rhode Island Hospital.

●	Developing new drug therapies through an operationally efficient, evidence-based and milestone- driven approach. Once we select an asset for development, we pursue what we believe are appropriate development strategies that we aim to execute efficiently by leveraging contract research and contract manufacturing organizations, or CROs and CMOs, and other drug development experts and consultants.

●	Building a diverse portfolio of product candidates. We are evidence-based and program agnostic, meaning that our resources are driven strictly by program progress and milestone achievements. Our approach is to develop multiple diverse programs in parallel which mitigates business risk.

●	Providing attractive economic upside to our partners at research universities and medical centers. We have a structure wherein our parent company houses each program in a subsidiary. We believe this structure is optimal to provide attractive economic incentives to the discovering institution and its researchers.

●	Employing a multi-disciplinary approach to drug discovery and development across our programs. Our business model is based on bringing together the appropriate disciplines and expertise needed for each of our programs and leveraging learnings across programs and disease areas.

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●	Exploiting multiple commercialization options to maximize each program’s value. Throughout the development of our product candidates, we plan to continually assess that program’s potential paths to market, and we will endeavor to identify and maximize commercial value through various options, including internal advancement, partnerships with established companies, and spin-outs or IPOs.

●	Leadership team comprised of academic, scientific and business innovators. We have assembled an industry-leading, multi-disciplinary team consisting of physicians, scientists and business leaders with significant experience in progressing product candidates from early-stage research through clinical trials, regulatory approval and ultimately to commercialization. Although our company has not yet developed or commercialized any biopharmaceutical products, key members of our management team have experience doing so in previous endeavors.

We believe our differentiated business model will enable us to commercialize our products, if approved, and will allow us to replicate our licensing partnerships through aligned incentive structures with research universities and medical centers.

Our pipeline consists of both preclinical and clinical-stage programs. We anticipate moving certain preclinical product candidates in our oncology, fibrosis and/or infectious disease programs into the clinic in the next 12 to 24 months.

On December 31, 2020, we executed a Development and Manufacturing Services Agreement with Lonza AG and affiliate Lonza Sales AG. We engaged Lonza AG (and Lonza affiliates) for the development and manufacture of certain products and services along with assistance in developing the product OCX-253. Under this agreement, Lonza will perform the following key activities in two stages in support of our IND-enabling program plan: first, to perform a manufacturability assessment of the OCX- 253 monoclonal antibody drug candidates, generate or arrange to be generated synthetic genes and single gene vectors and vector constructions, and conduct gene vector construct testing; and second, to generate and assess growth and productivity for cell lines to be used for synthesizing OCX-253 drug candidate. The agreement provides that we will pay for all raw materials and related fees. Further, the agreement stipulates immediate 100% payment of invoices for any stage of work worth less than GBP 50,000, and deferral of 50% of payment for any stage of work worth more than GBP 50,000 to the release of applicable batches or completion of applicable services.

In December 2020, the sole stockholder of Ocean Biomedical contributed 100% of his founders shares in the amount of 17,112,298 shares to Poseidon Bio, LLC (“Poseidon”) which became the sole stockholder of Ocean Biomedical. In February 2021, Poseidon transferred 342,244 shares of Ocean Biomedical’s common stock back to Ocean Biomedical’s founder. In February 2021, Poseidon amended and restated its operating agreement to allow additional members into Poseidon by issuing Class A units and Class B units in which Ocean Biomedical’s founder is the sole Class A unit holder who holds 100% of the voting power of Poseidon. In addition, certain executives and employees were granted Class B unit profit interests in Poseidon. These profit interests grants in Ocean Biomedical’s controlling shareholder were deemed to be transactions incurred by the shareholder and within the scope of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718, Stock Compensation. As a result, the related transactions by the stockholder were pushed down into our condensed consolidated financial statements. As of June 30, 2022, our founder held 100% of the voting power and 68% of the equity interests in Poseidon.

In March 2021, we authorized the issuance of 42,176 shares of common stock in Ocean Biomedical to certain persons who were accredited investors (consisting of friends and family of our company’s employees) at an aggregate offering price of $1.0 million. As of June 30, 2022, we have issued 41,828 shares of common stock at an aggregate offering price of $1.0 million. As of December 31, 2021, a total of 17,496,370 shares of common stock of Ocean Biomedical have been issued and Poseidon held 98% of the voting power of Ocean Biomedical.

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On February 22, 2022, we entered into a Loan Agreement with Second Street Capital, LLC (the “Second Street Loan”), where we borrowed $600,000, which was used to pay a $15,000 loan fee and certain accrued expenses of our company. The Second Street Loan accrues interest at the rate of 15% per annum, with principal and interest due at maturity. We are required to repay the Second Street Loan on the earlier of (i) 5 business days after the Company’s next financing or (ii) May 23, 2022. We issued to Second Street Capital, LLC a warrant to purchase 312,500 shares of Ocean Biomedical’s common stock, with an exercise price of $11.00 per share, exercisable until February 22, 2026. For a period of 180 days from the closing of our next financing, Second Street Capital, LLC has the right to put the warrants to our company in exchange for a payment of $250,000. On April 22, 2022, the Second Street Loan Agreement was amended whereas the maturity date was extended from May 23, 2022 to November 18, 2022. On September 30, 2022, the Second Street Loan Agreement was further amended to extend the maturity date to December 30, 2022. We recognized a loss and recorded the liability of $250,000 for the put option in the condensed consolidated financial statements for the period ended June 30, 2022.

In May 2022, we entered into a second Loan Agreement with Second Street Capital, LLC (the “Second Street Loan 2”), where we borrowed $200,000, which was used to pay a $15,000 loan fee, $15,000 fee for amending the Second Street Loan Agreement to extend the maturity date, and $20,000 next day loan fee. The Second Street Loan 2 accrues interest at the rate of 15% per annum, with principal and interest due at maturity. We issued to Second Street Capital, LLC a warrant to purchase 62,500 shares of Ocean Biomedical’s common stock, with an exercise price of $11.00 per share, exercisable until February 22, 2026. There is no put option associated with this loan. We are required to repay the Second Street Loan 2 on the earlier of (i) 5 business days after our next financing or (ii) November 18, 2022. We recognized a loss of $388,938 for the warrants issued based on the estimated fair value of the awards on the date of grant in our condensed consolidated financial statements for the period ended June 30, 2022.

Since our inception in 2019, we have devoted substantially all of our efforts to organizing Ocean Biomedical, research and development activities, business planning, building our intellectual property positions and providing general and administrative support for these operations. We have not generated any revenue from product sales.

We have incurred significant operating losses since inception. Our ability to generate product revenues sufficient to achieve profitability will depend heavily upon the successful development and eventual commercialization of one or more of our current products or any future products. Our net operating losses were $62.3 million and $12.7 million for the year ended December 31, 2021 and for the six months ended June 30, 2022, respectively. As of December 31, 2021 and June 30, 2022, we had an accumulated deficit of $64.2 million and $76.9 million, respectively. Our current liabilities are $6.7 million and $9.9 million as of December 31, 2021 and June 30, 2022, respectively. The current liabilities consisted of accrued expenses including IPO costs, accounting and legal fees, accrued research and development costs, and short-term loans. We expect that our expense and capital requirements will increase substantially in connection with ongoing activities to commercialize our products in the future. We intend to use the net proceeds from the Business Combination to pay for accrued expenses and contingent liabilities discussed herein. We believe the anticipated net proceeds from the Business Combination will enable us to fund operating expenses and capital expenditure requirements into first quarter 2024.

We expect to continue to generate operating losses for the foreseeable future. Our future viability is dependent on the success of our research and development and our ability to access additional capital to fund our operations. There can be no assurance that our current operating plan will be achieved or that additional funding will be available on terms acceptable to us, or at all.

We are subject to risks and uncertainties common to early-stage companies in the biotechnology industry including, but not limited to, new technological innovations, protection of proprietary technology, dependence on key personnel, compliance with government regulations, and the ability to obtain additional capital to fund operations. Our therapeutic products will require significant additional research and development efforts, including preclinical and clinical testing and regulatory approval prior to commercialization. These efforts require additional capital, adequate personnel and extensive compliance reporting capabilities. There can be no assurance that our research and development will be successfully completed, that adequate protection for our intellectual property will be obtained, that any products developed will obtain necessary government regulatory approval, or that any approved products will be commercially viable.

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In January 2019, we formed three wholly-owned subsidiaries of Ocean Biomedical. In February 2021, we formed a fourth wholly-owned subsidiary. The subsidiaries were formed to organize our therapeutic programs in order to optimize multiple commercialization options and to maximize each program’s value. We anticipate that additional subsidiaries will also be formed in connection with future programs to provide attractive economic upside to our partners at research universities and medical centers. Our license agreements with Brown University and Rhode Island Hospital are licensed or sublicensed directly or indirectly, to the following subsidiaries:

●	Ocean Chitofibrorx, Inc. (January 15, 2019)—Fibrosis program (one license with Elkurt/ Brown University);

●	Ocean Chitorx, Inc. (January 15, 2019)—Oncology programs (three licenses with Elkurt/Brown University);

●	Ocean Sihoma, Inc. (January 15, 2019)—Malaria disease program (one license with Elkurt/ Rhode Island Hospital);

●	Ocean Promise, Inc. (February 12, 2021)—Reserved for future programs.

COVID-19 Pandemic

In March 2020, the World Health Organization declared the global novel coronavirus disease 2019, or COVID-19, a global pandemic. As of September 14, 2022, Ocean Biomedical’s operations have not been significantly impacted by the COVID-19 outbreak. However, the current outbreak of the novel coronavirus, or COVID-19, could materially and adversely affect our results of operations, financial condition and cash flows. The full extent of the impact due to the COVID-19 pandemic will depend on future developments that are highly uncertain, including as a result of new information that may emerge concerning COVID-19 and actions taken to contain or treat COVID-19, as well as the economic impact. Given the uncertainty around the extent and timing of the potential future spread or mitigation efforts related to the current outbreak of COVID-19, the financial impact cannot be reasonably estimated at this time.

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License Agreements

Elkurt/Brown License Agreements

On July 31, 2020, we entered into four separate Exclusive License Agreements, or the Initial Brown License Agreements, with Elkurt, Inc., or Elkurt, a licensee of Brown University. On March 21, 2021, we and Elkurt amended each of the Initial Brown License Agreements. Elkurt is a company formed by our scientific co-founders and members of our Board of directors, Jack A. Elias, M.D., former Dean of Medicine and current Special Advisor for Health Affairs to Brown University, and Jonathan Kurtis, M.D., PhD, Chair of the Department of Pathology and Laboratory Medicine at Brown. Under the Initial Brown License Agreements, Elkurt grants us exclusive, royalty-bearing licenses to patent rights and nonexclusive, royalty-bearing licenses to know-how, solely to make, have made, market, offer for sale, use, and sell licensed products for use in certain fields. On August 31, 2021, the Initial Brown License Agreements were amended to extend the date after which Elkurt can terminate the license agreements if we have not raised at least $10 million in equity financing by April 1, 2022. On March 25, 2022, the Initial Brown License Agreements were amended to extend those termination dates to May 1, 2022. On July 1, 2022, we amended the Initial Brown License Agreements to extend the termination dates to November 1, 2022 and acknowledge the accounts payable due and terms of payment.

On July 2, 2022, we amended the Initial Brown License Agreements to extend the termination dates of the Commercialization Plan of the license agreements to an additional two years. On August 25, 2022, we amended the four Initial Brown License Agreements to extend the termination dates to November 1, 2023 and to extend the termination dates of the Commercialization Plan of the License Agreement from an additional two years to three years. For each of the Initial Brown License Agreements and amendments, we are required to pay Elkurt a maintenance fee of $67,000 increased by interest at the rate of 1% per month from October 15, 2021 until paid. In addition, beginning on January 1, 2022 and each year thereafter until January 1, 2027, we are required to pay an annual License Maintenance Fee of $3,000. Beginning on January 1, 2028, and every year thereafter the annual License Maintenance Fee shall become $4,000 per year. Upon successful commercialization, we are required to pay Elkurt between 0.5% to 1.5% of net sales based on the terms under the Initial Brown License Agreements. In addition, we must pay Elkurt, under each of the Initial Brown License Agreements, 25% of all non-royalty sublicense income prior to the first commercial sale, and 10% of non-royalty sublicense income thereafter, in the event that we enter into sublicenses for the subject intellectual property. If net sales or non-royalty sublicense income are generated from know-how products, the amounts otherwise due (royalty or non-royalty sublicense income) shall be reduced by 50%. As of June 30, 2022, we recorded annual License Maintenance fees of $12,000.

We will also pay Elkurt developmental and commercialization milestone payments for each of the Initial Brown License Agreements ranging from $50,000 for the filing of an Investigational New Drug Application, or IND, or the equivalent outside of the United States, to $250,000 for enrollment of the first patient in a Phase 3 clinical trial in the United States or the equivalent outside of the United States. Ocean Biomedical is also responsible for reimbursement of patent costs. We recorded reimbursement of patent costs as general and administrative costs in the statements of operations as incurred. To date, we have reimbursed patent costs expenses to Brown University in the amount of $268,034.

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The contract term for each of the Initial Brown License Agreements and amendments continues until the later of the date on which the last valid claim expires or ten years. Either party may terminate each of the Initial Brown License Agreements in certain situations, including Elkurt being able to terminate the Initial Brown License Agreements at any time and for any reason after November 1, 2023 if we have not raised at least $10 million in equity financing by then. For the oncology programs, three of the license agreements have been sublicensed to our subsidiary, Ocean Chitorx, Inc., and for the Fibrosis program, one license agreement has been sublicensed to our subsidiary, Ocean Chitofibrorx, Inc.

On September 13, 2022, we entered into an additional Exclusive License Agreement, or the Brown Anti-PfGARP Small Molecules License Agreement, with Elkurt, Inc., or Elkurt, a licensee of Brown University. Under the Brown Anti-PfGARP Small Molecules License Agreement, Elkurt grants us an exclusive, royalty-bearing license to patent rights and a nonexclusive, royalty-bearing license to know-how, solely to make, have made, market, offer for sale, use, and sell licensed products for use in the field of malaria research.

For the Brown Anti-PfGARP Small Molecules License Agreement, we are required to pay Elkurt an initial license fee of $70,000, payable in two installments of $35,000 each on April 1, 2023 and June 30, 2023. Beginning September 13, 2023 we are obligated to pay Elkurt an annual license maintenance fee equal to (a) $3,000 until September 13, 2027, and (b) thereafter, an annual license maintenance fee of $4,000. Upon successful commercialization, we are required to pay Elkurt 1.25% of net sales based on the terms under the Brown Anti-PfGARP Small Molecules License Agreement. In addition, we must pay Elkurt 25% of all non-royalty sublicense income prior to the first commercial sale, and 10% of non-royalty sublicense income thereafter, in the event that we enter into sublicenses for the subject intellectual property. If net sales or non-royalty sublicense income are generated from know-how products, the amounts otherwise due (royalty or non-royalty sublicense income) shall be reduced by 50%.

We will also pay Elkurt developmental and commercialization milestone payments pursuant to the Brown Anti-PfGARP Small Molecules License Agreement ranging from $50,000 for the filing of an IND, or the equivalent outside of the United States, to $250,000 for enrollment of the first patient in a Phase 3 clinical trial in the United States or the equivalent outside of the United States. Ocean Biomedical is also responsible for reimbursement of patent costs.

The contract term for the Brown Anti-PfGARP Small Molecules License Agreement continues until the later of the date on which the last valid claim expires or ten years. Either party may terminate the Brown Anti-PfGARP Small Molecules License Agreement in certain situations, including Elkurt being able to terminate the Brown Anti-PfGARP Small Molecules License Agreement at any time and for any reason after November 1, 2023 if we have not raised at least $10 million in equity financing by then.

Elkurt/Rhode Island Agreement

On January 25, 2021, we entered into an Exclusive License Agreement, or the Rhode Island License Agreement, with Elkurt, Inc., or Elkurt, a licensee of Rhode Island Hospital. On April 1, 2021, September 10, 2021, March 25, 2022, July 1, 2022 and August 26, 2022, we and Elkurt amended the Rhode Island License Agreement. Under the Rhode Island License Agreement, as amended, Elkurt grants us an exclusive, royalty-bearing license to patent rights and a nonexclusive, royalty-bearing license to know-how, solely to make, have made, market, offer for sale, use, and sell licensed products for use in a certain field.

For the Rhode Island License Agreement, we are required to pay Elkurt $110,000, due within 45 days of an equity financing of at least $10 million or May 1, 2022, whichever comes first, and beginning on January 1, 2022, an additional $3,000 annual maintenance fee thereafter, until January 1, 2028, at which point the annual maintenance fee will become $4,000 per year. We are also required to pay Elkurt 1.5% of net sales under the Rhode Island License Agreement. In addition, we must pay Elkurt 25% of all non-royalty sublicense income prior to the first commercial sale, and 10% of non-royalty sublicense income thereafter, in the event that we enter into sublicenses for the subject intellectual property. If net sales or non-royalty sublicense income are generated from know-how products, the amounts otherwise due (royalty or non-royalty sublicense income) shall be reduced by 50%. We will also pay Elkurt developmental and commercialization milestone payments under the Rhode Island Agreement, ranging from $50,000 for the filing of an IND, or the equivalent outside of the United States, to $250,000 for enrollment of the first patient in a Phase 3 clinical trial in the United States or the equivalent outside of the United States. To date, we have total reimbursed patent costs expenses to Rhode Island Hospital in the amount of $123,628.

The contract term for the Rhode Island License Agreement began February 1, 2020 and will continue until the later of the date on which the last valid claim expires or fifteen years. Either party may terminate the License Agreement in certain situations, including Elkurt being able to terminate the license agreement at any time and for any reason by May 1, 2022, if we have not raised at least $10 million in equity financing by then. Currently, the Rhode Island License Agreement is still in effect and the license agreement has been sublicensed to our subsidiary, Ocean Sihoma, Inc. On July 1, 2022, we amended the Elkurt/Rhode Island License Agreement to extend the termination date to November 1, 2022, to extend the termination dates of the Commercialization Plan of the License Agreement to an additional one year, and acknowledge the accounts payable due and terms of payment. On August 26, 2022, we amended the Elkurt/Rhode Island License Agreement to extend the termination date to November 1, 2023 and to extend the termination dates of the Commercialization Plan of the License Agreement from an additional one year to three years.

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Components of Our Results of Operations

Revenue

To date, we have not generated any revenue from any sources, including from product sales, and we do not expect to generate any revenue from the sale of products in the foreseeable future. If our development efforts for our product candidates are successful and result in regulatory approval, or license agreements with third parties, we may generate revenue in the future from product sales. However, there can be no assurance as to when we will generate such revenue, if at all.

Operating Expenses

Research and Development Expenses

To date, research and development expenses consist, or will consist, primarily of costs incurred for our research activities, including the development of our product candidates. We expense research and development costs as incurred, which we expect will include:

●	expenses incurred under our licenses and services agreements; and

●	employee related expenses, including salaries and benefits for personnel engaged in research and development functions.

Research and development expenses for the six months ended June 30, 2022, included:

●	stock-based compensation expense related to the grant by Poseidon, our controlling shareholder, of profit interests in Poseidon to our executives and employees in 2021; and

●	expenses incurred for outside services with our CMO relating to the development of certain of our preclinical assets.

We recognize external development costs based on an evaluation of the progress to completion of specific milestones using information provided to us by our service providers. This process involves reviewing open contracts and purchase orders, communicating with our personnel to identify services that have been performed on our behalf and estimating the level of service performed and the associated cost incurred for the service when we have not yet been invoiced or otherwise notified of actual costs. Such amounts are expensed as the related goods are delivered or the related services are performed, or until it is no longer expected that the goods will be delivered or the services rendered.

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Our direct external research and development expenses consist (or are expected to consist) primarily of external costs, such as fees paid to outside consultants, CROs, CMOs and research laboratories in connection with our preclinical development, process development, manufacturing and clinical development activities. Our direct research and development expenses also include fees incurred under license agreements. We have not allocated and do not expect to allocate employee costs, costs associated with our discovery efforts, laboratory supplies, and facilities, including depreciation or other indirect costs, to specific programs because these costs are or will be deployed across multiple programs and, as such, are not separately classified. We use internal resources primarily to conduct our research and discovery as well as for managing our preclinical development, process development, manufacturing and clinical development activities. These employees work across multiple programs and, therefore, we do not track their costs by program.

Research and development activities are key to our business model. Product candidates in later stages of clinical development generally have higher development costs than those in earlier stages of clinical development, primarily due to the increased size and duration of later stage clinical trials. As a result, we expect that our research and development expenses will increase substantially over the next several years, which will include:

●	expenses incurred under our licenses and services agreements to conduct the necessary preclinical studies and clinical trials required to obtain regulatory approval;

●	expenses incurred under agreements with contract research organizations, or CROs, that are primarily engaged in the oversight and conduct of our drug discovery efforts and preclinical studies, clinical trials and contract manufacturing organizations, or CMOs, that are primarily engaged to provide preclinical and clinical product for our research and development candidates;

●	other costs related to acquiring and manufacturing materials in connection with our drug discovery efforts and preclinical studies and clinical trial materials, including manufacturing validation batches, as well as investigative sites and consultants that conduct our clinical trials, preclinical studies and other scientific development services;

●	employee-related expenses, including salaries and benefits, and stock-based compensation expense for employees engaged in research and development functions; and

●	costs related to compliance with regulatory requirements.

At this time, we cannot reasonably estimate or know the nature, timing and costs of the efforts that will be necessary to complete the preclinical and clinical development of any of our product candidates or when, if ever, material net cash inflows may commence from any of our product candidates. The successful development and commercialization of our product candidates is highly uncertain. This uncertainty is due to the numerous risks and uncertainties associated with product development and commercialization, including the following:

●	scope, progress, outcome and costs of our preclinical development activities, clinical trials and other research and development activities;

●	ability to successfully in-license attractive product candidates from our partners;

●	establishing an appropriate safety and efficacy profile with Investigational New Drug, or IND, enabling studies;

●	successful patient enrollment in and the initiation and completion of clinical trials;

●	the timing, receipt and terms of approvals from applicable regulatory authorities including the FDA and other non-U.S. regulators;

●	the extent of any required post-marketing approval commitments to applicable regulatory authorities;

●	establishing clinical and commercial manufacturing capabilities with third-party manufacturers in order to ensure that we or our third-party manufacturers are able to produce product successfully;

●	development and timely delivery of clinical-grade and commercial-grade drug formulations that can be used in our clinical trials and for commercial launch;

●	launching commercial sales of our product candidates, if and when approved, whether alone or in collaboration with others;

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●	maintaining a continued acceptable safety protocol of our product candidates following any approval; and

●	significant and potential changing government regulations.

Any changes in the outcome of any of these variables with respect to the development of our product candidates in preclinical and clinical development could mean a significant change in the costs and timing associated with the development of these product candidates, such as the FDA or another regulatory authority were to delay our planned start of clinical trials or require us to conduct other clinical trials or testing beyond those that we currently expect or if significant delays in enrollment in any of our planned clinical trials occurred. Such delays or changes may require us to expend significant additional financial resources and time on the completion of clinical development of that product candidate.

General and Administrative Expenses

General and administrative expenses consist, or will consist, primarily of salaries and benefits, travel and stock-based compensation expense for personnel in executive, business development, finance, legal, human resources, information technology, pre-commercial and support personnel functions. General and administrative expenses also include direct and allocated facility-related costs as well as insurance costs and professional fees for accounting and audit services, legal, patent, consulting, investor and public relations.

General and administrative expenses for the six months ended June 30, 2022 included stock-based compensation expense related to the grant by Poseidon, our controlling shareholder, of profits interests in Poseidon to our executives and employees in 2021, accounting and legal fees, and deferred offering costs expensed from the abandonment of the IPO.

We anticipate that our general and administrative expenses will increase in the future as we increase our headcount to support our continued research activities and development of our product candidates and prepare for potential commercialization activities. We also anticipate that we will incur significantly increased accounting, audit, legal, regulatory, tax, compliance with Nasdaq and SEC requirements, and director and officer insurance costs as well as investor and public relations expenses associated with operating as a public company. If and when we believe a regulatory approval of a product candidate appears likely, we anticipate an increase in payroll and other employee-related expenses as a result of our preparation for commercial operations as it relates to the sales and marketing of that product candidate.

Income Taxes

Income taxes are recorded in accordance with FASB ASC 740, Income Taxes, or FASB ASC 740, which provides for deferred taxes using an asset and liability approach. We recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse, and net operating loss, or NOL, carryforwards and research and development tax credit carryforwards. Valuation allowances are provided, if based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. We have recorded a full valuation allowance to reduce our net deferred income tax assets to zero. In the event we were to determine that we would be able to realize some or all of our deferred income tax assets in the future, an adjustment to the deferred income tax asset valuation allowance would increase income in the period such determination was made. As a consequence, Ocean Biomedical has recorded no income tax expense nor benefit for all years presented.

Comparison of the Years Ended December 31, 2021 and 2020

	For the Years Ended December 31,
(in thousands)	2020	2021	$ Change
Revenue	$—	$—	$—
Operating Expenses:
Research and development	49	33,933	33,884
General and administrative	1,603	28,412	26,809
Total operating expenses	1,652	62,345	60,693
Operating loss	(1,652)	(62,345)	(60,693)
Other income/(loss)	(1)	1	2

Net loss	$(1,653)	$(62,344)	$(60,691)

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Operating Expenses

Research and development

Research and development expenses for the year ended December 31, 2021, compared to the year ended December 31, 2020 increased by approximately $33.9 million driven by stock-based compensation expense of approximately $33.6 million related to the grant by Poseidon, our controlling shareholder, of profits interests in Poseidon to our executives and employees. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Ocean Biomedical—Overview” and “Note 5— Common Stock—Stock-Based Compensation for Profit Interests in Poseidon” to Consolidated Financial Statements for the years ended December 31, 2020 and 2021. Increased costs of approximately $0.3 million for outside services relating to the development of certain of our preclinical assets also contributed to the increase.

General and administrative

General and administrative expenses for the year ended December 31, 2021, compared to the year ended December 31, 2020 increased by approximately $26.8 million driven by stock-based compensation expense of approximately $23.0 million related to the grant by Poseidon, our controlling shareholder, of profits interests in Poseidon to our executives and employees. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Overview” and Note 5— Common Stock to our Consolidated Financial Statements for the Years Ended December 31, 2021 and 2020. Deferred offering costs that were expensed in the amount of $3.4 million also contributed to the increase. See Note 10— Deferred Offering Costs to our Consolidated Financial Statements for the Years Ended December 31, 2021 and 2020. Professional costs of approximately $0.4 million related to legal fees and public relations fees also increased.

Other (Expense)

Other income consists of unrealized foreign currency transaction gains/(losses).

Comparison of the Six Months Ended June 30, 2022 and June 30, 2021

	For the Six Months Ended December 31,
(in thousands)	2021	2022	$ Change
Revenue	$—	$—	$—
Operating Expenses:
Research and development	28,077	6,390	(21,687)
General and administrative	21,202	5,620	(15,582)
Total operating expenses	49,279	12,010	(37,269)
Operating loss	(49,279)	(12,010)	37,269
Other income/(loss)	(1)	(698)	(697)
Net loss	$(49,280)	$(12,708)	$36,572

Operating Expenses

Research and development

Research and development expenses for the six months ended June 30, 2022, compared to the six months ended June 30, 2021 decreased by approximately $21.7 million driven by (i) a decrease of stock-based compensation expense of approximately $21.4 million related to the grant by Poseidon, our controlling shareholder, of profits interests in Poseidon to our executives and employees in 2021, 60% of the profits interests granted were immediately vested and the remaining 40% of the profits interests are amortized over 18 months and (ii) a decrease in costs of approximately $0.3 million for outside services relating to the development of certain of our preclinical assets.

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General and administrative

General and administrative expenses for the six months ended June 30, 2022, compared to the six months ended June 30 2021 decreased by approximately $15.6 million driven by (i) a decrease of stock-based compensation expense of approximately $16.7 million related to the grant by Poseidon, our controlling shareholder, of profits interests in Poseidon to our executives and employees in 2021, 60% of the profits interests granted were immediately vested and the remaining 40% of the profits interests are amortized over 18 months, (ii) a decrease in accounting fees of approximately $0.2 million, and (iii) an increase in deferred offering costs expensed in the amount of $1.3 million, including legal fees and printing costs.

Other Income/(Expense)

Other expense for the six months ended June 30, 2022, compared to the six months ended June 30, 2021 increased by approximately $0.7 million driven by (i) an increase in recognized loss on put option right of approximately $0.3 million, and (ii) an increase in recognized loss on the issuance of warrants of approximately $0.4 million. Unrealized foreign currency transaction loss and interest expense were also contributed to the net increase.

Liquidity and Capital Resources

Since our inception, we have incurred significant operating losses. We have not yet commercialized any products and we do not expect to generate revenue from sales of products for several years, if at all. To date, we have funded our operations from the proceeds from the issuance of common stock and debt and through self-funding by our founder. Based on our current operational plans and assumptions, we expect that the net proceeds from the Business Combination and the equity line of credit will be sufficient to fund operations into the first quarter of 2024.

We intend to put $21.4 million of the proceeds from the Business Combination toward the payment of certain accrued expenses, contingency payments due upon a financing event and contingency payments due upon the closing of future capital raises, principally upon the first cumulative capital raise equal to at least $50 million. The payments of certain accrued expenses and contingency payments due upon a financing event total approximately $10.1 million. This includes (i) $8.0 million of accounting and legal fees (ii) $0.9 million of vendor costs, (iii) $0.8 million of short-term debt, and (iv) $0.4 million in contingent license fees. The contingent payments due upon the closing of future capital raises, principally upon the first cumulative capital raise equal to at least $50.0 million, including the proceeds from the business combination transaction, total approximately $11.3 million. These contingent payments consist of $9.7 million of contingent compensation and bonuses to certain members of senior management, $1.4 million of contingent vendor payments, and $0.2 million of related party expense. We have based these estimates on assumptions that may prove to be wrong, and we could utilize our available capital resources sooner than we expect. We cannot guarantee that we will be able to raise additional capital on reasonable terms or at all.

Going Concern Considerations

The accompanying consolidated financial statements are prepared in accordance with GAAP applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

In March 2021, we approved the issuance of 42,176 shares of common stock to certain persons consisting of friends and family of our employees, at an aggregate offering price of $1.0 million. As of June 30, 2022, we issued 41,828 shares of common stock at an aggregate offering price of $1.0 million. We had no cash inflows from operating activities for the six months ended June 30, 2022. As of June 30, 2022, we had minimal cash and a working capital deficiency of $9.1 million. Our current operating plan indicates we will incur losses from operations and generate negative cash flows from operating activities, given anticipated expenditures related to research and development activities and we lack of revenue generating ability at this point in our lifecycle. These events and conditions raise substantial doubt about our ability to continue as a going concern within one year after the date the financial statements are issued.

We will need to raise additional funds in order to advance our research and development programs, operate our business, and meet our future obligations as they come due. We are seeking to complete the Business Combination with AHAC as discussed herein. In the event we do not complete the Business Combination with AHAC, we will seek additional funding through an IPO, private equity financings, debt financings, collaborations, strategic alliances, or marketing, distribution, or licensing arrangements. There is no assurance that we will be successful in obtaining additional financing on terms acceptable to us, if at all, and we may not be able to enter into collaborations or other arrangements. If we are is unable to obtain funding, we could be forced to delay, reduce, or eliminate our research and development programs, which could adversely affect our business prospects and our ability to continue operations.

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The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

Funding Requirements

We expect our expenses to increase substantially in connection with our ongoing activities, particularly as we advance the preclinical activities and clinical trials of our product candidates. In addition, upon the closing of the Business Combination, we expect to incur additional costs associated with operating as a public company, including significant legal, accounting, compliance, investor relations and other expenses that we did not incur as a private company. The timing and amount of our operating expenditures will depend on our ability to:

●	advance preclinical development of our early-stage programs;

●	manufacture, or have manufactured on our behalf, our preclinical and clinical drug material and develop processes for late state and commercial manufacturing;

●	regulatory approvals for any product candidates that successfully complete clinical trials;

●	establish a sales, marketing and distribution infrastructure to commercialize our product candidates for which we may obtain marketing approval and intend to commercialize on our own;

●	hire additional clinical, quality control and scientific personnel; and

●	expand our operational, financial and management systems and increase personnel, including personnel to support our research and clinical development, manufacturing and commercialization efforts and our operations as a public company; and obtain, maintain, expand and protect our intellectual property portfolio.

We believe that the anticipated net proceeds from the Business Combination will enable us to fund our operating expenses and capital expenditure requirements into the first quarter of 2024. We have based this estimate on assumptions that may prove to be wrong, and we could utilize our available capital resources sooner than we expect. We anticipate that we will require additional capital as we seek regulatory approval of our product candidates and if we choose to pursue in-licenses or acquisitions of other product candidates. If we receive regulatory approval for our product candidates, we expect to incur significant commercialization expenses related to product manufacturing, sales, marketing and distribution, depending on where we choose to commercialize. Because of the numerous risks and uncertainties associated with research, development and commercialization of biologic product candidates, we are unable to estimate the exact amount of our working capital.

License Fees

Our contractual obligations are expected to have an effect on our liquidity and cash flows in future periods. Under our license agreements with our academic research institution partners, fixed license maintenance fees of $284,080 are due within 15 days of financing of at least $10 million and $110,000 are due within 30 days of financing of at least $10 million. In addition, under these license agreements, we are also required to make payments upon successful completion and achievement of certain milestones as well as royalty payments upon sales of products covered by such licenses. The payment obligations under the license and collaboration agreements are contingent upon future events such as our achievement of specified development, clinical, regulatory, and commercial milestones. As the timing of these future milestone payments are not known, we have not included these fees in our condensed consolidated balance sheets as of June 30, 2022.

Contingent Compensation

Under the management employment agreements, we have salaries and bonuses that are contingently payable upon financing, collectively called contingent compensation, that are contingently payable based only upon our first cumulative capital raise of at least $50 million. As of June 30, 2022 we have contingent compensation and bonuses in the amount of $9.7 million to certain members of senior management. These amounts will not be paid if the contingencies do not occur. Since the payment of obligations under the employment agreements are contingent upon these future events, which are not considered probable as such future events are deemed outside of our control, we have not included these amounts in its condensed consolidated financial statements.

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Other Contractual Obligations

We have entered and anticipate we will continue to enter into contracts in the normal course of business with external organizations such as CMOs, CROs and other third parties for the manufacture of our product candidates and to support clinical trials and preclinical research studies and testing. We expect that these contracts will be generally cancelable by us, and we anticipate that payments due upon cancellation will consist only of payments for services provided or expenses incurred, including noncancelable obligations of our service providers, up to the date of cancellation. We accrued CMO services in the amount of $394,000 and $389,000 for the year ended December 31, 2021and for the six months ended June 30, 2022, respectively, under the Development and Manufacturing Services Agreement with Lonza AG and affiliate Lonza Sales AG in developing the product OCX-253.

Second Street Capital Loan

On February 22, 2022, we entered into the Second Street Loan pursuant to which we borrowed $600,000, which was used to pay a $15,000 loan fee and certain accrued expenses of our company. The Second Street Loan accrues interest at the rate of 15% per annum, with principal and interest due at maturity. We are required to repay the Second Street Loan on the earlier of (i) 5 business days after our next financing or (ii) May 23, 2022. We issued to Second Street Capital, LLC a warrant to purchase 312,500 shares of Ocean Biomedical’s common stock, with an exercise price of $11.00 per share, exercisable until February 22, 2026. For a period of 180 days from the closing of our next financing, Second Street Capital, LLC has the right to put the warrants to us in exchange for a payment of $250,000. On April 22, 2022, the Second Street Loan Agreement was amended whereas the maturity date was extended from May 23, 2022 to November 18, 2022. We recognized a loss and liability of $250,000 for the put option in our consolidated financial statements for the period ended June 30, 2022.

On September 30, 2022, the Second Street Loan Agreement was further amended to extend the maturity date to December 30, 2022, and to issue to Second Street Capital, LLC an additional warrant to purchase 75,000 shares of Ocean Biomedical’s common stock, with an exercise price of $10.20 per share, exercisable until September 30, 2026.

On April 22, 2022, we entered into a second Loan Agreement with Second Street Capital, LLC (the “Second Street Loan 2”), pursuant to which we borrowed $200,000, which was used to pay a $15,000 loan fee, $15,000 fee for amending the Second Street Loan Agreement to extend the maturity date, and $20,000 next day loan fee. The Second Street Loan 2 accrues interest at the rate of 15% per annum, with principal and interest due at maturity. We issued to Second Street Capital, LLC a warrant to purchase 62,500 shares of Ocean Biomedical’s common stock, with an exercise price of $11.00 per share, exercisable until February 22, 2026. There is no put option associated with this loan. We are required to repay the Second Street Loan 2 on the earlier of (i) 5 business days after our next financing or (ii) November 18, 2022. On September 30, 2022, the Second Street Loan 2 was amended whereby the maturity date was extended from November 18, 2022 to December 30, 2022. We recognized a loss of $388,938 for the warrants issued based on the estimated fair value of the awards on the date of grant.

Cash Flows

To date, we have not generated any revenue. Cash flows to date have resulted from financing activities, including payments made on behalf of the Company by related parties and net proceeds of $1.0 million from issuance of shares of common stock consisting of friends and family of our employees. As of June 30, 2022, our cash balance of approximately $0.4 million is held in a standard checking account. We do not have any cash equivalents. Cash used in operating activities was used to pay legal and accounting fees. Accounts payable and accrued expenses of $6.7 million and $9.9 million as of December 31, 2021 and June 30, 2022, respectively, were recorded. Approximately $9.9 million of this amount will be paid following the receipt of the proceeds from the Business Combination.

Quantitative and Qualitative Disclosures about Market Risk

To minimize the risk in the future, we intend to maintain our portfolio of cash equivalents in institutional market funds that are composed of U.S. Treasury and U.S. Treasury-backed repurchase agreements or short-term U.S. Treasury securities. We do not believe that inflation, interest rate changes, or exchange rate fluctuations had a significant impact on our results of operations for any periods presented herein.

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Critical Accounting Policies and Significant Judgments and Estimates

Our consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America, or GAAP. The preparation of our consolidated financial statements and related disclosures requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, costs and expenses. We base our estimates on historical experience, known trends and events, and various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. We evaluate our estimates and assumptions on an ongoing basis. Our actual results may differ from these estimates under different assumptions or conditions. While our significant accounting policies are described in more detail in Note 2 to our audited consolidated financial statements appearing elsewhere in this proxy statement, we believe that the following accounting policies are those most critical to the judgments and estimates used in the preparation of our consolidated financial statements.

Deferred Offering Costs

For the six month ended June 30, 2022, we expensed $1.3 million of deferred offering costs since we suspended the IPO due to the Business Combination with AHAC.

Stock-Based Compensation for Profit Interests in Poseidon

We account for all stock-based payments to employees and non-employees, including profits interest grants in Poseidon based on their respective grant date fair values. We estimate the fair value of profits interest grants using the Black-Scholes option pricing model, which is affected principally by the estimated fair value of shares of our common stock and requires management to make a number of other assumptions, including the expected life of the profits interest, the volatility of the underlying shares, the risk-free interest rate and expected dividends. Expected volatility is based on the historical share volatility of a set of comparable publicly traded companies over a period of time equal to the expected term of the profits interests. Due to the lack of historical exercise history, the expected term of the profit interests is determined using the “simplified” method. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the award. Expected dividend yield is zero based on the fact that we have never paid cash dividends and do not expect to pay any cash dividends in the foreseeable future. The fair value of common stock underlying our profit interests was estimated by our board of directors considering, among other things, contemporaneous valuations of our common stock prepared by unrelated third-party valuation firms. The profit interests are valued based on the fair value of Poseidon units on the date of grant. Ocean Biomedical expenses stock-based compensation related to these profit interests over the requisite service period using the straight-line method such that recognized compensation expense is at least equal to the vested portion of the awards. All stock-based compensation costs are recorded in research and development expense or general and administrative expense in the consolidated statements of operations based upon the respective employee’s roles within our company. Forfeitures are recorded as they occur.

Segments

We operate and manage the business as one reportable and operating segment, which is the business of discovering and developing therapeutic products in oncology, fibrosis, infectious diseases and inflammation. Our chief executive officer, who is the chief operating decision maker, or CODM, reviews financial information on an aggregate basis for allocating and evaluating financial performance.

Off-Balance Sheet Arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet arrangements, as defined in the rules and regulations of the SEC.

Recently Issued Accounting Pronouncements

A description of recently issued accounting pronouncements that may potentially impact our financial position and results of operations is disclosed in Note 2 to our audited consolidated financial statements included elsewhere in this proxy statement.

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Internal Control over Financial Reporting

Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with U.S. GAAP. Under standards established by the Public Company Accounting Oversight Board, or PCAOB, a deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or personnel, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. The PCAOB defines a material weakness as a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of annual or interim financial statements will not be prevented or detected and corrected on a timely basis.

In connection with the preparation and audits of our financial statements as of 2021 and the review of our financial statements as of June 30, 2022 included elsewhere in this proxy statement, we have identified a material weakness as defined under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and by the Public Company Accounting Oversight Board (United States) in our internal control over financial reporting, as follows:

●	Management does not have adequate staffing in its accounting department and has not yet designed and implemented the appropriate processes and internal controls to support accurate and timely financial reporting.

We have begun taking measures, and plan to continue to take measures, to remediate the material weakness. These measures include hiring or engaging additional accounting personnel with familiarity with reporting under U.S. GAAP, and implementing and adopting additional controls and procedures. Our recruitment efforts to identify additional accounting personnel and implementation of additional accounting processes and controls are underway. Remediation costs consist primarily of additional personnel expenses, which we do not anticipate will have a material impact to our financial statements. See “Risk Factors—Risks Related to New Ocean Biomedical and its Common Stock following the Business Combination.” We may identify additional material weaknesses in the future or otherwise fail to maintain proper and effective internal controls, which may impair our ability to produce accurate financial statements on a timely basis.

However, the implementation of these measures may not be sufficient to remediate the control deficiencies that may lead to a material weakness in our internal control over financial reporting or to prevent or avoid potential future material weaknesses. Moreover, our current controls and any new controls that we develop may become inadequate in the future because of changes in conditions in our business. Furthermore, we may not have identified all material weaknesses and weaknesses in our disclosure controls and internal control over financial reporting may be discovered in the future. If we are unable to successfully remediate our existing or any future material weaknesses in our internal control over financial reporting, or if we identify any additional material weaknesses, the accuracy and timing of our financial reporting may be adversely affected, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports in addition to applicable stock exchange listing requirements, investors may lose confidence in our financial reporting, and our share price may decline as a result.

New Ocean Biomedical also could become subject to investigations by Nasdaq, the SEC, or other regulatory authorities. Any failure to develop or maintain effective controls or any difficulties encountered in its implementation or improvement could harm New Ocean Biomedical operating results or cause it to fail to meet its reporting obligations and may result in a restatement of New Ocean Biomedical financial statements for prior periods, which could cause the price of New Ocean Biomedical common shares to decline.

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EXECUTIVE COMPENSATION

AHAC

None of AHAC’s officers has received any cash compensation for services rendered to us. Commencing on the date of the IPO, we agreed to pay the Sponsor, a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of the Business Combination or our liquidation, AHAC will cease paying these monthly fees. No compensation of any kind, including any finder’s fee, reimbursement, consulting fee or monies in respect of any payment of a loan, will be paid by AHAC to our Sponsor, officers or directors or any affiliate of our sponsor, officers or directors, prior to, or in connection with any services rendered in order to effectuate, the consummation of the Business Combination (regardless of the type of transaction that it is). However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. AHAC’s audit committee reviews on a quarterly basis all payments that were made to AHAC’s Sponsor, officers or directors or our or their affiliates. Any such payments prior to the Business Combination will be made using funds held outside the trust account. Other than quarterly audit committee review of such payments, AHAC does not have any additional controls in place governing our reimbursement payments to our directors and executive officers for their out-of-pocket expenses incurred in connection with identifying and consummating the Business Combination.

After the completion of AHAC’s Business Combination, none of the directors or members of our management team who remain with New Ocean Biomedical will be paid consulting or management fees from New Ocean Biomedical. Any compensation to be paid to New Ocean Biomedical officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.

AHAC has not taken any action to ensure that members of its management team maintain their positions with New Ocean Biomedical after the consummation of the business combination, except that Suren Ajjarapu and Michael Peterson will serve as directors of New Ocean Biomedical and be compensated in the same manner as all other directors of New Ocean Biomedical. This may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of the Business Combination will be a determining factor in our decision to proceed with any potential business combination. AHAC is not party to any agreements with its officers and directors that provide for benefits upon termination of employment.

Ocean Biomedical

The following discussion contains forward-looking statements that are based on our current plans and expectations regarding our future compensation programs. The actual amount and form of compensation that we pay and the compensation policies and practices that we adopt in the future may differ materially from the currently-planned programs that are summarized in this discussion.

The compensation provided to Ocean Biomedical’s Named Executive Officers for the fiscal years ended December 31, 2021 and 2020 is detailed below. Ocean Biomedical’s Named Executive Officers are Ms. Ng and Messrs. Kalra, Inderjote Kathuria, Behr, and Heller.

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2021 Summary Compensation Table

The following table sets forth the compensation paid to Ocean Biomedical’s Named Executive officers for the fiscal years ended December 31, 2020 and 2021.

Name and Principal Position	Year	Salary $	Bonus $	Stock Awards(1) $	Option Awards $	Non-Equity Incentive Plan Compensation $	Nonqualified Deferred Compensation Earnings $	All Other Compensation $	Total $

Elizabeth Ng	2021	—	—	$6,811,560	—	—	—	—	$6,811,560
Chief Executive Officer	2020	—	—	—	—	—	—	—	—

Gurinder Kalra	2021	—	—	$1,135,260	—	—	—	—	$1,135,260
Chief Financial Officer	2020	—	—	—	—	—	—	—	—

Inderjote Kathuria	2021	—	—	$1,135,260	—	—	—	—	$1,135,260
Chief Strategy Officer	2020	—	—	—	—	—	—	—	—

Daniel Behr	2021	—	—	$3,405,780	—	—	—	—	$3,405,780
Executive Vice President and Head of External Innovation and Academic Partnerships	2020	—	—	—	—	—	—	—	—

Jonathan Heller(2)	2021	—	—	$1,702,890	—	—	—	—	$1,702,890
Former Chief Science Officer and Head of Research and Development	2020	—	—	—	—	—	—	—	—

(1)	Amounts in this column represent the aggregate grant date fair value of the profits interests in Poseidon Bio, LLC, our controlling shareholder, granted to each NEO during 2021 calculated in accordance with FASB ASC 718. For additional information regarding the assumptions underlying this calculation, please read Note 5-Common Stock to our audited Consolidated Financial Statements for the Years Ended December 31, 2020 and 2021.

(2)	Mr. Heller resigned from his position with us on July 27, 2021.

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Outstanding Equity Awards at 2021 Fiscal Year-End

The following table sets forth summary information regarding the outstanding equity awards held by Ocean Biomedical’s named executive officers at December 31, 2021.

Name	Number of Shares or Units of Stock That Have Not Vested(1)(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)
Elizabeth Ng	52,700	$0
Gurinder Kalra	18,240	$0
Inderjote Kathuria	8,783	$0
Daniel Behr	26,350	$0
Jonathan Heller(3)	—	$0

(1)	The profits interests in Poseidon Bio, LLC are intended to qualify as “profits interests” for U.S. tax purposes. They do not require the payment of an exercise price, but are economically similar to stock appreciation rights because they have no value for tax purposes as of the grant date and will obtain value only as the value of the underlying value of the security rises above its grant date value, which is referred to as the “Participation Threshold.” Because, in each case, the profits interests in Poseidon Bio, LLC would not have been entitled to any distributions upon a liquidation as of December 31, 2021, we believe that, like stock appreciation rights, they are properly reported as having $0 value as of that date.

(2)	The profits interests in Poseidon Bio, LLC fully vested for Ms. Ng, Messrs. Kathuria and Behr on August 22, 2022 and for Mr. Kalra on April 20, 2022 as described below under “2021 Profits Interest Grants” below.

(3)	Mr. Heller resigned from his position with us on July 27, 2021.

Narrative Disclosures

Offer Letters in Place for Our Named Executive Officer

In 2019 and 2020, Ocean Biomedical entered into an offer letter with each of Ms. Ng and Messrs. Inderjote Kathuria and Behr, who currently serve as executive officers(the “Initial Offer Letters”). Ms. Ng and Messrs. Kalra, Inderjote Kathuria and Behr are referred to as Current Ocean Biomedical’s Named Executive Officers. The Initial Offer Letters set forth the terms and conditions of these individuals’ employment, including initial base salary, sign-on and initial public offering bonus, initial target cash bonus opportunity, initial equity grant, and eligibility to participate in our benefit plans generally, as well as certain severance rights. The Current Ocean Biomedical’s Named Executive Officers did not earn, and were not paid, any compensation under the Initial Offer Letters nor were they granted any equity awards under the Initial Offer Letters.

The Initial Offer letters were superseded by offer letters between Ocean Biomedical and parties to those letters, dated as of February 22, 2021, or the February 2021 Offer Letters, which clarified certain terms set forth in the Initial Offer Letters. Mr. Kalra also entered into a February 2021 Offer Letter. The February 2021 Offer Letters were amended in August 2021 and Mr. Kalra’s Offer Letter was further amended on April 22, 2022. The February 2021 Offer Letters provide for an annual base salary for each of the Current Named Executive Officers, which is payable only upon the Ocean Biomedical’s first cumulative capital raise equal to at least $50 million, subject to their continued employment with the Ocean Biomedical through such payment date. In addition, the February 2021 Offer Letters provide that the Current Named Executive Officers are eligible to earn an annual bonus with a target amount equal to 65% of their base salary. The initial February 2021 Offer Letters provide for a lump sum cash bonus for each of the Current Named Executive Officers upon the completion of the Ocean Biomedical’s first capital raise equal to at least $50 million, or the First Capital Raise, subject to their continued employment with Ocean Biomedical through the payment date, or the First Capital Raise Bonus, and a lump sum cash bonus for each of the Current Named Executive Officers upon the completion of our initial public offering prior to August 31, 2021, (the “Ocean IPO”), subject to their continued employment with Ocean Biomedical through the payment date, or the IPO Bonus. These bonuses were later amended as described below and the IPO Bonus was renamed the First Cumulative Raise Bonus. In the event that a named executive officer’s employment with Ocean Biomedical is terminated by Ocean Biomedical without “cause” or he or she resigns from the Ocean Biomedical for “good reason” he or she will be entitled to receive, subject to execution and delivery of an irrevocable release of claims in favor of Ocean Biomedical and its affiliates within 60 days of such termination, (i) 12 months of base salary continuation, payable over Ocean Biomedical’s regular payroll cycle, (ii) a prorated amount of her annual target bonus, payable over Ocean Biomedical’s regular payroll cycle over 12 months, (iii) full and immediate accelerated vesting of all outstanding and unvested equity awards in Ocean Biomedical, (iv) subject to the completion of the First Capital Raise, the First Capital Raise Bonus, regardless of continued employment through the payment date, (v) subject to the completion of the Ocean IPO, the IPO Bonus, regardless of continued employment through the payment date, and (vi) an extension of the post-termination exercise periods for then-outstanding options, to the extent vested and exercisable as of the date of such termination, for the remainder of their terms. The named executive officers are also eligible to participate in our benefit plans generally and are subject to our standard confidentiality, assignment and nonsolicitation agreement.

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In August 2021, Ocean Biomedical amended the February 2021 Offer Letters, principally to amend when contingent salary and bonuses are due to be paid. Prior to the amendments, certain contingent payments were due upon a successful Ocean IPO. Under the amended agreements, the salaries and bonuses that are contingently payable as described above, including the amounts payable to the Current Named Executive Officers, collectively called contingent compensation, are now contingently payable, subject to the Current Named Executive Officer’s continued employment with Ocean Biomedical, based only upon Ocean Biomedical’s first cumulative capital raise of at least $50 million. These amounts will not be paid if the contingency does not occur. In April 2022, Mr. Kalra’s Offer Letter was further amended to remove the requirement that Mr. Kalra be employed by Ocean Biomedical at the time of Ocean Biomedical’s first cumulative capital raise of at least $50 million in order to receive his contingent salary. Since the payment of obligations under the Offer Letters are contingent upon this future event, which is not considered probable as such future event is deemed outside of our control, we have not included these amounts in Ocean Biomedical’s consolidated financial statements.

The following table sets forth the annual base salary, First Capital Raise Bonus and First Cumulative Raise Bonus contingently payable to Ocean Biomedical’s Current Named Executive Officers:

Name of Current Executive Officer	Annual Base Salary	First Capital Raise Bonus	First Cumulative Raise Bonus (formerly IPO Bonus)
Elizabeth Ng	$500,000	$40,000	$500,000
Gurinder Kalra	$350,000	—	$150,000
Inderjote Kathuria	$200,000	$25,000	$200,000
Daniel Behr	$337,000	$40,000	$337,000

Mr. Heller resigned his position with Ocean Biomedical on July 27, 2021. He was party to a July 2019 Offer Letter and February 22, 2021 Offer Letter, but not the August 2021 amendment. His annual base salary, First Capital Raise Bonus and IPO Bonus were $350,000, $380,000 and $350,000, respectively. Mr. Heller claimed that his resignation was for good reason, which we dispute.

2021 Profits Interest Grants

On February 22, 2021, in lieu of the equity grant promised to our named executive officers in the July 2019 Offer Letters or otherwise, Poseidon Bio, LLC, or Poseidon, our controlling shareholder, granted profits interests to our named executive officers as follows:

Name	Number of Profits Interests Granted
Elizabeth Ng	306,000
Gurinder Kalra	51,000
Inderjote Kathuria	51,000
Daniel Behr	153,000
Jonathan Heller(1)	76,500

(1)	Mr. Heller resigned from his position with us on July 27, 2021.

The profits interests are subject to the terms and conditions of Poseidon’s Amended and Restated Operating Agreement, or the LLC Agreement, and a profits interest agreement. Except for those held by Mr. Kalra, 60% of the profits interests vested immediately upon grant and the remaining 40% vested in equal quarterly installments until all such profits interests fully vested on August 22, 2022. On April 20, 2022, Poseidon and Mr. Kalra entered into an Amended and Restated Grant of Profits Interest, which was retroactive effective to February 22, 2021 and amended and restated certain terms related to the February 22, 2021 profits interest grants. Pursuant to the terms of the Amended and Restated Grant of Profits Interest, 50% of the profits interests vested on immediately upon the grant, 708 profits interest units vested each month until March 31, 2022 and the remaining profits interests fully vested April 20, 2022.

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Employee Benefits and Equity Compensation Plans and Arrangements

Profits Interest Grants

Poseidon Bio, LLC, Ocean Biomedical’s controlling shareholder, has granted profits interests intended to constitute “profits interests” within the meaning of IRS Revenue Procedure 93-27, as clarified by IRS Revenue Procedure 2001-43 to Ocean Biomedical’s employees pursuant to the LLC Agreement, with terms and conditions substantially similar to those for Ocean Biomedical’s Current Named Executive Officers, as described above.

Senior Executive Cash Incentive Bonus Plan

On [●], Ocean Biomedical’s board of directors adopted the Senior Executive Cash Incentive Bonus Plan, or the Bonus Plan, which will become effective upon the Closing. The Bonus Plan will provide for cash bonus payments for certain key executives based upon the attainment of performance targets established by Ocean Biomedical’s compensation committee. The payment targets will be related to financial and operational measures or objectives with respect to New Ocean Biomedical, or corporate performance goals, as well as individual performance objectives.

The New Ocean Biomedical’s compensation committee may select corporate performance goals from among the following: developmental, publication, clinical or regulatory milestones; cash flow (including, but not limited to, operating cash flow and free cash flow); revenue; corporate revenue; earnings before interest, taxes, depreciation and amortization; net income (loss) (either before or after interest, taxes, depreciation and/or amortization); changes in the market price of our common stock; economic value-added; acquisitions, licenses, collaborations or strategic transactions; financing or other capital raising transactions; operating income (loss); return on capital, assets, equity, or investment; stockholder returns; return on sales; total shareholder return; gross or net profit levels; productivity; expense efficiency; margins; operating efficiency; customer satisfaction; working capital; earnings (loss) per share of the company’s common stock; bookings, new bookings or renewals; sales or market shares; number of prescriptions or prescribing physicians; coverage decisions; leadership development, employee retention and recruiting and other human resources matters; operating income and/or net annual recurring revenue, any of which may be measured in absolute terms, as compared to any incremental increase, in terms of growth, as compared to results of a peer group, against the market as a whole, compared to applicable market indices and/or measured on a pre-tax or post-tax basis.

Each executive officer who is selected to participate in the Bonus Plan will have a target bonus opportunity set for each performance period. The bonus formulas will be adopted in each performance period by the compensation committee and communicated to each executive. The corporate performance goals will be measured at the end of each performance period after our financial reports have been published. If the corporate performance goals and individual performance objectives are met, payments will be made as soon as practicable following the end of each performance period, but no later than two and one-half months after the end of the fiscal year in which such performance period ends. Subject to the rights contained in any agreement between the executive officer and New Ocean Biomedical, an executive officer must be employed by New Ocean Biomedical on the bonus payment date to be eligible to receive a bonus payment. The Bonus Plan will also permit New Ocean Biomedical’s compensation committee to approve additional bonuses to executive officers in its sole discretion.

2022 Equity Incentive Plan

Promptly following the Closing of the Business Combination, the New Ocean Biomedical board shall approve and adopt the 2022 Equity Incentive Plan, subject to approval by the Company’s stockholders. For additional information regarding the 2022 Plan, see “Shareholder Proposal No. 4: The Incentive Plan Proposal.”

2022 Employee Stock Purchase Plan

Promptly following the Closing of the Business Combination, the New Ocean Biomedical board shall approve and adopt the 2022 Employee Stock Purchase Plan, subject to approval by the Company’s stockholders. For additional information regarding the 2022 ESPP, see “Shareholder Proposal No 5: The Employee Stock Purchase Plan Proposal.”

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DIRECTOR COMPENSATION

AHAC

During the fiscal year ended December 31, 2021, we did not provide any compensation to our directors for their services on the AHAC board of directors.

Ocean Biomedical

During the fiscal year ended December 31, 2021, Ocean Biomedical did not provide any compensation to its directors for their services on the Ocean Biomedical board of directors.

On February 22, 2021, Ocean Biomedical entered into an offer letter with Chirinjeev Kathuria, or the Kathuria Offer Letter, who currently serves as Ocean Biomedical’s Executive Chairman, which was amended in August 2021. The Kathuria Offer Letter provides for Mr. Kathuria’s annual base salary of $250,000, which is payable only upon the Ocean Biomedical’s first cumulative capital raise equal to at least $50 million, subject to his continued employment with the Ocean Biomedical through such payment date. These amounts will not be paid if this contingency does not occur. Since the payment of obligations under the employment agreements are contingent upon this future event, which is not considered probable as such future events are deemed outside of the Ocean Biomedical’s control, Ocean Biomedical has not included these amounts in its consolidated financial statements. In addition, the Kathuria Offer Letter provides that Mr. Kathuria is eligible to earn an annual bonus with a target amount equal to 65% of his base salary. In the event that Mr. Kathuria’s employment with Ocean Biomedical is terminated by Ocean Biomedical without “cause” or Mr. Kathuria resigns from Ocean Biomedical for “good reason, he will be entitled to receive, subject to his execution and delivery of an irrevocable release of claims in favor of Ocean Biomedical and its affiliates within 60 days of such termination, (i) 12 months of base salary continuation, payable over Ocean Biomedical’s regular payroll cycle, (ii) a prorated amount of his annual target bonus, payable over Ocean Biomedical’s regular payroll cycle over 12 months, (iii) full and immediate accelerated vesting of all outstanding and unvested equity awards in Ocean Biomedical, and (iv) an extension of the post-termination exercise periods for his then-outstanding options, to the extent vested and exercisable as of the date of such termination, for the remainder of their terms. Mr. Kathuria is also eligible to participate in our benefit plans generally and is subject to our standard confidentiality, assignment and nonsolicitation agreement.

See “Certain Relationships and Related Party Transactions—Consulting Agreement with Jonathan Kurtis” and “Certain Relationships and Related Party Transactions—Advisor Agreement with Dr. Jack Elias” for a discussion of a consulting relationships between the Company and Mr. Kurtis and the Company and Dr. Elias not relating to their services as a member of our board of directors.

Non-Employee Director Compensation Policy

The New Ocean Biomedical Board will adopt a non-employee director compensation policy, to be effective as of the Closing. The policy is designed to enable New Ocean Biomedical to attract and retain, on a long-term basis, highly qualified non-employee directors. Under the policy, our non-employee directors will be eligible to receive cash retainers (which will be payable quarterly in arrears and prorated for partial years of service) and equity awards as set forth below:

Annual Retainer for Board Membership
$35,000 for general availability and participation in meetings and conference calls of our Board of Directors
Additional Annual Retainer for Committee Membership
Audit Committee Chairperson:	$15,000
Audit Committee member (other than Chairperson):	$7,500
Compensation Committee Chairperson:	$10,000
Compensation Committee member (other than Chairperson):	$5,000
Nominating and Corporate Governance Committee Chairperson:	$8,000
Nominating and Corporate Governance Committee member (other than Chairperson):	$4,000
Additional Retainer for Chairperson of the Board:	$30,000

In addition, policy will provide that, upon initial election or appointment to the New Ocean Biomedical Board, each new non-employee director will be granted a one-time grant of a non-statutory stock option to purchase [__] shares of New Ocean Biomedical common stock on the date of such director’s election or appointment to the board of directors, or the Director Initial Grant. The Director Initial Grant will vest in substantially equal monthly installments over three years, subject to the director’s continued service as a member of the Board through each applicable vesting date. The Director Initial Grant is subject to full acceleration vesting upon the sale of our company.

The aggregate amount of compensation, including both equity compensation and cash compensation, paid to any non-employee director for service as a non-employee director in a calendar year period will not exceed $1,000,000 in the first calendar year such individual becomes a non-employee director and $750,000 in any other calendar year.

New Ocean Biomedical will reimburse all reasonable out-of-pocket expenses incurred by directors for their attendance at meetings of our board of directors or any committee thereof.

Employee directors will receive no additional compensation for their service as a director.

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MANAGEMENT AFTER THE BUSINESS COMBINATION

Pursuant to the Business Combination Agreement, immediately after the Closing, the Parties shall take all necessary action to designate and appoint to the Post-Closing Purchaser Board eleven (11) directors, including (i) eight (8) persons designated prior to the Closing by Ocean Biomedical, at least four (4) of whom will be independent; (ii) two (2) persons designated prior to the Closing by AHAC; and (iii) one (1) person designated prior to the Closing by mutual agreement of Ocean Biomedical and AHAC. Initially, Ocean Biomedical has designated Dr. Kathuria, Ms. Ng, Dr. Kurtis and Dr. Elias as non-independent directors, and Messrs. Angle, Owens, Ringo and Ms. Berrey as independent directors, AHAC has designated Suren Ajjarapu] as a non-independent director and Michael Peterson as an independent director and the parties have mutually designated [●] as a director.

Executive Officers and Directors After the Business Combination

Upon the consummation of the Business Combination, the business and affairs of New Ocean Biomedical will be managed by or under the direction of the New Ocean Biomedical Board. The proposed New Ocean Biomedical Charter provides for a Board consisting of eleven directors divided into three staggered classes. Each director’s term is subject to the election and qualification of his or her successor, or his or her earlier death, disqualification, resignation or removal. Subject to any rights applicable to any then outstanding preferred stock, any vacancies on the New Ocean Biomedical Board may be filled only by the affirmative vote of a majority of the directors then in office. New Ocean Biomedical’s directors only may be removed for cause by the affirmative vote of the holders of at least two-thirds of New Ocean Biomedical’s voting securities.

The following table sets forth the name, age and position of each of the expected directors and executive officers of New Ocean Biomedical upon consummation of the Business Combination:

Name	Age	Position(s)
Executive Officers:
Elizabeth Ng, MBA	66	Chief Executive Officer and Director
Gurinder Kalra, MBA	56	Chief Financial Officer
Inderjote Kathuria, M.D.	55	Chief Strategy Officer
Daniel Behr, MBA	64	Executive Vice President and Head of External Innovation and Academic Partnerships
Robert Sweeney	57	Chief Accounting Officer
Employee Director:
Dr. Chirinjeev Kathuria, M.D.	57	Founder, Executive Chairman, Director
Non-Employee Directors:
Martin Angle(1)(2)	72	Director
Suren Ajjarapu	52	Director
Michelle Berrey, M.D., MPH(1)(2)(3)	56	Director
Jack Elias, M.D.	71	Director
Jonathan Kurtis, M.D., Ph.D.	55	Director
William Owens(1)(3)	71	Director
Michael Peterson	59	Director
Jerome Ringo(2)(3)	67	Director
[Joint Director]	[__]	Director

Biographies

For the biography of each of the foregoing, see the sections entitled “Business of Ocean Biomedical – Executive Officers and Directors of Ocean Biomedical” and “Information About the Company — Officers and Directors.”

Director Qualification

The officers of New Ocean Biomedical and the New Ocean Biomedical Board following the Business Combination are well qualified as leaders. In their prior positions they have gained experience in core management skills, such as strategic and financial planning, financial reporting, compliance, risk management, and leadership development. New Ocean Biomedical’s officers and directors following the Business Combination also have experience serving on boards of directors and board committees of other public companies and private companies and have an understanding of corporate governance practices and trends, which provides an understanding of different business processes, challenges, and strategies. Further, certain officers and directors have other experience that makes them valuable, such as prior experience in mergers and acquisitions, in financial services, managing and investing in assets.

AHAC believes that the above-mentioned attributes, along with the leadership skills and other experiences of the officers and board members, will provide New Ocean Biomedical with a diverse range of perspectives and judgment necessary to facilitate the goals of the Company and be good stewards of capital.

Family Relationships

Dr. Chirinjeev Kathuria, our Executive Chairman, and Dr. Inderjote Kathuria, our Chief Strategy Officer, are brothers.

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Composition of Our Board of Directors

The New Ocean Biomedical Board will consist of eleven members. In the future, the New Ocean Biomedical nominating and corporate governance committee and Board may consider a broad range of factors relating to the qualifications and background of nominees. The New Ocean Biomedical nominating and corporate governance committee’s and Board’s priority in selecting board members is to identify persons who will further the interests of stockholders through his or her established record of professional accomplishments, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape, and professional and personal experiences and expertise relevant to our growth strategy. Directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal. The New Ocean Biomedical Charter and Bylaws that will become effective immediately prior to the closing of this offering also provide that directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the votes that all our stockholders would be entitled to cast in an annual election of directors, and that any vacancy on the board of directors, including a vacancy resulting from an enlargement of the board of directors, may be filled only by vote of a majority of our directors then in office.

Director Independence

Nasdaq’s rules generally require that a majority of a listed company’s board of directors to be comprised of independent directors. In addition, such rules require that all members of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act.

In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries.

After the Closing, Poseidon Bio, LLC, or Principal Shareholder, will own a majority of our outstanding Common Stock. As a result, we will be a “controlled company” within the meaning of the corporate governance standards of Nasdaq. Under these rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including:

(i) the requirement that a majority of our board of directors consist of “independent directors” as defined under the rules of Nasdaq;

(ii) the requirement that we have a compensation committee that is composed entirely of directors who meet the Nasdaq independence standards for compensation committee members; and

(iii) the requirement that our director nominations be made, or recommended to our full board of directors, by our independent directors or by a nominations committee that consists entirely of independent directors.

Following the Closing, we are permitted to utilize these exemptions. While we do not presently intend to rely on these exemptions, we could decide to utilize these exemptions in the future, as long as we remain a controlled company. If we utilize such exemptions available to controlled companies, we may not have a majority of independent directors, our nominations committee and compensation committee may not consist entirely of independent directors and such committees may not be subject to annual performance evaluations. Accordingly, under these circumstances, you will not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

Upon the Closing, we expect our independent directors, as such term is defined by the applicable rules and regulations of Nasdaq, will be Martin Angle, Dr. Michelle Berrey, William Owens, Jerome Ringo, Michael Peterson and [●].

Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that all members of the Board, except Dr. Chirinjeev Kathuria, Elizabeth Ng, Dr. Jake Kurtis, Dr. Jack Elias, and Suren Ajjarapu are independent directors, including for purposes of the rules of Nasdaq and the SEC. In making such independence determination, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our board of directors deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our board of directors considered the association of our directors with the holders of more than 5% of our common stock. Upon the closing of the Business Combination, we expect that the composition and functioning of New Ocean Biomedical Board and each of its committees will comply with all applicable requirements of Nasdaq and the rules and regulations of the SEC,without relying on exemptions from those rules for controlled companies. Dr. Chirinjeev Kathuria and Elizabeth Ng are not independent directors under these rules because they will be employed as the executive chairman and chief executive officer, respectively, of New Ocean Biomedical. Dr. Jake Curtis and Dr. Jack Elias are not independent directors under these rules because of their consulting arrangements and their ownership of Elkhart, Inc.

Staggered Board

In accordance with the terms of the New Ocean Biomedical Charter and Bylaws that will become effective upon the Closing, the New Ocean Biomedical Board will be divided into three staggered classes of directors and each will be assigned to one of the three classes. At each annual meeting of the stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The terms of the directors will expire upon the election and qualification of successor directors at the annual meeting of stockholders to be held during the years 2023 for Class I directors, 2024 for Class II directors and 2025 for Class III directors.

●	Our Class I directors will be Suren Ajjarapu, Michelle Berrey and Jerome Ringo.

●	Our Class II directors will be Martin Angle, Jack Elias, Michael Peterson and [●]

●	Our Class III directors will be Chirinjeev Kathuria, Jonathan Kurtis, Elizabeth Ng and William Owens.

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The New Ocean Biomedical Charter and Bylaws that will become effective immediately upon the Closing will provide that the number of directors shall be fixed from time to time by a resolution of the majority of the Board of directors.

The division of New Ocean Biomedical Board into three classes with staggered three-year terms may delay or prevent stockholder efforts to effect a change of the Board of directors or a change in control.

Board Leadership Structure and Board’s Role in Risk Oversight

Dr. Chirinjeev Kathuria will serve as New Ocean Biomedical’s executive chairman and Elizabeth Ng as New Ocean Biomedical’s chief executive officer, hence the roles of lead director or chairman and the chief executive officer and president are separated. We plan to keep these roles separated following the Closing. We believe that separating these positions allows our chief executive officer to focus on setting the overall strategic direction of the company, expanding the organization to deliver on our strategy and overseeing our day-to-day business, while allowing a lead director of the board to lead the board of directors in its fundamental role of providing strategic advice. Our board of directors recognizes the time, effort and energy that the chief executive officer is required to devote to her position in the current business environment, as well as the commitment required to serve as our lead director, particularly as the board of directors’ oversight responsibilities continue to grow. While our amended and restated by-laws and corporate governance guidelines do not require that our lead director and chief executive officer positions be separate, our board of directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. Committees of New Ocean Biomedical Board of Directors faces a number of risks, including risks relating to its financial condition, development and commercialization activities, operations, strategic direction and intellectual property as more fully discussed in the section entitled “Risk Factors” appearing elsewhere in this proxy statement. Management is responsible for the day-to-day management of risks Committees of New Ocean Biomedical Board of Directors faces, while New Ocean Biomedical’s board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, New Ocean Biomedical’s board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The role of the board of directors in overseeing the management of New Ocean Biomedical’s risks is conducted primarily through committees of the board of directors, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees. The full board of directors (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management New Ocean Biomedical’s major risk exposures, their potential impact on us, and the steps Committees of New Ocean Biomedical Board of Directors takes to manage them. When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairperson of the relevant committee reports on the discussion to the full board of directors during the committee reports portion of the next board meeting. This enables the board of directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Committees of New Ocean Biomedical Board of Directors

Following the Closing, New Ocean Biomedical will establish an audit committee, a compensation committee and a nominating and corporate governance committee, each of which will operate pursuant to a charter adopted by New Ocean Biomedical’s board of directors and will be effective upon the Closing. Upon the effectiveness of the Closing, the composition and functioning of all of New Ocean Biomedical committees will comply with all applicable requirements of the Sarbanes-Oxley Act of 2002, and with Nasdaq and SEC rules and regulations.

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Audit Committee

Effective upon the Closing, Martin D. Angle, Michelle Berrey and William Owens will serve on the audit committee, which will be chaired by Martin D. Angle. Our board of directors has determined that each member of our audit committee is “independent” for audit committee purposes as that term is defined in the rules of the SEC and the applicable Nasdaq rules, and each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our board of directors has designated Martin D. Angle as an “audit committee financial expert,” as defined under the applicable Nasdaq rules. The audit committee’s responsibilities include:

●	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

●	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

●	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

●	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

●	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

●	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

●	recommending based upon the audit committee’s review and discussions with management and our independent registered public accounting firm whether our audited financial statements shall be included in our Annual Report on Form 10-K;

●	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

●	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

●	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

●	reviewing quarterly earnings releases.

Compensation Committee

Effective upon the Closing, Martin D. Angle, Michelle Berrey and Jerome Ringo will serve on the compensation committee, which will be chaired by Jerome Ringo. Our board of directors has determined that each member of the compensation committee is “independent” as defined in the applicable Nasdaq rules. The compensation committee’s responsibilities include:

●	annually reviewing and recommending to the board of directors the corporate goals and objectives relevant to the compensation of our principal executive officer;

●	evaluating the performance of our principal executive officer in light of such corporate goals and objectives and based on such evaluation: (i) determining cash compensation of our principal executive officer; and (ii) reviewing and approving grants and awards to our principal executive officer under equity-based plans;

●	reviewing and approving or recommending to the board of directors the compensation of our other executive officers;

●	reviewing and establishing our overall management compensation, philosophy and policy;

●	overseeing and administering our compensation and similar plans;

●	evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;

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●	reviewing and approving our policies and procedures for the grant of equity-based awards;

●	reviewing and recommending to the board of directors the compensation of our directors;

●	preparing the compensation committee report required by SEC rules, if and when required, to be included in our annual proxy statement; and

●	reviewing and approving the retention, termination or compensation of any consulting firm or outside advisor to assist in the evaluation of compensation matters.

Nominating and Corporate Governance Committee

Effective upon the Closing, William Owens, Michelle Berrey and Jerome Ringo will serve on the nominating and corporate governance committee, which will be chaired by William Owens. Our board of directors has determined that each member of the nominating and corporate governance committee is “independent” as defined in the applicable Nasdaq rules. The nominating and corporate governance committee’s responsibilities include:

●	developing and recommending to the board of directors criteria for board and committee membership;

●	establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;

●	reviewing the composition of the board of directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;

●	identifying individuals qualified to become members of the board of directors;

●	recommending to the board of directors the persons to be nominated for election as directors and to each of the board’s committees;

●	developing and recommending to the board of directors a code of business conduct and ethics and a set of corporate governance guidelines; and

●	overseeing the evaluation of our board of directors and management.

Our board of directors may from time to time establish other committees.

Compensation Committee Interlocks and Insider Participation

None of the members of the proposed New Ocean Biomedical compensation committee has at any time during the prior three years been one of the officers or employees of Ocean Biomedical or AHAC. None of Ocean Biomedical or AHAC’s executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on New Ocean Biomedical’s board of directors or compensation committee.

Corporate Governance

We intend to adopt a written code of business conduct and ethics, effective upon the Closing, that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Following the Closing, a current copy of the code will be posted on the investor relations section of our website, which is located at https://www.oceanbiomedical.com. The inclusion of our website address in this proxy statement does not incorporate by reference the information on or accessible through our website into this proxy statement. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

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Limitation on Liability and Indemnification Matters

The New Ocean Biomedical Charter, which will become effective upon the Closing, will contain provisions that limit the liability of New Ocean Biomedical’s directors and officers for monetary damages to the fullest extent permitted by Delaware law. Consequently, New Ocean Biomedical’s directors and officers will not be personally liable to New Ocean Biomedical or its stockholders for monetary damages for any breach of fiduciary duties as directors or officers, except liability for:

●	any breach of the director’s or officer’s duty of loyalty to New Ocean Biomedical or its stockholders;

●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

●	any transaction from which the director derived an improper personal benefit.

Each of the New Ocean Biomedical Charter and Bylaws, which will become upon the Closing, will provide that New Ocean Biomedical is required to indemnify its directors and officers, in each case to the fullest extent permitted by Delaware law. The New Ocean Biomedical Bylaws will also obligate New Ocean Biomedical to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether New Ocean Biomedical would otherwise be permitted to indemnify him or her under Delaware law. New Ocean Biomedical will enter and expect to continue to enter into agreements to indemnify New Ocean Biomedical’s directors, executive officers and other employees as determined by its board of directors. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these certificate of incorporation and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. New Ocean Biomedical also maintains directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in the New Ocean Biomedical Charter and Bylaws may discourage stockholders from bringing a lawsuit against New Ocean Biomedical’s directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against New Ocean Biomedical’s directors and officers, even though an action, if successful, might benefit New Ocean Biomedical and its stockholders. Further, a stockholder’s investment may be adversely affected to the extent that New Ocean Biomedical pays the costs of settlement and damage.

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DESCRIPTION OF SECURITIES

Pursuant to the certificate of incorporation of AHAC, AHAC’s authorized capital stock consists of 125,000,000 shares of Class A common stock, 12,500,000 shares of Class B common stock and 1,250,000 shares of undesignated preferred, each having a $0.0001 par value. Following the Business Combination, pursuant to the New Ocean Biomedical Charter, the authorized capital stock of New Ocean Biomedical will consist of 300,000,000 shares of common stock, $0.0001 par value, and 10,000,000 shares of undesignated preferred stock, $0.0001 par value. The following description summarizes the material terms of the capital stock of New Ocean Biomedical after the Business Combination. Because it is only a summary, it may not contain all the information that is important to you.

Common Stock

It is anticipated that, immediately after the Closing of the Business Combination, New Ocean Biomedical will have a total of 37,225,000 shares of New Ocean Biomedical common stock issued and outstanding. The foregoing excludes any outstanding warrants and assumes that (i) there are no redemptions of any shares by AHAC’s Public Stockholders in connection with the Business Combination; (ii) no awards are issued under the 2022 Equity Incentive Plan; and (iii) AHAC does not engage in any kind of additional equity financing prior to the Closing. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by the AHAC’s existing stockholders and the other parties described below in New Ocean Biomedical will be different.

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Unless specified in the New Ocean Biomedical Charter or New Ocean Biomedical Bylaws, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of shares of New Ocean Biomedical common stock that are voted is required to approve any such matter voted on by stockholders.

The New Ocean Biomedical Board will consist of eleven members upon the closing of the Business Combination. In accordance with the New Ocean Biomedical Charter to be filed immediately prior to the Closing of the Business Combination, the New Ocean Biomedical Board will consist of three classes of directors. The initial Class I Directors shall serve for a term expiring at the first annual meeting of stockholders to be held after the filing of the New Ocean Biomedical Charter, the initial Class II Directors shall serve for a term expiring at the second annual meeting of stockholders held after the filing of the New Ocean Biomedical Charter, and the initial Class III Directors shall serve for a term expiring at the third annual meeting of stockholders to be held after the filing of the New Ocean Biomedical Charter. At each meeting of stockholders, directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Notwithstanding the foregoing, the Directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation, death or removal. Any increase or decrease in the number of directors shall be apportioned by the Board among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. Directors will not be able to be removed during their term except for cause and only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the total voting power of the outstanding shares of capital stock entitled to vote in the election of directors, voting together as a single class. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. New Ocean Biomedical stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

All of the outstanding shares of AHAC common stock will convert into shares of New Ocean Biomedical common stock at the Closing of the Business Combination. With certain limited exceptions, the Founder Shares are not transferable, assignable or salable (except to our officers and directors and other persons or entities affiliated with our initial stockholders, each of whom will be subject to the same transfer restrictions) until the earlier of (x) one year from the Closing or (y) subsequent to the Closing, (i) if the reported last sale price of New Ocean Biomedical’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, right issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination and (ii) the date New Ocean Biomedical consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of New Ocean Biomedical’s stockholders having the right to exchange their shares of New Ocean Biomedical common stock for cash, securities or other property.

Preferred Stock

The New Ocean Biomedical Charter provides that shares of preferred stock may be issued from time to time in one or more series. The New Ocean Biomedical Board will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The New Ocean Biomedical Board will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of the New Ocean Biomedical Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of New Ocean Biomedical or the removal of existing management. Although New Ocean Biomedical will not have any preferred stock outstanding at or prior to the date of the Closing of the Business Combination and does not currently intend to issue any shares of preferred stock in connection with the Business Combination, New Ocean Biomedical cannot assure you that it will not do so in the future. No shares of preferred stock are being issued or registered in the Business Combination.

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Warrants Public Warrants. Each whole New Ocean Biomedical Public Warrant entitles the registered holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the Business Combination. However, no Public Warrants will be exercisable for cash unless New Ocean Biomedical has an effective and current registration statement covering the shares of common stock issuable upon exercise of the Public Warrants and a current proxy statement relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the Public Warrants is not effective within a specified period following the consummation of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when New Ocean Biomedical shall have failed to maintain an effective registration statement, exercise Public Warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their Public Warrants on a cashless basis. In such event, each holder would pay the exercise price by surrendering the Public Warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the Public Warrants, multiplied by the difference between the exercise price of the Public Warrants and the “fair market value”(defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the shares of common stock for the five trading days ending on the trading day prior to the date of exercise. The warrants will expire on the fifth anniversary of the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

New Ocean Biomedical may call the Public Warrants for redemption, in whole and not in part, at a price of $0.01 per warrant,

●	at any time after the warrants become exercisable,
●	upon not less than 30 days’ prior written notice of redemption to each warrant holder,
●	if, and only if, the reported last sale price of the shares of common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30-trading-day period commencing after the warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and
●	if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants.

The right to exercise will be forfeited unless the Public Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a Public Warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for the Public Warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the Public Warrants for redemption as described above, New Ocean Biomedical management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the shares of common stock for the five trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

The Public Warrants were issued in registered form under a warrant agreement. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision but requires the approval, by written consent or vote, of the holders of at least 50% of the then-outstanding Public Warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of shares of common stock issuable on exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices.

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The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the shares of common stock outstanding.

No fractional shares will be issued upon exercise of the Public Warrants. If, upon exercise of the Public Warrants, a holder would be entitled to receive a fractional interest in a share, New Ocean Biomedical will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

The Warrant Agreement provides that, subject to applicable law, any action, proceeding or claim against New Ocean Biomedical, as the successor or assignor of AHAC, arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding, or claim. See the section entitled “Risk Factors — Risks Related to Our Securities — The New Ocean Biomedical Charter requires, to the fullest extent permitted by law, that derivative actions brought in New Ocean Biomedical’s name, as applicable, against their respective directors, officers, other employees, or stockholders for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware, which may have the effect of discouraging lawsuits against AHAC’s or New Ocean Biomedical’s directors, officers, other employees or stockholders, as applicable.” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Private Placement Warrants. Except as described below, the Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants, including as to exercise price, exercisability, redemption, and exercise period. The Private Placement Warrants, so long as they are held by the Sponsor, or its permitted transferees, (i) may not (including the common stock shares issuable upon exercise of these warrants), subject to certain limited exceptions, including transfers to officers, directors, consultants and other persons or entities affiliated with the Sponsor, be transferred, assigned or sold by the holders until 30 days after the completion of the Business Combination, and (ii) will be entitled to registration rights.

Second Street Capital Loan. Ocean Biomedical issued warrants to Second Street Capital, LLC in connection with the Second Street Loan and Second Street Loan 2, and subsequent amendments, pursuant to which Ocean Biomedical borrowed $800,000. In connection with the Second Street Loan, Ocean Biomedical issued Second Street Capital a warrant to purchase 312,500 shares of its common stock, with an exercise price of $11.00 per share, exercisable until February 22, 2026. For a period of 180 days from the closing of Ocean Biomedical’s next financing, Second Street Capital has the right to put the warrants to Ocean Biomedical. As consideration for an extension of the Second Street Loan’s maturity date, Ocean Biomedical subsequently issued Second Street Capital an additional warrant to purchase 75,000 shares of its common stock, with an exercise price of $10.20 per share, exercisable until September 30, 2026. In connection with the Second Street Loan 2, Ocean Biomedical issued a warrant to Second Street Capital to purchase 62,500 shares of Ocean Biomedical’s common stock, with an exercise price of $11.00 per share, exercisable until February 22, 2026. There is no put option associated with this warrant. Ocean Biomedical is in the process of amending the warrants with Second Street Capital to make them exercisable for a total of [●] shares of New Ocean Biomedical, at an exercise price of $[●] per share, following the Closing. State Street Capital can exercise the warrants by payment of the exercise price or through a cashless exercise, receiving only the number of shares which represents the value of the difference between fair market value of the shares and the exercise price.

Dividends

New Ocean Biomedical does not intend to pay cash dividends on its common stock. The payment of cash dividends will be dependent upon New Ocean Biomedical’s revenues and earnings, if any, capital requirements and general financial conditions. The payment of any cash dividends will be within the discretion of the New Ocean Biomedical Board at such time. Further, New Ocean Biomedical’s ability to declare dividends may be limited by restrictive covenants contained in the agreements governing New Ocean Biomedical’s indebtedness.

Our Transfer Agent and Warrant Agent

The transfer agent for New Ocean Biomedical common stock and warrant agent for the Public Warrants will be Continental Stock Transfer & Trust Company. New Ocean Biomedical has agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law and the New Ocean Biomedical Charter and the New Ocean Biomedical Bylaws

Limitations on Business Combinations

New Ocean Biomedical will be subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●	a stockholder who owns 15% or more of New Ocean Biomedical’s outstanding voting stock (otherwise known as an “interested stockholder”);

●	an affiliate of an interested stockholder; or

●	an associate of an interested stockholder for three years following the date that the stockholder became an interested stockholder.

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A “business combination” includes a merger or sale of New Ocean Biomedical’s assets with a market value of 10% or more of its aggregate market value of all of its assets or of all of its outstanding stock. However, the above provisions of Section 203 do not apply if:

●	the New Ocean Biomedical Board approves the transaction that made the stockholder an “interested stockholder” prior to the date of the transaction;

●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of New Ocean Biomedical’s voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

●	on or subsequent to the date of the transaction, the initial business combination is approved by the New Ocean Biomedical Board and authorized at a meeting of New Ocean Biomedical’s stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Under certain circumstances, Section 203 of the DGCL will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with New Ocean Biomedical for a three-year period. This provision may encourage companies interested in acquiring New Ocean Biomedical to negotiate in advance with the New Ocean Biomedical Board because the stockholder approval requirement would be avoided if the New Ocean Biomedical Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. Section 203 of the DGCL also may have the effect of preventing changes in the New Ocean Biomedical Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

The New Ocean Biomedical Charter contains a prohibition on New Ocean Biomedical engaging in a business combination with an interested stockholder for a period of three years following becoming an interested stockholder unless (i) approved by the Board prior to the person becoming an interested stockholder, (ii) the interested stockholder owning at least 85% of the voting stock of the company at the time the transaction commenced or (ii) approved by the Board and at least 66 2/3% of the outstanding stock of the company not owned by the interested stockholder. An interested stockholder includes persons owning 15% or more of the company’s voting stock. This provision can only be amended with the affirmative vote of not less than two thirds (2/3) of the outstanding shares of each class entitled to vote thereon as a class.

The New Ocean Biomedical Charter provides that the New Ocean Biomedical Board is classified into three classes of directors. As a result, in most circumstances, a person can gain control of the New Ocean Biomedical Board only by successfully engaging in a proxy contest at two or more annual meetings.

Authorized But Unissued Shares

New Ocean Biomedical’s authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval (including a specified future issuance) and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions, and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of New Ocean Biomedical by means of a proxy contest, tender offer, merger, or otherwise.

Exclusive Forum for Certain Lawsuits

The New Ocean Biomedical Charter requires, to the fullest extent permitted by law, that derivative actions brought in New Ocean Biomedical’s name, actions against any current or former directors, officers, employees, or stockholders of New Ocean Biomedical for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware, or if such court does not have subject matter jurisdiction, the federal district court of the State of Delaware. The New Ocean Biomedical Charter also requires, to the fullest extent permitted by applicable law, the federal district courts of the United States to be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act. These provisions can only be amended with the affirmative vote of not less than two thirds (2/3) of the outstanding shares of each class entitled to vote thereon as a class. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that these provisions are unenforceable, and to the extent they are enforceable, the provisions may have the effect of discouraging lawsuits against New Ocean Biomedical’s directors and officers, although the New Ocean Biomedical stockholders will not be deemed to have waived New Ocean Biomedical’s compliance with federal securities laws and the rules and regulations thereunder.

Special Meeting of Stockholders

The New Ocean Biomedical Bylaws provide that special meetings of our stockholders may be called only by a resolution adopted by the New Ocean Biomedical Board and only matters set forth in the notice of a special meeting of stockholders may be considered or acted on at the special meeting.

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Advance Notice Requirements for Stockholder Proposals and Director Nominations

The New Ocean Biomedical Bylaws provide that stockholders seeking to bring business before New Ocean Biomedical’s annual meeting of stockholders, or to nominate candidates for election as directors at New Ocean Biomedical’s annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the company secretary at New Ocean Biomedical’s principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14-8 of the Exchange Act, proposals seeking inclusion in New Ocean Biomedical’s annual proxy statement must comply with the notice periods contained therein. Pursuant to Rule 14a-19 of the Exchange Act, stockholders seeking to solicit proxies in support of nominees, other than New Ocean Biomedical’s nominees must comply with certain notice periods contained therein. The New Ocean Biomedical Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude New Ocean Biomedical’s stockholders from bringing matters before New Ocean Biomedical’s annual meeting of stockholders or from making nominations for directors at New Ocean Biomedical’s annual meeting of stockholders.

Action by Written Consent

Any action required or permitted to be taken at any annual and special meeting of stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with the DGCL and may not be taken by written consent of the stockholders without a meeting.

Removal of Directors

The New Ocean Biomedical Charter provides that directors may only be removed for cause and only by the affirmative vote of holders of not less than two thirds (2/3) of the voting power of all the outstanding shares of capital stock entitled to vote in the election of directors, voting as a single class, subject to the rights of the Preferred Stock to elect and remove directors. Written notice, including the alleged grounds for removal, must be given to the director at least 45 days prior to the annual or special meeting at which it is proposed to remove a director from office.

Amendment of Bylaws

The New Ocean Biomedical Charter provides that the New Ocean Biomedical Bylaws may be adopted, amended, altered or repealed by the stockholders of New Ocean Biomedical, provided, however, that in addition to any vote of the holder of any class or series of capital stock of New Ocean Biomedical required by law or by the New Ocean Biomedical Charter including any Preferred Stock Designations, the affirmative vote of holders of not less than two thirds (2/3) of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, is required for stockholders to adopt, amend, alter or repeal the Bylaws.

Charter Amendments

The New Ocean Biomedical Charter provides that the Charter may be amended, altered, changed or repealed as prescribed by the DGCL, which generally requires approval of a majority of the outstanding shares of capital stock entitled to vote on the same; provided, however, that the affirmative vote of not less than two thirds (2/3) of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend, alter, change or repeal certain provisions of the New Ocean Biomedical Charter, including the prohibition on action by stockholders by written consent, the prohibition on stockholders calling special meetings, the provisions described under “Composition of the Board”, “Removal of Directors”, “Amendment of Bylaws” and “Charter Amendment” and the provisions limiting the liability of directors as permitted under the DGCL.

Newly Created Directorships and Vacancies

The New Ocean Biomedical Charter provides that newly created directorships resulting from an increase in the number of directors and any vacancies on the Board can only be filled by majority vote of the remaining directors then in office. This provision can only be amended with the affirmative vote of not less than two thirds (2/3) of the outstanding shares of each class entitled to vote thereon as a class.

Listing of New Ocean Biomedical Securities

It is anticipated that New Ocean Biomedical’s common stock and Public Warrants will be traded on the Nasdaq Stock Market under the symbols “OCEA” and “OCEAW” respectively, following the closing of the Business Combination.

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BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding (i) the actual beneficial ownership of AHAC Common Stock as of [●], 2022, the record date, and (ii) expected beneficial ownership of the New Ocean Biomedical, post-combination company, common stock immediately following the Closing, assuming that no Public Shares are redeemed, and alternatively that the maximum (100%) Public Shares are redeemed, by:

●	each person who is, or is expected to be, the beneficial owner of more than 5% of issued and outstanding shares of AHAC Common Stock or of the New Ocean Biomedical common stock;

●	each of AHAC’s current executive officers and directors;

●	each person who will become an executive officer or director of the New Ocean Biomedical post-Business Combination; and

●	all executive officers and directors of AHAC as a group pre-Business Combination and all executive officers and directors of the New Ocean Biomedical post-Business Combination.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Unless otherwise indicated, AHAC believes that all persons named in the table have sole voting and investment power with respect to all shares of AHAC Common Stock beneficially owned by them.

The beneficial ownership of shares of AHAC Common Stock pre-Business Combination is based on 18,636,000 shares of AHAC Common Stock (including 10,600,000 Public Shares, 5,411,000 placement shares underlying the Private Placement Warrants, and 2,625,000 Founder Shares) issued and outstanding as of June 30, 2022.

The beneficial ownership information below excludes the shares underlying the Public Warrants and the Private Placement Warrants because those securities are not exercisable within 60 days of this proxy statement and are contingent upon the consummation of the Business Combination. The beneficial ownership information below and also excludes the shares expected to be issued or reserved under the 2022 Plan.

The expected beneficial ownership of shares of the New Ocean Biomedical common stock post-Business Combination assuming none of the Public Shares are redeemed has been determined based upon the following: (i) that no Public Stockholders exercise their redemption rights (no redemptions scenario), (ii) that none of the investors set forth in the table below has purchased or purchases shares of AHAC Common Stock (pre-Business Combination) or New Ocean Biomedical common stock (post-Business Combination), (iii) that 24,000,000 shares of New Ocean Biomedical common stock are issued in the Business Combination, and (iv) there will be an aggregate of 37,225,000 shares of the New Ocean Biomedical common stock issued and outstanding at Closing.

The expected beneficial ownership of shares of New Ocean Biomedical common stock post-Business Combination assuming the maximum number of Public Shares have been redeemed has been determined based on the following: (i) that holders of 10,500,000 Public Shares exercise their redemption rights (maximum redemption scenario), (ii) that none of the investors set forth in the table below has purchased or purchases shares of AHAC Common Stock (pre-Business Combination) or the New Ocean Biomedical common stock (post-Business Combination), (iii) that 24,000,000 shares of the New Ocean Biomedical common stock are issued in the Business Combination, and (iv) there will be an aggregate of 37,225,000 shares of the New Ocean Biomedical common stock issued and outstanding at Closing.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.

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					After the Business Combination
					Assuming No		Assuming Maximum
	Before the Business Combination				Redemption		Redemption
	Number of		Number of		Number of shares of		Number of shares of
Name and	shares of		Ocean		New Ocean		New Ocean
Address of	AHAC		Biomedical		Biomedical		Biomedical
Beneficial	Common		Capital		Common		Common
Owner(1)	Stock(2)%		Stock	%	Stock	%	Stock	%
Directors and Executive Officers of AHAC:
Suren Ajjarapu(1)	2,625,000	19.8%	—	—	2,625,000	7.0%	2,625,000	9.8%
Howard A. Doss	—	—	—	—
Michael L. Peterson	—	—	—	—
Venkatesh Srinivasan	—	—
Donald G. Fell	—	—	—	—
Siva Saravanan	—	—
All Directors and Executive Officers of AHAC as a Group (Six Individuals)	2,625,000	19.8%	—	—	2,625,000	7.0%	2,625,000	9.8%

Five Percent Holders of AHAC:
Aesther Healthcare Sponsor, LLC (our Sponsor)(4)	2,625,000	19.8%	—	—	2,625,000	7.0%	2,625,000	9.8%
Space Summit Capital LLC	600,000	4.5%	—	—
Saba Capital Management, L.P.	726,289	5.5%	—	—
Beryl Capital Partners II LP	673,677	5.1%	—	—

Directors and Executive Officers of New Ocean Biomedical After Consummation of the Business Combination:
Dr. Chirinjeev Kathuria, M.D.	—	—	17,454,542	99.76%	23,942,400	64.3%	23,942,400	89.6%
Elizabeth Ng	—	—	—	—	—	—	—	—
Gurinder Kalra	—	—	—	—	—	—	—	—
Inderjote Kathuria, M.D.	—	—	—	—	—	—	—	—
Daniel Behr	—	—	—	—	—	—	—	—
Jonathan Kurtis, M.D., Ph.d.	—	—	—	—	—	—	—	—
William Owens	—	—	—	—	—	—	—	—
Jerome Ringo	—	—	—	—	—	—	—	—
Michelle Berrey	—	—	—	—	—	—	—	—
Martin D Angle	—	—	—	—	—	—	—	—
Robert J. Sweeney	—	—	—	—	—	—	—	—

All Directors and Executive Officers of New Ocean Biomedical as a Group (Fourteen Individuals)			17,454,542	99.76%	23,942,400	64.3%	23,942,400	89.6%

Five Percent Holders of New Ocean Biomedical After Consummation of the Business Combination:
Poseidon Bio, LLC	—	—	17,112,298	97.80%	23,472,000	63.1%	23,472,000	87.8%
Dr. Chirinjeev Kathuria, M.D.	—	—	100	100.00%	23,942,400	64.3%	23,942,400	89.6%
Suren Ajjarapu			17,454,542	99.76%	2,625,000	7.0%	2,625,000	9.8%

*	Less than 1%

(1)	Represents shares held by Aesther Healthcare Sponsor, LLC, our sponsor. Suren Ajjarapu is the managing member of our sponsor and may be deemed to have beneficial ownership of the common stock held directly by our sponsor. Each such person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly.

(2)	Interests shown consist solely of Founder Shares, classified as shares of Class B common stock, and AHAC Class A common stock. Founder Shares are convertible into shares of AHAC Class A common stock on a one-for-one basis, subject to adjustment.

The following tables summarize the pro forma AHAC shares of New Ocean Biomedical common stock issued and outstanding immediately after the Business Combination both on an issued and outstanding share and diluted basis, after giving effect to the Per Share Stock Consideration Rate, presented under the four redemption scenarios:

Issued and Outstanding Share	No(1)%		Low(2)%		High(3)%		Maximum(4)%
Basis	Redemption	Owned	Redemption	Owned	Redemption	Owned	Redemption	Owned
AHAC Public Shares	10,600,000	28.5%	7,975,000	23.0%	2,725,000	9.3%	100,000	0.4%
AHAC Founder Shares	2,625,000	7.0%	2,625,000	7.6%	2,625,000	8.9%	2,625,000	9.8%
AHAC shares issued in the merger	24,000,000	64.5%	24,000,000	69.4%	24,000,000	81.8%	24,000,000	89.8%
Pro Forma common stock at June 30, 2022	37,225,000	100.0%	34,600,000	100.0%	29,350,000	100.0%	26,725,000	100.0%

Diluted	No	%	Low	%	High	%	Maximum	%
Basis(5)	Redemption	Owned	Redemption	Owned	Redemption	Owned	Redemption	Owned
AHAC Public Shares	10,600,000	28.5%	7,975,000	23.0%	2,725,000	9.3%	100,000	0.4%
AHAC Founder Shares	2,625,000	7.0%	2,625,000	7.6%	2,625,000	8.9%	2,625,000	9.8%
AHAC shares issued in the merger	24,000,000	64.5%	24,000,000	69.4%	24,000,000	81.8%	24,000,000	89.8%
Pro Forma common stock at June 30, 2022	37,225,000	100.0%	34,600,000	100.0%	29,350,000	100.0%	26,725,000	100.0%

(1) Assumes none of the AHAC Public Shares are redeemed.

(2) Assumes 2,625,000 of the AHAC Public Shares are redeemed.

(3) Assumes 7,875,000 of the AHAC Public Shares are redeemed.

(4) Assumes all of the AHAC Public Shares are redeemed, except for 100,000 shares, required not to be redeemed to satisfy the [minimum cash] closing condition.

(5) Diluted Basis is the same as Issued and Outstanding Share Basis as there are no options outstanding.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Related Party Transactions

Founder Shares

On June 30, 2021, Sponsor purchased 2,875,000 Class B common stock shares for an aggregate purchase price of $25,000, or approximately $0.009 per share. Prior to the initial investment in AHAC of $25,000 by our Sponsor, AHAC had no assets, tangible or intangible. The per share purchase price of the Founder Shares was determined by dividing the amount of cash contributed to AHAC by the aggregate number of Class B shares issued. The number of Founder Shares issued was determined based on the expectation that the founder shares would represent 20% of the outstanding shares after the IPO (excluding the placement warrants and underlying securities). The Sponsor subsequently forfeited 250,000 shares of AHAC Class B common stock so that the AHAC Class B shares represent 20% of the outstanding AHAC common stock.

Registration Rights

The holders of the AHAC Class B common stock, placement warrants, and warrants that may be issued upon conversion of working capital loans, and any shares of AHAC Class A common stock issuable upon the exercise of the placement warrants and any warrants (and underlying AHAC Class A common stock) that may be issued upon conversion of working capital loans and AHAC Class A common stock issuable upon conversion of the Founder Shares, are entitled to registration rights pursuant to a registration rights agreement, requiring us to register such securities for resale (in the case of the AHAC Class B common stock, only after conversion to our AHAC Class A common stock). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. The registration rights agreement does not contain liquidated damages or other cash settlement provisions resulting from delays in registering our securities. AHAC bears the expenses incurred in connection with the filing of any such registration statements.

Office Space and Related Support Services

AHAC’s Sponsor as of August 31, 2022, is entitled to receive reimbursement of an aggregate of $10,000 per month under an administrative support agreement for office space, secretarial and administrative support provided to AHAC, for which Sponsor has already been paid $115,000.

Related Party Loans

In order to finance transaction costs in connection with an intended initial business combination, the Sponsor, an affiliate of the Sponsor or certain of AHAC’s officers and directors may, but is not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). If AHAC completes an initial business combination, the Company would repay such loaned amounts out of the proceeds of the Trust Account released to New Ocean Biomedical. Otherwise, such loans would be repaid only out of funds held outside the Trust Account. In the event that the initial business combination does not close, AHAC may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from the Trust Account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into Private Placement Warrants of New Ocean Biomedical, at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the Private Placement Warrants issued to the Sponsor. As of July 12, 2021, no such Working Capital Loans were outstanding.

Founders’ Letter Agreement

Sponsor and officers and directors of AHAC have entered into a letter agreement with AHAC, pursuant to which they have agreed to (i) waive their redemption rights with respect to shares of AHAC Class A or Class B common stock held by them in connection with the completion of AHAC’s initial business combination, (ii) waive their redemption rights with respect to any shares of AHAC Class A common stock or Class B common stock held by them in connection with a stockholder vote to approve an amendment to our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or certain amendments to our charter prior thereto or to redeem 100% of our Public Shares if we do not complete our initial business combination within 12 months from the closing of this offering or during any extended time in which we have to consummate a business combination beyond the aforementioned period as a result of a shareholder vote to amend our amended and restated certificate of incorporation (an “Extension Period”) or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity and (iii) waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if we fail to complete our initial business combination within 18 months or during any Extension Period from the closing of AHAC’S IPO, although they will be entitled to liquidating distributions from the trust account with respect to any Class A common stock they hold if AHAC fails to complete its initial business combination within the prescribed time frame.

Pursuant to the letter agreement, Sponsor, and AHAC’s officers and directors have agreed to vote any AHAC Class A common stock or Class B common stock held by them in favor of our initial business combination. As a result, in the event that only the minimum number of shares representing a quorum is present at a stockholders’ meeting held to vote on the Business Combination, in addition to the AHAC Class B common stock, AHAC needs only 4,000,725 or 37.7%, of the 10,060,000 Public Shares to be voted in favor of the Business Combination in order to have our initial business combination approved. In the event that all shares of our outstanding common stock are voted, AHAC needs 6,625,725 or 50.1%, of the 10,600,000 Public Shares to be voted in favor of an initial business combination in order to have the Business Combination approved.

Ocean Biomedical Related Party Transactions

In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements, with Ocean Biomedical’s directors and executive officers, including those discussed in the sections entitled “Executive Compensation” and “Director Compensation,” and the Registration Rights Agreement, Lock-up Agreement and Non-Competition Agreement described in the section entitled “Shareholder Proposal No. 1: The Business Combination Proposal – Related Agreements,” the following is a description of each transaction since Ocean Biomedical’s inception and each currently proposed transaction in which:

●	Ocean Biomedical has been or is to be a participant;

●	the amounts involved exceeded or will exceed the lesser of $120,000 or one percent of the average of Ocean Biomedical’s total assets at year-end for the fiscal years ending December 31, 2020 and 2021; and

●	any of Ocean Biomedical’s directors, executive officers or holders of more than 5% of its capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Transactions with Poseidon Bio, LLC

In December 2020, Chirinjeev Kathuria, the then sole shareholder of Ocean Biomedical, contributed 100% of his shares to a then-wholly-owned entity, Poseidon Bio. In February 2021, Poseidon transferred 342,244 shares back to Chirinjeev Kathuria and Ocean Biomedical’s employees and the remaining members of its management team became members of Poseidon. Poseidon’s sole asset is 17,112,298 shares of the Ocean Biomedical’s common stock, and voting and investment authority over those shares is controlled by Poseidon’s five-member board of managers, which consists of Chirinjeev Kathuria, Elizabeth Ng, Daniel Behr, Dr. Jack Elias and Jonathan Kurtis.

License Agreements with Elkurt, Inc.

On July 31, 2020, the Company entered into the Initial Brown License Agreements with Elkurt, Inc., or Elkurt, a licensee of Brown University. The Company amended each of the Initial Brown License Agreements on March 21, 2021, August 31, 2021, March 25, 2022, July 1, 2022, July 2, 2022 and August 25, 2022. On September 13, 2022, the Company entered into the Brown Anti-PfGARP Small Molecules License Agreement with Elkurt. Elkurt is a company formed by Ocean Biomedical’s scientific co-founders Jack A. Elias, M.D., former Dean of Medicine and current Special Advisor for Health Affairs to Brown University, and Jonathan Kurtis, M.D., PhD, Chair of the Department of Pathology and Laboratory Medicine at Brown. Under the Initial Brown License Agreements and the Anti-PfGARP Small Molecules License Agreement, Elkurt grants to Ocean Biomedical exclusive, royalty-bearing licenses to patent rights and nonexclusive, royalty-bearing licenses to know-how, solely to make, have made, market, offer for sale, use, and sell licensed products for use in certain fields.

267

On January 25, 2021, the Company entered into an Exclusive License Agreement, or the Rhode Island License Agreement, with Elkurt, a licensee of Rhode Island Hospital. The Company amended the Rhode Island License Agreement on April 1, 2021, September 10, 2021, March 25, 2022, July 1, 2022 and August 26, 2022. Under the Rhode Island License Agreement, Elkurt, grants to Ocean Biomedical an exclusive, royalty-bearing license to patent rights and a nonexclusive, royalty-bearing license to know-how, solely to make, have made, market, offer for sale, use, and sell licensed products for use in a certain field. See the section entitled “Business of Ocean Biomedical — Licensing Agreements” for information regarding the terms of the Brown License Agreements and the Rhode Island License Agreement.

Equity Sales

In March and April 2021, Ocean Biomedical issued 41,828 shares of common stock to certain persons who were accredited investors (consisting of friends and family of Ocean Biomedical’s employees), at an aggregate offering price of $1.0 million. These transactions were effected without registration under the Securities Act in reliance on the exemption from registration provided under Section 4(2) promulgated thereunder.

Consulting Agreement with Jonathan Kurtis

On February 22, 2021, Ocean Biomedical entered into a Consulting Agreement with Jonathan Kurtis, a member of our board of directors, that was amended effective August 2, 2021 and further amended effective December 31, 2021. The Consulting Agreement provides for Mr. Kurtis to provide consulting services as requested by Ocean Biomedical in exchange for an annual payment of $200,000 which is payable only upon Ocean Biomedical’s first cumulative capital raise equal to at least $50 million, subject to his continued service relationship with Ocean Biomedical through such payment date. In addition, in connection with this consulting arrangement, Poseidon granted Mr. Kurtis 969,000 profits interests. The profits interests are subject to the terms and conditions of Poseidon’s Amended and Restated Operating Agreement, or the LLC Agreement, and a profits interest agreement. Upon his termination of services for Ocean Biomedical, other than by Ocean Biomedical for “cause”, Poseidon has the right to purchase any vested profit interests at fair market value as determined by its board. If the termination is by Ocean Biomedical for “cause,” vested profits interests are forfeited. The profits interests are fully vested.

Advisor Agreement with Dr. Jack Elias

On February 22, 2021, Ocean Biomedical entered into an Advisor Agreement with Dr. Jack Elias, a member of Ocean Biomedical’s board of directors. The Advisor Agreement provides for Dr. Elias to work with and advise Ocean Biomedical from time to time on matters relating to Ocean Biomedical’s actual or potential business, technology and products in exchange for an annual payment of $250,000, beginning on the start date of January 1, 2020, which is payable only upon Ocean Biomedical’s first cumulative capital raise equal to at least $50 million, subject to his continued service relationship with Ocean Biomedical through such payment date. In addition, in connection with this advising arrangement, Poseidon granted Dr. Elias 1,326,000 profits interests. The profits interests are subject to the terms and conditions of Poseidon’s Amended and Restated Operating Agreement, or the LLC Agreement, and a profits interest agreement. Upon his termination of services for Ocean Biomedical, other than by Ocean Biomedical for “cause”, Poseidon has the right to purchase any vested profit interests at fair market value as determined by its board. If the termination is by Ocean Biomedical for “cause”, vested profits interests are forfeited. The profits interests are fully vested.

Executive Officer and Director Compensation

See the sections entitled “Executive Compensation” and “Director Compensation” for information regarding compensation of our executive officers and directors.

268

Other Relationships

Other than as described above, since Ocean Biomedical’s inception, it has not entered into any transactions, nor are there any currently proposed transactions, between Ocean Biomedical and a related party where the amount involved exceeds, or would exceed, the lesser of $120,000 or one percent of the average of Ocean Biomedical’s total assets at year-end for the fiscal years ending December 31, 2020 and 2021, and in which any related person had or will have a direct or indirect material interest.

Indemnification Agreements

In connection with the Merger, New Ocean Biomedical intend to enter into new agreements to indemnify its directors and executive officers. These agreements and New Ocean Biomedical amended and restated certificate of incorporation and amended and restated bylaws will, among other things, require New Ocean Biomedical to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of New Ocean Biomedical or that person’s status as a member of New Ocean Biomedical’s board of directors to the maximum extent allowed under Delaware law.

Policies for Approval of Related Party Transactions

Prior to the completion of merger, New Ocean Biomedical expects to adopt a written related person transaction policy that sets forth procedures for the identification, review, consideration and approval or ratification of related person transactions. The policy will become effective immediately upon the closing of the Merger. For purposes of New Ocean Biomedical’s policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which New Ocean Biomedical and any related person are, were, or will be participants and in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to New Ocean Biomedical as an employee or director are not covered by this policy. A related person is any executive officer, director, or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, New Ocean Biomedical’s management must present information regarding the related person transaction to New Ocean Biomedical’s audit committee, or, if audit committee approval would be inappropriate, to another independent body of our board of directors, for review, consideration, and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to New Ocean Biomedical of the transaction, and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, New Ocean Biomedical will collect information that it deems reasonably necessary from each director, executive officer, and, to the extent feasible, significant stockholder to enable New Ocean Medical to identify any existing or potential related person transactions and to effectuate the terms of the policy.

In addition, under New Ocean Biomedical’s Code of Conduct, which it intends to adopt in connection with this offering, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

In considering related person transactions, New Ocean Biomedical’s audit committee, or other independent body of New Ocean Biomedical’s board of directors, will take into account the relevant available facts and circumstances including, but not limited to:

●	the risks, costs, and benefits to New Ocean Biomedical;

●	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director, or an entity with which a director is affiliated;

●	the availability of other sources for comparable services or products; and

●	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify, or reject a related person transaction, New Ocean Biomedical’s audit committee, or other independent body of its board of directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, New Ocean Biomedical’s best interests and those of its stockholders, as New Ocean Biomedical’s audit committee, or other independent body of our board of directors, determines in the good faith exercise of its discretion.

269

PRICE RANGE OF SECURITIES AND DIVIDENDS

The Company

Price Range of the Company’s Securities

AHAC’s Public Units, Class A common stock and Public Warrants are each traded on Nasdaq under the symbols “AEHAU,” “AEHA” and “AEHAW,” respectively. AHAC’s Public Units commenced public trading on September 14, 2021, and shares of AHAC’s Class A common stock and Public Warrants began separate trading on November 2021.

The following table sets forth, for the calendar quarter and years indicated, the high and low sales prices per Public Unit as reported on the Nasdaq for the period from September 14, 2021 (the first day on which Public Units began trading) through June 30, 2022, and for AHAC Class A common stock and Public Warrants for the period from November 2021 (the first day on which AHAC’s Class A common stock and Public Warrants were traded separately) through September   , 2022.

	Public Units (AEHAU)		Class A Common Stock (AEHA)			Public Warrants (AEHAW)
	High	Low	High	Low		High	Low
Quarter ended September 30, 2021	$10.15	$10.06	$ N/A	$	N/A	$ N/A	$	N/A
Quarter ended December 31, 2021	$10.62	$10.05	$10.01		$9.96	$0.54		$0.45
Quarter ended March 31, 2022	$10.56	$10.12	$10.09		$9.98	$0.47		$0.23
Quarter ended June 30, 2022	$10.61	$10.14	$10.15		$10.08	$0.33		$0.12
Quarter ended September 30, 2022	$10.41	$10.14	$10.60		$10.11	$0.19		$0.06

1. Beginning on September 14, 2021 with respect to AEHAU

2. Beginning on November 5, 2021 with respect to AEHA and AEHAW

Dividend Policy of the Company and New Ocean Biomedical

AHAC has not paid any cash dividends on its common stock to date and does not intend to pay cash dividends prior to the completion of the Business Combination. The payment of cash dividends in the future will be dependent upon New Ocean Biomedical’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the Business Combination. The payment of any cash dividends subsequent to the Business Combination will be within the discretion of the Board at such time. In addition, the Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future.

Ocean Biomedical

Historical market price information regarding Ocean Biomedical is not provided because there is no public market for its securities.

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Representatives of AHAC’s independent registered public accounting firm, MaloneBailey, LLP, will be invited to attend the Special Meeting of the Company’s stockholders. If the representatives attend the meeting, the representatives will have the opportunity to make a statement if they so desire and they are expected to be available to respond to appropriate questions.

APPRAISAL RIGHTS

Appraisal rights are not available to holders of our shares of Common Stock in connection with the Business Combination. However, holders of shares of Common Stock may be entitled to redemption under certain circumstances. See the section “Special Meeting in Lieu of the 2022 Annual Meeting of Company Stockholders—Redemption Rights.”

HOUSEHOLDING INFORMATION

Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:

●	If the shares are registered in the name of the stockholder, the stockholder should contact us at our offices at Aesther Healthcare Acquisition Corp., 515 Madison Avenue, Suite 8078, New York, New York 10022 or by telephone at (646) 908-2658, to inform us of his or her request; or

●	If a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

TRANSFER AGENT AND REGISTRAR

The transfer agent for our securities is Continental Stock Transfer & Trust Company.

SUBMISSION OF STOCKHOLDER PROPOSALS

Our Board is aware of no other matter that may be brought before the Special Meeting. Under Delaware law, only business that is specified in the notice of Special Meeting to stockholders may be transacted at the Special Meeting.

FUTURE STOCKHOLDER PROPOSALS

The Special Meeting to be held on [___], 2022 will be held in lieu of the 2022 annual meeting of AHAC’s stockholders. The next annual meeting of stockholders will be held in 2023. It is expected that the New Ocean Biomedical Board will set, and publicly announce, the date for the 2023 annual meeting of stockholders at a later date. For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2023 annual meeting of stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act and our bylaws. Rule 14a-8 proposals must be received at our principal office a reasonable time before we begin to print and send our proxy materials for our 2023 annual meeting of stockholders. For all other future Rule 14a-8 proposals, notice must be received at our principal office not less than 120 calendar days before the date of the our proxy statement released to stockholders in connection with the previous year’s annual meeting. If we did not hold an annual meeting in the previous year, or if the date of the next annual meeting has been changed by more than 30 days from the anniversary of the immediately preceding annual meeting, then the notice must be provided a reasonable time before we begin to print and send our proxy materials.

Our bylaws, currently and as proposed to be amended and restated effective at the time of the Closing, provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. To be timely, a stockholder’s notice must be delivered to us at the principal executive offices of the Company not later than the close of business on the 90th nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement of the date of the annual meeting was first made by the Company.

In addition to satisfying the notice requirements under Rule 14a-8 and our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to us at our principal office no later than 60 calendar days prior to the first anniversary date of the immediately preceding annual meeting. If we did not hold an annual meeting in the previous year, or the date of the next annual meeting is changed by more than 30 calendar days from the anniversary of the immediately preceding annual meeting, then notice must be provided by the later of 60 calendar days prior to the date of the next annual meeting or the 10th calendar day following the day on which public announcement of the date of the next annual meeting is first made.

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WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read the Company’s SEC filings, including this proxy statement, over the Internet at the SEC’s website at http://www.sec.gov.

If you would like additional copies of this proxy statement or if you have questions about the Business Combination or the proposals to be presented at the Special Meeting, you should contact the AHAC Company at the following address and telephone number:

Aesther Healthcare Acquisition Corp.

515 Madison Avenue, Suite 8078

New York, New York 10022

(646) 908-2658

Attention: Suren Ajjarapu, Chief Executive Officer

Email:

You may also obtain these documents by requesting them in writing or by telephone from the Company’s proxy solicitation agent at the following address and telephone number:

[—]

If you are a stockholder of AHAC and would like to request documents, please do so by [______________], 2022, in order to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means.

All information contained in this proxy statement relating to AHAC has been supplied by AHAC, and all such information relating to Ocean Biomedical has been supplied by Ocean Biomedical. Information provided by either AHAC or Ocean Biomedical does not constitute any representation, estimate or projection of any other party.

This document is a proxy statement of AHAC for the Special Meeting. We have not authorized anyone to give any information or make any representation about the Business Combination, AHAC or Ocean Biomedical that is different from, or in addition to, that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement speaks only as of the date of this proxy statement, unless the information specifically indicates that another date applies.

272

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to another document filed separately by it with the SEC. The information incorporated by reference is deemed to be a part of this proxy statement, except for any information superseded by any information contained directly in this proxy statement or incorporated by reference subsequent to the date of this proxy statement as described below. This document incorporates by reference the following documents that have previously been filed with the SEC.

●	AHAC’s Quarterly Report on Form 10-Q for the period ended September 30, 2022 filed on October 17, 2022.

●	AHAC’s Current Report on Form 8-K filed on October 5, 2022.

●	AHAC’s Current Report on Form 8-K filed on September 22, 2022.

●	AHAC’s Current Report on Form 8-K filed on September 19, 2022.

●	AHAC’s Current Report on Form 8-K filed on September 12, 2022.

●	AHAC’s Current Report on Form 8-K filed on September 9, 2022.

●	AHAC’s Current Report on Form 8-K filed on September 8, 2022.

●	AHAC’s Current Report on Form 8-K filed on September 8, 2022.

●	AHAC’s Current Report on Form 8-K filed on September 6, 2022.

●	AHAC’s Current Report on Form 8-K filed on August 31, 2022.

●	AHAC’s Current Report on Form 8-K filed on July 19, 2022.

●	AHAC’s Quarterly Report on Form 10-Q for the period ended June 30, 2022 filed on July 11, 2022

●	AHAC’s Current Report on Form 8-K filed on July 8, 2022.

●	AHAC’s Current Report on Form 8-K filed on June 2, 2022.

●	AHAC’s Current Report on Form 8-K filed on May 27, 2022.

●	AHAC’s Quarterly Report on Form 10-Q for the period ended March 31, 2022 filed on April 25, 2022.

●	AHAC’s Annual Report on Form 10-K for the period ended December 31, 2022 filed on January 31, 2022

In addition, AHAC is incorporating by reference any documents it may file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this document and prior to the date of the Special Meeting. However, AHAC is not incorporating by reference any information furnished (but not filed), except as otherwise specified herein. These subsequent filings with the SEC with automatically modify and supersede information in this proxy statement.

AHAC files annual, quarterly and special reports, proxy statements and other business and financial information. You may obtain the information incorporated by reference and any other materials AHAC files with the SEC without charge by following the instructions in the section entitled “Where You Can Find More Information” in this proxy statement.

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INDEX TO FINANCIAL INFORMATION

I. The Company’s Financial Statements as of and for the Year Ended December 31, 2021

II. The Company’s Financial Statements as of and for the Quarter Ended June 30, 2022

Balance Sheet as of June 30, 2022 and December 31, 2021 (Unaudited)	F-18
Statements of Operations for the six months ended June 30, 2022 and for the period from June 17, 2021 (Inception) through June 30, 2021 (Unaudited)	F-19
Statements of Changes in Stockholders’ Equity (Deficit) for the six months ended June 30, 2022 and for the period from June 17, 2021 (Inception) through June 30, 2021 (Unaudited)	F-20
Statements of Cash Flows for the six months ended June 30, 2022 and for the period from June 17, 2021 (Inception) through June 30, 2021 (Unaudited)	F-21
Notes to Financial Statements (Unaudited)	F-22

III. Ocean Biomedical’s Consolidated Financial Statements for the Years Ended December 31, 2020 and 2021

IV. Ocean Biomedical’s Condensed Consolidated Financial Statements for the Six Months Ended June 30, 2021 and 2022 (Unaudited)

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

Aesther Healthcare Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Aesther Healthcare Acquisition Corp. (the “Company”) as of December 31, 2021, and the related statements of operations, stockholders’ equity, and cash flows for the period from June 17, 2021 (inception) through December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December, 31 2021, and the results of its operations and its cash flows for the period from June 17, 2021 (inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company’s auditor since 2021.

Houston, Texas

January 31, 2022

F-2

AESTHER HEALTHCARE ACQUISITION CORP.

BALANCE SHEET

DECEMBER 31, 2021

Assets:
Cash	$1,075,602
Prepaid expenses	474,291
Total current assets	1,549,893

Cash and marketable securities held in Trust Account	107,102,449
Total Assets	$108,652,342

Liabilities and Stockholders’ Deficit
Accounts payable	$34,444
Accrued expenses	212,000
Total current liabilities	246,444

Deferred underwriting commissions	3,150,000
Total Liabilities	3,396,444

Commitments and Contingencies
Class A common stock; 10,500,000 shares subject to possible redemption at $10.20 per share	107,100,000
Stockholders’ Deficit
Preferred stock, $0.0001 par value; 1,250,000 shares authorized; none issued and outstanding	-
Class A common stock, $0.0001 par value; 125,000,000 shares authorized; 100,000 issued and outstanding (excluding 10,500,000 shares subject to redemption)	10
Class B common stock, $0.0001 par value; 12,500,000 shares authorized; 2,625,000 shares issued and outstanding	263

Additional paid-in-capital	(1,280,265)
Accumulated deficit	(564,110)
Total Stockholders’ Deficit	(1,844,102)
Total Liabilities and Stockholders’ Deficit	$108,652,342

The accompanying notes are an integral part of these financial statements.

F-3

AESTHER HEALTHCARE ACQUISITION CORP.
STATEMENT OF OPERATIONS

For the period from June 17, 2021 (Inception) Through December 31, 2021
Formation and operating costs	$(566,558)
Total operating loss	(566,558)

Other Income (Expense)
Interest income from Trust Account	2,448
Net Loss	(564,110)

Basic and diluted weighted average shares outstanding, Class A common stock	5,649,746
Class A common stock - basic and diluted net loss per share	$(0.10)
Basic and diluted weighted average shares outstanding, Class B common stock	2,451,777
Class B common stock - basic and diluted net loss per share	$(0.23)

The accompanying notes are an integral part of these financial statements.

F-4

AESTHER HEALTHCARE ACQUISITION CORP.
STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE PERIOD FROM JUNE 17, 2021 (INCEPTION) THROUGH DECEMBER 31, 2021

	Class A Common Stock		Class B Common Stock		Additional Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance as of June 17, 2021 (inception)	-	$-	-	$-	$-	$-	$-
Class B common stock issued to Sponsor	-	-	2,875,000	288	24,712	-	25,000
Sale of Units through initial public offering	10,500,000	1,050	-	-	104,998,950	-	105,000,000
Issuance of representative shares	100,000	10	-	-	(10)	-	-
Issuance of Private Placement Warrants	-	-	-	-	5,411,000	-	5,411,000
Transaction and Underwriting costs	-	-	-	-	(6,715,992)	-	(6,715,992)
Class A common stock subject to possible redemption	(10,500,000)	(1,050)	-	-	(104,998,950)	-	(105,000,000)
Redemption of Class B common stock	-	-	(250,000)	(25)	25	-	-
Net loss	-	-	-	-	-	(564,110)	(564,110)
Balance as of December 31, 2021	100,000	$10	2,625,000	$263	(1,280,265)	$(564,110)	$(1,844,102)

The accompanying notes are an integral part of these financial statements.

F-5

AESTHER HEALTHCARE ACQUISITION CORP.
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM JUNE 17, 2021 (INCEPTION) THROUGH DECEMBER 31, 2021

Cash flows from operating activities:
Net loss	$(564,110)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest income from Trust Account	(2,449)
Changes in current assets and liabilities:
Prepaid Expenses	(474,291)
Accounts Payable	34,444
Accrued Expenses	212,000
Net cash used in operating activities	(794,406)

Cash flows from investing activities:
Investment of cash in trust account	(107,100,000)
Net cash used in investing activities	(107,100,000)

Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discount	103,687,963
Proceeds from private placement warrants	5,411,000
Proceeds from issuance of founder shares	25,000
Proceeds from issuance of promissory note to related party	190,101
Payment of deferred offering costs	(153,955)
Payment of promissory note to related party	(190,101)
Net cash provided by financing activities	108,970,008

Net change in cash	1,075,602
Cash, beginning of the period	—
Cash, end of the period	$1,075,602

Supplemental disclosure of cash flow information:
Deferred underwriting commissions payable charged to additional paid-in-capital	$3,150,000

The accompanying notes are an integral part of these financial statements.

F-6

AESTHER HEALTHCARE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 1— Organization and Business Operations

Aesther Healthcare Acquisition Corp. (the “Company”) is a blank check company formed in June 2021, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company has not selected any potential Business Combination target.

As of December 31, 2021, the Company had not commenced any operations. All activity for the period from June 17, 2021 (inception) through December 31, 2021 relates to the Company’s formation, the initial public offering (“Initial Public Offering”) and activities to identify a target business. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering (as defined below). The Company has selected December 31 as its fiscal year end.

The registration statement for the Company’s Initial Public Offering was declared effective on September 14, 2021. On September 17, 2021, the Company consummated the Initial Public Offering of 10,500,000 units, each consisting of one share of Class A common stock and one-half of one redeemable warrant (the “Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $105,000,000, which is described in Note 3 – Initial Public Offering.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 5,411,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement (the “Private Placement”) to Aesther Healthcare Sponsor, LLC (the “Sponsor”), generating gross proceeds of $5,411,000, which is described in Note 4 – Private Placement.

Transaction costs amounted to $4,615,992, consisting of $1,050,000 of underwriting fees, $3,150,000 of deferred underwriting fees and $415,992 of other offering costs. In addition, at December 31, 2021, cash of $1,075,602 was held outside of the Trust Account (as defined below) and is available for working capital purposes.

Following the closing of the Initial Public Offering on September 17, 2021, an amount of $107,100,000 ($10.20 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”) located in the United States and will be invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account, as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. Nasdaq rules provide that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (as defined below) (less any deferred underwriting commissions and taxes payable on interest earned on the Trust Account) at the time of the signing a definitive agreement to enter a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

F-7

The Company will provide its holders of the outstanding Public Shares (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination pursuant to the proxy solicitation rules of the SEC or (ii) by means of a tender offer. In connection with a proposed Business Combination, the Company will be required to seek stockholder approval of a Business Combination at a meeting called for such purpose at which stockholders may seek to redeem their shares, regardless of whether they vote for or against a Business Combination. The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation of a Business Combination and a majority of the outstanding shares voted are voted in favor of the Business Combination.

If the Company conducts redemptions of the Public Shares in connection with a Business Combination pursuant to the proxy solicitation rules in conjunction with a stockholder meeting instead of pursuant to the tender offer rules, the Company’s amended and restated certificate of incorporation (the “Certificate of Incorporation”) provides that, a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from seeking redemption rights with respect to 15% or more of the Public Shares without the Company’s prior written consent.

The public stockholders will be entitled to redeem their shares for a pro rata portion of the amount then in the Trust Account (initially $10.20 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to stockholders who redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters. There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. These Class A common stock are recorded at redemption value and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

If the Company is unable to conduct redemptions pursuant to the proxy solicitation rules as described above, the Company will, pursuant to its Certificate of Incorporation, offer such redemption pursuant to the tender offer rules of the SEC, and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.

The Company’s Sponsor, officers, directors, and advisors have agreed (a) to vote their Founder Shares (as defined in Note 5 – Related Party Transactions) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination, (b) not to propose an amendment to the Company’s Certificate of Incorporation with respect to the Company’s pre-Business Combination activities prior to the consummation of a Business Combination unless the Company provides dissenting public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment; (c) not to redeem any shares (including the Founder Shares) into cash from the Trust Account in connection with a stockholder vote to approve a Business Combination (or to sell any shares in a tender offer in connection with a Business Combination if the Company is unable to conduct redemptions pursuant to the proxy solicitation rules) or a vote to amend the provisions of the Certificate of Incorporation relating to stockholders’ rights of pre-Business Combination activity and (d) that the Founder Shares shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the Sponsor and our officers, directors and advisors will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the Initial Public Offering if the Company fails to complete its Business Combination.

If the Company is unable to complete a Business Combination within 12 months from the closing of the Initial Public Offering or September 17, 2022, subject to the right to extend the period of time to consummate the Business Combination two times, by an additional three months each time (for a total of up to 18 months)(the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to us to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations under Delaware law to provide for claims of creditors and the requirements of applicable law. The underwriters have agreed to waive their rights to the deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the price per Unit $10.20.

F-8

The Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or Business Combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.20 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the day of liquidation of the Trust Account, if less than $10.20 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). However, the Company has not asked the Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure its stockholders that the Sponsor would be able to satisfy those obligations. None of the Company’s officers or directors will indemnify the Company for claims by third parties including, without limitation, claims by vendors and prospective target businesses. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Liquidity and Capital Resources

As indicated in the accompanying financial statements, at December 31, 2021, we had $1,075,602 of cash and a working capital surplus of $1,303,449. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. We cannot assure you that our plans to raise capital or to consummate the Business Combination will be successful.

Our liquidity needs have been satisfied prior to the completion of the Initial Public Offering through a capital contribution from our Sponsor of $25,000 for the founder shares and up to $300,000 in loans available from our Sponsor under an unsecured promissory note (of which approximately $190,000 had been borrowed and repaid as of September 17, 2021 and $0 was outstanding as of December 31, 2021). The net proceeds from (i) the sale of the units in the Initial Public Offering, after deducting transaction costs of $4,615,992, consisting of $1,050,000 of underwriting fees, $3,150,000 of deferred underwriting fees and $415,992 of other offering costs (excluding deferred underwriting commissions of $3,150,000, and (ii) the sale of the placement warrants for a purchase price of $5,411,000), which was $105,797,045. Of this amount, $107,100,000 are held in the trust account, which includes $3,150,000 of deferred underwriting commissions. The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. The remaining $2,001,000 ($1,075,602 as of December 31, 2021, after the repayment of amounts owed to the Sponsor and certain operating expenses) was not held in the trust account. In the event that our offering expenses exceed our estimate of $1,261,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $1,261,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

F-9

We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (less deferred underwriting commissions), to complete the Business Combination. We may withdraw interest to pay taxes. We estimate our annual franchise tax obligations, based on the number of shares of our common stock authorized and outstanding after the completion of the Initial Public Offering, to be $200,000, which is the maximum amount of annual franchise taxes payable by us as a Delaware corporation per annum, which we may pay from funds from the Initial Public Offering held outside of the trust account or from interest earned on the funds held in our trust account and released to us for this purpose. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. We expect the interest earned on the amount in the trust account will be sufficient to pay our income taxes. To the extent that our capital stock or debt is used, in whole or in part, as consideration to complete the Business Combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

On September 17, 2021, prior to the completion of the Business Combination we had available to us approximately $1,800,000 of proceeds held outside the trust account (when including prepaid expenses and interest) at December 31, 2021, approximately $1,550,000. We will continue to use these funds to identify and evaluate target businesses, perform business due diligence on prospective target businesses, to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete an initial Business Combination.

In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our Sponsor or an affiliate of our Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds on a non-interest bearing basis as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants, at a price of $1.00 per warrant at the option of the lender, upon consummation of our initial business combination. The warrants would be identical to the placement warrants. Other than as described above, the terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our Sponsor or an affiliate of our Sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

We expect our primary liquidity requirements during that period to include approximately $500,000 for legal, accounting, due diligence, travel and other expenses associated with structuring, negotiating and documenting successful business combinations; $100,000 for legal and accounting fees related to regulatory reporting requirements; $56,500 for Nasdaq Fees; $650,000 for Directors & Officers Insurance; $180,000 for office space, utilities and secretarial and administrative support; and approximately $163,500 for working capital that will be used for miscellaneous expenses and reserves.

These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed initial business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.

F-10

We do not believe we will need to raise additional funds in order to meet the expenditures required for operating our business. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial Business Combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial Business Combination. Moreover, we may need to obtain additional financing either to complete our initial Business Combination or because we become obligated to redeem a significant number of our public shares upon completion of our initial Business Combination, in which case we may issue additional securities or incur debt in connection with such Business Combination. In addition, we intend to target businesses larger than we could acquire with the net proceeds of the Initial Public Offering and the sale of the placement warrants, and may as a result be required to seek additional financing to complete such proposed initial Business Combination. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our initial Business Combination. If we are unable to complete our initial Business Combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In addition, following our initial Business Combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

As of December 31, 2021, the Company has sufficient cash to meet its obligations as they become due within one year after the date that the financial statement is issued.

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 2— Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

F-11

Concentration of Credit Risk

Financial installments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage limit of $250,000. As of December 31, 2021, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have cash equivalents as of December 31, 2021.

Cash Held in Trust Account

As of December 31, 2021, the Company had $107,102,449 in cash held in the Trust Account.

Class A Common Stock Subject to Possible Redemption

All of the 10,500,000 Class A common stock sold as part of the Units in the Public Offering contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s amended and restated certificate of incorporation. In accordance with ASC 480, conditionally redeemable Class A common stock (including Class A common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. Although the Company did not specify a maximum redemption threshold, its charter provides that currently, the Company will not redeem its Public Shares in an amount that would cause its net tangible assets (stockholders’ equity) to be less than $5,000,001. Accordingly, as of December 31, 2021, 10,500,000 shares of Class A common stock subject to possible redemption at the redemption amount were presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet, primarily due to its short-term nature.

Offering Costs Associated with the Initial Public Offering

The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A – Expenses of Offering. Offering costs consisted of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Initial Public Offering. Offering costs amounted to $4,615,992 and was charged to stockholders’ equity upon the completion of the Initial Public Offering.

Net Loss Per Share of Common Stock

The Company complies with the accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Common Stock.” Net loss per common stock is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period, excluding common stock subject to forfeiture. An aggregate of 10,500,000 shares of Class A common stock subject to possible redemption at December 31, 2021 have been excluded from the calculation of basic loss per share of common stock, since such shares, if redeemed, only participate in their pro rata share of the trust earnings. The Company has not considered the effect of the warrants sold in the Initial Public Offering (including warrants sold in connection with the partial sale of units in connection with the over-allotment option) and Private Placement to purchase an aggregate of 5,411,000 shares of the Company’s common stock in the calculation of diluted loss per share, since the inclusion of such warrants would be anti-dilutive.

F-12

The Company’s unaudited statements of operations includes a presentation of income (loss) per share of Common Stock for Redeemable Class A common stock in a manner similar to the two-class method of income (loss) per share of Common Stock. Net income per share of Common Stock, basic and diluted, for Redeemable Class A common stock is calculated by dividing the proportionate share of income or loss on marketable securities held by the Trust Account, net of applicable franchise and income taxes, by the weighted average number of common stock subject to possible redemption outstanding since original issuance.

Net loss per share of Common Stock, basic and diluted, for non-redeemable Class A and Class B common stock is calculated by dividing the net loss, adjusted for income or loss on marketable securities attributable to redeemable Class A common stock, by the weighted average number of non-redeemable Common Stock outstanding for the period.

Non-redeemable Class A and Class B common stock includes founder shares (see Note 5 – Related Party Transactions) and non-redeemable shares of Common Stock as these shares do not have any redemption features. Non-redeemable Class A and Class B common stock participates in the income or loss on marketable securities based on non-redeemable shares of Common Stock’s proportionate interest.

Income Taxes

The Company accounts for income taxes under FASB ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has identified the United States as its only “major” tax jurisdiction.

The Company is subject to income tax examinations by major taxing authorities since inception. These examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

The provision for income taxes was deemed to be immaterial for the period from June 17, 2021 (inception) through December 31, 2021.

Recent Accounting Standards

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

F-13

Note 3— Initial Public Offering

On September 17, 2021, the Company sold 10,500,000 Units at $10.00 per Unit, generating gross proceeds of $105.0 million, and incurring offering costs of $4,613,955, consisting of $1,050,000 of underwriting fees, $3,150,000 of deferred underwriting fees and $413,955 of other offering costs. Each Unit consists of one share of the Company’s Class A common stock, par value $0.0001 per share, and one-half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant will entitle the holder to purchase one share of Class A common stock at an exercise price of $11.50 per whole share (see Note 7 – Stockholders’ Equity).

Note 4 -Private Placement

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased 5,411,000 Private Placement Warrants at a price of $1.00 per warrant, generating total proceeds of $5,411,000 to the Company.

Each Private Placement Warrant is identical to the warrants offered in the Initial Public Offering, except that the Private Placement Warrants, so long as they are held by our Sponsor, or its permitted transferees, (i) may not (including the common stock shares issuable upon exercise of such warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of our initial Business Combination, and (ii) will be entitled to registration rights.

Note 5 — Related Party Transactions

Founder Shares

In June 2021, the Sponsor paid $25,000 to cover certain offering costs in consideration for 2,875,000 Class B shares (the “founder shares”). The number of founder shares outstanding was determined based on the expectation that the total size of the Initial Public Offering would be a maximum of 11,500,000 units if the underwriters’ over-allotment option is exercised in full, and therefore that such founder shares would represent 20% of the outstanding shares after the Initial Public Offering. Up to 375,000 of the founder shares were subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised, of which 125,000 such founder shares were no longer subject to forfeiture on the date of the IPO and the remaining 250,000 shares subject to forfeiture were forfeited and cancelled by the Sponsor in November 2021, upon the expiration of the underwriter’s over-allotment option.

The Company’s initial stockholders have agreed not to transfer, assign or sell any of their founder shares until the earlier to occur of: (i) one year after the date of the consummation of the initial Business Combination or (ii) the date on which the Company consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property. Any permitted transferees will be subject to the same restrictions and other agreements of the initial stockholders with respect to any founder shares. Notwithstanding the foregoing, if the closing price of the shares of Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing 150 days after the initial Business Combination, the founder shares will no longer be subject to such transfer restrictions.

Promissory Note — Related Party

On June 30, 2021, the Sponsor agreed to loan the Company up to $300,000 to be used for a portion of the expenses of the Initial Public Offering. These loans were non-interest bearing, unsecured and were due at the earlier of June 30, 2022 or the closing of the Initial Public Offering. These loans were repaid upon the closing of the Initial Public Offering out of the $2,001,000 of offering proceeds that had been allocated to the payment of offering expenses. As of December 31, 2021, the Company had borrowed $190,101 under the promissory note and the amount was paid in full.

F-14

Related Party Loans

In order to finance transaction costs in connection with an intended initial Business Combination, the Sponsor, an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). If the Company completes an initial Business Combination, the Company would repay such loaned amounts out of the proceeds of the Trust Account released to the Company. Otherwise, such loans would be repaid only out of funds held outside the Trust Account. In the event that the initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from the Trust Account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into Private Placement Warrants of the post Business Combination entity, at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the Private Placement Warrants issued to the Sponsor. At December 31, 2021, no such Working Capital Loans were outstanding.

Administrative Support Agreement

The Company has agreed to pay Aesther Healthcare Sponsor, LLC, our Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. The administrative support agreement began on September 14, 2021 and continues monthly until (i) the completion of the Company’s initial Business Combination or (ii) liquidation of the Company.

Amount Due to for Redemption Deposit in Trust Account

The Company committed $2,100,000 of the private placement proceeds to the Trust Account so that the $10.20 redemption price would be funded.

Note 6— Commitments and Contingencies

Registration Rights

The holders of the founder shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any shares of common stock issuable upon the exercise of the Private Placement Warrants or warrants issued upon conversion of the working capital loans and upon conversion of the founder shares) will be entitled to registration rights pursuant to a registration rights agreement entered into on the effective date of the Initial Public Offering, requiring the Company to register such securities for resale (in the case of the founder shares, only after conversion to shares of Class A common stock). The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Company’s completion of the initial Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriters Agreement

The Company granted the underwriters a 45-day option to purchase up to 1,500,000 additional Units to cover any over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions, of which a portion of option, totaling 500,000 Units was exercised simultaneously with the closing of the Initial Public Offering and the remaining portion expired unexercised.

The underwriters are entitled to a cash underwriting discount of one percent (1%) of the gross proceeds of the Initial Public Offering, or $1,050,000 and 100,000 of Class A common stock. Additionally, the underwriters will be entitled to a deferred underwriting discount of 3.0% of the gross proceeds of the Initial Public Offering, or $3,150,000 held in the Trust Account upon the completion of the Company’s initial Business Combination subject to the terms of the underwriting agreement.

F-15

Note 7— Stockholders’ Equity

Preferred Stock

The Company is authorized to issue 1,250,000 shares of preferred stock with a par value of $0.0001 per share. At December 31, 2021, there were no shares of preferred stock issued or outstanding.

Class A Common Stock

The Company is authorized to issue 125,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. At December 31, 2021, there were 10,600,000 shares of Class A common stock issued or outstanding. The underwriter was issued 100,000 shares of common stock which are referenced as the “representative’s shares” as underwriting compensation in connection with the Initial Public Offering.

An aggregate of 10,500,000 shares of Class A common stock were issued as part of the units offering and are subject to possible redemption.

Class B Common Stock

The Company is authorized to issue 12,500,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of the Class B common stock are entitled to one vote for each common stock. At December 31, 2021, there were 2,625,000 shares of Class B common stock issued and outstanding.

The Company’s initial stockholders have agreed not to transfer, assign or sell any of their founder shares until the earlier to occur of (i) one year after the date of the consummation of the initial Business Combination or (ii) the date on which the Company consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property. Any permitted transferees will be subject to the same restrictions and other agreements of the initial stockholders with respect to any founder shares. Notwithstanding the foregoing, if the closing price of the shares of Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing 150 days after the initial Business Combination, the founder shares will no longer be subject to the Lock-up.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of the initial Business Combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as discussed below. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of the initial Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering (not including the representative’s shares) plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the initial Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination or any private placement-equivalent units issued to the Sponsor, its affiliates or certain of the Company’s officers and directors upon conversion of Working Capital Loans made to the Company).

Holders of the Class A common stock and holders of the Class B common stock will vote together as a single class on all matters submitted to a vote of the Company’s stockholders, with each share of common stock entitling the holder to one vote.

F-16

Warrants

Each warrant entitles the holder to purchase one share of the Company’s Class A common stock at a price of $11.50 per share, subject to adjustment. In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any founder shares held by the Sponsor or its affiliates, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below under “Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The warrants will expire at 5:00 p.m., New York City time, five years after the completion of the initial Business Combination or earlier upon redemption or liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to the Company and not placed in the Trust Account.

The Company has not registered the shares of Class A common stock issuable upon exercise of the warrants. However, the Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use its best efforts to file with the SEC a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current proxy statement relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective within 90 days after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act of 1933, as amended, or another exemption.

Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00

Once the warrants become exercisable, the Company may redeem the outstanding warrants:

●	in whole and not in part:
●	At a price of $0.01 per warrant;
●	upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”); and
●	if, and only if, the last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If the Company calls the warrants for redemption as described above, the management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” the management will consider, among other factors, the cash position, the number of warrants that are outstanding and the dilutive effect on the stockholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of the warrants. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

The Placement Warrants, as well as any warrants underlying additional units the Company issues to the Sponsor, officers, directors, initial stockholders or their affiliates in payment of Working Capital Loans made to the Company, are or will be identical to the warrants underlying the Units being offered in the Initial Public Offering and may not, subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of the Company’s initial Business Combination and will be entitled to registration rights.

Note 8 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to and through January 31, 2022 the date that the financial statements were issued. Other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

F-17

AESTHER HEALTHCARE ACQUISITION CORP.

BALANCE SHEETS

(unaudited)

	June 30, 2022	December 31, 2021
Assets
Current Assets
Cash	$576,759	$1,075,602
Prepaid expenses	168,457	474,291
Total current assets	745,216	1,549,893

Other Assets
Cash and marketable securities held in Trust Account	107,249,658	107,102,449
Deferred acquisition costs	566,403	-

Total Assets	$108,561,277	$108,652,342

Liabilities and Stockholders’ Deficit
Current Liabilities
Accounts payable	$145,036	$34,444
Accrued expenses	360,990	212,000
Total current liabilities	506,026	246,444

Deferred underwriting commissions	3,150,000	3,150,000
Total Liabilities	3,656,026	3,396,444

Commitments and Contingencies
Class A common stock; 10,500,000 shares subject to possible redemption at $10.20 per share	107,100,000	107,100,000

Stockholders’ Deficit
Preferred stock, $0.0001 par value; 1,250,000 shares authorized; none issued and outstanding as of June 30, 2022 and December 31, 2021	-	-
Class A common stock, $0.0001 par value; 125,000,000 shares authorized; 100,000 issued and outstanding (excluding 10,500,000 subject to redemption) as of June 30, 2022 and December 31, 2021	10	10
Class B common stock, $0.0001 par value; 12,500,000 shares authorized; 2,625,000 shares issued and outstanding as of June 30, 2022 and December 31, 2021	263	263
Additional paid-in-capital	(1,280,265)	(1,280,265)
Accumulated deficit	(914,757)	(564,110)
Total Stockholders’ Deficit	(2,194,749)	(1,844,102)

Total Liabilities and Stockholders’ Deficit	$108,561,277	$108,652,342

The accompanying notes are an integral part of these unaudited financial statements.

F-18

AESTHER HEALTHCARE ACQUISITION CORP.
STATEMENTS OF OPERATIONS
(unaudited)

	For the Three Months Ended June 30, 2022	For the Six Months Ended June 30, 2022	For the period from June 17, 2021 (inception) through June 30, 2021

Formation and operating costs	$(325,231)	$(497,857)	$(82)
Total operating loss	(325,231)	(497,857)	(82)

Other Income
Interest income from Trust Account	140,297	147,210	-
Net Loss	$(184,934)	$(350,647)	$(82)

Basic and diluted weighted average shares outstanding, Class A common stock	10,600,000	10,600,000	-
Class A common stock – basic and diluted net loss per share	$(0.02)	$(0.03)	$-
Basic and diluted weighted average shares outstanding, Class B common stock	2,625,000	2,625,000	2,875,000
Class B common stock – basic and diluted net loss per share	$(0.07)	$(0.13)	$(0.00)

The accompanying notes are an integral part of these unaudited financial statements.

F-19

AESTHER HEALTHCARE ACQUISITION CORP.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR SIX MONTHS ENDED JUNE 30, 2022 AND FOR THE PERIOD FROM JUNE 17, 2021 (INCEPTION) THROUGH JUNE 30, 2021

(unaudited)

	Class A Common Stock		Class B Common Stock		Additional Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance as of December 31, 2021	100,000	$10	2,625,000	$263	$(1,280,265)	$(564,110)	$(1,844,102)

Net loss	-	-	-	-	-	(165,713)	(165,713)
Balance as of March 31, 2022	100,000	10	2,625,000	263	(1,280,265)	(729,823)	(2,009,815)

Net loss	-	-	-	-	-	(184,934)	(184,934)
Balance as of June 30, 2022	100,000	$10	2,625,000	$263	$(1,280,265)	$(914,757)	$(2,194,749)

	Class A Common Stock		Class B Common Stock		Additional Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance as of June 17, 2021 (inception)	-	$-	-	$-	$-	$-	$-
Class B common stock issued to Sponsor	-	-	2,875,000	288	24,712	-	25,000
Net loss	-	-	-	-	-	(82)	(82)
Balance as of June 30, 2021	-	$-	2,875,000	$288	$24,712	$(82)	$24,918

The accompanying notes are an integral part of these unaudited financial statements.

F-20

AESTHER HEALTHCARE ACQUISITION CORP.
STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND FOR THE PERIOD FROM JUNE 17, 2021 (INCEPTION) THROUGH JUNE 30, 2021

(unaudited)

	For the six months ended June 30, 2022	For the period June 17, 2021 (inception) through June 30, 2021

Operating Activities:
Net Loss	$(350,647)	$(82)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest income from Trust Account	(147,209)	-
Changes in operating assets and liabilities:
Due from Sponsor	-	(25,000)
Prepaid Expenses	305,834	-
Accounts Payable	110,592	494
Accrued Expenses	(208,278)	64,798
Net Cash used in operating activities	(289,708)	40,210

Financing Activities:
Payment of deferred offering costs	(209,135)	(65,210)
Proceeds from Founders Shares	-	25,000
Net Cash used in financing activities	(209,135)	(40,210)

Net change in cash	(498,843)	-
Cash, beginning of the period	1,075,602	-
Cash, end of the period	$576,759	$-

Supplemental Disclosure of cash flow information
Deferred offering costs charged to accrued expenses	$357,268	$-

The accompanying notes are an integral part of these unaudited financial statements.

F-21

AESTHER HEALTHCARE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

(Unaudited)

Note 1— Organization and Business Operations

Aesther Healthcare Acquisition Corp. (the “Company”) is a blank check company formed in June 2021, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).

Proposed United Gear & Assembly Business Combination

On May 26, 2022, the Company (together with its successors, “AHAC”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with AHAC Merger Sub Inc., a Delaware corporation and a newly formed wholly-owned subsidiary of AHAC (“Merger Sub”), Aesther Healthcare Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), solely in the capacity as the representative from and after the effective time of the Merger (as defined below) (the “Effective Time”) for the stockholders of AHAC (other than the Company Stockholder (as defined below) (the “Purchaser Representative”), United Gear & Assembly, Inc., a Delaware corporation (“United Gear”), and United Stars Holdings, Inc., a Delaware corporation and the sole stockholder of United Gear (the “Company Stockholder”).

Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein upon the consummation of the transactions contemplated by the Merger Agreement (the “Closing”), Merger Sub will merge with and into United Gear (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”), with United Gear continuing as the surviving corporation in the Merger and a wholly-owned subsidiary of AHAC. In the Merger, all shares of United Gear common stock (together, “United Gear Stock”) issued and outstanding immediately prior to the Effective Time will be converted into the right for the Company Stockholder to receive the Merger Consideration (as defined below).

Merger Consideration

The aggregate merger consideration to be paid pursuant to the Merger Agreement to the Company Stockholder is based on an enterprise value for United Gear of Three Hundred Fifty Million Dollars ($350,000,000), with such consideration paid in a mix of (i) Twenty Million Dollars ($20,000,000) in cash (the “Cash Consideration”) and (ii) 33,000,000 shares of common stock, par value $0.0001 per share, of AHAC, each valued at $10.00 per share (the “Merger Consideration Shares” and together with the Cash Consideration, the “Merger Consideration”). If AHAC does not have sufficient cash at Closing to pay the Cash Consideration, AHAC will be required to deliver to the Company Stockholder a promissory note with a principal amount equal to the applicable shortfall, with a maturity of six months from the Closing Date.

F-22

Earnout

In addition to the Merger Consideration set forth above, the Company Stockholder will also have a contingent right to receive up to an additional 65,000,000 shares of AHAC common stock (the “Earnout Shares”), after the Closing, based on the Adjusted EBITDA of the surviving corporation in the Merger during the fiscal years ending August 31, 2023, 2024 and 2025 (each such fiscal year, an “Earnout Year” and such three-year fiscal period, the “Earnout Period”). Under the Merger Agreement, “Adjusted EBITDA” refers to the earnings before interest expense, federal, state, local and foreign income tax expense, depreciation and amortization of the surviving corporation, during the Earnout Period, on a consolidated basis, subject to adjustments for (i) any extraordinary gains or losses, (ii) any fees and expenses related to the Merger, (iii) unrealized gains and losses, (iv) litigation expenses, (v) gains and losses on foreign exchange, (vi) goodwill impairments, (vii) non-operating income and (viii) non-cash stock based compensation. Subject to the terms and conditions of the Merger Agreement, the Earnout Shares shall be earned and payable during the Earnout Period as follows:

Base Earn Out

●	In the event that the Adjusted EBITDA for the fiscal year ending August 31, 2023 is equal to or greater than $10,200,000, then the Company Stockholder will be entitled to receive 15,000,000 shares of AHAC common stock;

●	In the event that the Adjusted EBITDA for the fiscal year ending August 31, 2024 is equal to or greater than $24,100,000, then the Company Stockholder will be entitled to receive 15,000,000 shares of AHAC common stock; and

●	In the event that the Adjusted EBITDA for the fiscal year ending August 31, 2025 is equal to or greater than $39,100,000, then the Company Stockholder will be entitled to receive 15,000,000 shares of AHAC common stock.

Bonus Earnout

●	In the event that the 2023 Adjusted EBITDA is equal to or greater than $12,240,000, then the Company Stockholder will be entitled to receive 6,666,667 shares of AHAC common stock;

●	In the event that the 2024 Adjusted EBITDA is equal to or greater than $28,920,000, then the Company Stockholder will be entitled to receive 6,666,667 shares of AHAC common stock; and

●	In the event that the 2025 Adjusted EBITDA is equal to or greater than $46,920,000, then the Company Stockholder will be entitled to receive 6,666,666 shares of AHAC common stock.

The number of shares of AHAC common stock constituting any earnout payment will be equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and the like after the Closing.

The transaction has been unanimously approved by the Aesther Board of Directors, as well as the equity holder of United Gear, and is subject to the satisfaction of customary closing conditions, including the approval of the stockholders of the Company.

Organization and Business Operations

As of June 30, 2022, the Company had not commenced any material operations. All activity for the period from June 17, 2021 (inception) through June 30, 2022 relates to the Company’s formation, the initial public offering (“Initial Public Offering”), activities to identify a target business and the negotiation and drafting of the Merger Agreement. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering (as defined below). The Company has selected December 31 as its fiscal year end.

The registration statement for the Company’s Initial Public Offering was declared effective on September 14, 2021. On September 17, 2021, the Company consummated the Initial Public Offering of 10,500,000 units, each consisting of one share of Class A common stock and one-half of one redeemable warrant (the “Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $105,000,000, which is described in Note 3 – Initial Public Offering.

F-23

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 5,411,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement (the “Private Placement”) to its Sponsor, generating gross proceeds of $5,411,000, which is described in Note 4 – Private Placement.

Transaction costs amounted to $4,615,992, consisting of $1,050,000 of underwriting fees, $3,150,000 of deferred underwriting fees and $415,992 of other offering costs. In addition, at June 30, 2022, cash of $576,758 was held outside of the Trust Account (as defined below) and is available for working capital purposes.

Following the closing of the Initial Public Offering on September 17, 2021, an amount of $107,100,000 ($10.20 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”) located in the United States and will be invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account, as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. Nasdaq rules provide that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (as defined below) (less any deferred underwriting commissions and taxes payable on interest earned on the Trust Account) at the time of the signing a definitive agreement to enter a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

F-24

The Company will provide its holders of the outstanding Public Shares (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination pursuant to the proxy solicitation rules of the SEC or (ii) by means of a tender offer. In connection with a proposed Business Combination, the Company will be required to seek stockholder approval of a Business Combination at a meeting called for such purpose at which stockholders may seek to redeem their shares, regardless of whether they vote for or against a Business Combination. The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation of a Business Combination and a majority of the outstanding shares voted are voted in favor of the Business Combination.

If the Company conducts redemptions of the Public Shares in connection with a Business Combination pursuant to the proxy solicitation rules in conjunction with a stockholder meeting instead of pursuant to the tender offer rules, the Company’s amended and restated certificate of incorporation (the “Certificate of Incorporation”) provides that, a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from seeking redemption rights with respect to 15% or more of the Public Shares without the Company’s prior written consent.

The public stockholders will be entitled to redeem their shares for a pro rata portion of the amount then in the Trust Account (initially $10.20 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to stockholders who redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters. There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. These Class A common stock are recorded at redemption value and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

If the Company is unable to conduct redemptions pursuant to the proxy solicitation rules as described above, the Company will, pursuant to its Certificate of Incorporation, offer such redemption pursuant to the tender offer rules of the SEC, and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.

The Company’s Sponsor, officers, directors, and advisors have agreed (a) to vote their Founder Shares (as defined in Note 5 – Related Party Transactions) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination, (b) not to propose an amendment to the Company’s Certificate of Incorporation with respect to the Company’s pre-Business Combination activities prior to the consummation of a Business Combination unless the Company provides dissenting public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment; (c) not to redeem any shares (including the Founder Shares) into cash from the Trust Account in connection with a stockholder vote to approve a Business Combination (or to sell any shares in a tender offer in connection with a Business Combination if the Company is unable to conduct redemptions pursuant to the proxy solicitation rules) or a vote to amend the provisions of the Certificate of Incorporation relating to stockholders’ rights of pre-Business Combination activity and (d) that the Founder Shares shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the Sponsor and our officers, directors and advisors will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the Initial Public Offering if the Company fails to complete its Business Combination.

If the Company is unable to complete a Business Combination within 12 months from the closing of the Initial Public Offering or September 17, 2022, subject to the right to extend the period of time to consummate the Business Combination two times, by an additional three months each time (for a total of up to 18 months)(the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to us to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations under Delaware law to provide for claims of creditors and the requirements of applicable law. The underwriters have agreed to waive their rights to the deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the price per Unit $10.20.

F-25

The Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or Business Combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.20 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the day of liquidation of the Trust Account, if less than $10.20 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). However, the Company has not asked the Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure its stockholders that the Sponsor would be able to satisfy those obligations. None of the Company’s officers or directors will indemnify the Company for claims by third parties including, without limitation, claims by vendors and prospective target businesses. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Going Concern and Liquidity

As indicated in the accompanying financial statements, at June 30, 2022, we had $576,759 of cash and a working capital surplus of $239,190.

The Company has incurred and expects to continue to incur significant costs in pursuit of its acquisition plans and will not generate any operating revenues until after the completion of its initial business combination. In addition, the Company expects to have negative cash flows from operations until it can complete its initial Business Combination. In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern” the Company does not currently have adequate liquidity to sustain operations, which consist solely of pursuing a Business Combination.

The Company may raise additional capital through loans or additional investments from the Sponsor or its shareholders, officers, directors, or third parties. The Company’s officers and directors and the Sponsor may, but are not obligated to (except as described above), loan the Company funds, from time to time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Based on the foregoing, the Company believes it will have sufficient cash to meet its needs through the earlier of consummation of a Business Combination or September 17, 2022, the deadline to complete a Business Combination pursuant to the Company’s Amended and Restated Certificate of Incorporation (unless otherwise amended by shareholders).

While the Company expects to have sufficient access to additional sources of capital if necessary, there is no current commitment on the part of any financing source to provide additional capital and no assurances can be provided that such additional capital will ultimately be available. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of time within one year after the date that the financial statements are issued. There is no assurance that the Company’s plans to raise additional capital (to the extent ultimately necessary) or to consummate a Business Combination will be successful or successful within the Combination Period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As is customary for a special purpose acquisition company, if the Company is not able to consummate a Business Combination during the Combination Period, it will cease all operations and redeem the Public Shares. Management plans to continue its efforts to consummate a Business Combination during the Combination Period.

F-26

Risks and Uncertainties

Management is currently continuing to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or completion of the pending Merger, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 2— Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

F-27

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk

Financial installments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage limit of $250,000. As of June 30, 2022, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents.

Cash Held in Trust Account

As of June 30, 2022, the Company had $107,249,658 in cash equivalents held in the Trust Account.

Class A Common Stock Subject to Possible Redemption

All of the 10,500,000 Class A common stock sold as part of the Units in the Public Offering contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s amended and restated certificate of incorporation. In accordance with ASC 480, conditionally redeemable Class A common stock (including Class A common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. Although the Company did not specify a maximum redemption threshold, its charter provides that currently, the Company will not redeem its Public Shares in an amount that would cause its net tangible assets (stockholders’ equity) to be less than $5,000,001. Accordingly, as of June 30, 2022, 10,500,000 shares of Class A common stock subject to possible redemption at the redemption amount were presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet, primarily due to its short-term nature.

Offering Costs Associated with the Initial Public Offering

The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A – Expenses of Offering. Offering costs consisted of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Initial Public Offering. Offering costs amounted to $4,615,992 and was charged to stockholders’ equity upon the completion of the Initial Public Offering.

F-28

Net Loss Per Share of Common Stock

The Company complies with the accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Common Stock.” Net loss per common stock is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period, excluding common stock subject to forfeiture. An aggregate of 10,500,000 shares of Class A common stock subject to possible redemption at June 30, 2022 have been excluded from the calculation of basic loss per share of common stock, since such shares, if redeemed, only participate in their pro rata share of the trust earnings. The Company has not considered the effect of the warrants sold in the Initial Public Offering (including warrants sold in connection with the partial sale of units in connection with the over-allotment option) and Private Placement to purchase an aggregate of 5,411,000 shares of the Company’s common stock in the calculation of diluted loss per share, since the inclusion of such warrants would be anti-dilutive.

The Company’s unaudited statements of operations includes a presentation of income (loss) per share of Common Stock for Redeemable Class A common stock in a manner similar to the two-class method of income (loss) per share of Common Stock. Net income per share of Common Stock, basic and diluted, for Redeemable Class A common stock is calculated by dividing the proportionate share of income or loss on marketable securities held by the Trust Account, net of applicable franchise and income taxes, by the weighted average number of common stock subject to possible redemption outstanding since original issuance.

Net loss per share of Common Stock, basic and diluted, for non-redeemable Class A and Class B common stock is calculated by dividing the net loss, adjusted for income or loss on marketable securities attributable to redeemable Class A common stock, by the weighted average number of non-redeemable Common Stock outstanding for the period.

Non-redeemable Class A and Class B common stock includes Founder Shares (see Note 5 – Related Party Transactions) and non-redeemable shares of Common Stock as these shares do not have any redemption features. Non-redeemable Class A and Class B common stock participates in the income or loss on marketable securities based on non-redeemable shares of Common Stock’s proportionate interest.

F-29

Income Taxes

The Company accounts for income taxes under FASB ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has identified the United States as its only “major” tax jurisdiction.

The Company is subject to income tax examinations by major taxing authorities since inception. These examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

The provision for income taxes was deemed to be immaterial for the six months ended June 30, 2022.

Recent Accounting Standards

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

Note 3— Initial Public Offering

On September 17, 2021, the Company sold 10,500,000 Units at $10.00 per Unit, generating gross proceeds of $105.0 million, and incurring offering costs of $4,613,955, consisting of $1,050,000 of underwriting fees, $3,150,000 of deferred underwriting fees and $413,955 of other offering costs. Each Unit consists of one share of the Company’s Class A common stock, par value $0.0001 per share, and one-half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant will entitle the holder to purchase one share of Class A common stock at an exercise price of $11.50 per whole share (see Note 7 – Stockholders’ Equity).

Note 4 -Private Placement

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased 5,411,000 Private Placement Warrants at a price of $1.00 per warrant, generating total proceeds of $5,411,000 to the Company.

Each Private Placement Warrant is identical to the warrants offered in the Initial Public Offering, except that the Private Placement Warrants, so long as they are held by our Sponsor, or its permitted transferees, (i) may not (including the common stock shares issuable upon exercise of such warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of our initial Business Combination, and (ii) will be entitled to registration rights.

F-30

Note 5 — Related Party Transactions

Founder Shares

In June 2021, the Sponsor paid $25,000 to cover certain offering costs in consideration for 2,875,000 Class B shares (the “Founder Shares”). The number of Founder Shares outstanding was determined based on the expectation that the total size of the Initial Public Offering would be a maximum of 11,500,000 units if the underwriters’ over-allotment option was exercised in full, and therefore that such Founder Shares would represent 20% of the outstanding shares after the Initial Public Offering. Up to 375,000 of the Founder Shares were subject to forfeiture depending on the extent to which the underwriters’ over-allotment option was exercised, and 250,000 Founders Shares were cancelled for no consideration in November 2021, following the expiration of the over-allotment option.

The Company’s initial stockholders have agreed not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (i) one year after the date of the consummation of the initial Business Combination or (ii) the date on which the Company consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property. Any permitted transferees will be subject to the same restrictions and other agreements of the initial stockholders with respect to any Founder Shares. Notwithstanding the foregoing, if the closing price of the shares of Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing 150 days after the initial Business Combination, the Founder Shares will no longer be subject to such transfer restrictions.

Promissory Note — Related Party

On June 30, 2021, the Sponsor agreed to loan the Company up to $300,000 to be used for a portion of the expenses of the Initial Public Offering. These loans were non-interest bearing, unsecured and were due at the earlier of June 30, 2022 or the closing of the Initial Public Offering. These loans were repaid upon the closing of the Initial Public Offering out of the $2,001,000 of offering proceeds that had been allocated to the payment of offering expenses. In 2021, the Company had borrowed $190,101 under the promissory note and the amount was paid in full at December 31, 2021. The is no balance at June 30, 2022.

Related Party Loans

In order to finance transaction costs in connection with an intended initial Business Combination, the Sponsor, an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). If the Company completes an initial Business Combination, the Company would repay such loaned amounts out of the proceeds of the Trust Account released to the Company. Otherwise, such loans would be repaid only out of funds held outside the Trust Account. In the event that the initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from the Trust Account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into Private Placement Warrants of the post Business Combination entity, at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the Private Placement Warrants issued to the Sponsor. At June 30, 2022, no such Working Capital Loans were outstanding.

Administrative Support Agreement

The Company has agreed to pay Aesther Healthcare Sponsor, LLC, our Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. The administrative support agreement began on September 14, 2021 and continues monthly until (i) the completion of the Company’s initial Business Combination or (ii) liquidation of the Company. For the six months ended June 30, 2022, $60,000 had been paid to our Sponsor.

Amount Due to for Redemption Deposit in Trust Account

The Company committed $2,100,000 of the private placement proceeds to the Trust Account so that the $10.20 redemption price would be funded.

F-31

Note 6— Commitments and Contingencies

Registration Rights

The holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any shares of common stock issuable upon the exercise of the Private Placement Warrants or warrants issued upon conversion of the working capital loans and upon conversion of the Founder Shares) will be entitled to registration rights pursuant to a registration rights agreement entered into on the effective date of the Initial Public Offering, requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to shares of Class A common stock). The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Company’s completion of the initial Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriters Agreement

The Company granted the underwriters a 45-day option to purchase up to 1,500,000 additional Units to cover any over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions, of which a portion of option, totaling 500,000 Units was exercised simultaneously with the closing of the Initial Public Offering. The remaining option expired unexercised.

The underwriters were paid a cash underwriting discount of one percent (1%) of the gross proceeds of the Initial Public Offering, or $1,050,000 and 100,000 of Class A common stock. Additionally, the underwriters will be entitled to a deferred underwriting discount of 3.0% of the gross proceeds of the Initial Public Offering, or $3,150,000 upon the completion of the Company’s initial Business Combination subject to the terms of the underwriting agreement.

Business Combination Legal Services and Other Agreements

The Company has entered into an agreement with its legal counsel, Ellenoff, Grossman & Schole, LLP (“EGS”), whereby the Company is required to pay an initial retainer of $35,000 to EGS for services related to the initial Business Combination (i.e., the Merger Agreement) and a percentage of monthly legal fees. The balance of any additional legal fees incurred related to the initial Business Combination will be due at the closing of the Merger Agreement. For the six months ended June 30, 2022, the Company had paid a total of $62,625, $43,408 is accounts payable and $357,268 is in accrued expense.

The Company engaged The Mentor Group, Inc. to provide valuation counsel to the Board of Directors on the business combination with United Gear & Assembly, Inc. The Mentor Group issued a fairness opinion that the transaction was fair to the shareholders of The Company from a financial point of view. For the six months ended June 30, 2022, $72,580 was paid.

The Company has engaged two Investor Relations firms. One for a monthly expense of $10,000 for six months and $40,000 payment upon completion of the business combination. Term of the agreement is six months. The second is a $8,000 monthly expense until the completion of the business combination and then goes to $12,000. The engagement is for twelve months with a six-month anniversary written notification termination clause.

Note 7— Stockholders’ Equity

Preferred Stock

The Company is authorized to issue 1,250,000 shares of preferred stock with a par value of $0.0001 per share. At June 30, 2022, there were no shares of preferred stock issued or outstanding.

Class A Common Stock

The Company is authorized to issue 125,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. At June 30, 2022, there were 10,600,000 shares of Class A common stock issued or outstanding. The underwriter was issued 100,000 shares of common stock which are referenced as the “representative’s shares” as underwriting compensation in connection with the Initial Public Offering.

An aggregate of 10,500,000 shares of Class A common stock were issued as part of the units offering and are subject to possible redemption.

Class B Common Stock

The Company is authorized to issue 12,500,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of the Class B common stock are entitled to one vote for each common stock. At June 30, 2022, there were 2,625,000 shares of Class B common stock issued and outstanding.

F-32

The Company’s initial stockholders have agreed not to transfer, assign or sell any of their Founder Shares until the earlier to occur of (i) one year after the date of the consummation of the initial Business Combination or (ii) the date on which the Company consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property. Any permitted transferees will be subject to the same restrictions and other agreements of the initial stockholders with respect to any Founder Shares. Notwithstanding the foregoing, if the closing price of the shares of Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing 150 days after the initial Business Combination, the Founder Shares will no longer be subject to the Lock-up.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of the initial Business Combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as discussed below. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of the initial Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering (not including the representative’s shares) plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the initial Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination or any private placement-equivalent units issued to the Sponsor, its affiliates or certain of the Company’s officers and directors upon conversion of Working Capital Loans made to the Company).

Holders of the Class A common stock and holders of the Class B common stock will vote together as a single class on all matters submitted to a vote of the Company’s stockholders, with each share of common stock entitling the holder to one vote.

Warrants

Each warrant entitles the holder to purchase one share of the Company’s Class A common stock at a price of $11.50 per share, subject to adjustment. In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or its affiliates, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below under “Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The warrants will expire at 5:00 p.m., New York City time, five years after the completion of the initial Business Combination or earlier upon redemption or liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to the Company and not placed in the Trust Account.

F-33

The Company did not register the shares of Class A common stock issuable upon exercise of the warrants in connection with the Initial Public Offering. However, the Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use its best efforts to file with the SEC a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current proxy statement relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective within 90 days after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act of 1933, as amended, or another exemption.

Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00

Once the warrants become exercisable, the Company may redeem the outstanding warrants:

●	in whole and not in part:
●	At a price of $0.01 per warrant;
●	upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”); and
●	if, and only if, the last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If the Company calls the warrants for redemption as described above, the management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” the management will consider, among other factors, the cash position, the number of warrants that are outstanding and the dilutive effect on the stockholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of the warrants. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

The Placement Warrants, as well as any warrants underlying additional units the Company issues to the Sponsor, officers, directors, initial stockholders or their affiliates in payment of Working Capital Loans made to the Company, are or will be identical to the warrants underlying the Units being offered in the Initial Public Offering and may not, subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of the Company’s initial Business Combination and will be entitled to registration rights.

Note 8 — Subsequent Events

On July 6, 2022, the Company entered into a common stock purchase agreement (the “White Lion Purchase Agreement”) and related registration rights agreement (the “White Lion RRA”) with White Lion Capital, LLC, a Nevada limited liability company (“White Lion”). Pursuant to the White Lion Purchase Agreement, the Company has the right, but not the obligation to require White Lion to purchase, from time to time, up to $50,000,000 in aggregate gross purchase price of newly issued shares of the Company’s Class A common stock, par value $0.0001 per share (the “Pre-Merger Common Stock”), or, following the Closing of the Merger, newly issued shares of the Company’s common stock, par value $0.0001 per share (together with the Pre-Merger Common Stock, the “Common Stock”), subject to certain limitations and conditions set forth in the White Lion Purchase Agreement.

The Company is obligated under the White Lion Purchase Agreement and the White Lion RRA to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) to register under the Securities Act of 1933, as amended, for the resale by White Lion of shares of Common Stock that the Company may issue to White Lion under the White Lion Purchase Agreement.

Subject to the satisfaction of certain customary conditions, the Company’s right to sell shares to White Lion will commence on the effective date of the registration statement and extend for a period of two years. During such term, subject to the terms and conditions of the White Lion Purchase Agreement, the Company may notify White Lion when the Company exercises its right to sell shares (the effective date of such notice, a “Notice Date”). The number of shares sold pursuant to any such notice may not exceed (i) $1,000,000, divided by the closing price of Common Stock on Nasdaq preceding the Notice Date and (ii) a number of shares of Common Stock equal to the Average Daily Trading Volume multiplied by 67%.

The purchase price to be paid by White Lion for any such shares will equal 95.0% of the lowest daily volume-weighted average price of Common Stock during a period of two consecutive trading days following the applicable Notice Date. However, if during such two-trading day period the trading price of the Common Stock falls below a price (the “Threshold Price”) equal to 90.0% of the opening trading price of the Common Stock on Nasdaq on the Notice Date, then the number of shares to be purchased by White Lion pursuant to such notice will be reduced proportionately based on the portion of the two-trading day period that has elapsed, and the purchase price will equal 95.0% of the Threshold Price.

The Company will have the right to terminate the White Lion Purchase Agreement at any time after commencement, at no cost or penalty, upon three trading days’ prior written notice. Additionally, White Lion will have the right to terminate the White Lion Purchase Agreement upon three days’ prior written notice to the Company if (i) there is a Fundamental Transaction (as defined in the White Lion Purchase Agreement), (ii) the Company is in breach or default in any material respect of the White Lion RRA, (iii) there is a lapse of the effectiveness, or unavailability of, the Registration Statement for a period of 45 consecutive trading days or for more than an aggregate of 90 trading days in any 365-day period, (iv) the suspension of trading of the Common Stock for a period of five consecutive trading days or (v) the material breach of the White Lion Purchase Agreement by the Company, which breach is not cured within the applicable cure period. No termination of the White Lion Purchase Agreement will affect the registration rights provisions contained in the White Lion RRA.

In consideration for the commitments of White Lion, as described above, the Company has agreed that it will issue to White Lion shares of Common Stock having a value of $500,000 based on the volume-weighted average price of the Common Stock prior to the time of issuance, which is expected to occur following the Closing, and to include such shares in the registration statement it will file pursuant to the White Lion RRA.

Registration Rights Agreement

Concurrently with the execution of the White Lion Purchase Agreement, the Company entered into the White Lion RRA with White Lion in which the Company has agreed to register the shares that White Lion Purchased with the SEC for resale. Under the White Lion RRA, the Company agreed to file a registration statement on Form S-1 with the SEC and to have the registration statement declared effective as soon as practicable.

The White Lion Purchase Agreement and the White Lion RRA contain customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

F-34

OCEAN BIOMEDICAL, INC. AND SUBSIDIARIES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of Ocean Biomedical, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Ocean Biomedical, Inc. and subsidiaries (the “Company”) as of December 31, 2021 and 2020, the related consolidated statements of operations, stockholders’ deficit, and cash flows, for each of the two years in the period ended December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the two the years in the period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s working capital deficiency and anticipated losses from operations and its need to obtain additional capital raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

April 8, 2022

We have served as the Company’s auditor since 2020.

F-35

OCEAN BIOMEDICAL, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	December 31, 2020	December 31, 2021
Assets
Current assets
Cash	$—	$60
Deferred offering costs	386	19

Total current assets	386	79

Total assets	$386	$79

Liabilities and stockholders’ deficit
Current liabilities
Accounts payable and accrued expenses	$2,188	$6,562
Accrued expenses-related party	83	179

Total current liabilities	2,271	6,741

Commitments and contingencies (Note 4)	—	—
Stockholders’ deficit
Common stock, $0.000001 par value; 28,890,281 shares authorized, 17,454,542 shares issued and outstanding as of December 31, 2020 and 180,564,262 shares authorized, 17,496,370 shares issued and outstanding as of December 31, 2021
Additional paid-in capital	—	57,567
Accumulated deficit	(1,885)	(64,229)

Total stockholders’ deficit	(1,885)	(6,662)

Total liabilities and stockholders’ deficit	$386	$79

See accompanying notes to the consolidated financial statements.

F-36

OCEAN BIOMEDICAL, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(in thousands, except share and per share amounts)

	Year Ended December 31,
	2020	2021
Revenue	$—	$—
Operating expenses
Research and development	49	33,933
General and administrative	1,603	28,412

Total operating expenses	1,652	62,345

Operating loss	(1,652)	(62,345)
Other income/(loss)	(1)	1

Net loss	$(1,653)	$(62,344)

Weighted-average number of shares outstanding used in computing net loss per share – basic and diluted	17,454,542	17,487,290

Net loss per share – basic and diluted	$(0.09)	$(3.57)

See accompanying notes to the consolidated financial statements.

F-37

OCEAN BIOMEDICAL, INC. AND SUBSIDIARIES

Consolidated Statements of Stockholders’ Deficit

(in thousands, except share amounts)

	Common Stock Shares	Common Stock Amount	Additional Paid-in Amount	Accumulated Deficit	Total Stockholders’ Deficit
Balance at December 31, 2019	17,454,542	$—	$—	$(232)	$(232)
Net loss		—	—	(1,653)	(1,653)

Balance at December 31, 2020	17,454,542	$—	$—	$(1,885)	$(1,885)
Issuance of common stock	41,828	—	1,017	—	1,017
Stock-based compensation		—	56,550	—	56,550
Net loss		—	—	(62,344)	(62,344)

Balance at December 31, 2021	17,496,370	$—	$57,567	$(64,229)	$(6,662)

See accompanying notes to the consolidated financial statements.

F-38

OCEAN BIOMEDICAL, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2020	2021
Operating activities
Net loss	$(1,653)	$(62,344)
Adjustments to reconcile net loss to net cash used in operating activities
Stock-based compensation	—	56,550
Changes in operating assets and liabilities	1,589	4,741

Net cash used in operating activities	(64)	(1,053)

Investing activities

Net cash used in investing activities	—	—

Financing activities
Expenses paid by related party-shareholder	64	96
Proceeds from issuance of common stock, net of issuance costs		1,017

Net cash provided by financing activities	64	1,113

Net increase in cash	—	60
Cash - beginning of year	—	—

Cash - end of period	$—	$60

Non-cash financing activities
Deferred offering costs not yet paid	$386	$19

See accompanying notes to the consolidated financial statements

F-39

OCEAN BIOMEDICAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

1. Organization, Description of Business, and Going Concern Considerations

Ocean Biomedical, Inc. (the “Company”), a Delaware corporation, was founded on January 2, 2019. The Company is a biopharmaceutical company that is focused on discovering and developing therapeutic products in oncology, fibrosis, infectious diseases and inflammation.

The Company is subject to risks common to companies in the biopharmaceutical industry, including, but not limited to, risks related to the successful development and commercialization of product candidates, fluctuations in operating results and financial risks, the ability to successfully raise additional funds when needed, protection of proprietary rights and patent risks, patent litigation, compliance with government regulations, dependence on key personnel and prospective collaborative partners, and competition from competing products in the marketplace.

Going Concern Considerations

The accompanying consolidated financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

In March 2021, the Company approved the issuance of 42,176 shares of common stock to certain persons consisting of friends and family of our employees, at an aggregate offering price of $1.0 million. As of December 31, 2021, the Company issued 41,828 shares of common stock at an aggregate offering price of $1.0 million. The Company had no cash inflows from operating activities for the year ended December 31, 2021. As of December 31, 2021, the Company had minimal cash and a working capital deficiency of $6.7 million. The Company’s current operating plan indicates it will incur losses from operations and generate negative cash flows from operating activities, given anticipated expenditures related to research and development activities and its lack of revenue generating ability at this point in the Company’s lifecycle. These events and conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements are issued.

The Company will need to raise additional funds in order to advance its research and development programs, operate its business, and meet its future obligations as they come due. The Company is seeking to complete an initial public offering (“IPO”) of its common stock. In the event the Company does not complete an IPO, the Company will seek additional funding through private equity financings, debt financings, collaborations, strategic alliances, and marketing, distribution, or licensing arrangements. There is no assurance that the Company will be successful in obtaining such additional financing on terms acceptable to the Company, if at all, and the Company may not be able to enter into collaborations or other arrangements. If the Company is unable to obtain funding, the Company could be forced to delay, reduce, or eliminate its research and development programs, which could adversely affect its business prospects and its ability to continue operations.

The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

COVID-19 Pandemic

In March 2020, the World Health Organization declared the global novel coronavirus disease 2020 (“COVID-19”) outbreak a pandemic. As of December 31, 2021, the Company’s operations have not been significantly impacted by the COVID-19 outbreak. However, the Company cannot at this time predict the specific extent, duration, or full impact that the COVID-19 outbreak will have on its financial condition and operations, including planned pre-clinical activities. The impact of the COVID-19 coronavirus outbreak on the financial performance of the Company will depend on future developments, including the duration and spread of the outbreak and related governmental advisories and restrictions. These developments and the impact of COVID-19 on the financial markets and the overall economy are highly uncertain and cannot be predicted. If the financial markets and/or the overall economy are impacted for an extended period, the Company’s results may be materially adversely affected.

In March 2020, the U.S. government enacted the Coronavirus Aid, Relief, and Economic Security Act, or CARES Act, which includes modifications to the limitation on business interest expense and net operating loss provisions and provides a payment delay of employer payroll taxes during 2020 after the date of enactment. In December 2020, the U.S. government added and expanded provisions in the CARES Act.

F-40

OCEAN BIOMEDICAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

In March 2021, the U.S. government enacted the American Rescue Plan Act that added and expanded similar provisions in the CARES Act. The Company does not expect the CARES Act or the American Rescue Plan Act to have a material impact on the Company’s consolidated financial statements.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and stated in U.S. dollars. Any reference in these notes to applicable guidance is meant to refer to the authoritative GAAP as found in the Accounting Standards Codification and Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”).

Consolidation

The accompanying consolidated financial statements includes the accounts of the Company and its wholly-owned subsidiaries after elimination of all intercompany accounts and transactions. The subsidiaries were formed to organize and segment the Company’s therapeutic programs in order to optimize multiple commercialization options and to maximize each program’s value. The subsidiaries formed are:

●	Ocean Chitofibrorx, Inc., a Delaware corporation—January 15, 2019—Fibrosis program (one license with Elkurt/Brown University);

●	Ocean Chitorx, Inc., a Delaware corporation—January 15, 2019—Oncology programs (three licenses with Elkurt/Brown University);

●	Ocean Sihoma, Inc., a Delaware corporation—January 15, 2019—Malaria disease program (one license with Elkurt/Rhode Island Hospital); and

●	Ocean Promise, Inc., a Delaware corporation—February 12, 2021—Inflammation-COVID-19 program (one license with Stanford University (“Stanford”)).

Segments

The Company operates and manages its business as one reportable and operating segment, which is the business of discovering and developing therapeutic products in oncology, fibrosis, infectious diseases and inflammation. The chief executive officer, who is the chief operating decision maker (“CODM”), reviews financial information on an aggregate basis for allocating and evaluating financial performance.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of expenses during the reporting periods. Actual results could differ from those estimates. On an ongoing basis the Company evaluates its estimates, as applicable, including those related to accrued expenses, the fair values of the Company’s common stock, and the valuation of deferred tax assets. The Company bases its estimates using Company forecasts and future plans, current economic conditions, and information from third-party professionals that management believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities and recorded amounts of expenses that are not readily apparent from other sources and adjusts those estimates and assumptions when facts and circumstances dictate.

The Company’s results can also be affected by economic, political, legislative, regulatory, or legal actions. Economic conditions, such as recessionary trends, inflation, interest, changes in regulatory laws and monetary exchange rates, and government fiscal policies, can have a significant effect on operations. The Company could also be affected by civil, criminal, regulatory or administrative actions, claims, or proceedings.

F-41

OCEAN BIOMEDICAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Cash, Cash Equivalents

The Company considers all highly liquid investments with original maturities at the date of purchase of three months or less to be cash equivalents. Cash and cash equivalents are stated at fair value and may include money market funds, U.S. Treasury and U.S. government-sponsored agency securities, corporate debt, commercial paper, and certificates of deposit. The Company had minimal cash or cash equivalents as of December 31, 2020 and 2021.

Concentrations of Credit Risk and Off-balance Sheet Risk

The Company has held minimal cash and cash equivalents since its inception and certain of its expenses have been paid for by the proceeds from the issuance of common stock and by the Company’s Founder and Executive Chairman. The Company has no significant off-balance sheet arrangements, as defined in the rules and regulations of the Securities and Exchange Commission. The Company’s future results of operations involve several other risks and uncertainties. Factors that could affect the Company’s future operating results and cause actual results to vary materially from expectations. Such factors include, but are not limited to, uncertainty of results of clinical trials and reaching milestones, uncertainty of regulatory approval of the Company’s product candidates, uncertainty of market acceptance of the Company’s product candidates, competition from other products, securing and protecting intellectual property, strategic relationships and dependence on key employees and research partners.

The Company’s product candidates require Food and Drug Administration (“FDA”) and other non-U.S. regulatory agencies approval prior to commercial sales. There can be no assurance that any product candidates will receive the necessary approvals. If the Company was denied approval, if approval was delayed, if approval was unable to be maintained, it could have a materially adverse impact on the Company.

Revenue

The Company has not generated any revenue from any sources since its inception, including from product sales. The Company does not expect to generate any revenue from the sale of products in the foreseeable future. If the Company’s development efforts for its product candidates are successful and result in regulatory approval, or license agreements with third parties, the Company may generate revenue in the future from product sales. However, there can be no assurance as to when revenue will be generated, if at all.

Research and Development Expenses

Research and development expenses consist primarily of costs incurred for research activities, including the development of product candidates. Research and development costs are expensed as incurred. For the years ended December 31, 2020 and 2021, research and development expenses consist of expenses recognized for stock-based compensation and incurred for services agreements.

Payments associated with licensing agreements to acquire exclusive licenses to develop, use, manufacture and commercialize products that have not reached technological feasibility and do not have alternate commercial use are expensed as incurred.

Deferred Offering Costs

The Company capitalizes certain legal, professional, accounting and other third-party fees that are directly associated with in-process equity issuances as deferred offering costs until such equity issuances are consummated. After consummation of the equity issuance, these costs are recorded as a reduction in the capitalized amount associated with the equity issuance. Should the equity issuance be delayed or abandoned, the deferred offering costs will be expensed immediately as a charge to operating expenses in the consolidated statement of operations.

The Company incurred $0.4 million of deferred offering costs related to the Company’s proposed IPO as of December 31, 2020. During 2021, the Company incurred $3.0 million of deferred offering costs related to the proposed IPO. These offering costs were expensed at October 31, 2021 due to the delay in expected timing of the Company’s proposed IPO. For the year ended December 31, 2021, the Company incurred $19 thousand in deferred offering costs for the current proposed IPO.

F-42

OCEAN BIOMEDICAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Income Taxes and Tax Credits

Income taxes are recorded in accordance with FASB ASC 740, Income Taxes (“ASC 740”), which provides for deferred taxes using an asset and liability approach. The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse, and net operating loss (“NOL”) carryforwards and research and development tax credit (“R&D Credit”) carryforwards. Valuation allowances are provided, if based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The Company has recorded a full valuation allowance to reduce its net deferred income tax assets to zero. In the event the Company were to determine that it would be able to realize some or all its deferred income tax assets in the future, an adjustment to the deferred income tax asset valuation allowance would increase income in the period such determination was made.

The Company accounts for uncertain tax positions in accordance with the provisions of FASB ASC 740. When uncertain tax positions exist, the Company recognizes the tax benefit of tax positions to the extent that the benefit would more likely than not be realized assuming examination by the taxing authority. The determination as to whether the tax benefit will more likely than not be realized is based upon the technical merits of the tax position as well as consideration of the available facts and circumstances. As of December 31, 2020 and 2021, the Company had no liability for income tax associated with uncertain tax positions. The Company would recognize any corresponding interest and penalties associated with its income tax positions in income tax expense. There was no income tax interest or penalties incurred for the years ended December 31, 2020 and 2021.

Net Loss Per Share

Net loss per share is computed by dividing net loss attributed to common stockholders by the weighted-average number of shares of common stock outstanding during the period and, if dilutive, the weighted-average number of potential shares of common stock.

Comprehensive Loss

Comprehensive loss is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. The Company has had no unrealized gains or losses for the years ended December 31, 2020 and 2021.

Emerging Growth Company Status

The Company is an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act, until such time as those standards apply to private companies. The Company has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it (i) is no longer an emerging growth company, or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, these financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), as amended, with guidance regarding the accounting for and disclosure of leases. The update requires lessees to recognize the liabilities related all leases, including operating leases, with a term greater than 12 months on the balance sheet. This update also requires lessees and lessors to disclose key information about their leasing transactions. This guidance became effective for public companies for annual and interim periods beginning after December 15, 2019. In May 2020, the FASB issued ASU 2020-05 that deferred these dates one year for all other entities, including emerging growth companies. This standard is effective for annual reporting periods beginning after December 15, 2021, and interim periods within annual periods beginning after December 15, 2022. Early adoption is permitted. As of January 2, 2019 (inception), the Company adopted this ASU which did not have an impact to the Company’s consolidated financial statements.

F-43

OCEAN BIOMEDICAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

In June 2016, the FASB issued Accounting Standards Update No. 2016-13, Financial Instruments-Credit Losses: Measurement of Credit Losses on Financial Instruments. ASU 2016-13 requires measurement and recognition of expected credit losses for financial assets. In April 2020, the FASB issued clarification to ASU 2016-13 within ASU 2020-04, Codification Improvements to Topic 326, Financial Instruments-Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments. This guidance is effective for public business entities that meet the definition of a Securities and Exchange Commission filer, excluding eligible smaller reporting companies, for fiscal years beginning after December 15, 2021. For all other entities, including emerging growth companies, it is effective for fiscal years beginning after December 15, 2022. As of January 2, 2019 (inception), the Company adopted this ASU which did not have an impact to the Company’s consolidated financial statements.

In July 2017, the FASB issued ASU 2017-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480) and Derivatives and Hedging (Topic 815): I. Accounting for Certain Financial Instruments with Down Round Features; II. Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception. Part I of this update addresses the complexity of accounting for certain financial instruments with down round features. Down round features are features of certain equity-linked instruments (embedded features) that result in the strike price being reduced on the basis of the pricing of future equity offerings. Current accounting guidance creates cost and complexity for entities that issue financial instruments (such as warrants and convertible instruments) with down round features that require fair value measurement of the entire instrument or conversion option. Part II of this update addresses the difficulty of navigating Topic 480, Distinguishing Liabilities from Equity, because of the existence of extensive pending content in the FASB Accounting Standards Codification. This pending content is the result of the indefinite deferral of accounting requirements about mandatorily redeemable financial instruments of certain nonpublic entities and certain mandatorily redeemable noncontrolling interests. The amendments in Part II of this update do not have an accounting effect. For public business entities, the amendments in Part I of ASU 2017-11 became effective for fiscal years and interim periods within those years beginning after December 15, 2019. For all other entities, the amendments in Part I of this update are effective for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted for all entities, including adoption in an interim period. As of January 2, 2019 (inception), the Company adopted this ASU which did not have an impact to the Company’s consolidated financial statements.

In August 2019, the FASB issued ASU No. 2019-13, Fair Value Measurement (Topic 820), Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement. This ASU removed the following disclosure requirements: (1) the amount of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy; (2) the policy for timing of transfers between levels; and (3) the valuation processes for Level 3 fair value measurements. Additionally, this update added the following disclosure requirements: (1) the changes in unrealized gains and losses for the period included in other comprehensive income and loss for recurring Level 3 fair value measurements held at the end of the reporting period; and (2) the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements. For certain unobservable inputs, an entity may disclose other quantitative information (such as the median or arithmetic average) in lieu of the weighted average if the entity determines that other quantitative information would be a more reasonable and rational method to reflect the distribution of unobservable inputs used to develop Level 3 fair value measurements. ASU No. 2019-13 will be effective for fiscal years beginning after December 15, 2020 with early adoption permitted. As of January 2, 2019 (inception), the Company adopted this ASU which did not have an impact to the Company’s consolidated financial statements.

In December 2020, the FASB issued ASU 2020-12, Simplifying the Accounting for Income Taxes. ASU 2020-12 eliminates certain exceptions related to the approach for intra-period tax allocation, the methodology for calculating income taxes in an interim period, and the recognition of deferred tax liabilities for outside basis differences. It also clarifies and simplifies other aspects of the accounting for income taxes. This guidance is effective for public business entities for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. For all other entities, including emerging growth companies, it is effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early adoption is permitted. As of January 2, 2019 (inception), the Company adopted this ASU which did not have an impact to the Company’s consolidated financial statements.

F-44

OCEAN BIOMEDICAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

3. Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consisted of the following (in thousands):

	December 31, 2020	December 31, 2021
Accounting and legal fees	$2,085	$5,931
Research and development	50	394
Other	53	237

Total accounts payable and accrued expenses	$2,188	$6,562

4. Commitments and Contingencies

Litigation

The Company is not a party to any material legal proceedings and is not aware of any pending or threatened claims. From time to time, the Company may be subject to various legal proceedings and claims that arise in the ordinary course of its business activities.

Leases

As of December 31, 2021, the Company is not a party to any leasing agreements.

License Fees

The Company entered into license agreements with its academic research institution partners. Under these license agreements, the Company is required to make annual fixed license maintenance fee payments. The Company is also required to make payments upon successful completion and achievement of certain milestones as well as royalty payments upon sales of products covered by such licenses. The payment obligations under the license and collaboration agreements are contingent upon future events such as achievement of specified development, clinical, regulatory, and commercial milestones. As the timing of these future milestone payments are not known, the Company has not included these fees in the consolidated balance sheets as of December 31, 2020 or 2021. See Note 8, License Agreements.

Contingent Compensation

Under the management employment agreements, as of December 31, 2020, the Company has salaries and bonuses that are contingently payable upon financing, collectively called contingent compensation, in the amount of $5.2 million. Of this amount, $2.8 million are salaries contingent upon the successful completion of the Company’s IPO, $1.9 million are bonus payments to certain members of senior management contingent upon the successful completion of the Company’s IPO, and $0.5 million are bonuses contingent upon the completion of the Company’s first capital raise equal to at least $50 million.

On August 2, 2021, the Company amended the management employment agreements. Under the amended management employment agreements, the Company has salaries and bonuses, collectively called contingent compensation, that are contingently payable based only upon the Company’s first cumulative capital raise of at least $50 million. As of December 31, 2021, the Company has contingent compensation in the amount of $8.1 million.

These amounts will not be paid if the contingencies do not occur. Since the payment of obligations under the employment agreements are contingent upon these future events, which are not considered probable as such future events are deemed outside of the Company’s control, the Company has not included these amounts in its consolidated balance sheets.

5. Common Stock

The holders of common stock of the Company are entitled to dividends when and if declared by the board of directors. The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. As of December 31, 2020, the Company had 28.9 million authorized shares with a par value of $0.000001 per share. As of December 31, 2021, the Company had 180.6 million authorized shares with a per value of $0.000001 per share. The Company’s founder and sole stockholder was issued 17,454,542 shares of the Company’s common stock (“Founders Shares”) upon the formation of the Company on January 2, 2019.

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OCEAN BIOMEDICAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

In December 2020, the sole stockholder of the Company contributed 100% of his Founders Shares to Poseidon Bio, LLC (“Poseidon”), which became the sole stockholder of the Company. In February 2021, Poseidon transferred 342,244 shares of the Company’s common stock back to the Company’s founder.

In February 2021, Poseidon amended and restated its operating agreement to allow additional members into Poseidon by issuing Class A units and Class B units in which the Company’s founder is the sole Class A unit holder who holds 100% of the voting power of Poseidon. In addition, certain executives and employees of the Company were granted Class B unit profit interests in Poseidon. These profit interests grants in the Company’s controlling shareholder were deemed to be transactions incurred by the shareholder and within the scope of FASB ASC 718, Stock Compensation. As a result, the related transactions by the shareholder were pushed down into the Company’s consolidated financial statements. As of December 31, 2021, the Company’s founder held 100% of the voting power and 69% of the equity interests in Poseidon. See Stock-Based Compensation for Profit Interests in Poseidon section below.

In March 2021, the Company authorized the issuance of 42,176 shares of common stock in the Company to certain persons who were accredited investors (consisting of friends and family of the Company’s employees) at an aggregate offering price of $1.0 million. As of December 31, 2021, the Company has issued 41,828 shares of common stock at an aggregate offering price of $1.0 million of the total amounts approved. As of December 31, 2021, a total of 17,496,370 shares of common stock of the Company have been issued and Poseidon held 98% of the voting power of the Company.

On June 23, 2021, the Company entered into a Common Stock Purchase Agreement with The Regents of the University of California, as Trustee of the University of California Retirement Plan, or the UC Regents, to purchase a number of shares of the Company’s common stock equal to the lesser of (i) $15,000,000 and (ii) 10% of the aggregate cash price paid by the underwriters in this offering, prior to deduction of any underwriter fees or underwriting discounts and commissions, at a price per share equal to 90% of the initial public offering price shares based on the initial public offering price in a private placement transaction that would close concurrently with, and be contingent and conditioned upon consummation of an offering.

On July 9, 2021, the Company and the UC Regents amended the Common Stock Purchase Agreement with the Regents of the University of California UC Regents to purchase shares of Common Stock at a price per share in cash equal to (ninety percent (90%) of the price at which the Common Stock is issued and sold to the public in the IPO for an aggregate cash purchase price of $7,000,000 contingent upon and concurrently with the closing of the IPO. This amended Agreement terminated on December 31, 2021. On December 31, 2021, the Agreement was amended to extend the termination date to February 14, 2022.

The sale of such shares to the UC Regents will not be registered under the Securities Act of 1933, as amended, and these shares will be subject to certain restrictions on transfer pursuant to applicable securities laws and are subject to a 180-day lock-up agreement with the underwriters in this IPO. The underwriters will not receive any fees in connection with the sale of shares to the UC Regents in the proposed Concurrent Private Placement.

As of December 31, 2021, the aggregate value of the discount price per share is $777,777. However, since the amount is contingent on the Company’s completion of an IPO, the Company has not yet recognized the fair value of the discounted option agreement as an expense in its consolidated financial statements.

The Common Stock Purchase Agreement with the Regents of the University of California, as Trustee of the University of California Retirement Plan also includes a put right option to repurchase the number of shares issued for 180 days from the Closing Date of the IPO. The put right option is contingent upon certain executive management personnel are no longer employed or engaged as a consultant by the Company. As of December 31, 2021, there is no value to be determined for the put option since the obligation is contingent upon future events which are not considered probable. The Company has not included an amount in the consolidated financial statements.

On July 13, 2021, the Company implemented a 1-for 4 stock split of the Company’s common stock. All share and per share data shown in the accompanying financial statements and related notes have been retroactively revised to reflect the reverse stock split.

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OCEAN BIOMEDICAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Stock-Based Compensation for Profit Interests in Poseidon

The Company recognizes compensation costs related to profit interests granted to employees, nonemployees and directors based on the estimated fair value of the awards on the date of grant. The Company estimates the grant date fair value and the resulting stock-based compensation expense using the Black-Scholes option-pricing model. The grant date fair value of the profit interests in Poseidon are recognized on a straight-line basis over the requisite service periods but accelerated to the extent that grants vest sooner than on a straight-line basis. Forfeitures are accounted for as they occur.

On February 22, 2021, 3,080,000 Class B profit interests were granted. The estimated fair value of a Class B profit interest in Poseidon at February 22, 2021, the grant date of the profit interests, was $22.26 per interest and was determined using an option-pricing model under which interests are valued by creating a series of call options with exercise prices based on the liquidation preferences and conversion terms of each equity class, adjusted for a discount for the lack of marketability to account for a lack of access to an active public market.

The following assumptions were used to estimate the fair value of the profits interests that were granted on February 22, 2021:

Risk-free interest rate	0.11%
Fair value of common stock of the Company	$16.96
Expected dividend yield	—
Expected terms in years	2
Expected volatility	75%

As of December 31, 2021, there was $56.5 million of recognized compensation costs and $12.0 million of unrecognized compensation that is expected to be recognized over the weighted-average periods of 8 months related to profit interests grants.

The stock-based compensation allocation was based upon the grantees vested interests and the amount of time spent in their respective operating department. The following table summarizes the allocation of stock-based compensation for the Profit Interests in Poseidon for the year ended December 31, 2021:

Amount (in thousands)
Research and development expense	$33,580
General and administrative expense	$22,970
Total stock-based compensation expense	$56,550

Stock Options

In February 2021, the Company’s board of directors approved the Ocean Biomedical, Inc. 2021 Stock Option and Grant Plan (“2021 Stock Option and Grant Plan”) that reserves approximately 10% of unissued but authorized common stock shares. The 2021 Stock Option and Grant Plan permits the granting of incentive stock options, non-qualified stock options, restricted stock awards, unrestricted stock awards, and restricted stock units to employees, directors, officers, and consultants. As of December 31, 2021, no such options, awards or units have been issued.

6. Net Loss Per Share

There were approximately 0.5 million of non-vested profit interests grants outstanding of potentially dilutive (anti-dilutive) securities that were excluded from the calculation of diluted net loss per share.

7. Income Taxes

Provision for income taxes

There is no provision for income taxes because the Company has incurred operating losses and capitalized certain items for income tax purposes since its inception and maintains a full valuation allowance against its net deferred tax assets. The reported amount of income tax expense for the period differs from the amount that would result from applying the federal statutory tax rate to net loss before taxes primarily because of the change in valuation allowance.

	For Year Ended December 31, 2020	For Year Ended December 31, 2021
Statutory federal income tax rate	21.0%	21.0%
Change in valuation allowance	(21.0%)	(21.0%)
Income tax provision (benefit)	0.0%	0.0%

F-47

OCEAN BIOMEDICAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Deferred tax assets and valuation allowance

Deferred tax assets reflect the tax effects of net operating losses, tax credit carryovers, and temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. At December 31, 2020, the Company’s deferred tax assets are organizational start-up costs capitalized for income tax purposes but expensed for financial reporting and had no U.S. federal and state NOL carryforwards. At December 31, 2021, the Company’s deferred tax assets are the tax effects of U.S. federal and state NOL carryforwards and stock-based compensation.

The significant components of the Company’s net deferred tax asset are as follows (in thousands):

	December 31, 2020	December 31, 2021
Deferred tax assets:
Organization and start-up costs	$347	$324
Net operating loss carryforwards	—	294
Stock-based compensation	—	11,876
Total deferred income tax assets	347	12,494
Valuation allowance	(347)	(12,494)
Deferred tax asset, net of allowance	$—	$—

The Company may be entitled to claim federal and state income tax credits for its 2020 and 2021 R&D activities, but these amounts have not yet been determined. Any R&D Credits generated by the Company in 2020 and 2021 would result in an additional deferred tax asset that would be subject to a full valuation allowance. Future changes in ownership may limit the utilization of R&D Credits due to Section 383 of the Internal Revenue Code of 1986, as amended, and similar provisions.

8. License Agreements

Stanford University Agreement

On June 25, 2020, the Company entered into a Nonexclusive License Agreement for COVID-19 Related Technology, or the Stanford Agreement, with Stanford University, or Stanford. Under the Stanford Agreement, Stanford grants to the Company a nonexclusive license to Stanford’s rights in a licensed patent related to therapeutic applications for COVID-19 to make, have made, use, import, offer to sell, and sell licensed product. Under the Stanford Agreement, the Company is responsible for reimbursement of patent costs. To date, the Company has reimbursed Stanford for patent costs in the amount of $18,247. There are no license or royalty fees under the Stanford Agreement, unless the Company exceeds a gross margin of 40% on the sale of licensed product in one or more Organization for Economic Cooperation and Development, or OECD, countries. At such time as the gross margin on the sale of licensed product in any OECD country exceeds 40% in a single calendar quarter, the parties will meet and determine appropriate additional financial consideration for Stanford, as well as the terms associated with such consideration. The Company may not sublicense under the Stanford Agreement.

Milestone commitments include the Company diligently developing, manufacturing, and selling licensed product, diligently developing markets for licensed product, and initiating a Phase 2/3 or Phase 3 clinical trial for angiotensin 1-7 within twelve months after the effective date of the Stanford Agreement. Either party may terminate the Stanford Agreement in certain situations, including Stanford being able to terminate the Stanford Agreement if the Company is not diligently developing and commercializing licensed product or misses a milestone commitment. In addition, in the event of a change of control to that part of the Company’s business that exercises all of the rights granted under the Stanford Agreement, or if the Stanford Agreement is assigned to a third party, the Company will pay Stanford $100,000. On March 3, 2021, the Stanford Agreement was amended and restated so that Company’s subsidiary, Ocean Promise, Inc., is now the party to the license agreement instead of Company, or the Restated Stanford Agreement.

Elkurt/Brown License Agreements

On July 31, 2020, the Company entered into four separate Exclusive License Agreements, or the Brown License Agreements, with Elkurt, Inc., or the Licensor, a licensee of Brown University. On March 21, 2021, the Company and the Licensor amended each of the Brown License Agreements. Elkurt, Inc., is a company formed by the Company’s scientific co-founders Jack A. Elias, M.D., former Dean of Medicine and current Special Advisor for Health Affairs to Brown University, and Jonathan Kurtis, M.D., PhD, Chair of the Department of Pathology and Laboratory Medicine at Brown. Under the Brown License Agreements, the Licensor grants to the Company exclusive, royalty-bearing licenses to patent rights and nonexclusive, royalty-bearing licenses to know-how, solely to make, have made, market, offer for sale, use, and sell licensed products for use in certain fields. On August 31, 2021, the Brown License Agreements were amended to extend the date after which Elkurt can terminate the license agreements if the Company has not raised at least $10 million in equity financing to May 1, 2022.

For each of the Brown License Agreements and amendments, the Company is required to pay the Licensor a maintenance fee of $67,000 due within fifteen days of an equity financing of at least $10 million, if paid by October 15, 2021, but if not paid by October 15, 2021, the license maintenance fee shall increase by 1% per month. As of December 31, 2021, the license maintenance fee has not been paid. For the year ended December 31, 2021, the Company is required to pay the Licensor a maintenance of $68,675 per license. In addition, beginning on January 1, 2022 and each year thereafter until January 1, 2027, the Company is required to pay an annual License Maintenance Fee of $3,000. Beginning on January 1, 2028, and every year thereafter the annual License Maintenance Fee shall become $4,000 per year. Upon successful commercialization, the Company is required to pay the Licensor between 0.5% to 1.5% of net sales based on the terms under the Brown License Agreements. In addition, the Company must pay the Licensor, under each of the Brown License Agreements, 25% of all non-royalty sublicense income prior to the first commercial sale, and 10% of non-royalty sublicense income thereafter, in the event that the Company enters into sublicenses for the subject intellectual property. If net sales or non-royalty sublicense income are generated from know-how products, the amounts otherwise due (royalty or non-royalty sublicense income) shall be reduced by 50%.

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OCEAN BIOMEDICAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

The Company will also pay the Licensor developmental and commercialization milestone payments for each of the Brown License Agreements ranging from $50,000 for the filing of an Investigational New Drug Application (“IND”), or the equivalent outside of the United States, to $250,000 for enrollment of the first patient in a Phase 3 clinical trial in the United States or the equivalent outside of the United States. The Company is also responsible for reimbursement of patent costs. The Company records reimbursement of patent costs as general and administrative costs in the statements of operations as incurred. To date, the Company has total reimbursed patent costs expenses to Brown University in the amount of $174,548.

The contract term for each of the Brown License Agreements and amendments continues until the later of the date on which the last valid claim expires or ten years. Either party may terminate each of the Brown License Agreements in certain situations, including the Licensor being able to terminate the Brown License Agreements at any time and for any reason after May 1, 2022 if the Company has not raised at least $10 million in equity financing by then. For the oncology programs, three of the license agreements have been sublicensed to the Company’s subsidiary, Ocean Chitorx, Inc., and for the Fibrosis program, one license agreement has been sublicensed to the Company’s subsidiary, Ocean Chitofibrorx, Inc.

Elkurt/Rhode Island Agreement

On January 25, 2021, the Company entered into an Exclusive License Agreement, or the Rhode Island License Agreement, with Licensor, a licensee of Rhode Island Hospital. On April 1, 2021, the Company and Licensor amended the Rhode Island License Agreement. Under the Rhode Island License Agreement, the Licensor grants to the Company an exclusive, royalty-bearing license to patent rights and a nonexclusive, royalty-bearing license to know-how, solely to make, have made, market, offer for sale, use, and sell licensed products for use in a certain field.

For the Rhode Island License Agreement and amendments, the Company is required to pay the Licensor $110,000, due within 45 days of an equity financing of at least $10 million or May 1, 2022, whichever comes first, and an additional $3,000 annual maintenance fee beginning January 1, 2022 until January 1, 2027, at which point the annual maintenance fee will become $4,000 per year. The Company is also required to pay the Licensor 1.5% of net sales under the Rhode Island License Agreement. In addition, the Company must pay the Licensor 25% of all non-royalty sublicense income prior to the first commercial sale, and 10% of non-royalty sublicense income thereafter, in the event that the Company enters into sublicenses for the subject intellectual property. If net sales or non-royalty sublicense income are generated from know-how products, the amounts otherwise due (royalty or non-royalty sublicense income) shall be reduced by 50%. The Company will also pay the Licensor developmental and commercialization milestone payments under the Rhode Island Agreement, ranging from $50,000 for the filing of an IND, or the equivalent outside of the United States, to $250,000 for enrollment of the first patient in a Phase 3 clinical trial in the United States or the equivalent outside of the United States. To date, the Company has total reimbursed patent costs expenses to Rhode Island Hospital in the amount of $70,899.

The contract term for the Rhode Island License Agreement began February 1, 2020 and will continue until the later of the date on which the last valid claim expires or fifteen years. Either party may terminate the License Agreement in certain situations, including the Licensor being able to terminate the license agreement at any time and for any reason by May 1, 2022, if the Company has not raised at least $10 million in equity financing by then. Currently, the Rhode Island License Agreement is still in effect and the license agreement has been sublicensed to the Company’s subsidiary, Ocean Sihoma, Inc.

Teton Therapeutics, Inc.

On April 15, 2020, the Company entered into an Exclusive License Agreement (the “Teton License Agreement”) with Teton Therapeutics, Inc. (“Teton”). In February 25, 2021, the Company amended and restated this agreement in order to assign the program to a new subsidiary in the future. Pursuant to the Teton License Agreement, the Company obtained from Teton an exclusive license under certain patent rights, or the Teton Patents, and under certain data, expression and purification methods, information and other know-how, or the Teton Know-How, in each case relating to therapies for neurofibromatosis type 1 and 2 and schwannomatosis. Under such licenses that the Company obtained from Teton, or the Teton Licenses, the Company has the right to make, has made, market, offer for sale, use and sell in the field of therapeutics for each of neurofibromatosis type 1 and 2 and schwannomatosis on a worldwide basis any products or services that are either covered by the Teton Patents or incorporates or otherwise utilizes any Teton Know-How, or any materials that are sold in conjunction with any such products or services, in each such case, a Teton Product. The Company intends to form a subsidiary that will house this program, or the Ocean Teton Subsidiary.

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OCEAN BIOMEDICAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Under the Teton License Agreement, after the date the Company forms the Ocean Teton Subsidiary, or the Ocean Teton Assignment Date, the Ocean Teton Subsidiary will develop and commercialize Teton Products in accordance with the development and commercialization plan, which will be mutually agreed upon with Teton.

In consideration for the rights conveyed by Teton under the Teton License Agreement, after the Ocean Teton Assignment Date, the Ocean Teton Subsidiary is obligated to reimburse Teton for all documented, out-of-pocket expenses incurred by Teton before the Teton Assignment Date, which expenses are $42,000. If the Company or the Ocean Teton Subsidiary, as applicable, grant any sublicenses under the Teton Licenses, the Company or the Ocean Teton Subsidiary, as applicable, are obligated to pay to Teton sublicense fees that are calculated on a tiered basis as a percentage of sublicense income including royalties and non-cash consideration, which percentage will differ based on whether the sublicense is executed prior to the fifth anniversary, between the fifth and eighth anniversary, or after the eighth anniversary of the effective date of the Teton License, with the percentage in each case in the low-double digits. The Ocean Teton Subsidiary is also required to issue to each of Teton and a certain group of its research personnel a number of shares of its stock representing ten percent (10%) of its outstanding capital stock on a fully diluted basis.

Under the Teton License Agreement, Teton retains control of the preparation, filing, prosecution and maintenance of the Teton Patents. The Ocean Teton Subsidiary is responsible for reimbursing Teton for all documented, out-of-pocket expenses incurred in performing such patent-related activities after the Teton Assignment Date but during the term of the Teton License Agreement.

Unless earlier terminated, the Teton License Agreement will terminate in its entirety upon the later of (a) the expiration of the last to expire valid claim of the Teton Patents covering any Teton Product, or (b) 20 years. The Company or the Ocean Teton Subsidiary, as applicable, may terminate the Teton License Agreement in its entirety at any time for convenience. Either party may terminate the Teton License Agreement in its entirety for the other party’s uncured material breach after an opportunity for the other party to cure such material breach. Teton may terminate the Teton License Agreement in its entirety immediately upon notice if the Company or the Ocean Teton Subsidiary notifies Teton that it has not elected to pursue development of the licensed rights or upon 30 days’ notice if the Ocean Teton Subsidiary fails to commence certain studies within a certain number of years after the assignment date to the Ocean Teton Subsidiary. Teton may also terminate the Teton License Agreement for the Company’s or the Ocean Teton Entity’s insolvency. If the Teton License Agreement is terminated by either party for any reason, the Teton Licenses will terminate and all rights thereunder will revert to Teton.

9. CMO Agreement

On December 31, 2020, the Company executed a Development and Manufacturing Services Agreement with Lonza AG and affiliate Lonza Sales AG (“Lonza”). The Company engaged Lonza pursuant to the development and manufacture of certain products and services along with the assistance in developing the product OCX-253. The agreement outlines the pricing for services and raw materials as incurred and payment terms. As of December 31, 2021, approximately $0.4 million has been incurred.

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OCEAN BIOMEDICAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

The Development and Manufacturing Services Agreement will terminate on December 31, 2025. Either party may terminate the agreement within 60 days after it becomes apparent to either party that it will not be possible to complete the services for a scientific or technical reason after a good faith effort is made to resolve such problems. The agreement may be terminated by either party, immediately for any uncured material breach, insolvency, or liquidation. In the event of termination, the Company will pay Lonza all costs incurred through the termination date.

10. Related Party Transactions

Transaction with Teton Therapeutics, Inc.

In April 2020, the Company entered into an Exclusive License Agreement with Teton Therapeutics, Inc., a Delaware corporation, which is 100% owned by an equity holder in Poseidon Bio LLC. In February 2021, the license agreement was amended. To date, there have been no license fees incurred. See Note 8, License Agreements.

License Agreements with Elkurt, Inc.

In July, 2020, the Company entered into four separate Exclusive License Agreements, or the Brown License Agreements, with Elkurt, Inc., a licensee of Brown University. The Company amended each of the Brown License Agreements on March 21, 2021 and August 31, 2021. Elkurt, Inc., is a company formed by the Company’s scientific co-founders Jack A. Elias, M.D., former Dean of Medicine and current Special Advisor for Health Affairs to Brown University, and Jonathan Kurtis, M.D., PhD, Chair of the Department of Pathology and Laboratory Medicine at Brown. Under the Brown License Agreements, Elkurt, Inc. grants to the Company exclusive, royalty-bearing licenses to patent rights and nonexclusive, royalty-bearing licenses to know-how, solely to make, have made, market, offer for sale, use, and sell licensed products for use in certain fields. License fees are expensed as incurred as research and development expenses. Patent reimbursement fees are expensed as incurred as general and administrative expenses. On August 31, 2021, the Agreements were amended, thereby extending the termination date of each. As of December 31, 2021, Elkurt, Inc. expensed and paid for patent reimbursement expenses to Brown University in the amount of $42,727 on behalf of the Company. The amounts are included in accounts payable-related party on the consolidated balance sheets.

In January 2021, the Company entered into an Exclusive License Agreement, or the Rhode Island License Agreement, with Elkurt, Inc., a licensee of Rhode Island Hospital. The Company amended the Rhode Island License Agreement on April 1, 2021. Under the Rhode Island License Agreement, Elkurt, Inc. grants to the Company an exclusive, royalty-bearing license to patent rights and a nonexclusive, royalty-bearing license to know-how, solely to make, have made, market, offer for sale, use, and sell licensed products for use in a certain field. To date, there have been no license fees incurred. On September 10, 2021, the Agreement was amended, thereby extending the termination date.

Transactions with Founder and Executive Chairman

As of December 31, 2021, the Company’s Founder and Executive Chairman had paid for certain general and administrative expenses totaling $93,769 on behalf of the Company. The amounts were recorded as accounts payable-related parties on the consolidated balance sheets.

11. Subsequent Events

The Company has evaluated subsequent events through April 8, 2022, the date that these consolidated financial statements were issued. Except for the matters disclosed below, no additional subsequent events had occurred that would require recognition or disclosure in these consolidated financial statements.

On January 19, 2022, the Company implemented an 8-for-11 reverse stock split of the Company’s common stock. All share and per share data shown in the accompanying financial statements and related notes have been retroactively revised to reflect the reverse stock split.

On February 1, 2022, the Company implemented a 6-for-7 reverse stock split of the Company’s common stock. All share and per share data shown in the accompanying financial statements and related notes have been retroactively revised to reflect the reverse stock split.

On February 2, 2022, the Company implemented a 28-for-29 reverse stock split of the Company’s common stock. All share and per share data shown in the accompanying financial statements and related notes have been retroactively revised to reflect the reverse stock split.

On February 22, 2022, the Company entered into a Loan Agreement with Second Street Capital, LLC (the “Second Street Loan”), pursuant to which the Company borrowed $600,000, which was used to pay a $15,000 loan fee and certain accrued expenses of the Company. The Second Street Loan accrues interest at the rate of 15% per annum, with principal and interest due at maturity. The Company is required to repay the Second Street Loan on the earlier of (i) 5 business days after the Company’s next financing or (ii) May 23, 2022. The Company issued to Second Street Capital, LLC a warrant to purchase 312,500 shares of the Company’s common stock, with an exercise price of $11.00 per share, exercisable until February 22, 2026. For a period of 180 days from the closing of the Company’s next financing, Second Street Capital, LLC has the right to put the warrants to the Company in exchange for a payment of $250,000.

Effective on March 25, 2022, the Company amended the four Elkurt/Brown License Agreements to extend the termination dates to May 1, 2022. See Note—8 License Agreements.

Effective on March 25, 2022, the Company amended the Elkurt/Rhode Island License Agreement to extend the termination date to May 1, 2022. See Note—8 License Agreements.

F-51

OCEAN BIOMEDICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and per share amounts)

	December 31, 2021	June 30, 2022
Assets
Current assets
Cash	$60	$395
Deferred offering costs	19	—
Total current assets	79	395
Total assets	$79	$395
Liabilities and stockholders’ deficit
Current liabilities
Accounts payable and accrued expenses	$6,562	$8,898
Accrued expenses-related party	179	270
Short term loans, net of issuance costs	—	764
Total current liabilities	6,741	9,932
Commitments and contingencies (Note 4)	—	—
Stockholders’ deficit
Common stock, $0.000001 par value; 180,564,262 shares authorized, 17,496,370 shares issued and outstanding as of December 31, 2021 and 180,564,262 shares authorized, 17,496,370 shares issued and outstanding as of June 30, 2022
Additional paid-in capital	57,567	67,400
Accumulated deficit	(64,229)	(76,937)
Total stockholders’ deficit	(6,662)	(9,537)
Total liabilities and stockholders’ deficit	$79	$395

See accompanying notes to the unaudited condensed consolidated financial statements

F-52

OCEAN BIOMEDICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except share and per share amounts)

	For the Six Months Ended June 30, 2021	For the Six Months Ended June 30, 2022
Revenue	$—	$—
Operating expenses
Research and development	28,077	6,390
General and administrative	21,202	5,620
Total operating expenses	49,279	12,010
Operating loss	(49,279)	(12,010)
Other income/(loss)	(1)	(698)
Net loss	$(49,280)	$(12,708)

Weighted-average number of shares outstanding used in computing net loss per share – basic	17,478,208	17,496,370
Net loss per share – basic	$(2.82)	$(0.73)

Weighted-average number of shares outstanding used in computing net loss per share – diluted	17,478,208	17,496,370
Net loss per share – diluted	$(2.82)	$(0.73)

See accompanying notes to the unaudited condensed consolidated financial statements

F-53

OCEAN BIOMEDICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Stockholders’ Deficit

(Unaudited)

(in thousands, except share amounts)

For the Six Months Ended June 30, 2021

	Common Stock Shares	Common Stock Amount	Additional Paid-in Amount	Accumulated Deficit	Total Stockholders’ Deficit
Balance at January 1, 2021	17,454,542	$—	$—	$(1,885)	$(1,885)
Issuance of common stock	41,749		1,015		1,015
Stock-based compensation			47,464		47,464
Net loss		—	—	(49,280)	(49,280)
Balance at June 30, 2021	17,496,291	$—	$48,479	$(51,165)	$(2,686)

For the Six Months Ended June 30, 2022

	Common Stock Shares	Common Stock Amount	Additional Paid-in Amount	Accumulated Deficit	Total Stockholders’ Deficit
Balance at January 1, 2022	17,496,370	$—	$57,567	$(64,229)	$(6,662)
Stock-based compensation			9,444		9,444
Warrants issued			389		389
Net loss		—	—	(12,708)	(12,708)
Balance at June 30, 2022	17,496,370	$—	$67,400	$(76,937)	$(9,537)

See accompanying notes to the unaudited condensed consolidated financial statements

F-54

OCEAN BIOMEDICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	For the Six Months Ended June 30, 2021	For the Six Months Ended June 30, 2022
Operating activities
Net loss	$(49,280)	$(12,708)
Adjustments to reconcile net loss to net cash used in operating activities
Stock-based compensation	47,464	9,444
Warrants issued	—	389
Changes in operating assets and liabilities	1,504	2,356
Net cash used in operating activities	(312)	(519)
Investing activities
Net cash used in investing activities	—	—
Financing activities
Expenses paid by related party-shareholder	57	90
Proceeds from issuance of common stock, net of issuance costs	1,015	—
Short term loans, net of issuance costs	—	764
Net cash provided by financing activities	1,072	854
Net increase in cash	760	335
Cash – beginning of year	—	60
Cash – end of period	$760	$395
Non-cash financing activities
Deferred offering costs not yet paid	$1,160	—

See accompanying notes to the unaudited condensed consolidated financial statements

F-55

OCEAN BIOMEDICAL, INC. AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements

1. Organization, Description of Business, and Going Concern Considerations

Ocean Biomedical, Inc. (the “Company”), a Delaware corporation, was founded on January 2, 2019. The Company is a biopharmaceutical company that is focused on discovering and developing therapeutic products in oncology, fibrosis, infectious diseases and inflammation.

The Company is subject to risks common to companies in the biopharmaceutical industry, including, but not limited to, risks related to the successful development and commercialization of product candidates, fluctuations in operating results and financial risks, the ability to successfully raise additional funds when needed, protection of proprietary rights and patent risks, patent litigation, compliance with government regulations, dependence on key personnel and prospective collaborative partners, and competition from competing products in the marketplace.

Going Concern Considerations

The accompanying interim condensed consolidated financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

In March 2021, the Company approved the issuance of 42,176 shares of common stock to certain persons consisting of friends and family of our employees, at an aggregate offering price of $1.0 million. As of June 30, 2022, the Company issued 41,828 shares of common stock at an aggregate offering price of $1.0 million.

In February 2022, the Company entered into a Loan Agreement with Second Street Capital, LLC (the “Second Street Loan”), pursuant to which the Company borrowed $600,000. The Second Street Loan accrues interest at the rate of 15% per annum, with principal and interest due at maturity. The Company issued to Second Street Capital, LLC a warrant to purchase 312,500 shares of the Company’s common stock, with an exercise price of $11.00 per share, exercisable until February 22, 2026. For a period of 180 days from the closing of the Company’s next financing, Second Street Capital, LLC has the right to put the warrants to the Company in exchange for a payment of $250,000. The Company is required to repay the Second Street Loan on the earlier of (i) 5 business days after the Company’s next financing or (ii) November 18, 2022.

In May 2022, the Company entered into a second Loan Agreement with Second Street Capital, LLC (the “Second Street Loan 2”), pursuant to which the Company borrowed $200,000. The Second Street Loan 2 accrues interest at the rate of 15% per annum, with principal and interest due at maturity. The Company issued to Second Street Capital, LLC a warrant to purchase 62,500 shares of the Company’s common stock, with an exercise price of $11.00 per share, exercisable until February 22, 2026. There is no put option associated with this loan. The Company is required to repay the Second Street Loan 2 on the earlier of (i) 5 business days after the Company’s next financing or (ii) November 18, 2022.

The Company had no cash inflows from operating activities for the six months ended June 30, 2022. As of June 30, 2022, the Company had minimal cash and a working capital deficiency of $9.5 million. The Company’s current operating plan indicates it will incur losses from operations and generate negative cash flows from operating activities, given anticipated expenditures related to research and development activities and its lack of revenue generating ability at this point in the Company’s lifecycle. These events and conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements are issued.

F-56

OCEAN BIOMEDICAL, INC. AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

1. Organization, Description of Business, and Going Concern Considerations (Continued)

The Company will need to raise additional funds in order to advance its research and development programs, operate its business, and meet its future obligations as they come due. Currently, the Company is seeking to complete the Business Combination with Aesther Healthcare Acquisition Corp.. In the event the Company does not complete the Business Combination, the Company will seek additional funding through an initial public offering (“IPO”), private equity financings, debt financings, collaborations, strategic alliances, and marketing, distribution, or licensing arrangements. There is no assurance that the Company will be successful in obtaining such additional financing on terms acceptable to the Company, if at all, and the Company may not be able to enter into collaborations or other arrangements. If the Company is unable to obtain funding, the Company could be forced to delay, reduce, or eliminate its research and development programs, which could adversely affect its business prospects and its ability to continue operations.

The accompanying interim condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

COVID-19 Pandemic

In March 2020, the World Health Organization declared the global novel coronavirus disease 2020 (“COVID-19”) outbreak a pandemic. As of June 30, 2022, the Company’s operations have not been significantly impacted by the COVID-19 outbreak. However, the Company cannot at this time predict the specific extent, duration, or full impact that the COVID-19 outbreak will have on its financial condition and operations, including planned pre-clinical activities. The impact of the COVID-19 coronavirus outbreak on the financial performance of the Company will depend on future developments, including the duration and spread of the outbreak and related governmental advisories and restrictions. These developments and the impact of COVID-19 on the financial markets and the overall economy are highly uncertain and cannot be predicted. If the financial markets and/or the overall economy are impacted for an extended period, the Company’s results may be materially adversely affected.

In March 2020, the U.S. government enacted the Coronavirus Aid, Relief, and Economic Security Act, or CARES Act, which includes modifications to the limitation on business interest expense and net operating loss provisions and provides a payment delay of employer payroll taxes during 2020 after the date of enactment. In December 2020, the U.S. government added and expanded provisions in the CARES Act.

In March 2021, the U.S. government enacted the American Rescue Plan Act that added and expanded similar provisions in the CARES Act. The Company does not expect the CARES Act or the American Rescue Plan Act to have a material impact on the Company’s interim condensed consolidated financial statements.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying interim condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and stated in U.S. dollars. Any reference in these notes to applicable guidance is meant to refer to the authoritative GAAP as found in the Accounting Standards Codification and Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”).

The accompanying interim condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries after elimination of all intercompany accounts and transactions. The subsidiaries were formed to organize the Company’s therapeutic programs in order to optimize multiple commercialization options and to maximize each program’s value.

F-57

OCEAN BIOMEDICAL, INC. AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

2. Summary of Significant Accounting Policies (Continued)

The accompanying condensed consolidated balance sheet as of December 31, 2021, which has been derived from audited financial statements, and the unaudited interim condensed consolidated financial statements as of June 30, 2022, and for the six months ended June 30, 2022 and June 30, 2021 have been prepared in accordance with GAAP for interim financial information. Certain information and note disclosures normally included in annual financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to those rules and regulations. In the opinion of management, all accounting entries and adjustments (including normal, recurring adjustments) considered necessary for a fair presentation of the financial position and the results of operations for the interim periods have been made. Operating results for the six months ended June 30, 2022 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2022. For further information, including a description of the significant accounting policies of the Company, refer to the audited consolidated financial statements and notes thereto included above.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of expenses during the reporting periods. Actual results could differ from those estimates. On an ongoing basis, the Company evaluates its estimates, as applicable, including those related to accrued expenses, the fair values of the Company’s common stock, and the valuation of deferred tax assets. The Company bases its estimates using Company forecasts and future plans, current economic conditions, and information from third-party professionals that management believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities and recorded amounts of expenses that are not readily apparent from other sources and adjusts those estimates and assumptions when facts and circumstances dictate.

The Company’s results can also be affected by economic, political, legislative, regulatory or legal actions. Economic conditions, such as recessionary trends, inflation, interest, changes in regulatory laws and monetary exchange rates, and government fiscal policies, can have a significant effect on operations. The Company could also be affected by civil, criminal, regulatory or administrative actions, claims, or proceedings.

Emerging Growth Company Status

The Company is an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act, until such time as those standards apply to private companies. The Company has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it (i) is no longer an emerging growth company, or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, these financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

F-58

OCEAN BIOMEDICAL, INC. AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

3. Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consisted of the following (in thousands):

	December 31, 2021	June 30, 2022
Accounting and legal fees	$5,931	$7,981
Research and development	394	389
Other	237	528
Total accounts payable and accrued expenses	$6,562	$8,898

4. Commitments and Contingencies

Short-term Loan Agreements

On February 22, 2022, the Company entered into a Loan Agreement with Second Street Capital, LLC (the “Second Street Loan”), pursuant to which the Company borrowed $600,000, which was used to pay a $15,000 loan fee and certain accrued expenses of the Company. The Second Street Loan accrues interest at the rate of 15% per annum, with principal and interest due at maturity. The Company is required to repay the Second Street Loan on the earlier of (i) 5 business days after the Company’s next financing or (ii) May 23, 2022. The Company issued to Second Street Capital, LLC a warrant to purchase 312,500 shares of the Company’s common stock, with an exercise price of $11.00 per share, exercisable until February 22, 2026. For a period of 180 days from the closing of the Company’s next financing, Second Street Capital, LLC has the right to put the warrants to the Company in exchange for a payment of $250,000. On April 22, 2022, the Second Street Loan Agreement was amended whereas the maturity date was extended from May 23, 2022 to November 18, 2022. The Company recognized an expense and liability of $250,000 for the put option in the consolidated financial statements for the period ended June 30, 2022.

In May 2022, the Company entered into a second Loan Agreement with Second Street Capital, LLC (the “Second Street Loan 2”), pursuant to which the Company borrowed $200,000, which was used to pay a $15,000 loan fee, $15,000 fee for amending the Second Street Loan Agreement to extend the maturity date, and $20,000 next day loan fee. The Second Street Loan 2 accrues interest at the rate of 15% per annum, with principal and interest due at maturity. The Company issued to Second Street Capital, LLC a warrant to purchase 62,500 shares of the Company’s common stock, with an exercise price of $11.00 per share, exercisable until February 22, 2026. There is no put option associated with this loan. The Company is required to repay the Second Street Loan 2 on the earlier of (i) 5 business days after the Company’s next financing or (ii) November 18, 2022. The Company recognized an expense of $388,938 for the warrants issued based on the estimated fair value of the awards on the date of grant. See Note 5-Common Stock-Warrants

Litigation

The Company is not a party to any material legal proceedings and is not aware of any pending or threatened claims. From time to time, the Company may be subject to various legal proceedings and claims that arise in the ordinary course of its business activities.

Leases

As of June 30, 2022, the Company is not a party to any leasing agreements.

F-59

OCEAN BIOMEDICAL, INC. AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

4. Commitments and Contingencies (Continued)

License Fees

The Company entered into license agreements with its academic research institution partners. Under these license agreements, the Company is required to make annual fixed license maintenance fee payments. The Company is also required to make payments upon successful completion and achievement of certain milestones as well as royalty payments upon sales of products covered by such licenses. The payment obligations under the license and collaboration agreements are contingent upon future events such as achievement of specified development, clinical, regulatory, and commercial milestones. As the timing of these future milestone payments are not known, the Company has not included these fees in the consolidated balance sheets as of December 31, 2021 or in the condensed consolidated balance sheets as of June 30, 2022. Starting January 1, 2022, annual license maintenance fees in the amount of $3,000 are due for each of the four Elkurt/Brown licenses. For the period ended June 30, 2022, $12,000 was recorded as an expense in the Company’s financial statements. See Note 8, License Agreements.

Contingent Compensation

Under the amended management employment agreements, as of December 31, 2021, the Company has salaries and bonuses, collectively called contingent compensation, that are contingently payable based only upon the Company’s first cumulative capital raise of at least $50 million in the amount of $8.1 million. As of June 30, 2022, the Company has contingent compensation in the amount of $9.7 million.

These amounts will not be paid if the contingencies do not occur. Since the payment of obligations under the employment agreements are contingent upon these future events, which are not considered probable as such future events are deemed outside of the Company’s control, the Company has not included these amounts in its consolidated balance sheets.

5. Common Stock

The holders of common stock of the Company are entitled to dividends when and if declared by the board of directors. The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. As of December 31, 2021, the Company had 180.6 million authorized shares with a par value of $0.000001 per share. As of June 30, 2022, the Company had 180.6 million authorized shares with a per value of $0.000001 per share. The Company’s founder and sole stockholder was issued 17,454,542 shares of the Company’s common stock (“Founders Shares”) upon the formation of the Company on January 2, 2019.

In December 2020, the sole stockholder of the Company contributed 100% of his Founders Shares to Poseidon Bio, LLC (“Poseidon”), which became the sole stockholder of the Company. In February 2021, Poseidon transferred 342,244 shares of the Company’s common stock back to the Company’s founder.

In February 2021, Poseidon amended and restated its operating agreement to allow additional members into Poseidon by issuing Class A units and Class B units in which the Company’s founder is the sole Class A unit holder who holds 100% of the voting power of Poseidon. In addition, certain executives and employees of the Company were granted Class B unit profit interests in Poseidon. These profit interests grants in the Company’s controlling shareholder were deemed to be transactions incurred by the shareholder and within the scope of FASB ASC 718, Stock Compensation. As a result, the related transactions by the shareholder were pushed down into the Company’s consolidated financial statements. As of June 30, 2022, the Company’s founder held 100% of the voting power and 68% of the equity interests in Poseidon. See Stock-Based Compensation for Profit Interests in Poseidon section below.

F-60

OCEAN BIOMEDICAL, INC. AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

5. Common Stock (Continued)

In March 2021, the Company authorized the issuance of 42,176 shares of common stock in the Company to certain persons who were accredited investors (consisting of friends and family of the Company’s employees) at an aggregate offering price of $1.0 million. As of June 30, 2022, the Company has issued 41,828 shares of common stock at an aggregate offering price of $1.0 million of the total amounts approved. As of June 30, 2022, a total of 17,496,370 shares of common stock of the Company have been issued and Poseidon held 98% of the voting power of the Company.

On June 23, 2021, the Company entered into a Common Stock Purchase Agreement with The Regents of the University of California, as Trustee of the University of California Retirement Plan, or the UC Regents, to purchase a number of shares of the Company’s common stock equal to the lesser of (i) $15,000,000 and (ii) 10% of the aggregate cash price paid by the underwriters in this offering, prior to deduction of any underwriter fees or underwriting discounts and commissions, at a price per share equal to 90% of the initial public offering price shares based on the initial public offering price in a private placement transaction that would close concurrently with, and be contingent and conditioned upon consummation of an offering.

On July 9, 2021, the Company and the UC Regents amended the Common Stock Purchase Agreement with the Regents of the University of California UC Regents to purchase shares of Common Stock at a price per share in cash equal to (ninety percent (90%) of the price at which the Common Stock is issued and sold to the public in the IPO for an aggregate cash purchase price of $7,000,000 contingent upon and concurrently with the closing of the IPO. This amended Agreement terminates on December 31, 2021. On December 31, 2021, the Agreement was amended to extend the termination date to February 14, 2022. As of June 30, 2022, the Agreement was terminated.

On July 13, 2021, the Company implemented a 1-for 4 stock split of the Company’s common stock. All share and per share data shown in the accompanying financial statements and related notes have been retroactively revised to reflect the reverse stock split.

On January 19, 2022, the Company implemented an 8-for-11 reverse stock split of the Company’s common stock. All share and per share data shown in the accompanying financial statements and related notes have been retroactively revised to reflect the reverse stock split.

On February 1, 2022, the Company implemented a 6-for-7 reverse stock split of the Company’s common stock. All share and per share data shown in the accompanying financial statements and related notes have been retroactively revised to reflect the reverse stock split.

On February 2, 2022, the Company implemented a 28-for-29 reverse stock split of the Company’s common stock. All share and per share data shown in the accompanying financial statements and related notes have been retroactively revised to reflect the reverse stock split.

Stock-Based Compensation for Profit Interests in Poseidon

The Company recognizes compensation costs related to profit interests granted to employees, nonemployees and directors based on the estimated fair value of the awards on the date of grant. The Company estimates the grant date fair value and the resulting stock-based compensation expense using the Black-Scholes option-pricing model. The grant date fair value of the profit interests in Poseidon are recognized on a straight-line basis over the requisite service periods but accelerated to the extent that grants vest sooner than on a straight-line basis. Forfeitures are accounted for as they occur.

On February 22, 2021, 3,080,000 Class B profit interests were granted. The estimated fair value of a Class B profit interest in Poseidon at February 22, 2021, the grant date of the profit interests, was $22.26 per interest and was determined using an option-pricing model under which interests are valued by creating a series of call options with exercise prices based on the liquidation preferences and conversion terms of each equity class, adjusted for a discount for the lack of marketability to account for a lack of access to an active public market.

F-61

OCEAN BIOMEDICAL, INC. AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

5. Common Stock (Continued)

On April 20, 2022, an additional 25,500 fully vested Class B profit interests were granted to an executive. The estimated fair value of a Class B profit interest in Poseidon on the grant date was $7.03 per interest and was determined using an option-pricing model under which interests are valued by creating a series of call options with exercise prices based on the liquidation preferences and conversion terms of each equity class, adjusted for a discount for the lack of marketability to account for a lack of access to an active public market. The stock-based compensation amount was included in the total amount recorded in the financial statements as of June 30, 2022.

The following assumptions were used to estimate the fair value of the profits interests that were granted on February 22, 2021:

Risk-free interest rate	0.11%
Fair value of common stock of the Company	$16.96
Expected dividend yield	—
Expected terms in years	2
Expected volatility	75%

The following assumptions were used to estimate the fair value of the profits interests that were granted on April 20, 2022:

Risk-free interest rate	2.10%
Fair value of common stock of the Company	$11.00
Expected dividend yield	—
Expected terms in years	8
Expected volatility	75%

As of June 30, 2022, there was $66.0 million of recognized compensation costs and $2.9 million of unrecognized compensation that is expected to be recognized over the weighted-average period of 2 months related to profit interests grants.

The stock-based compensation allocation was based upon the grantees vested interests and the amount of time spent in their respective operating department. The following table summarizes the allocation of stock-based compensation for the Profit Interests in Poseidon for the six months ended June 30, 2022:

Amount
(in thousands)
Research and development expense	$6,372
General and administrative expense	3,072
Total stock-based compensation expense	$9,444

Purchase Right

On April 14, 2022, the Company entered into an Option Agreement with Stanford. In this Agreement, Stanford grants the Company a time-limited Option to acquire a nonexclusive license under the Licensed Patent in the Licensed Field of Use to make, have made, use, import, offer to sell and sell Licensed Product in the Licensed Territory. If the Company elects this Option and if the Company is non-public, the terms will include an additional purchase right for Stanford of up to 10% of the Company’s equity. As of June 30, 2022, there is no value to be determined for the Option since the obligation is contingent upon future events which are not considered probable. The Company has not recorded an amount in the consolidated financial statements. The Company does not intend to exercise this Option, and it will expire on October 14, 2022. See Note 9-License Agreements-Stanford University Agreement.

F-62

OCEAN BIOMEDICAL, INC. AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

5. Common Stock (Continued)

Stock Options

In February 2021, the Company’s board of directors approved the Ocean Biomedical, Inc. 2021 Stock Option and Grant Plan (“2021 Stock Option and Grant Plan”) that reserves approximately 10% of unissued but authorized common stock shares. The 2021 Stock Option and Grant Plan permits the granting of incentive stock options, non-qualified stock options, restricted stock awards, unrestricted stock awards, and restricted stock units to employees, directors, officers, and consultants. As of June 30, 2022, no such options, awards or units have been granted.

Warrants

In February 2022, the Company entered into a Loan Agreement with Second Street Capital, LLC (the “Second Street Loan”), pursuant to which the Company borrowed $600,000. The Company issued to Second Street Capital, LLC a warrant to purchase 312,500 shares of the Company’s common stock, with an exercise price of $11.00 per share, exercisable until February 22, 2026. For a period of 180 days from the closing of the Company’s next financing, Second Street Capital, LLC has the right to put the warrants to the Company in exchange for a payment of $250,000. The Company recognized an expense in the amount of $250,000 for the put option and recorded the liability for the period ended June 30, 2022.

In May 2022, the Company entered into a second Loan Agreement with Second Street Capital, LLC (the “Second Street Loan 2”), pursuant to which the Company borrowed $200,000. The Company issued to Second Street Capital, LLC a warrant to purchase 62,500 shares of the Company’s common stock, with an exercise price of $11.00 per share, exercisable until February 22, 2026. There is no put option associated with this warrant. The Company recognized an expense of $388,938 for the warrants issued based on the estimated fair value of the awards on the date of grant.

6. Net Loss Per Share

There were approximately 0.1 million of non-vested profit interests grants outstanding of potentially dilutive (anti-dilutive) securities that were excluded from the calculation of diluted net loss per share.

7. Income Taxes

Provision for income taxes

There is no provision for income taxes because the Company has incurred operating losses and capitalized certain items for income tax purposes since its inception and maintains a full valuation allowance against its net deferred tax assets. The reported amount of income tax expense for the period differs from the amount that would result from applying the federal statutory tax rate to net loss before taxes primarily because of the change in valuation allowance.

	For Year Ended December 31, 2021	For the Six Months Ended June 30, 2022
Statutory federal income tax rate	21.0%	21.0%
Change in valuation allowance	(21.0)%	(21.0)%
Income tax provision (benefit)	0.0%	0.0%

F-63

OCEAN BIOMEDICAL, INC. AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

7. Income Taxes (Continued)

Deferred tax assets and valuation allowance

Deferred tax assets reflect the tax effects of net operating losses, tax credit carryovers, and temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Valuation allowances are provided if based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The Company has evaluated the positive and negative evidence bearing upon the realizability of its deferred tax assets. Based on its history of operating losses, the Company believes that it is more likely than not that the benefit of its deferred tax assets will not be realized. Accordingly, the Company has provided a full valuation allowance for its deferred tax assets as of December 31, 2021 and June 30, 2022.

The Company may be entitled to claim federal and state income tax credits for its 2021 and 2022 R&D activities, but these amounts have not yet been determined. Any R&D Credits generated by the Company in 2021 and 2022 would result in an additional deferred tax asset that would be subject to a full valuation allowance. Future changes in ownership may limit the utilization of R&D Credits due to Section 383 of the Code and similar provisions.

8. Other Income/(Expense)

Other income/(expense) consisted of the following (in thousands):

	For the Six Months Ended June 30, 2021	For the Six Months Ended June 30, 2022

Interest Expense	$—	$(703)
Gain/(loss) on Foreign Currency	(1)	5
Total other income/(expense)	$(1)	$(698)

9. License Agreements

Stanford University Agreement

On June 25, 2020, the Company entered into a Nonexclusive License Agreement for COVID-19 Related Technology, or the Stanford Agreement, with Stanford University, or Stanford. Under the Stanford Agreement, Stanford granted to the Company a nonexclusive license to Stanford’s rights in a licensed patent related to therapeutic applications for COVID-19 to make, have made, use, import, offer to sell, and sell licensed product. Under the Stanford Agreement, the Company was responsible for reimbursement of patent costs. To date, the Company reimbursed Stanford for patent costs in the amount of $23,247. There were no license or royalty fees under the Stanford Agreement, unless the Company exceeds a gross margin of 40% on the sale of licensed product in one or more Organization for Economic Cooperation and Development, or OECD, countries. At such time as the gross margin on the sale of licensed product in any OECD country exceeds 40% in a single calendar quarter, the parties will meet and determine appropriate additional financial consideration for Stanford, as well as the terms associated with such consideration. The Company may not sublicense under the Stanford Agreement.

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OCEAN BIOMEDICAL, INC. AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

9. License Agreements (Continued)

The contract term was one year from March 3, 2021, with a potential one-year extension with Stanford’s consent, not to be unreasonably withheld, if the Company is meeting its milestone commitments. Milestone commitments include the Company diligently developing, manufacturing, and selling licensed product, diligently developing markets for licensed product, and initiating a Phase 2/3 or Phase 3 clinical trial for angiotensin 1-7 by March 3, 2022. Either party may terminate the Stanford Agreement in certain situations, including Stanford being able to terminate the Stanford Agreement if the Company is not diligently developing and commercializing licensed product or misses a milestone commitment. In addition, in the event of a change of control to that part of the Company’s business that exercises all of the rights granted under the Stanford Agreement, or if the Stanford Agreement is assigned to a third party, the Company will pay Stanford $100,000. On March 3, 2021, the Stanford Agreement was amended and restated so that Company’s subsidiary, Ocean Promise, Inc., became party to the license agreement, or the Restated Stanford Agreement. The Restated Stanford Agreement expired in accordance with its terms on March 3, 2022.

On April 14, 2022, The Company and Stanford entered into an Option whereas, Stanford grants Ocean a time-limited Option to acquire a nonexclusive license under the Licensed Patent in the Licensed Field of Use to make, have made, use, import, offer to sell and sell Licensed Product in the Licensed Territory. This Option does not give Ocean any right to sell or offer to sell Licensed Product prior to entering into a definitive License Agreement. The Option also specifically excludes use of any Licensed Product in humans. Unless otherwise terminated by operation of law or by acts of the parties in accordance with the terms of this Agreement, the term of this Option is until October 14, 2022. Any termination or expiration of this Agreement will not relieve Company of its obligation to pay any fees or monies, including the Option fee, due or owed at the time of termination or expiration and will not impair any accrued rights of Stanford. Ocean may exercise this Option by providing written notice to Stanford stating Ocean’s intent to enter into a License Agreement with Stanford. Ocean may exercise this Option at any time during the term of the Option.

If Ocean elects to exercise this Option, it will notify Stanford in writing prior to the expiration of this Agreement (“Exercise of Option Notification”). Such Exercise of Option Notification shall, (i) identify the particular patent applications or patents to be included in the License, specific indications under the field of use and territories for which Company wishes to obtain a license from Stanford; and, (ii) include a written Commercialization Plan. Provided the Commercialization Plan is reasonably acceptable to Stanford, Stanford and Ocean will promptly commence negotiation of a License Agreement. Ocean and Stanford will execute a License Agreement no later than 3 months after the date of the exercise of the Option. The License Agreement, if executed, will include without limitation (i) financial terms commensurate with the value of the technology covered by Licensed Patents taking into consideration the Commercialization Plan, the scope of license sought by Ocean and industry standards; and (ii) other standard and customary terms normally contained in similar license agreements granted by Stanford. If the Company is non-public, the terms will include an additional purchase right for Stanford of up to 10% of the Company’s equity. The parties will negotiate the License Agreement in good faith. Stanford retains the right, on behalf of itself, Stanford Health Care, Lucile Packard Children’s Hospital at Stanford, and all other non-profit research institutions, to practice the Licensed Patent for any non-profit purpose, including sponsored research and collaborations. Ocean agrees that, notwithstanding any other provision of this Agreement, it has no right to enforce the Licensed Patent against any such institution. Stanford and any such other institution have the right to publish any information included in a Licensed Patent.

Elkurt/Brown License Agreements

On July 31, 2020, the Company entered into four separate Exclusive License Agreements, or the Brown License Agreements, with Elkurt, Inc., or the Licensor, a licensee of Brown University. the Company and the Licensor amended each of the Brown License Agreements on March 21, 2021, August 31, 2021, March 25, 2022, July 1, 2022, July 2, 2022 and August 25, 2022. Elkurt, Inc., is a company formed by the Company’s scientific co-founders Jack A. Elias, M.D., former Dean of Medicine and current Special Advisor for Health Affairs to Brown University, and Jonathan Kurtis, M.D., PhD, Chair of the Department of Pathology and Laboratory Medicine at Brown. Under the Brown License Agreements, the Licensor grants to the Company exclusive, royalty-bearing licenses to patent rights and nonexclusive, royalty-bearing licenses to know-how, solely to make, have made, market, offer for sale, use, and sell licensed products for use in certain fields. Elkurt can terminate the license agreements if the Company has not raised at least $10 million in equity financing by November 1, 2023.

F-65

OCEAN BIOMEDICAL, INC. AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

9. License Agreements (Continued)

For each of the Brown License Agreements and amendments, the Company is required to pay the Licensor a maintenance fee of $67,000 increased by interest at the rate of 1% per month from October 15, 2021 until paid. In addition, beginning on January 1, 2022 and each year thereafter until January 1, 2027, the Company is required to pay an annual License Maintenance Fee of $3,000. Beginning on January 1, 2028, and every year thereafter the annual License Maintenance Fee shall become $4,000 per year. Upon successful commercialization, the Company is required to pay the Licensor between 0.5% to 1.5% of net sales based on the terms under the Brown License Agreements. In addition, the Company must pay the Licensor, under each of the Brown License Agreements, 25% of all non-royalty sublicense income prior to the first commercial sale, and 10% of non-royalty sublicense income thereafter, in the event that the Company enters into sublicenses for the subject intellectual property. If net sales or non-royalty sublicense income are generated from know-how products, the amounts otherwise due (royalty or non-royalty sublicense income) shall be reduced by 50%. As of June 30, 2022, the Company recorded annual License Maintenance Fees of $12,000.

The Company will also pay the Licensor developmental and commercialization milestone payments for each of the Brown License Agreements ranging from $50,000 for the filing of an Investigational New Drug Application (“IND”), or the equivalent outside of the United States, to $250,000 for enrollment of the first patient in a Phase 3 clinical trial in the United States or the equivalent outside of the United States. The Company is also responsible for reimbursement of patent costs. The Company records reimbursement of patent costs as general and administrative costs in the statements of operations as incurred. To date, the Company has total reimbursed patent costs expenses to Brown University in the amount of $268,034.

The contract term for each of the Brown License Agreements and amendments continues until the later of the date on which the last valid claim expires or ten years. Either party may terminate each of the Brown License Agreements in certain situations, including the Licensor being able to terminate the Brown License Agreements at any time and for any reason after November 1, 2023 if the Company has not raised at least $10 million in equity financing by then. For the oncology programs, three of the license agreements have been sublicensed to the Company’s subsidiary, Ocean Chitorx, Inc., and for the Fibrosis program, one license agreement has been sublicensed to the Company’s subsidiary, Ocean Chitofibrorx, Inc.

Elkurt/Rhode Island Agreement

On January 25, 2021, the Company entered into an Exclusive License Agreement, or the Rhode Island License Agreement, with Elkurt, Inc., or Elkurt, a licensee of Rhode Island Hospital. On April 1, 2021, September 10, 2021, March 25, 2022, July 1, 2022 and August 26, 2022, the Company and Elkurt amended the Rhode Island License Agreement. Under the Rhode Island License Agreement, as amended, Elkurt grants the Company an exclusive, royalty-bearing license to patent rights and a nonexclusive, royalty-bearing license to know-how, solely to make, have made, market, offer for sale, use, and sell licensed products for use in a certain field. The termination date is November 1, 2023.

For the Rhode Island License Agreement, the Company is required to pay Elkurt $110,000, due within 45 days of an equity financing of at least $10 million or November 1, 2023, whichever comes first, and beginning on January 1, 2022, an additional $3,000 annual maintenance fee thereafter, until January 1, 2028, at which point the annual maintenance fee will become $4,000 per year. The Company is also required to pay Elkurt 1.5% of net sales under the Rhode Island License Agreement. In addition, the Company must pay Elkurt 25% of all nonroyalty sublicense income prior to the first commercial sale, and 10% of non-royalty sublicense income thereafter, in the event that the Company enters into sublicenses for the subject intellectual property. If net sales or non-royalty sublicense income are generated from know-how products, the amounts otherwise due (royalty or non-royalty sublicense income) shall be reduced by 50%. The Company will also pay Elkurt developmental and commercialization milestone payments under the Rhode Island Agreement, ranging from $50,000 for the filing of an IND, or the equivalent outside of the United States, to $250,000 for enrollment of the first patient in a Phase 3 clinical trial in the United States or the equivalent outside of the United States. To date, the Company has total reimbursed patent costs expenses to Rhode Island Hospital in the amount of $123,628.

F-66

OCEAN BIOMEDICAL, INC. AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

9. License Agreements (Continued)

The contract term for the Rhode Island License Agreement began February 1, 2020 and will continue until the later of the date on which the last valid claim expires or fifteen years. Either party may terminate the License Agreement in certain situations, including Elkurt being able to terminate the license agreement at any time and for any reason by November 1, 2023, if the Company has not raised at least $10 million in equity financing by then. Currently, the Rhode Island License Agreement is still in effect and the license agreement has been sublicensed to the Company’s subsidiary, Ocean Sihoma, Inc.

Teton Therapeutics, Inc.

On April 15, 2020, the Company entered into an Exclusive License Agreement (the “Teton License Agreement”) with Teton Therapeutics, Inc. (“Teton”). In February 25, 2021, the Company amended and restated this agreement in order to assign the program to a new subsidiary in the future. Pursuant to the Teton License Agreement, the Company obtained from Teton an exclusive license under certain patent rights, or the Teton Patents, and under certain data, expression and purification methods, information and other know-how, or the Teton Know-How, in each case relating to therapies for neurofibromatosis type 1 and 2 and schwannomatosis. Under such licenses that the Company obtained from Teton, or the Teton Licenses, the Company has the right to make, has made, market, offer for sale, use and sell in the field of therapeutics for each of neurofibromatosis type 1 and 2 and schwannomatosis on a worldwide basis any products or services that are either covered by the Teton Patents or incorporates or otherwise utilizes any Teton Know-How, or any materials that are sold in conjunction with any such products or services, in each such case, a Teton Product. The Company intends to form a subsidiary that will house this program, or the Ocean Teton Subsidiary.

Under the Teton License Agreement, after the date the Company forms the Ocean Teton Subsidiary, or the Ocean Teton Assignment Date, the Ocean Teton Subsidiary will develop and commercialize Teton Products in accordance with the development and commercialization plan, which will be mutually agreed upon with Teton.

F-67

OCEAN BIOMEDICAL, INC. AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

9. License Agreements (Continued)

In consideration for the rights conveyed by Teton under the Teton License Agreement, after the Ocean Teton Assignment Date, the Ocean Teton Subsidiary is obligated to reimburse Teton for all documented, out-of-pocket expenses incurred by Teton before the Teton Assignment Date, which expenses are $42,000. If the Company or the Ocean Teton Subsidiary, as applicable, grant any sublicenses under the Teton Licenses, the Company or the Ocean Teton Subsidiary, as applicable, are obligated to pay to Teton sublicense fees that are calculated on a tiered basis as a percentage of sublicense income including royalties and non-cash consideration, which percentage will differ based on whether the sublicense is executed prior to the fifth anniversary, between the fifth and eighth anniversary, or after the eighth anniversary of the effective date of the Teton License, with the percentage in each case in the low-double digits. The Ocean Teton Subsidiary is also required to issue to each of Teton and a certain group of its research personnel a number of shares of its stock representing ten percent (10%) of its outstanding capital stock on a fully diluted basis.

Under the Teton License Agreement, Teton retains control of the preparation, filing, prosecution and maintenance of the Teton Patents. The Ocean Teton Subsidiary is responsible for reimbursing Teton for all documented, out-of-pocket expenses incurred in performing such patent-related activities after the Teton Assignment Date but during the term of the Teton License Agreement.

Unless earlier terminated, the Teton License Agreement will terminate in its entirety upon the later of (a) the expiration of the last to expire valid claim of the Teton Patents covering any Teton Product, or (b) 20 years. The Company or the Ocean Teton Subsidiary, as applicable, may terminate the Teton License Agreement in its entirety at any time for convenience. Either party may terminate the Teton License Agreement in its entirety for the other party’s uncured material breach after an opportunity for the other party to cure such material breach. Teton may terminate the Teton License Agreement in its entirety immediately upon notice if the Company or the Ocean Teton Subsidiary notifies Teton that it has not elected to pursue development of the licensed rights or upon 30 days’ notice if the Ocean Teton Subsidiary fails to commence certain studies within a certain number of years after the assignment date to the Ocean Teton Subsidiary. Teton may also terminate the Teton License Agreement for the Company’s or the Ocean Teton Entity’s insolvency. If the Teton License Agreement is terminated by either party for any reason, the Teton Licenses will terminate and all rights thereunder will revert to Teton.

10. CMO Agreement

On December 31, 2020, the Company executed a Development and Manufacturing Services Agreement with Lonza AG and affiliate Lonza Sales AG (“Lonza”). The Company engaged Lonza pursuant to the development and manufacture of certain products and services along with the assistance in developing the product OCX-253. The agreement outlines the pricing for services and raw materials as incurred and payment terms. As of June 30, 2022, approximately $0.4 million has been incurred.

The Development and Manufacturing Services Agreement will terminate on December 31, 2025. Either party may terminate the agreement within 60 days after it becomes apparent to either party that it will not be possible to complete the services for a scientific or technical reason after a good faith effort is made to resolve such problems. The agreement may be terminated by either party, immediately for any uncured material breach, insolvency, or liquidation. In the event of termination, the Company will pay Lonza all costs incurred through the termination date.

F-68

OCEAN BIOMEDICAL, INC. AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

11. Related Party Transactions

License Agreements with Elkurt, Inc.

In July, 2020, the Company entered into four separate Exclusive License Agreements, or the Brown License Agreements, with Elkurt, Inc., a licensee of Brown University. The Company amended each of the Brown License Agreements on March 21, 2021. Elkurt, Inc., is a company formed by the Company’s scientific co-founders Jack A. Elias, M.D., former Dean of Medicine and current Special Advisor for Health Affairs to Brown University, and Jonathan Kurtis, M.D., PhD, Chair of the Department of Pathology and Laboratory Medicine at Brown. Under the Brown License Agreements, Elkurt, Inc. grants to the Company exclusive, royalty-bearing licenses to patent rights and nonexclusive, royalty-bearing licenses to know-how, solely to make, have made, market, offer for sale, use, and sell licensed products for use in certain fields. License fees are expensed as incurred as research and development expenses. Patent reimbursement fees are expensed as incurred as general and administrative expenses. On August 24, 2022 the Agreements were amended, thereby extending the termination date of each to November 24, 2023. As of June 30, 2022, Elkurt, Inc. expensed and paid for patent reimbursement expenses to Brown University in the amount of $268,034 on behalf of the Company. The amounts are included in accounts payable-related party on the condensed consolidated balance sheets. In addition, license maintenance fees in the amount of $7,000 was recorded as research and development costs for the period ended June 30, 2022.

In January 2021, the Company entered into an Exclusive License Agreement, or the Rhode Island License Agreement, with Elkurt, Inc., a licensee of Rhode Island Hospital. The Company amended the Rhode Island License Agreement on August 24, 2022 that extended the termination date to November 1, 2023. Under the Rhode Island License Agreement, Elkurt, Inc. grants to the Company an exclusive, royalty-bearing license to patent rights and a nonexclusive, royalty-bearing license to know-how, solely to make, have made, market, offer for sale, use, and sell licensed products for use in a certain field. As of June 30, 2022, the Company has incurred $123,628 for patent reimbursement expenses. The amounts are included in accounts payable-related party on the condensed consolidated balance sheets.

Transactions with Founder and Executive Chairman

For the six months period ended June 30, 2022 and June 30, 2021, the Company’s Founder and Executive Chairman had paid for certain general and administrative expenses in the amount of $90,427 and $56,781, respectively, on behalf of the Company. The amounts were recorded as accounts payable-related parties on the condensed consolidated balance sheets.

12. Subsequent Events

The Company has evaluated subsequent events through September 15, 2022, the date that these interim condensed consolidated financial statements were issued. Except for the matters disclosed below, no additional subsequent events had occurred that would require recognition or disclosure in these interim condensed consolidated financial statements.

Effective on July 1, 2022, the Company amended the four Elkurt/Brown License Agreements to extend the termination dates to November 1, 2022 and acknowledge the accounts payable due and terms of payment. See Note—8 License Agreements.

Effective on July 1, 2022, the Company amended the Elkurt/Rhode Island License Agreement to extend the termination date to November 1, 2022, to extend the termination dates of the Commercialization Plan of the License Agreement to an additional one year, and acknowledge the accounts payable due and terms of payment. See Note—8 License Agreements.

Effective on July 2, 2022, the Company amended the four Elkurt/Brown License Agreements to extend the termination dates of the Commercialization Plan of the License Agreement to an additional two years. See Note—8 License Agreements.

F-69

OCEAN BIOMEDICAL, INC. AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

12. Subsequent Events (Continued)

Effective on August 25, 2022, the Company amended the four Elkurt/Brown License Agreements to extend the termination dates to November 1, 2023 and to extend the termination dates of the Commercialization Plan of the License Agreement from an additional two years to three years. See Note—8 License Agreements.

Effective on August 26, 2022, the Company amended the Elkurt/Rhode Island License Agreement to extend the termination date to November 1, 2023 and to extend the termination dates of the Commercialization Plan of the License Agreement from an additional one year to three years. See Note—8 License Agreements.

On August 31, 2022, the Company entered into an Agreement and Plan of Merger by and among (i) Aesther Healthcare Acquisition Corp, a Delaware corporation (together with its successors, the “Purchaser”), (ii) AHAC Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of the Purchaser (“Merger Sub”), (iii) Aesther Healthcare Sponsor, LLC, a Delaware limited liability company, in the capacity as the representative for the stockholders of the Purchaser (the “Purchaser Representative”), (iv) Dr. Chirinjeev Kathuria, in the capacity as the representative for the Company Stockholders (the “Seller Representative”), and (v) Ocean Biomedical, Inc., a Delaware corporation (the “Company”). The Purchaser, Merger Sub, the Purchaser Representative, the Seller Representative and the Company are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”. The Purchaser owns all of the issued and outstanding capital stock of Merger Sub, which was formed for the sole purpose of the Merger (as defined below):

●	The Parties intend to effect the merger of Merger Sub with and into the Company, with the Company continuing as the surviving entity (the “Merger”), as a result of which all of the issued and outstanding capital stock of the Company immediately prior to the effective time, shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, in exchange for the right for each Company Stockholder to receive its pro rata share of the merger consideration (as defined herein), all upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the Delaware General Corporation Law (as amended, the “DGCL”), all in accordance with the terms of this Agreement;

●	The boards of directors of the Company, the Purchaser and Merger Sub have each (i) determined that the Merger is fair, advisable and in the best interests of their respective companies and stockholders, (ii) approved this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth herein, and (iii) determined to recommend to their respective stockholders the approval and adoption of this Agreement and the transactions contemplated hereby, including the Merger; and

●	The Parties intend that the Merger will qualify as a tax-free “reorganization” within the meaning of Section 368(a) of the Code (as defined herein). The board of directors of the Company has unanimously (i) determined that it is in the best interests of the Company and the Subsidiaries, and declared it advisable, to enter into this Agreement, and (ii) approved this Agreement and the transactions (including the Merger), on the terms and subject to the conditions of this Agreement.

On August 31, 2022, the Company entered into an OTC Equity Prepaid Forward Transaction Agreement Aesther Healthcare Acquisition Corp, a Delaware corporation and the Company, which supports the Transaction by purchasing shares of AHAC Class A common stock market for up to $40,000,000 (4,000,000 shares), including from other AHAC stockholders that elected to redeem and subsequently revoked their prior elections to redeem shares, following the expiration of the Company’s redemption offer.

F-70

Annex A

FULLY EXECUTED

AGREEMENT AND PLAN OF MERGER

by and among

AESTHER HEALTHCARE ACQUISITION CORP,

as the Purchaser,

AHAC MERGER SUB Inc.,
as Merger Sub,

AESTHER HEALTHCARE SPONSOR, LLC,
in the capacity as the Purchaser Representative,

DR. CHIRINJEEV KATHURIA,
in the capacity as the Seller Representative,

and

OCEAN BIOMEDICAL, INC.,
as the Company,

Dated as of August 31, 2022

-i-

4.5. Governmental Approvals	17
4.6. Non-Contravention	18
4.7. Financial Statements	18
4.8. Absence of Certain Changes	19
4.9. Compliance with Laws	20
4.10. Company Permits	20
4.11. Litigation	21
4.12. Material Contracts	21
4.13. Intellectual Property	23
4.14. Taxes and Returns	25
4.15. Real Property	27
4.16. Personal Property	27
4.17. Title to and Sufficiency of Assets	27
4.18. Employee Matters	28
4.19. Benefit Plans	29
4.20. Environmental Matters	31
4.21. Transactions with Related Persons	32
4.22. Insurance	32
4.23. Books and Records	33
4.24. Top Customers and Suppliers	33
4.24 Certain Business Practices	33
4.26. Reserved	34
4.27 Investment Company Act	34
4.28. Finders and Brokers	34
4.29. Independent Investigation	34
4.30. Information Supplied	34
4.31. Disclosure	34

V. COVENANTS	35
5.1. Access and Information	35
5.2. Conduct of Business of the Company	36
5.3. Conduct of Business of the Purchaser	38
5.4. Annual and Interim Financial Statements	40
5.5. Purchaser Public Filings	41
5.6. No Solicitation	41
5.7. No Trading	42
5.8. Notification of Certain Matters	42
5.9. Efforts	42
5.10. Tax Matters	44
5.11. Further Assurances	44
5.12. The Registration Statement	44
5.13. Company Stockholder Meeting	45
5.14. Public Announcements	46
5.15. Confidential Information	46
5.16. Documents and Information	47
5.17. Post-Closing Board of Directors and Executive Officers	48
5.18. Indemnification of Officers and Directors; Tail Insurance	48
5.19. Trust Account Proceeds	49
5.20. PIPE Investment	49

-ii-

VI. Closing conditions	50
6.1. Conditions of Each Party’s Obligations	50
6.2. Conditions to Obligations of the Company	51
6.3. Conditions to Obligations of the Purchaser	52
6.4. Frustration of Conditions	54

VII. TERMINATION AND EXPENSES	54
7.1. Termination	54
7.2. Effect of Termination	55
7.3. Fees and Expenses	56

VIII. WAIVERS and releases	56
8.1. Waiver of Claims Against Trust	56

Ix. MISCELLANEOUS	57
9.1. Notices	57
9.2. Binding Effect; Assignment	58
9.3. Third Parties	58
9.4. Arbitration	59
9.5. Governing Law; Jurisdiction	59
9.6. WAIVER OF JURY TRIAL	59
9.7. Specific Performance	60
9.8. Severability	60
9.9. Amendment	60
9.10. Waiver	60
9.11. Entire Agreement	60
9.12. Interpretation	61
9.13. Counterparts	61
9.14. Purchaser Representative	62
9.15. Seller Representative	63
9.16. Legal Representation	65
9.13. Non-Survival of Representations, Warranties	65

X. DEFINITIONS	65
10.1. Certain Definitions	65
10.2. Section References	76

-iii-

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is made and entered into as of August 31, 2022 by and among (i) Aesther Healthcare Acquisition Corp, a Delaware corporation (together with its successors, the “Purchaser”), (ii) AHAC Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of the Purchaser (“Merger Sub”), (iii) Aesther Healthcare Sponsor, LLC, a Delaware limited liability company, in the capacity as the representative from and after the Effective Time (as defined below) for the stockholders of the Purchaser (other than the Company Security Holders (as defined below) as of immediately prior to the Effective Time and their successors and assignees) in accordance with the terms and conditions of this Agreement (the “Purchaser Representative”), (iv) Dr. Chirinjeev Kathuria, in the capacity as the representative from and after the Effective Time for the Company Stockholders (as defined below) as of immediately prior to the Effective Time in accordance with the terms and conditions of this Agreement (the “Seller Representative”), and (v) Ocean Biomedical, Inc., a Delaware corporation (the “Company”). The Purchaser, Merger Sub, the Purchaser Representative, the Seller Representative and the Company are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”.

RECITALS:

A. The Company, directly and indirectly through its subsidiaries, partners with scientists and their host institutions to accelerate promising innovations in medicine, and advance them as efficiently as possible, through the allocation of funding and expertise;

B. The Purchaser owns all of the issued and outstanding capital stock of Merger Sub, which was formed for the sole purpose of the Merger (as defined below);

C. The Parties intend to effect the merger of Merger Sub with and into the Company, with the Company continuing as the surviving entity (the “Merger”), as a result of which all of the issued and outstanding capital stock of the Company immediately prior to the Effective Time, shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, in exchange for the right for each Company Stockholder to receive its Pro Rata Share (as defined herein) of the Merger Consideration (as defined herein), all upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the Delaware General Corporation Law (as amended, the “DGCL”), all in accordance with the terms of this Agreement;

D. The boards of directors of the Company, the Purchaser and Merger Sub have each (i) determined that the Merger is fair, advisable and in the best interests of their respective companies and stockholders, (ii) approved this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth herein, and (iii) determined to recommend to their respective stockholders the approval and adoption of this Agreement and the transactions contemplated hereby, including the Merger;

E. The board of directors of the Company has unanimously (i) determined that it is in the best interests of the Company and the Subsidiaries, and declared it advisable, to enter into this Agreement, and (ii) approved this Agreement and the transactions (including the Merger), on the terms and subject to the conditions of this Agreement;

F. As a condition to Closing, the Significant Company Holders shall each enter into a Lock-Up Agreement with Purchaser and the Purchaser Representative, the terms of which are pari passu with Sponsor’s Lock-Up Agreement with Purchaser (each a “Lock-Up Agreement”), and shall become effective as of the Closing;

1

G. The Parties intend that the Merger will qualify as a tax-free “reorganization” within the meaning of Section 368(a) of the Code (as defined herein); and

H. Certain capitalized terms used herein are defined in Article X hereof.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties agree as follows:

Article I
MERGER

1.1 Merger. At the Effective Time, and subject to and upon the terms and conditions of this Agreement, and in accordance with the applicable provisions of the DGCL, Merger Sub and the Company shall consummate the Merger, pursuant to which Merger Sub shall be merged with and into the Company, following which the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation. The Company, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the “Surviving Corporation” (provided, that references to the Company for periods after the Effective Time shall include the Surviving Corporation).

1.2 Effective Time. The Parties shall cause the Merger to be consummated by filing the Certificate of Merger for the merger of Merger Sub with and into the Company (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL (the time of such filing, or such later time as may be specified in the Certificate of Merger, being the “Effective Time”).

1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of Merger Sub and the Company shall become the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of the Surviving Corporation, which shall include the assumption by the Surviving Corporation of any and all agreements, covenants, duties and obligations of Merger Sub and the Company set forth in this Agreement to be performed after the Effective Time.

1.4 Tax Treatment. For federal income tax purposes, the Merger is intended to constitute a “reorganization” within the meaning of Section 368 of the Code. The Parties adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

1.5 Certificate of Incorporation and Bylaws. At the Effective Time, the Certificate of Incorporation and Bylaws of the Company, each as in effect immediately prior to the Effective Time, shall automatically be amended and restated in their entirety to read identically to the Certificate of Incorporation and Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, and such amended and restated Certificate of Incorporation and Bylaws shall become the respective Certificate of Incorporation and Bylaws of the Surviving Corporation, except that the name of the Surviving Corporation in such Certificate of Incorporation and Bylaws shall be amended to be “Ocean Biomedical, Inc.”

1.6 Directors and Officers of the Surviving Corporation. At the Effective Time, the board of directors and executive officers of the Surviving Corporation shall be the board of directors and executive officers of the Purchaser, after giving effect to Section 5.17, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal.

2

1.7 Reserved.

1.8 Amended Purchaser Charter. Effective upon the Effective Time, the Purchaser shall amend and restate its Certificate of Incorporation in a form mutually agreeable to the Company and the Purchaser (the “Amended Purchaser Charter”) which shall, among other matters, amend the Purchaser’s Certificate of Incorporation to (i) provide that the name of the Purchaser shall be changed to “Ocean Biomedical, Inc.”, or such other name as mutually agreed to by the Parties, (ii) provide for size and structure of the Post-Closing Purchaser Board in accordance with Section 5.17, and (iii) remove and change certain provisions in the Certificate of Incorporation related to the Purchaser’s status as a blank check company.

1.9 Merger Consideration.

(a) As consideration for the Merger, the Company Security Holders collectively shall be entitled to receive from the Purchaser, in the aggregate, a number of shares of Purchaser Common Stock with an aggregate value equal to (a) $240,000,000 minus (b) the amount, if any, by which the Target Net Working Capital Amount exceeds the Net Working Capital by more than $500,000, plus (c) the amount, if any, by which the Net Working Capital exceeds the Target Net Working Capital Amount by more than $500,000 (but not less than zero), minus (d) the amount, if any, by which the Closing Net Debt exceeds the Target Net Debt, by more than $500,000, minus (e) the amount, if any, by which the Company Transaction Expenses exceed the Target Company Transaction Expenses (but not less than zero)(such resulting amount, the “Merger Consideration”), with each share of Purchaser Common Stock valued at the Per Share Price. The Merger Consideration shall be allocated among the Company Stockholders in accordance with their respective Pro Rata Shares.

(b) Additionally, after the Closing, subject to the terms and conditions set forth in this Agreement, the Company Stockholders shall have the contingent right to receive Earnout Shares as additional consideration if the requirements for receipt of such Earnout Share Payments as set forth in Section 1.18 are satisfied.

(c) Additionally, after the Closing, subject to the terms and conditions set forth in this Agreement, the Purchaser or Merger Sub shall assume the Benefit Plans of the Company or create new Benefit Plans, including, but not limited to, equity incentive plans, that are substantially similar to the Benefit Plans previously approved by the board of directors of the Company.

(d) Additionally, Sponsor will be entitled to receive from the Purchaser, in the aggregate, (i) a number of shares of Purchaser Common Stock with an aggregate value equal to the amount Sponsor contributed to the Trust Account as part of the Extensions, with each share of Purchaser Common Stock valued at the Per Share Price plus (ii) 500,000 additional shares of Purchaser Common Stock.

1.10 Effect of Merger on Company Securities. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holders of any Company Securities or the holders of any shares of capital stock of the Purchaser or Merger Sub:

(a) Company Stock. Subject to clause (b) below, all shares of Company Stock issued and outstanding immediately prior to the Effective Time will automatically be cancelled and cease to exist in exchange for the right to receive the Merger Consideration (as it may be adjusted after the Closing pursuant to Section 1.13), with each Company Stockholder being entitled to receive its Pro Rata Share of the Merger Consideration, without interest, upon delivery of the Transmittal Documents in accordance with Section 1.11. As of the Effective Time, each Company Stockholder shall cease to have any other rights in and to the Company or the Surviving Corporation (other than the rights set forth in Section 1.16 below).

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(b) Treasury Stock. Notwithstanding clause (a) above or any other provision of this Agreement to the contrary, at the Effective Time, if there are any Company Securities that are owned by the Company as treasury shares or any Company Securities owned by any direct or indirect Subsidiary of the Company immediately prior to the Effective Time, such Company Securities shall be canceled and shall cease to exist without any conversion thereof or payment therefor.

(c) Dissenting Shares. Each of the Dissenting Shares issued and outstanding immediately prior to the Effective Time shall be cancelled and cease to exist in accordance with Section 1.16 and shall thereafter represent only the right to receive the applicable payments set forth in Section 1.16.

(d) Company Convertible Securities. Any Company Convertible Security, if not exercised or converted prior to the Effective Time, shall be cancelled, retired and terminated and cease to represent a right to acquire, be exchanged for or convert into shares of Company Stock.

1.11 Surrender of Company Securities and Disbursement of Merger Consideration.

(a) Prior to the Effective Time, the Purchaser shall appoint its transfer agent, Continental Stock Transfer & Trust Company, or another agent reasonably acceptable to the Company (the “Exchange Agent”), for the purpose of exchanging the certificates representing Company Stock (“Company Certificates”). At or prior to the Effective Time, the Purchaser shall deposit, or cause to be deposited, with the Exchange Agent the Merger Consideration. At or prior to the Effective Time, the Purchaser shall send, or shall cause the Exchange Agent to send, to each Company Stockholder, a letter of transmittal for use in such exchange, in the form mutually agreed to by the Purchaser and the Company (a “Letter of Transmittal”) (which shall specify that the delivery of Company Certificates in respect of the Merger Consideration shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Company Certificates to the Exchange Agent (or a Lost Certificate Affidavit)) for use in such exchange.

(b) Each Company Stockholder shall be entitled to receive its Pro Rata Share of the Merger Consideration in respect of the Company Stock represented by the Company Certificate(s) (excluding any Company Securities described in Sections 1.10(b) or 1.10(c)), as soon as reasonably practicable after the Effective Time, but subject to the delivery to the Exchange Agent of the following items prior thereto (collectively, the “Transmittal Documents”): (i) the Company Certificate(s) for its Company Stock (or a Lost Certificate Affidavit), together with a properly completed and duly executed Letter of Transmittal and (ii) such other documents as may be reasonably requested by the Exchange Agent or the Purchaser. Until so surrendered, each Company Certificate shall represent after the Effective Time for all purposes only the right to receive such portion of the Merger Consideration (as it may be adjusted after the Closing pursuant to Section 1.13) attributable to such Company Certificate.

(c) If any portion of the Merger Consideration is to be delivered or issued to a Person other than the Person in whose name the surrendered Company Certificate is registered immediately prior to the Effective Time, it shall be a condition to such delivery that (i) the transfer of such Company Stock shall have been permitted in accordance with the terms of the Company’s Organizational Documents and any stockholders agreement with respect to the Company, each as in effect immediately prior to the Effective Time, (ii) such Company Certificate shall be properly endorsed or shall otherwise be in proper form for transfer and, (iii) the recipient such portion of the Merger Consideration, or the Person in whose name such portion of the Merger Consideration is delivered or issued, shall have already executed and delivered, if a Significant Company Holder, counterparts to a Lock-Up Agreement, and such other Transmittal Documents as are reasonably deemed necessary by the Exchange Agent or the Purchaser and (iv) the Person requesting such delivery shall pay to the Exchange Agent any transfer or other Taxes required as a result of such delivery to a Person other than the registered holder of such Company Certificate or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

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(d) Notwithstanding anything to the contrary contained herein, in the event that any Company Certificate shall have been lost, stolen or destroyed, in lieu of delivery of a Company Certificate to the Exchange Agent, the Company Stockholder may instead deliver to the Exchange Agent an affidavit of lost certificate and indemnity of loss in form and substance reasonably acceptable to the Purchaser (a “Lost Certificate Affidavit”), which at the reasonable discretion of the Purchaser may include a requirement that the owner of such lost, stolen or destroyed Company Certificate deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Purchaser or the Surviving Corporation with respect to the shares of Company Stock represented by the Company Certificates alleged to have been lost, stolen or destroyed. Any Lost Certificate Affidavit properly delivered in accordance with this Section 1.11(d) shall be treated as a Company Certificate for all purposes of this Agreement.

(e) After the Effective Time, there shall be no further registration of transfers of Company Stock. If, after the Effective Time, Company Certificates are presented to the Surviving Corporation, the Purchaser or the Exchange Agent, they shall be canceled and exchanged for the applicable portion of the Merger Consideration provided for, and in accordance with the procedures set forth in this Section 1.11. No dividends or other distributions declared or made after the date of this Agreement with respect to Purchaser Common Stock with a record date after the Effective Time will be paid to the holders of any Company Certificates that have not yet been surrendered with respect to the Purchaser Common Stock to be issued upon surrender thereof until the holders of record of such Company Certificates shall surrender such certificates (or provide a Lost Certificate Affidavit), if applicable, and provide the other Transmittal Documents. Subject to applicable Law, following surrender of any such Company Certificates (or delivery of a Lost Certificate Affidavit), if applicable, and delivery of the other Transmittal Documents, Purchaser shall promptly deliver to the record holders thereof, without interest, the certificates representing the Purchaser Common Stock issued in exchange therefor and the amount of any such dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such Purchaser Common Stock.

(f) All securities issued upon the surrender of Company Securities in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company Securities. Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 1.11(a) that remains unclaimed by Company Stockholders two (2) years after the Effective Time shall be returned to the Purchaser, upon demand, and any such Company Stockholder who has not exchanged its Company Stock for the applicable portion of the Merger Consideration in accordance with this Section 1.11 prior to that time shall thereafter look only to the Purchaser for payment of the portion of the Merger Consideration in respect of such shares of Company Stock without any interest thereon (but with any dividends paid with respect thereto). Notwithstanding the foregoing, none of the Surviving Corporation, the Purchaser or any Party shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

(g) Notwithstanding anything to the contrary contained herein, no fraction of a share of Purchaser Common Stock will be issued by virtue of the Merger or the transactions contemplated hereby (including the Earnout Payments), and each Person who would otherwise be entitled to a fraction of a share of Purchaser Common Stock (after aggregating all fractional shares of Purchaser Common Stock that otherwise would be received by such holder) shall instead have the number of shares of Purchaser Common Stock issued to such Person rounded down in the aggregate to the nearest whole share of Purchaser Common Stock.

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1.12 Effect of Transaction on Merger Sub Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holders of any Company Securities or the holders of any shares of capital stock of the Purchaser or Merger Sub, each share of Merger Sub Common Stock outstanding immediately prior to the Effective Time shall be converted into an equal number of shares of common stock of the Surviving Corporation, with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

1.13 Closing Calculations. At least three (3) Business Days prior to the Closing Date, the Company shall deliver to the Purchaser a statement (the “Closing Statement”) certified by the Company’s chief financial officer (the “CFO”) setting forth (i) a consolidated balance sheet of the Target Companies as of the Reference Time; and (ii) a calculation of the Company’s Closing Net Debt, Net Working Capital and Company Transaction Expenses, in each case, as of the Reference Time, and the resulting Merger Consideration and Merger Consideration Shares based on these calculations, in reasonable detail including for each component thereof, along with the amount owed to each creditor of any of the Target Companies, and bank statements and other evidence reasonably necessary to confirm such calculations. Promptly upon delivering the Closing Statement to the Purchaser, if requested by the Purchaser, the Company will meet with the Purchaser to review and discuss the Closing Statement and the Company will consider in good faith the Purchaser’s comments to the Closing Statement and make any appropriate adjustments to the Closing Statement prior to the Closing, which adjusted Closing Statement, as mutually approved by the Company and the Purchaser both acting reasonably and in good faith, shall thereafter become the Closing Statement for all purposes of this Agreement. The Closing Statement and the determinations contained therein shall be prepared in accordance with the Accounting Principles and otherwise in accordance with this Agreement.

1.14 Reserved.

1.15 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

1.16 Appraisal and Dissenter’s Rights. No Company Stockholder who has validly exercised its appraisal rights pursuant to Section 262 of the DGCL (a “Dissenting Stockholder”) with respect to its Company Stock (such shares, “Dissenting Shares”) shall be entitled to receive any portion of the Merger Consideration with respect to the Dissenting Shares owned by such Dissenting Stockholder unless and until such Dissenting Stockholder shall have effectively withdrawn or lost its appraisal rights under the DGCL. Each Dissenting Stockholder shall be entitled to receive only the payment resulting from the procedure set forth in Section 262 of the DGCL with respect to the Dissenting Shares owned by such Dissenting Stockholder. The Company shall give the Purchaser and the Purchaser Representative (i) prompt notice of any written demands for appraisal, attempted withdrawals of such demands, and any other instruments served pursuant to applicable Laws that are received by the Company relating to any Dissenting Stockholder’s rights of appraisal and (ii) the opportunity to direct all negotiations and proceedings with respect to demand for appraisal under the DGCL. The Company shall not, except with the prior written consent of the Purchaser and the Purchaser Representative, voluntarily make any payment with respect to any demands for appraisal, offer to settle or settle any such demands or approve any withdrawal of any such demands. Notwithstanding anything to the contrary contained in this Agreement, for all purposes of this Agreement, the Merger Consideration shall be reduced by the Pro Rata Share of any Dissenting Stockholders attributable to any Dissenting Shares and the Dissenting Stockholders shall have no rights to any portion of the Merger Consideration with respect to any Dissenting Shares.

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1.17 Reserved.

1.18 Earnout.

(a) After the Closing, subject to the terms and conditions set forth herein, the Company Stockholders shall have the contingent right to receive up to an aggregate maximum of 19,000,000 shares of Purchaser Common Stock (subject to adjustment for share splits, share dividends, combinations, recapitalizations and the like after the Closing, including to account for any equity securities into which such shares are exchanged or converted) (the “Earnout Shares”), as additional consideration from the Purchaser based on the performance of the Purchaser Common Stock, as follows:

(i) In the event that the VWAP of the Purchaser Common Stock equals or exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) (the “First Share Price Target”) for twenty (20) out of any thirty (30) consecutive Trading Days during the period beginning on the Closing Date and ending on the 36-month anniversary of the Closing Date (such period the “Earnout Period”), then, subject to the terms and conditions of this Agreement, the Purchaser shall issue to each of the Company Stockholders such Company Stockholder’s Pro Rata Share of 5,000,000 Earnout Shares and the Sponsor shall be issued 1,000,000 Earnout Shares (the “First Earnout Share Payment”).

(ii) In the event that the VWAP of the Purchaser Common Stock equals or exceeds $17.50 per share (as adjusted for stock splits, stock dividends, combinations, reorganizations and recapitalizations) (the “Second Share Price Target”) for twenty (20) out of any thirty (30) consecutive Trading Days during the Earnout Period, the Purchaser shall issue to each of the Company Stockholders such Company Stockholder’s Pro Rata Share of 7,000,000 Earnout Shares and the Sponsor shall be issued 1,000,000 Earnout Shares (the “Second Earnout Share Payment”).

(iii) In the event that the VWAP of the Purchaser Common Stock equals or exceeds $20.00 per share (as adjusted for stock splits, stock dividends, combinations, reorganizations and recapitalizations) (the “Third Share Price Target”, and together with the First Share Price Target and the Second Share Price Target, the “Share Price Targets”) for twenty (20) out of any thirty (30) consecutive Trading Days during the Earnout Period, the Purchaser shall issue to each of the Company Stockholders such Company Stockholder’s Pro Rata Share of 7,000,000 shares of Purchaser Common Stock and the Sponsor shall be issued 1,000,000 Earnout Shares (the “Third Earnout Share Payment”, and together with the First Earnout Share Payment and the Second Earnout Share Payment, the “Earnout Share Payments”).

(b) The CFO will monitor the VWAP of the Purchaser Common Stock each Trading Day, and as soon as practicable (and in any event within ten (10) Business Days) after the end of each monthly anniversary of the Closing through the earlier of (x) the 37-month anniversary of the Closing and (y) the date, if any, as of which the Third Share Price Target is finally determined pursuant to this Section 1.18(b) to have been achieved, the CFO will prepare and deliver to each Representative Party a written statement (each, an “Earnout Statement”) that sets forth (i) the VWAP of the Purchaser Common Stock on each Trading Day for such monthly anniversary period then ended and the preceding monthly periods since the Closing and (ii) whether a Share Price Target has been achieved. Each Representative Party will have ten (10) Business Days after its receipt of an Earnout Statement to review it. Each Representative Party, and its Representatives on its behalf, may make inquiries to the CFO and related Purchaser and Company personnel and advisors regarding questions concerning or disagreements with the Earnout Statement arising in the course of their review thereof, and the Purchaser and the Company shall provide reasonable cooperation in connection therewith. If either Representative Party has any objections to an Earnout Statement, such Representative Party shall deliver to the Purchaser (to the attention of the CFO) and the other Representative Party a statement setting forth its objections thereto (in reasonable detail). If such written statement is not delivered by a Representative Party within twenty (20) Business Days following the date of delivery of each Earnout Statement, then such Representative Party will have waived its right to contest such Earnout Statement and the calculation of the VWAP of the Purchaser Common Stock during the applicable portion of the Earnout Period (and whether the Share Price Targets has been achieved) as set forth therein. If such written statement is delivered by a Representative Party within such twenty (20) Business Day period, then the Seller Representative and the Purchaser Representative shall negotiate in good faith to resolve any such objections for a period of ten (10) Business Day thereafter. If the Representative Parties do not reach a final resolution within such ten (10) Business Day period, then upon the written request of either Representative Party, the Representative Parties will refer the dispute to arbitration in accordance with the provision of Section 9.4.

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(c) If there is a final determination in accordance with Section 1.18(b) that the Company Stockholders are entitled to receive Earnout Shares for having achieved one or more Share Price Targets, the applicable Earnout Shares, will become due upon such final determination and the Purchaser will deliver such shares within ten (10) Business Days thereafter.

(d) Following the Closing, the Purchaser and its Subsidiaries, including the Target Companies, will be entitled to operate their respective businesses based upon their respective business requirements. Each of the Purchaser and its Subsidiaries, including the Target Companies, will be permitted, following the Closing, to make changes at its sole discretion to its operations, organization, personnel, accounting practices and other aspects of its business, including actions that may have an impact on, the share price of the Purchaser Common Stock and the ability of the Company Stockholders to earn the Earnout Shares, and no Person will have any right to claim the loss of all or any portion of any Earnout Shares or other damages as a result of such decisions.

For the avoidance of doubt, the Earnout Payments are cumulable but earnable solely on an all-or-nothing basis, such that there will be no entitlement to a partial award of any Earnout Payment. The number of shares of Purchaser Common Stock constituting any Earnout Payment shall be equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and the like after the Closing. Subject to the foregoing sentence, the aggregate maximum number of shares of Purchaser Common Stock issuable as Earnout Payments shall be 19,000,000, with an additional 3,000,000 shares of Purchaser Common Stock issuable to Sponsor.

Article II
CLOSING

2.1 Closing. Subject to the satisfaction or waiver of the conditions set forth in Article VI, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at such place (including remotely), date and time to be agreed upon by Purchaser and the Company, which date shall be no later than the second (2nd) Business Day after all the Closing conditions to this Agreement have been satisfied or waived (the date and time at which the Closing is actually held being the “Closing Date”).

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Article III
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Except as set forth in (a) Purchaser’s SEC Reports filed or submitted on or prior to the date hereof (excluding any disclosures in any risk factors section that do not constitute statements of fact or factual matters, disclosures in any forward-looking statements disclaimer and other disclosures that are generally cautionary, predictive or forward-looking in nature, (b) as otherwise explicitly contemplated by this Agreement and (c) the disclosure schedules delivered by the Purchaser to the Company on the date hereof (the “Purchaser Disclosure Schedules”), the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer, the Purchaser represents and warrants to the Company, as of the date hereof and as of the Closing, as follows:

3.1 Organization and Standing. The Purchaser is a company duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. The Purchaser has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Purchaser is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or in good standing would not reasonably be expected to have a Material Adverse Effect on the Purchaser. The Purchaser has heretofore made available to the Company accurate and complete copies of its Organizational Documents, as currently in effect. The Purchaser is not in violation of any provision of its Organizational Documents in any material respect.

3.2 Authorization; Binding Agreement. The Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform the Purchaser’s obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, subject to obtaining the Required Purchaser Stockholder Approval. The execution and delivery of this Agreement and each Ancillary Document to which it is a party and the consummation of the transactions contemplated hereby and thereby (a) have been duly and validly authorized by the board of directors of the Purchaser, and (b) other than the Required Purchaser Stockholder Approval, no other corporate proceedings, other than as set forth elsewhere in the Agreement, on the part of the Purchaser are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which the Purchaser is a party shall be when delivered, duly and validly executed and delivered by the Purchaser and, assuming the due authorization, execution and delivery of this Agreement and such Ancillary Documents by the other Parties hereto and thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally or by any applicable statute of limitation or by any valid defense of set-off or counterclaim, and the fact that equitable remedies or relief (including the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought (collectively, the “Enforceability Exceptions”).

3.3 Governmental Approvals. Except as otherwise described in Schedule 3.3, no Consent of or with any Governmental Authority, on the part of the Purchaser is required to be obtained or made in connection with the execution, delivery or performance by the Purchaser of this Agreement and each Ancillary Document to which it is a party or the consummation by the Purchaser of the transactions contemplated hereby and thereby, other than (a) pursuant to Antitrust Laws, (b) such filings as contemplated by this Agreement, (c) any filings required with Nasdaq or the SEC with respect to the transactions contemplated by this Agreement, (d) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder, and (e) where the failure to obtain or make such Consents or to make such filings or notifications, would not reasonably be expected to have a Material Adverse Effect on the Purchaser.

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3.4 Non-Contravention. Except as otherwise described in Schedule 3.4, the execution and delivery by the Purchaser of this Agreement and each Ancillary Document to which it is a party, the consummation by the Purchaser of the transactions contemplated hereby and thereby, and compliance by the Purchaser with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of the Purchaser’s Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 3.3 hereof, and the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to the Purchaser or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by the Purchaser under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of the Purchaser under, (viii) give rise to any obligation to obtain any third party Consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any Purchaser Material Contract, except for any deviations from any of the foregoing clauses (a), (b) or (c) that would not reasonably be expected to have a Material Adverse Effect on the Purchaser.

3.5 Capitalization.

(a) Purchaser is authorized to issue (i) 125,000,000 shares of Purchaser Class A Common Stock, (ii) 12,5000,000 shares of Purchaser Class B Common Stock, and (iii) 1,250,000 shares of Purchaser Preferred Stock. The issued and outstanding Purchaser Securities as of the date of this Agreement are set forth on Schedule 3.5(a). As of the date of this Agreement, there are no issued or outstanding Purchaser Preferred Shares. All outstanding shares of Purchaser Common Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, Purchaser’s Organizational Documents or any Contract to which Purchaser is a party. None of the outstanding Purchaser Securities have been issued in violation of any applicable securities Laws.

(b) Prior to giving effect to the merger, Merger Sub is authorized to issue 1,000 shares of Merger Sub Common Stock, of which 1,000 shares are issued and outstanding, and all of which are owned by the Purchaser. Prior to giving effect to the transactions contemplated by this Agreement, other than Merger Sub, Purchaser does not have any Subsidiaries or own any equity interests in any other Person.

(c) Except as set forth in Schedule 3.5(a) or Schedule 3.5(c) there are no (i) outstanding options, warrants, puts, calls, convertible securities, preemptive or similar rights, (ii) bonds, debentures, notes or other Indebtedness having general voting rights or that are convertible or exchangeable into securities having such rights or (iii) subscriptions or other rights, agreements, arrangements, Contracts or commitments of any character (other than this Agreement and the Ancillary Documents), (A) relating to the issued or unissued shares of Purchaser or (B) obligating Purchaser to issue, transfer, deliver or sell or cause to be issued, transferred, delivered, sold or repurchased any options or shares or securities convertible into or exchangeable for such shares, or (C) obligating Purchaser to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment for such capital shares. Other than the Redemption or as expressly set forth in this Agreement, there are no outstanding obligations of Purchaser to repurchase, redeem or otherwise acquire any shares of Purchaser or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Person. Except as set forth in Schedule 3.5(c), there are no shareholders agreements, voting trusts or other agreements or understandings to which Purchaser is a party with respect to the voting of any shares of Purchaser.

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(d) All Indebtedness of Purchaser as of the date of this Agreement is disclosed on Schedule 3.5(d). No Indebtedness of Purchaser contains any restriction upon (i) the prepayment of any of such Indebtedness, (ii) the incurrence of Indebtedness by Purchaser or (iii) the ability of Purchaser to grant any Lien on its properties or assets.

(e) Since the date of formation of Purchaser, and except as contemplated by this Agreement, Purchaser has not declared or paid any distribution or dividend in respect of its shares and has not repurchased, redeemed or otherwise acquired any of its shares, and Purchaser’s board of directors has not authorized any of the foregoing.

3.6 SEC Filings and Purchaser Financials.

(a) The Purchaser, since the IPO, has filed all forms, reports, schedules, statements, registration statements, prospectuses and other documents required to be filed or furnished by the Purchaser with the SEC under the Securities Act and/or the Exchange Act, together with any amendments, restatements or supplements thereto, and will file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement. Except to the extent available on the SEC’s web site through EDGAR, the Purchaser has delivered to the Company copies in the form filed with the SEC of all of the following: (i) the Purchaser’s annual reports on Form 10-K for each fiscal year of the Purchaser beginning with the first year the Purchaser was required to file such a form, (ii) the Purchaser’s quarterly reports on Form 10-Q for each fiscal quarter that the Purchaser filed such reports to disclose its quarterly financial results in each of the fiscal years of the Purchaser referred to in clause (i) above, (iii) all other forms, reports, registration statements, prospectuses and other documents (other than preliminary materials) filed by the Purchaser with the SEC since the beginning of the first fiscal year referred to in clause (i) above (the forms, reports, registration statements, prospectuses and other documents referred to in clauses (i), (ii) and (iii) above, whether or not available through EDGAR, are, collectively, the “SEC Reports”) and (iv) all certifications and statements required by (A) Rules 13a-14 or 15d-14 under the Exchange Act, and (B) 18 U.S.C. §1350 (Section 906 of SOX) with respect to any report referred to in clause (i) above (collectively, the “Public Certifications”). The SEC Reports (x) were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (y) did not, as of their respective effective dates (in the case of SEC Reports that are registration statements filed pursuant to the requirements of the Securities Act) and at the time they were filed with the SEC (in the case of all other SEC Reports) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Public Certifications are each true as of their respective dates of filing. As used in this Section 3.6, the term “file” shall be broadly construed to include any manner permitted by SEC rules and regulations in which a document or information is furnished, supplied or otherwise made available to the SEC. As of the date of this Agreement, (A) the Purchaser Public Units, the shares of Purchaser Class A Common Stock and the Purchaser Public Warrants are listed on Nasdaq, (B) the Purchaser has not received any written deficiency notice from Nasdaq relating to the continued listing requirements of such Purchaser Securities, (C) there are no Actions pending or, to the Knowledge of the Purchaser, threatened against the Purchaser by the Financial Industry Regulatory Authority with respect to any intention by such entity to suspend, prohibit or terminate the quoting of such Purchaser Securities on Nasdaq and (D) such Purchaser Securities are in compliance with all of the applicable corporate governance rules of Nasdaq.

(b) The financial statements and notes of the Purchaser contained or incorporated by reference in the SEC Reports (the “Purchaser Financials”), fairly present in all material respects the financial position and the results of operations, changes in shareholders’ equity, and cash flows of the Purchaser at the respective dates of and for the periods referred to in such financial statements, all in accordance with (i) GAAP methodologies applied on a consistent basis throughout the periods involved and (ii) Regulation S-X or Regulation S-K, as applicable (except as may be indicated in the notes thereto and for the omission of notes and audit adjustments in the case of unaudited quarterly financial statements to the extent permitted by Regulation S-X or Regulation S-K, as applicable).

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(c) Except as and to the extent reflected or reserved against in the Purchaser Financials, the Purchaser has not incurred any Liabilities or obligations of the type required to be reflected on a balance sheet in accordance with GAAP that are not adequately reflected or reserved on or provided for in the Purchaser Financials, other than Liabilities of the type required to be reflected on a balance sheet in accordance with GAAP that have been incurred since the Purchaser’s formation in the ordinary course of business.

3.7 Absence of Certain Changes. As of the date of this Agreement, except as set forth in Schedule 3.7, the Purchaser has, (a) since its formation, conducted no business other than its formation, the public offering of its securities (and the related private offerings), public reporting and its search for an initial Business Combination as described in the IPO Prospectus (including the investigation of the Target Companies and the negotiation and execution of this Agreement) and related activities and (b) since its formation, not been subject to a Material Adverse Effect on the Purchaser.

3.8 Compliance with Laws. The Purchaser is, and has since its formation been, in compliance with all Laws applicable to it and the conduct of its business except for such noncompliance which would not reasonably be expected to have a Material Adverse Effect on the Purchaser, and the Purchaser has not received written notice alleging any violation of applicable Law in any material respect by the Purchaser.

3.9 Actions; Orders; Permits. There is no pending or, to the Knowledge of the Purchaser, threatened material Action to which the Purchaser is subject which would reasonably be expected to have a Material Adverse Effect on the Purchaser. There is no material Action that the Purchaser has pending against any other Person. The Purchaser is not subject to any material Orders of any Governmental Authority, nor are any such Orders pending. The Purchaser holds all material Permits necessary to lawfully conduct its business as presently conducted, and to own, lease and operate its assets and properties, all of which are in full force and effect, except where the failure to hold such Consent or for such Consent to be in full force and effect would not reasonably be expected to have a Material Adverse Effect on the Purchaser.

3.10 Taxes and Returns.

(a) The Purchaser has timely filed, or caused to be timely filed, all material Tax Returns required to be filed by it, which such Tax Returns are accurate and complete in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Purchaser Financials have been established in accordance with GAAP. Schedule 3.10(a) sets forth each jurisdiction where the Purchaser files or is required to file a Tax Return. There are no audits, examinations, investigations or other proceedings pending against the Purchaser in respect of any Tax, and the Purchaser has not been notified in writing of any proposed Tax claims or assessments against the Purchaser (other than, in each case, claims or assessments for which adequate reserves in the Purchaser Financials have been established in accordance with GAAP or are immaterial in amount). There are no Liens with respect to any Taxes upon any of the Purchaser’s assets, other than Permitted Liens. The Purchaser has no outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by the Purchaser for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return.

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(b) Since the date of its formation, the Purchaser has not (i) changed any Tax accounting methods, policies or procedures except as required by a change in Law, (ii) made, revoked, or amended any material Tax election, (iii) filed any amended Tax Returns or claim for refund or (iv) entered into any closing agreement affecting or otherwise settled or compromised any material Tax Liability or refund.

3.11 Employees and Employee Benefit Plans. The Purchaser does not (a) have any paid employees or (b) maintain, sponsor, contribute to or otherwise have any Liability under, any Benefit Plans.

3.12 Properties. The Purchaser does not own, license or otherwise have any right, title or interest in any material Intellectual Property. The Purchaser does not own or lease any material real property or material Personal Property.

3.13 Material Contracts.

(a) Except as set forth on Schedule 3.13(a), other than this Agreement and the Ancillary Documents, there are no Contracts to which the Purchaser is a party or by which any of its properties or assets may be bound, subject or affected, which (i) creates or imposes a Liability greater than $100,000, (ii) may not be cancelled by the Purchaser on less than sixty (60) days’ prior notice without payment of a material penalty or termination fee or (iii) prohibits, prevents, restricts or impairs in any material respect any business practice of the Purchaser as its business is currently conducted, any acquisition of material property by the Purchaser, or restricts in any material respect the ability of the Purchaser to engage in business as currently conducted by it or compete with any other Person (each, a “Purchaser Material Contract”). All Purchaser Material Contracts have been made available to the Company.

(b) With respect to each Purchaser Material Contract: (i) the Purchaser Material Contract was entered into at arms’ length and in the ordinary course of business; (ii) the Purchaser Material Contract is legal, valid, binding and enforceable in all material respects against the Purchaser and, to the Knowledge of the Purchaser, the other parties thereto, and is in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions); (iii) the Purchaser is not in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default in any material respect by the Purchaser, or permit termination or acceleration by the other party, under such Purchaser Material Contract; and (iv) to the Knowledge of the Purchaser, no other party to any Purchaser Material Contract is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default by such other party, or permit termination or acceleration by the Purchaser under any Purchaser Material Contract.

3.14 Transactions with Affiliates. Schedule 3.14 sets forth a true, correct and complete list of the Contracts and arrangements that are in existence as of the date of this Agreement under which there are any existing or future Liabilities or obligations between the Purchaser and any (a) present or former director, officer or employee or Affiliate of the Purchaser, or any immediate family member of any of the foregoing, or (b) record or beneficial owner of more than five percent (5%) of the Purchaser’s outstanding capital stock as of the date hereof.

3.15 Merger Sub Activities. Since its formation, Merger Sub has not engaged in any business activities other than as contemplated by this Agreement, does not own directly or indirectly any ownership, equity, profits or voting interest in any Person and has no assets or Liabilities except those incurred in connection with this Agreement and the Ancillary Documents to which it is a party and the Transactions, and, other than this Agreement and the Ancillary Documents to which it is a party, Merger Sub is not party to or bound by any Contract.

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3.16 Investment Company Act. The Purchaser is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, or required to register as an “investment company”, in each case within the meaning of the Investment Company Act of 1940, as amended.

3.17 Finders and Brokers. Except as set forth on Schedule 3.17, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from the Purchaser, the Target Companies or any of their respective Affiliates in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Purchaser.

3.18 Ownership of Merger Consideration. All shares of Purchaser Common Stock to be issued and delivered to the Company Stockholders as Merger Consideration in accordance with Article I shall be, upon issuance and delivery of such Purchaser Common Stock, fully paid and non-assessable, free and clear of all Liens, other than restrictions arising from applicable securities Laws, any applicable Lock-Up Agreement, and any Liens incurred by any Company Stockholder, and the issuance and sale of such Purchaser Common Stock pursuant to this Agreement will not be subject to or give rise to any preemptive rights or rights of first refusal.

3.19 Certain Business Practices.

(a) Neither the Purchaser, nor any of its Representatives acting on its behalf, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977 or any other local or foreign anti-corruption or bribery Law, (iii) made any other unlawful payment or (iv) since the formation of the Purchaser, directly or indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Purchaser or assist it in connection with any actual or proposed transaction.

(b) The operations of the Purchaser are and have been conducted at all times in material compliance with money laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority, and no Action involving the Purchaser with respect to any of the foregoing is pending or, to the Knowledge of the Purchaser, threatened.

(c) None of the Purchaser or any of its directors or officers, or, to the Knowledge of the Purchaser, any other Representative acting on behalf of the Purchaser is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and the Purchaser has not, in the last five (5) fiscal years, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC.

3.20 Insurance. Schedule 3.20 lists all insurance policies (by policy number, insurer, coverage period, coverage amount, annual premium and type of policy) held by the Purchaser relating to the Purchaser or its business, properties, assets, directors, officers and employees, copies of which have been provided to the Company. All premiums due and payable under all such insurance policies have been timely paid and the Purchaser is otherwise in material compliance with the terms of such insurance policies. All such insurance policies are in full force and effect, and to the Knowledge of the Purchaser, there is no threatened termination of, or material premium increase with respect to, any of such insurance policies. There have been no insurance claims made by the Purchaser. The Purchaser has each reported to its insurers all claims and pending circumstances that would reasonably be expected to result in a claim, except where such failure to report such a claim would not be reasonably likely to have a Material Adverse Effect on the Purchaser.

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3.21 Independent Investigation. The Purchaser has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Target Companies, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Target Companies for such purpose. The Purchaser acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, it has relied solely upon its own investigation and the express representations and warranties of the Company set forth in this Agreement (including the related portions of the Company Disclosure Schedules) and in any certificate delivered to Purchaser pursuant to this Agreement, and the information provided by or on behalf of the Company for the Registration Statement; and (b) none of the Company nor its respective Representatives have made any representation or warranty as to the Target Companies, or this Agreement, except as expressly set forth in this Agreement (including the related portions of the Company Disclosure Schedules) or in any certificate delivered to Purchaser pursuant hereto, or with respect to the information provided by or on behalf of the Company for the Registration Statement.

Article IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure schedules delivered by the Company to the Purchaser on the date hereof (the “Company Disclosure Schedules”), the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer, the Company hereby represents and warrants to the Purchaser, as of the date hereof and as of the Closing, as follows:

4.1 Organization and Standing. The Company is a corporation duly incorporated, validly existing and in good standing under the DGCL and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each Subsidiary of the Company is a corporation or other entity duly formed, validly existing and in good standing under the Laws of its jurisdiction of organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as proposed to be conducted except as would not have a Material Adverse Effect on the business and operations of the Target Companies taken as a whole. Each Target Company is duly qualified or licensed and in good standing in the jurisdiction in which it is incorporated or registered and in each other jurisdiction where it does business or operates to the extent that the character of the property owned, or leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. Schedule 4.1 lists all jurisdictions in which any Target Company is qualified to conduct business and all names other than its legal name under which any Target Company does business. The Company has provided to the Purchaser accurate and complete copies of its Organizational Documents and the Organizational Documents of each of its Subsidiaries, each as amended to date and as currently in effect. A correct and complete list of the directors and officers of each Target Company is set forth on Schedule 4.1. Except as set forth in Schedule 4.1, no Person has any right to designate any director or officer of any Target Company. No Target Company is in violation of any provision of its Organizational Documents.

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4.2 Authorization; Binding Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or is required to be a party, to perform the Company’s obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, subject to obtaining the Required Company Stockholder Approval. The execution and delivery of this Agreement and each Ancillary Document to which the Company is or is required to be a party and the consummation of the transactions contemplated hereby and thereby, (a) have been duly and validly authorized by the Company’s board of directors in accordance with the Company’s Organizational Documents, the DGCL, any other applicable Law or any Contract to which the Company or any of its stockholders is a party or by which it or its securities are bound and (b) other than the Required Company Stockholder Approval, no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which the Company is or is required to be a party shall be when delivered, duly and validly executed and delivered by the Company and assuming the due authorization, execution and delivery of this Agreement and any such Ancillary Document by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions. The Company’s board of directors, by resolutions duly adopted at a meeting duly called and held (i) determined that this Agreement and the Merger and the other transactions contemplated hereby are advisable, fair to, and in the best interests of, the Company, its Subsidiaries and its stockholders, (ii) approved this Agreement and the Merger and the other transactions contemplated by this Agreement in accordance with the DGCL, (iii) directed that this Agreement be submitted to the Company’s stockholders for adoption and (iv) resolved to recommend that the Company stockholders adopt this Agreement.

4.3 Capitalization.

(a) The Company is authorized to issue (i) 180,564,262 shares of Company Common Stock, 17,496,370 of which shares are issued and outstanding, and (ii) 10,000,000 shares of Company Preferred Stock, none of which are issued and outstanding. Additionally, (i) pursuant to Warrant No. 1 to Subscribe for Common Shares (“Second Street Warrant #1”) between the Company and Second Street Capital, LLC (“Second Street Capital”), Second Street Capital has the right to subscribe for 312,500 shares of Company Common Stock, (ii) pursuant to Warrant No. 2 to Subscribe for Common Shares (“Second Street Warrant #2”, and collectively with Second Street Warrant #1, the “Second Street Warrants”) between the Company and Second Street Capital, Second Street Capital has the right to subscribe for 62,500 shares of Company Common Stock, (iii) there are 1,356,638 shares of Company Common Stock reserved for future issuance under the Company’s 2021 Stock Option and Incentive Plan; and (iv) 96,901 shares of Company Common Stock reserved for future issuance under the Company’s 2021 Employee Stock Purchase Plan. Besides the foregoing, there are no other series or class of Company Stock, or other warrants, options or rights entitling any other Person to Company Stock. Prior to giving effect to the transactions contemplated by this Agreement, all of the issued and outstanding Company Stock and other equity interests of the Company are set forth on Schedule 4.3(a), along with the beneficial and record owners thereof, all of which shares and other equity interests are owned free and clear of any Liens other than those imposed under the Company Charter. All of the outstanding shares and other equity interests of the Company have been duly authorized, are fully paid and non-assessable and not in violation of any purchase option, right of first refusal or first offer, preemptive right, subscription right or any similar right under any provision of the DGCL, any other applicable Law, the Company’s Organizational Documents or any Contract to which the Company is a party or by which it or its securities are bound. The Company holds no shares or other equity interests of the Company in its treasury. None of the outstanding shares or other equity interests of the Company were issued in violation of any applicable securities Laws. The rights, privileges and preferences of the Company Preferred Stock are as stated in the Company Charter and as provided by the DGCL.

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(b) Other than as set forth on Schedule 4.3(b), there are no Company Convertible Securities, or preemptive rights or rights of first refusal or first offer, nor are there any Contracts, commitments, arrangements or restrictions to which the Company or, to the Knowledge of the Company, any of its stockholders is a party or bound relating to any equity securities of the Company, whether or not outstanding. There are no outstanding or authorized equity appreciation, phantom equity or similar rights with respect to the Company. Except as set forth on Schedule 4.3(b), there are no voting trusts, proxies, shareholder agreements or any other agreements or understandings with respect to the voting of the Company’s equity interests. Except as set forth in the Company’s Organizational Documents, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any equity interests or securities of the Company, nor has the Company granted any registration rights to any Person with respect to the Company’s equity securities. All of the Company’s securities have been granted, offered, sold and issued in compliance with all applicable securities Laws. As a result of the consummation of the transactions contemplated by this Agreement, no equity interests of the Company are issuable and no rights in connection with any interests, warrants, rights, options or other securities of the Company accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

(c) Except as disclosed in the Company Financials, since its formation, the Company has not declared or paid any distribution or dividend in respect of its equity interests and has not repurchased, redeemed or otherwise acquired any equity interests of the Company, and the board of directors of the Company has not authorized any of the foregoing.

4.4 Subsidiaries. Schedule 4.4 sets forth the name of each Subsidiary of the Company, and with respect to each Subsidiary of the Company (a) its jurisdiction of organization, (b) its authorized shares or other equity interests (if applicable), (c) the number of issued and outstanding shares or other equity interests and the record holders and beneficial owners thereof, (d) its Tax election to be treated as a corporate or a disregarded entity under the Code and any state or applicable non-U.S. Tax laws, if any, and (e) any limitation on the ability of the Company to exercise voting control of its Subsidiary, if any. All of the outstanding equity securities of each Subsidiary of the Company are duly authorized and validly issued, fully paid and non-assessable (if applicable), and were offered, sold and delivered in compliance with all applicable securities Laws, and are owned by the Company free and clear of all Liens. There are no Contracts to which the Company or any of its Affiliates is a party or bound with respect to the voting (including voting trusts or proxies) of the equity interests of any Subsidiary of the Company other than the Organizational Documents of any such Subsidiary, and consummating the transactions contemplated by this Agreement will not result in a change in control or otherwise give rights to any equity holder in any Company Subsidiary. There are no outstanding or authorized options, warrants, rights, agreements, subscriptions, convertible securities or commitments to which any Subsidiary of the Company is a party or which are binding upon any Subsidiary of the Company providing for the issuance or redemption of any equity interests of any Subsidiary of the Company. The Company owns all of the outstanding equity securities of its Subsidiaries directly free and clear of all Liens. There are no outstanding equity appreciation, phantom equity, profit participation or similar rights granted by any Subsidiary of the Company. No Subsidiary of the Company has any limitation, whether by Contract, Order or applicable Law, on its ability to make any distributions or dividends to its equity holders or repay any debt owed to another Target Company. Except for the equity interests of the Company’s Subsidiaries listed on Schedule 4.4, no Target Company owns or has the right to acquire, directly or indirectly, any equity interests of, or otherwise Control, any Person. Except as set forth on Schedule 4.4, neither the Company nor its Subsidiaries is a participant in any joint venture, partnership or similar arrangement. There are no outstanding contractual obligations of the Company or its Subsidiaries to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

4.5 Governmental Approvals. Except as otherwise described in Schedule 4.5, no Consent of or with any Governmental Authority on the part of any Target Company is required to be obtained or made in connection with the execution, delivery or performance by the Company of this Agreement or any Ancillary Documents or the consummation by the Company of the transactions contemplated hereby or thereby other than (a) such filings as are expressly contemplated by this Agreement or (b) pursuant to Antitrust Laws.

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4.6 Non-Contravention. Except as otherwise described in Schedule 4.6, the execution and delivery by the Company (or any other Target Company, as applicable) of this Agreement and each Ancillary Document to which any Target Company is or is required to be a party or otherwise bound, and the consummation by any Target Company of the transactions contemplated hereby and thereby and compliance by any Target Company with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of any Target Company’s Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 4.5 hereof, the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to any Target Company or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by any Target Company under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of any Target Company under, (viii) give rise to any obligation to obtain any third party Consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of any Company Material Contract.

4.7 Financial Statements.

(a) As used herein, the term “Company Financials” means the (i) audited consolidated financial statements of the Target Companies (including, in each case, any related notes thereto), consisting of the consolidated balance sheets of the Target Companies as of December 31, 2021 and December 31, 2020, and the related consolidated audited income statements, changes in stockholder equity and statements of cash flows for the fiscal years then ended, each audited by a PCAOB qualified auditor in accordance with GAAP and PCAOB standards (the “Audited Company Financials”), (ii) the Company prepared unaudited financial statements, consisting of the consolidated balance sheet of the Target Companies as of June 30, 2022 (the “Interim Balance Sheet Date”) and the related consolidated income statement, changes in stockholder equity and statement of cash flows for the six (6) months then ended. True and correct copies of the Company Financials have been provided to the Purchaser. The Company Financials (i) accurately reflect the books and records of the Target Companies as of the times and for the periods referred to therein, (ii) were prepared in accordance with GAAP, consistently applied throughout and among the periods involved (except that the unaudited statements exclude the footnote disclosures and other presentation items required for GAAP and exclude year-end adjustments which will not be material in amount), (iii) comply with all applicable accounting requirements under the Securities Act and the rules and regulations of the SEC thereunder, and (iv) fairly present in all material respects the consolidated financial position of the Target Companies as of the respective dates thereof and the consolidated results of the operations and cash flows of the Target Companies for the periods indicated in accordance with GAAP. No Target Company has ever been subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

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(b) Each Target Company maintains accurate books and records reflecting its assets and Liabilities and maintains proper and adequate internal accounting controls that provide reasonable assurance that the following is done in accordance with GAAP: (i) such Target Company does not maintain any off-the-book accounts and that such Target Company’s assets are used only in accordance with such Target Company’s management directives, (ii) transactions are executed with management’s authorization, (iii) transactions are recorded as necessary to permit preparation of the financial statements of such Target Company and to maintain accountability for such Target Company’s assets, (iv) access to such Target Company’s assets is permitted only in accordance with management’s authorization, (v) the reporting of such Target Company’s assets is compared with existing assets at regular intervals and verified for actual amounts, and (vi) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection of accounts, notes and other receivables on a current and timely basis. All of the financial books and records of the Target Companies are complete and accurate in all material respects and have been maintained in the ordinary course consistent with past practice and in accordance with applicable Laws. No Target Company has been subject to or involved in any material fraud that involves management or other employees who have a significant role in the internal controls over financial reporting of any Target Company. No Target Company or any of its Representatives has ever received any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of any Target Company or its internal accounting controls, including any material written complaint, allegation, assertion or claim that any Target Company has engaged in questionable accounting or auditing practices.

(c) The Target Companies do not have any Indebtedness other than the Indebtedness set forth on Schedule 4.7(c), which schedule sets forth the amounts (including principal and any accrued but unpaid interest or other obligations) and maturity date with respect to such Indebtedness. Except as disclosed on Schedule 4.7(c), no Indebtedness of any Target Company contains any restriction upon (i) the prepayment of any of such Indebtedness, (ii) the incurrence of Indebtedness by any Target Company, or (iii) the ability of the Target Companies to grant any Lien on their respective properties or assets.

(d) Except as set forth on Schedule 4.7(d), no Target Company is subject to any Liabilities or obligations (whether or not required to be reflected on a balance sheet prepared in accordance with GAAP), including any off-balance sheet obligations, except for those that are either (i) adequately reflected or reserved on or provided for in the consolidated balance sheet of the Company and its Subsidiaries as of the Interim Balance Sheet Date contained in the Company Financials in accordance with GAAP or (ii) not material and that were incurred after the Interim Balance Sheet Date in the ordinary course of business consistent with past practice (other than Liabilities for breach of any Contract or violation of any Law).

(e) All financial projections with respect to the Target Companies that were delivered by or on behalf of the Company to the Purchaser or its Representatives were prepared in good faith using assumptions that the Company believes to be reasonable.

(f) All accounts, notes and other receivables, whether or not accrued, and whether or not billed, of the Target Companies (the “Accounts Receivable”) arose from sales actually made or services actually performed in the ordinary course of business and represent valid obligations to a Target Company arising from its business. None of the Accounts Receivable are subject to any right of recourse, defense, deduction, return of goods, counterclaim, offset, or set off on the part of the obligor in excess of any amounts reserved therefore on the Company Financials. All of the Accounts Receivable are, to the Knowledge of the Company, fully collectible according to their terms in amounts not less than the aggregate amounts thereof carried on the books of the Target Companies (net of reserves) within ninety (90) days.

4.8 Absence of Certain Changes. Except as set forth on Schedule 4.8, since December 31, 2021, each Target Company has (a) conducted its business only in the ordinary course of business consistent with past practice, (b) not been subject to a Material Adverse Effect and (c) has not taken any action or committed or agreed to take any action that would be prohibited by Section 5.2(b) (without giving effect to Schedule 5.2) if such action were taken on or after the date hereof without the consent of the Purchaser.

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4.9 Compliance with Laws including Privacy Laws. No Target Company is or has been in material conflict or material non-compliance with, or in material default or violation of, nor has any Target Company received, since January 1, 2017, any written or, to the Knowledge of the Company, oral notice of any material conflict or non-compliance with, or material default or violation of, any applicable Laws, including FDA Laws, by which it or any of its properties, assets, officers or directors, employees or consultants, business or operations are or were bound or affected. Except as set forth on Schedule 4.9:

(a) Neither the Target Company, nor, the Knowledge of the Company, its officers, directors, managers, employees, agents, subcontractors and vendors to whom any Target Company has given access to Personal Data or Protected Health Information (which term, for purposes of this Agreement, shall be as defined in 45 CFR 160.103), are and have been at all times, in compliance in all material respects with all applicable Privacy Laws;

(b) No Target Company has experienced any loss, damage or unauthorized access, use, disclosure or modification, or breach of security of Personal Data or Protected Health Information maintained by or on behalf of any Target Company (including, to the Knowledge of the Company, by any agent, subcontractor or vendor of a Target Company);

(c) To the Knowledge of the Company, (i) no Person, including any Governmental Authority, has made any written claim or commenced any Proceeding with respect to any violation of any Privacy Law by a Target Company (ii) no Target Company has been given written notice of any criminal, civil or administrative violation of any Privacy Law, in any case including any claim or action with respect to any loss, damage or unauthorized access, use, disclosure, modification, or breach of security, of Personal Data or Protected Health Information maintained by or on behalf of a Target Company (including by any agent, subcontractor or vendor of a Target Company);

(d) No Target Company nor, to the Knowledge of the Company, any subcontractor agent or vendor of a Target Company, has incurred any breach of “unsecured protected health information” requiring reporting to any Governmental Authority;

(e) To the Knowledge of the Company, all activities conducted by a Target Company with respect to any Protected Health Information or Personal Data are permitted under the Contracts relating to Personal Data or Protected Health Information; and

(f) To the Knowledge of the Company, each Contract between a Target Company and a customer of a Target Company contains all the terms and conditions that such Target Company is required to include therein under such Target Company’s Contracts with its vendors and suppliers.

4.10 Company Permits. Each Target Company (and its employees who are legally required to be licensed by a Governmental Authority in order to perform his or her duties with respect to his or her employment with any Target Company), holds all Permits necessary to lawfully conduct in all material respects its business as presently conducted and as currently contemplated to be conducted, and to own, lease and operate its assets and properties (collectively, the “Company Permits”). The Company has made available to the Purchaser true, correct and complete copies of all Company Permits, all of which Company Permits are listed on Schedule 4.10. All of the Company Permits are in full force and effect, and no suspension or cancellation of any of the Company Permits is pending or, to the Company’s Knowledge, threatened. No Target Company is in violation in any material respect of the terms of any Company Permit, and no Target Company has received any written or, to the Knowledge of the Company, oral notice of any Actions relating to the revocation or modification of any Company Permit.

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4.11 Litigation. Except as described on Schedule 4.11, there is no (a) Action of any nature currently pending or, to the Company’s Knowledge, threatened, nor is there any reasonable basis for any Action to be made (and no such Action has been brought or, to the Company’s Knowledge, threatened in the past five (5) years); or (b) Order now pending or outstanding or that was rendered by a Governmental Authority in the past five (5) years, in either case of (a) or (b) by or against any Target Company, its current or former directors, officers or equity holders (provided, that any litigation involving the directors, officers or equity holders of a Target Company must be related to the Target Company’s business, equity securities or assets), its business, equity securities or assets. The items listed on Schedule 4.11, if finally determined adversely to the Target Companies, will not have, either individually or in the aggregate, a Material Adverse Effect upon any Target Company. In the past five (5) years, none of the current or former officers, senior management or directors of any Target Company have been charged with, indicted for, arrested for, or convicted of any felony or any crime involving fraud or been assessed any administrative fines following an investigation by a Governmental Authority.

4.12 Material Contracts.

(a) Schedule 4.12(a) sets forth a true, correct and complete list of, and the Company has made available to the Purchaser (including written summaries of oral Contracts), true, correct and complete copies of, each Contract to which any Target Company is a party or by which any Target Company, or any of its properties or assets are bound or affected (each Contract required to be set forth on Schedule 4.12(a), a “Company Material Contract”) that:

(i) contains covenants that limit the ability of any Target Company (A) to compete in any line of business or with any Person or in any geographic area or to sell, or provide any service or product or solicit any Person, including any non-competition covenants, employee and customer non-solicit covenants, exclusivity restrictions, rights of first refusal or most-favored pricing clauses or (B) to purchase or acquire an interest in any other Person;

(ii) involves any joint venture, strategic partnership, profit-sharing, partnership, limited liability company or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture;

(iii) involves any agreement relating to the supply of product to, the purchase of product for, or the performance of services by or to any Target Company, in each instance, which are material to the business and operations of the Target Companies, taken as a whole;

(iv) involves any exchange traded, over the counter or other swap, cap, floor, collar, futures contract, forward contract, option or other derivative financial instrument or Contract, based on any commodity, security, instrument, asset, rate or index of any kind or nature whatsoever, whether tangible or intangible, including currencies, interest rates, foreign currency and indices;

(v) evidences Indebtedness (whether incurred, assumed, guaranteed or secured by any asset) of any Target Company having an outstanding principal amount in excess of $100,000;

(vi) involves the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets with an aggregate value in excess of $100,000 (other than in the ordinary course of business consistent with past practice) or shares or other equity interests of any Target Company or another Person;

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(vii) relates to any merger, consolidation or other business combination with any other Person or the acquisition or disposition of any other entity or its business or material assets or the sale of any Target Company, its business or material assets;

(viii) by its terms, individually or with all related Contracts, calls for aggregate payments or receipts by the Target Companies under such Contract or Contracts of at least $100,000 per year or $250,000 in the aggregate;

(ix) is with any Top Customer or Top Supplier;

(x) obligates the Target Companies to provide continuing indemnification or a guarantee of obligations of a third party after the date hereof in excess of $100,000;

(xi) is between any Target Company and any directors, officers or employees of a Target Company (other than at-will employment arrangements with employees entered into in the ordinary course of business consistent with past practice), including all non-competition, severance and indemnification agreements, or any Related Person;

(xii) obligates the Target Companies to make any capital commitment or expenditure in excess of $100,000 (including pursuant to any joint venture);

(xiii) relates to a material settlement entered into within three (3) years prior to the date of this Agreement or under which any Target Company has outstanding obligations (other than customary confidentiality obligations);

(xiv) provides another Person (other than another Target Company or any manager, director or officer of any Target Company) with a power of attorney;

(xv) relates to the development, ownership, licensing or use of any Intellectual Property by, to or from any Target Company, other than Off-the-Shelf Software;

(xvi) that will be required to be filed with the Registration Statement under applicable SEC requirements or would otherwise be required to be filed by the Company as an exhibit for a Form S-1 pursuant to Items 601(b)(1), (2), (4), (9) or (10) of Regulation S-K under the Securities Act as if the Company was the registrant; or

(xvii) is otherwise material to any Target Company and not described in clauses (i) through (xvi) above.

(b) Except as disclosed in Schedule 4.12(b), with respect to each Company Material Contract: (i) such Company Material Contract is valid and binding and enforceable in all respects against the Target Company party thereto and, to the Knowledge of the Company, each other party thereto, and is in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions); (ii) the consummation of the transactions contemplated by this Agreement will not affect the validity or enforceability of any Company Material Contract; (iii) no Target Company is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute a material breach or default by any Target Company, or permit termination or acceleration by the other party thereto, under such Company Material Contract; (iv) to the Knowledge of the Company, no other party to such Company Material Contract is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a material breach or default by such other party, or permit termination or acceleration by any Target Company, under such Company Material Contract; (v) no Target Company has received written or, to the Knowledge of the Company, oral notice of an intention by any party to any such Company Material Contract that provides for a continuing obligation by any party thereto to terminate such Company Material Contract or amend the terms thereof, other than modifications in the ordinary course of business that do not adversely affect any Target Company in any material respect; and (vi) no Target Company has waived any rights under any such Company Material Contract.

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4.13 Intellectual Property.

(a) Schedule 4.13(a)(i) sets forth: (i) all U.S. and foreign registered Patents, Trademarks, Copyrights and Internet Assets and applications owned or licensed by a Target Company or otherwise used or held for use by a Target Company in which a Target Company is the owner, applicant or assignee (“Company Registered IP”), specifying as to each item, as applicable: (A) the nature of the item, including the title, (B) the owner of the item, (C) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed and (D) the issuance, registration or application numbers and dates; and (ii) all material unregistered Intellectual Property owned or purported to be owned by a Target Company. Schedule 4.13(a)(ii) sets forth all Intellectual Property licenses, sublicenses and other agreements or permissions (“Company IP Licenses”) (other than “shrink wrap,” “click wrap,” and “off the shelf” software agreements and other agreements for Software commercially available on reasonable terms to the public generally with license, maintenance, support and other fees of less than $20,000 per year (collectively, “Off-the-Shelf Software”), which are not required to be listed, although such licenses are “Company IP Licenses” as that term is used herein), under which a Target Company is a licensee or otherwise is authorized to use or practice any Intellectual Property, and describes (A) the applicable Intellectual Property licensed, sublicensed or used and (B) any royalties, license fees or other compensation due from a Target Company, if any. Each Target Company owns, free and clear of all Liens (other than Permitted Liens), has valid and enforceable rights in, and has the unrestricted right to use, sell, license, transfer or assign, all Intellectual Property currently used, licensed or held for use by such Target Company, and previously used or licensed by such Target Company, except for the Intellectual Property that is the subject of the Company IP Licenses. No item of Company Registered IP that consists of a pending Patent application fails to identify all pertinent inventors, and for each Patent and Patent application in the Company Registered IP, the Target Companies have obtained valid assignments of inventions from each inventor. Except as set forth on Schedule 4.13(a)(iii), all Company Registered IP is owned exclusively by the applicable Target Company without obligation to pay royalties, licensing fees or other fees, or otherwise account to any third party with respect to such Company Registered IP, and such Target Company has recorded assignments of all Company Registered IP.

(b) Each Target Company has a valid and enforceable license to use all Intellectual Property that is the subject of the Company IP Licenses applicable to such Target Company. The Company IP Licenses include all of the licenses, sublicenses and other agreements or permissions necessary to operate the Target Companies as presently conducted. Each Target Company has performed all obligations imposed on it in the Company IP Licenses, has made all payments required to date, and such Target Company is not, nor, to the Knowledge of the Company, is any other party thereto, in breach or default thereunder, nor has any event occurred that with notice or lapse of time or both would constitute a default thereunder. The continued use by the Target Companies of the Intellectual Property that is the subject of the Company IP Licenses in the same manner that it is currently being used is not restricted by any applicable license of any Target Company. All registrations for Copyrights, Patents, Trademarks and Internet Assets that are owned by or exclusively licensed to any Target Company are valid, in force and in good standing with all required fees and maintenance fees having been paid with no Actions pending, and all applications to register any Copyrights, Patents and Trademarks are pending and in good standing, all without challenge of any kind. No Target Company is party to any Contract that requires a Target Company to assign to any Person all of its rights in any Intellectual Property developed by a Target Company under such Contract.

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(c) Schedule 4.13(c) sets forth all licenses, sublicenses and other agreements or permissions under which a Target Company is the licensor (each, an “Outbound IP License”), and for each such Outbound IP License, describes (i) the applicable Intellectual Property licensed, (ii) the licensee under such Outbound IP License, and (iii) any royalties, license fees or other compensation due to a Target Company, if any. Each Target Company has performed all obligations imposed on it in the Outbound IP Licenses, and such Target Company is not, nor, to the Knowledge of the Company, is any other party thereto, in breach or default thereunder, nor has any event occurred that with notice or lapse of time or both would constitute a default thereunder.

(d) No Action is pending or, to the Company’s Knowledge, threatened against a Target Company that challenges the validity, enforceability, ownership, or right to use, sell, license or sublicense, or that otherwise relates to, any Intellectual Property currently owned, licensed, used or held for use by the Target Companies, nor, to the Knowledge of the Company, is there any reasonable basis for any such Action. No Target Company has received any written or, to the Knowledge of the Company, oral notice or claim asserting or suggesting that any infringement, misappropriation, violation, dilution or unauthorized use of the Intellectual Property of any other Person is or may be occurring or has or may have occurred, as a consequence of the business activities of any Target Company, nor to the Knowledge of the Company is there a reasonable basis therefor. There are no Orders to which any Target Company is a party or its otherwise bound that (i) restrict the rights of a Target Company to use, transfer, license or enforce any Intellectual Property owned by a Target Company, (ii) restrict the conduct of the business of a Target Company in order to accommodate a third Person’s Intellectual Property, or (iii) other than the Outbound IP Licenses, grant any third Person any right with respect to any Intellectual Property owned by a Target Company. No Target Company is currently infringing, or has, in the past, infringed, misappropriated or violated any Intellectual Property of any other Person in any material respect in connection with the ownership, use or license of any Intellectual Property owned or purported to be owned by a Target Company or, to the Knowledge of the Company, otherwise in connection with the conduct of the respective businesses of the Target Companies. To the Company’s Knowledge, no third party is currently, or in the past five (5) years has been, infringing upon, misappropriating or otherwise violating any Intellectual Property owned, licensed by, licensed to, or otherwise used or held for use by any Target Company (“Company IP”) in any material respect.

(e) Except as set forth in Schedule 4.13(e), all officers, directors, employees and independent contractors of a Target Company (and each of their respective Affiliates) have assigned to the Target Companies all Intellectual Property arising from the services performed for a Target Company by such Persons and all such assignments of Company Registered IP have been recorded. Except as set forth in Schedule 4.13(e), no current or former officers, employees or independent contractors of a Target Company have claimed any ownership interest in any Intellectual Property owned by a Target Company. To the Knowledge of the Company, there has been no violation of a Target Company’s policies or practices related to protection of Company IP or any confidentiality or nondisclosure Contract relating to the Intellectual Property owned by a Target Company. The Company has made available to the Purchaser true and complete copies of all written Contracts referenced in subsections under which employees and independent contractors assigned their Intellectual Property to a Target Company. To the Company’s Knowledge, none of the employees of any Target Company is obligated under any Contract, or subject to any Order, that would materially interfere with the use of such employee’s best efforts to promote the interests of the Target Companies, or that would materially conflict with the business of any Target Company as presently conducted or contemplated to be conducted. Each Target Company has taken reasonable security measures in order to protect the secrecy, confidentiality and value of the material Company IP.

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(f) To the Knowledge of the Company, no Person has obtained unauthorized access to third party information and data (including personally identifiable information) in the possession of a Target Company, nor has there been any other material compromise of the security, confidentiality or integrity of such information or data, and no written or, to the Knowledge of the Company, oral complaint relating to an improper use or disclosure of, or a breach in the security of, any such information or data has been received by a Target Company. Each Target Company has complied in all material respects with all applicable Laws and Contract requirements relating to privacy, personal data protection, and the collection, processing and use of personal information and its own privacy policies and guidelines. The operation of the business of the Target Companies has not and does not violate any right to privacy or publicity of any third person, or constitute unfair competition or trade practices under applicable Law.

(g) Except as set forth in Schedule 4.13(g), the consummation of any of the transactions contemplated by this Agreement will not result in the material breach, material modification, cancellation, termination, suspension of, or acceleration of any payments with respect to, or release of source code because of (i) any Contract providing for the license or other use of Intellectual Property owned by a Target Company, or (ii) any Company IP License. Following the Closing, the Company shall be permitted to exercise, directly or indirectly through its Subsidiaries, all of the Target Companies’ rights under such Contracts or Company IP Licenses to the same extent that the Target Companies would have been able to exercise had the transactions contemplated by this Agreement not occurred, without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Target Companies would otherwise be required to pay in the absence of such transactions.

(h) Schedule 4.13(h) contains a correct, current, and complete list of all social media accounts used in the Target Companies’ business. The Target Companies have complied with all terms of use, terms of service, and other Contracts and all associated policies and guidelines relating to its use of any social media platforms, sites, or services (collectively, “Platform Agreements”). There are no Actions, whether settled, pending, or threatened, alleging any (A) breach or other violation of any Platform Agreement by the Company; or (B) defamation, violation of publicity rights of any Person, or any other violation by the Company in connection with its use of social media.

(i) All Target Company IT Systems are in good working condition and are sufficient for the operation of the Target Companies’ business as currently conducted and as proposed to be conducted. In the past five (5) years, there has been no malfunction, failure, continued substandard performance, denial-of-service, or other cyber incident, including any cyberattack, or other impairment of the Target Company IT Systems that has resulted or is reasonably likely to result in disruption or damage to the business of any of the Target Companies. The Target Companies have taken all commercially reasonable steps to safeguard the confidentiality, availability, security, and integrity of the Target Company IT Systems, including implementing and maintaining appropriate backup, disaster recovery, and Software and hardware support arrangements.

4.14 Taxes and Returns.

(a) Each Target Company has or will have timely filed, or caused to be timely filed, all federal, state, local and foreign Tax Returns required to be filed by it (taking into account all available extensions), which Tax Returns are true, accurate, correct and complete in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Company Financials have been established. Each Target Company has complied with all applicable Laws relating to Tax.

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(b) There is no Action currently pending or, to the Knowledge of the Company, threatened against a Target Company by a Governmental Authority in a jurisdiction where the Target Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

(c) No Target Company is being audited by any Tax authority or has been notified in writing or, to the Knowledge of the Company, orally by any Tax authority that any such audit is contemplated or pending. There are no claims, assessments, audits, examinations, investigations or other Actions pending against a Target Company in respect of any Tax, and no Target Company has been notified in writing of any proposed Tax claims or assessments against it (other than, in each case, claims or assessments for which adequate reserves in the Company Financials have been established).

(d) There are no Liens with respect to any Taxes upon any Target Company’s assets, other than Permitted Liens.

(e) Each Target Company has collected or withheld all Taxes currently required to be collected or withheld by it, and all such Taxes have been paid to the appropriate Governmental Authorities or set aside in appropriate accounts for future payment when due.

(f) No Target Company has any outstanding waivers or extensions of any applicable statute of limitations to assess any amount of Taxes. There are no outstanding requests by a Target Company for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return.

(g) No Target Company has made any change in accounting method (except as required by a change in Law) or received a ruling from, or signed an agreement with, any taxing authority that would reasonably be expected to have a material impact on its Taxes following the Closing.

(h) No Target Company has participated in, or sold, distributed or otherwise promoted, any “reportable transaction,” as defined in U.S. Treasury Regulation section 1.6011-4.

(i) No Target Company has any Liability or potential Liability for the Taxes of another Person (other than another Target Company) that are not adequately reflected in the Company Financials (i) under any applicable Tax Law, (ii) as a transferee or successor, or (iii) by contract, indemnity or otherwise (excluding commercial agreements entered into in the ordinary course of business the primary purpose of which is not the sharing of Taxes). No Target Company is a party to or bound by any Tax indemnity agreement, Tax sharing agreement or Tax allocation agreement or similar agreement, arrangement or practice (excluding commercial agreements entered into in the ordinary course of business the primary purpose of which is not the sharing of Taxes) with respect to Taxes (including advance pricing agreement, closing agreement or other agreement relating to Taxes with any Governmental Authority) that will be binding on any Target Company with respect to any period following the Closing Date.

(j) No Target Company has requested, or is the subject of or bound by any private letter ruling, technical advice memorandum, closing agreement or similar ruling, memorandum or agreement with any Governmental Authority with respect to any Taxes, nor is any such request outstanding.

(k) No Target Company: (i) has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of securities (to any Person or entity that is not a member of the consolidated group of which the Company is the common parent corporation) qualifying for, or intended to qualify for, Tax-free treatment under Section 355 of the Code (A) within the two-year period ending on the date hereof or (B) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement; or (ii) is or has ever been (A) a U.S. real property holding corporation within the meaning of Section 897(c)(2) of the Code, or (B) a member of any consolidated, combined, unitary or affiliated group of corporations for any Tax purposes other than a group of which the Company is or was the common parent corporation.

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(l) No Target Company is aware of any fact or circumstance that would reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

4.15 Real Property. Schedule 4.15 contains a complete and accurate list of all premises currently leased or subleased or otherwise used or occupied by a Target Company for the operation of the business of a Target Company, and of all current leases, lease guarantees, agreements and documents related thereto, including all amendments, terminations and modifications thereof or waivers thereto (collectively, the “Company Real Property Leases”), as well as the current annual rent and term under each Company Real Property Lease. The Company has provided to the Purchaser a true and complete copy of each of the Company Real Property Leases, and in the case of any oral Company Real Property Lease, a written summary of the material terms of such Company Real Property Lease. The Company Real Property Leases are valid, binding and enforceable in accordance with their terms and are in full force and effect. To the Knowledge of the Company, no event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default on the part of a Target Company or any other party under any of the Company Real Property Leases, and no Target Company has received notice of any such condition. No Target Company owns or has ever owned any real property or any interest in real property (other than the leasehold interests in the Company Real Property Leases).

4.16 Personal Property. Each item of Personal Property which is currently owned, used or leased by a Target Company with a book value or fair market value of greater than Fifty Thousand Dollars ($50,000) is set forth on Schedule 4.16, along with, to the extent applicable, a list of lease agreements, lease guarantees, security agreements and other agreements related thereto, including all amendments, terminations and modifications thereof or waivers thereto (“Company Personal Property Leases”). Except as set forth in Schedule 4.16, all such items of Personal Property are in good operating condition and repair (reasonable wear and tear excepted consistent with the age of such items), and are suitable for their intended use in the business of the Target Companies. The operation of each Target Company’s business as it is now conducted or presently proposed to be conducted is not dependent upon the right to use the Personal Property of Persons other than a Target Company, except for such Personal Property that is owned, leased or licensed by or otherwise contracted to a Target Company. The Company has provided to the Purchaser a true and complete copy of each of the Company Personal Property Leases, and in the case of any oral Company Personal Property Lease, a written summary of the material terms of such Company Personal Property Lease. The Company Personal Property Leases are valid, binding and enforceable in accordance with their terms and are in full force and effect. To the Knowledge of the Company, no event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default on the part of a Target Company or any other party under any of the Company Personal Property Leases, and no Target Company has received notice of any such condition.

4.17 Title to and Sufficiency of Assets. Each Target Company has good and marketable title to, or a valid leasehold interest in or right to use, all of its assets, free and clear of all Liens other than (a) Permitted Liens, (b) the rights of lessors under leasehold interests, (c) Liens specifically identified on the balance sheet as of the Interim Balance Sheet Date included in the Company Financials and (d) Liens set forth on Schedule 4.17. The assets (including Intellectual Property rights and contractual rights) of the Target Companies constitute all of the assets, rights and properties that are used in the operation of the businesses of the Target Companies as it is now conducted.

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4.18 Employee Matters.

(a) Except as set forth in Schedule 4.18(a), no Target Company is a party to any collective bargaining agreement or other Contract covering any group of employees, labor organization or other representative of any of the employees of any Target Company, and the Company has no Knowledge of any activities or proceedings of any labor union or other party to organize or represent such employees. There has not occurred or, to the Knowledge of the Company, been threatened any strike, slow-down, picketing, work-stoppage, or other similar labor activity with respect to any such employees, consultant, independent contractor, officer or manager of any of the Target Companies. Schedule 4.18(a) sets forth all unresolved labor controversies (including unresolved grievances and age or other discrimination claims), if any, that are pending or, to the Knowledge of the Company, threatened between any Target Company and Persons employed by or providing services as independent contractors to a Target Company. No current officer or employee of a Target Company has provided any Target Company written or, to the Knowledge of the Company, oral notice of his or her plan to terminate his or her employment with any Target Company or go on leave of absence.

(b) Except as set forth in Schedule 4.18(b), each Target Company (i) is and has been in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, health and safety and wages and hours, and other Laws relating to discrimination, sexual harassment, disability, labor relations, classification and payment of employees and independent contractors, hours of work, payment of wages and overtime wages, pay equity, immigration, workers compensation, working conditions, employee scheduling, occupational safety and health, family and medical leave, and employee terminations, and has not received written or, to the Knowledge of the Company, oral notice that there is any pending Action involving unfair labor practices against a Target Company, (ii) is not liable for any material past due arrears of wages or any material penalty for failure to comply with any of the foregoing, and (iii) is not liable for any material payment to any Governmental Authority with respect to unemployment compensation benefits, social security or other benefits or obligations for employees, independent contractors or consultants (other than routine payments to be made in the ordinary course of business and consistent with past practice). There are no Actions pending or, to the Knowledge of the Company, threatened against a Target Company brought by or on behalf of any applicant for employment, any current or former employee, any Person alleging to be a current or former employee, or any Governmental Authority, relating to any such Law or regulation, or alleging breach of any express or implied contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

(c) Schedule 4.18(c) hereto sets forth a complete and accurate list as of the date hereof of all employees of the Target Companies showing for each as of such date (i) the employee’s name, job title or description, employer, location, salary level (including any bonus, commission, deferred compensation or other remuneration payable (other than any such arrangements under which payments are at the discretion of the Target Companies)), (ii) any bonus, commission or other remuneration other than salary paid during the fiscal year ended December 31, 2021, and (iii) any wages, salary, bonus, commission or other compensation due and owing to each employee during or for the fiscal year ending December 31, 2022. Except as set forth on Schedule 4.18(c), (A) no employee is a party to a written employment Contract with a Target Company and each is employed “at will”, and (B) the Target Companies have paid in full to all their employees all wages, salaries, commission, bonuses and other compensation due to their employees, including overtime compensation, and no Target Company has any obligation or Liability (whether or not contingent) with respect to severance payments to any such employees under the terms of any written or, to the Company’s Knowledge, oral agreement, or commitment or any applicable Law, custom, trade or practice. Except as set forth in Schedule 4.18(c), each Target Company employee has entered into the Company’s standard form of employee non-disclosure, inventions and restrictive covenants agreement with a Target Company (whether pursuant to a separate agreement or incorporated as part of such employee’s overall employment agreement), a copy of which has been made available to the Purchaser by the Company.

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(d) Schedule 4.18(d) contains a list of all independent contractors (including consultants) currently engaged by any Target Company, along with the position, the entity engaging such Person, date of retention and rate of remuneration, most recent increase (or decrease) in remuneration and amount thereof, for each such Person. Except as set forth on Schedule 4.18(d), all of such independent contractors are a party to a written Contract with a Target Company. Except as set forth on Schedule 4.18(d), each such independent contractor has entered into customary covenants regarding confidentiality, non-competition and assignment of inventions and copyrights in such Person’s agreement with a Target Company, a copy of which has been provided to the Purchaser by the Company. For the purposes of applicable Law, including the Code, all independent contractors who are currently, or within the last six (6) years have been, engaged by a Target Company are bona fide independent contractors and not employees of a Target Company. Each independent contractor is terminable on fewer than thirty (30) days’ notice, without any obligation of any Target Company to pay severance or a termination fee.

4.19 Benefit Plans.

(a) Set forth on Schedule 4.19(a) is a true and complete list of each Company Benefit Plan of a Target Company. With respect to each Company Benefit Plan, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations that have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP on the Company Financials. No Target Company is or has in the past been a member of a “controlled group” for purposes of Section 414(b), (c), (m) or (o) of the Code, nor does any Target Company have any Liability with respect to any collectively-bargained for plans, whether or not subject to the provisions of ERISA. No statement, either written or oral, has been made by any Target Company to any Person with regard to any Company Benefit Plan that was not in accordance with the Company Benefit Plan in any material respect.

(b) Each Company Benefit Plan is and has been operated at all times in compliance with all applicable Laws in all material respects, including ERISA and the Code. Each Company Benefit Plan which is intended to be “qualified” within the meaning of Section 401(a) of the Code (i) has been determined by the IRS to be so qualified (or is based on a prototype plan which has received a favorable opinion letter) during the period from its adoption to the date of this Agreement and (ii) its related trust has been determined to be exempt from taxation under Section 501(a) of the Code or the Target Companies have requested an initial favorable IRS determination of qualification and/or exemption within the period permitted by applicable Law. No fact exists which could adversely affect the qualified status of such Company Benefit Plans or the exempt status of such trusts.

(c) With respect to each Company Benefit Plan which covers any current or former officer, director, consultant or employee (or beneficiary thereof) of a Target Company, the Company has provided to Purchaser accurate and complete copies, if applicable, of: (i) all Company Benefit Plan texts and agreements and related trust agreements or annuity Contracts (including any amendments, modifications or supplements thereto); (ii) all summary plan descriptions and material modifications thereto; (iii) the three (3) most recent Forms 5500, if applicable, and annual report, including all schedules thereto; (iv) the most recent annual and periodic accounting of plan assets; (v) the three (3) most recent nondiscrimination testing reports; (vi) the most recent determination letter received from the IRS, if any; (vii) the most recent actuarial valuation; and (viii) all material communications with any Governmental Authority.

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(d) With respect to each Company Benefit Plan: (i) such Company Benefit Plan has been administered and enforced in all material respects in accordance with its terms, the Code and ERISA; (ii) no breach of fiduciary duty has occurred; (iii) no Action is pending, or to the Company’s Knowledge, threatened (other than routine claims for benefits arising in the ordinary course of administration); (iv) no prohibited transaction, as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred, excluding transactions effected pursuant to a statutory or administration exemption; and (v) all contributions and premiums due through the Closing Date have been made in all material respects as required under ERISA or have been fully accrued in all material respects on the Company Financials.

(e) No Company Benefit Plan is a “defined benefit plan” (as defined in Section 414(j) of the Code), a “multiemployer plan” (as defined in Section 3(37) of ERISA) or a “multiple employer plan” (as described in Section 413(c) of the Code) or is otherwise subject to Title IV of ERISA or Section 412 of the Code, and no Target Company has incurred any Liability or otherwise could have any Liability, contingent or otherwise, under Title IV of ERISA and no condition presently exists that is expected to cause such Liability to be incurred. No Company Benefit Plan will become a multiple employer plan with respect to any Target Company immediately after the Closing Date. No Target Company currently maintains or has ever maintained, or is required currently or has ever been required to contribute to or otherwise participate in, a multiple employer welfare arrangement or voluntary employees’ beneficiary association as defined in Section 501(c)(9) of the Code.

(f) There is no arrangement under any Company Benefit Plan with respect to any employee that would result in the payment of any amount that by operation of Sections 280G or 162(m) of the Code would not be deductible by the Target Companies and no arrangement exists pursuant to which a Target Company will be required to “gross up” or otherwise compensate any person because of the imposition of any excise tax on a payment to such person.

(g) With respect to each Company Benefit Plan which is a “welfare plan” (as described in Section 3(1) of ERISA): (i) no such plan provides medical or death benefits with respect to current or former employees of a Target Company beyond their termination of employment (other than coverage mandated by Law, which is paid solely by such employees); and (ii) there are no reserves, assets, surplus or prepaid premiums under any such plan. Each Target Company has complied with the provisions of Section 601 et seq. of ERISA and Section 4980B of the Code.

(h) Except as set forth in Schedule 4.19(h), the consummation of the transactions contemplated by this Agreement and the Ancillary Documents will not: (i) entitle any individual to severance pay, unemployment compensation or other benefits or compensation; (ii) accelerate the time of payment or vesting, or increase the amount of any compensation due, or in respect of, any individual; or (iii) result in or satisfy a condition to the payment of compensation that would, in combination with any other payment, result in an “excess parachute payment” within the meaning of Section 280G of the Code. No Target Company has incurred any Liability for any Tax imposed under Chapter 43 of the Code or civil liability under Section 502(i) or (l) of ERISA.

(i) Except to the extent required by Section 4980B of the Code or similar state Law, no Target Company provides health or welfare benefits to any former or retired employee or is obligated to provide such benefits to any active employee following such employee’s retirement or other termination of employment or service.

(j) All Company Benefit Plans can be terminated at any time as of or after the Closing Date without resulting in any Liability to the Surviving Corporation or Purchaser or their respective Affiliates for any additional contributions, penalties, premiums, fees, fines, excise taxes or any other charges or liabilities.

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(k) Each Company Benefit Plan that is subject to Section 409A of the Code (each, a “Section 409A Plan”) as of the Closing Date is indicated as such on Schedule 4.19(k). No options or other equity-based awards have been issued or granted by the Company that are, or are subject to, a Section 409A Plan. Each Section 409A Plan has been administered in compliance, and is in documentary compliance, with the applicable provisions of Section 409A of the Code, the regulations thereunder and other official guidance issued thereunder. No Target Company has any obligation to any employee or other service provider with respect to any Section 409A Plan that may be subject to any Tax under Section 409A of the Code. No payment to be made under any Section 409A Plan is, or to the Knowledge of the Company will be, subject to the penalties of Section 409A(a)(1) of the Code. There is no Contract or plan to which any Target Company is a party or by which it is bound to compensate any employee, consultant or director for penalty taxes paid pursuant to Section 409A of the Code.

4.20 Environmental Matters. Except as set forth in Schedule 4.20:

(a) Each Target Company is and has been in compliance in all material respects with all applicable Environmental Laws, including obtaining, maintaining in good standing, and complying in all material respects with all Permits required for its business and operations by Environmental Laws (“Environmental Permits”), no Action is pending or, to the Company’s Knowledge, threatened to revoke, modify, or terminate any such Environmental Permit, and, to the Company’s Knowledge, no facts, circumstances, or conditions currently exist that could adversely affect such continued compliance with Environmental Laws and Environmental Permits or require capital expenditures to achieve or maintain such continued compliance with Environmental Laws and Environmental Permits.

(b) No Target Company is the subject of any outstanding Order or Contract with any Governmental Authority or other Person in respect of any (i) Environmental Laws, (ii) Remedial Action, or (iii) Release or threatened Release of a Hazardous Material. No Target Company has assumed, contractually or by operation of Law, any Liabilities or obligations under any Environmental Laws.

(c) No Action has been made or is pending, or to the Company’s Knowledge, threatened against any Target Company or any assets of a Target Company alleging either or both that a Target Company may be in material violation of any Environmental Law or Environmental Permit or may have any material Liability under any Environmental Law.

(d) No Target Company has manufactured, treated, stored, disposed of, arranged for or permitted the disposal of, generated, handled or Released any Hazardous Material, or owned or operated any property or facility, in a manner that has given or would reasonably be expected to give rise to any material Liability or obligation under applicable Environmental Laws. No fact, circumstance, or condition exists in respect of any Target Company or any property currently or formerly owned, operated, or leased by any Target Company or any property to which a Target Company arranged for the disposal or treatment of Hazardous Materials that could reasonably be expected to result in a Target Company incurring any material Environmental Liabilities.

(e) There is no investigation of the business, operations, or currently owned, operated, or leased property of a Target Company or, to the Company’s Knowledge, previously owned, operated, or leased property of a Target Company pending or, to the Company’s Knowledge, threatened that could lead to the imposition of any Liens under any Environmental Law or Environmental Liabilities.

(f) To the Knowledge of the Company, there is not located at any of the properties of a Target Company any (i) underground storage tanks, (ii) asbestos-containing material, or (iii) equipment containing polychlorinated biphenyls.

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(g) The Company has provided to the Purchaser all environmentally related site assessments, audits, studies, reports, analysis and results of investigations that have been performed in respect of the currently or previously owned, leased, or operated properties of any Target Company.

4.21 Transactions with Related Persons. Except as set forth on Schedule 4.21, no Target Company nor any of its Affiliates, nor any officer, director, or beneficial owner of 5% or more of the equity of a Target Company, manager, employee, trustee or beneficiary of a Target Company or any of its Affiliates, nor any immediate family member of any of the foregoing (whether directly or indirectly through an Affiliate of such Person) (each of the foregoing, a “Related Person”) is presently, or in the past three (3) years, has been, a party to any transaction with a Target Company, including any Contract or other arrangement (a) providing for the furnishing of services by (other than as officers, directors or employees of the Target Company), (b) providing for the rental of real property or Personal Property or the license of Intellectual Property from, (c) granting or receiving any right or interest in any asset of a Target Company to or from, or (d) otherwise requiring payments to (other than for services or expenses as directors, officers or employees of the Target Company in the ordinary course of business consistent with past practice) any Related Person or any Person in which any Related Person has an interest as an owner, officer, manager, director, trustee or partner or in which any Related Person has any direct or indirect interest (other than the ownership of securities representing no more than two percent (2%) of the outstanding voting power or economic interest of a publicly traded company). Except as set forth on Schedule 4.21, no Target Company has outstanding any Contract or other arrangement or commitment with any Related Person, and no Related Person owns any real property or Personal Property, or right, tangible or intangible (including Intellectual Property) which is used in the business of any Target Company. The assets of the Target Companies do not include any receivable or other obligation from a Related Person, and the liabilities of the Target Companies do not include any payable or other obligation or commitment to any Related Person.

4.22 Insurance.

(a) Schedule 4.22(a) lists all insurance policies (by policy number, insurer, coverage period, coverage amount, annual premium and type of policy) held by a Target Company relating to a Target Company or its business, properties, assets, directors, officers and employees, copies of which have been provided to the Purchaser. All premiums due and payable under all such insurance policies have been timely paid and the Target Companies are otherwise in material compliance with the terms of such insurance policies. Each such insurance policy (i) is legal, valid, binding, enforceable and in full force and effect and (ii) will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing. To the Knowledge of the Company, there is no threatened termination of, or material premium increase with respect to, any Target Companies’ insurance policies. No Target Company has any self-insurance or co-insurance programs. In the past five (5) years, no Target Company has received any notice from, or on behalf of, any insurance carrier relating to or involving any adverse change or any change other than in the ordinary course of business, in the conditions of insurance, any refusal to issue an insurance policy or non-renewal of a policy.

(b) Schedule 4.22(b) identifies each individual insurance claim in excess of $50,000 made by a Target Company in the past five (5) years. Each Target Company has reported to its insurers all claims and pending circumstances that would reasonably be expected to result in a claim, except where such failure to report such a claim would not be reasonably likely to be material to the Target Companies. To the Knowledge of the Company, no event has occurred, and no condition or circumstance exists, that would reasonably be expected to (with or without notice or lapse of time) give rise to or serve as a basis for the denial of any such insurance claim. No Target Company has made any claim against an insurance policy as to which the insurer is denying coverage.

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4.23 Books and Records. All of the financial books and records of the Target Companies are complete and accurate in all material respects and have been maintained in the ordinary course consistent with past practice and in accordance with applicable Laws.

4.24 Top Customers and Suppliers. Schedule 4.24 lists, by dollar volume received or paid, as applicable, for each of (a) the twelve (12) months ended on December 31, 2021 and (b) the period from January 1, 2020 through the Interim Balance Sheet Date, the ten (10) largest customers of the Target Companies (the “Top Customers”) and the ten largest suppliers of goods or services to the Target Companies (the “Top Suppliers”), along with the amounts of such dollar volumes. The relationships of each Target Company with such suppliers and customers are good commercial working relationships and (i) no Top Supplier or Top Customer within the last twelve (12) months has materially modified (in a negative way), cancelled or otherwise terminated, or, to the Company’s Knowledge, intends to materially modify (in a negative way), cancel or otherwise terminate, any material relationships of such Person with a Target Company, (ii) no Top Supplier or Top Customer has during the last twelve (12) months decreased materially or, to the Company’s Knowledge, threatened to stop, decrease or limit materially, or intends to modify materially its material relationships with a Target Company or intends to stop, decrease or limit materially its products or services to any Target Company or its usage or purchase of the products or services of any Target Company, (iii) to the Company’s Knowledge, no Top Supplier or Top Customer intends to refuse to pay any amount due to any Target Company or seek to exercise any remedy against any Target Company, (iv) no Target Company has within the past two (2) years been engaged in any material dispute with any Top Supplier or Top Customer, and (v) to the Company’s Knowledge, the consummation of the transactions contemplated in this Agreement and the Ancillary Documents will not adversely affect the relationship of any Target Company with any Top Supplier or Top Customer.

4.25 Certain Business Practices.

(a) No Target Company, nor any of their respective Representatives acting on their behalf has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977 or any other local or foreign anti-corruption or bribery Law or (iii) made any other unlawful payment. No Target Company, nor any of their respective Representatives acting on their behalf has directly or indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder any Target Company or assist any Target Company in connection with any actual or proposed transaction.

(b) The operations of each Target Company are and have been conducted at all times in compliance with money laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority, and no Action involving a Target Company with respect to any of the foregoing is pending or, to the Knowledge of the Company, threatened.

(c) No Target Company or any of their respective directors or officers, or, to the Knowledge of the Company, any other Representative acting on behalf of a Target Company is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by OFAC, and no Target Company has in the last five (5 fiscal years, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC.

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4.26 Reserved.

4.27 Investment Company Act. No Target Company is an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, or required to register as an “investment company”, in each case within the meaning of the Investment Company Act of 1940, as amended.

4.28 Finders and Brokers. Except as set forth in Schedule 4.28, no Target Company has incurred or will incur any Liability for any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby.

4.29 Independent Investigation. The Company has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Purchaser, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Purchaser for such purpose. The Company acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, it has relied solely upon its own investigation and the express representations and warranties of the Purchaser set forth in Agreement (including the related portions of the Purchaser Disclosure Schedules) and in any certificate delivered to the Company pursuant hereto; and (b) neither the Purchaser nor any of its Representatives have made any representation or warranty as to the Purchaser or this Agreement, except as expressly set forth in this Agreement (including the related portions of the Purchaser Disclosure Schedules) or in any certificate delivered to the Company pursuant hereto.

4.30 Information Supplied. None of the information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference: (a) in any current report on Form 8-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority or stock exchange with respect to the transactions contemplated by this Agreement or any Ancillary Documents; (b) in the Registration Statement; or (c) in the mailings or other distributions to the Purchaser’s stockholders and/or prospective investors with respect to the consummation of the transactions contemplated by this Agreement or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by or on behalf of the Purchaser or its Affiliates.

4.31 Disclosure. No representations or warranties by the Company in this Agreement (as modified by the Company Disclosure Schedules) or the Ancillary Documents, (a) contains or will contain any untrue statement of a material fact, or (b) omits or will omit to state, when read in conjunction with all of the information contained in this Agreement, the Company Disclosure Schedules and the Ancillary Documents, any fact necessary to make the statements or facts contained therein not materially misleading.

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Article V
COVENANTS

5.1 Access and Information.

(a) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement in accordance with Section 7.1 or the Closing (the “Interim Period”), subject to Section 5.15, the Company shall give, and shall cause its Representatives to give, the Purchaser and its Representatives, at reasonable times during normal business hours and upon reasonable intervals and notice, reasonable access to all offices and other facilities and to all employees, properties, Contracts, agreements, commitments, books and records, financial and operating data and other information (including Tax Returns, internal working papers, client files, client Contracts and director service agreements), of or pertaining to the Target Companies, as the Purchaser or its Representatives may reasonably request regarding the Target Companies and their respective businesses, assets, Liabilities, financial condition, prospects, operations, management, employees and other aspects (including unaudited quarterly financial statements, including a consolidated quarterly balance sheet and income statement, a copy of each material report, schedule and other document filed with or received by a Governmental Authority pursuant to the requirements of applicable securities Laws, and independent public accountants’ work papers (subject to the consent or any other conditions required by such accountants, if any)) and cause each of the Company’s Representatives to reasonably cooperate with the Purchaser and its Representatives in their investigation; provided, however, that the Purchaser and its Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of the Target Companies. No information or knowledge obtained by the Purchaser in any investigation conducted pursuant to the access contemplated by this Section 5.1 shall affect or be deemed to modify any representation or warranty of the Company set forth in this Agreement or otherwise impair the rights and remedies available to the Purchaser hereunder.

(b) During the Interim Period, subject to Section 5.15, the Purchaser shall give, and shall cause its Representatives to give, the Company and its Representatives, at reasonable times during normal business hours and upon reasonable intervals and notice, reasonable access to all offices and other facilities and to all employees, properties, Contracts, agreements, commitments, books and records, financial and operating data and other information (including Tax Returns, internal working papers, client files, client Contracts and director service agreements), of or pertaining to the Purchaser or its Subsidiaries, as the Company or its Representatives may reasonably request regarding the Purchaser, its Subsidiaries and their respective businesses, assets, Liabilities, financial condition, prospects, operations, management, employees and other aspects (including unaudited quarterly financial statements, including a consolidated quarterly balance sheet and income statement, a copy of each material report, schedule and other document filed with or received by a Governmental Authority pursuant to the requirements of applicable securities Laws, and independent public accountants’ work papers (subject to the consent or any other conditions required by such accountants, if any)) and cause each of the Purchaser’s Representatives to reasonably cooperate with the Company and its Representatives in their investigation; provided, however, that the Company and its Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of the Purchaser or any of its Subsidiaries. No information or knowledge obtained by the Company in any investigation conducted pursuant to the access contemplated by this Section 5.1 shall affect or be deemed to modify any representation or warranty of the Purchaser set forth in this Agreement or otherwise impair the rights and remedies available to the Company hereunder.

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5.2 Conduct of Business of the Company.

(a) Unless the Purchaser shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated by this Agreement or the Ancillary Documents or as set forth on Schedule 5.2, the Company shall, and shall cause its Subsidiaries to, (i) conduct their respective businesses, in all material respects, in the ordinary course of business consistent with past practice, (ii) comply with all Laws applicable to the Target Companies and their respective businesses, assets and employees, and (iii) take all commercially reasonable measures necessary or appropriate to preserve intact, in all material respects, their respective business organizations, to keep available the services of their respective managers, directors, officers, employees and consultants, and to preserve the possession, control and condition of their respective material assets, all as consistent with past practice.

(b) Without limiting the generality of Section 5.2(a) and except as contemplated by the terms of this Agreement or the Ancillary Documents as set forth on Schedule 5.2, during the Interim Period, without the prior written consent of the Purchaser (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall not, and shall cause its Subsidiaries to not:

(i) amend, waive or otherwise change, in any respect, its Organizational Documents;

(ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its shares or other equity securities or securities of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such securities;

(iii) split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

(iv) incur, create, assume, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise) in excess of $100,000 individually or $250,000 in the aggregate, make a loan or advance to or investment in any third party (other than advancement of expenses to employees in the ordinary course of business), or guarantee or endorse any Indebtedness, Liability or obligation of any Person in excess of $100,000 individually or $250,000 in the aggregate;

(v) increase the wages, salaries or compensation of its employees other than in the ordinary course of business, consistent with past practice, and in any event not in the aggregate by more than five percent (5%), or make or commit to make any bonus payment (whether in cash, property or securities) to any employee, or materially increase other benefits of employees generally, or enter into, establish, materially amend or terminate any Company Benefit Plan with, for or in respect of any current consultant, officer, manager director or employee, in each case other than as required by applicable Law, pursuant to the terms of any Company Benefit Plans or in the ordinary course of business consistent with past practice;

(vi) make or rescind any material election relating to Taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, file any amended Tax Return or claim for refund, or make any material change in its accounting or Tax policies or procedures, in each case except as required by applicable Law or in compliance with GAAP;

(vii) transfer or license to any Person or otherwise extend, materially amend or modify, permit to lapse or fail to preserve any material Company Registered IP, Company Licensed IP or other Company IP (excluding non-exclusive licenses of Company IP to Target Company customers in the ordinary course of business consistent with past practice), or disclose to any Person who has not entered into a confidentiality agreement any Trade Secrets;

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(viii) terminate, or waive or assign any material right under, any Company Material Contract or enter into any Contract that would be a Company Material Contract, in any case outside of the ordinary course of business consistent with past practice;

(ix) fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;

(x) establish any Subsidiary or enter into any new line of business;

(xi) fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage substantially similar to that which is currently in effect;

(xii) revalue any of its material assets or make any material change in accounting methods, principles or practices, except to the extent required to comply with GAAP and after consulting with the Company’s outside auditors;

(xiii) waive, release, assign, settle or compromise any claim, action or proceeding (including any suit, action, claim, proceeding or investigation relating to this Agreement or the transactions contemplated hereby), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, a Target Company or its Affiliates) not in excess of $100,000 (individually or in the aggregate), or otherwise pay, discharge or satisfy any Actions, Liabilities or obligations, unless such amount has been reserved in the Company Financials;

(xiv) close or materially reduce its activities, or effect any layoff or other personnel reduction or change, at any of its facilities;

(xv) acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business consistent with past practice;

(xvi) make capital expenditures in excess of $100,000 (individually for any project (or set of related projects) or $250,000 in the aggregate);

(xvii) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(xviii) voluntarily incur any Liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $100,000 individually or $250,000 in the aggregate other than pursuant to the terms of a Company Material Contract or Company Benefit Plan;

(xix) sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

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(xx) enter into any agreement, understanding or arrangement with respect to the voting of equity securities of the Company;

(xxi) take any action that would reasonably be expected to significantly delay or impair the obtaining of any Consents of any Governmental Authority to be obtained in connection with this Agreement;

(xxii) accelerate the collection of any trade receivables or delay the payment of trade payables or any other liabilities other than in the ordinary course of business consistent with past practice;

(xxiii) enter into, amend, waive or terminate (other than terminations in accordance with their terms) any transaction with any Related Person (other than compensation and benefits and advancement of expenses, in each case, provided in the ordinary course of business consistent with past practice);

(xxiv) maintain the existing relations and goodwill of the Target Companies with customers, suppliers, distributors and creditors of the Target Companies and use commercially reasonable efforts to maintain all insurance policies of the Target Companies or equivalent substitutes therefor; or

(xxv) authorize or agree to do any of the foregoing actions.

5.3 Conduct of Business of the Purchaser.

(a) Unless the Company shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated by this Agreement or the Ancillary Documents or as set forth on Schedule 5.3, the Purchaser shall, and shall cause its Subsidiaries to, (i) conduct their respective businesses, in all material respects, in the ordinary course of business consistent with past practice, (ii) comply with all Laws applicable to the Purchaser and its Subsidiaries and their respective businesses, assets and employees, and (iii) take all commercially reasonable measures necessary or appropriate to preserve intact, in all material respects, their respective business organizations, to keep available the services of their respective managers, directors, officers, employees and consultants, and to preserve the possession, control and condition of their respective material assets, all as consistent with past practice. Notwithstanding anything to the contrary in this Section 5.3, nothing in this Agreement shall prohibit or restrict Purchaser from extending, in accordance with Purchaser’s Organizational Documents and the IPO Prospectus, the deadline by which it must complete its Business Combination (an “Extension” and, together, the “Extensions”), and no consent of any other Party shall be required in connection therewith.

(b) Without limiting the generality of Section 5.3(a) and except as contemplated by the terms of this Agreement or the Ancillary Documents (including as contemplated by any Backstop Agreement or Equity Line of Credit) or as set forth on Schedule 5.3, during the Interim Period, without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), the Purchaser shall not, and shall cause its Subsidiaries to not:

(i) amend, waive or otherwise change, in any respect, its Organizational Documents

(ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its equity securities or other security interests of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such securities;

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(iii) split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its shares or other equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

(iv) incur, create, assume, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise) in excess of $100,000 individually or $250,000 in the aggregate, make a loan or advance to or investment in any third party, or guarantee or endorse any Indebtedness, Liability or obligation of any Person (provided, that this Section 5.3(b)(iv) shall not prevent the Purchaser from borrowing funds necessary to finance its ordinary course administrative costs and expenses and Expenses incurred in connection with the consummation of the Merger and the other transactions contemplated by this Agreement (including any Backstop Agreement and the costs and expenses necessary for an Extension (such expenses, “Extension Expenses”), up to aggregate additional Indebtedness during the Interim Period of $5,000,000);

(v) make or rescind any material election relating to Taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, file any amended Tax Return or claim for refund, or make any material change in its accounting or Tax policies or procedures, in each case except as required by applicable Law or in compliance with GAAP;

(vi) amend, waive or otherwise change the Trust Agreement in any manner adverse to the Purchaser;

(vii) terminate, waive or assign any material right under any Purchaser Material Contract;

(viii) fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;

(ix) establish any Subsidiary or enter into any new line of business;

(x) fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage substantially similar to that which is currently in effect;

(xi) revalue any of its material assets or make any material change in accounting methods, principles or practices, except to the extent required to comply with GAAP and after consulting the Purchaser’s outside auditors;

(xii) waive, release, assign, settle or compromise any claim, action or proceeding (including any suit, action, claim, proceeding or investigation relating to this Agreement or the transactions contemplated hereby), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, the Purchaser or its Subsidiary) not in excess of $100,000 (individually or in the aggregate), or otherwise pay, discharge or satisfy any Actions, Liabilities or obligations, unless such amount has been reserved in the Purchaser Financials;

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(xiii) acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business;

(xiv) make capital expenditures in excess of $100,000 individually for any project (or set of related projects) or $250,000 in the aggregate (excluding for the avoidance of doubt, incurring any Expenses);

(xv) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than with respect to the Merger);

(xvi) voluntarily incur any Liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $100,000 individually or $250,000 in the aggregate (excluding the incurrence of any Expenses) other than pursuant to the terms of a Contract in existence as of the date of this Agreement or entered into in the ordinary course of business or in accordance with the terms of this Section 5.3 during the Interim Period;

(xvii) sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

(xviii) enter into any agreement, understanding or arrangement with respect to the voting of Purchaser Securities;

(xix) take any action that would reasonably be expected to significantly delay or impair the obtaining of any Consents of any Governmental Authority to be obtained in connection with this Agreement; or

(xx) authorize or agree to do any of the foregoing actions.

5.4 Annual and Interim Financial Statements. During the Interim Period, within thirty (30) calendar days following the end of each calendar month, each three-month quarterly period and each fiscal year (or such earlier date as such financial statements need to be available for inclusion in the Registration Statement), the Company shall deliver to the Purchaser unaudited consolidated financial statements, including an income statement an unaudited consolidated balance sheet, changes in shareholders’ equity, and consolidated statement of cash flows of the Target Companies for the period from the Interim Balance Sheet Date through the end of such calendar month, quarterly period or fiscal year and the applicable comparative period in the preceding fiscal year, in each case accompanied by a certificate of the Chief Financial Officer of the Company to the effect that all such financial statements fairly present the consolidated financial position and results of operations of the Target Companies as of the date or for the periods indicated, in accordance with GAAP, subject to year-end audit adjustments and excluding footnotes. From the date hereof through the Closing Date, the Company will also promptly deliver to the Purchaser copies of any audited consolidated financial statements of the Target Companies that the Target Companies’ certified public accountants may issue.

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5.5 Purchaser Public Filings. During the Interim Period, the Purchaser will keep current and timely file all of its public filings with the SEC and otherwise comply in all material respects with applicable securities Laws and shall use its commercially reasonable efforts prior to the Closing to maintain the listing of the Purchaser Public Units, the Purchaser Common Stock and the Purchaser Public Warrants on Nasdaq; provided, that the Parties acknowledge and agree that from and after the Closing, the Parties intend to list on Nasdaq only the Purchaser Common Stock and the Purchaser Public Warrants.

5.6 No Solicitation.

(a) For purposes of this Agreement, (i) an “Acquisition Proposal” means any inquiry, proposal or offer, or any indication of interest in making an offer or proposal, from any Person or group at any time relating to an Alternative Transaction, and (ii) an “Alternative Transaction” means (A) with respect to the Company and its Affiliates, a transaction (other than the transactions contemplated by this Agreement) concerning the sale of (x) all or any material part of the business or assets of the Target Companies (other than in the ordinary course of business consistent with past practice) or (y) any of the shares or other equity interests or profits of the Target Companies, in any case, whether such transaction takes the form of a sale of shares or other equity interests, assets, merger, consolidation, issuance of debt securities, management Contract, joint venture or partnership, or otherwise and (B) with respect to the Purchaser and its Affiliates, a transaction (other than the transactions contemplated by this Agreement) concerning a Business Combination involving Purchaser.

(b) During the Interim Period, in order to induce the other Parties to continue to commit to expend management time and financial resources in furtherance of the transactions contemplated hereby, each Party shall not, and shall cause its Representatives to not, without the prior written consent of the Company and the Purchaser, directly or indirectly, (i) solicit, assist, initiate or facilitate the making, submission or announcement of, or intentionally encourage, any Acquisition Proposal, (ii) furnish any non-public information regarding such Party or its Affiliates or their respective businesses, operations, assets, Liabilities, financial condition, prospects or employees to any Person or group (other than a Party to this Agreement or their respective Representatives) in connection with or in response to an Acquisition Proposal, (iii) engage or participate in discussions or negotiations with any Person or group with respect to, or that could reasonably be expected to lead to, an Acquisition Proposal, (iv) approve, endorse or recommend, or publicly propose to approve, endorse or recommend, any Acquisition Proposal, (v) negotiate or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal, or (vi) release any third Person from, or waive any provision of, any confidentiality agreement to which such Party is a party.

(c) Each Party shall notify the others as promptly as practicable (and in any event within 48 hours) in writing of the receipt by such Party or any of its Representatives of (i) any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations regarding or constituting any Acquisition Proposal or any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations that could be expected to result in an Acquisition Proposal, and (ii) any request for non-public information relating to such Party or its Affiliates in connection with any Acquisition Proposal, specifying in each case, the material terms and conditions thereof (including a copy thereof if in writing or a written summary thereof if oral) and the identity of the party making such inquiry, proposal, offer or request for information. Each Party shall keep the others promptly informed of the status of any such inquiries, proposals, offers or requests for information. During the Interim Period, each Party shall, and shall cause its Representatives to, immediately cease and cause to be terminated any solicitations, discussions or negotiations with any Person with respect to any Acquisition Proposal and shall, and shall direct its Representatives to, cease and terminate any such solicitations, discussions or negotiations.

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5.7 No Trading. The Company acknowledges and agrees that it is aware, and that the Company’s Affiliates are aware (and each of their respective Representatives is aware or, upon receipt of any material nonpublic information of the Purchaser, will be advised) of the restrictions imposed by U.S. federal securities laws and the rules and regulations of the SEC and Nasdaq promulgated thereunder or otherwise (the “Federal Securities Laws”) and other applicable foreign and domestic Laws on a Person possessing material nonpublic information about a publicly traded company. The Company hereby agrees that, while it is in possession of such material nonpublic information, it shall not purchase or sell any securities of the Purchaser (other than to engage in the Merger in accordance with Article I), communicate such information to any third party, take any other action with respect to the Purchaser in violation of such Laws, or cause or encourage any third party to do any of the foregoing.

5.8 Notification of Certain Matters. During the Interim Period, each Party shall give prompt notice to the other Parties if such Party or its Affiliates: (a) fails to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or its Affiliates hereunder in any material respect; (b) receives any notice or other communication in writing from any third party (including any Governmental Authority) alleging (i) that the Consent of such third party is or may be required in connection with the transactions contemplated by this Agreement or (ii) any non-compliance with any Law by such Party or its Affiliates; (c) receives any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; (d) discovers any fact or circumstance that, or becomes aware of the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would reasonably be expected to cause or result in any of the conditions to the Closing set forth in Article VI not being satisfied or the satisfaction of those conditions being materially delayed; or (e) becomes aware of the commencement or threat, in writing, of any Action against such Party or any of its Affiliates, or any of their respective properties or assets, or, to the Knowledge of such Party, any officer, director, partner, member or manager, in his, her or its capacity as such, of such Party or of its Affiliates with respect to the consummation of the transactions contemplated by this Agreement. No such notice shall constitute an acknowledgement or admission by the Party providing the notice regarding whether or not any of the conditions to the Closing have been satisfied or in determining whether or not any of the representations, warranties or covenants contained in this Agreement have been breached.

5.9 Efforts.

(a) Subject to the terms and conditions of this Agreement, each Party shall use its commercially reasonable efforts, and shall cooperate fully with the other Parties, to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws and regulations to consummate the transactions contemplated by this Agreement (including the receipt of all applicable Consents of Governmental Authorities) and to comply as promptly as practicable with all requirements of Governmental Authorities applicable to the transactions contemplated by this Agreement.

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(b) In furtherance and not in limitation of Section 5.9(a), to the extent required under any Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (“Antitrust Laws”), each Party hereto agrees to make any required filing or application under Antitrust Laws, as applicable, at such Party’s sole cost and expense, with respect to the transactions contemplated hereby as promptly as practicable, to supply as promptly as reasonably practicable any additional information and documentary material that may be reasonably requested pursuant to Antitrust Laws and to take all other actions reasonably necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under Antitrust Laws as soon as practicable, including by requesting early termination of the waiting period provided for under the Antitrust Laws. Each Party shall, in connection with its efforts to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under any Antitrust Law, use its commercially reasonable efforts to: (i) cooperate in all respects with each other Party or its Affiliates in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private Person; (ii) keep the other Parties reasonably informed of any communication received by such Party or its Representatives from, or given by such Party or its Representatives to, any Governmental Authority and of any communication received or given in connection with any proceeding by a private Person, in each case regarding any of the transactions contemplated by this Agreement; (iii) permit a Representative of the other Parties and their respective outside counsel to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Authority or, in connection with any proceeding by a private Person, with any other Person, and to the extent permitted by such Governmental Authority or other Person, give a Representative or Representatives of the other Parties the opportunity to attend and participate in such meetings and conferences; (iv) in the event a Party’s Representative is prohibited from participating in or attending any meetings or conferences, the other Parties shall keep such Party promptly and reasonably apprised with respect thereto; and (v) use commercially reasonable efforts to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the transactions contemplated hereby, articulating any regulatory or competitive argument, and/or responding to requests or objections made by any Governmental Authority.

(c) As soon as reasonably practicable following the date of this Agreement, the Parties shall reasonably cooperate with each other and use (and shall cause their respective Affiliates to use) their respective commercially reasonable efforts to prepare and file with Governmental Authorities requests for approval of the transactions contemplated by this Agreement and shall use all commercially reasonable efforts to have such Governmental Authorities approve the transactions contemplated by this Agreement. Each Party shall give prompt written notice to the other Parties if such Party or any of its Representatives receives any notice from such Governmental Authorities in connection with the transactions contemplated by this Agreement, and shall promptly furnish the other Parties with a copy of such Governmental Authority notice. If any Governmental Authority requires that a hearing or meeting be held in connection with its approval of the transactions contemplated hereby, whether prior to the Closing or after the Closing, each Party shall arrange for Representatives of such Party to be present for such hearing or meeting. If any objections are asserted with respect to the transactions contemplated by this Agreement under any applicable Law or if any Action is instituted (or threatened to be instituted) by any applicable Governmental Authority or any private Person challenging any of the transactions contemplated by this Agreement or any Ancillary Document as violative of any applicable Law or which would otherwise prevent, materially impede or materially delay the consummation of the transactions contemplated hereby or thereby, the Parties shall use their commercially reasonable efforts to resolve any such objections or Actions so as to timely permit consummation of the transactions contemplated by this Agreement and the Ancillary Documents, including in order to resolve such objections or Actions which, in any case if not resolved, could reasonably be expected to prevent, materially impede or materially delay the consummation of the transactions contemplated hereby or thereby. In the event any Action is instituted (or threatened to be instituted) by a Governmental Authority or private Person challenging the transactions contemplated by this Agreement, or any Ancillary Document, the Parties shall, and shall cause their respective Representatives to, reasonably cooperate with each other and use their respective commercially reasonable efforts to contest and resist any such Action and to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement or the Ancillary Documents.

(d) Prior to the Closing, each Party shall use its commercially reasonable efforts to obtain any Consents of Governmental Authorities or other third Persons as may be necessary for the consummation by such Party or its Affiliates of the transactions contemplated by this Agreement or required as a result of the execution or performance of, or consummation of the transactions contemplated by, this Agreement by such Party or its Affiliates, and the other Parties shall provide reasonable cooperation in connection with such efforts.

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5.10 Tax Matters. Each of the Parties shall use its reasonable best efforts to cause the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. None of the Parties shall (and each of the Parties shall cause their respective Subsidiaries not to) take any action, or fail to take any action, that could reasonably be expected to cause the Merger to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. The Parties intend to report and, except to the extent otherwise required by Law, shall report, for federal income tax purposes, the Merger as a “reorganization” within the meaning of Section 368(a) of the Code.

5.11 Further Assurances. The Parties shall further cooperate with each other and use their respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable Laws to consummate the transactions contemplated by this Agreement as soon as reasonably practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings.

5.12 The Registration Statement.

(a) As promptly as practicable after the date hereof, the Purchaser shall prepare with the reasonable assistance of the Company, and file with the SEC a registration statement on Form S-4 (as amended or supplemented from time to time, and including the Proxy Statement contained therein, the “Registration Statement”) in connection with the registration under the Securities Act of the Purchaser Common Stock to be issued under this Agreement as the Merger Consideration, which Registration Statement will also contain a proxy statement (as amended, the “Proxy Statement”) for the purpose of soliciting proxies from Purchaser stockholders for the matters to be acted upon at the Purchaser Special Meeting and providing the Public Stockholders an opportunity in accordance with the Purchaser’s Organizational Documents and the IPO Prospectus to have their shares of Purchaser Common Stock redeemed (the “Redemption”) in conjunction with the stockholder vote on the Purchaser Stockholder Approval Matters. The Proxy Statement shall include proxy materials for the purpose of soliciting proxies from Purchaser stockholders to vote, at a special meeting of Purchaser stockholders to be called and held for such purpose (the “Purchaser Special Meeting”), in favor of resolutions approving (i) the adoption and approval of this Agreement and the transactions contemplated hereby or referred to herein, including the Merger (and, to the extent required, the issuance of any shares in connection with the Equity Line of Credit and Backstop Agreement), by the holders of shares of Purchaser Common Stock in accordance with the Purchaser’s Organizational Documents, the DCGL and the rules and regulations of the SEC and Nasdaq, (ii) the adoption and approval of the Amended Purchaser Charter, (iii) the appointment of the members of the Post-Closing Purchaser Board in accordance with Section 5.17 hereof, (iv) such other matters as the Company and Purchaser shall hereafter mutually determine to be necessary or appropriate in order to effect the Merger and the other transactions contemplated by this Agreement (the approvals described in foregoing clauses (i) through (iv), collectively, the “Purchaser Stockholder Approval Matters”), and (v) the adjournment of the Purchaser Special Meeting, if necessary or desirable in the reasonable determination of Purchaser. If on the date for which the Purchaser Special Meeting is scheduled, Purchaser has not received proxies representing a sufficient number of shares to obtain the Required Purchaser Stockholder Approval, whether or not a quorum is present, Purchaser may make one or more successive postponements or adjournments of the Purchaser Special Meeting. In connection with the Registration Statement, Purchaser will file with the SEC financial and other information about the transactions contemplated by this Agreement in accordance with applicable Law and applicable proxy solicitation and registration statement rules set forth in the Purchaser’s Organizational Documents, the DGCL and the rules and regulations of the SEC and Nasdaq. Purchaser shall cooperate and provide the Company (and its counsel) with a reasonable opportunity to review and comment on the Registration Statement and any amendment or supplement thereto prior to filing the same with the SEC. The Company shall provide Purchaser with such information concerning the Target Companies and their stockholders, officers, directors, employees, assets, Liabilities, condition (financial or otherwise), business and operations that may be required or appropriate for inclusion in the Registration Statement, or in any amendments or supplements thereto, which information provided by the Company shall be true and correct and not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not materially misleading.

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(b) Purchaser shall take any and all reasonable and necessary actions required to satisfy the requirements of the Securities Act, the Exchange Act and other applicable Laws in connection with the Registration Statement, the Purchaser Special Meeting and the Redemption. Each of Purchaser and the Company shall, and shall cause each of its Subsidiaries to, make their respective directors, officers and employees, upon reasonable advance notice, available to the Company, Purchaser and, after the Closing, the Purchaser Representative, and their respective Representatives in connection with the drafting of the public filings with respect to the transactions contemplated by this Agreement, including the Registration Statement, and responding in a timely manner to comments from the SEC. Each Party shall promptly correct any information provided by it for use in the Registration Statement (and other related materials) if and to the extent that such information is determined to have become false or misleading in any material respect or as otherwise required by applicable Laws. Purchaser shall amend or supplement the Registration Statement and cause the Registration Statement, as so amended or supplemented, to be filed with the SEC and to be disseminated to Purchaser stockholders, in each case as and to the extent required by applicable Laws and subject to the terms and conditions of this Agreement and the Purchaser’s Organizational Documents.

(c) Purchaser, with the assistance of the other Parties, shall promptly respond to any SEC comments on the Registration Statement and shall otherwise use its commercially reasonable efforts to cause the Registration Statement to “clear” comments from the SEC and become effective. Purchaser shall provide the Company with copies of any written comments, and shall inform the Company of any material oral comments, that Purchaser or its Representatives receive from the SEC or its staff with respect to the Registration Statement, the Purchaser Special Meeting and the Redemption promptly after the receipt of such comments and shall give the Company a reasonable opportunity under the circumstances to review and comment on any proposed written or material oral responses to such comments.

(d) As soon as practicable following the Registration Statement “clearing” comments from the SEC and becoming effective, Purchaser shall distribute the Registration Statement to Purchaser’s stockholders and the Company Stockholders, and, pursuant thereto, shall call the Purchaser Special Meeting in accordance with the DGCL for a date no later than thirty (30) days following the effectiveness of the Registration Statement.

(e) Purchaser shall comply with all applicable Laws, any applicable rules and regulations of Nasdaq, Purchaser’s Organizational Documents and this Agreement in the preparation, filing and distribution of the Registration Statement, any solicitation of proxies thereunder, the calling and holding of the Purchaser Special Meeting and the Redemption.

5.13 Company Stockholder Meeting. As promptly as practicable after the Registration Statement has become effective, the Company will call a meeting of its stockholders in order to obtain the Required Company Stockholder Approval (the “Company Special Meeting”), and the Company shall use its reasonable best efforts to solicit from the Company Stockholders proxies in favor of the Required Company Stockholder Approval prior to such Company Special Meeting, and to take all other actions necessary or advisable to secure the Required Company Stockholder Approval.

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5.14 Public Announcements.

(a) The Parties agree that during the Interim Period no public release, filing or announcement concerning this Agreement or the Ancillary Documents or the transactions contemplated hereby or thereby shall be issued by any Party or any of their Affiliates without the prior written consent of the Purchaser and the Company (which consent shall not be unreasonably withheld, conditioned or delayed), except as such release or announcement may be required by applicable Law or the rules or regulations of any securities exchange, in which case the applicable Party shall use commercially reasonable efforts to allow the other Parties reasonable time to comment on, and arrange for any required filing with respect to, such release or announcement in advance of such issuance.

(b) The Parties shall mutually agree upon and, as promptly as practicable after the execution of this Agreement (but in any event within four (4) Business Days thereafter), issue a press release announcing the execution of this Agreement (the “Signing Press Release”). Promptly after the issuance of the Signing Press Release, the Purchaser shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by Federal Securities Laws, which the Company shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing (with the Company reviewing, commenting upon and approving such Signing Filing in any event no later than the third (3rd) Business Day after the execution of this Agreement). The Parties shall mutually agree upon and, as promptly as practicable after the Closing (but in any event within four (4) Business Days thereafter), issue a press release announcing the consummation of the transactions contemplated by this Agreement (the “Closing Press Release”). Promptly after the issuance of the Closing Press Release, the Purchaser shall file a current report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by Federal Securities Laws which the Seller Representative and the Purchaser Representative shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing. In connection with the preparation of the Signing Press Release, the Signing Filing, the Closing Filing, the Closing Press Release, or any other report, statement, filing notice or application made by or on behalf of a Party to any Governmental Authority or other third party in connection with the transactions contemplated hereby, each Party shall, upon request by any other Party, furnish the Parties with all information concerning themselves, their respective directors, officers and equity holders, and such other matters as may be reasonably necessary or advisable in connection with the transactions contemplated hereby, or any other report, statement, filing, notice or application made by or on behalf of a Party to any third party and/ or any Governmental Authority in connection with the transactions contemplated hereby.

5.15 Confidential Information.

(a) The Company and the Seller Representative hereby agrees that during the Interim Period and, in the event that this Agreement is terminated in accordance with Article VII, for a period of two (2) years after such termination, they shall, and shall cause their respective Representatives to: (i) treat and hold in strict confidence any Purchaser Confidential Information, and will not use for any purpose (except in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents, performing their obligations hereunder or thereunder, enforcing their rights hereunder or thereunder, or in furtherance of their authorized duties on behalf of the Purchaser or its Subsidiaries), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the Purchaser Confidential Information without the Purchaser’s prior written consent; and (ii) in the event that the Company, the Seller Representative or any of their respective Representatives, during the Interim Period or, in the event that this Agreement is terminated in accordance with Article VII, for a period of two (2) years after such termination, becomes legally compelled to disclose any Purchaser Confidential Information, (A) provide the Purchaser to the extent legally permitted with prompt written notice of such requirement so that the Purchaser or an Affiliate thereof may seek, at Purchaser’s cost, a protective Order or other remedy or waive compliance with this Section 5.15(a), and (B) in the event that such protective Order or other remedy is not obtained, or the Purchaser waives compliance with this Section 5.15(a), furnish only that portion of such Purchaser Confidential Information which is legally required to be provided as advised in writing by outside counsel and to exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such Purchaser Confidential Information. In the event that this Agreement is terminated and the transactions contemplated hereby are not consummated, the Company and the Seller Representative shall, and shall cause their respective Representatives to, promptly deliver to the Purchaser or destroy (at Purchaser’s election) any and all copies (in whatever form or medium) of Purchaser Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon; provided, however, that the Company and the Seller Representative and their respective Representatives shall be entitled to keep any records required by applicable Law or bona fide record retention policies; and provided, further, that any Purchaser Confidential Information that is not returned or destroyed shall remain subject to the confidentiality obligations set forth in this Agreement.

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(b) The Purchaser hereby agrees that during the Interim Period and, in the event that this Agreement is terminated in accordance with Article VII, for a period of two (2) years after such termination, it shall, and shall cause its Representatives to: (i) treat and hold in strict confidence any Company Confidential Information, and will not use for any purpose (except in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents, performing its obligations hereunder or thereunder or enforcing its rights hereunder or thereunder), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the Company Confidential Information without the Company’s prior written consent; and (ii) in the event that the Purchaser or any of its Representatives, during the Interim Period or, in the event that this Agreement is terminated in accordance with Article VII, for a period of two (2) years after such termination, becomes legally compelled to disclose any Company Confidential Information, (A) provide the Company to the extent legally permitted with prompt written notice of such requirement so that the Company may seek, at the Company’s sole expense, a protective Order or other remedy or waive compliance with this Section 5.15(b) and (B) in the event that such protective Order or other remedy is not obtained, or the Company waives compliance with this Section 5.15(b), furnish only that portion of such Company Confidential Information which is legally required to be provided as advised in writing by outside counsel and to exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such Company Confidential Information. In the event that this Agreement is terminated and the transactions contemplated hereby are not consummated, the Purchaser shall, and shall cause its Representatives to, promptly deliver to the Company or destroy (at the Purchaser’s election) any and all copies (in whatever form or medium) of Company Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon; provided, however, that the Purchaser and its Representatives shall be entitled to keep any records required by applicable Law or bona fide record retention policies; and provided, further, that any Company Confidential Information that is not returned or destroyed shall remain subject to the confidentiality obligations set forth in this Agreement. Notwithstanding the foregoing, the Purchaser and its Representatives shall be permitted to disclose any and all Company Confidential Information to the extent required by the Federal Securities Laws.

5.16 Documents and Information. After the Closing Date, the Purchaser and the Company shall, and shall cause their respective Subsidiaries to, until the seventh (7th) anniversary of the Closing Date, retain all books, records and other documents pertaining to the business of the Target Companies in existence on the Closing Date and make the same available for inspection and copying by the Purchaser Representative during normal business hours of the Company and its Subsidiaries, as applicable, upon reasonable request and upon reasonable notice. No such books, records or documents shall be destroyed after the seventh (7th) anniversary of the Closing Date by the Purchaser or its Subsidiaries (including any Target Company) without first advising the Purchaser Representative in writing and giving the Purchaser Representative a reasonable opportunity to obtain possession thereof.

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5.17 Post-Closing Board of Directors and Executive Officers.

(a) The Parties shall take all necessary action, including causing the directors of the Purchaser to resign, so that effective as of the Closing, the Purchaser’s board of directors (the “Post-Closing Purchaser Board”) will consist of nine (9) individuals. Immediately after the Closing, the Parties shall take all necessary action to designate and appoint to the Post-Closing Purchaser Board (i) the two (2) persons that are designated by the Purchaser prior to the Closing (the “Purchaser Directors”), and (ii) the seven (7) persons that are designated by the Company prior to the Closing (the “Company Directors”), at least four (4) of whom shall be required to qualify as an independent director under Nasdaq rules. The Post-Closing Purchaser Board directors shall be classified, with respect to the term for which they severally hold office, into three classes. The initial Class I Directors shall serve for a term expiring at the first annual meeting of stockholders to be held following the Closing; the initial Class II Directors shall serve for a term expiring at the second annual meeting of stockholders following the Closing; and the initial Class III Directors shall serve for a term expiring at the third annual meeting of stockholders to be held following the Closing. At each succeeding annual meeting of stockholders, beginning with the first annual meeting of stockholders following the Closing, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Three (3) of the Company Directors shall be Class I, two (2) of the Company Directors shall be Class II and two (2) of the Company Directors shall be Class III. One (1) of the Purchaser Directors shall be Class II and one (1) of the Purchaser Directors shall be Class III. The board of directors of the Surviving Corporation immediately after the Closing shall be the same as the Post-Closing Purchaser Board. At or prior to the Closing, the Purchaser will provide each Purchaser Director with a customary director indemnification agreement, in form and substance reasonably acceptable to such Purchaser Director.

(b) The Parties shall take all action necessary, including causing the executive officers of Purchaser to resign, so that the individuals serving as the chief executive officer and chief financial officer, respectively, of Purchaser immediately after the Closing will be the same individuals (in the same office) as that of the Company immediately prior to the Closing.

5.18 Indemnification of Directors and Officers; Tail Insurance.

(a) The Parties agree that all rights to exculpation, indemnification and advancement of expenses existing in favor of the current or former directors and officers of the Purchaser or Merger Sub and each Person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of the Purchaser or Merger Sub (the “D&O Indemnified Persons”) as provided in their respective Organizational Documents or under any indemnification, employment or other similar agreements between any D&O Indemnified Person and the Purchaser or Merger Sub, in each case as in effect on the date of this Agreement, shall survive the Closing and continue in full force and effect in accordance with their respective terms to the extent permitted by applicable Law. For a period of six (6) years after the Effective Time, the Purchaser shall cause the Organizational Documents of the Purchaser and the Surviving Corporation to contain provisions no less favorable with respect to exculpation and indemnification of and advancement of expenses to D&O Indemnified Persons than are set forth as of the date of this Agreement in the Organizational Documents of the Purchaser and Merger Sub to the extent permitted by applicable Law. The provisions of this Section 5.18 shall survive the consummation of the Merger and are intended to be for the benefit of, and shall be enforceable by, each of the D&O Indemnified Persons and their respective heirs and representatives, each of whom shall be a third-party beneficiary of the provisions of this Section 5.18(a).

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(b) For the benefit of the Purchaser’s and Merger Sub’s directors and officers, the Purchaser shall be permitted prior to the Effective Time to obtain and fully pay from the capital of the Surviving Company upon release of funds from the Trust Account the premium for a “tail” insurance policy that provides coverage for up to a six-year period from and after the Effective Time for events occurring prior to the Effective Time (the “D&O Tail Insurance”) that is substantially equivalent to and in any event not less favorable in the aggregate than the Purchaser’s existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage. If obtained, the Purchaser shall maintain the D&O Tail Insurance in full force and effect, and continue to honor the obligations thereunder, and the Purchaser shall timely pay or caused to be paid all premiums with respect to the D&O Tail Insurance.

5.19 Trust Account Proceeds. The Parties agree that after the Closing, the funds in the Trust Account, after taking into account payments for the Redemption, and any proceeds received by Purchaser from any Backstop Agreement shall first be used to pay (in the following order) (i) Purchaser Expenses, (ii) deferred Purchaser Expenses (including cash amounts payable to the IPO Underwriter and any legal fees) of the IPO and (iii) any loans owed by the Purchaser to the Sponsor for any Purchaser Expenses (including deferred Purchaser Expenses), other administrative costs and expenses incurred by or on behalf of the Purchaser, (iii) any other Liabilities of the Purchaser as of the Closing, and then (iv) Company Transaction Expenses. Such Purchaser Expenses and Company Transaction Expenses, as well as any Purchaser Expenses and Company Transaction Expenses that are required to be paid by delivery of the Purchaser’s securities, will be paid at the Closing. Any remaining cash will be used for working capital and general corporate purposes of the Purchaser and the Surviving Corporation.

5.20 Additional Financing.

(a) Backstop Agreement. Simultaneously with the execution of this Agreement, Purchaser shall enter into and deliver to the Company a fully-executed backstop/redemption agreement, the terms of which are mutually agreeable to Purchaser and the Company, in an amount no less than $40,000,000 (the “Backstop Agreement”).

(b) Equity Line of Credit. Without limiting anything to the contrary contained herein, during the Interim Period, Purchaser shall seek, but is not required to, enter into and consummate subscription agreements with investors totaling in the range of $50,000,000 to $75,000,000 relating to a privacy equity investment in Purchaser to purchase shares of Purchaser in connection with a private placement on terms mutually agreeable to the Company and Purchaser acting reasonably (a “Equity Line of Credit”), and, if Purchaser consummates an Equity Line of Credit, Purchaser and the Company shall, and shall cause their respective Representatives to, cooperate with each other and their respective Representatives in connection with such Equity Line of Credit and use their respective commercially reasonable efforts to cause such Equity Line of Credit to occur (including having the Company’s senior management participate in any investor meetings and roadshows as reasonably requested by Purchaser).

5.21 Post-Closing Assumption or Creation of Benefit Plans. After the Closing, subject to the terms and conditions set forth in this Agreement, the Purchaser or Merger Sub shall assume the Benefit Plans of the Company or create new Benefit Plans, including, but not limited to, equity incentive plans, that are substantially similar to the Benefit Plans previously approved by the board of directors of the Company.

5.22 Extension. By no later than September 16, 2022, Purchaser shall obtain a three-month Extension. To the extent necessary, Purchaser shall obtain another three-month Extension by no later than December 16, 2022.

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5.23 Non-Competition Agreements. Simultaneously with the execution and delivery of this Agreement, the Significant Company Holders have each entered into a non-competition and non-solicitation agreement in favor of Purchaser and Company (each, a “Non-Competition Agreement”), in form and substance mutually acceptable to Purchaser and the Company, which will become effective as of the Closing.

5.24 Termination and Replacement of Second Street Warrants. The Company and Purchaser shall attempt to negotiate in good faith with Second Street in order to obtain prior to Closing an executed agreement in which Second Street terminates the Second Street Warrants in exchange for a warrant for shares of Purchaser on terms of substantially similar economic value as the Second Street Warrants as of the time of Closing (the “Second Street Replacement Warrant”).

Article VI

CLOSING CONDITIONS

6.1 Conditions to Each Party’s Obligations. The obligations of each Party to consummate the Merger and the other transactions described herein shall be subject to the satisfaction or written waiver (where permissible) by the Company and the Purchaser of the following conditions:

(a) Required Purchaser Stockholder Approval. The Purchaser Stockholder Approval Matters that are submitted to the vote of the stockholders of the Purchaser at the Purchaser Special Meeting in accordance with the Proxy Statement shall have been approved by the requisite vote of the stockholders of the Purchaser at the Purchaser Special Meeting in accordance with the Purchaser’s Organizational Documents, applicable Law and the Proxy Statement (the “Required Purchaser Stockholder Approval”).

(b) Required Company Stockholder Approval. The Company Special Meeting shall have been held in accordance with the DGCL and the Company’s Organizational Documents, and at such meeting, the requisite vote of the Company Stockholders (including any separate class or series vote that is required, whether pursuant to the Company’s Organizational Documents, any stockholder agreement or otherwise) shall have authorized, approved and consented to, the execution, delivery and performance of this Agreement and each of the Ancillary Documents to which the Company is or is required to be a party or bound, and the consummation of the transactions contemplated hereby and thereby, including the Merger (the “Required Company Stockholder Approval”).

(c) Antitrust Laws. Any waiting period (and any extension thereof) applicable to the consummation of this Agreement under any Antitrust Laws shall have expired or been terminated.

(d) Requisite Regulatory Approvals. All Consents required to be obtained from or made with any Governmental Authority in order to consummate the transactions contemplated by this Agreement shall have been obtained or made.

(e) Requisite Consents. The Consents required to be obtained from or made with any third Person (other than a Governmental Authority) in order to consummate the transactions contemplated by this Agreement that are set forth in Schedule 6.1(e) shall have each been obtained or made.

(f) No Adverse Law or Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Order that is then in effect and which has the effect of making the transactions or agreements contemplated by this Agreement illegal or which otherwise prevents or prohibits consummation of the transactions contemplated by this Agreement.

(g) Net Tangible Assets Test. Upon the Closing, after giving effect to the Redemption, the Purchaser shall have net tangible assets of at least $5,000,001.

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(h) Appointment to the Board. The members of the Post-Closing Purchaser Board shall have been elected or appointed as of the Closing consistent with the requirements of Section 5.17.

(i) Registration Statement. The Registration Statement shall have been declared effective by the SEC and shall remain effective as of the Closing, and no stop order or similar order shall be in effect with respect to the Registration Statement.

(j) Nasdaq Listing. The Purchaser Common Stock to be issued in connection with this Agreement shall have been approved for listing on Nasdaq, subject to official notice of issuance.

6.2 Conditions to Obligations of the Company. In addition to the conditions specified in Section 6.1, the obligations of the Company to consummate the Merger and the other transactions contemplated by this Agreement are subject to the satisfaction or written waiver (by the Company) of the following conditions:

(a) Representations and Warranties. All of the representations and warranties of the Purchaser set forth in this Agreement and in any certificate delivered by or on behalf of the Purchaser pursuant hereto shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date as if made on the Closing Date, except for (i) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date), and (ii) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, the Purchaser.

(b) Agreements and Covenants. The Purchaser shall have performed in all material respects all of the Purchaser’s obligations and complied in all material respects with all of the Purchaser’s agreements and covenants under this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c) No Purchaser Material Adverse Effect. No Material Adverse Effect shall have occurred with respect to the Purchaser since the date of this Agreement which is continuing and uncured.

(d) Pre-Closing Deliveries.

(i) Backstop Agreement. The Purchaser shall have delivered to the Company simultaneously with the execution of this Agreement, a fully-executed copy of the Backstop Agreement.

(ii) Extension. By no later than September 16, 2022, Purchaser shall provide the Company evidence that Purchaser successfully obtained a three-month Extension.

(e) Closing Deliveries.

(i) Officer Certificate. The Purchaser shall have delivered to the Company a certificate, dated the Closing Date, signed by an executive officer of the Purchaser in such capacity, certifying as to the satisfaction of the conditions specified in Sections 6.2(a), 6.2(b) and 6.2(c).

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(ii) Secretary Certificate. The Purchaser shall have delivered to the Company a certificate from its secretary or other executive officer certifying as to, and attaching, (A) copies of the Purchaser’s Organizational Documents as in effect as of the Closing Date, (B) the resolutions of the Purchaser’s board of directors authorizing and approving the execution, delivery and performance of this Agreement and each of the Ancillary Documents to which it is a party or by which it is bound, and the consummation of the transactions contemplated hereby and thereby, (C) evidence that the Required Purchaser Stockholder Approval has been obtained and (D) the incumbency of officers authorized to execute this Agreement or any Ancillary Document to which the Purchaser is or is required to be a party or otherwise bound.

(iii) Good Standing. The Purchaser shall have delivered to the Company a good standing certificate (or similar documents applicable for such jurisdictions) for the Purchaser certified as of a date no earlier than thirty (30) days prior to the Closing Date from the proper Governmental Authority of the Purchaser’s jurisdiction of organization and from each other jurisdiction in which the Purchaser is qualified to do business as a foreign entity as of the Closing, in each case to the extent that good standing certificates or similar documents are generally available in such jurisdictions.

(iv) Company Stockholder Registration Rights Agreement. The Company Stockholders shall have received a copy of the Company Stockholder Registration Rights Agreement in a form mutually agreed to by the Company and the Purchaser, duly executed by Purchaser.

(v) SECOND STREET REPLACEMENT WARRANT. The Purchaser shall have delivered to the Company the Second Street Replacement Warrant duly executed by the Purchaser.

(f) Minimum Cash Condition. Upon the Closing, the Purchaser shall have cash remaining in the Trust Account (after giving effect to the completion and payment of the Redemption) and the proceeds of any Backstop Agreement, after giving effect to (i) the payment of Purchaser’s unpaid Expenses or Liabilities and (ii) the payment of Company Transaction Expenses, at least equal to $50,000,000.

6.3 Conditions to Obligations of the Purchaser. In addition to the conditions specified in Section 6.1, the obligations of the Purchaser and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement are subject to the satisfaction or written waiver (by the Purchaser) of the following conditions:

(a) Representations and Warranties. All of the representations and warranties of the Company set forth in this Agreement and in any certificate delivered by or on behalf of the Company pursuant hereto shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date as if made on the Closing Date, except for (i) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date), and (ii) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, the Target Companies, taken as a whole.

(b) Agreements and Covenants. The Company shall have performed in all material respects all of its obligations and complied in all material respects with all of its agreements and covenants under this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c) No Material Adverse Effect. No Material Adverse Effect shall have occurred with respect to the Target Companies taken as a whole since the date of this Agreement which is continuing and uncured.

(d) Certain Ancillary Documents. Each Lock-Up Agreement and Non-Competition Agreement shall be in full force and effect in accordance with the terms thereof as of the Closing.

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(e) Closing Deliveries.

(i) Officer Certificate. The Purchaser shall have received a certificate from the Company, dated as the Closing Date, signed by an executive officer of the Company in such capacity, certifying as to the satisfaction of the conditions specified in Sections 6.3(a), 6.3(b) and 6.3(c)

(ii) Secretary Certificate. The Company shall have delivered to the Purchaser a certificate executed by the Company’s secretary certifying as to the validity and effectiveness of, and attaching, (A) copies of the Company’s Organizational Documents as in effect as of the Closing Date (immediately prior to the Effective Time), (B) the requisite resolutions of the Company’s board of directors authorizing and approving the execution, delivery and performance of this Agreement and each Ancillary Document to which the Company is or is required to be a party or bound, and the consummation of the Merger and the other transactions contemplated hereby and thereby, and the adoption of the Surviving Corporation Organizational Documents, and recommending the approval and adoption of the same by the Company Stockholders at a duly called meeting of stockholders, (C) evidence that the Required Company Stockholder Approval has been obtained and (D) the incumbency of officers of the Company authorized to execute this Agreement or any Ancillary Document to which the Company is or is required to be a party or otherwise bound.

(iii) Good Standing. The Company shall have delivered to the Purchaser good standing certificates (or similar documents applicable for such jurisdictions) for each Target Company certified as of a date no earlier than thirty (30) days prior to the Closing Date from the proper Governmental Authority of the Target Company’s jurisdiction of organization and from each other jurisdiction in which the Target Company is qualified to do business as a foreign corporation or other entity as of the Closing, in each case to the extent that good standing certificates or similar documents are generally available in such jurisdictions.

(iv) Certified Charter. The Company shall have delivered to the Purchaser a copy of the Company Charter, as in effect as of immediately prior to the Effective Time, certified by the Secretary of State of the State of Delaware as of a date no more than ten (10) Business Days prior to the Closing Date.

(v) Employment Agreements. The Purchaser shall have received employment agreements, in each case effective as of the Closing, in form and substance reasonably acceptable to the Company and the Purchaser, between each of the persons set forth Schedule 6.3(e)(v) hereto and the applicable Target Company or the Purchaser, as noted in Schedule 6.3(e)(v), each such employment agreement duly executed by the parties thereto.

(vi) Non-Competition Agreements. The Purchaser shall have received non-competition and non-solicitation agreement in favor of Purchaser and Company, in a form mutually agreed-to by the Purchaser and the Company, fully executed by the Significant Company Holders, which will become effective as of the Closing.

(vii) Transmittal Documents. The Exchange Agent shall have received from each Company Stockholder the Transmittal Documents, each in form reasonably acceptable for transfer on the books of the Company.

(viii) Company Convertible Securities. The Purchaser shall have received evidence reasonably acceptable to the Purchaser that the Company shall have terminated, extinguished and cancelled in full any other outstanding Company Convertible Securities or commitments therefor.

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(ix) Resignations. Subject to the requirements of Section 5.18, the Purchaser shall have received written resignations, effective as of the Closing, of each of the directors and officers of the Company as requested by the Purchaser prior to the Closing.

(x) Registered Agent Letter. The Purchaser shall receive a copy of the letter, executed by all parties thereto, in the agreed form, to the Delaware registered agent of the Company from the client of record of such registered agent instructing it to take instruction from the Purchaser (or its nominees) from Closing.

(xi) Lock-Up Agreements. The Purchaser shall have received a Lock-Up Agreement for each Significant Company Holder, duly executed by such Significant Company Holder.

(xii) Termination of Certain Contracts. The Purchaser shall have received evidence reasonably acceptable to the Purchaser that the Contracts involving the Target Companies and/or Company Security Holders or other Related Persons set forth on Schedule 6.3(e)(xii) shall have been terminated with no further obligation or Liability of the Target Companies thereunder.

(xiii) SECOND STREET REPLACEMENT WARRANT. The Company shall have delivered to the Purchaser the Second Street Replacement Warrant duly executed by the Company and Second Street.

6.4 Frustration of Conditions. Notwithstanding anything contained herein to the contrary, no Party may rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was caused by the failure of such Party or its Affiliates (or with respect to the Company, any Target Company or Company Stockholder) failure to comply with or perform any of its covenants or obligations set forth in this Agreement.

Article VII

TERMINATION AND EXPENSES

7.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing as follows:

(a) by mutual written consent of the Purchaser and the Company;

(b) by written notice by the Purchaser or the Company if any of the conditions to the Closing set forth in Article VI have not been satisfied or waived by March 17, 2023 (the “Outside Date”); provided, however, the right to terminate this Agreement under this Section 7.1(b) shall not be available to a Party if the breach or violation by such Party or its Affiliates of any representation, warranty, covenant or obligation under this Agreement was the cause of, or resulted in, the failure of the Closing to occur on or before the Outside Date;

(c) by written notice by either the Purchaser or the Company if a Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order or other action has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(c) shall not be available to a Party if the failure by such Party or its Affiliates to comply with any provision of this Agreement has been a substantial cause of, or substantially resulted in, such action by such Governmental Authority;

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(d) by written notice by the Company to Purchaser, if (i) there has been a breach by the Purchaser of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of the Purchaser shall have become untrue or inaccurate, in any case, which would result in a failure of a condition set forth in Section 6.2(a) or Section 6.2(b) to be satisfied (treating the Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) twenty (20) days after written notice of such breach or inaccuracy is provided to the Purchaser or (B) the Outside Date; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(d) if at such time the Company is in material uncured breach of this Agreement;

(e) by written notice by the Purchaser to the Company, if (i) there has been a breach by the Company of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of such Parties shall have become untrue or inaccurate, in any case, which would result in a failure of a condition set forth in Section 6.3(a) or Section 6.3(b) to be satisfied (treating the Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) twenty (20) days after written notice of such breach or inaccuracy is provided to the Company or (B) the Outside Date; provided, that the Purchaser shall not have the right to terminate this Agreement pursuant to this Section 7.1(e) if at such time the Purchaser is in material uncured breach of this Agreement;

(f) by written notice by the Purchaser to the Company, if there shall have been a Material Adverse Effect on the Target Companies taken as a whole following the date of this Agreement which is uncured and continuing;

(g) by written notice by either the Purchaser or the Company to the other, if the Purchaser Special Meeting is held (including any adjournment or postponement thereof) and has concluded, the Purchaser’s stockholders have duly voted, and the Required Purchaser Stockholder Approval was not obtained; or

(h) by written notice by either the Purchaser or the Company to the other, if the Company Special Meeting is held (including any adjournment or postponement thereof) and has concluded, the Company Stockholders have duly voted, and the Required Company Stockholder Approval was not obtained.

7.2 Effect of Termination. This Agreement may only be terminated in the circumstances described in Section 7.1 and pursuant to a written notice delivered by the applicable Party to the other applicable Parties, which sets forth the basis for such termination, including the provision of Section 7.1 under which such termination is made. In the event of the valid termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void, and there shall be no Liability on the part of any Party or any of their respective Representatives, and all rights and obligations of each Party shall cease, except: (i) Sections 5.14, 5.15, 7.3, 8.1, Article IX and this Section 7.2 shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any Party from Liability for any willful breach of any representation, warranty, covenant or obligation under this Agreement or any Fraud Claim against such Party, in either case, prior to termination of this Agreement (in each case of clauses (i) and (ii) above, subject to Section 8.1). Without limiting the foregoing, and except as provided in Sections 7.3 and this Section 7.2 (but subject to Section 8.1) and subject to the right to seek injunctions, specific performance or other equitable relief in accordance with Section 9.7, the Parties’ sole right prior to the Closing with respect to any breach of any representation, warranty, covenant or other agreement contained in this Agreement by another Party or with respect to the transactions contemplated by this Agreement shall be the right, if applicable, to terminate this Agreement pursuant to Section 7.1.

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7.3 Fees and Expenses. Subject to Sections 5.19, 8.1, 9.14 and 9.15 all Company Transaction Expenses and Purchaser Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses; provided, however, that if the Closing occurs, all remaining Company Transaction Expenses and Purchaser Expenses shall be paid from the capital of the Surviving Company upon release of funds from the Trust Account.

Article VIII

WAIVERS AND RELEASES

8.1 Waiver of Claims Against Trust. Reference is made to the IPO Prospectus. The Company, Merger Sub and the Seller Representative each hereby represents and warrants that it has read the IPO Prospectus and understands that Purchaser has established the Trust Account containing the proceeds of the IPO and the overallotment shares acquired by Purchaser’s underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of Purchaser’s public stockholders (including overallotment shares acquired by Purchaser’s underwriters) (the “Public Stockholders”) and that, except as otherwise described in the IPO Prospectus, Purchaser may disburse monies from the Trust Account only: (a) to the Public Stockholders in the event they elect to redeem their shares of Purchaser Common Stock in connection with the consummation of its initial business combination (as such term is used in the IPO Prospectus) (“Business Combination”) or in connection with an amendment to Purchaser’s Organizational Documents to extend Purchaser’s deadline to consummate a Business Combination, (b) to the Public Stockholders if the Purchaser fails to consummate a Business Combination within eighteen (18) months after the closing of the IPO, subject to extension by amendment to Purchaser’s Organizational Documents, (c) with respect to any interest earned on the amounts held in the Trust Account, amounts necessary to pay for any taxes and up to $100,000 in dissolution expenses, and (d) to Purchaser after or concurrently with the consummation of a Business Combination. For and in consideration of Purchaser entering into this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Company, Merger Sub and the Seller Representative hereby agrees on behalf of itself and its Affiliates that, notwithstanding anything to the contrary in this Agreement, none of the Company, Merger Sub or the Seller Representative nor any of their respective Affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between Purchaser or any of its Representatives, on the one hand, and the Company, Merger Sub, the Seller Representative or any of their respective Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”). Each of the Company, Merger Sub and the Seller Representative on behalf of itself and its Affiliates hereby irrevocably waives any Released Claims that any such Party or any of its Affiliates may have against the Trust Account (including any distributions therefrom) now or in the future and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement with Purchaser or its Affiliates). The Company, Merger Sub and the Seller Representative each agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by Purchaser and its Affiliates to induce Purchaser to enter in this Agreement, and each of the Company, Merger Sub and the Seller Representative further intends and understands such waiver to be valid, binding and enforceable against such Party and each of its Affiliates under applicable Law. To the extent that the Company, Merger Sub or the Seller Representative or any of their respective Affiliates commences any Action based upon, in connection with, relating to or arising out of any matter relating to Purchaser or its Representatives, which proceeding seeks, in whole or in part, monetary relief against Purchaser or its Representatives, each of the Company, Merger Sub and the Seller Representative hereby acknowledges and agrees that its and its Affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit such Party or any of its Affiliates (or any Person claiming on behalf or in lieu of any of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. In the event that the Company, Merger Sub or the Seller Representative or any of their respective Affiliates commences Action based upon, in connection with, relating to or arising out of any matter relating to Purchaser or its Representatives which proceeding seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom) or the Public Stockholders, whether in the form of money damages or injunctive relief, Purchaser and its Representatives, as applicable, shall be entitled to recover from the Company, Merger Sub, the Seller Representative and their respective Affiliates, as applicable, the associated legal fees and costs in connection with any such Action, in the event Purchaser or its Representatives, as applicable, prevails in such Action. This Section 8.1 shall survive termination of this Agreement for any reason and continue indefinitely.

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Article IX

MISCELLANEOUS

9.1 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by email, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to the Purchaser or Merger Sub at or prior to the Closing, to:

Aesther Healthcare Acquisition Corp

515 Madison Avenue, Suite 8078

New York, New York 10022

Attn: Suren Ajjarapu

Telephone No.: (646) 908-2658

Email: Suren@aestherhealthcarespac.com

with a copy (which will not constitute notice) to:

Nelson Mullins Riley & Scarborough LLP

101 Constitution Avenue, NW Suite 900

Attn: Andrew M. Tucker

Facsimile No.: (202) 689-2860

Telephone No.: (202) 689-2987 Email: Andy.Tucker@nelsonmullins.com

If to the Purchaser Representative, to:

Aesther Healthcare Sponsor, LLC

515 Madison Avenue, Suite 8078

New York, New York 10022

Attn: Suren Ajjarapu

Telephone No.: (646) 908-2658

Email: Suren@aestherhealthcarespac.com

with a copy (which will not constitute notice) to:

Nelson Mullins Riley & Scarborough LLP

101 Constitution Avenue, NW Suite 900

Attn: Andrew M. Tucker

Facsimile No.: (202) 689-2860 Telephone

No.: (202) 689-2987

Email: Andy.Tucker@nelsonmullins.com

If to the Company or the Surviving Corporation, to: Ocean Biomedical, Inc. 55 Claverick St., Room 325 Providence, Rhode Island 02903 Attn: Elizabeth Ng eng@oceanbiomedical.com with a copy (which will not constitute notice) to:

Dykema Gossett PLLC

111 E Kilbourn Ave

Suite 1050

Milwaukee, WI 53202

Attn: Kate Bechen, Esq.

Facsimile No.: (866) 945-9792

Telephone No.: (414) 488-7333

Email: KBechen@dykema.com

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If to the Seller Representative, to: Dr. Chirinjeev Kathuria 19W060 Avenue Latour Oak Brook, IL 60523 Email: ckathuria@oceanbiomedical.com with a copy (which will not constitute notice) to:

Dykema Gossett PLLC

111 E Kilbourn Ave

Suite 1050

Milwaukee, WI 53202

Attn: Kate Bechen, Esq.

Facsimile No.: (866) 945-9792

Telephone No.: (414) 488-7333

Email: KBechen@dykema.com

If to the Purchaser after the Closing, to: Ocean Biomedical, Inc. 55 Claverick St., Room 325 Providence, Rhode Island 02903 Attn: Elizabeth Ng eng@oceanbiomedical.com and the Purchaser Representative with a copy (which will not constitute notice) to:

Dykema Gossett PLLC

111 E Kilbourn Ave

Suite 1050

Milwaukee, WI 53202

Attn: Kate Bechen, Esq.

Facsimile No.: (866) 945-9792

Telephone No.: (414) 488-7333

Email: KBechen@dykema.com

9.2 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the Purchaser and the Company (and after the Closing, the Purchaser Representative and the Seller Representative), and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning Party of its obligations hereunder.

9.3 Third Parties. Except for the rights of the D&O Indemnified Persons set forth in Section 5.18, which the Parties acknowledge and agree are express third party beneficiaries of this Agreement, nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

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9.4 Arbitration. Any and all disputes, controversies and claims (other than applications for a temporary restraining order, preliminary injunction, permanent injunction or other equitable relief or application for enforcement of a resolution under this Section 9.4) arising out of, related to, or in connection with this Agreement or the transactions contemplated hereby (a “Dispute”) shall be governed by this Section 9.4. A Party must, in the first instance, provide written notice of any Disputes to the other Parties subject to such Dispute, which notice must provide a reasonably detailed description of the matters subject to the Dispute. The Parties involved in such Dispute shall seek to resolve the Dispute on an amicable basis within ten (10) Business Days of the notice of such Dispute being received by such other Parties subject to such Dispute (the “Resolution Period”); provided, that if any Dispute would reasonably be expected to have become moot or otherwise irrelevant if not decided within sixty (60) days after the occurrence of such Dispute, then there shall be no Resolution Period with respect to such Dispute. Any Dispute that is not resolved during the Resolution Period may immediately be referred to and finally resolved by arbitration pursuant to the then-existing Expedited Procedures (as defined in the AAA Procedures) of the Commercial Arbitration Rules (the “AAA Procedures”) of the AAA. Any Party involved in such Dispute may submit the Dispute to the AAA to commence the proceedings after the Resolution Period. To the extent that the AAA Procedures and this Agreement are in conflict, the terms of this Agreement shall control. The arbitration shall be conducted by one arbitrator nominated by the AAA promptly (but in any event within five (5) Business Days) after the submission of the Dispute to the AAA and reasonably acceptable to each party subject to the Dispute, which arbitrator shall be a commercial lawyer with substantial experience arbitrating disputes under acquisition or merger agreements. The arbitrator shall accept his or her appointment and begin the arbitration process promptly (but in any event within five (5) Business Days) after his or her nomination and acceptance by the Parties subject to the Dispute. The proceedings shall be streamlined and efficient. The arbitrator shall decide the Dispute in accordance with the substantive law of the state of Delaware. Time is of the essence. Each Party subject to the Dispute shall submit a proposal for resolution of the Dispute to the arbitrator within twenty (20) days after confirmation of the appointment of the arbitrator. The arbitrator shall have the power to order any party to do, or to refrain from doing, anything consistent with this Agreement, the Ancillary Documents and applicable Law, including to perform its contractual obligation(s); provided, that the arbitrator shall be limited to ordering pursuant to the foregoing power (and, for the avoidance of doubt, shall order) the relevant Party (or Parties, as applicable) to comply with only one or the other of the proposals. The arbitrator’s award shall be in writing and shall include a reasonable explanation of the arbitrator’s reason(s) for selecting one or the other proposal. The seat of arbitration shall be in New York County, State of New York. The language of the arbitration shall be English.

9.5 Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of Delaware without regard to the conflict of laws principles thereof. Subject to Section 9.4, all Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in Delaware (or in any appellate court thereof) (the “Specified Courts”). Subject to Section 9.4, each Party (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any Party and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each Party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such Party at the applicable address set forth in Section 9.1. Nothing in this Section 9.5 shall affect the right of any Party to serve legal process in any other manner permitted by Law.

9.6 WAIVER OF JURY TRIAL. EACH PARTY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.6.

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9.7 Specific Performance. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Parties may have not adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

9.8 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

9.9 Amendment. This Agreement may be amended, supplemented or modified only by execution of a written instrument signed by the Purchaser, the Company, the Purchaser Representative and the Seller Representative.

9.10 Waiver. The Purchaser on behalf of itself and its Affiliates, the Company on behalf of itself and its Affiliates, and the Seller Representative on behalf of itself and the Company Stockholders, may in its sole discretion (i) extend the time for the performance of any obligation or other act of any other non-Affiliated Party, (ii) waive any inaccuracy in the representations and warranties by such other non-Affiliated Party contained herein or in any document delivered pursuant to this Agreement and (iii) waive compliance by such other non-Affiliated Party with any covenant or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby (including by the Purchaser Representative or the Seller Representative in lieu of such Party to the extent provided in this Agreement). Notwithstanding the foregoing, no failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Notwithstanding the foregoing, any waiver of any provision of this Agreement after the Closing shall also require the prior written consent of the Purchaser Representative.

9.11 Entire Agreement. This Agreement and the documents or instruments referred to herein, including any exhibits and schedules attached hereto, which exhibits and schedules are incorporated herein by reference, together with the Ancillary Documents, embody the entire agreement and understanding of the Parties in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or the documents or instruments referred to herein, which collectively supersede all prior agreements and the understandings among the Parties with respect to the subject matter contained herein.

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9.12 Interpretation. The table of contents and the Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement, unless the context otherwise requires: (a) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and words in the singular, including any defined terms, include the plural and vice versa; (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) any accounting term used and not otherwise defined in this Agreement or any Ancillary Document has the meaning assigned to such term in accordance with GAAP; (d) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (e) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (f) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (g) the term “or” means “and/or”; (h) any reference to the term “ordinary course” or “ordinary course of business” shall be deemed in each case to be followed by the words “consistent with past practice”; (i) any agreement, instrument, insurance policy, Law or Order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, insurance policy, Law or Order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein; (j) except as otherwise indicated, all references in this Agreement to the words “Section,” “Article”, “Schedule” and “Exhibit” are intended to refer to Sections, Articles, Schedules and Exhibits to this Agreement; and (k) the term “Dollars” or “$” means United States dollars. Any reference in this Agreement to a Person’s directors shall include any member of such Person’s governing body and any reference in this Agreement to a Person’s officers shall include any Person filling a substantially similar position for such Person. Any reference in this Agreement or any Ancillary Document to a Person’s shareholders or stockholders shall include any applicable owners of the equity interests of such Person, in whatever form, including with respect to the Purchaser its stockholders under the DGCL, as then applicable, or its Organizational Documents. The Parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. To the extent that any Contract, document, certificate or instrument is represented and warranted to by the Company to be given, delivered, provided or made available by the Company, in order for such Contract, document, certificate or instrument to have been deemed to have been given, delivered, provided and made available to the Purchaser or its Representatives, such Contract, document, certificate or instrument shall have been posted to the electronic data site maintained on behalf of the Company for the benefit of the Purchaser and its Representatives and the Purchaser and its Representatives have been given access to the electronic folders containing such.

9.13 Counterparts. This Agreement and each Ancillary Document may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

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9.14 Purchaser Representative.

(a) The Purchaser, on behalf of itself and its Subsidiaries, successors and assigns, by execution and delivery of this Agreement, hereby irrevocably appoints Aesther Healthcare Sponsor, LLC, in the capacity as the Purchaser Representative, as each such Person’s agent, attorney-in-fact and representative, with full power of substitution to act in the name, place and stead of such Person, to act on behalf of such Person from and after the Closing in connection with: (i) controlling and making any determinations with respect to the post-Closing Merger Consideration adjustments under Section 1.13; (ii) terminating, amending or waiving on behalf of such Person any provision of this Agreement or any Ancillary Documents to which the Purchaser Representative is a party or otherwise has rights in such capacity (together with this Agreement, the “Purchaser Representative Documents”); (iii) signing on behalf of such Person any releases or other documents with respect to any dispute or remedy arising under any Purchaser Representative Documents; (iv) employing and obtaining the advice of legal counsel, accountants and other professional advisors as the Purchaser Representative, in its reasonable discretion, deems necessary or advisable in the performance of its duties as the Purchaser Representative and to rely on their advice and counsel; (v) incurring and paying reasonable out-of-pocket costs and expenses, including fees of brokers, attorneys and accountants incurred pursuant to the transactions contemplated hereby, and any other out-of-pocket fees and expenses allocable or in any way relating to such transaction Documents, including giving and receiving all notices and communications hereunder or thereunder on behalf of such Person; provided, that the Parties acknowledge that the Purchaser Representative is specifically authorized and directed to act on behalf of, and for the benefit of, the holders of Purchaser Securities (other than the Company Security Holders immediately prior to the Effective Time and their respective successors and assigns). All decisions and actions by the Purchaser Representative, including any agreement between the Purchaser Representative and the Company, Seller Representative, any Company Stockholders, shall be binding upon the Purchaser and its Subsidiaries, successors and assigns, and neither they nor any other Party shall have the right to object, dissent, protest or otherwise contest the same. The provisions of this Section 9.14 are irrevocable and coupled with an interest. The Purchaser Representative hereby accepts its appointment and authorization as the Purchaser Representative under this Agreement.

(b) The Purchaser Representative shall not be liable for any act done or omitted under any Purchaser Representative Document as the Purchaser Representative while acting in good faith and without willful misconduct or gross negligence, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Purchaser shall indemnify, defend and hold harmless the Purchaser Representative from and against any and all Losses incurred without gross negligence, bad faith or willful misconduct on the part of the Purchaser Representative (in its capacity as such) and arising out of or in connection with the acceptance or administration of the Purchaser Representative’s duties under any Purchaser Representative Document, including the reasonable fees and expenses of any legal counsel retained by the Purchaser Representative. In no event shall the Purchaser Representative in such capacity be liable under or in connection with any Purchaser Representative Document for any indirect, punitive, special or consequential damages. The Purchaser Representative shall be fully protected in relying upon any written notice, demand, certificate or document that it in good faith believes to be genuine, including facsimiles or copies thereof, and no Person shall have any Liability for relying on the Purchaser Representative in the foregoing manner. In connection with the performance of its rights and obligations hereunder, the Purchaser Representative shall have the right at any time and from time to time to select and engage, at the cost and expense of the Purchaser, attorneys, accountants, investment bankers, advisors, consultants and clerical personnel and obtain such other professional and expert assistance, maintain such records and incur other out-of-pocket expenses, as the Purchaser Representative may deem necessary or appropriate from time to time. All of the indemnities, immunities, releases and powers granted to the Purchaser Representative under this Section 9.14 shall survive the Closing and continue indefinitely.

(c) The Person serving as the Purchaser Representative may resign upon ten (10) days’ prior written notice to the Purchaser and the Seller Representative, provided, that the Purchaser Representative appoints in writing a replacement Purchaser Representative. Each successor Purchaser Representative shall have all of the power, authority, rights and privileges conferred by this Agreement upon the original Purchaser Representative, and the term “Purchaser Representative” as used herein shall be deemed to include any such successor Purchaser Representatives.

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9.15 Seller Representative.

(a) Each Company Stockholder, by delivery of a Letter of Transmittal, on behalf of itself and its successors and assigns, hereby irrevocably constitutes and appoints Dr. Chirinjeev Kathuria, in his capacity as the Seller Representative, as the true and lawful agent and attorney-in-fact of such Persons with full powers of substitution to act in the name, place and stead of thereof with respect to the performance on behalf of such Person under the terms and provisions of this Agreement and the Ancillary Documents to which the Seller Representative is a party or otherwise has rights in such capacity (together with this Agreement, the “Seller Representative Documents”), as the same may be from time to time amended, and to do or refrain from doing all such further acts and things, and to execute all such documents on behalf of such Person, if any, as the Seller Representative will deem necessary or appropriate in connection with any of the transactions contemplated under the Seller Representative Documents, including: (i) controlling and making any determinations with respect to the post-Closing Merger Consideration adjustments under Section 1.13; (ii) terminating, amending or waiving on behalf of such Person any provision of any Seller Representative Document (provided, that any such action, if material to the rights and obligations of the Company Stockholders in the reasonable judgment of the Seller Representative, will be taken in the same manner with respect to all Company Stockholders unless otherwise agreed by each Company Stockholder who is subject to any disparate treatment of a potentially material and adverse nature); (iii) signing on behalf of such Person any releases or other documents with respect to any dispute or remedy arising under any Seller Representative Document; (iv) employing and obtaining the advice of legal counsel, accountants and other professional advisors as the Seller Representative, in its reasonable discretion, deems necessary or advisable in the performance of its duties as the Seller Representative and to rely on their advice and counsel; (v) incurring and paying reasonable costs and expenses, including fees of brokers, attorneys and accountants incurred pursuant to the transactions contemplated hereby, and any other reasonable fees and expenses allocable or in any way relating to such transaction, whether incurred prior or subsequent to Closing; (viii) receiving all or any portion of the consideration provided to the Company Stockholders under this Agreement and to distribute the same to the Company Stockholders in accordance with their Pro Rata Share; and (ix) otherwise enforcing the rights and obligations of any such Persons under any Seller Representative Document, including giving and receiving all notices and communications hereunder or thereunder on behalf of such Person. All decisions and actions by the Seller Representative, including any agreement between the Seller Representative and the Purchaser Representative or the Purchaser shall be binding upon each Company Stockholder and their respective successors and assigns, and neither they nor any other Party shall have the right to object, dissent, protest or otherwise contest the same. The provisions of this Section 9.15 are irrevocable and coupled with an interest. The Seller Representative hereby accepts its appointment and authorization as the Seller Representative under this Agreement.

(b) Any other Person, including the Purchaser Representative, the Purchaser and the Company may conclusively and absolutely rely, without inquiry, upon any actions of the Seller Representative as the acts of the Company Stockholders under any Seller Representative Documents. The Purchaser Representative, the Purchaser and the Company shall be entitled to rely conclusively on the instructions and decisions of the Seller Representative as to (i) any payment instructions provided by the Seller Representative or (ii) any other actions required or permitted to be taken by the Seller Representative hereunder, and no Company shall have any cause of action against the Purchaser Representative, the Purchaser or the Company for any action taken by any of them in reliance upon the instructions or decisions of the Seller Representative. The Purchaser Representative, the Purchaser and the Company shall not have any Liability to any Company Stockholder for any allocation or distribution among the Company Stockholders by the Seller Representative of payments made to or at the direction of the Seller Representative. All notices or other communications required to be made or delivered to a Company Stockholder under any Seller Representative Document shall be made to the Seller Representative for the benefit of such Company Stockholder, and any notices so made shall discharge in full all notice requirements of the other parties hereto or thereto to such Company Stockholder with respect thereto. All notices or other communications required to be made or delivered by a Company Stockholder shall be made by the Seller Representative (except for a notice under Section 9.15(d) of the replacement of the Seller Representative).

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(c) The Seller Representative will act for the Company Stockholders on all of the matters set forth in this Agreement in the manner the Seller Representative believes to be in the best interest of the Company Stockholders, but the Seller Representative will not be responsible to the Company Stockholders for any Losses that any Company Stockholder or any Indemnifying Party may suffer by reason of the performance by the Seller Representative of the Seller Representative’s duties under this Agreement, other than Losses arising from the bad faith, gross negligence or willful misconduct by the Seller Representative in the performance of its duties under this Agreement. From and after the Closing, the Company Stockholders shall jointly and severally indemnify, defend and hold the Seller Representative harmless from and against any and all Losses reasonably incurred without gross negligence, bad faith or willful misconduct on the part of the Seller Representative (in its capacity as such) and arising out of or in connection with the acceptance or administration of the Seller Representative’s duties under any Seller Representative Document, including the reasonable fees and expenses of any legal counsel retained by the Seller Representative. In no event shall the Seller Representative in such capacity be liable hereunder or in connection herewith for any indirect, punitive, special or consequential damages. The Seller Representative shall not be liable for any act done or omitted under any Seller Representative Document as the Seller Representative while acting in good faith and without willful misconduct or gross negligence, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Seller Representative shall be fully protected in relying upon any written notice, demand, certificate or document that it in good faith believes to be genuine, including facsimiles or copies thereof, and no Person shall have any Liability for relying on the Seller Representative in the foregoing manner. In connection with the performance of its rights and obligations hereunder, the Seller Representative shall have the right at any time and from time to time to select and engage, at the reasonable cost and expense of the Company Stockholders, attorneys, accountants, investment bankers, advisors, consultants and clerical personnel and obtain such other professional and expert assistance, maintain such records and incur other reasonable out-of-pocket expenses, as the Seller Representative may reasonably deem necessary or appropriate from time to time. All of the indemnities, immunities, releases and powers granted to the Seller Representative under this Section 9.15 shall survive the Closing and continue indefinitely.

(d) If the Seller Representative shall die, become disabled, dissolve, resign or otherwise be unable or unwilling to fulfill its responsibilities as representative and agent of Company Stockholders, then the Company Stockholders shall, within ten (10) days after such death, disability, dissolution, resignation or other event, appoint a successor Seller Representative (by vote or written consent of the Company Stockholders holding in the aggregate a Pro Rata Share in excess of fifty percent (50%)), and promptly thereafter (but in any event within two (2) Business Days after such appointment) notify the Purchaser Representative and the Purchaser in writing of the identity of such successor. Any such successor so appointed shall become the “Seller Representative” for purposes of this Agreement.

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9.16 Legal Representation. The Parties agree that, notwithstanding the fact that Nelson Mullins Riley & Scarborough LLP may have, prior to Closing, jointly represented the Purchaser, Merger Sub, the Purchaser Representative and/or the Sponsor in connection with this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, and has also represented the Purchaser and/or its Affiliates in connection with matters other than the transaction that is the subject of this Agreement, Nelson Mullins Riley & Scarborough LLP will be permitted in the future, after Closing, to represent the Sponsor, the Purchaser Representative or their respective Affiliates in connection with matters in which such Persons are adverse to the Purchaser or any of its Affiliates, including any disputes arising out of, or related to, this Agreement. The Company and the Seller Representative, who are or have the right to be represented by independent counsel in connection with the transactions contemplated by this Agreement, hereby agree, in advance, to waive (and to cause their Affiliates to waive) any actual or potential conflict of interest that may hereafter arise in connection with Nelson Mullins Riley & Scarborough LLP’s future representation of one or more of the Sponsor, the Purchaser Representative or their respective Affiliates in which the interests of such Person are adverse to the interests of the Purchaser, the Company and/or the Seller Representative or any of their respective Affiliates, including any matters that arise out of this Agreement or that are substantially related to this Agreement or to any prior representation by Nelson Mullins Riley & Scarborough LLP of the Purchaser, Merger Sub, any Sponsor, the Purchaser Representative or any of their respective Affiliates. The Parties acknowledge and agree that, for the purposes of the attorney-client privilege, the Sponsor and the Purchaser Representative shall be deemed the clients of Nelson Mullins Riley & Scarborough LLP with respect to the negotiation, execution and performance of this Agreement and the Ancillary Documents. All such communications shall remain privileged after the Closing and the privilege and the expectation of client confidence relating thereto shall belong solely to the Sponsor and the Purchaser Representative, shall be controlled by the Sponsor and the Purchaser Representative and shall not pass to or be claimed by Purchaser or the Surviving Corporation; provided, further, that nothing contained herein shall be deemed to be a waiver by the Purchaser or any of its Affiliates (including, after the Effective Time, the Surviving Corporation and its Affiliates) of any applicable privileges or protections that can or may be asserted to prevent disclosure of any such communications to any third party.

9.17 Non-Survival of Representations, Warranties. The representations and warranties of the Company and Purchaser contained in this Agreement or in any certificate or instrument delivered by or on behalf of the Company or the Purchaser pursuant to this Agreement shall not survive the Closing, and from and after the Closing, the Company and the Purchaser and their respective Representatives shall not have any further obligations, nor shall any claim be asserted or action be brought against the Company or the Purchaser or their respective Representatives with respect thereto. The covenants and agreements made by the Company and the Purchaser in this Agreement or in any certificate or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such covenants or agreements, shall not survive the Closing, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Closing (which such covenants shall survive the Closing and continue until fully performed in accordance with their terms).

Article X

DEFINITIONS

10.1 Certain Definitions. For purpose of this Agreement, the following capitalized terms have the following meanings:

“AAA” means the American Arbitration Association or any successor entity conducting arbitrations.

“Accounting Principles” means in accordance with GAAP as in effect at the date of the financial statement to which it refers or if there is no such financial statement, then as of the Closing Date, using and applying the same accounting principles, practices, procedures, policies and methods (with consistent classifications, judgments, elections, inclusions, exclusions and valuation and estimation methodologies) used and applied by the Target Companies in the preparation of the latest audited Company Financials.

“Action” means any notice of noncompliance or violation, or any claim, demand, charge, action, suit, litigation, audit, settlement, complaint, stipulation, assessment or arbitration, or any request (including any request for information), inquiry, hearing, proceeding or investigation, by or before any Governmental Authority.

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“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person. For the avoidance of doubt, Sponsor shall be deemed to be an Affiliate or the Purchaser prior to the Closing

“Ancillary Documents” means each agreement, instrument or document attached hereto as an Exhibit, and the other agreements, certificates and instruments to be executed or delivered by any of the Parties hereto in connection with or pursuant to this Agreement.

“Benefit Plans” of any Person means any and all deferred compensation, executive compensation, incentive compensation, equity purchase or other equity-based compensation plan, employment or consulting, severance or termination pay, holiday, vacation or other bonus plan or practice, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit sharing, pension, or retirement plan, program, agreement, commitment or arrangement, and each other employee benefit plan, program, agreement or arrangement, including each “employee benefit plan” as such term is defined under Section 3(3) of ERISA, maintained or contributed to or required to be contributed to by a Person for the benefit of any employee or terminated employee of such Person, or with respect to which such Person has any Liability, whether direct or indirect, actual or contingent, whether formal or informal, and whether legally binding or not.

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York are authorized to close for business, excluding as a result of “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems, including for wire transfers, of commercial banking institutions in New York, New York are generally open for use by customers on such day.

“Closing Company Cash” means, as of the Reference Time, the aggregate cash and cash equivalents of the Target Companies on hand or in bank accounts, including deposits in transit, minus the aggregate amount of outstanding and unpaid checks issued by or on behalf of the Target Companies as of such time.

“Closing Net Debt” means, as of the Reference Time, (i) the aggregate amount of all Indebtedness of the Target Companies, less (ii) the Closing Company Cash, in each case of clauses (i) and (ii), on a consolidated basis and as determined in accordance with the Accounting Principles.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as amended. Reference to a specific section of the Code shall include such section and any valid treasury regulation promulgated thereunder.

“Company Benefit Plans” means all contracts, plans, agreements, programs, arrangements, employee benefit plans, compensation arrangements and other benefit arrangements, whether written or unwritten and whether or not providing cash- or equity-based incentives (e.g., restricted stock, stock option, stock appreciation right, phantom stock, etc.), health, medical, dental, disability, accident or life insurance benefits, change in control or retention payments, vacation, severance, salary continuation, or other termination pay, bonus, commissions or other variable compensation, vacation, paid-time-off, sick leave, fringe benefit, retirement, deferred compensation, retirement, pension or savings benefits, that are sponsored, maintained or contributed to by a Target Company for the benefit of any current or former employees, offices, directors, or consultants of a Target Company or under which a Target Company has any liability and all employment or other agreements (other than at will offer letters that do not provide for any severance or termination benefits) providing compensation, vacation, severance or other benefits to any officer, employee, consultant or former employee of a Target Company to which a Target Company is a party.

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“Company Charter” means the Certificate of Incorporation of the Company, as amended and effective under the DGCL, prior to the Effective Time.

“Company Common Stock” means the common stock, par value $0.000001 per share, of the Company.

“Company Confidential Information” means all confidential or proprietary documents and information concerning the Target Companies or any of their respective Representatives, furnished in connection with this Agreement or the transactions contemplated hereby; provided, however, that Company Confidential Information shall not include any information which, (i) at the time of disclosure by the Purchaser or its Representatives, is generally available publicly and was not disclosed in breach of this Agreement or (ii) at the time of the disclosure by the Company or its Representatives to the Purchaser or its Representatives was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such Company Confidential Information.

“Company Convertible Securities” means, collectively, any options, warrants or rights to subscribe for or purchase any capital stock of the Company or securities convertible into or exchangeable for, or that otherwise confer on the holder any right to acquire any capital stock of the Company.

“Company IT Systems” means all computer systems, computer software and hardware, communication systems, servers, network equipment and related documentation, in each case, owned, licensed or leased by a Target Company.

“Company Preferred Stock” means the preferred stock, par value $0.000001 per share, of the Company.

“Company Securities” means, collectively, the Company Stock and any Company Convertible Securities.

“Company Security Holders” means, collectively, the holders of Company Securities.

“Company Stock” means any shares of the Company Common Stock and the Company Preferred Stock.

“Company Stockholders” means, collectively, the holders of Company Stock.

“Company Transaction Expenses” means all fees and expenses of any of the Target Companies incurred or payable as of the Closing and not paid prior to the Closing (i) in connection with the consummation of the transactions contemplated hereby, including any amounts payable to professionals (including investment bankers, brokers, finders, attorneys, accountants and other consultants and advisors) retained by or on behalf of any Target Company, (ii) any change in control bonus, accrued but unpaid salary, transaction bonus, retention bonus, termination or severance payment or payment relating to terminated options, warrants or other equity appreciation, phantom equity, profit participation or similar rights, in any case, to be made to any current or former employee, independent contractor, director or officer of any Target Company at or after the Closing pursuant to any agreement to which any Target Company is a party prior to the Closing which become payable (including if subject to continued employment) as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby, (iii) any sales, use, real property transfer, stamp, stock transfer or other similar transfer Taxes imposed on Target Company in connection with the Merger or the other transactions contemplated by this Agreement, and (iv) in connection with the Company’s prior attempt at completing an initial public offering or SPAC transaction, including any amounts payable to professionals (including investment bankers, brokers, finders, attorneys, accountants and other consultants and advisors) retained by or on behalf of any Target Company in connection with the Company’s attempted initial public offering or SPAC transaction.

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“Consent” means any consent, approval, waiver, authorization or Permit of, or notice to or declaration or filing with any Governmental Authority or any other Person.

“Contracts” means all contracts, agreements, binding arrangements, bonds, notes, indentures, mortgages, debt instruments, purchase order, licenses (and all other contracts, agreements or binding arrangements concerning Intellectual Property), franchises, leases and other instruments or obligations of any kind, written or oral (including any amendments and other modifications thereto).

“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast ten percent (10%) or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive ten percent (10%) or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a Person described in clause (a) above) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

“Copyrights” means any works of authorship, mask works and all copyrights therein, including all renewals and extensions, copyright registrations and applications for registration and renewal, and non-registered copyrights.

“Environmental Law” means any Law in any way relating to (a) the protection of human health and safety, (b) the protection, preservation or restoration of the environment and natural resources (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or (c) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 USC. Section 9601 et. seq., the Resource Conservation and Recovery Act, 42 USC. Section 6901 et. seq., the Toxic Substances Control Act, 15 USC. Section 2601 et. seq., the Federal Water Pollution Control Act, 33 USC. Section 1151 et seq., the Clean Air Act, 42 USC. Section 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 USC. Section 111 et. seq., Occupational Safety and Health Act, 29 USC. Section 651 et. seq. (to the extent it relates to exposure to Hazardous Substances), the Asbestos Hazard Emergency Response Act, 15 USC. Section 2601 et. seq., the Safe Drinking Water Act, 42 USC. Section 300f et. seq., the Oil Pollution Act of 1990 and analogous state acts.

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“Environmental Liabilities” means, in respect of any Person, all Liabilities, obligations, responsibilities, Remedial Actions, Losses, damages, costs, and expenses (including all reasonable fees, disbursements, and expenses of counsel, experts, and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any other Person or in response to any violation of Environmental Law, whether known or unknown, accrued or contingent, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, to the extent based upon, related to, or arising under or pursuant to any Environmental Law, Environmental Permit, Order, or Contract with any Governmental Authority or other Person, that relates to any environmental, health or safety condition, violation of Environmental Law, or a Release or threatened Release of Hazardous Materials.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“FDA Laws” means the Federal Food, Drug, and Cosmetic Act (21 U.S.C. § 301 et seq.) and its implementing regulations and guidance documents, the Public Health Service Act (42 U.S.C. § 201 et seq.) and its implementing regulations and guidance documents, and any other applicable Law, including Laws that regulate the design, development, research, testing, studying, manufacturing, processing, storing, handling, importing or exporting, licensing, labeling, packaging, distributing, or marketing of drug products.

“Fraud Claim” means any claim based in whole or in part upon fraud, willful misconduct or intentional misrepresentation.

“GAAP” means generally accepted accounting principles as in effect in the United States of America.

“Governmental Authority” means any federal, state, local, foreign or other governmental, quasi-governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Hazardous Material” means any waste, gas, liquid or other substance or material that is defined, listed or designated as a “hazardous substance”, “pollutant”, “contaminant”, “hazardous waste”, “regulated substance”, “hazardous chemical”, or “toxic chemical” (or by any similar term) under any Environmental Law, or any other material regulated, or that could result in the imposition of Liability or responsibility, under any Environmental Law, including petroleum and its by-products, asbestos, polychlorinated biphenyls, radon, mold, and urea formaldehyde insulation.

“Indebtedness” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money (including the outstanding principal and accrued but unpaid interest), (b) all obligations for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (c) any other indebtedness of such Person that is evidenced by a note, bond, debenture, credit agreement or similar instrument, (d) all obligations of such Person under leases that should be classified as capital leases in accordance with GAAP, (e) all obligations of such Person for the reimbursement of any obligor on any line or letter of credit, banker’s acceptance, guarantee or similar credit transaction, in each case, that has been drawn or claimed against, (f) all obligations of such Person in respect of acceptances issued or created, (g) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (h) all obligations secured by an Lien on any property of such Person, (i) any premiums, prepayment fees or other penalties, fees, costs or expenses associated with payment of any Indebtedness of such Person and (j) all obligation described in clauses (a) through (i) above of any other Person which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

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“Intellectual Property” means all of the following as they exist in any jurisdiction throughout the world: Patents, Trademarks, Copyrights, Trade Secrets, Internet Assets, Software and other intellectual property, and all licenses, sublicenses and other agreements or permissions related to the preceding property.

“Internet Assets” means any and all domain name registrations, web sites and web addresses and related rights, items and documentation related thereto, and applications for registration therefor.

“IPO” means the initial public offering of Purchaser Public Units pursuant to the IPO Prospectus.

“IPO Prospectus” means the final prospectus of the Purchaser, dated as of September 14, 2021, and filed with the SEC on September 16, 2021

“IPO Underwriter” means EF Hutton, a division of Benchmark Investments, LLC, the lead underwriter in the IPO.

“IRS” means the U.S. Internal Revenue Service (or any successor Governmental Authority).

“Knowledge” means, with respect to (i) the Company, the actual knowledge of the executive officers or directors of any Target Company, after reasonable inquiry or (ii) any other Party, (A) if an entity, the actual knowledge of its directors and executive officers, after reasonable inquiry, or (B) if a natural person, the actual knowledge of such Party after reasonable inquiry.

“Law” means any federal, state, local, municipal, foreign or other law, statute, legislation, principle of common law, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, directive, requirement, writ, injunction, settlement, Order or Consent that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Liabilities” means any and all liabilities, Indebtedness, Actions or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured, whether due or to become due and whether or not required to be recorded or reflected on a balance sheet under GAAP or other applicable accounting standards), including Tax liabilities due or to become due.

“Lien” means any mortgage, pledge, security interest, attachment, right of first refusal, option, proxy, voting trust, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), restriction (whether on voting, sale, transfer, disposition or otherwise), any subordination arrangement in favor of another Person, or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar Law.

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“Material Adverse Effect” means, with respect to any specified Person, any fact, event, occurrence, change or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon (a) the business, assets, Liabilities, results of operations, prospects or condition (financial or otherwise) of such Person and its Subsidiaries, taken as a whole, or (b) the ability of such Person or any of its Subsidiaries on a timely basis to consummate the transactions contemplated by this Agreement or the Ancillary Documents to which it is a party or bound or to perform its obligations hereunder or thereunder; provided, however, that for purposes of clause (a) above, any changes or effects directly or indirectly attributable to, resulting from, relating to or arising out of the following (by themselves or when aggregated with any other, changes or effects) shall not be deemed to be, constitute, or be taken into account when determining whether there has or may, would or could have occurred a Material Adverse Effect: (i) general changes in the financial or securities markets or general economic or political conditions in the country or region in which such Person or any of its Subsidiaries do business; (ii) changes, conditions or effects that generally affect the industries in which such Person or any of its Subsidiaries principally operate; (iii) changes in GAAP or other applicable accounting principles or mandatory changes in the regulatory accounting requirements applicable to any industry in which such Person and its Subsidiaries principally operate; (iv) conditions caused by acts of God, terrorism, war (whether or not declared) or natural disaster; (v) any failure in and of itself by such Person and its Subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period (provided that the underlying cause of any such failure may be considered in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not excluded by another exception herein) and (vi), with respect to the Purchaser, the consummation and effects of the Redemption (or any redemption in connection with an Extension); provided further, however, that any event, occurrence, fact, condition, or change referred to in clauses (i) - (iv) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition, or change has a disproportionate effect on such Person or any of its Subsidiaries compared to other participants in the industries in which such Person or any of its Subsidiaries primarily conducts its businesses. Notwithstanding the foregoing, with respect to the Purchaser, the amount of the Redemption (or any redemption in connection with an Extension, if any) or the failure to obtain the Required Purchaser Stockholder Approval shall not be deemed to be a Material Adverse Effect on or with respect to the Purchaser.

“Merger Sub Common Stock” means the shares of common stock, par value $0.001 per share, of Merger Sub.

“Nasdaq” means the Nasdaq Capital Market.

“Net Working Capital” means, as of the Reference Time, (i) all current assets of the Target Companies (excluding, without duplication, Closing Company Cash), on a consolidated basis, minus (ii) all current liabilities of the Target Companies (excluding, without duplication, Indebtedness and unpaid Company Transaction Expenses), on a consolidated basis and as determined in accordance with the Accounting Principles; provided, that, for purposes of this definition, whether or not the following is consistent with the Accounting Principles, “current assets” will exclude any receivable from a Company Stockholder.

“Order” means any order, decree, ruling, judgment, injunction, writ, determination, binding decision, verdict, judicial award or other action that is or has been made, entered, rendered, or otherwise put into effect by or under the authority of any Governmental Authority.

“Organizational Documents” means, with respect to any Person that is an entity, its certificate of incorporation or formation, bylaws, operating agreement, memorandum and articles of association or similar organizational documents, in each case, as amended.

“Patents” means any patents, patent applications and the inventions, designs and improvements described and claimed therein, patentable inventions, and other patent rights (including any divisionals, provisionals, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are amended, modified, withdrawn, or refiled).

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“PCAOB” means the U.S. Public Company Accounting Oversight Board (or any successor thereto).

“Per Share Price” means Ten and No/100 Dollars ($10.00).

“Permits” means all federal, state, local or foreign or other third-party permits, grants, easements, consents, approvals, authorizations, exemptions, licenses, franchises, concessions, ratifications, permissions, clearances, confirmations, endorsements, waivers, certifications, designations, ratings, registrations, qualifications or orders of any Governmental Authority or any other Person.

“Permitted Liens” means (a) Liens for Taxes or assessments and similar governmental charges or levies, which either are (i) not delinquent or (ii) being contested in good faith and by appropriate proceedings, and adequate reserves have been established with respect thereto, (b) other Liens imposed by operation of Law arising in the ordinary course of business for amounts which are not due and payable and as would not in the aggregate materially adversely affect the value of, or materially adversely interfere with the use of, the property subject thereto, (c) Liens incurred or deposits made in the ordinary course of business in connection with social security, (d) Liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business, or (v) Liens arising under this Agreement or any Ancillary Document.

“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

“Personal Data” means any information relating to an identified or identifiable natural person (data subject); an identifiable natural person is one who can be identified, directly or indirectly, in particular by reference to an identifier such as a name, an identification number, location data, an online identifier or to one or more factors specific to the physical, physiological, genetic, mental, economic, cultural or social identity of that natural person.

“Personal Property” means any machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, parts and other tangible personal property.

“Privacy Laws” means any applicable international, national, federal, provincial, state, or local law, code, rule or regulation that regulates the processing of Personal Data in any way, including data protection laws, laws regulating marketing communications and/or electronic communications, information security regulations and security breach notification rules.

“Pro Rata Share” means with respect to each Company Stockholder, a fraction expressed as a percentage equal to (i) the portion of the Merger Consideration payable by the Purchaser to such Company Stockholder in accordance with the terms of this Agreement, divided by (ii) the total Merger Consideration payable by the Purchaser to all Company Stockholders in accordance with the terms of this Agreement.

“Purchaser Class A Common Stock” means the shares of Class A common stock, par value $0.0001 per share, of the Purchaser, along with any equity securities paid as dividends or distributions after the Closing with respect to such shares or into which such shares are exchanged or converted after the Closing.

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“Purchaser Class B Common Stock” means the shares of Class B common stock, par value $0.0001 per share, of the Purchaser.

“Purchaser Common Stock” means the shares of Purchaser Class A Common Stock and Purchaser Class B Common Stock, collectively.

“Purchaser Confidential Information” means all confidential or proprietary documents and information concerning the Purchaser or any of its Representatives; provided, however, that Purchaser Confidential Information shall not include any information which, (i) at the time of disclosure by the Company, the Seller Representative or any of their respective Representatives, is generally available publicly and was not disclosed in breach of this Agreement or (ii) at the time of the disclosure by the Purchaser or its Representatives to the Company, the Seller Representative or any of their respective Representatives, was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such Purchaser Confidential Information. For the avoidance of doubt, from and after the Closing, Purchaser Confidential Information will include the confidential or proprietary information of the Target Companies.

“Purchaser Expenses” means all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financial advisors, financing sources, experts and consultants to a Purchaser hereto or any of its Affiliates) incurred by Purchaser or on its behalf in connection with or related to the authorization, preparation, negotiation, execution or performance of this Agreement or any Ancillary Document related hereto and all other matters related to the consummation of this Agreement, including any and all deferred expenses (including fees or commissions payable to the underwriters and any legal fees) of the IPO upon consummation of a Business Combination, any Extension Expenses, and any expenses relating to Hart-Scott-Rodino Act, SEC and Nasdaq filing fees relating to this Transaction.

“Purchaser Preferred Stock” means the shares of preferred stock, par value $0.0001 per share, of the Purchaser.

“Purchaser Private Warrant” means one (1) whole warrant entitling the holder thereof to purchase one (1) share of Purchaser Class A Common Stock at a purchase price of $11.50 per share.

“Purchaser Public Units” means the units issued in the IPO (including overallotment units acquired by Purchaser’s underwriter) consisting of one (1) share of Purchaser Class A Common Stock and one-half (1/2) of one (1) Purchaser Public Warrant.

“Purchaser Public Warrant” means one (1) whole warrant, of which one-half (1/2) of one (1) was included as part of each Purchaser Public Unit, entitling the holder thereof to purchase one (1) share of Purchaser Class A Common Stock at a purchase price of $11.50 per share.

“Purchaser Securities” means the Purchaser Public Units, the Purchaser Common Stock, the Purchaser Preferred Stock and the Purchaser Warrants, collectively.

“Purchaser Warrants” means Purchaser Private Warrants and Purchaser Public Warrants, collectively.

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“Redemption Price” means an amount equal to the price at which each share of Purchaser Common Stock is redeemed or converted pursuant to the Redemption (as equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and the like after the Closing).

“Reference Time” means the close of business of the Company on the Closing Date (but without giving effect to the transactions contemplated by this Agreement, including any payments by Purchaser hereunder to occur at the Closing, but treating any obligations in respect of Indebtedness, Transaction Expenses or other liabilities that are contingent upon the consummation of the Closing as currently due and owing without contingency as of the Reference Time).

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, or leaching into the indoor or outdoor environment, or into or out of any property.

“Remedial Action” means all actions to (i) clean up, remove, treat, or in any other way address any Hazardous Material, (ii) prevent the Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care, or (iv) correct a condition of noncompliance with Environmental Laws.

“Representatives” means, as to any Person, such Person’s Affiliates and the respective managers, directors, officers, employees, independent contractors, consultants, advisors (including financial advisors, counsel and accountants), agents and other legal representatives of such Person or its Affiliates.

“SEC” means the U.S. Securities and Exchange Commission (or any successor Governmental Authority).

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Company Holder” means Poseidon Bio, LLC, a Delaware limited liability company, and Dr. Chirinjeev Kathuria.

“Software” means any computer software programs, including all source code, object code, and documentation related thereto and all software modules, tools and databases.

“SOX” means the U.S. Sarbanes-Oxley Act of 2002, as amended.

“Sponsor” means AESTHER HEALTHCARE SPONSOR, LLC, a Delaware limited liability company, it its capacity as sponsor of the Purchaser.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons will be allocated a majority of partnership, association or other business entity gains or losses or will be or control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity. A Subsidiary of a Person will also include any variable interest entity which is consolidated with such Person under applicable accounting rules.

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“Target Company” means each of the Company and its direct and indirect Subsidiaries.

“Target Company Transaction Expenses” means $6,000,000.

“Target Net Debt” means $1,000,000.

“Target Net Working Capital Amount” means an amount equal to $0.00.

“Tax Return” means any return, declaration, report, claim for refund, information return or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes or the administration of any Laws or administrative requirements relating to any Taxes.

“Taxes” means (a) all direct or indirect federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, social security and related contributions due in relation to the payment of compensation to employees, excise, severance, stamp, occupation, premium, property, windfall profits, alternative minimum, estimated, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (b) any Liability for payment of amounts described in clause (a) whether as a result of being a member of an affiliated, consolidated, combined or unitary group for any period or otherwise through operation of law and (c) any Liability for the payment of amounts described in clauses (a) or (b) as a result of any tax sharing, tax group, tax indemnity or tax allocation agreement with, or any other express or implied agreement to indemnify, any other Person.

“Trade Secrets” means any trade secrets, confidential business information, concepts, ideas, designs, research or development information, processes, procedures, techniques, technical information, specifications, operating and maintenance manuals, engineering drawings, methods, know-how, data, mask works, discoveries, inventions, modifications, extensions, improvements, and other proprietary rights (whether or not patentable or subject to copyright, trademark, or trade secret protection).

“Trademarks” means any trademarks, service marks, trade dress, trade names, brand names, internet domain names, designs, logos, or corporate names (including, in each case, the goodwill associated therewith), whether registered or unregistered, and all registrations and applications for registration and renewal thereof.

“Trading Day” means any day on which shares of Purchaser Common Stock are actually traded on the principal securities exchange or securities market on which the Purchaser Common Stock are then traded.

“Trust Account” means the trust account established by Purchaser with the proceeds from the IPO pursuant to the Trust Agreement in accordance with the IPO Prospectus.

“Trust Agreement” means that certain Investment Management Trust Agreement, effective as of September 14, 2021 as it may be amended, by and between the Purchaser and the Trustee, as well as any other agreements entered into related to or governing the Trust Account.

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“Trustee” means Continental Stock Transfer & Trust Company, in its capacity as trustee under the Trust Agreement.

“VWAP” means, for any security as of any date(s), the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average), subject to adjustment based on availability.

10.2 Section References. The following capitalized terms, as used in this Agreement, have the respective meanings given to them in the Section as set forth below adjacent to such terms:

Term	Section	Term	Section
AAA Procedures	9.4	Company IP	4.13(d)
Accounts Receivable	4.7(f)	Company IP Licenses	4.13(a)
Acquisition Proposal	5.6(a)	Company Material Contracts	4.12(a)
Act	Recitals	Company Permits	4.10
		Company Personal Property Leases	4.16
Agreement	Preamble	Company Real Property Leases	4.15
Alternative Transaction	5.6(a)	Company Registered IP	4.13(a)
Amended Purchaser Charter	1.7	Company Special Meeting	5.13
Antitrust Laws	5.9(b)	Conversion Ratio	1.8
Audited Company Financials	4.7(a)	D&O Indemnified Persons	5.18(a)
Business Combination	8.1	D&O Tail Insurance	5.18(b)
Certificate of Merger	1.2	DCGL	Recitals
CFO	1.13	Dispute	9.4
Closing	2.1	Dissenting Shares	1.16
Closing Date	2.1	Dissenting Stockholder	1.16
Closing Filing	5.14(b)	Earnout Period	1.18(a)
Closing Press Release	5.14(b)	Earnout Shares	1.18(a)
Closing Statement	1.13	Earnout Share Payments	1.18(a)
Company	Preamble
Company Benefit Plan	4.19(a)	Effective Time	1.2
Company Certificates	1.11(a)
Company Directors	5.17(a)	Enforceability Exceptions	3.2
Company Disclosure Schedules	Article IV	Environmental Permits	4.20(a)
Company Financials	4.7(a)
Exchange Agent	1.11(a)	Purchaser Material Contract	3.13(a)
Expenses	7.3	Purchaser Representative	Preamble
Extension	5.3(a)	Purchaser Representative Documents	9.14(a)
Extension Expenses	5.3(a)(iv)	Purchaser Stockholder Approval Matters	5.12(a)
Federal Securities Laws	5.7	Purchaser Special Meeting	5.12(a)
First Earnout Share Payment	1.18(a)	Redemption	5.12(a)
First Share Price Target	1.18(a)	Registration Statement	5.12(a)
		Related Person	4.21
		Released Claims	8.1
Interim Balance Sheet Date	4.7(a)
Interim Period	5.1(a)	Required Company Stockholder Approval	6.1(b)
Letter of Transmittal	1.11(a)	Required Purchaser Stockholder Approval	6.1(a)
Lock-Up Agreement	Recitals	Resolution Period	9.4
Lost Certificate Affidavit	1.11(d)	SEC Reports	3.6(a)
Merger	Recitals	Second Earnout Share Payment	1.18(a)
Merger Consideration	1.8(a)	Second Share Price Target	1.18(a)
Merger Sub	Preamble	Section 409A Plan	4.19(k)
		Seller Representative	Preamble
		Seller Representative Documents	9.15(a)
OFAC	3.19(c)	Signing Filing	5.14(b)
Off-the-Shelf Software	4.13(a)	Signing Press Release	5.14(b)
Outbound IP License	4.13(c)	Specified Courts	9.5
Outside Date	7.1(b)	Surviving Corporation	1.1
Party(ies)	Preamble	Termination Fee	7.3
Backstop Agreement	5.20	Third Earnout Share Payment	1.18(a)
Post-Closing Purchaser Board	5.17(a)	Third Share Price Target	1.18(a)
Proxy Statement	5.12(a)	Top Customers	4.24
Public Certifications	3.6(a)	Top Suppliers	4.24
Public Stockholders	8.1	Transmittal Documents	1.11(b)
Purchaser	Preamble
Purchaser Directors	5.17(a)
Purchaser Disclosure Schedules	Article III
Purchaser Financials	3.6(b)

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76

IN WITNESS WHEREOF, each Party has caused this Agreement and Plan of Merger to be signed and delivered as of the date first written above.

The Purchaser:

/s/ Aesther Healthcare Acquisition Corp
Aesther Healthcare Acquisition Corp

The Purchaser Representative:

/s/ Aesther Healthcare Sponsor, LLC
Aesther Healthcare Sponsor, LLC

Merger Sub:

/s/ AHAC Merger Sub Inc.
AHAC Merger Sub Inc.

The Company:

/s/ Ocean Biomedical, Inc.
Ocean Biomedical, Inc.

The Seller Representative:

/s/ Dr. Chirinjeev Kathuria
Dr. Chirinjeev Kathuria

[Signature Page to Merger Agreement]

Annex B

The Third Amended and Restated Certificate of Incorporation of Aesther Healthcare Acquisition Corp

[to be provided by amendment]

Annex C

2022 Equity Incentive Plan

[to be provided by amendment]

Annex D

Employee Stock Purchase Plan

[to be provided by amendment]

Annex E

August 30, 2022

Board of Directors

Aesther Healthcare Acquisition Corp.

515 Madison Avenue, 8th Floor

New York, NY 10022

c/o Mr. Suren Ajjarapu

Chairman/CEO

Dear Mr. Ajjarapu:

The Mentor Group, Inc., (“TMG,” “we,” “our”) has been retained by Aesther Healthcare Acquisition Corp. (“AHAC”) to provide independent valuation services in connection with the determination of the value of Ocean Biomedical, Inc. and its subsidiaries (collectively, “Ocean Biomedical,” the “Company”; and, AHAC and the Company are a “Party” and together the “Parties”). AHAC has submitted a non-binding letter of intent (the “Proposal”) to consummate a business combination transaction (the “Transaction”) involving the Parties. We understand that AHAC will form an acquisition subsidiary that would merge with and into the Company, with the Company continuing as a wholly owned subsidiary of AHAC. Stockholders of the Company would become stockholders of AHAC as the new publicly traded parent company. The name of the new publicly traded holding company will be changed to reflect the new combined parent company upon consummation of the Transaction (with a corresponding change to the ticker symbol).

Ocean Biomedical, Inc. is a biopharmaceutical company that seeks to bridge the “bench-to-bedside” gap between medical research discoveries and patient solutions. The Company leverages its relationships with research universities and medical centers to license their inventions and technologies with the goal of developing them into products that address diseases with significant unmet medical needs. The Company’s workforce is comprised of accomplished scientists, business professionals and entrepreneurs that bring together the interdisciplinary expertise and resources required to develop and commercialize a diverse portfolio of assets.

The Company is organized around a licensing and subsidiary structure that enables if to create mutual value for the Company and potential licensing partners. The Company employs this structure, combined with the networks of its leadership team, to opportunistically build a continuous pipeline of promising product innovations through its existing and potential future relationships with research institutions. The Company’s goal is to optimize value creation for each of its product candidates. The Company continuously assesses the best pathway for each as it progresses through the preclinical and clinical development process — including through internal advancement, partnerships with established companies and spin-outs or initial public offerings, or IPOs — in order to benefit patients through the commercialization of these products. The Company’s current active assets are licensed directly or indirectly from Brown University, Stanford University and Rhode Island Hospital. Our scientific co-founders, Dr. Jack A. Elias and Dr. Jonathan Kurtis, are both affiliated with Brown University and with Rhode Island Hospital.

The Mentor Group	1

Aesther Healthcare Sponsor, LLC (the “Sponsor”) will arrange for the deposit of the amounts necessary to extend the time to complete a business combination by depositing the amounts into trust. Sponsor will be entitled to receive the funds back and/or warrants or shares of Class A Common Stock as may be provided for in the operative agreements or as approved by the stockholders of AHAC. In addition, the Company agrees that it shall transfer 500,000 of the Transaction Shares (see below) to Sponsor.

The “Transaction Consideration” shall be based on a pre-Transaction equity value of the Company of $240 million (“Equity Value”), which would be subject to adjustments to reduction in purchase price for debt, debt-like items, transaction expenses or reductions in working capital. The total consideration provided to or for the benefit of the Company’s equity holders will be assumed by AHAC and converted into the right to acquire capital stock of AHAC and be included in the calculation of the total consideration, as applicable, in the Transaction, which will be delivered by the issuance of a number of newly issued shares of Class A Common Stock of AHAC valued at $10.00 per share. This is equal to the quotient obtained by dividing (A) Equity Value of the Company, by (B) $10.00 (the “Transaction Shares”) (i.e., 24 million Class A Common Stock). All Transaction Shares will be registered on a Form S-4 registration statement.

The “Equity Value,” net of adjustments, shall be the aggregate maximum purchase price (the “Purchase Price”), payable as follows:

(a)	Closing Stock. 100% of the Purchase Price shall be payable in 24 million shares of Class A Common Stock at the time of the business combination.

(b)	Earn Out. The aggregate earn out payments made within the three (3) year period following the Closing in accordance with the following earn out structure:

○	From the Transaction closing through thirty-six months thereafter, if the stock price is at or above $15.00 for 20 days over any 30-day period following the Closing: A grant of 5 million common shares worth up to $75,000,000 shall be made to the Insiders. In addition, the Sponsor will be entitled to a grant of 1 million common shares upon the grant being made to the Insiders.

○	From the Transaction closing through thirty-six months thereafter, if the stock Price is at or above $17.50 for 20 days over any 30-day period following the Closing: A grant of 7 million common shares worth up to $122,500,000 shall be made to the Insiders. In addition, the Sponsor will be entitled to a grant of 1 million common shares upon the grant being made to the Insiders.

○	From the Transaction closing through thirty-six months thereafter, if the stock Price is at or above $20.00 for 20 days over any 30-day period following the Closing: A grant of seven million common shares, worth up to $140,000,000 shall be made to the Insiders. In addition, the Sponsor will be entitled to a grant of 1 million common shares upon the grant being made to the Insiders.

The Mentor Group	2

AHAC currently holds approximately $107 million in cash in a trust account. AHAC’s existing stockholders may elect to redeem their AHAC shares for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the AHAC trust account (including pro-rata interest earned on the funds held in the trust account). Consummation of the Transaction would be subject to the unilateral condition, in favor of the Company, that AHAC holds at least $10 million in cash in AHAC’s trust account at the Closing (the “Remaining Cash”) after satisfying its redemption obligations to its public stockholders, but before payment of any deferred underwriting fees or transaction expenses of either Party (the “Maximum Redemption Condition”).

The Board of Directors of AHAC (the “Board”) has requested that TMG provide an opinion (the “Opinion”) to the Board as to whether, as of the date hereof, the Transaction Consideration paid in the Transaction is fair, from a financial point of view, to the public stockholders of AHAC. TMG understands that the Transaction is for all outstanding interests of the Company.

The Opinion is directed only to the Board of Directors of AHAC and addresses only the fairness of the Transaction from a financial point of view. It does not address the underlying business decision to proceed with the Transaction and does not constitute a recommendation to any stakeholders as individuals or as a class. The Opinion is based on TMG’s analyses which contain estimates and valuation ranges that are not necessarily indicative of actual values or predictive of future results or values.

The Opinion shall be used only by the Board in evaluating the Transaction. It is not to be used, circulated, quoted or otherwise referred to (either in its entirety or through excepts or summaries) for any other purposes, unless (1) it is to be filed with or referred to in any registration statement, proxy statement or any other document filed with the Securities and Exchange Commission, and it is included in full and you have received TMG’s prior written consent with respect to all of the references to it and/or the opinion included in any such registration statement, proxy statement or any other document filed with the Securities and Exchange Commission or (2) it is to be introduced into evidence or referred to in any litigation pertaining to matters relating to the Transaction and covered in the opinion; provided, however, that notwithstanding the foregoing, the Board shall provide, upon request, a copy of the opinion or a summary of it (and TMG shall have the right to review and approve any such summary, such approval shall not be unreasonably withheld, conditioned or delayed) to (i) the Board and (ii) any shareholders as determined from time to time by the Board.

AHAC will give TMG written notice at least three business days in advance of such use in any litigation or it (or the summary) being provided to any shareholder. The opinion will be provided to the Board for its evaluation and analysis of the Transaction at or prior to the time the Parties will execute definitive transaction documents. TMG is not required to update our opinion as of a later date, anything to the contrary contained herein notwithstanding.

The Mentor Group	3

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1)	Reviewed a draft of the Proposal dated August 17, 2022;

2)	reviewed the August 2022 Ocean Biomedical Company Overview;

3)	reviewed Ocean Biomedical Financial Model Overview dated May 24, 2021;

4)	reviewed Amendment No. 7 to Form S-1, the Registration Statement for Ocean Biomedical, Inc. filed with the SEC on April 8, 2022;

5)	reviewed 1 KPMG Ocean Biomedical Equity Story & Commercial Opportunity Assessment dated June 2020;

6)	reviewed 2 KPMG Project Ocean Commercial Opportunity Assessment dated June 2020;

7)	reviewed 3 KPMG Ocean Biopharma Detailed Revenue Forecasts dated June 2020;

8)	reviewed 4 KPMG Ocean Biomedical Inc. Calculation Report dated June 9, 2020;

9)	reviewed KPM Ocean Biomedical, Inc. Valuation of the Profits Interest Unit dated February 22, 2021;

10)	spoke with certain members of the management of AHAC regarding the business, operations, financial condition and prospects of the Company, the Transaction and related matters;

11)	compared the financial and operating performance of the Company with that of other public companies that we deemed to be relevant;

12)	considered publicly available financial terms of certain transactions that we deemed to be relevant; and,

13)	conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material or other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material, and other information. In addition, management of AHAC has advised us, and we have assumed that the Company forecasts reviewed by us have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of Company management as to the future financial results and condition of the Company and the other matters covered thereby. We express no opinion with respect to such projections or the assumptions on which they are based. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading.

We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Proposal identified in item 1 above and all other related documents and instruments that are referred to therein are true and correct, (b) each party to the Proposal and other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Transaction will be satisfied without waiver thereof, and (d) the Transaction will be consummated in a timely manner in accordance with the terms described in the Proposal and other related documents and instruments. We have relied upon and assumed, without independent verification, that (i) the Transaction will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Transaction or the Company that would be material to our analyses or this Opinion.

The Mentor Group	4

Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company or any other party, nor were we provided with any such appraisal or evaluation. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject.

We have not been requested to, and did not, advise the Board or any other party with respect to alternatives to the Transaction. This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof.

This Opinion is furnished for the use of the Board (in its capacity as such) in connection with its evaluation of the Transaction and may not be used for any other purpose without our prior written consent. This Opinion is not intended to be, and does not constitute, a recommendation to the Board, any security holder or any other party as to how to act or vote with respect to any matter relating to, or whether to tender shares in connection with, the Transaction or otherwise.

The material in this Opinion may not be reprinted in whole or in part without the prior express written consent of TMG. The Board of Directors of AHAC alone contracted for and are the intended beneficiary of this Opinion. This Opinion may not be relied upon by any other person or entity without TMG’s prior express written consent. Any use which any third party makes of the Opinion, or any reliance on it, or decision to be made based upon it, are the responsibilities of that party. This Opinion is subject to the attached Statement of Assumptions and Limited Conditions.

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The Mentor Group	5

Valuation Methodology

In estimating the Total Enterprise Value (“TEV”) of the Company, we relied on the results from the following methods:

1.	Discounted Cash Flow Method. The Discounted Cash Flow (“DCF”) method estimates the future debt-free cash flows that the business is expected to generate. These future cash flows are converted to their present value equivalents using an estimated discount rate (or required rate of return). The required rate of return is based on an after-tax weighted average cost of capital (“WACC”), which incorporates an after-tax required rate of return to equity, debt, and a blend of both, based on assuming a reasonable capital structure.

2.	Guideline Public Company Method. Under the Guideline Public Company Method, value is estimated by comparing a subject company to similar companies with publicly traded ownership interests. The Guideline Public Companies (“GPCs”) are selected based on comparability to a subject company, and valuation multiples are calculated and applied to a subject company’s operating data.

3.	Guideline Merged & Acquired Company Method. This method is also part of the Market Approach. This method is similar to the Guideline Public Company method, but the valuation data comes from mergers and acquisitions. Value derived is predicated on the valuation multiples of transactions involving companies with similar characteristics.

Discounted Cash Flow Method

Selection of an Appropriate Discount Rate

The discount rate provides the hypothetical buyer or investor with the rate of return necessary in the marketplace to attract the capital of the willing financial buyer; the rate of return must also be one that is acceptable to the willing seller. The level of return acceptable to individual buyers and the price driven by that rate which is acceptable to individual sellers vary among specific sellers and buyers.

Schedule 12 presents the development of the Company’s Weighted Average Cost of Capital (“WACC”). The pre-tax Cost of Debt is Moody’s Bond Yield Average for Baa Rated Corporate Securities as of August 19, 2022. The interest rate was tax affected by 26.5 percent, the effective blended Federal and Rhode Island state tax rate (Schedule 22), to yield an estimated 3.8 percent Cost of Debt.

To calculate the Cost of Equity, we applied the Capital Asset Pricing Model (“CAPM”). The assumptions applied in the model include the following:

●	risk free rate of 3.44 percent (yield of 20-year constant maturity U.S. Treasury bonds on the Valuation Date);

●	relevered beta of 0.98 for public companies in the biopharmaceutical research industry;

●	equity risk premia of 7.46 percent;

●	size premium of 3.3 percent; and,

●	Company specific premium of 2.0 percent.

The Mentor Group	6

The result yielded a Cost of Equity of 16.1 percent. After the Cost of Debt and Cost of Equity were determined, these values were weighted using the capital structure with the minimum debt level of the comparable public companies, to yield a WACC of 16.0 percent.

Four Discounted Cash Flow analyses were performed, as shown in Schedules 2 through 5. Two of the scenarios represent the “Base” case and the other two represent the “Downside” case, as will be explained below. Schedules 2 through 5 reference the forecast cash flows for each of the three product categories (oncology, pulmonary and infectious diseases) in Schedules 6 through 11, which represent the Base case and Downside case for each of the three product categories.

The Company, working in collaboration with KPMG, prepared projected revenue and expenses for fiscal years 2022 – 2040. The revenue models were built using a variety of secondary research sources, underpinned by primary research with key opinion leaders and payers:1

Malaria / Vaccines

Professor of Infectious Diseases / Travel Clinician, Major University School of Medicine

Former Vaccine Policy Advisor, WHO/GAVI/HHS

Malaria Researcher, Major University

Infectious Disease Specialist, Major University

Pediatric Infectious Disease Specialist, Major University

IPF / HPS

Professor of Genetic Medicine, Major University

Professor of Medicine at Major Hospital

Lung Disease Specialist, Major University

HPS Clinician, US Academic Medical Center

Professor-Microbiology / Immunology, Major University

Interstitial Lung Disease Specialist, Major University

NSCLC

Medical Oncologist, Major Cancer center

Professor of Medicine, Major University

Oncologist, Translational Scientist, Major Cancer Center

Medical Oncologist, Major University

Glioblastoma

Clinical Neurologist, Major University

Attending Physician, Neuro-oncology, Major Hospital

Clinical neuro-oncologist, Major Cancer Center

Director, Neurosurgery, Major University Hospital

Payers

Chief Formulary & Procurement Officer, Major PBM

VP, Pharma Strategy & Contracting, Major PBM

Former National Pharmaceutical Contracting Leader, Major Health Insurance Provider

13 KPMG Ocean Biopharma Detailed Revenue Forecasts dated June 2020.

The Mentor Group	7

Sr. Director, Pharma Strategy & contracting, Major Health Insurance Provider

Principal Pharmacist, Major Health Insurance Provider

Former VP, Strategic Product Development, Major Insurance Provider

Secondary Research

AHIP

CDC

Datamonitor

Decision Resources Group

EvaluatePharma

GAVI Website

Informa

Orphanet

Pepperdine University

Pharmacoeconomics

PubMed

UN Data Booklet

World Economic Forum

World Health Organization

Within the three product categories, the specific products for which individual forecasts were prepared are as follows:

Oncology

1)	NSCLC Anti-Chi3la Monotherapy

2)	NSCLC Anti-Chi3la Biospecific

3)	Anti-Chi3l-GBM-IV

Pulmonary

1)	Anti-Chit1 - IPF

2)	Anti-Chit1 - HPS

Infectious Diseases

1)	PfGARP Vaccine for Malaria Prophylaxis

2)	PfGARP Vaccine for Malaria Therapy

The Company’s forecast expenses include cost of goods sold, sales and promotion expenses, and research and development expenses. The Company assumed net working capital of 35 percent of revenue, which was applied to after tax operating profit to obtain free cash flow. Lastly, the Company and KPMG, utilizing information from Informa’s Pharmapremia database, calculated the probability of technical and regulatory success (“PTRS”)2 which was applied to the free cash flow to determine a final adjusted free cash flow for each product family for the two cases, Base and Downside.

2 Ibid.

The Mentor Group	8

The product family-level cash flows in Schedules 6 through 11 were aggregated into the four DCFs of Schedules 2 through 5. For each of the two cases we assumed two scenarios, one with a terminal value for the cash flows after the discrete forecast period, and the other without a terminal value. The discounted stream of future free cash flows and the discounted terminal values reflect the current estimates of the values of the Company’s current and forecast operations. The free cash flows were discounted at a capitalization rate calculated as the Company’s WACC (16.0 percent), less an estimated terminal growth rate. The capitalization rate is applied to the debt-free net cash flows in each of the discrete forecast periods and to the terminal period in the two scenarios in which we assumed a terminal period. We performed a sensitivity analysis of the WACC with no terminal growth in Schedules 2 and 4, and a sensitivity analysis of WACC with terminal growth in Schedules 3 and 5. The Terminal Value for the two terminal growth scenarios was determined using the Gordan Growth Method, assuming a terminal growth rate of 1%.

We added the sum of the discounted discrete period cash flows to the present value of the terminal value (in two of the scenarios), to determine the Total Enterprise Value of the Company, using the Discounted Cash Flow Method for both a Base Case (High Value) and a Downside Case (Low Value); see Schedule 1.

Guideline Public Company Method

We selected the same nine companies that we used in our determination of the WACC plus one additional company as our Guideline Public Companies, which are described in Schedule 13, with a financial overview of the companies in Schedule 14. We note from Schedule 14 that none of the companies is profitable, and only four of the companies are generating revenue. We further reviewed the Consensus estimates for the companies (Schedule 16), and note that only one of the companies (Omega Therapeutics, Inc.) is forecast to generate revenue similar to that of Ocean Biomedical by 2025. We were, therefore, unable to calculate meaningful multiples of revenue and profitability to which to apply to the forecast revenue and profitability of Ocean Biomedical.

Guideline Merged & Acquired Company Method

We selected twenty-one transactions of companies in the same industry as and similar to Ocean Biomedical, Inc. In Schedule 17 is a list of the acquiror and acquired companies, as well as certain financial information regarding each acquired company and transaction. We selected target companies with revenue from $33 million up to $397 million. Only target company revenue was available for transactions sourced from CapitalIQ, while multiples of EBITDA, EBIT, and NI for only a few selected transactions was available.

For transactions sourced from BV Resources’ Dealstats, we adjusted Market Value of Invested Capital (“MVIC”) to Enterprise Value by subtracting cash and cash equivalents from MVIC. We then calculated transaction multiples directly from the target company financial information provided. We kept only positive multiples for our analysis.

As the Base Case for the Company shows that the Company does not turn EBITDA positive until 2028, it was not meaningful to look at profitability multiples to apply to the Company’s financials. Instead, we focused on revenue multiples, given that the Company has substantial revenue starting in 2027 that is within the upper range of the revenue of our twenty-one transacted companies. We used regression analysis by regressing implied enterprise value on revenues (Schedule 18) and on revenue transaction multiples (Schedule 19) to determine if there was a strong relationship between implied enterprise value and revenue. Based on the R-squared value for the two analyses we determined that there was no such relationship.

To determine a range of enterprise value for the Company based upon industry transactions, we multiplied the estimated 2028 revenue for the two cases, Base and Downside, by the minimum and third quartile revenue multiple of the transacted companies, respectively. We then discounted the results to present value by multiplying by the present value factor for 2018 that we determined previously in our discounted cash flow analyses. Page 2 of Schedule 17 shows the range of value for the Company that we determined using the Market Approach.

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The Mentor Group	9

Summary Conclusion

In Schedule 1, we summarize the results of our analyses for a determination of the range of Total Enterprise Value for the Company using both the Income and Market Approaches.

Based on the foregoing, and in reliance thereon, it is TMG’s opinion that the Transaction is fair from a financial point of view to the public stockholders of AHAC as of the date hereof.

Respectfully submitted,

THE MENTOR GROUP, INC.

The Mentor Group	10

Statement of Limiting Factors and Assumptions

The analyses and opinions concluded by The Mentor Group, Inc. (hereinafter referred to as “TMG”) and set forth in this financial valuation report are subject to the following assumptions and limiting conditions:

We have no present or contemplated material interest in the business or assets that are the subject of this report. We have no personal interest or bias with respect to the subject matter of this report or the parties involved. In accordance with recognized professional ethics, the professional fee for this service is not contingent upon TMG’s conclusion of value, and neither TMG nor any of its employees has a present or intended financial interest in the Company.

To the best of our knowledge and belief, the statements of fact contained in this report, upon which the analyses, opinions, and conclusions expressed herein are based, are true and correct.

For all initial valuations of business enterprises, TMG has made a personal visit to the premises of the business and conducted interviews with management or management’s representatives. If the business valuation represents an update of a previously conducted valuation, or the business has no on-going operations or is a start-up venture, we may not have made a personal visit to the premises of the business.

The fee for this engagement is not contingent upon the values reported. The opinion of value expressed herein is valid only for the stated purpose and only as of the date of the report.

No investigation of legal fee or title to the business or its assets has been made and the ownership claim to the business and its assets is assumed valid. No consideration has been given to liens or encumbrances which may be in place against the business or assets, except as specifically stated in this report.

The Mentor Group, Inc. is not specifically identified as a tax advisor under IRS Circular 230. Under these standards, written advice may not be relied upon for the purpose of avoiding accuracy-related penalties or reportable transaction understatement penalties, unless the advice satisfies a variety of requirements. Nothing contained in any written product issued by TMG has been prepared, nor may be relied upon, for the purpose of avoiding tax penalties that may be imposed.

This letter and the conclusions arrived at herein are for the exclusive use of the Company. Furthermore, the letter and conclusions are not intended by the author, and should not be construed by the reader, to be investment advice in any manner whatsoever. The conclusions reached herein represent the considered opinion of TMG based upon information furnished to it by the Company and other sources. The extent to which the conclusions and valuations arrived at herein should be relied upon, they should be governed and weighted accordingly.

All value conclusions are presented as the considered opinion of TMG based on the facts noted within this report. We assume no responsibility for changes in values or market condition nor for the inability of the owner to locate a purchaser at the estimated value. The value conclusions derived were for the specific purpose set forth herein and may be invalid if used for any other purpose. This is not a fairness or solvency opinion and may not be used out of the context as presented herein nor used to solicit potential buyers.

Client agrees to preserve the confidential format and content of our reports. Our reports and the TMG name are not to be used in whole or in part outside your organization, without our prior written approval, except for review by your auditors, legal counsel, advisors, financial institution (if the purpose of our appraisal is financing), and by representatives of taxing authorities. We will likewise preserve the confidential nature of information received from you, or developed during this engagement, in accordance with our established professional standards. Client agrees that TMG does not, either by entering into this contract or by performing the services rendered, assume, abridge, abrogate or undertake to discharge any duty of Client to any other person. Unless otherwise stated in writing, TMG may reference the work performed for Client in general public announcements.

All financial statements and other pertinent data relating to the income and expense attributed to the entity have been provided either by management or its representatives and accepted without further verification, except as may be noted in the report. Therefore, to the extent that such information may be found at a later date to have been inaccurate or misrepresented, we cannot accept liability for the consequences such inaccuracy or misrepresentation may have on our value conclusion or the use of our conclusion in actions taken by our client.

While we accept as correct the information furnished to us by others, no guarantee is expressed or implied herein for the validity of such information, whether in written or oral form. We accept as correct the information furnished us by others. Providers of the information warrant the following:

1.	The above referenced information does not contain any untrue statements of material fact, or omit a material fact which makes the information misleading;

2.	The financial statements and other financial information provided to TMG fairly present in all material respects the financial condition, results of operations and cash flow of Client; and

3.	TMG was made aware of all known factors which could significantly affect an independent third-party financial analysis of Client.

In addition, we assume that the information supplied by management and others represented a good faith effort to describe the business or assets. We further assume that, unless indicated otherwise, there is no intention of selling control of or liquidating any material asset other than in the normal and ordinary course of business.

Neither all nor any part of the contents of this report shall be conveyed to the public through advertising, public relations, news, sales, or other media, without the written consent and approval of TMG.

We assume that the terms of any leases currently in effect will not be altered by any lessor contending that the new financial structure triggers a material change in the financial condition of the Company, unless and to the extent that these assertions are specifically disclosed. We assume there are no hidden or unexpected conditions of either the real or personal property utilized by the business enterprise which would materially and adversely affect value.

We express no opinion as to: a) the tax consequences of any transaction which may result; b) the effect of the tax consequences of any net value received or to be received as a result of a transaction; and, c) the possible impact on the market price resulting from any need to effect a transaction to pay taxes; and, d) the viability or legality of any transaction for which our valuation may be utilized.

No opinion is expressed for matters that require legal or specialized expertise, investigation, or knowledge beyond that customarily employed by appraisers. Therefore, this report does not address issues of law, engineering, code conformance, toxic contamination or discharge, the potential presence of hazardous substances, etc., unless specifically identified in the body of the report.

Unless express written notice of noncompliance is delivered and brought to the attention of TMG, we assume that the Company is in compliance with all laws and regulations of any government or agency significant and relevant to its operations.

TMG has no responsibility to update the opinions stated herein for events and circumstances occurring after the date of this letter. Any additional consultation, attendance during any hearings or depositions, testimony, or additional research required in reference to the present engagement beyond the opinions expressed herein, as of the date of this letter, are subject to specific written arrangements between the parties.

The analyses and market value estimate may, in part, be based on estimates and assumptions which are inherently subject to uncertainty and variation, depending on evolving events. However, some assumptions inevitably will not materialize, and unanticipated events and circumstances may occur; therefore, actual results achieved during the period covered by our analyses may vary from our estimates, and the variations may be material.

This report may contain prospective financial estimates or opinions that represent TMG’s expectations at a particular point in time, but such information, estimates or opinions are not offered as predictions or as assurances that a particular level of income or profit will be achieved, that events will occur, or that a particular price will be offered or accepted.

Any value estimates provided in the report apply to the overall business enterprise, and any proration of the total into fractional interests will invalidate the value estimate, unless such proration or division of interests has been set forth in the report.

No consideration has been given in this appraisal to the underlying market value of the real and personal property, such as furniture, fixtures, machinery and equipment located on the premises, unless otherwise identified in this report.

TMG assumes no responsibility for economic or physical factors which may affect the opinions herein stated which may occur at some date after the date of this appraisal report. Forecasts of future events which influence the valuation process are predicated on the continuation of historical and current trends in the market, as identified in the report.

TMG reserves the right to make such adjustments to the analyses, opinions and conclusions set forth in this report as may be required by consideration of additional data or more reliable data that may become available.

We assume no responsibility for any financial reporting judgements which are appropriately those of management. Management accepts the responsibility for any related financial reporting with respect to the assets or properties encompassed by this appraisal.

All appraisal services, pursuant to this report, shall be deemed to be contracted for and rendered in the county of TMG office contracted to perform the services, and any arbitration or judicial proceedings shall take place in that county.

With regard to any intangible assets (patents, trademarks, service marks, trade names, copyrights, trade secrets, etc.), either valued separately and distinctly from the business or which may contribute to the value of the business enterprise but not be separately valued as a part of this valuation engagement, TMG expresses no opinion regarding nor shall it have any responsibility in connection with, any of the following matters:

a.	verifying the ownership of the property;

b.	determining whether the owner of such property has granted to other parties any licenses, options or security interests therein, or made any commitment to license or assign rights in such property; or whether such property has liens or other encumbrances against it;

c.	the validity or enforceability of any patent, copyright registration or trademark (or service mark) registration;

d.	whether property identified as a trade secret is, in fact, a legally enforceable trade secret, and the scope of protection afforded;

e.	the scope of patent claims; that is, the range and types of products or processes covered by any patent;

f.	whether the inventor(s) identified in any patent is(are) the true inventor(s), and whether all inventors have been named;

g.	the scope of rights in trademarks, service marks or trade names;

h.	the correct authorship of any copyrighted works;

I.	whether there has been litigation relating to such intangible assets and the results of any adjudication or settlement of such litigation, particularly with respect to issues of validity, enforceability and scope of protection afforded.

TMG has not been involved in the financial planning, the structuring of the ownership entity(s), and/or the tax and accounting issues related to any Federal Gift and/or Estate Tax Planning Strategy. Furthermore, we have provided no legal advice and we take no responsibility for the legal interpretation of California Partnership Law, or the Laws of any other state impacting the entity(s) valued herein. In addition, if any adjustments have been made for the lack of control or the lack of marketability in the appraisal, then that segment of our analysis is not in compliance with the Uniform Standards of Professional Appraisal Practice (“USPAP”), in that USPAP does not specifically reference any methodology for valuing minority interests in Partnerships, Corporations, LLCs, etc. or undivided fractional interests held directly in real estate.

The liability of TMG and its employees and associates is limited to the client only and to the amount of the fee actually received by TMG. There is no accountability, obligation, or liability to any third party. If the appraisal report or any part thereof is disseminated to anyone other than the client, the client shall make such party or parties aware of all limiting conditions and assumptions affecting the appraisal assignment. Neither the appraisers nor TMG is in any way responsible for any costs incurred to discover or correct any physical, financial, and/or legal deficiencies of any type present in the subject property. In the case of limited partnerships or syndication offerings or stock offerings in real estate, the client agrees that in the event of a lawsuit brought by a lender, a partner or part owner in any form of ownership, a tenant or any other party, the client will indemnify and hold the appraiser(s) and TMG completely harmless in such action with respect to any and all awards or settlements of any type, such as fines, penalties, or financial losses resulting from actions taken by tax authorities, including but not limited to the Internal Revenue Service, when such fines, penalties, or losses are not due to fraud or gross negligence on the part of TMG.

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Schedules

Summary of Valuation Approaches	Schedule 1
DCF Method - Downside Case with No Terminal Growth	Schedule 2
DCF Method - Downside Case with Terminal Growth	Schedule 3
DCF Method - Base Case with No Terminal Growth	Schedule 4
DCF Method - Base Case with Terminal Growth	Schedule 5
Historical and Project Income - Oncology (Base Case)	Schedule 6
Historical and Project Income - Oncology (Downside Case)	Schedule 7
Historical and Project Income - Pulmonary (Base Case)	Schedule 8
Historical and Project Income - Pulmonary (Downside Case)	Schedule 9
Historical and Project Income - Infectious Diseases (Base Case)	Schedule 10
Historical and Project Income - Infectious Diseases (Downside Case)	Schedule 11
Weighted Average Cost of Capital - CAPM	Schedule 12
Guideline Public Company Business Descriptions	Schedule 13
Guideline Public Company Data Financial Overview	Schedule 14
Guideline Public Company Balance Sheets	Schedule 15
Guideline Public Company Consensus Estimates	Schedule 16
Guideline Merged & Acquired Company Method	Schedule 17
Guideline Merged & Acquired Company Method - Linear Regression on Revenue	Schedule 18
Guideline Merged & Acquired Company Method - Linear Regression on Revenue Multiple	Schedule 19
Historical Balance Sheets	Schedule 20
Historical Income Statements	Schedule 21
Tax Rate Determination	Schedule 22

Aesther Healthcare SPAC

Valuation of Ocean Biomedical Inc.

Schedule 1

Summary of Valuation Approaches

Page 1 of 1

As of August 19, 2022

($000)

	Reference	Low Value	High Value
Total Enterprise Value			
Income Approach			
DCF Method - Downside Case with No Terminal Growth	*Schedule 2*	$335,605	
DCF Method - Downside Case with Terminal Growth	*Schedule 3*	$381,506	
DCF Method - Base Case with No Terminal Growth	*Schedule 4*		$1,267,921
DCF Method - Base Case with Terminal Growth	*Schedule 5*		$1,890,492
Total Enterprise Value Range (Rounded)		**$359,000**	**$1,579,000**
Market Approach			
Guideline Merged & Acquired Company Method - Downside Case	*Schedule 17*	$1,022,705	
Guideline Merged & Acquired Company Method - Base Case	*Schedule 17*		$4,083,667
Total Enterprise Value Range (Rounded)		**$1,023,000**	**$4,084,000**

Notes to Schedule

The exhibits are for internal use only and have been compiled on the basis of the information and assumptions in the attached report and exhibits.

(1) Total Enmterprise Value (TEV) = Equity + Total Interest-Bearing Debt (ST and LT) - (Cash and Cash Equivalents)

Aesther Healthcare SPAC

Valuation of Ocean Biomedical Inc.

DCF Method - Downside Case with No Terminal Growth

As of August 19, 2022

Schedule 2

Page 1 of 1

($000)

	Historical Financials FYE 12/31/21	Projected Financials Partial Year 12/31/22	FYE 12/31/23	FYE 12/31/24	FYE 12/31/25	FYE 12/31/26	FYE 12/31/27	FYE 12/31/28	FYE 12/31/29	FYE 12/31/30
Revenue										
Oncology								$556,000	$962,000	$1,994,000
Pulmonary							$5,000	161,000	372,000	640,000
Infectious Disease							76,000	242,000	425,000	541,000
Total Revenue							81,000	959,000	1,759,000	3,175,000
EBITDA										
Oncology	($24,000)	($29,000)	($36,000)	($30,000)	($30,000)	($72,000)	(111,000)	322,000	425,000	1,438,000
Pulmonary	(18,000)	(28,000)	(32,000)	(35,000)	(64,000)	(104,000)	(142,000)	(136,000)	119,000	449,000
Infectious Disease	(20,000)	(20,000)	(27,000)	(26,000)	(111,000)	(114,000)	(48,000)	(78,000)	254,000	323,000
Total EBITDA	(62,000)	(77,000)	(95,000)	(91,000)	(205,000)	(290,000)	(301,000)	108,000	798,000	2,210,000
After-Tax Operating Profit (Net Income)										
Oncology		(29,000)	(36,000)	(30,000)	(30,000)	(72,000)	(111,000)	228,455	298,860	1,056,930
Pulmonary		(28,000)	(32,000)	(35,000)	(64,000)	(104,000)	(142,000)	(149,515)	87,465	330,015
Infectious Disease		(20,000)	(27,000)	(26,000)	(111,000)	(114,000)	(48,000)	(78,000)	186,690	237,405
Total Net Income		(77,000)	(95,000)	(91,000)	(205,000)	(290,000)	(301,000)	940	573,015	1,624,350
Free Cash Flow										
Oncology		(29,000)	(36,000)	(30,000)	(30,000)	(72,000)	(111,000)	33,455	156,860	694,930
Pulmonary		(28,000)	(32,000)	(35,000)	(64,000)	(104,000)	(144,000)	(203,515)	13,465	236,015
Infectious Disease		(20,000)	(27,000)	(26,000)	(111,000)	(114,000)	(75,000)	(136,000)	121,690	197,405
Total Free Cash Flow Cash Flow		(77,000)	(95,000)	(91,000)	(205,000)	(290,000)	(330,000)	(306,060)	$292,015	$1,128,350
Adjusted Free Cash Flow										
Oncology		(24,628)	(27,000)	(8,916)	(8,916)	(14,632)	(19,271)	2,292	12,367	68,473
Pulmonary		(26,812)	(30,400)	(30,025)	(47,792)	(74,952)	(60,210)	(33,173)	2,195	38,470
Infectious Disease		(18,500)	(17,385)	(12,846)	(25,158)	(23,712)	(12,345)	(20,264)	18,132	29,413
Total Adjusted Free Cash Flow		(69,940)	(74,785)	(51,787)	(81,866)	(113,296)	(91,826)	(51,145)	$32,694	$136,356
Terminal Value [5]										
Partial Year Adjustment to First Projection Year Debt-free Cash Flow		37%								
Present Value Period		0.18	0.87	1.87	2.87	3.87	4.87	5.87	6.87	7.87
Present Value Factor[6]		0.973	0.879	0.758	0.653	0.563	0.486	0.419	0.361	0.311
Present Value of Debt-free Cash Flow		**(68,060.3)**	**(65,753.9)**	**(39,252.7)**	**(53,492.7)**	**(63,818.6)**	**(44,590.3)**	**(21,410.0)**	**$11,798.4**	**$42,420.6**

	FYE 12/31/31	FYE 12/31/32	FYE 12/31/33	FYE 12/31/34	FYE 12/31/35	FYE 12/31/36	FYE 12/31/37	FYE 12/31/38	FYE 12/31/39	FYE 12/31/40
Revenue										
Oncology	$2,988,000	$3,952,000	$4,861,000	$5,580,000	$6,716,000	$7,892,000	$8,922,000	$9,464,000	$9,895,000	$10,259,000
Pulmonary	910,000	1,154,000	1,405,000	1,660,000	1,484,000	1,353,000	1,153,000	945,000	732,000	511,000
Infectious Disease	611,000	704,000	742,000	739,000	642,000	540,000	545,000	550,000	562,000	574,000
Total Revenue	4,509,000	5,810,000	7,008,000	7,979,000	8,842,000	9,785,000	10,620,000	10,959,000	11,189,000	11,344,000
EBITDA										
Oncology	2,088,000	2,982,000	3,667,000	4,210,000	5,066,000	5,955,000	6,731,000	7,140,000	7,466,000	7,739,000
Pulmonary	639,000	810,000	986,000	1,166,000	1,042,000	951,000	810,000	663,000	513,000	359,000
Infectious Disease	365,000	422,000	448,000	446,000	388,000	326,000	328,000	333,000	340,000	346,000
Total EBITDA	3,092,000	4,214,000	5,101,000	5,822,000	6,496,000	7,232,000	7,869,000	8,136,000	8,319,000	8,444,000
After-Tax Operating Profit (Net Income)										
Oncology	1,530,175	2,191,770	2,695,245	3,094,350	3,723,510	4,376,925	4,947,285	5,247,900	5,487,510	5,688,165
Pulmonary	469,665	595,350	724,710	857,010	765,870	698,985	595,350	487,305	377,055	263,865
Infectious Disease	268,275	310,170	329,280	327,810	285,180	239,610	241,080	244,755	249,900	254,310
Total Net Income	2,268,115	3,097,290	3,749,235	4,279,170	4,774,560	5,315,520	5,783,715	5,979,960	6,114,465	6,206,340
Free Cash Flow										
Oncology	1,181,175	1,853,770	2,377,245	2,842,350	3,325,510	3,965,925	4,586,285	5,057,900	5,336,510	5,562,165
Pulmonary	374,665	510,350	636,710	768,010	826,870	744,985	666,350	560,305	452,055	341,865
Infectious Disease	243,275	277,170	315,280	328,810	319,180	275,610	239,080	242,755	245,900	250,310
Total Free Cash Flow Cash Flow	$1,799,115	$2,641,290	$3,329,235	$3,939,170	$4,471,560	$4,986,520	$5,491,715	$5,860,960	$6,034,465	$6,154,340
Adjusted Free Cash Flow										
Oncology	119,374	177,461	226,503	269,598	314,311	374,423	433,735	480,912	509,884	533,539
Pulmonary	61,070	83,187	103,784	125,186	134,780	121,433	108,615	91,330	73,685	55,724
Infectious Disease	36,248	41,298	46,977	48,993	47,558	41,066	35,623	36,170	36,639	37,296
Total Adjusted Free Cash Flow	$216,693	$301,947	$377,264	$443,776	$496,648	$536,921	$577,973	$608,413	$620,208	$626,560
Terminal Value [5]										
Partial Year Adjustment to First Projection Year Debt-free Cash Flow										
Present Value Period	8.87	9.87	10.87	11.87	12.87	13.87	14.87	15.87	16.87	17.87
Present Value Factor[6]	0.268	0.231	0.199	0.172	0.148	0.128	0.110	0.095	0.082	0.071
Present Value of Debt-free Cash Flow	**$58,114.9**	**$69,809.6**	**$75,192.1**	**$76,248.8**	**$73,563.1**	**$68,558.9**	**$63,621.3**	**$57,734.5**	**$50,736.0**	**$44,185.9**

Perpetuity Growth Method	
Sum of Present Value of Debt-free Cash Flow in Projection Period	$335,605
Plus: Present Value of Terminal Value	-
Total Enterprise Value (TEV)	**$335,605**

Total Enterprise Value (TEV) Discount Rate Sensitivity Table

		TIC
Discount Rate	15.0%	$408,082
	16.0%	335,605
	17.0%	272,148
	18.0%	216,536
	19.0%	167,756

Notes to Schedule

We have not compiled, reviewed or audited the accompanying financial statements; and, accordingly, we express no opinion (and there is no opinion) or any other form of assurance on them. The prospective financial information included with this report is based on information and assumptions provided by Company's management. We have not compiled, examined or applied agreed-upon procedures to the financial information in accordance with standards established by the AICPA or any other standard-setter and therefore we do not express an opinion or any other form of assurance on it. You should note that there will usually be differences between prospective and actual results, because events and circumstances ordinarily do not occur as expected, and those differences may be material.

Aesther Healthcare SPAC

Valuation of Ocean Biomedical Inc.

DCF Method - Downside Case with Terminal Growth

As of August 19, 2022

Schedule 3
Page 1 of 1
($000)

	Historical Financials	Projected Financials					
	FYE 12/31/21	Partial Year 12/31/22	FYE 12/31/23	FYE 12/31/24	FYE 12/31/25	FYE 12/31/26	FYE 12/31/27
Revenue							
Oncology							
Pulmonary							$5,000
Infectious Disease							76,000
Total Revenue							81,000
EBITDA							
Oncology	($24,000)	($29,000)	($36,000)	($30,000)	($30,000)	($72,000)	(111,000)
Pulmonary	(18,000)	(28,000)	(32,000)	(35,000)	(64,000)	(104,000)	(142,000)
Infectious Disease	(20,000)	(20,000)	(27,000)	(26,000)	(111,000)	(114,000)	(48,000)
Total EBITDA	(62,000)	(77,000)	(95,000)	(91,000)	(205,000)	(290,000)	(301,000)
After-Tax Operating Profit (Net Income)							
Oncology		(29,000)	(36,000)	(30,000)	(30,000)	(72,000)	(111,000)
Pulmonary		(28,000)	(32,000)	(35,000)	(64,000)	(104,000)	(142,000)
Infectious Disease		(20,000)	(27,000)	(26,000)	(111,000)	(114,000)	(48,000)
Total Net Income		(77,000)	(95,000)	(91,000)	(205,000)	(290,000)	(301,000)
Free Cash Flow							
Oncology		(29,000)	(36,000)	(30,000)	(30,000)	(72,000)	(111,000)
Pulmonary		(28,000)	(32,000)	(35,000)	(64,000)	(104,000)	(144,000)
Infectious Disease		(20,000)	(27,000)	(26,000)	(111,000)	(114,000)	(75,000)
Total Free Cash Flow Cash Flow		(77,000)	(95,000)	(91,000)	(205,000)	(290,000)	(330,000)
Adjusted Free Cash Flow							
Oncology		(24,628)	(27,000)	(8,916)	(8,916)	(14,632)	(19,271)
Pulmonary		(26,812)	(30,400)	(30,025)	(47,792)	(74,952)	(60,210)
Infectious Disease		(18,500)	(17,385)	(12,846)	(25,158)	(23,712)	(12,345)
Total Adjusted Free Cash Flow		(69,940)	(74,785)	(51,787)	(81,866)	(113,296)	(91,826)
Terminal Value [5]							
Partial Year Adjustment to First Projection Year Debt-free Cash Flow		37%					
Present Value Period		0.18	0.87	1.87	2.87	3.87	4.87
Present Value Factor[6]		0.973	0.879	0.758	0.653	0.563	0.486
Present Value of Debt-free Cash Flow		**(68,060.3)**	**(65,753.9)**	**(39,252.7)**	**(53,492.7)**	**(63,818.6)**	**(44,590.3)**

	FYE 12/31/28	FYE 12/31/29	FYE 12/31/30	FYE 12/31/31	FYE 12/31/32	FYE 12/31/33	FYE 12/31/34	FYE 12/31/35	FYE 12/31/36	FYE 12/31/37	FYE 12/31/38	FYE 12/31/39	FYE 12/31/40	Terminal Year
Revenue														
Oncology	$556,000	$962,000	$1,994,000	$2,988,000	$3,952,000	$4,861,000	$5,580,000	$6,716,000	$7,892,000	$8,922,000	$9,464,000	$9,895,000	$10,259,000	
Pulmonary	161,000	372,000	640,000	910,000	1,154,000	1,405,000	1,660,000	1,484,000	1,353,000	1,153,000	945,000	732,000	511,000	
Infectious Disease	242,000	425,000	541,000	611,000	704,000	742,000	739,000	642,000	540,000	545,000	550,000	562,000	574,000	
Total Revenue	959,000	1,759,000	3,175,000	4,509,000	5,810,000	7,008,000	7,979,000	8,842,000	9,785,000	10,620,000	10,959,000	11,189,000	11,344,000	11,457,440
EBITDA														
Oncology	322,000	425,000	1,438,000	2,088,000	2,982,000	3,667,000	4,210,000	5,066,000	5,955,000	6,731,000	7,140,000	7,466,000	7,739,000	
Pulmonary	(136,000)	119,000	449,000	639,000	810,000	986,000	1,166,000	1,042,000	951,000	810,000	663,000	513,000	359,000	
Infectious Disease	(78,000)	254,000	323,000	365,000	422,000	448,000	446,000	388,000	326,000	328,000	333,000	340,000	346,000	
Total EBITDA	108,000	798,000	2,210,000	3,092,000	4,214,000	5,101,000	5,822,000	6,496,000	7,232,000	7,869,000	8,136,000	8,319,000	8,444,000	8,528,440
After-Tax Operating Profit (Net Income)														
Oncology	228,455	298,860	1,056,930	1,530,175	2,191,770	2,695,245	3,094,350	3,723,510	4,376,925	4,947,285	5,247,900	5,487,510	5,688,165	
Pulmonary	(149,515)	87,465	330,015	469,665	595,350	724,710	857,010	765,870	698,985	595,350	487,305	377,055	263,865	
Infectious Disease	(78,000)	186,690	237,405	268,275	310,170	329,280	327,810	285,180	239,610	241,080	244,755	249,900	254,310	
Total Net Income	940	573,015	1,624,350	2,268,115	3,097,290	3,749,235	4,279,170	4,774,560	5,315,520	5,783,715	5,979,960	6,114,465	6,206,340	6,268,403
Free Cash Flow														
Oncology	33,455	156,860	694,930	1,181,175	1,853,770	2,377,245	2,842,350	3,325,510	3,965,925	4,586,285	5,057,900	5,336,510	5,562,165	
Pulmonary	(203,515)	13,465	236,015	374,665	510,350	636,710	768,010	826,870	744,985	666,350	560,305	452,055	341,865	-
Infectious Disease	(136,000)	121,690	197,405	243,275	277,170	315,280	328,810	319,180	275,610	239,080	242,755	245,900	250,310	-
Total Free Cash Flow Cash Flow	(306,060)	$292,015	$1,128,350	$1,799,115	$2,641,290	$3,329,235	$3,939,170	$4,471,560	$4,986,520	$5,491,715	$5,860,960	$6,034,465	$6,154,340	$6,228,699
Adjusted Free Cash Flow														
Oncology	2,292	12,367	68,473	119,374	177,461	226,503	269,598	314,311	374,423	433,735	480,912	509,884	533,539	
Pulmonary	(33,173)	2,195	38,470	61,070	83,187	103,784	125,186	134,780	121,433	108,615	91,330	73,685	55,724	
Infectious Disease	(20,264)	18,132	29,413	36,248	41,298	46,977	48,993	47,558	41,066	35,623	36,170	36,639	37,296	
Total Adjusted Free Cash Flow	(51,145)	$32,694	$136,356	$216,693	$301,947	$377,264	$443,776	$496,648	$536,921	$577,973	$608,413	$620,208	$626,560	$650,878
Terminal Value [5]														$4,339,188
Partial Year Adjustment to First Projection Year Debt-free Cash Flow														
Present Value Period	5.87	6.87	7.87	8.87	9.87	10.87	11.87	12.87	13.87	14.87	15.87	16.87	17.87	17.87
Present Value Factor[6]	0.419	0.361	0.311	0.268	0.231	0.199	0.172	0.148	0.128	0.110	0.095	0.082	0.071	0.071
Present Value of Debt-free Cash Flow	**(21,410.0)**	**$11,798.4**	**$42,420.6**	**$58,114.9**	**$69,809.6**	**$75,192.1**	**$76,248.8**	**$73,563.1**	**$68,558.9**	**$63,621.3**	**$57,734.5**	**$50,736.0**	**$44,185.9**	**$45,900.9**

Perpetuity Growth Method

Sum of Present Value of Debt-free Cash Flow in Projection Period	$335,605
Plus: Present Value of Terminal Value	45,901
Total Enterprise Value (TEV)	**$381,506**

Total Enterprise Value (TEV) Sensitivity Table - Perpetuity Method

		Long-Term Growth Rate		
	$381,506	0.0%	1.0%	2.0%
Discount Rate	15.0%	461,470	461,662	461,854
	16.0%	381,342	381,506	381,671
	17.0%	311,381	311,523	311,664
	18.0%	250,234	250,356	250,477
	19.0%	196,738	196,843	196,947

Notes to Schedule

We have not compiled, reviewed or audited the accompanying financial statements; and, accordingly, we express no opinion (and there is no opinion) or any other form of assurance on them. The prospective financial information included with this report is based on information and assumptions provided by Company's management. We have not compiled, examined or applied agreed-upon procedures to the financial information in accordance with standards established by the AICPA or any other standard-setter and therefore we do not express an opinion or any other form of assurance on it. You should note that there will usually be differences between prospective and actual results, because events and circumstances ordinarily do not occur as expected, and those differences may be material.

Aesther Healthcare SPAC

Valuation of Ocean Biomedical Inc.

DCF Method - Base Case with No Terminal Growth

As of August 19, 2022

Schedule 4
Page 1 of 1

($000)

	Historical Financials	Projected Financials					
	FYE 12/31/21	Partial Year 12/31/22	FYE 12/31/23	FYE 12/31/24	FYE 12/31/25	FYE 12/31/26	FYE 12/31/27
Revenue							
Oncology							
Pulmonary							$7,000
Infectious Disease							369,000
Total Revenue							376,000
EBITDA							
Oncology	($24,000)	($29,000)	($36,000)	($30,000)	($30,000)	($72,000)	(111,000)
Pulmonary	(18,000)	(28,000)	(32,000)	(35,000)	(64,000)	(104,000)	(140,000)
Infectious Disease	(20,000)	(20,000)	(27,000)	(26,000)	(111,000)	(114,000)	154,000
Total EBITDA	(62,000)	(77,000)	(95,000)	(91,000)	(205,000)	(290,000)	(97,000)
After-Tax Operating Profit (Net Income)							
Oncology		(29,000)	(36,000)	(30,000)	(30,000)	(72,000)	(111,000)
Pulmonary		(28,000)	(32,000)	(35,000)	(64,000)	(104,000)	(140,000)
Infectious Disease		(20,000)	(27,000)	(26,000)	(111,000)	(114,000)	113,190
Total Net Income		(77,000)	(95,000)	(91,000)	(205,000)	(290,000)	(137,810)
Free Cash Flow							
Oncology		(29,000)	(36,000)	(30,000)	(30,000)	(72,000)	(111,000)
Pulmonary		(28,000)	(32,000)	(35,000)	(64,000)	(104,000)	(142,000)
Infectious Disease		(20,000)	(27,000)	(26,000)	(111,000)	(114,000)	(15,810)
Total Free Cash Flow Cash Flow		(77,000)	(95,000)	(91,000)	(205,000)	(290,000)	(268,810)
Adjusted Free Cash Flow							
Oncology		(24,628)	(27,000)	(8,916)	(8,916)	(14,632)	(19,271)
Pulmonary		(26,812)	(30,400)	(30,025)	(47,792)	(74,952)	(59,274)
Infectious Disease		(18,500)	(17,385)	(12,846)	(25,158)	(23,712)	(2,648)
Total Adjusted Free Cash Flow		(69,940)	(74,785)	(51,787)	(81,866)	(113,296)	(81,193)
Terminal Value [5]							
Partial Year Adjustment to First Projection Year Debt-free Cash Flow		37%					
Present Value Period		0.18	0.87	1.87	2.87	3.87	4.87
Present Value Factor [6]		0.973	0.879	0.758	0.653	0.563	0.486
Present Value of Debt-free Cash Flow		**(68,060.3)**	**(65,753.9)**	**(39,252.7)**	**(53,492.7)**	**(63,818.6)**	**(39,426.9)**

	FYE 12/31/28	FYE 12/31/29	FYE 12/31/30	FYE 12/31/31	FYE 12/31/32	FYE 12/31/33	FYE 12/31/34	FYE 12/31/35	FYE 12/31/36	FYE 12/31/37	FYE 12/31/38	FYE 12/31/39	FYE 12/31/40
Revenue													
Oncology	$825,000	$1,443,000	$3,056,000	$4,648,000	$6,228,000	$7,761,000	$9,021,000	$10,974,000	$13,040,000	$14,862,000	$15,896,000	$16,782,000	$17,571,000
Pulmonary	299,000	703,000	1,223,000	1,758,000	2,252,000	2,770,000	3,307,000	3,028,000	2,844,000	2,510,000	2,156,000	1,784,000	1,391,000
Infectious Disease	1,334,000	2,127,000	2,668,000	3,050,000	3,421,000	3,520,000	3,469,000	3,252,000	3,077,000	3,024,000	2,981,000	3,057,000	3,136,000
Total Revenue	2,458,000	4,273,000	6,947,000	9,456,000	11,901,000	14,051,000	15,797,000	17,254,000	18,961,000	20,396,000	21,033,000	21,623,000	22,098,000
EBITDA													
Oncology	564,000	859,000	2,251,000	3,366,000	4,700,000	5,851,000	6,805,000	8,280,000	9,838,000	11,213,000	11,993,000	12,662,000	13,257,000
Pulmonary	(18,000)	398,000	859,000	1,235,000	1,581,000	1,944,000	2,322,000	2,126,000	1,996,000	1,762,000	1,514,000	1,252,000	976,000
Infectious Disease	674,000	1,247,000	1,567,000	1,790,000	2,015,000	2,083,000	2,056,000	1,931,000	1,830,000	13,269,000	1,772,000	1,818,000	1,865,000
Total EBITDA	1,220,000	2,504,000	4,677,000	6,391,000	8,296,000	9,878,000	11,183,000	12,337,000	13,664,000	26,244,000	15,279,000	15,732,000	16,098,000
After-Tax Operating Profit (Net Income)													
Oncology	406,325	617,850	1,654,485	2,474,010	3,454,500	4,300,485	5,001,675	6,085,800	7,230,930	8,241,555	8,814,855	9,306,570	9,743,895
Pulmonary	(61,460)	292,530	631,365	907,725	1,162,035	1,428,840	1,706,670	1,562,610	1,467,060	1,295,070	1,112,790	920,220	717,360
Infectious Disease	495,390	916,545	1,151,745	1,315,650	1,481,025	1,531,005	1,511,160	1,419,285	1,345,050	9,752,715	1,302,420	1,336,230	1,370,775
Total Net Income	840,255	1,826,925	3,437,595	4,697,385	6,097,560	7,260,330	8,219,505	9,067,695	10,043,040	19,289,340	11,230,065	11,563,020	11,832,030
Free Cash Flow													
Oncology	117,325	400,850	1,090,485	1,917,010	2,901,500	3,765,485	4,558,675	5,401,800	6,507,930	7,603,555	8,453,855	8,996,570	9,467,895
Pulmonary	(163,460)	150,530	449,365	720,725	989,035	1,247,840	1,518,670	1,660,610	1,531,060	1,412,070	1,235,790	1,050,220	854,360
Infectious Disease	157,390	639,545	961,745	1,181,650	1,352,025	1,496,005	1,529,160	1,495,285	1,406,050	9,770,715	1,318,420	1,309,230	1,342,775
Total Free Cash Flow Cash Flow	$111,255	$1,190,925	$2,501,595	$3,819,385	$5,242,560	$6,509,330	$7,606,505	$8,557,695	$9,445,040	$18,786,340	$11,008,065	$11,356,020	$11,665,030
Adjusted Free Cash Flow													
Oncology	11,770	36,522	107,928	188,077	275,662	355,725	428,328	505,480	608,243	712,062	796,867	853,036	902,058
Pulmonary	(26,644)	24,536	73,246	117,478	161,213	203,398	247,543	270,679	249,563	230,167	201,434	171,186	139,261
Infectious Disease	23,451	95,292	143,300	176,066	201,452	222,905	227,845	222,797	209,501	1,455,837	196,445	195,075	200,073
Total Adjusted Free Cash Flow	$8,577	$156,351	$324,474	$481,621	$638,327	$782,028	$903,716	$998,957	$1,067,307	$2,398,066	$1,194,746	$1,219,297	$1,241,393
Terminal Value [5]													
Partial Year Adjustment to First Projection Year Debt-free Cash Flow													
Present Value Period	5.87	6.87	7.87	8.87	9.87	10.87	11.87	12.87	13.87	14.87	15.87	16.87	17.87
Present Value Factor [6]	0.419	0.361	0.311	0.268	0.231	0.199	0.172	0.148	0.128	0.110	0.095	0.082	0.071
Present Value of Debt-free Cash Flow	**$3,590.4**	**$56,423.4**	**$100,944.3**	**$129,166.1**	**$147,580.2**	**$155,865.3**	**$155,274.8**	**$147,964.6**	**$136,283.2**	**$263,971.1**	**$113,373.8**	**$99,744.4**	**$87,544.8**

Perpetuity Growth Method	
Sum of Present Value of Debt-free Cash Flow in Projection Period	**$1,267,921**
Total Enterprise Value (TEV)	**$1,267,921**

Total Enterprise Value (TEV) Discount Rate Sensitivity Table

		TIC
Discount Rate	14.0%	1,648,389
	16.0%	1,267,921
	18.0%	972,644
	20.0%	742,181
	22.0%	561,352

Notes to Schedule

We have not compiled, reviewed or audited the accompanying financial statements; and, accordingly, we express no opinion (and there is no opinion) or any other form of assurance on them. The prospective financial information included with this report is based on information and assumptions provided by Company's management. We have not compiled, examined or applied agreed-upon procedures to the financial information in accordance with standards established by the AICPA or any other standard-setter and therefore we do not express an opinion or any other form of assurance on it. You should note that there will usually be differences between prospective and actual results, because events and circumstances ordinarily do not occur as expected, and those differences may be material.

Aesther Healthcare SPAC

Valuation of Ocean Biomedical Inc.

DCF Method - Base Case with Terminal Growth

As of August 19, 2022

Schedule 5
Page 1 of 1
($000)

	Historical Financials	Projected Financials									
	FYE 12/31/21	Partial Year 12/31/22	FYE 12/31/23	FYE 12/31/24	FYE 12/31/25	FYE 12/31/26	FYE 12/31/27	FYE 12/31/28	FYE 12/31/29	FYE 12/31/30	FYE 12/31/31
Revenue											
Oncology								$825,000	$1,443,000	$3,056,000	$4,648,000
Pulmonary							$7,000	299,000	703,000	1,223,000	1,758,000
Infectious Disease							369,000	1,334,000	2,127,000	2,668,000	3,050,000
Total Revenue							376,000	2,458,000	4,273,000	6,947,000	9,456,000
EBITDA											
Oncology	($24,000)	($29,000)	($36,000)	($30,000)	($30,000)	($72,000)	(111,000)	564,000	859,000	2,251,000	3,366,000
Pulmonary	(18,000)	(28,000)	(32,000)	(35,000)	(64,000)	(104,000)	(140,000)	(18,000)	398,000	859,000	1,235,000
Infectious Disease	(20,000)	(20,000)	(27,000)	(26,000)	(111,000)	(114,000)	154,000	674,000	1,247,000	1,567,000	1,790,000
Total EBITDA	(62,000)	(77,000)	(95,000)	(91,000)	(205,000)	(290,000)	(97,000)	1,220,000	2,504,000	4,677,000	6,391,000
After-Tax Operating Profit (Net Income)											
Oncology		(29,000)	(36,000)	(30,000)	(30,000)	(72,000)	(111,000)	406,325	617,850	1,654,485	2,474,010
Pulmonary		(28,000)	(32,000)	(35,000)	(64,000)	(104,000)	(140,000)	(61,460)	292,530	631,365	907,725
Infectious Disease		(20,000)	(27,000)	(26,000)	(111,000)	(114,000)	113,190	495,390	916,545	1,151,745	1,315,650
Total Net Income		(77,000)	(95,000)	(91,000)	(205,000)	(290,000)	(137,810)	840,255	1,826,925	3,437,595	4,697,385
Free Cash Flow											
Oncology		(29,000)	(36,000)	(30,000)	(30,000)	(72,000)	(111,000)	117,325	400,850	1,090,485	1,917,010
Pulmonary		(28,000)	(32,000)	(35,000)	(64,000)	(104,000)	(142,000)	(163,460)	150,530	449,365	720,725
Infectious Disease		(20,000)	(27,000)	(26,000)	(111,000)	(114,000)	(15,810)	157,390	639,545	961,745	1,181,650
Total Free Cash Flow Cash Flow		(77,000)	(95,000)	(91,000)	(205,000)	(290,000)	(268,810)	$111,255	$1,190,925	$2,501,595	$3,819,385
Adjusted Free Cash Flow											
Oncology		(24,628)	(27,000)	(8,916)	(8,916)	(14,632)	(19,271)	11,770	36,522	107,928	188,077
Pulmonary		(26,812)	(30,400)	(30,025)	(47,792)	(74,952)	(59,274)	(26,644)	24,536	73,246	117,478
Infectious Disease		(18,500)	(17,385)	(12,846)	(25,158)	(23,712)	(2,648)	23,451	95,292	143,300	176,066
Total Adjusted Free Cash Flow		(69,940)	(74,785)	(51,787)	(81,866)	(113,296)	(81,193)	$8,577	$156,351	$324,474	$481,621
Terminal Value [5]											
Partial Year Adjustment to First Projection Year Debt-free Cash Flow		37%									
Present Value Period		0.18	0.87	1.87	2.87	3.87	4.87	5.87	6.87	7.87	8.87
Present Value Factor [6]		0.973	0.879	0.758	0.653	0.563	0.486	0.419	0.361	0.311	0.268
Present Value of Debt-free Cash Flow		**(68,060.3)**	**(65,753.9)**	**(39,252.7)**	**(53,492.7)**	**(63,818.6)**	**(39,426.9)**	**$3,590.4**	**$56,423.4**	**$100,944.3**	**$129,166.1**

	Projected Financials									
	FYE 12/31/32	FYE 12/31/33	FYE 12/31/34	FYE 12/31/35	FYE 12/31/36	FYE 12/31/37	FYE 12/31/38	FYE 12/31/39	FYE 12/31/40	Terminal Year
Revenue										
Oncology	$6,228,000	$7,761,000	$9,021,000	$10,974,000	$13,040,000	$14,862,000	$15,896,000	$16,782,000	$17,571,000	
Pulmonary	2,252,000	2,770,000	3,307,000	3,028,000	2,844,000	2,510,000	2,156,000	1,784,000	1,391,000	
Infectious Disease	3,421,000	3,520,000	3,469,000	3,252,000	3,077,000	3,024,000	2,981,000	3,057,000	3,136,000	
Total Revenue	11,901,000	14,051,000	15,797,000	17,254,000	18,961,000	20,396,000	21,033,000	21,623,000	22,098,000	22,318,980
EBITDA										
Oncology	4,700,000	5,851,000	6,805,000	8,280,000	9,838,000	11,213,000	11,993,000	12,662,000	13,257,000	
Pulmonary	1,581,000	1,944,000	2,322,000	2,126,000	1,996,000	1,762,000	1,514,000	1,252,000	976,000	
Infectious Disease	2,015,000	2,083,000	2,056,000	1,931,000	1,830,000	13,269,000	1,772,000	1,818,000	1,865,000	
Total EBITDA	8,296,000	9,878,000	11,183,000	12,337,000	13,664,000	26,244,000	15,279,000	15,732,000	16,098,000	16,258,980
After-Tax Operating Profit (Net Income)										
Oncology	3,454,500	4,300,485	5,001,675	6,085,800	7,230,930	8,241,555	8,814,855	9,306,570	9,743,895	
Pulmonary	1,162,035	1,428,840	1,706,670	1,562,610	1,467,060	1,295,070	1,112,790	920,220	717,360	
Infectious Disease	1,481,025	1,531,005	1,511,160	1,419,285	1,345,050	9,752,715	1,302,420	1,336,230	1,370,775	
Total Net Income	6,097,560	7,260,330	8,219,505	9,067,695	10,043,040	19,289,340	11,230,065	11,563,020	11,832,030	11,950,350
Free Cash Flow										
Oncology	2,901,500	3,765,485	4,558,675	5,401,800	6,507,930	7,603,555	8,453,855	8,996,570	9,467,895	
Pulmonary	989,035	1,247,840	1,518,670	1,660,610	1,531,060	1,412,070	1,235,790	1,050,220	854,360	-
Infectious Disease	1,352,025	1,496,005	1,529,160	1,495,285	1,406,050	9,770,715	1,318,420	1,309,230	1,342,775	-
Total Free Cash Flow Cash Flow	$5,242,560	$6,509,330	$7,606,505	$8,557,695	$9,445,040	$18,786,340	$11,008,065	$11,356,020	$11,665,030	$11,873,007
Adjusted Free Cash Flow										
Oncology	275,662	355,725	428,328	505,480	608,243	712,062	796,867	853,036	902,058	
Pulmonary	161,213	203,398	247,543	270,679	249,563	230,167	201,434	171,186	139,261	
Infectious Disease	201,452	222,905	227,845	222,797	209,501	1,455,837	196,445	195,075	200,073	
Total Adjusted Free Cash Flow	$638,327	$782,028	$903,716	$998,957	$1,067,307	$2,398,066	$1,194,746	$1,219,297	$1,241,393	**$1,324,216**
Terminal Value [5]										**$8,828,104**
Partial Year Adjustment to First Projection Year Debt-free Cash Flow										
Present Value Period	9.87	10.87	11.87	12.87	13.87	14.87	15.87	16.87	17.87	17.87
Present Value Factor [6]	0.231	0.199	0.172	0.148	0.128	0.110	0.095	0.082	0.071	0.071
Present Value of Debt-free Cash Flow	**$147,580.2**	**$155,865.3**	**$155,274.8**	**$147,964.6**	**$136,283.2**	**$263,971.1**	**$113,373.8**	**$99,744.4**	**$87,544.8**	**$622,571**

Perpetuity Growth Method

Sum of Present Value of Debt-free Cash Flow in Projection Period	**$1,267,921**
Plus: Present Value of Terminal Value	622,571
Total Enterprise Value (TEV)	**$1,890,492**

Total Enterprise Value (TEV) Sensitivity Table - Perpetuity Method

		Long-Term Growth Rate		
	$1,890,492	0.0%	1.0%	2.0%
Discount Rate	14.0%	2,555,380	2,628,531	2,713,875
	16.0%	1,849,567	1,890,492	1,937,263
	18.0%	1,353,587	1,377,392	1,404,173
	20.0%	996,095	1,010,385	1,026,262
	22.0%	733,156	741,960	751,645

Notes to Schedule

We have not compiled, reviewed or audited the accompanying financial statements; and, accordingly, we express no opinion (and there is no opinion) or any other form of assurance on them. The prospective financial information included with this report is based on information and assumptions provided by Company's management. We have not compiled, examined or applied agreed-upon procedures to the financial information in accordance with standards established by the AICPA or any other standard-setter and therefore we do not express an opinion or any other form of assurance on it. You should note that there will usually be differences between prospective and actual results, because events and circumstances ordinarily do not occur as expected, and those differences may be material.

Aesther Healthcare SPAC

Schedule 6
Page 1 of 2

Valuation of Ocean Biomedical Inc.

Historical and Project Income - Oncology (Base Case)

As of August 19, 2022

($000)

	Historical Financials [1]	Projected Financials [1]																		
	FYE 12/31/21	FYE 12/31/22	FYE 12/31/23	FYE 12/31/24	FYE 12/31/25	FYE 12/31/26	FYE 12/31/27	FYE 12/31/28	FYE 12/31/29	FYE 12/31/30	FYE 12/31/31	FYE 12/31/32	FYE 12/31/33	FYE 12/31/34	FYE 12/31/35	FYE 12/31/36	FYE 12/31/37	FYE 12/31/38	FYE 12/31/39	FYE 12/31/40
Revenue																				
NSCLC Anti-Chi3l1 Monotherapy								$342,000	$618,000	$1,235,000	$1,886,000	$2,507,000	$2,859,000	$3,061,000	$3,269,000	$3,514,000	$3,786,000	$4,084,000	$4,442,000	$4,855,000
NSCLC Anti-Chi3l1 Bispecific								483,000	825,000	1,640,000	2,386,000	3,136,000	4,092,000	4,908,000	6,395,000	7,939,000	9,470,000	10,308,000	10,921,000	11,399,000
Anti-Chi3l1-GBM-IV										181,000	376,000	585,000	810,000	1,052,000	1,310,000	1,587,000	1,606,000	1,504,000	1,419,000	1,317,000
Total Revenue								**825,000**	**1,443,000**	**3,056,000**	**4,648,000**	**6,228,000**	**7,761,000**	**9,021,000**	**10,974,000**	**13,040,000**	**14,862,000**	**15,896,000**	**16,782,000**	**17,571,000**
EBITDA																				
NSCLC Anti-Chi3l1 Monotherapy	($8,000)	($11,000)	($15,000)	($12,000)	($12,000)	($32,000)	($50,000)	234,000	362,000	932,000	1,423,000	1,892,000	2,152,000	2,309,000	2,466,000	2,651,000	2,856,000	3,081,000	3,351,000	3,663,000
NSCLC Anti-Chi3l1 Bispecific	(8,000)	(11,000)	(15,000)	(12,000)	(12,000)	(32,000)	(50,000)	361,000	548,000	1,237,000	1,800,000	2,366,000	3,087,000	3,702,000	4,825,000	5,989,000	7,144,000	7,776,000	8,239,000	8,600,000
Anti-Chi3l1-GBM-IV	(8,000)	(7,000)	(6,000)	(6,000)	(6,000)	(8,000)	(11,000)	(31,000)	(51,000)	82,000	143,000	442,000	612,000	794,000	989,000	1,198,000	1,213,000	1,136,000	1,072,000	994,000
Total EBITDA	**(24,000)**	**(29,000)**	**(36,000)**	**(30,000)**	**(30,000)**	**(72,000)**	**(111,000)**	**564,000**	**859,000**	**2,251,000**	**3,366,000**	**4,700,000**	**5,851,000**	**6,805,000**	**8,280,000**	**9,838,000**	**11,213,000**	**11,993,000**	**12,662,000**	**13,257,000**
Less: Taxes @ 26.5% [2]																				
After Tax Operating Profit																				
NSCLC Anti-Chi3l1 Monotherapy	(8,000)	(11,000)	(15,000)	(12,000)	(12,000)	(32,000)	(50,000)	171,990	266,070	685,020	1,045,905	1,390,620	1,581,720	1,697,115	1,812,510	1,948,485	2,099,160	2,264,535	2,462,985	2,692,305
NSCLC Anti-Chi3l1 Bispecific	(8,000)	(11,000)	(15,000)	(12,000)	(12,000)	(32,000)	(50,000)	265,335	402,780	909,195	1,323,000	1,739,010	2,268,945	2,720,970	3,546,375	4,401,915	5,250,840	5,715,360	6,055,665	6,321,000
Anti-Chi3l1-GBM-IV	(8,000)	(7,000)	(6,000)	(6,000)	(6,000)	(8,000)	(11,000)	(31,000)	(51,000)	60,270	105,105	324,870	449,820	583,590	726,915	880,530	891,555	834,960	787,920	730,590
Total After Tax Operating Profit (Net Income)	**(24,000)**	**(29,000)**	**(36,000)**	**(30,000)**	**(30,000)**	**(72,000)**	**(111,000)**	**406,325**	**617,850**	**1,654,485**	**2,474,010**	**3,454,500**	**4,300,485**	**5,001,675**	**6,085,800**	**7,230,930**	**8,241,555**	**8,814,855**	**9,306,570**	**9,743,895**
Less: Incremental Net Working Capital																				
NSCLC Anti-Chi3l1 Monotherapy								(120,000)	(97,000)	(216,000)	(228,000)	(218,000)	(121,000)	(73,000)	(73,000)	(86,000)	(95,000)	(104,000)	(125,000)	(145,000)
NSCLC Anti-Chi3l1 Bispecific								(169,000)	(120,000)	(285,000)	(261,000)	(262,000)	(335,000)	(286,000)	(521,000)	(540,000)	(536,000)	(293,000)	(215,000)	(167,000)
Anti-Chi3l1-GBM-IV										(63,000)	(68,000)	(73,000)	(79,000)	(84,000)	(90,000)	(97,000)	(7,000)	36,000	30,000	36,000
Free Cash Flow																				
NSCLC Anti-Chi3l1 Monotherapy	(8,000)	(11,000)	(15,000)	(12,000)	(12,000)	(32,000)	(50,000)	51,990	169,070	469,020	817,905	1,172,620	1,460,720	1,624,115	1,739,510	1,862,485	2,004,160	2,160,535	2,337,985	2,547,305
NSCLC Anti-Chi3l1 Bispecific	(8,000)	(11,000)	(15,000)	(12,000)	(12,000)	(32,000)	(50,000)	96,335	282,780	624,195	1,062,000	1,477,010	1,933,945	2,434,970	3,025,375	3,861,915	4,714,840	5,422,360	5,840,665	6,154,000
Anti-Chi3l1-GBM-IV	(8,000)	(7,000)	(6,000)	(6,000)	(6,000)	(8,000)	(11,000)	(31,000)	(51,000)	(2,730)	37,105	251,870	370,820	499,590	636,915	783,530	884,555	870,960	817,920	766,590
Total Free Cash Flow	**(24,000)**	**(29,000)**	**(36,000)**	**(30,000)**	**(30,000)**	**(72,000)**	**(111,000)**	**117,325**	**400,850**	**1,090,485**	**1,917,010**	**2,901,500**	**3,765,485**	**4,558,675**	**5,401,800**	**6,507,930**	**7,603,555**	**8,453,855**	**8,996,570**	**9,467,895**
Times: Probability Adjustment																				
Anti-Chi3l1-GBM-IV	100.0%	83.5%	75.0%	18.4%	18.4%	18.4%	17.5%	11.3%	9.9%	9.9%	9.9%	9.9%	9.9%	9.9%	9.9%	9.9%	9.9%	9.9%	9.9%	9.9%
NSCLC Anti-Chi3l1 Bispecific	100.0%	83.5%	75.0%	18.4%	18.4%	18.4%	17.5%	11.3%	9.9%	9.9%	9.9%	9.9%	9.9%	9.9%	9.9%	9.9%	9.9%	9.9%	9.9%	9.9%
Anti-Chi3l1-GBM-IV	100.0%	89.4%	75.0%	75.0%	75.0%	35.7%	16.1%	16.1%	16.1%	11.0%	5.3%	5.3%	5.3%	5.3%	5.3%	5.3%	5.3%	5.3%	5.3%	5.3%
Adjusted Free Cash Flow																				
NSCLC Anti-Chi3l1 Monotherapy	(8,000)	(9,185)	(11,250)	(2,208)	(2,208)	(5,888)	(8,750)	5,875	16,738	46,433	80,973	116,089	144,611	160,787	172,211	184,386	198,412	213,893	231,461	252,183
NSCLC Anti-Chi3l1 Bispecific	(8,000)	(9,185)	(11,250)	(2,208)	(2,208)	(5,888)	(8,750)	10,886	27,995	61,795	105,138	146,224	191,461	241,062	299,512	382,330	466,769	536,814	578,226	609,246
Anti-Chi3l1-GBM-IV	(8,000)	(6,258)	(4,500)	(4,500)	(4,500)	(2,856)	(1,771)	(4,991)	(8,211)	(300)	1,967	13,349	19,653	26,478	33,756	41,527	46,881	46,161	43,350	40,629
Total Adjusted Free Cash Flow	**(24,000)**	**(24,628)**	**(27,000)**	**(8,916)**	**(8,916)**	**(14,632)**	**(19,271)**	**11,770**	**36,522**	**107,928**	**188,077**	**275,662**	**355,725**	**428,328**	**505,480**	**608,243**	**712,062**	**796,867**	**853,036**	**902,058**

Notes to Schedule

We have not compiled, reviewed or audited the accompanying financial statements; and, accordingly, we express no opinion (and there is no opinion) or any other form of assurance on them. The prospective financial information included with this report is based on information and assumptions provided by Company's management. We have not compiled, examined or applied agreed-upon procedures to the financial information in accordance with standards established by the AICPA or any other standard-setter and therefore we do not express an opinion or any other form of assurance on it. You should note that there will usually be differences between prospective and actual results, because events and circumstances ordinarily do not occur as expected, and those differences may be material.

(1) From *4 KPMG Ocean Bio_Calculatoin Letter FINAL w Schedules.pdf* , and *Ocean Analyst Day_Financial Model Overview_Final2.pptx* .

(2) See Schedule 22.

Aesther Healthcare SPAC

Valuation of Ocean Biomedical Inc.
Historical & Projected Income Statements - Oncology (Base Case) - Common Size
As of August 19, 2022

Schedule 6
Page 2 of 2

	Historical Financials	Projected Financials																		
	FYE 12/31/21	FYE 12/31/22	FYE 12/31/23	FYE 12/31/24	FYE 12/31/25	FYE 12/31/26	FYE 12/31/27	FYE 12/31/28	FYE 12/31/29	FYE 12/31/30	FYE 12/31/31	FYE 12/31/32	FYE 12/31/33	FYE 12/31/34	FYE 12/31/35	FYE 12/31/36	FYE 12/31/37	FYE 12/31/38	FYE 12/31/39	FYE 12/31/40
Revenue								100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
EBITDA								68.4%	59.5%	73.7%	72.4%	75.5%	75.4%	75.4%	75.5%	75.4%	75.4%	75.4%	75.4%	75.4%
Net Income								49.3%	42.8%	54.1%	53.2%	55.5%	55.4%	55.4%	55.5%	55.5%	55.5%	55.5%	55.5%	55.5%
Adjusted Free Cash Flow								1.4%	2.5%	3.5%	4.0%	4.4%	4.6%	4.7%	4.6%	4.7%	4.8%	5.0%	5.1%	5.1%

Aesther Healthcare SPAC

Schedule 7
Page 1 of 2

Valuation of Ocean Biomedical Inc.

Historical and Project Income - Oncology (Downside Case)

As of August 19, 2022

($000)

	Historical Financials [1]	Projected Financials [1]																		
	FYE 12/31/21	FYE 12/31/22	FYE 12/31/23	FYE 12/31/24	FYE 12/31/25	FYE 12/31/26	FYE 12/31/27	FYE 12/31/28	FYE 12/31/29	FYE 12/31/30	FYE 12/31/31	FYE 12/31/32	FYE 12/31/33	FYE 12/31/34	FYE 12/31/35	FYE 12/31/36	FYE 12/31/37	FYE 12/31/38	FYE 12/31/39	FYE 12/31/40
Revenue																				
NSCLC Anti-Chi3l1 Monotherapy								$231,000	$412,000	$815,000	$1,231,000	$1,620,000	$1,824,000	$1,938,000	$2,048,000	$2,180,000	$2,320,000	$2,474,000	$2,651,000	$2,855,000
NSCLC Anti-Chi3l1 Bispecific								325,000	550,000	1,083,000	1,559,000	2,027,000	2,618,000	3,104,000	4,004,000	4,916,000	5,804,000	6,250,000	6,553,000	6,769,000
Anti-Chi3l1-GBM-IV										96,000	198,000	305,000	419,000	538,000	664,000	796,000	798,000	740,000	691,000	635,000
Total Revenue								**556,000**	**962,000**	**1,994,000**	**2,988,000**	**3,952,000**	**4,861,000**	**5,580,000**	**6,716,000**	**7,892,000**	**8,922,000**	**9,464,000**	**9,895,000**	**10,259,000**
EBITDA																				
NSCLC Anti-Chi3l1 Monotherapy	($8,000)	($11,000)	($15,000)	($12,000)	($12,000)	($32,000)	($50,000)	134,000	176,000	615,000	929,000	1,222,000	1,376,000	1,462,000	1,545,000	1,645,000	1,750,000	1,866,000	2,000,000	2,154,000
NSCLC Anti-Chi3l1 Bispecific	(8,000)	(11,000)	(15,000)	(12,000)	(12,000)	(32,000)	(50,000)	219,000	300,000	817,000	1,176,000	1,529,000	1,975,000	2,342,000	3,020,000	3,709,000	4,379,000	4,715,000	4,944,000	5,106,000
Anti-Chi3l1-GBM-IV	(8,000)	(7,000)	(6,000)	(6,000)	(6,000)	(8,000)	(11,000)	(31,000)	(51,000)	6,000	(17,000)	231,000	316,000	406,000	501,000	601,000	602,000	559,000	522,000	479,000
Total EBITDA	**(24,000)**	**(29,000)**	**(36,000)**	**(30,000)**	**(30,000)**	**(72,000)**	**(111,000)**	**322,000**	**425,000**	**1,438,000**	**2,088,000**	**2,982,000**	**3,667,000**	**4,210,000**	**5,066,000**	**5,955,000**	**6,731,000**	**7,140,000**	**7,466,000**	**7,739,000**
Less: Taxes @ 26.5% [2]																				
After Tax Operating Profit																				
NSCLC Anti-Chi3l1 Monotherapy	(8,000)	(11,000)	(15,000)	(12,000)	(12,000)	(32,000)	(50,000)	98,490	129,360	452,025	682,815	898,170	1,011,360	1,074,570	1,135,575	1,209,075	1,286,250	1,371,510	1,470,000	1,583,190
NSCLC Anti-Chi3l1 Bispecific	(8,000)	(11,000)	(15,000)	(12,000)	(12,000)	(32,000)	(50,000)	160,965	220,500	600,495	864,360	1,123,815	1,451,625	1,721,370	2,219,700	2,726,115	3,218,565	3,465,525	3,633,840	3,752,910
Anti-Chi3l1-GBM-IV	(8,000)	(7,000)	(6,000)	(6,000)	(6,000)	(8,000)	(11,000)	(31,000)	(51,000)	4,410	(17,000)	169,785	232,260	298,410	368,235	441,735	442,470	410,865	383,670	352,065
Total After Tax Operating Profit (Net Income)	**(24,000)**	**(29,000)**	**(36,000)**	**(30,000)**	**(30,000)**	**(72,000)**	**(111,000)**	**228,455**	**298,860**	**1,056,930**	**1,530,175**	**2,191,770**	**2,695,245**	**3,094,350**	**3,723,510**	**4,376,925**	**4,947,285**	**5,247,900**	**5,487,510**	**5,688,165**
Less: Incremental Net Working Capital																				
NSCLC Anti-Chi3l1 Monotherapy								(81,000)	(63,000)	(141,000)	(146,000)	(136,000)	(71,000)	(40,000)	(39,000)	(46,000)	(49,000)	(54,000)	(62,000)	(71,000)
NSCLC Anti-Chi3l1 Bispecific								(114,000)	(79,000)	(187,000)	(167,000)	(164,000)	(207,000)	(170,000)	(315,000)	(319,000)	(311,000)	(156,000)	(106,000)	(75,000)
Anti-Chi3l1-GBM-IV										(34,000)	(36,000)	(38,000)	(40,000)	(42,000)	(44,000)	(46,000)	(1,000)	20,000	17,000	20,000
Free Cash Flow																				
NSCLC Anti-Chi3l1 Monotherapy	(8,000)	(11,000)	(15,000)	(12,000)	(12,000)	(32,000)	(50,000)	17,490	66,360	311,025	536,815	762,170	940,360	1,034,570	1,096,575	1,163,075	1,237,250	1,317,510	1,408,000	1,512,190
NSCLC Anti-Chi3l1 Bispecific	(8,000)	(11,000)	(15,000)	(12,000)	(12,000)	(32,000)	(50,000)	46,965	141,500	413,495	697,360	959,815	1,244,625	1,551,370	1,904,700	2,407,115	2,907,565	3,309,525	3,527,840	3,677,910
Anti-Chi3l1-GBM-IV	(8,000)	(7,000)	(6,000)	(6,000)	(6,000)	(8,000)	(11,000)	(31,000)	(51,000)	(29,590)	(53,000)	131,785	192,260	256,410	324,235	395,735	441,470	430,865	400,670	372,065
Total Free Cash Flow	**(24,000)**	**(29,000)**	**(36,000)**	**(30,000)**	**(30,000)**	**(72,000)**	**(111,000)**	**33,455**	**156,860**	**694,930**	**1,181,175**	**1,853,770**	**2,377,245**	**2,842,350**	**3,325,510**	**3,965,925**	**4,586,285**	**5,057,900**	**5,336,510**	**5,562,165**
Times: Probability Adjustment																				
Anti-Chi3l1-GBM-IV	100.0%	83.5%	75.0%	18.4%	18.4%	18.4%	17.5%	11.3%	9.9%	9.9%	9.9%	9.9%	9.9%	9.9%	9.9%	9.9%	9.9%	9.9%	9.9%	9.9%
NSCLC Anti-Chi3l1 Bispecific	100.0%	83.5%	75.0%	18.4%	18.4%	18.4%	17.5%	11.3%	9.9%	9.9%	9.9%	9.9%	9.9%	9.9%	9.9%	9.9%	9.9%	9.9%	9.9%	9.9%
Anti-Chi3l1-GBM-IV	100.0%	89.4%	75.0%	75.0%	75.0%	35.7%	16.1%	16.1%	16.1%	11.0%	5.3%	5.3%	5.3%	5.3%	5.3%	5.3%	5.3%	5.3%	5.3%	5.3%
Adjusted Free Cash Flow																				
NSCLC Anti-Chi3l1 Monotherapy	(8,000)	(9,185)	(11,250)	(2,208)	(2,208)	(5,888)	(8,750)	1,976	6,570	30,791	53,145	75,455	93,096	102,422	108,561	115,144	122,488	130,433	139,392	149,707
NSCLC Anti-Chi3l1 Bispecific	(8,000)	(9,185)	(11,250)	(2,208)	(2,208)	(5,888)	(8,750)	5,307	14,009	40,936	69,039	95,022	123,218	153,586	188,565	238,304	287,849	327,643	349,256	364,113
Anti-Chi3l1-GBM-IV	(8,000)	(6,258)	(4,500)	(4,500)	(4,500)	(2,856)	(1,771)	(4,991)	(8,211)	(3,255)	(2,809)	6,985	10,190	13,590	17,184	20,974	23,398	22,836	21,236	19,719
Total Adjusted Free Cash Flow	**(24,000)**	**(24,628)**	**(27,000)**	**(8,916)**	**(8,916)**	**(14,632)**	**(19,271)**	**2,292**	**12,367**	**68,473**	**119,374**	**177,461**	**226,503**	**269,598**	**314,311**	**374,423**	**433,735**	**480,912**	**509,884**	**533,539**

Notes to Schedule

We have not compiled, reviewed or audited the accompanying financial statements; and, accordingly, we express no opinion (and there is no opinion) or any other form of assurance on them. The prospective financial information included with this report is based on information and assumptions provided by Company's management. We have not compiled, examined or applied agreed-upon procedures to the financial information in accordance with standards established by the AICPA or any other standard-setter and therefore we do not express an opinion or any other form of assurance on it. You should note that there will usually be differences between prospective and actual results, because events and circumstances ordinarily do not occur as expected, and those differences may be material.

(1) From *4 KPMG Ocean Bio_Calculatoin Letter FINAL w Schedules.pdf* .

(2) See Schedule 22.

Aesther Healthcare SPAC

Valuation of Ocean Biomedical Inc.

Historical & Projected Income Statements - Oncology (Downsize Case) - Common Size

As of August 19, 2022

Schedule 7
Page 2 of 2

	Historical Financials	Projected Financials																		
	FYE 12/31/21	FYE 12/31/22	FYE 12/31/23	FYE 12/31/24	FYE 12/31/25	FYE 12/31/26	FYE 12/31/27	FYE 12/31/28	FYE 12/31/29	FYE 12/31/30	FYE 12/31/31	FYE 12/31/32	FYE 12/31/33	FYE 12/31/34	FYE 12/31/35	FYE 12/31/36	FYE 12/31/37	FYE 12/31/38	FYE 12/31/39	FYE 12/31/40
Revenue								100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
EBITDA								57.9%	44.2%	72.1%	69.9%	75.5%	75.4%	75.4%	75.4%	75.5%	75.4%	75.4%	75.5%	75.4%
Net Income								41.1%	31.1%	53.0%	51.2%	55.5%	55.4%	55.5%	55.4%	55.5%	55.5%	55.5%	55.5%	55.4%
Adjusted Free Cash Flow								0.4%	1.3%	3.4%	4.0%	4.5%	4.7%	4.8%	4.7%	4.7%	4.9%	5.1%	5.2%	5.2%

Aesther Healthcare SPAC

Valuation of Ocean Biomedical Inc.
Historical and Project Income - Pulmonary (Base Case)
As of August 19, 2022

Schedule 8
Page 1 of 2
($000)

	Historical Financials[1]	Projected Financials[1]																		
	FYE 12/31/21	FYE 12/31/22	FYE 12/31/23	FYE 12/31/24	FYE 12/31/25	FYE 12/31/26	FYE 12/31/27	FYE 12/31/28	FYE 12/31/29	FYE 12/31/30	FYE 12/31/31	FYE 12/31/32	FYE 12/31/33	FYE 12/31/34	FYE 12/31/35	FYE 12/31/36	FYE 12/31/37	FYE 12/31/38	FYE 12/31/39	FYE 12/31/40
Revenue																				
Anti-Chit1 - IPF								$281,000	$671,000	$1,179,000	$1,702,000	$2,183,000	$2,687,000	$3,215,000	$2,930,000	$2,747,000	$2,414,000	$2,062,000	$1,691,000	$1,299,000
Anti-Chit1- HPS							$7,000	18,000	32,000	44,000	56,000	69,000	83,000	92,000	98,000	97,000	96,000	94,000	93,000	92,000
Total Revenue							**7,000**	**299,000**	**703,000**	**1,223,000**	**1,758,000**	**2,252,000**	**2,770,000**	**3,307,000**	**3,028,000**	**2,844,000**	**2,510,000**	**2,156,000**	**1,784,000**	**1,391,000**
EBITDA																				
Anti-Chit1 - IPF	($9,000)	($11,000)	($12,000)	($15,000)	($24,000)	($44,000)	($63,000)	164,000	376,000	828,000	1,195,000	1,532,000	1,886,000	2,257,000	2,057,000	1,928,000	1,695,000	1,448,000	1,187,000	912,000
Anti-Chit1- HPS	(9,000)	(17,000)	(20,000)	(20,000)	(40,000)	(60,000)	(77,000)	(182,000)	22,000	31,000	40,000	49,000	58,000	65,000	69,000	68,000	67,000	66,000	65,000	64,000
Total EBITDA	**(18,000)**	**(28,000)**	**(32,000)**	**(35,000)**	**(64,000)**	**(104,000)**	**(140,000)**	**(18,000)**	**398,000**	**859,000**	**1,235,000**	**1,581,000**	**1,944,000**	**2,322,000**	**2,126,000**	**1,996,000**	**1,762,000**	**1,514,000**	**1,252,000**	**976,000**
Less: Taxes @ 26.5%[2]																				
After Tax Operating Profit																				
Anti-Chit1 - IPF	(9,000)	(11,000)	(12,000)	(15,000)	(24,000)	(44,000)	(63,000)	120,540	276,360	608,580	878,325	1,126,020	1,386,210	1,658,895	1,511,895	1,417,080	1,245,825	1,064,280	872,445	670,320
Anti-Chit1- HPS	(9,000)	(17,000)	(20,000)	(20,000)	(40,000)	(60,000)	(77,000)	(182,000)	16,170	22,785	29,400	36,015	42,630	47,775	50,715	49,980	49,245	48,510	47,775	47,040
Total After Tax Operating Profit (Net Income	**(18,000)**	**(28,000)**	**(32,000)**	**(35,000)**	**(64,000)**	**(104,000)**	**(140,000)**	**(61,460)**	**292,530**	**631,365**	**907,725**	**1,162,035**	**1,428,840**	**1,706,670**	**1,562,610**	**1,467,060**	**1,295,070**	**1,112,790**	**920,220**	**717,360**
Less: Incremental Net Working Capital																				
Anti-Chit1 - IPF								(98,000)	(137,000)	(178,000)	(183,000)	(168,000)	(176,000)	(185,000)	100,000	64,000	117,000	123,000	130,000	137,000
Anti-Chit1- HPS							(2,000.0)	(4,000)	(5,000)	(4,000)	(4,000)	(5,000)	(5,000)	(3,000)	(2,000)	-	-	-	-	-
Free Cash Flow																				
Anti-Chit1 - IPF	(9,000)	(11,000)	(12,000)	(15,000)	(24,000)	(44,000)	(63,000)	22,540	139,360	430,580	695,325	958,020	1,210,210	1,473,895	1,611,895	1,481,080	1,362,825	1,187,280	1,002,445	807,320
Anti-Chit1- HPS	(9,000)	(17,000)	(20,000)	(20,000)	(40,000)	(60,000)	(79,000)	(186,000)	11,170	18,785	25,400	31,015	37,630	44,775	48,715	49,980	49,245	48,510	47,775	47,040
Total Free Cash Flow	**(18,000)**	**(28,000)**	**(32,000)**	**(35,000)**	**(64,000)**	**(104,000)**	**(142,000)**	**(163,460)**	**150,530**	**449,365**	**720,725**	**989,035**	**1,247,840**	**1,518,670**	**1,660,610**	**1,531,060**	**1,412,070**	**1,235,790**	**1,050,220**	**854,360**
Times: Probability Adjustment																				
Anti-Chit1 - IPF	100.0%	96.0%	95.0%	73.5%	40.8%	40.8%	35.4%	16.3%	16.3%	16.3%	16.3%	16.3%	16.3%	16.3%	16.3%	16.3%	16.3%	16.3%	16.3%	16.3%
Anti-Chit1- HPS	100.0%	95.6%	95.0%	95.0%	95.0%	95.0%	46.8%	16.3%	16.3%	16.3%	16.3%	16.3%	16.3%	16.3%	16.3%	16.3%	16.3%	16.3%	16.3%	16.3%
Adjusted Free Cash Flow																				
Anti-Chit1 - IPF	(9,000)	(10,560)	(11,400)	(11,025)	(9,792)	(17,952)	(22,302)	3,674	22,716	70,185	113,338	156,157	197,264	240,245	262,739	241,416	222,140	193,527	163,399	131,593
Anti-Chit1- HPS	(9,000)	(16,252)	(19,000)	(19,000)	(38,000)	(57,000)	(36,972)	(30,318)	1,821	3,062	4,140	5,055	6,134	7,298	7,941	8,147	8,027	7,907	7,787	7,668
Total Adjusted Free Cash Flow	**(18,000)**	**(26,812)**	**(30,400)**	**(30,025)**	**(47,792)**	**(74,952)**	**(59,274)**	**(26,644)**	**24,536**	**73,246**	**117,478**	**161,213**	**203,398**	**247,543**	**270,679**	**249,563**	**230,167**	**201,434**	**171,186**	**139,261**

Notes to Schedule

We have not compiled, reviewed or audited the accompanying financial statements; and, accordingly, we express no opinion (and there is no opinion) or any other form of assurance on them. The prospective financial information included with this report is based on information and assumptions provided by Company's management. We have not compiled, examined or applied agreed-upon procedures to the financial information in accordance with standards established by the AICPA or any other standard-setter and therefore we do not express an opinion or any other form of assurance on it. You should note that there will usually be differences between prospective and actual results, because events and circumstances ordinarily do not occur as expected, and those differences may be material.

(1) From *4 KPMG Ocean Bio_Calculatoin Letter FINAL w Schedules.pdf* .
(2) See Schedule 22.

Aesther Healthcare SPAC

Valuation of Ocean Biomedical Inc.
Historical & Projected Income Statements - Oncology (Base Case) - Common Size
As of August 19, 2022

Schedule 8
Page 2 of 2

	Historical Financials	Projected Financials																		
	FYE 12/31/21	FYE 12/31/22	FYE 12/31/23	FYE 12/31/24	FYE 12/31/25	FYE 12/31/26	FYE 12/31/27	FYE 12/31/28	FYE 12/31/29	FYE 12/31/30	FYE 12/31/31	FYE 12/31/32	FYE 12/31/33	FYE 12/31/34	FYE 12/31/35	FYE 12/31/36	FYE 12/31/37	FYE 12/31/38	FYE 12/31/39	FYE 12/31/40
Revenue							100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
EBITDA							-2000.0%	-6.0%	56.6%	70.2%	70.3%	70.2%	70.2%	70.2%	70.2%	70.2%	70.2%	70.2%	70.2%	70.2%
Net Income							-2000.0%	-20.6%	41.6%	51.6%	51.6%	51.6%	51.6%	51.6%	51.6%	51.6%	51.6%	51.6%	51.6%	51.6%
Adjusted Free Cash Flow							-846.8%	-8.9%	3.5%	6.0%	6.7%	7.2%	7.3%	7.5%	8.9%	8.8%	9.2%	9.3%	9.6%	10.0%

Aesther Healthcare SPAC

Valuation of Ocean Biomedical Inc.

Historical and Project Income - Pulmonary (Downside Case)

As of August 19, 2022

Schedule 9

Page 1 of 2

($000)

	Historical Financials (1)	Projected Financials (1)																		
	FYE 12/31/21	FYE 12/31/22	FYE 12/31/23	FYE 12/31/24	FYE 12/31/25	FYE 12/31/26	FYE 12/31/27	FYE 12/31/28	FYE 12/31/29	FYE 12/31/30	FYE 12/31/31	FYE 12/31/32	FYE 12/31/33	FYE 12/31/34	FYE 12/31/35	FYE 12/31/36	FYE 12/31/37	FYE 12/31/38	FYE 12/31/39	FYE 12/31/40
Revenue																				
Anti-Chit1 - IPF								$149,000	$351,000	$611,000	$873,000	$1,109,000	$1,352,000	$1,602,000	$1,423,000	$1,294,000	$1,095,000	$889,000	$677,000	$458,000
Anti-Chit1 - HPS							5,000	12,000	21,000	29,000	37,000	45,000	53,000	58,000	61,000	59,000	58,000	56,000	55,000	53,000
Total Revenue							**5,000**	**161,000**	**372,000**	**640,000**	**910,000**	**1,154,000**	**1,405,000**	**1,660,000**	**1,484,000**	**1,353,000**	**1,153,000**	**945,000**	**732,000**	**511,000**
EBITDA																				
Anti-Chit1 - IPF	($9,000)	($11,000)	($12,000)	($15,000)	($24,000)	($44,000)	($63,000)	51,000	104,000	429,000	613,000	779,000	949,000	1,125,000	999,000	909,000	769,000	624,000	475,000	322,000
Anti-Chit1 - HPS	(9,000)	(17,000)	(20,000)	(20,000)	(40,000)	(60,000)	(79,000)	(187,000)	15,000	20,000	26,000	31,000	37,000	41,000	43,000	42,000	41,000	39,000	38,000	37,000
Total EBITDA	**(18,000)**	**(28,000)**	**(32,000)**	**(35,000)**	**(64,000)**	**(104,000)**	**(142,000)**	**(136,000)**	**119,000**	**449,000**	**639,000**	**810,000**	**986,000**	**1,166,000**	**1,042,000**	**951,000**	**810,000**	**663,000**	**513,000**	**359,000**
Less: Taxes @ 26.5% (2)																				
After Tax Operating Profit																				
Anti-Chit1 - IPF	(9,000)	(11,000)	(12,000)	(15,000)	(24,000)	(44,000)	(63,000)	37,485	76,440	315,315	450,555	572,565	697,515	826,875	734,265	668,115	565,215	458,640	349,125	236,670
Anti-Chit1 - HPS	(9,000)	(17,000)	(20,000)	(20,000)	(40,000)	(60,000)	(79,000)	(187,000)	11,025	14,700	19,110	22,785	27,195	30,135	31,605	30,870	30,135	28,665	27,930	27,195
Total After Tax Operating Profit (Net Income	**(18,000)**	**(28,000)**	**(32,000)**	**(35,000)**	**(64,000)**	**(104,000)**	**(142,000)**	**(149,515)**	**87,465**	**330,015**	**469,665**	**595,350**	**724,710**	**857,010**	**765,870**	**698,985**	**595,350**	**487,305**	**377,055**	**263,865**
Less: Incremental Net Working Capital																				
Anti-Chit1 - IPF								(52,000)	(71,000)	(91,000)	(92,000)	(82,000)	(85,000)	(87,000)	62,000	45,000	70,000	72,000	74,000	77,000
Anti-Chit1 - HPS							(2,000)	(2,000)	(3,000)	(3,000)	(3,000)	(3,000)	(3,000)	(2,000)	(1,000)	1,000	1,000	1,000	1,000	1,000
Free Cash Flow																				
Anti-Chit1 - IPF	(9,000)	(11,000)	(12,000)	(15,000)	(24,000)	(44,000)	(63,000)	(14,515)	5,440	224,315	358,555	490,565	612,515	739,875	796,265	713,115	635,215	530,640	423,125	313,670
Anti-Chit1 - HPS	(9,000)	(17,000)	(20,000)	(20,000)	(40,000)	(60,000)	(81,000)	(189,000)	8,025	11,700	16,110	19,785	24,195	28,135	30,605	31,870	31,135	29,665	28,930	28,195
Total Free Cash Flow	**(18,000)**	**(28,000)**	**(32,000)**	**(35,000)**	**(64,000)**	**(104,000)**	**(144,000)**	**(203,515)**	**13,465**	**236,015**	**374,665**	**510,350**	**636,710**	**768,010**	**826,870**	**744,985**	**666,350**	**560,305**	**452,055**	**341,865**
Times: Probability Adjustment																				
Anti-Chit1 - IPF	100.0%	96.0%	95.0%	73.5%	40.8%	40.8%	35.4%	16.3%	16.3%	16.3%	16.3%	16.3%	16.3%	16.3%	16.3%	16.3%	16.3%	16.3%	16.3%	16.3%
Anti-Chit1 - HPS	100.0%	95.6%	95.0%	95.0%	95.0%	95.0%	46.8%	16.3%	16.3%	16.3%	16.3%	16.3%	16.3%	16.3%	16.3%	16.3%	16.3%	16.3%	16.3%	16.3%
Adjusted Free Cash Flow																				
Anti-Chit1 - IPF	(9,000)	(10,560)	(11,400)	(11,025)	(9,792)	(17,952)	(22,302)	(2,366)	887	36,563	58,444	79,962	99,840	120,600	129,791	116,238	103,540	86,494	68,969	51,128
Anti-Chit1 - HPS	(9,000)	(16,252)	(19,000)	(19,000)	(38,000)	(57,000)	(37,908)	(30,807)	1,308	1,907	2,626	3,225	3,944	4,586	4,989	5,195	5,075	4,835	4,716	4,596
Total Adjusted Free Cash Flow	**(18,000)**	**(26,812)**	**(30,400)**	**(30,025)**	**(47,792)**	**(74,952)**	**(60,210)**	**(33,173)**	**2,195**	**38,470**	**61,070**	**83,187**	**103,784**	**125,186**	**134,780**	**121,433**	**108,615**	**91,330**	**73,685**	**55,724**

Notes to Schedule

We have not compiled, reviewed or audited the accompanying financial statements; and, accordingly, we express no opinion (and there is no opinion) or any other form of assurance on them. The prospective financial information included with this report is based on information and assumptions provided by Company's management. We have not compiled, examined or applied agreed-upon procedures to the financial information in accordance with standards established by the AICPA or any other standard-setter and therefore we do not express an opinion or any other form of assurance on it. You should note that there will usually be differences between prospective and actual results, because events and circumstances ordinarily do not occur as expected, and those differences may be material.

(1) From *4 KPMG Ocean Bio_Calculation Letter FINAL w Schedules.pdf* .

(2) See Schedule 22.

Aesther Healthcare SPAC

Valuation of Ocean Biomedical Inc.
Historical & Projected Income Statements - Oncology (Downside Case) - Common Size
As of August 19, 2022

Schedule 9
Page 2 of 2

	Historical Financials	Projected Financials																		
	FYE 12/31/21	FYE 12/31/22	FYE 12/31/23	FYE 12/31/24	FYE 12/31/25	FYE 12/31/26	FYE 12/31/27	FYE 12/31/28	FYE 12/31/29	FYE 12/31/30	FYE 12/31/31	FYE 12/31/32	FYE 12/31/33	FYE 12/31/34	FYE 12/31/35	FYE 12/31/36	FYE 12/31/37	FYE 12/31/38	FYE 12/31/39	FYE 12/31/40
Revenue							100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
EBITDA							-2840.0%	-84.5%	32.0%	70.2%	70.2%	70.2%	70.2%	70.2%	70.2%	70.3%	70.3%	70.2%	70.1%	70.3%
Net Income							-2840.0%	-92.9%	23.5%	51.6%	51.6%	51.6%	51.6%	51.6%	51.6%	51.7%	51.6%	51.6%	51.5%	51.6%
Adjusted Free Cash Flow							-1204.2%	-20.6%	0.6%	6.0%	6.7%	7.2%	7.4%	7.5%	9.1%	9.0%	9.4%	9.7%	10.1%	10.9%

Aesther Healthcare SPAC

Valuation of Ocean Biomedical Inc.

Historical and Project Income - Infectious Diseases (Base Case)

As of August 19, 2022

Schedule 10
Page 1 of 2
($000)

	Historical Financials [1]	Projected Financials [1]								
	FYE 12/31/21	FYE 12/31/22	FYE 12/31/23	FYE 12/31/24	FYE 12/31/25	FYE 12/31/26	FYE 12/31/27	FYE 12/31/28	FYE 12/31/29	FYE 12/31/30
Revenue										
PfGARP Vaccine - Malaria Prophylaxis							$240,000	$634,000	$1,184,000	$1,531,000
PfGARP Vaccine - Therapeutic Malaria							129,000	700,000	943,000	1,137,000
Total Revenue							**369,000**	**1,334,000**	**2,127,000**	**2,668,000**
EBITDA										
PfGARP Vaccine - Malaria Prophylaxis	($10,000)	($10,000)	($15,000)	($15,000)	($66,000)	($66,000)	$99,000	264,000	709,000	919,000
PfGARP Vaccine - Therapeutic Malaria	(10,000)	(10,000)	(12,000)	(11,000)	(45,000)	(48,000)	55,000	410,000	538,000	648,000
Total EBITDA	**(20,000)**	**(20,000)**	**(27,000)**	**(26,000)**	**(111,000)**	**(114,000)**	**154,000**	**674,000**	**1,247,000**	**1,567,000**
Less: Taxes @ 26.5% [2]										
After Tax Operating Profit										
PfGARP Vaccine - Malaria Prophylaxis	(10,000)	(10,000)	(15,000)	(15,000)	(66,000)	(66,000)	72,765	194,040	521,115	675,465
PfGARP Vaccine - Therapeutic Malaria	(10,000)	(10,000)	(12,000)	(11,000)	(45,000)	(48,000)	40,425	301,350	395,430	476,280
Total After Tax Operating Profit (Net Income	**(20,000)**	**(20,000)**	**(27,000)**	**(26,000)**	**(111,000)**	**(114,000)**	**113,190**	**495,390**	**916,545**	**1,151,745**
Less: Incremental Net Working Capital										
PfGARP Vaccine - Malaria Prophylaxis							(84,000)	(138,000)	(192,000)	(122,000)
PfGARP Vaccine - Therapeutic Malaria							(45,000.0)	(200,000)	(85,000)	(68,000)
Free Cash Flow										
PfGARP Vaccine - Malaria Prophylaxis	(10,000)	(10,000)	(15,000)	(15,000)	(66,000)	(66,000)	(11,235)	56,040	329,115	553,465
PfGARP Vaccine - Therapeutic Malaria	(10,000)	(10,000)	(12,000)	(11,000)	(45,000)	(48,000)	(4,575)	101,350	310,430	408,280
Total Free Cash Flow	**(20,000)**	**(20,000)**	**(27,000)**	**(26,000)**	**(111,000)**	**(114,000)**	**(15,810)**	**157,390**	**639,545**	**961,745**
Times: Probability Adjustment										
PfGARP Vaccine - Malaria Prophylaxis	100.0%	92.5%	63.5%	45.6%	20.8%	20.8%	17.5%	14.9%	14.9%	14.9%
PfGARP Vaccine - Therapeutic Malaria	100.0%	92.5%	65.5%	54.6%	25.4%	20.8%	14.9%	14.9%	14.9%	14.9%
Adjusted Free Cash Flow										
PfGARP Vaccine - Malaria Prophylaxis	(10,000)	(9,250)	(9,525)	(6,840)	(13,728)	(13,728)	(1,966)	8,350	49,038	82,466
PfGARP Vaccine - Therapeutic Malaria	(10,000)	(9,250)	(7,860)	(6,006)	(11,430)	(9,984)	(682)	15,101	46,254	60,834
Total Adjusted Free Cash Flow	**(20,000)**	**(18,500)**	**(17,385)**	**(12,846)**	**(25,158)**	**(23,712)**	**(2,648)**	**23,451**	**95,292**	**143,300**

	Projected Financials [1]									
	FYE 12/31/31	FYE 12/31/32	FYE 12/31/33	FYE 12/31/34	FYE 12/31/35	FYE 12/31/36	FYE 12/31/37	FYE 12/31/38	FYE 12/31/39	FYE 12/31/40
Revenue										
PfGARP Vaccine - Malaria Prophylaxis	$1,735,000	$2,068,000	$2,336,000	$2,391,000	$2,273,000	$2,191,000	$2,112,000	$2,042,000	$2,091,000	$2,142,000
PfGARP Vaccine - Therapeutic Malaria	1,315,000	1,353,000	1,184,000	1,078,000	979,000	886,000	912,000	939,000	966,000	994,000
Total Revenue	**3,050,000**	**3,421,000**	**3,520,000**	**3,469,000**	**3,252,000**	**3,077,000**	**3,024,000**	**2,981,000**	**3,057,000**	**3,136,000**
EBITDA										
PfGARP Vaccine - Malaria Prophylaxis	1,041,000	1,244,000	1,408,000	1,442,000	1,373,000	1,325,000	12,749,000	1,237,000	1,267,000	1,298,000
PfGARP Vaccine - Therapeutic Malaria	749,000	771,000	675,000	614,000	558,000	505,000	520,000	535,000	551,000	567,000
Total EBITDA	**1,790,000**	**2,015,000**	**2,083,000**	**2,056,000**	**1,931,000**	**1,830,000**	**13,269,000**	**1,772,000**	**1,818,000**	**1,865,000**
Less: Taxes @ 26.5% [2]										
After Tax Operating Profit										
PfGARP Vaccine - Malaria Prophylaxis	765,135	914,340	1,034,880	1,059,870	1,009,155	973,875	9,370,515	909,195	931,245	954,030
PfGARP Vaccine - Therapeutic Malaria	550,515	566,685	496,125	451,290	410,130	371,175	382,200	393,225	404,985	416,745
Total After Tax Operating Profit (Net Income	**1,315,650**	**1,481,025**	**1,531,005**	**1,511,160**	**1,419,285**	**1,345,050**	**9,752,715**	**1,302,420**	**1,336,230**	**1,370,775**
Less: Incremental Net Working Capital										
PfGARP Vaccine - Malaria Prophylaxis	(72,000)	(116,000)	(94,000)	(19,000)	41,000	29,000	27,000	25,000	(17,000)	(18,000)
PfGARP Vaccine - Therapeutic Malaria	(62,000)	(13,000)	59,000	37,000	35,000	32,000	(9,000)	(9,000)	(10,000)	(10,000)
Free Cash Flow										
PfGARP Vaccine - Malaria Prophylaxis	693,135	798,340	940,880	1,040,870	1,050,155	1,002,875	9,397,515	934,195	914,245	936,030
PfGARP Vaccine - Therapeutic Malaria	488,515	553,685	555,125	488,290	445,130	403,175	373,200	384,225	394,985	406,745
Total Free Cash Flow	**1,181,650**	**1,352,025**	**1,496,005**	**1,529,160**	**1,495,285**	**1,406,050**	**9,770,715**	**1,318,420**	**1,309,230**	**1,342,775**
Times: Probability Adjustment										
PfGARP Vaccine - Malaria Prophylaxis	14.9%	14.9%	14.9%	14.9%	14.9%	14.9%	14.9%	14.9%	14.9%	14.9%
PfGARP Vaccine - Therapeutic Malaria	14.9%	14.9%	14.9%	14.9%	14.9%	14.9%	14.9%	14.9%	14.9%	14.9%
Adjusted Free Cash Flow										
PfGARP Vaccine - Malaria Prophylaxis	103,277	118,953	140,191	155,090	156,473	149,428	1,400,230	139,195	136,223	139,468
PfGARP Vaccine - Therapeutic Malaria	72,789	82,499	82,714	72,755	66,324	60,073	55,607	57,250	58,853	60,605
Total Adjusted Free Cash Flow	**176,066**	**201,452**	**222,905**	**227,845**	**222,797**	**209,501**	**1,455,837**	**196,445**	**195,075**	**200,073**

Notes to Schedule

We have not compiled, reviewed or audited the accompanying financial statements; and, accordingly, we express no opinion (and there is no opinion) or any other form of assurance on them. The prospective financial information included with this report is based on information and assumptions provided by Company's management. We have not compiled, examined or applied agreed-upon procedures to the financial information in accordance with standards established by the AICPA or any other standard-setter and therefore we do not express an opinion or any other form of assurance on it. You should note that there will usually be differences between prospective and actual results, because events and circumstances ordinarily do not occur as expected, and those differences may be material.

(1) From *4 KPMG Ocean Bio_Calculatoin Letter FINAL w Schedules.pdf* .

(2) See Schedule 22.

Aesther Healthcare SPAC

Valuation of Ocean Biomedical Inc.
Historical & Projected Income Statements - Oncology (Base Case) - Common Size
As of August 19, 2022

Schedule 10
Page 2 of 2

	Historical Financials	Projected Financials																		
	FYE 12/31/21	FYE 12/31/22	FYE 12/31/23	FYE 12/31/24	FYE 12/31/25	FYE 12/31/26	FYE 12/31/27	FYE 12/31/28	FYE 12/31/29	FYE 12/31/30	FYE 12/31/31	FYE 12/31/32	FYE 12/31/33	FYE 12/31/34	FYE 12/31/35	FYE 12/31/36	FYE 12/31/37	FYE 12/31/38	FYE 12/31/39	FYE 12/31/40
Revenue							100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
EBITDA							41.7%	50.5%	58.6%	58.7%	58.7%	58.9%	59.2%	59.3%	59.4%	59.5%	438.8%	59.4%	59.5%	59.5%
Net Income							30.7%	37.1%	43.1%	43.2%	43.1%	43.3%	43.5%	43.6%	43.6%	43.7%	322.5%	43.7%	43.7%	43.7%
Adjusted Free Cash Flow							-0.7%	1.8%	4.5%	5.4%	5.8%	5.9%	6.3%	6.6%	6.9%	6.8%	48.1%	6.6%	6.4%	6.4%

Aesther Healthcare SPAC

Valuation of Ocean Biomedical Inc.

Historical and Project Income - Infectious Diseases (Downside Case)

As of August 19, 2022

Schedule 11

Page 1 of 1

($000)

	Historical Financials [1]	Projected Financials [1]								
	FYE 12/31/21	FYE 12/31/22	FYE 12/31/23	FYE 12/31/24	FYE 12/31/25	FYE 12/31/26	FYE 12/31/27	FYE 12/31/28	FYE 12/31/29	FYE 12/31/30
Revenue										
PfGARP Vaccine - Malaria Prophylaxis							$60,000	$155,000	$308,000	$400,000
NSCLC Anti-Chi3l1 Bispecific							16,000	87,000	117,000	141,000
Total Revenue							**76,000**	**242,000**	**425,000**	**541,000**
EBITDA										
PfGARP Vaccine - Malaria Prophylaxis	($10,000)	($10,000)	($15,000)	($15,000)	($66,000)	($66,000)	(24,000)	(59,000)	187,000	243,000
NSCLC Anti-Chi3l1 Bispecific	(10,000)	(10,000)	(12,000)	(11,000)	(45,000)	(48,000)	(24,000)	(19,000)	67,000	80,000
Total EBITDA	**(20,000)**	**(20,000)**	**(27,000)**	**(26,000)**	**(111,000)**	**(114,000)**	**(48,000)**	**(78,000)**	**254,000**	**323,000**
Less: Taxes @ 26.5% [2]										
After Tax Operating Profit										
PfGARP Vaccine - Malaria Prophylaxis	(10,000)	(10,000)	(15,000)	(15,000)	(66,000)	(66,000)	(24,000)	(59,000)	137,445	178,605
NSCLC Anti-Chi3l1 Bispecific	(10,000)	(10,000)	(12,000)	(11,000)	(45,000)	(48,000)	(24,000)	(19,000)	49,245	58,800
Total After Tax Operating Profit (Net Income)	**(20,000)**	**(20,000)**	**(27,000)**	**(26,000)**	**(111,000)**	**(114,000)**	**(48,000)**	**(78,000)**	**186,690**	**237,405**
Less: Incremental Net Working Capital										
PfGARP Vaccine - Malaria Prophylaxis							(21,000)	(33,000)	(54,000)	(32,000)
NSCLC Anti-Chi3l1 Bispecific							(6,000.0)	(25,000)	(11,000)	(8,000)
Free Cash Flow										
PfGARP Vaccine - Malaria Prophylaxis	(10,000)	(10,000)	(15,000)	(15,000)	(66,000)	(66,000)	(45,000)	(92,000)	83,445	146,605
NSCLC Anti-Chi3l1 Bispecific	(10,000)	(10,000)	(12,000)	(11,000)	(45,000)	(48,000)	(30,000)	(44,000)	38,245	50,800
Total Free Cash Flow	**(20,000)**	**(20,000)**	**(27,000)**	**(26,000)**	**(111,000)**	**(114,000)**	**(75,000)**	**(136,000)**	**121,690**	**197,405**
Times: Probability Adjustment										
PfGARP Vaccine - Malaria Prophylaxis	100.0%	92.5%	63.5%	45.6%	20.8%	20.8%	17.5%	14.9%	14.9%	14.9%
NSCLC Anti-Chi3l1 Bispecific	100.0%	92.5%	65.5%	54.6%	25.4%	20.8%	14.9%	14.9%	14.9%	14.9%
Adjusted Free Cash Flow										
PfGARP Vaccine - Malaria Prophylaxis	(10,000)	(9,250)	(9,525)	(6,840)	(13,728)	(13,728)	(7,875)	(13,708)	12,433	21,844
NSCLC Anti-Chi3l1 Bispecific	(10,000)	(9,250)	(7,860)	(6,006)	(11,430)	(9,984)	(4,470)	(6,556)	5,699	7,569
Total Adjusted Free Cash Flow	**(20,000)**	**(18,500)**	**(17,385)**	**(12,846)**	**(25,158)**	**(23,712)**	**(12,345)**	**(20,264)**	**18,132**	**29,413**

	Projected Financials [1]									
	FYE 12/31/31	FYE 12/31/32	FYE 12/31/33	FYE 12/31/34	FYE 12/31/35	FYE 12/31/36	FYE 12/31/37	FYE 12/31/38	FYE 12/31/39	FYE 12/31/40
Revenue										
PfGARP Vaccine - Malaria Prophylaxis	$448,000	$536,000	$606,000	$618,000	$536,000	$447,000	$449,000	$452,000	$461,000	$470,000
NSCLC Anti-Chi3l1 Bispecific	163,000	168,000	136,000	121,000	106,000	93,000	96,000	98,000	101,000	104,000
Total Revenue	**611,000**	**704,000**	**742,000**	**739,000**	**642,000**	**540,000**	**545,000**	**550,000**	**562,000**	**574,000**
EBITDA										
PfGARP Vaccine - Malaria Prophylaxis	272,000	326,000	370,000	377,000	327,000	273,000	274,000	277,000	282,000	**287000 #**
NSCLC Anti-Chi3l1 Bispecific	93,000	96,000	78,000	69,000	61,000	53,000	54,000	56,000	58,000	59,000
Total EBITDA	**365,000**	**422,000**	**448,000**	**446,000**	**388,000**	**326,000**	**328,000**	**333,000**	**340,000**	**346,000**
Less: Taxes @ 26.5% [2]										
After Tax Operating Profit										
PfGARP Vaccine - Malaria Prophylaxis	199,920	239,610	271,950	277,095	240,345	200,655	201,390	203,595	207,270	210,945
NSCLC Anti-Chi3l1 Bispecific	68,355	70,560	57,330	50,715	44,835	38,955	39,690	41,160	42,630	43,365
Total After Tax Operating Profit (Net Income)	**268,275**	**310,170**	**329,280**	**327,810**	**285,180**	**239,610**	**241,080**	**244,755**	**249,900**	**254,310**
Less: Incremental Net Working Capital										
PfGARP Vaccine - Malaria Prophylaxis	(17,000)	(31,000)	(25,000)	(4,000)	29,000	31,000	(1,000)	(1,000)	(3,000)	(3,000)
NSCLC Anti-Chi3l1 Bispecific	(8,000)	(2,000)	11,000	5,000	5,000	5,000	(1,000)	(1,000)	(1,000)	(1,000)
Free Cash Flow										
PfGARP Vaccine - Malaria Prophylaxis	182,920	208,610	246,950	273,095	269,345	231,655	200,390	202,595	204,270	207,945
NSCLC Anti-Chi3l1 Bispecific	60,355	68,560	68,330	55,715	49,835	43,955	38,690	40,160	41,630	42,365
Total Free Cash Flow	**243,275**	**277,170**	**315,280**	**328,810**	**319,180**	**275,610**	**239,080**	**242,755**	**245,900**	**250,310**
Times: Probability Adjustment										
PfGARP Vaccine - Malaria Prophylaxis	14.9%	14.9%	14.9%	14.9%	14.9%	14.9%	14.9%	14.9%	14.9%	14.9%
NSCLC Anti-Chi3l1 Bispecific	14.9%	14.9%	14.9%	14.9%	14.9%	14.9%	14.9%	14.9%	14.9%	14.9%
Adjusted Free Cash Flow										
PfGARP Vaccine - Malaria Prophylaxis	27,255	31,083	36,796	40,691	40,132	34,517	29,858	30,187	30,436	30,984
NSCLC Anti-Chi3l1 Bispecific	8,993	10,215	10,181	8,302	7,425	6,549	5,765	5,984	6,203	6,312
Total Adjusted Free Cash Flow	**36,248**	**41,298**	**46,977**	**48,993**	**47,558**	**41,066**	**35,623**	**36,170**	**36,639**	**37,296**

Notes to Schedule

We have not compiled, reviewed or audited the accompanying financial statements; and, accordingly, we express no opinion (and there is no opinion) or any other form of assurance on them. The prospective financial information included with this report is based on information and assumptions provided by Company's management. We have not compiled, examined or applied agreed-upon procedures to the financial information in accordance with standards established by the AICPA or any other standard-setter and therefore we do not express an opinion or any other form of assurance on it. You should note that there will usually be differences between prospective and actual results, because events and circumstances ordinarily do not occur as expected, and those differences may be material.

(1) From *4 KPMG Ocean Bio_Calculatoin Letter FINAL w Schedules.pdf* .

(2) See Schedule 22.

Aesther Healthcare SPAC

Valuation of Ocean Biomedical Inc.
Historical & Projected Income Statements - Oncology (Based Case) - Common Size
As of August 19, 2022

Schedule 11
Page 2 of 2

	Historical Financials	Projected Financials																		
	FYE 12/31/21	FYE 12/31/22	FYE 12/31/23	FYE 12/31/24	FYE 12/31/25	FYE 12/31/26	FYE 12/31/27	FYE 12/31/28	FYE 12/31/29	FYE 12/31/30	FYE 12/31/31	FYE 12/31/32	FYE 12/31/33	FYE 12/31/34	FYE 12/31/35	FYE 12/31/36	FYE 12/31/37	FYE 12/31/38	FYE 12/31/39	FYE 12/31/40
Revenue							100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
EBITDA							-63.2%	-32.2%	59.8%	59.7%	59.7%	59.9%	60.4%	60.4%	60.4%	60.4%	60.2%	60.5%	60.5%	60.3%
Net Income							-63.2%	-32.2%	43.9%	43.9%	43.9%	44.1%	44.4%	44.4%	44.4%	44.4%	44.2%	44.5%	44.5%	44.3%
Adjusted Free Cash Flow							-16.2%	-8.4%	4.3%	5.4%	5.9%	5.9%	6.3%	6.6%	7.4%	7.6%	6.5%	6.6%	6.5%	6.5%

Aesther Healthcare SPAC

Valuation of Ocean Biomedical Inc.

Weighted Average Cost of Capital - CAPM

As of August 19, 2022

Schedule 12

Page 1 of 1

Guideline Company (1)	Observed Beta (2)	Book Debt as % of Market Value of Equity	Book Debt as % of (Book Debt + Market Value of Equity)	Effective Tax Rate	Unlevered Beta	Re-Levered Beta
Immuneering Corporation	0.99	2.8%	2.7%	0.0%	0.96	0.97
Omega Therapeutics, Inc.	1.66	10.9%	9.8%	0.0%	1.50	1.51
Theseus Pharmaceuticals, Inc.	0.00	1.5%	1.4%	0.0%	0.00	0.00
Tenaya Therapeutics, Inc.	1.21	9.1%	8.4%	0.0%	1.11	1.12
Icosavax, Inc.	0.51	2.5%	2.4%	0.0%	0.50	0.50
Entrada Therapeutics, Inc.	1.20	7.4%	6.9%	0.0%	1.12	1.13
Tyra Biosciences, Inc.	2.51	0.6%	0.6%	0.0%	2.49	2.51
DICE Therapeutics, Inc.	0.76	1.8%	1.8%	0.0%	0.75	0.76
Kinnate Biopharma Inc.	0.60	0.7%	0.7%	0.0%	0.60	0.60
Maximum	2.51	10.9%	9.8%	0.0%	2.49	2.51
Average	1.05	4.1%	3.9%	0.0%	1.00	1.01
Median	0.99	2.5%	2.4%	0.0%	0.96	0.97
Harmonic Mean	0.93	1.6%	1.6%		0.90	0.90
Minimum	0.00	0.6%	0.6%	0.0%	0.00	0.00
Selected		**2.5%**	**2.4%**	**26.5%**	**0.96**	**0.98**

Cost of Equity (K_E)

Risk Free Rate (3)	+	Beta (4)	X	Equity Risk Premium (5)	+	Size Premium (6)	+	Specific Premium (7)	+	Country Risk Premium (8)	=	Cost of Equity
3.44%		0.98		7.46%		3.3%		2.0%		0.0%		16.1%

After-Tax Cost of Debt (K_D)

Pre-Tax Cost of Debt (9)	X	(1 - Tax Rate)	=	After-Tax Cost of Debt
5.12%		73.5%		3.8%

Weighted Average Cost of Capital

	Capital Structure (10)	Cost of Capital	Contribution
Debt	2.4%	3.8%	0.1%
Equity	97.6%	16.1%	15.7%
	WACC (Rounded)	=	**16.0%**

Notes to Schedule

(1) See Schedules 13 - 16 for information regarding the guideline public companies.
(2) Observed betas represent one-year weekly betas.
(3) The risk free rate is based on the yield of 20 year constant maturity Treasury bonds on the Valuation Date as published in the Federal Reserve Statistical Release.
(4) Selected beta takes into account differences in leverage between Ocean Biomedical and the publicly traded guideline companies.
(5) The equity risk premium is the Historical Long-Term (1926 - 2021) from Kroll Cost of Capital Navigator.
(6) The Size Premium reflects the historical incremental return on small-cap stocks as published by Kroll, 2022 Cost of Capital Navigator, Decile 10A.
(7) The specific premium reflects risks specific to Ocean Biomedical for realizing the revneue and profitability forecasts.
(8) The country risk premium reflects United States credit risk from the International Cost of Capital Report 2009, Ibbotson Associates, Inc.; Linear Model
(9) The pretax cost of debt is based on the Moody's Bond Yield Avg for Baa Rated Corporate Securities on the Valuation Date.
(10) Capital structure is based on levels typical in Ocean Biomedical's industry.

Aesther Healthcare SPAC
Valuation of Ocean Biomedical Inc. *Schedule 13*
Guideline Public Company Business Descriptions **Page 1 of 2**
Source: Capital IQ

AN2 Therapeutics, Inc. (NasdaqGS:ANTX)
Primary Industry: Pharmaceuticals
AN2 Therapeutics, Inc., a clinical-stage biopharmaceutical company, focuses on developing treatments for rare, chronic, and serious infectious diseases. It is developing epetraborole, a once-daily oral treatment for patients with chronic non-tuberculous mycobacterial lung disease. The company was incorporated in 2017 and is headquartered in Menlo Park, California.

Immuneering Corporation (NasdaqGM:IMRX)
Primary Industry: Biotechnology
Immuneering Corporation, a biopharmaceutical company, focuses on the oncology and neuroscience product candidates. Its lead product candidates include IMM-1-104, a dual-MEK inhibitor to treat patients with cancer, including pancreatic, melanoma, colorectal, and non-small cell lung cancer caused by mutations of RAS and/or RAF; and IMM-6-415 to treat solid tumors. The company also has five oncology programs in the discovery stage that are designed to target components of the MAPK or mTOR pathway; and two discovery stage neuroscience programs. Immuneering Corporation was incorporated in 2008 and is based in Cambridge, Massachusetts. Immuneering Corporation was a former subsidiary of Teva Pharmaceutical Industries Limited.

Omega Therapeutics, Inc. (NasdaqGS:OMGA)
Primary Industry: Biotechnology
Omega Therapeutics, Inc. operates as a development-stage biopharmaceutical company. Its OMEGA Epigenomic Programming platform is designed to coopt nature's operating system by harnessing the power of epigenetics, the mechanism for gene control and cell differentiation. The company is developing omega epigenomic controller (OEC) candidates to up-regulate the expression of HNF4a, a transcriptional master regulator as a potential way to restore liver-cell function in patients suffering from chronic liver diseases; to control the expression of genes that have been strongly linked to cell-growth inhibition in patients with diabetes and other conditions to restore the capacity for corneal regeneration; to down-regulate expression of the CXCL1, 2, 3, and IL-8 gene cluster; to control expression of genes implicated in patients with idiopathic pulmonary fibrosis to halt or reverse disease progression and improve disease outcomes; to down-regulate the expression of SFRP1, a protein that inhibits hair growth; and to treat non-small cell lung cancer and small cell lung cancer. It is also developing OTX-2002 to down-regulate c-Myc, an oncogene. The company was incorporated in 2016 and is headquartered in Cambridge, Massachusetts.

Theseus Pharmaceuticals, Inc. (NasdaqGS:THRX)
Primary Industry: Pharmaceuticals
Theseus Pharmaceuticals, Inc., a biopharmaceutical company, engages in the discovery, development, and commercialization of targeted therapies for the treatment of cancer patients. Its lead product candidate is THE-630, a pan-KIT inhibitor for the treatment of gastrointestinal stromal tumors, which is in Phase I clinical trial. The company also develops fourth-generation EGFR inhibitor that is active against C797S, an EGFR mutation that causes resistance to first- or later-line osimertinib treatment in patients with non-small cell lung cancer. Its development programs address drug resistance mutations in key driver oncogenes, which are mutated genes that cause cancer. The company was incorporated in 2017 and is based in Cambridge, Massachusetts.

Tenaya Therapeutics, Inc. (NasdaqGS:TNYA)
Primary Industry: Biotechnology
Tenaya Therapeutics, Inc., a biotechnology company, discovers, develops, and delivers therapies for heart disease in the United States. It develops its products through cellular regeneration, gene therapy, and precision medicine platforms. The company is developing TN-201, an adeno-associated virus (AAV)-based gene therapy to address genetic hypertrophic cardiomyopathy (gHCM) caused by haploinsufficient myosin binding protein C3 (MYBPC3) gene mutations; and TN-301, a small molecule inhibitor of histone deacetylase 6 (HDAC6i) for use in heart failure with preserved ejection fraction (HFpEF) and genetic dilated cardiomyopathy (gDCM). It is also developing TN-401, an AAV-based gene therapy that addresses genetic arrhythmogenic right ventricular cardiomyopathy (gARVC) caused by plakophilin 2 (PKP2) gene mutations; an AAV-based gene therapy designed to deliver the dwarf open reading frame (DWORF) gene in the heart for DCM; and Reprogramming program, an AAV-based approach for cardiac regeneration to replace heart cells lost in patients experiencing heart failure due to prior myocardial infarction. The company was incorporated in 2016 and is headquartered in South San Francisco, California.

Aesther Healthcare SPAC
Valuation of Ocean Biomedical Inc. *Schedule 13*
Guideline Public Company Business Descriptions **Page 2 of 2**
Source: Capital IQ

Icosavax, Inc. (NasdaqGS:ICVX)
Primary Industry: Biotechnology
Icosavax, Inc., a biopharmaceutical company, develops vaccines against infectious diseases. The company, with the help of its virus-like particle (VLP) platform technology, focuses primarily on life-threatening respiratory diseases. Its products in pipeline include IVX-121, a vaccine candidate with RSV target and is under Phase 1/1b clinical trial; IVX-A12, a respiratory syncytial virus (RSV) monovalent antigen candidate with RSV/human metapneumovirus (hMPV) bivalent target indication; IVX-241, a vaccine candidate with hMPV target; and IVX-411, an original receptor binding domain (RBD) sequence antigen with SARS-CoV-2 target indication and is under Phase 1/2 clinical trial. The company was incorporated in 2017 and is headquartered in Seattle, Washington.

Entrada Therapeutics, Inc. (NasdaqGM:TRDA)
Primary Industry: Biotechnology
Entrada Therapeutics, Inc., a biotechnology company, develops endosomal escape vehicle (EEV) therapeutics for the treatment of multiple neuromuscular diseases. Its endosomal escape vehicle platform develops a portfolio of oligonucleotide, antibody, and enzyme-based programs. The company's lead product candidate is ENTR-601-44, which is in preclinical trail for the treatment of Duchenne muscular dystrophy and myotonic dystrophy type 1. It also engages in the development of EEV-PMO-CAG for the treatment of myotonic dystrophy type 1. The company was formerly known as CycloPorters, Inc. and changed its name to Entrada Therapeutics, Inc. in October 2017. Entrada Therapeutics, Inc. was incorporated in 2016 and is headquartered in Boston, Massachusetts.

Tyra Biosciences, Inc. (NasdaqGS:TYRA)
Primary Industry: Biotechnology
Tyra Biosciences, Inc., a preclinical-stage biopharmaceutical company, focuses on developing therapies to overcome tumor resistance and enhance outcomes for patients with cancer. Its lead product candidate is TYRA-300, a selective inhibitor of fibroblast growth factor receptor (FGFR)3 for the treatment of muscle invasive bladder cancer. The company is also developing programs targeting FGFR2- intrahepatic cholangiocarcinoma,FGFR3-related achondroplasia, REarranged during transfection kinase, and FGFR4-related cancers. In addition, the company offers SNAP platform which enable rapid structural design through iterative molecular SNAPshots. Tyra Biosciences, Inc. was incorporated in 2018 and is based in Carlsbad, California.

DICE Therapeutics, Inc. (NasdaqGM:DICE)
Primary Industry: Pharmaceuticals
DICE Therapeutics, Inc., a biopharmaceutical company, builds various oral therapeutic candidates to treat chronic diseases in immunology and other therapeutic areas. Its platform DELSCAPE, is designed to discover selective oral small molecules to modulate protein-protein interactions (PPIs) as effectively as systemic biologics. The company's lead therapeutic candidate is DC-806, an oral antagonist of the pro-inflammatory signaling molecule, interleukin-17, which is a validated drug target implicated in a various immunology indications. It is also developing oral therapeutic candidates targeting a4ß7 integrin for the treatment of inflammatory bowel diseases, as well as targeting aVß1/aVß6 integrin for the treatment of idiopathic pulmonary fibrosis. In addition, the company focuses on immuno-oncology for antibody therapeutics. The company was incorporated in 2013 and is headquartered in South San Francisco, California.

Kinnate Biopharma Inc. (NasdaqGS:KNTE)
Primary Industry: Biotechnology
Kinnate Biopharma Inc., a biopharmaceutical company, focuses on the discovery and development of small molecule kinase inhibitors to treat genomically defined cancers in the United States. The company develops KIN-2787, a rapidly accelerated fibrosarcoma inhibitor for the treatment of patients with lung cancer, melanoma, and other solid tumors; KIN-3248 small-molecule kinase inhibitors that target cancer-associated alterations in fibroblast growth factor receptors FGFR2 and FGFR3 genes; and small molecule research programs, including Cyclin-Dependent Kinase 12(CDK12) inhibitor in its KIN004 program. The company was incorporated in 2018 and is headquartered in San Francisco, California. Kinnate Biopharma Inc. is a former subsidiary of Fount Therapeutics, LLC.

Aesther Healthcare SPAC

Valuation of Ocean Biomedical Inc. — ***Schedule 14***

Guideline Public Company Data Financial Overview — **Page 1 of 1**

As of August 19, 2022 — *($US in millions)*

Source: Capital IQ

Company Name	Price On 08/19/2022	x Shares Outstanding *(Millions)*	= Market Value of Equity (MVEq)	+ Total Debt	+ Preferred Stock	+ Minority Interest	= Market Value of Invested Capital (MVIC)
AN2 Therapeutics, Inc.	$19.91	19.4	$386.3	$0.0	$0.0	$0.0	$386.3
Immuneering Corporation	6.69	26.4	176.6	4.9	-	-	181.5
Omega Therapeutics, Inc.	4.48	47.9	214.4	23.4	-	-	237.8
Theseus Pharmaceuticals, Inc.	7.59	38.2	289.6	4.2	-	-	293.8
Tenaya Therapeutics, Inc.	4.50	41.4	186.1	17.0	-	-	203.1
Icosavax, Inc.	6.33	39.9	252.5	6.3	-	-	258.8
Entrada Therapeutics, Inc.	12.98	31.3	406.1	29.9	-	-	436.0
Tyra Biosciences, Inc.	10.41	41.6	433.1	2.7	-	-	435.7
DICE Therapeutics, Inc.	19.94	38.2	761.9	13.9	-	-	775.8
Kinnate Biopharma Inc.	14.81	44.1	653.8	4.5	-	35.0	693.3
Maximum	$19.94	47.9	$761.9	$29.9	$0.0	$35.0	$775.8
Third Quartile	14.35	41.5	426.3	16.2	-	-	435.9
Average	10.76	36.8	376.0	10.7	-	17.5	390.2
Median	9.00	39.0	338.0	5.6	-	-	340.1
First Quartile	6.42	33.0	223.9	4.3	-	-	243.0
Minimum	4.48	19.4	176.6	-	-	-	181.5
Harmonic Mean			300.2				314.3
Coefficient of Variance			53%	93%			52%

Company Name	Trailing Twelve Month				Trailing Twelve Month Margins		
	Revenue	EBITDA	EBIT	NI After Extr Items	EBITDA	EBIT	Net Income
AN2 Therapeutics, Inc.	$0.0	($31.9)	($31.9)	($31.7)	NA	NA	NA
Immuneering Corporation	2.2	(45.2)	(45.5)	(44.8)	(2077.4%)	(2094.0%)	(2059.8%)
Omega Therapeutics, Inc.	0.6	(90.1)	(91.9)	(94.2)	(14554.1%)	(14844.4%)	(15216.8%)
Theseus Pharmaceuticals, Inc.		(39.5)	(39.4)	(39.0)	NA	NA	NA
Tenaya Therapeutics, Inc.		(97.2)	(101.4)	(101.1)	NA	NA	NA
Icosavax, Inc.	7.8	(67.9)	(68.0)	(67.9)	(869.7%)	(871.5%)	(869.7%)
Entrada Therapeutics, Inc.		(73.1)	(74.7)	(74.3)	NA	NA	NA
Tyra Biosciences, Inc.		(41.5)	(41.7)	(41.4)	NA	NA	NA
DICE Therapeutics, Inc.	1.1	(68.0)	(69.3)	(70.3)	(6043.2%)	(6164.2%)	(6247.2%)
Kinnate Biopharma Inc.		(117.2)	(117.5)	(114.6)	NA	NA	NA
Maximum	$7.80	($31.90)	($31.90)	($31.70)			
Third Quartile	2.2	(42.4)	(42.7)	(42.2)			
Average	2.3	(67.1)	(68.1)	(67.9)			
Median	1.6	(67.9)	(68.7)	(69.1)			
First Quartile	0.6	(85.8)	(87.6)	(89.2)			
Minimum	-	(117.2)	(117.5)	(114.6)			
Harmonic Mean [(1)]	1.3	NM	NM	NM	NM	NM	NM
Coefficient of Variance	137%	-42%	-42%	-42%	(105.0%)	(105.0%)	(107.0%)

Aesther Healthcare SPAC

Valuation of Ocean Biomedical Inc. ***Schedule 15***

Guideline Public Company Balance Sheets *($US in millions)*

As of August 19, 2022

Source: Capital IQ

	ANTX 06/2022	IMRX 06/2022	OMGA 06/2022	THRX 06/2022	TNYA 06/2022	ICVX 06/2022	TRDA 06/2022	TYRA 06/2022	DICE 06/2022	KNTE 06/2022
Cash and Cash Equivalents	$113.4	$128.1	$173.7	$224.8	$180.9	$242.8	$244.3	$275.1	$282.2	$262.4
Accounts Receivable	-	0.2	0.6	-	-	-	-	-	1.5	-
Other Current Assets	3.5	0.9	8.8	2.7	4.8	5.7	9.6	2.2	1.2	4.7
Current Assets	116.9	129.2	183.1	227.5	185.7	248.5	253.9	277.3	284.9	267.1
Net Property Plant & Equipment	-	5.7	9.5	5.0	66.1	11.2	37.2	3.7	17.0	7.1
Intangibles	-	0.4	-	-	-	-	-	-	-	-
Goodwill	-	6.7	-	-	-	-	-	-	-	-
Other Long Term Assets	3.1	0.1	0.5	5.8	4.1	-	4.8	6.1	0.8	49.7
Total Assets	**$120.0**	**$142.0**	**$193.0**	**$238.3**	**$255.9**	**$259.7**	**$295.9**	**$287.1**	**$302.6**	**$323.9**
Short-Term Debt	$0.0	$0.3	$1.7	$0.8	$3.9	$1.1	$8.1	$0.1	$1.3	$0.8
Accounts Payable	1.6	1.2	2.7	1.5	5.3	3.5	4.6	2.3	2.0	2.0
Other Current Liabilities	2.5	2.3	9.2	2.9	9.5	7.3	5.3	3.1	8.8	8.6
Total Current Liabilities	$4.1	$3.8	$13.6	$5.2	$18.7	$11.9	$18.1	$5.5	$12.1	$11.5
Long Term Debt	-	4.6	21.7	3.4	13.1	5.2	21.8	2.5	12.6	3.7
Other Long Term Liabilities	0.0	0.0	0.3	0.6	0.2	0.1	-	0.3	0.0	0.0
Minority Interest	-	-	-	-	-	-	-	-	-	35.0
Common Equity	115.9	133.6	157.4	229.0	223.9	242.4	256.0	278.9	277.9	273.7
Total Liabilities & Shareholder's Equity	**$120.0**	**$142.0**	**$193.0**	**$238.3**	**$255.9**	**$259.7**	**$295.9**	**$287.1**	**$302.6**	**$323.9**
Shares Outstanding (As of Valuation Date)	19.4	26.4	47.9	38.2	41.4	39.9	31.3	41.6	38.2	44.1
Shares Outstanding (Per Filing Cover)	19.4	-	47.9	38.2	41.4	39.9	31.3	41.6	38.2	44.1
Shares Outstanding (Reported In Balance Sheet)	19.4	26.4	47.9	38.2	41.4	39.8	31.3	41.5	38.2	44.1
Working Capital Analysis										
Debt-free Net Working Capital	$112.7	$125.7	$171.1	$223.1	$170.8	$237.7	$243.9	$272.0	$274.1	$256.5
Debt-free NWC (Excluding Cash)	(0.6)	(2.4)	(2.5)	(1.7)	(10.1)	(5.1)	(0.3)	(3.1)	(8.1)	(5.9)
Debt-free Net Working Capital as Percentage of Revenue		5779%	27647%			3046%			24367%	
Debt-free NWC (Excluding Cash) as Percentage of Revenue		-112%	-409%			-66%			-719%	
Total Debt	$0.0	$4.9	$23.4	$4.2	$17.0	$6.3	$29.9	$2.7	$13.9	$4.5
TIC (book value) (1)	$115.9	$138.5	$180.8	$233.2	$240.9	$248.7	$286.0	$281.5	$291.8	$313.3
Total Debt / TIC (Book Value)	0.0%	3.6%	12.9%	1.8%	7.1%	2.5%	10.5%	0.9%	4.8%	1.4%
BEV (Book Value) (2)	$2.5	$10.4	$7.1	$8.4	$60.0	$5.9	$41.7	$6.4	$9.6	$50.9
Cash as Percentage of Revenue		5891%	28056%			3112%			25086%	
Cash as Percentage of Market Value of Equity	29%	73%	81%	78%	97%	96%	60%	64%	37%	40%
Implied Interest Rate	0.0%	0.0%	4.5%	0.0%	0.0%	4.2%	0.0%	0.0%	1.7%	0.0%

Notes to Schedule

(1) Total Invested Capital (TIC) = Book Value of Total Equity + Total Interest-Bearing Debt (ST and LT)

(2) Business Enterprise Value (BEV) or Total Enterprise Value (TEV) = Total Invested Capital - Cash and Cash Equivalents

Aesther Healthcare SPAC

Valuation of Ocean Biomedical Inc.

Guideline Public Company Consensus Estimates

As of August 19, 2022

Source: Capital IQ

Schedule 16

Page 1 of 1

($US in millions)

	Revenue					EBITDA					EBIT				
	CY2022	CY2023	CY2024	CY2025	CY2026	CY2022	CY2023	CY2024	CY2025	CY2026	CY2022	CY2023	CY2024	CY2025	CY2026
ANTX	-	-	-	$17.60	$69.70	-	-	-	-	-	($41.50)	($62.25)	($99.80)	($124.30)	$25.80
IMRX	$0.65	-	-	0.80	0.20	($54.92)	($69.24)	($85.04)	-	-	(52.50)	(72.10)	(85.63)	(93.02)	(90.88)
OMGA	0.74	-	-	125.00	126.76	(102.64)	(169.30)	(197.00)	-	-	(109.75)	(153.84)	(191.84)	(68.93)	(101.49)
THRX	-	-	-	-	28.81	-	-	-	-	-	(49.24)	(67.10)	(106.64)	(132.28)	(107.21)
TNYA	-	-	-	-	20.00	(122.52)	(145.79)	(170.08)	($224.00)	($247.70)	(114.23)	(137.80)	(162.42)	(182.53)	(221.59)
ICVX	1.60	$ 5.00	$ 5.00	5.00	7.95	-	-	-	-	-	(96.70)	(105.00)	(112.50)	(106.45)	(99.85)
TRDA	-	-	-	-	-	(95.07)	(147.65)	(198.05)	-	-	(94.65)	(135.10)	(192.51)	(235.00)	(260.00)
TYRA	-	-	-	-	25.00	(18.65)	(13.72)	-	-	-	(66.97)	(80.33)	(119.90)	(162.71)	(156.09)
DICE	-	-	-	-	-	(89.01)	(138.09)	-	-	-	(89.40)	(133.20)	(174.60)	(226.90)	(304.00)
KNTE	-	-	-	-	38.63	(113.50)	(123.85)	(133.15)	-	-	(113.50)	(132.55)	(132.14)	(155.88)	(172.29)

Aesther Healthcare SPAC

Valuation of Ocean Biomedical Inc.

Guideline Merged & Acquired Company Method

As of August 19, 2022

Schedule 17

Page 1 of 2

($US in millions)

Source	Target	Acquiror	Closing Date	Implied Enterprise Value (1)	Target Company Trailing Twelve Month: Revenue	EBITDA	EBITDA %	EBIT	EBIT %	NI	NI %	Implied Enterprise Value as a Multiple of: (2) TTM Revenue	TTM EBITDA	TTM EBIT	TTM NI
CapitalIQ	Alva-Amco Pharmacal Companies, Inc.	Kobayashi Pharmaceutical Co., Ltd. (TSE:4967)	9/30/2020	$108.0	$32.5							3.32 x			
CapitalIQ	Zyla Life Sciences	Assertio Holdings, Inc. (NasdaqCM:ASRT)	5/20/2020	116.0	81.3							1.43 x			0.35 x
CapitalIQ	Juniper Pharmaceuticals, Inc.	Catalent Pharma Solutions, Inc.	8/13/2018	122.2	55.6							2.20 x	29.20 x	67.99 x	
CapitalIQ	Aptuit LLC	Evotec SE (XTRA:EVT)	8/11/2017	300.0	92.9							3.23 x	25.84 x		
CapitalIQ	Adamas Pharmaceuticals, Inc.	Supernus Pharmaceuticals, Inc. (NasdaqGM:SUPN)	11/24/2021	503.2	88.2							5.71 x			
CapitalIQ	BioDelivery Sciences International, Inc. (NasdaqGS:BDSI)	Collegium Pharmaceutical, Inc. (NasdaqGS:COLL)	3/21/2022	540.0	166.7							3.24 x	12.02 x	14.55 x	6.78 x
CapitalIQ	Keryx Biopharmaceuticals, Inc.	Akebia Therapeutics, Inc. (NasdaqGM:AKBA)	12/12/2018	570.5	70.6							8.08 x			
CapitalIQ	AMAG Pharmaceuticals, Inc.	Covis Group S.à r.l.	11/12/2020	631.0	300.1							2.10 x			
CapitalIQ	Cook Pharmica LLC	Catalent Pharma Solutions, Inc.	10/23/2017	950.0	177.8							5.34 x		31.65 x	25.06 x
CapitalIQ	Upsher-Smith Laboratories, LLC	Sumitomo Corporation of Americas	1/3/2018	1,055.0	397.0							2.66 x			
BVResources: Dealstats	BioDelivery Sciences International, Inc.	Collegium Pharmaceutical, Inc.	3/22/2022	555.1	166.7	44.5	26.7%	37.1	22.3%	84.9	50.9%	3.33 x	12.46 x	14.95 x	6.54 x
BVResources: Dealstats	AMAG Pharmaceuticals, Inc.	Covis Group S.à r.l.	11/16/2020	549.0	327.8	(418.2)	-127.6%	-445.5	-135.9%	(466.5)	-142.3%	1.68 x			
BVResources: Dealstats	Pfenex Inc.	Ligand Pharmaceuticals Incorporated	10/1/2020	386.9	50.3	2.6	5.2%	0.8	1.6%	1.1	2.1%	7.69 x	146.94 x	469.54 x	365.69 x
BVResources: Dealstats	Progenics Pharmaceuticals, Inc.	Lantheus Holdings, Inc.	6/19/2020	426.0	35.0	(61.8)	-176.5%	-66.2	-189.1%	(68.6)	-195.9%	12.18 x			
BVResources: Dealstats	Stemline Therapeutics, Inc.	Berlin-Chemie AG	6/10/2020	574.6	43.2	(79.2)	-183.2%	-79.2	-183.4%	(76.8)	-177.7%	13.30 x			
BVResources: Dealstats	US WorldMeds Enterprises, LLC	Supernus Pharmaceuticals, Inc.	6/9/2020	322.9	192.4	6.4	3.3%	0.5	0.3%	(3.0)	-1.6%	1.68 x	50.15 x	625.66 x	
BVResources: Dealstats	Zyla Life Sciences (formerly Egalet Corporation)	Assertio Holdings, Inc.	5/20/2020	132.4	81.3	(30.2)	-37.1%	-43.8	-53.8%	0.0	0.0%	1.63 x			
BVResources: Dealstats	Keryx Biopharmaceuticals, Inc.	Akebia Therapeutics, Inc.	12/12/2018	501.6	60.6	(100.8)	-166.1%	-101.7	-167.7%	(163.4)	-269.5%	8.27 x			
BVResources: Dealstats	Halo Pharmaceutical	Cambrex Corporation	9/12/2018	425.0	95.7	16.7	17.4%	10.5	10.9%	9.1	9.5%	4.44 x	25.46 x	40.61 x	46.80 x
BVResources: Dealstats	Envigo RMS Holding Corp.	Inotiv, Inc.	11/5/2021	625.8	246.4	(33.7)	-13.7%	-44.4	-18.0%	(53.5)	-21.7%	2.54 x			
BVResources: Dealstats	ACP Mountain Holdings, Inc.	Charles River Laboratories International, Inc.	4/3/2018	803.8	239.8	66.9	27.9%	43.5	18.1%	35.8	14.9%	3.35 x	12.02 x	18.48 x	22.48 x

Statistic	Implied Enterprise Value	Revenue	EBITDA	EBITDA %	EBIT	EBIT %	NI	NI %	TTM Revenue	TTM EBITDA	TTM EBIT	TTM NI
Maximum	$1,055	$397	$67	28%	$44	22%	$85	51%	13.30 x	146.94 x	625.66 x	365.69 x
Third Quartile	575	192	12	11%	6	6%	5	6%	**5.71 x**	34.44 x	168.38 x	35.93 x
Average	486	143	(53)	-57%	-63	-63%	-64	-67%	4.64 x	39.26 x	160.43 x	67.67 x
Median	503	93	(30)	-14%	-44	-18%	-3	-2%	3.32 x	25.65 x	36.13 x	22.48 x
First Quartile	323	61	(71)	-147%	-73	-152%	-73	-160%	2.20 x	12.35 x	17.60 x	6.66 x
Minimum	108	33	(418)	-183%	(446)	-189%	(467)	-270%	**1.43 x**	12.02 x	14.55 x	0.35 x
Harmonic Mean	NM	80	NM		NM		NM		2.97 x	19.21 x	26.08 x	0.98 x
Coefficient of Variance									46.0%	23.0%	17.0%	19.0%

Notes to Schedule

These exhibits are for internal use only and have been compiled on the basis of the information and assumptions in the attached report and exhibits. Financial results used to calculate the valuation multiples were obtained from various sources, including Business Valuation Resources Dealstats, and may have been adjusted for conformity. We have not adjusted the financial results further and believes that the information obtained from Dealstats is reliable and fairly reflects the operating results of the acquired companies.

(1) Implied Enterprise Value includes Total Debt less Cash and Cash Equivalents; for Dealsource transactions, IEV is MVIC less Cash and Equivalents.

(2) Provided by CapitalIQ for transactions sourced from CapitalIQ.

Aesther Healthcare SPAC

Valuation of Ocean Biomedical Inc.

Guideline Merged & Acquired Company Method - Weighted Average

As of August 19, 2022

Schedule 17

Page 2 of 2

($US in millions)

	2028 Revenue (1)	Low Multiple	High Multiple	Present Value Factor (2)	Range	
Downside Case	$959.0	1.43 x	5.71 x	0.4186	$574.1	$2,292.2
Base Case	2,458.0	1.43 x	5.71 x	0.4186	1,471.4	5,875.1
					$1,022.7	**$4,083.7**

Notes to Schedule

These exhibits are for internal use only and have been compiled on the basis of the information and assumptions in the attached report and exhibits. Financial results used to calculate the valuation multiples were obtained from various sources, including Business Valuation Resources Dealstats, and may have been adjusted for conformity. We have not adjusted the financial results further and believes that the information obtained from Dealstats is reliable and fairly reflects the operating results of the acquired companies.

(1) Implied Enterprise Value includes Total Debt less Cash and Cash Equivalents; for Dealsource transactions, IEV is MVIC less Cash and Equivalents.

(2) Calculated by CapitalIQ.

Aesther Healthcare SPAC

Valuation of Ocean Biomedical Inc.

Guideline Merged & Acquired Company Method - Linear Regression on Revenue

As of August 19, 2022

Schedule 18

Page 1 of 1

($US in millions)

Target	Revenue	IEV	y-preditor	y-predictor + deltay	y-predictor - deltay
Zyla Life Sciences	$81.3	$116.0	$416.9	$505.9	$327.9
Aptuit LLC	92.9	300.0	427.3	516.3	338.3
Adamas Pharmaceuticals, Inc.	88.2	503.2	423.1	512.1	334.1
BioDelivery Sciences International, Inc. (NasdaqGS:BDSI)	166.7	540.0	493.6	582.6	404.6
Keryx Biopharmaceuticals, Inc.	70.6	570.5	407.2	496.2	318.2
BioDelivery Sciences International, Inc.	166.7	555.1	493.6	582.6	404.6
AMAG Pharmaceuticals, Inc.	327.8	549.0	638.3	727.3	549.3
Pfenex Inc.	50.3	386.9	389.0	478.0	300.0
Progenics Pharmaceuticals, Inc.	35.0	426.0	375.3	464.3	286.2
Stemline Therapeutics, Inc.	43.2	574.6	382.6	471.7	293.6
US WorldMeds Enterprises, LLC	192.4	322.9	516.7	605.7	427.7
Zyla Life Sciences (formerly Egalet Corporation)	81.3	132.4	416.9	505.9	327.9
Keryx Biopharmaceuticals, Inc.	60.6	501.6	398.3	487.3	309.3
Halo Pharmaceutical	95.7	425.0	429.8	518.8	340.8
Envigo RMS Holding Corp.	246.4	625.8	565.2	654.2	476.2
ACP Mountain Holdings, Inc.	239.8	803.8	559.3	648.3	470.3

IEV to Revenue Multiple
Upper CL
Lower CL
Linear (IEV to Revenue Multiple)
Linear (Upper CL)
Linear (Lower CL)
900
800
700
600
500
400
300
200
100
0
$0.0
$50.0
$100.0
$150.0
$200.0
$250.0
$300.0
$350.0
y = 0.8985x + 343.82
R² = 0.1892

Regression Analysis of IEV Against Revenue

m	**0.8985**	**343.8187**	**b**
SE_{slope}	0.497142856	75.7	$SEy_{intercept}$
R^2	**18.9%**	166.0	$SE_{y\ predicted\ value}$
F statistic	3.266100616	14	DOF
$SS_{regression}$	89,990	385,737	$SS_{residual}$
F probability	9.226%		
95% CL of slope	1.07	162.43	95% CL of intercept
tvalue	2.144786688		
deltam	1.06626538		
deltab	162.4		
deltay	89.0		

Notes to Schedule

(1) See Schedule 17.

Aesther Healthcare SPAC

Valuation of Ocean Biomedical Inc. | ***Schedule 19***

Guideline Merged & Acquired Company Method - Linear Regression on Revenue Multiple | **Page 1 of 1**

As of August 19, 2022 | *($US in millions)*

Target Company	Revenue Multiple	IEV	y-preditor	y-predictor + deltay	y-predictor - deltay
Alva-Amco Pharmacal Companies, Inc.	3.32	$108.0	471.4	590.6	352.1
Zyla Life Sciences	1.43	116.0	450.8	570.1	331.5
Juniper Pharmaceuticals, Inc.	2.20	122.2	459.2	578.4	339.9
Aptuit LLC	3.23	300.0	470.4	589.6	351.1
Adamas Pharmaceuticals, Inc.	5.71	503.2	497.3	616.6	378.1
BioDelivery Sciences International, Inc. (NasdaqGS:BDSI)	3.24	540.0	470.5	589.7	351.2
Keryx Biopharmaceuticals, Inc.	8.08	570.5	523.1	642.4	403.8
AMAG Pharmaceuticals, Inc.	2.10	631.0	458.1	577.4	338.8
Cook Pharmica LLC	5.34	950.0	493.3	612.6	374.0
Upsher-Smith Laboratories, LLC	2.66	1,055.0	464.2	583.4	344.9
BioDelivery Sciences International, Inc.	3.33	555.1	471.5	590.7	352.2
AMAG Pharmaceuticals, Inc.	1.68	549.0	453.5	572.7	334.2
Pfenex Inc.	7.69	386.9	518.8	638.1	399.6
Progenics Pharmaceuticals, Inc.	12.18	426.0	567.6	686.9	448.4
Stemline Therapeutics, Inc.	13.30	574.6	579.8	699.1	460.5
US WorldMeds Enterprises, LLC	1.68	322.9	453.5	572.8	334.2
Zyla Life Sciences (formerly Egalet Corporation)	1.63	132.4	453.0	572.2	333.7
Keryx Biopharmaceuticals, Inc.	8.27	501.6	525.2	644.5	405.9
Halo Pharmaceutical	4.44	425.0	483.5	602.8	364.3
Envigo RMS Holding Corp.	2.54	625.8	462.9	582.1	343.6
ACP Mountain Holdings, Inc.	3.35	803.8	471.7	591.0	352.4

IEV to Revenue Multiple
Upper CL
Lower CL
Linear (IEV to Revenue Multiple)
Linear (Upper CL)
Linear (Lower CL)
1,200
1,000
800
600
400
200
0
0.00
2.00
4.00
6.00
8.00
10.00
12.00
14.00
y = 10.871x + 435.26
R² = 0.0209

Regression Analysis of IEV Against Revenue Multiple

m	**10.8715**	**435.2579**	**b**
SE_{slope}	17.05423215	97.5	$SEy_{intercept}$
R^2	**2.1%**	261.1	$SE_{y\ predicted\ value}$
F statistic	0.406360602	19	DOF
$SS_{regression}$	27,709	1,295,560	$SS_{residual}$
F probability	53.143%		
95% CL of slope	35.69	204.02	95% CL of intercept
tvalue	2.093024054		
deltam	35.69491813		
deltab	204.0		
deltay	119.3		

Notes to Schedule

(1) See Schedule 17.

Aesther Healthcare SPAC

Valuation of Ocean Biomedical Inc. — ***Schedule 20***

Historical Balance Sheets — **Page 1 of 2**

As of August 19, 2022 — *($000)*

	Historical Financials [1] FYE 12/31/21
Cash and Cash Equivalents	$60.0
Other Current Assets	19.0
Total Assets	**$79.0**
Other Current Liabilities	6,741.0
Total Current Liabilities	**6,741.0**
Common Equity	(6,662.0)
Total Liabilities & Shareholder's Equity	**$79.0**

Notes to Schedule

We have not compiled, reviewed or audited the accompanying financial statements; and, accordingly, we express no opinion (and there is no opinion) or any other form of assurance on them. The prospective financial information included with this report is based on information and assumptions provided by Company's management. We have not compiled, examined or applied agreed-upon procedures to the financial information in accordance with standards established by the AICPA or any other standard-setter and therefore we do not express an opinion or any other form of assurance on it. You should note that there will usually be differences between prospective and actual results, because events and circumstances ordinarily do not occur as expected, and those differences may be material.

(1) From Amendment No. 7, U.S. SEC Ocean Biomedical, Inc. Form S-1 Registration Statement filed on April 8, 2022.

Aesther Healthcare SPAC

Schedule 20
Page 2 of 2

Valuation of Ocean Biomedical Inc.

Historical Balance Sheets - Common Size

As of August 19, 2022

	Historical Financials FYE 12/31/21
Cash and Cash Equivalents	75.9%
Other Current Assets	24.1%
Total Assets	100.0%
Other Current Liabilities	8532.9%
Total Current Liabilities	**8532.9%**
Common Equity	-8432.9%
Total Liabilities & Shareholder's Equity	**100.0%**

Aesther Healthcare SPAC

Valuation of Ocean Biomedical Inc. — ***Schedule 21***

Historical Income Statements — **Page 1 of 1**

As of August 19, 2022 — *($000)*

	Historical Financials	
	FYE 12/31/20	**FYE 12/31/21**
Revenue	$ -	$ -
General and Administrative	1,603.0	28,412.0
Research & Development	49.0	33,933.0
Other Operating Expense	1.0	(1.0)
Debt-free Net Income	**$ (1,653.0)**	**$ (62,344.0)**

Notes to Schedule

We have not compiled, reviewed or audited the accompanying financial statements; and, accordingly, we express no opinion (and there is no opinion) or any other form of assurance on them. The prospective financial information included with this report is based on information and assumptions provided by Company's management. We have not compiled, examined or applied agreed-upon procedures to the financial information in accordance with standards established by the AICPA or any other standard-setter and therefore we do not express an opinion or any other form of assurance on it. You should note that there will usually be differences between prospective and actual results, because events and circumstances ordinarily do not occur as expected, and those differences may be material.

(1) From Amendment No. 7, U.S. SEC Ocean Biomedical, Inc. Form S-1 Registration Statement filed on April 8, 2022.

Aesther Healthcare SPAC

Valuation of Ocean Biomedical Inc. *Schedule 22*

Tax Rate Determination **Page 1 of 1**

As of August 19, 2022

Income Tax Rate Determination	**Rate**
Federal C-Corporation Rate [(1)]	21.00%
Rhode Island C-Corporation Rate [(2)]	7.00%
Effective Federal Rate [(3)]	19.53%
Rhode Island "C" Corporate Rate [(2)]	7.00%
Blended Federal and State Income Tax Rate (rounded)	**26.5%**

Notes to Exhibits

(1) Source: Tax Cuts and Jobs Act, Public Law No: 115-97 (12/22/2017).

(2) Source: https://tax.ri.gov/tax-sections/corporate-tax#:~:text=Rhode%20Island%20Corporate%20Income%20tax%20is%20assessed%20at,factor%20to%20arrive%20at%20your%20RI%20taxable%20income.

(3) Effective Federal corporate income tax rate as of the most recent tax year prior to the Valuation Date.

PROXY CARD

FOR THE

SPECIAL MEETING IN LIEU OF THE 2022 ANNUAL MEETING

OF STOCKHOLDERS

OF AESTHER HEALTHCARE ACQUISITION CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Suren Ajjarapu and Howard Doss (the “Proxies”) as proxies and each of them with full power to act without the other, each with the power to appoint a substitute and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all shares of common stock of Aesther Healthcare Acquisition Corp. (“AHAC”) held of record by the undersigned on   , 2022 at the Special Meeting in Lieu of the 2022 Annual Meeting of the Stockholders of AHAC (“Stockholders Meeting”) to be held on [__], 2022, or any postponement or adjournment thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the Stockholders’ Meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said Stockholders’ Meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4, 5 AND 6. PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

(Continued and to be marked, dated and signed on reverse side)

(1)	The Business Combination Proposal — To adopt the Agreement and Plan of Merger (the “Business Combination Agreement”), by and among AHAC Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of AHAC (“Merger Sub”), Ocean Biomedical, Inc., a Delaware corporation (“Ocean Biomedical”), Aesther Healthcare Sponsor, LLC, (“Sponsor”) in its capacity as Purchaser Representative, and Dr. Chirinjeev Kathuria, in his capacity as Seller Representative, pursuant to which at the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”), Merger Sub will merge with and into Ocean Biomedical (the “Merger”), with Ocean Biomedical continuing as the surviving corporation and wholly-owned subsidiary of AHAC.

☐ FOR ☐ AGAINST ☐ ABSTAIN

(2)	The Nasdaq Proposal — To approve, for purposes of complying with Nasdaq Listing Rules 5635(a) and (b), the issuance of more than 20% of the Company’s issued and outstanding common stock pursuant to the private placement to be completed in conjunction with the Business Combination.

☐ FOR ☐ AGAINST ☐ ABSTAIN

(3)	The Charter Proposal — To approve and adopt the Third Amended and Restated Certificate of Incorporation to address the needs of the post-combination company.

☐ FOR ☐ AGAINST ☐ ABSTAIN

(4)	The Incentive Plan Proposal — To approve the 2022 Equity Incentive Plan, including the authorization of the initial share reserve of shares of common stock under the 2022 Equity Incentive Plan.

(5)

The Employee Stock Purchase Plan Proposal — To approve the  2022 Company Employee Stock Purchase Plan, including the authorization of the initial share reserve of shares of common stock under such plan.

☐ FOR ALL ☐ WITHHOLD ALL ☐ FOR ALL EXCEPT

(6)	The Director Election Proposal — To elect the following two directors to our board of directors to serve as our directors for a term of three years expiring at the annual meeting of stockholders to be held in 2025 or until each such director’s successor has been duly elected and qualified, or until each such director’s earlier death, resignation, retirement or removal.

☐ FOR ALL ☐ WITHHOLD ALL ☐ FOR ALL EXCEPT

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the name(s) of the nominee(s) on the line below:

(7)

The Stockholder Adjournment Proposal — To approve the adjournment of the Stockholders Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal, the Governance Proposals, the Director Election Proposal, or the Incentive Plan Proposal.

☐ FOR ☐ AGAINST ☐ ABSTAIN

STOCKHOLDER CERTIFICATION:

I hereby certify that I am not acting in concert, or as a “group”(as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), with any other stockholder with respect to the shares of common stock of AHAC owned by me. I further certify that I am not exercising Redemption Rights with respect to 15% or more of the shares of common stock of AHAC owned by me.	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT.	☐

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Signature _________________	Signature _________________	Date _________________

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If stockholder is a partnership, sign in partnership name by an authorized person, giving full title as such.